FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-171508-07

The information in this free writing prospectus is preliminary and may be supplemented or changed.  These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered.  This  free writing prospectus and the accompanying prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED JULY 10, 2013
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

Free Writing Prospectus supplementing the Prospectus dated July 10, 2013

$933,756,000 (Approximate)

GS Mortgage Securities Trust 2013-GC13

as Issuing Entity

GS Mortgage Securities Corporation II

as Depositor
Goldman Sachs Mortgage Company

Citigroup Global Markets Realty Corp.

Starwood Mortgage Funding I LLC

as Sponsors

Commercial Mortgage Pass-Through Certificates, Series 2013-GC13

The Commercial Mortgage Pass-Through Certificates, Series 2013-GC13 will consist of 18 classes of certificates, 7 of which GS Mortgage Securities Corporation II is offering pursuant to this free writing prospectus.  The Series 2013-GC13 certificates will represent the beneficial ownership interests in the issuing entity, which will be GS Mortgage Securities Trust 2013-GC13.  The issuing entity’s main assets will be a pool of 67 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

Classes of Offered Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Ratings (Moody’s/Fitch/KBRA)(3)	Rated Final Distribution Date(4)
Class A-1	$66,860,000		[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	July 2046
Class A-2	$72,740,000		[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	July 2046
Class A-3	$149,690,000		[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	July 2046
Class A-4	$175,000,000		[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	July 2046
Class A-5	$380,255,000		[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	July 2046
Class A-AB	$89,211,000		[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	July 2046
Class X-A	$1,032,134,000	(6)	[ ]%	Variable IO(7)	Aaa(sf) / AAA(sf) / AAA(sf)	July 2046

(Footnotes to table begin on page 13)

You should carefully consider the risk factors beginning on page 51 of this free writing prospectus and page 4 of the prospectus.
Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.
The Series 2013-GC13 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS FREE WRITING PROSPECTUS OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

Distributions to holders of the certificates of amounts to which they are entitled will be made monthly, commencing in August 2013.  Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this free writing prospectus.

The offered certificates will be offered by Goldman, Sachs & Co. and Citigroup Global Markets Inc. when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part.  The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest, determined at the time of sale.  The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System in Europe against payment in New York, New York on or about July 31, 2013.

Goldman, Sachs & Co.	Citigroup

Co-Lead Managers and Joint Bookrunners

July [ ], 2013

GS Mortgage Securities Trust 2013-GC13

Commercial Mortgage Pass-Through Certificates, Series 2013-GC13

Idaho
1 property
$17,800,000
1.3% of total
Minnesota
1 property
$106,809,804
8.0% of total
Wisconsin
1 property
$4,083,257
0.3% of total
Illinois
21 properties
$57,394,212
4.3% of total
Michigan
6 properties
$45,330,397
3.4% of total
Pennsylvania
8 properties
$43,182,250
3.2% of total
New York
6 properties
$367,500,000
27.5% of total
Oregon
1 property
$22,967,911
1.7% of total
Ohio
2 properties
$40,988,828
3.1% of total
Vermont
1 property
$22,393,448
1.7% of total
Nevada
4 properties
$13,186,711
1.0% of total
Maryland
1 property
$3,271,949
0.2% of total
Virginia
1 property
$100,000,000
7.5% of total
California
2 properties
$22,300,000
1.7% of total
North Carolina
7 properties
$42,898,060
3.2% of total
South Carolina
3 properties
$11,821,948
0.9% of total
Arizona
3 properties
$39,300,000
2.9% of total
Georgia
1 property
$5,097,341
0.4% of total
Oklahoma
1 property
$3,600,000
0.3% of total
Texas
10 properties
$130,725,190
9.8% of total
Louisiana
5 properties
$42,653,180
3.2% of total
Tennessee
5 properties
$19,177,770
1.4% of total
Kentucky
2 properties
$157,340,875
11.8% of total
Florida
5 properties
$14,115,410
1.1% of total
>10.0% of Initial Pool Balance
>5.0 – 10.0% of Initial Pool Balance
>1.0 – 5.0% of Initial Pool Balance
0.2 – 1.0% of Initial Pool Balance

Mortgaged Properties by Property Type
Manufactured Housing 2.6%
Industrial 1.7%
Self Storage 3.6%
Mixed Use 4.7%
Office 34.5%
Hospitality 8.4%
Multifamily 16.4%
Retail 28.1%

SUMMARY OF FREE WRITING		The Borrower’s Form of Entity May Cause
PROSPECTUS	15	Special Risks	67
RISK FACTORS	51	A Bankruptcy Proceeding May Result in
The Offered Certificates May Not Be a		Losses and Delays in Realizing on the
Suitable Investment for You	51	Mortgage Loans	68
The Offered Certificates Are Limited		Mortgage Loans Are Non-recourse and Are
Obligations	51	Not Insured or Guaranteed	69
The Volatile Economy, Credit Crisis and		Adverse Environmental Conditions at or
Downturn in the Real Estate Market Have		Near Mortgaged Properties May Result in
Adversely Affected and May Continue To		Losses	69
Adversely Affect the Value of CMBS	51	Risks Related to Redevelopment and
External Factors May Adversely Affect the		Renovation at Mortgaged Properties	69
Value and Liquidity of Your Investment	52	Risks Relating to Costs of Compliance with
The Certificates May Have Limited Liquidity		Applicable Laws and Regulations	70
and the Market Value of the Certificates		Litigation Regarding the Mortgaged
May Decline	53	Properties or Borrowers May Impair Your
Limited Information Causes Uncertainty	54	Distributions	70
Legal and Regulatory Provisions Affecting		Other Financings or Ability To Incur Other
Investors Could Adversely Affect the		Financings Entails Risk	71
Liquidity of the Offered Certificates	55	Risks of Shari’ah Compliant Loans	71
Your Yield May Be Affected by Defaults,		Borrower May Be Unable To Repay
Prepayments and Other Factors	56	Remaining Principal Balance on Maturity
Nationally Recognized Statistical Rating		Date	72
Organizations May Assign Different		Risks Relating to Interest on Advances and
Ratings to the Certificates; Ratings of the		Special Servicing Compensation	73
Certificates Reflect Only the Views of the		Increases in Real Estate Taxes
Applicable Rating Agencies as of the		May Reduce Available Funds	73
Dates Such Ratings Were Issued;		Some Mortgaged Properties May Not Be
Ratings May Affect ERISA Eligibility;		Readily Convertible to Alternative Uses	73
Ratings May Be Downgraded	59	Risks Related to Zoning Non-Compliance
Commercial, Multifamily and Manufactured		and Use Restrictions	74
Housing Community Lending Is		Risks Relating to Inspections of Properties	75
Dependent on Net Operating Income	61	Insurance May Not Be Available or
Underwritten Net Cash Flow Could Be		Adequate	75
Based On Incorrect or Failed		Terrorism Insurance May Not Be Available
Assumptions	61	for All Mortgaged Properties	76
The Mortgage Loans Have Not Been		Risks Associated with Blanket Insurance
Reunderwritten by Us; Some Mortgage		Policies or Self-Insurance	77
Loans May Not Have Complied With		State and Local Mortgage Recording Taxes
Another Originator’s Underwriting Criteria	61	May Apply Upon a Foreclosure or Deed
Static Pool Data Would Not Be Indicative of		in Lieu of Foreclosure and Reduce Net
the Performance of this Pool	62	Proceeds	77
Appraisals May Not Reflect Current or		Risks Relating to a Bankruptcy of an
Future Market Value of Each Property	62	Originator, a Sponsor or the Depositor, or
Performance of the Certificates Will Be		a Receivership or Conservatorship of
Highly Dependent on the Performance of		Goldman Sachs Bank USA	77
Tenants and Tenant Leases	63	Interests and Incentives of the Originators,
Concentrations Based on Property Type,		the Sponsors and Their Affiliates May Not
Geography, Related Borrowers and		Be Aligned With Your Interests	78
Other Factors May Disproportionately		Interests and Incentives of the Underwriter
Increase Losses	65	Entities May Not Be Aligned With Your
Risks Relating to Enforceability of		Interests	80
Cross-Collateralization	66	Potential Conflicts of Interest of the Master
The Performance of a Mortgage Loan and		Servicer and the Special Servicer	81
Its Related Mortgaged Property Depends		Potential Conflicts of Interest of the
in Part on Who Controls the Borrower		Operating Advisor	82
and Mortgaged Property	67

Potential Conflicts of Interest of the		The Issuing Entity	165
Controlling Class Representative and the		The Trustee and Certificate Administrator	166
Companion Loan Holders	83	Trustee and Certificate Administrator Fee	169
Potential Conflicts of Interest in the		The Operating Advisor	170
Selection of the Underlying Mortgage		Servicers	171
Loans	84	Servicing Compensation, Operating Advisor
Other Potential Conflicts of Interest		Compensation and Payment of Expenses	177
May Affect Your Investment	84	Affiliates and Certain Relationships	186
Special Servicer May Be Directed To Take		DESCRIPTION OF THE OFFERED
Actions by an Entity That Has No Duty or		CERTIFICATES	188
Liability to Other Certificateholders	85	General	188
Your Lack of Control Over the Issuing		Distributions	191
Entity and Servicing of the Mortgage		Subordination	205
Loans Can Create Risks	85	Appraisal Reductions	206
Rights of the Operating Advisor and the		Voting Rights	209
Controlling Class Representative Could		Delivery, Form, Transfer and Denomination	211
Adversely Affect Your Investment	87	Certificateholder Communication	214
The Whole Loans Pose Special Risks	87	YIELD, PREPAYMENT AND MATURITY
Sponsors May Not Be Able To Make		CONSIDERATIONS	214
Required Repurchases or Substitutions		Yield	214
of Defective Mortgage Loans	88	Yield on the Class X-A Certificates	218
Book-Entry Registration Will Mean You Will		Weighted Average Life of the Offered
Not Be Recognized as a Holder of		Certificates	218
Record	89	Price/Yield Tables	222
Tax Matters and Changes in Tax Law		THE POOLING AND SERVICING
May Adversely Impact the Mortgage		AGREEMENT	225
Loans or Your Investment	89	General	225
Combination or “Layering” of Multiple Risks		Servicing of the Whole Loans	225
May Significantly Increase Risk of Loss	91	Assignment of the Mortgage Loans	225
DESCRIPTION OF THE MORTGAGE POOL	92	Servicing of the Mortgage Loans	226
General	92	Advances	230
Certain Calculations and Definitions	92	Accounts	233
Statistical Characteristics of the Mortgage		Application of Penalty Charges and
Loans	99	Modification Fees	235
Environmental Considerations	111	Withdrawals from the Collection Account	236
Litigation Considerations	112	Enforcement of “Due-On-Sale” and
Redevelopment and Renovation	113	“Due-On-Encumbrance” Clauses	237
Default History, Bankruptcy Issues and		Inspections	238
Other Proceedings	114	Evidence as to Compliance	238
Tenant Issues	116	Certain Matters Regarding the Depositor,
Insurance Considerations	123	the Master Servicer, the Special Servicer
Use Restrictions	123	and the Operating Advisor	239
Appraised Value	124	Servicer Termination Events	241
Non-recourse Carveout Limitations	124	Rights Upon Servicer Termination Event	242
Certain Terms of the Mortgage Loans	125	Waivers of Servicer Termination Events	244
Shari’ah Compliant Lending Structure	134	Termination of the Special Servicer	244
Exceptions to Underwriting Guidelines	135	Amendment	245
The Whole Loans	135	Realization Upon Mortgage Loans	248
Significant Obligors	139	Controlling Class Representative	254
Representations and Warranties	139	Operating Advisor	260
Sale of Mortgage Loans; Mortgage File		Asset Status Reports	265
Delivery	140	Rating Agency Confirmations	266
Cures, Repurchases and Substitutions	141	Termination; Retirement of Certificates	268
Additional Information	143	Optional Termination; Optional Mortgage
TRANSACTION PARTIES	143	Loan Purchase	268
The Sponsors	143	Reports to Certificateholders; Available
Compensation of the Sponsors	151	Information	269
The Depositor	151	MATERIAL FEDERAL INCOME TAX
The Originators	152	CONSEQUENCES	275

General	275	ANNEX A – STATISTICAL
Tax Status of Offered Certificates	276	CHARACTERISTICS OF THE
Taxation of Offered Certificates	276	MORTGAGE LOANS	A-1
Further Information	278	ANNEX B – STRUCTURAL AND
STATE AND LOCAL TAX		COLLATERAL TERM SHEET	B-1
CONSIDERATIONS	278	ANNEX C – MORTGAGE POOL
ERISA CONSIDERATIONS	278	INFORMATION	C-1
LEGAL INVESTMENT	281	ANNEX D – FORM OF DISTRIBUTION
CERTAIN LEGAL ASPECTS OF THE		DATE STATEMENT	D-1
MORTGAGE LOANS	281	ANNEX E-1 – SPONSOR
RATINGS	282	REPRESENTATIONS AND
LEGAL MATTERS	283	WARRANTIES	E-1-1
INDEX OF SIGNIFICANT DEFINITIONS	284	ANNEX E-2 – EXCEPTIONS TO SPONSOR
		REPRESENTATIONS AND
		WARRANTIES	E-2-1
		ANNEX F – CLASS A-AB SCHEDULED
		PRINCIPAL BALANCE SCHEDULE	F-1

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  YOU UNDERSTAND THAT, WHEN YOU ARE CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF OFFERED CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF OFFERED CERTIFICATES TO BE MADE TO INVESTORS.  ANY “INDICATIONS OF INTEREST” EXPRESSED BY YOU, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, YOU MAY COMMIT TO PURCHASE OFFERED CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE OFFERED CERTIFICATES MAY NOT BE ISSUED WITH THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  THE UNDERWRITERS’ OBLIGATIONS TO SELL OFFERED CERTIFICATES TO YOU IS CONDITIONED ON THE OFFERED CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, YOU WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ANY PORTION OF THE OFFERED CERTIFICATES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND YOU, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

YOU HAVE REQUESTED THAT THE UNDERWRITERS PROVIDE TO YOU INFORMATION IN CONNECTION WITH YOUR CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THIS FREE WRITING PROSPECTUS.  THIS FREE WRITING PROSPECTUS IS BEING PROVIDED TO YOU FOR INFORMATION PURPOSES ONLY IN RESPONSE TO YOUR SPECIFIC REQUEST.  THE UNDERWRITERS DESCRIBED IN THIS FREE WRITING PROSPECTUS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THIS FREE WRITING PROSPECTUS.  THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THIS FREE WRITING PROSPECTUS.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS INFORMATION DELIVERED TO YOU AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO YOU PRIOR TO THE TIME OF SALE.

THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE FINAL PROSPECTUS SUPPLEMENT.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this free writing prospectus, which describes the specific terms of the offered certificates.  The terms of the offered certificates contained in this free writing prospectus, including the annexes to this free writing prospectus, are intended to supplement the terms contained in the accompanying prospectus.  References in the accompanying prospectus to “prospectus supplement” should, in general, be treated as references to this free writing prospectus insofar as they relate to the certificates offered by this free writing prospectus.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates.  However, this free writing prospectus does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement.  For further information regarding the documents referred to in this free writing prospectus, you should refer to our registration statement and the exhibits to it.  Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m.  You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

You should rely only on the information contained in this free writing prospectus and the prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus.  The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus begins with two introductory sections describing the Series 2013-GC13 certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary,” commencing on page 13 of this free writing prospectus, which sets forth important statistical information relating to the Series 2013-GC13 certificates; and

●
the “Summary of Free Writing Prospectus,” commencing on page 15 of this free writing prospectus, which gives a brief introduction to the key features of the Series 2013-GC13 certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors,” commencing on page 51 of this free writing prospectus, describes the material risks that apply to the Series 2013-GC13 certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The Table of Contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page 284 of this free writing prospectus.  The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 108 of the prospectus.

In this free writing prospectus:

●	the terms “depositor,” “we,” “us” and “our” refer to GS Mortgage Securities Corporation II.

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the trust as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this free writing prospectus.

The Annexes attached to this free writing prospectus are incorporated into and made a part of this free writing prospectus.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS FREE WRITING PROSPECTUS.

THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, THE COMPANION LOAN HOLDERS, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THE YIELD TO MATURITY ON THE CLASS X-A CERTIFICATES WILL BE ESPECIALLY SENSITIVE TO THE RATE AND TIMING OF REDUCTIONS MADE TO THE CERTIFICATE PRINCIPAL AMOUNTS OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5 AND CLASS A-AB CERTIFICATES AND THE CLASS A-S TRUST COMPONENT, INCLUDING BY REASON OF DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS, PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DELINQUENCIES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO PURCHASES AND REPURCHASES THEREOF, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME.  A RATE OF PRINCIPAL PAYMENTS AND LIQUIDATIONS ON THE MORTGAGE LOANS THAT IS MORE RAPID THAN EXPECTED BY INVESTORS MAY HAVE A MATERIAL ADVERSE EFFECT ON THE YIELD TO MATURITY OF THE CLASS X-A CERTIFICATES AND MAY RESULT IN HOLDERS NOT FULLY RECOUPING THEIR INITIAL INVESTMENTS.  THE YIELD TO MATURITY OF THE CLASS X-A CERTIFICATES MAY BE ADVERSELY AFFECTED BY THE PREPAYMENT OF MORTGAGE LOANS WITH HIGHER NET MORTGAGE LOAN RATES.  SEE “YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A CERTIFICATES” IN THIS FREE WRITING PROSPECTUS.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)  IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B)  IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED.  AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.  ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS FREE WRITING PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL

NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES.   ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)      TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)      TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150, NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)       IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE.

HONG KONG

THIS FREE WRITING PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS FREE WRITING PROSPECTUS HAVE NOT BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG.  YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS FREE WRITING PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.  THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

THE OFFERED CERTIFICATES MAY NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER THAN (I) IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG), OR (II) TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER, OR (III) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG), AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES MAY BE ISSUED OR MAY BE IN THE POSSESSION OF ANY PERSON FOR THE PURPOSE OF ISSUE (IN EACH CASE WHETHER IN HONG KONG OR ELSEWHERE), WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC IN HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER.

SINGAPORE

THIS FREE WRITING PROSPECTUS HAS NOT BEEN AND WILL NOT BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”).  ACCORDINGLY, THIS FREE WRITING PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:  (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS

AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 EXCEPT:  (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN $200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY OPERATION OF LAW.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES.  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS FREE WRITING PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.  AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

FORWARD-LOOKING STATEMENTS

In this free writing prospectus and the prospectus, we use certain forward-looking statements.  These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.  Forward-looking statements are also found elsewhere in this free writing prospectus and prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date of this free writing prospectus.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

Certificate Summary

Classes of Certificates		Initial Certificate Principal Amount or Notional Amount(1)		Approximate Credit Support		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Ratings (Moody’s/Fitch/KBRA)(3)	Expected Weighted Avg. Life (yrs.)(8)	Expected Principal Window(8)
Offered Certificates
Class A-1		$66,860,000		30.000	%(9)	[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	2.63	08/13 – 04/18
Class A-2		$72,740,000		30.000	%(9)	[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	4.74	04/18 – 07/18
Class A-3		$149,690,000		30.000	%(9)	[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	6.86	06/20 – 06/20
Class A-4		$175,000,000		30.000	%(9)	[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	9.72	04/23 – 05/23
Class A-5		$380,255,000		30.000	%(9)	[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	9.85	05/23 – 06/23
Class A-AB		$89,211,000		30.000	%(9)	[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	7.30	07/18 – 04/23
Class X-A		$1,032,134,000	(6)	N/A		[ ]%	Variable IO(7)	Aaa(sf) / AAA(sf) / AAA(sf)	N/A	N/A
Non-Offered Certificates
Class X-B		$30,014,000	(6)	N/A		[ ]%	Variable IO(7)	NR / BB(sf) / NR	N/A	N/A
Class X-C		$56,692,540	(6)	N/A		[ ]%	Variable IO(7)	NR / NR / NR	N/A	N/A
Class A-S(10)		$98,378,000	(11)	22.625%		[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	9.86	06/23 – 06/23
Class B(10)		$88,374,000	(11)	16.000%		[ ]%	(5)	Aa3(sf) / AA-(sf) / AA(sf)	9.90	06/23 – 07/23
Class PEZ(10)		$236,775,000	(11)	12.250	%(12)	[ ]%	(5)	A1(sf) / A(sf) / A(sf)	9.89	06/23 – 07/23
Class C(10)		$50,023,000	(11)	12.250	%(12)	[ ]%	(5)	A3(sf) / A(sf) / A(sf)	9.94	07/23 – 07/23
Class D		$76,701,000		6.500%		[ ]%	(5)	NR / BBB-(sf) / BBB-(sf)	9.94	07/23 – 07/23
Class E		$30,014,000		4.250%		[ ]%	(5)	NR / BB(sf) / BB(sf)	9.94	07/23 – 07/23
Class F		$13,339,000		3.250%		[ ]%	(5)	NR / B(sf) / B+(sf)	9.94	07/23 – 07/23
Class G		$43,353,540		0.000%		[ ]%	(5)	NR / NR / NR	9.94	07/23 – 07/23
Class R(13)	$	N/A		N/A		N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)
It is a condition of issuance that the offered certificates receive the ratings set forth above.  Ratings shown are those of Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc.  Subject to the discussion under “Ratings” in this free writing prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date.  Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this free writing prospectus.  Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related rating agency’s website.

(4)	The rated final distribution date for each class of offered certificates is the distribution date in July 2046.

(5)
For any distribution date, the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage.  The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates.  The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates.

(6)
The Class X-A, Class X-B and Class X-C certificates will not have certificate principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A, Class X-B and Class X-C certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component.  The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class E certificates.  The notional amount of the Class X-C certificates will be equal to the aggregate certificate principal amounts of the Class F and Class G certificates.

(7)
The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component as described in this free writing prospectus.  The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class E certificates, as described in this free writing prospectus.  The pass-through rate of the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class F and Class G certificates, as described in this free writing prospectus.

(8)
Assuming no prepayments prior to the maturity date, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

(9)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates are represented in the aggregate.

(10)	The Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates.

(11)
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $98,378,000, $88,374,000 and $50,023,000, respectively.  The Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components.  Each class of the Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C trust components.  Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly.  The initial certificate principal amount of each Class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates.  The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange.  The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date.

(12)
The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $50,023,000.

(13)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this free writing prospectus.  The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-B, Class X-C, Class A-S, Class B, Class PEZ, Class C, Class D, Class E, Class F, Class G and Class R certificates are not offered by this free writing prospectus.

SUMMARY OF FREE WRITING PROSPECTUS

          The following is only a summary. Detailed information appears elsewhere in this free writing prospectus and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See “Index of Significant Definitions” in this free writing prospectus and “Index of Defined Terms” in the prospectus for definitions of capitalized terms.

Title, Registration and Denomination of Certificates

          The certificates to be issued are known as the GS Mortgage Securities Trust 2013-GC13, Commercial Mortgage Pass-Through Certificates, Series 2013-GC13. The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants. You may hold your certificates through: (i) DTC in the United States or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination,” and “—Book-Entry Registration” in this free writing prospectus and “Description of the Certificates—General” in the prospectus. All the offered certificates will be issued in registered form without coupons. The offered certificates (other than the Class X-A certificates) that are initially offered and sold will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A certificates will be issued in minimum denominations of authorized initial notional amount of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Transaction Parties and Significant Dates, Events and Periods

Issuing Entity	GS Mortgage Securities Trust 2013-GC13, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity” in this free writing prospectus.

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. As depositor, GS Mortgage Securities Corporation II will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 200 West Street, New York, New York 10282 and its telephone number is (212) 902-1000. See “Transaction Parties—The Depositor” in this free writing prospectus and “The Depositor” in the prospectus.

Sponsors	The mortgage loans will be sold to the depositor by the following sponsors, which have organized and initiated the transaction in which the certificates will be issued:

	•	Goldman Sachs Mortgage Company, a New York limited partnership (64.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	•	Citigroup Global Markets Realty Corp., a New York corporation (24.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

	•	Starwood Mortgage Funding I LLC (formerly Archetype

Mortgage Funding I LLC), a Delaware limited liability company (11.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

See “Transaction Parties—The Sponsors” in this free writing prospectus.

Originators	The mortgage loans were originated by the entities set forth in the following chart:

Originator	Sponsor	Number of Mortgage Loans	% of Initial Pool Balance
Goldman Sachs Mortgage Company	Goldman Sachs Mortgage Company	17	57.2%
Citigroup Global Markets Realty Corp.	Citigroup Global Markets Realty Corp.	27	24.7
Starwood Mortgage Capital LLC	Starwood Mortgage Funding I LLC	12	11.1
GS Commercial Real Estate LP	Goldman Sachs Mortgage Company	11	7.0
		67	100.0%

See “Transaction Parties—The Originators” in this free writing prospectus.

Trustee
U.S. Bank National Association is a national banking association. The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle Street, 7th floor, Chicago, Illinois 60603. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan transferred to the issuing entity. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee and Certificate Administrator” in this free writing prospectus.

Certificate Administrator
U.S. Bank National Association will initially act as certificate administrator, custodian, paying agent, certificate registrar and authenticating agent. The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle Street, 7th Floor, Mail Code: MK-IL-SL7C, Chicago, Illinois 60603, Attention: GSMS 2013-GC13, the office designated for custodial purposes is located at 1113 South Rankin Street, Suite 100, St. Paul, Minnesota 55116 and the office designated for purposes of certificate transfers and exchanges is located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services – GSMS 2013-GC13. See “Transaction Parties—The Trustee and Certificate Administrator” in this free writing prospectus.

Operating Advisor
Trimont Real Estate Advisors, Inc., a Georgia corporation. At any time that (i) none of the classes of Class E, Class F and Class G certificates has an outstanding certificate principal amount (as notionally reduced by any appraisal reductions allocable to such class) that is at least equal to 25% of the initial certificate principal amount of that class of certificates or (ii) a control termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this free writing prospectus (each, a “Control Termination Event”), the operating advisor will generally review the special servicer’s operational practices in respect of specially serviced loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced loans. In addition, at any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will consult with the special servicer with regard to certain major decisions with respect to the mortgage loans to the extent described in this free writing prospectus and the pooling and servicing agreement.

At any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform level basis. Based on the operating advisor’s review of certain information described in this free writing prospectus, the operating advisor will be required (if any mortgage loans were specially serviced loans during the prior calendar year) to prepare an annual report to be provided to the trustee and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced loans.

At any time that (i) none of the classes of Class E, Class F and Class G certificates has an outstanding certificate principal amount, without regard to the application of any appraisal reductions, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or (ii) a consultation termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this free writing prospectus (each, a “Consultation Termination Event”), the operating advisor may recommend the replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Additionally, if the holders of at least 15% of the voting rights of the certificates other than the Class X-A, Class X-B, Class X-C and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class as reduced by payments of principal, and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose), request a vote to replace the operating advisor, then the operating advisor may be replaced by the holders of more than 50% of the voting rights of the certificates other than the Class X-A, Class X-B, Class X-C and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) that exercise their right to vote; provided that holders of at least 50% of the voting rights of such certificates exercise their right to vote. See “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this free writing prospectus.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement— Operating Advisor” and “Transaction Parties—The Operating Advisor” in this free writing prospectus.

Master Servicer
Wells Fargo Bank, National Association, a national banking association. The master servicer will initially service all of the mortgage loans and the companion loans either directly or through a sub-servicer pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—Servicers—The Master Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

Special Servicer
LNR Partners, LLC, a Florida limited liability company, will be the initial special servicer with respect to all of the mortgage loans pursuant to the pooling and servicing agreement. LNR Partners, LLC was appointed to be the special servicer at the request of the initial controlling class representative. In addition, LNR Partners, LLC is an affiliate of Starwood Mortgage Funding I LLC, a sponsor, and Starwood Mortgage Capital LLC (formerly Archetype Mortgage Capital LLC), an originator. The primary servicing office of LNR Partners, LLC is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139. See “Transaction Parties—Servicers—The Special Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

The special servicer for the pool of mortgage loans may be removed, with or without cause, and a successor special servicer appointed, from time to time, as follows:

• prior to the occurrence and continuance of a Control Termination Event, the special servicer may be removed at the direction of the controlling class representative; and
•
after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) (considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose), may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates) or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so replace.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer. In connection with such a recommendation, the special servicer would be replaced if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so replace.

Further, in the case of each mortgage loan that is part of a whole loan structure as described in this free writing prospectus, if a servicer termination event on the part of the special servicer affects the related companion loan that is part of such whole loan, the holder of such companion loan or the rating on a class of securities backed by such companion loan, then, at the direction of the holder of such companion loan, the trustee will be required to terminate the special servicer solely with respect to the applicable whole loan, as further described under “The Pooling and Servicing Agreement—Servicer Termination Events”  and “—Rights Upon Servicer Termination Event” in this free writing prospectus.  See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus for a discussion of the whole loans and the companion loans.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Controlling Class Representative
The controlling class representative will be the controlling class certificateholder or representative selected by more than 50% of the controlling class certificateholders (by certificate principal amount).

The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates.  See “Description of the Offered Certificates—Voting Rights” in this free writing prospectus.  No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

So long as a Control Termination Event does not exist, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the controlling class representative will terminate, and the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the controlling class representative will terminate.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

An affiliate of Raith Capital Management, LLC and/or AllianceBernstein L.P. is expected to purchase the Class E, Class F and Class G certificates and, on the closing date, is expected to appoint Raith Capital Management, LLC, to be initial controlling class representative.

So long as a Control Termination Event does not exist, (i) the special servicer may, at the direction of the controlling class representative, take actions with respect to the servicing of the mortgage loans that could adversely affect the holders of some or all of the classes of certificates and (ii) the special servicer may be removed without cause by the controlling class representative. Furthermore, the controlling class representative may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders” in this free writing prospectus.

Notwithstanding anything to the contrary described in this free writing prospectus, at any time when the Class E certificates are the controlling class certificates, the holder of more than 50% of the controlling class certificates (by certificate principal amount) may waive its right to act as or appoint a controlling class representative and to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor. Any such waiver will remain effective with respect to such holder and the Class E certificates until such time as that certificateholder has (i) sold a majority of the Class E certificates (by certificate principal amount) to an unaffiliated third party and (ii) certified to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect controlling interest in the Class E certificates. Following any such transfer, the successor holder of more than 50% of the Class E certificates (by certificate principal amount), if the Class E certificates are the controlling class certificates, will again have the rights of the controlling class representative as described in this free writing prospectus without regard to any prior waiver by the predecessor certificateholder. The successor certificateholder will also have the right to irrevocably waive its right to act as or appoint a controlling class representative or to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative. No successor certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced loan prior to its acquisition of a majority of the Class E certificates that had not also become a corrected loan prior to such acquisition until such mortgage loan becomes a corrected loan.

Whenever such an “opt-out” by a controlling class certificateholder is in effect:

●	a Consultation Termination Event will be deemed to have occurred and continue; and

●
the rights of the holder of more than 50% of the Class E certificates (by certificate principal amount), if they are the controlling class certificates, to act as or appoint a controlling class representative and the rights of the controlling class representative will not be operative (notwithstanding whether a control termination event or a consultation termination event is or would otherwise then be in effect).

Companion Loan Holders
The mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as 11 West 42nd Street and Mall St. Matthews representing approximately 11.2% and 11.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure comprised of 2 pari passu mortgage loans secured by the same mortgage on the same mortgaged property: (i) the mortgage loan included in the issuing entity; and (ii) a “companion loan” that is held outside the issuing entity and that is pari passu in right of payment to the related mortgage loan included in the issuing entity. Each companion loan together with the related mortgage loan included in the issuing entity is referred to as a “whole loan”.

In connection with each of the foregoing whole loans, a co-lender agreement was executed between the holder of the related mortgage loan and each holder of a related companion loan that governs the relative rights and obligations of such holders. Each co-lender agreement provides, among other things, that one of the holders will be the “directing holder” entitled to (i) approve or direct material servicing decisions involving the related whole loan and (ii) replace the special servicer with respect to such whole loan with or without cause. The directing holder for each whole loan under the related co-lender agreement is the trustee as holder of the related mortgage loan, whose rights will be exercised by the controlling class representative unless a Control Termination Event has occurred and is continuing.

In addition, each co-lender agreement provides, among other things, that the special servicer will be required (i) to provide to each related companion loan holder (or its representative) copies of all information that it is required to provide to the controlling class representative pursuant to the pooling and servicing agreement with respect to certain major decisions or the implementation of any recommended actions outlined in an asset status report relating to the related whole loan (within the same time frames such information would be provided to the controlling class representative without regard to the occurrence of a Control Termination Event or Consultation Termination Event), and (ii) upon request, to consult with the related companion loan holder (or its representative) on a strictly non-binding basis and for a limited period of time and consider alternative actions recommended by each related companion loan holder (or its representative), as further described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

The controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders” in this free writing prospectus.

The companion loans will be serviced under the pooling and servicing agreement by the master servicer and the special servicer (subject to replacement as described above). Neither the companion loan holders nor the companion loan holders’ representatives will be a party to the pooling and servicing agreement, but their rights may affect the servicing of the related mortgage loans. See “Risk Factors—The Whole Loans Pose Special Risks” and “—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders” and “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

Significant Affiliations
and Relationships
Goldman Sachs Mortgage Company and its affiliates are playing several roles in this transaction. GS Mortgage Securities Corporation II is the depositor and an affiliate of Goldman Sachs Mortgage Company, a sponsor and an originator, GS Commercial Real Estate LP, an originator, and Goldman, Sachs & Co., one of the underwriters for the offering of the offered certificates. In addition, Citigroup Global Markets Realty Corp., a sponsor and an originator, and Citigroup Global Markets Inc., one of the underwriters for the offering of the offered certificates, are affiliated with each other.

LNR Partners, LLC, the special servicer, Starwood Mortgage Funding I LLC, a sponsor, and Starwood Mortgage Capital LLC, an originator, are affiliated with each other.

Goldman Sachs Mortgage Company provides warehouse financing to Starwood Mortgage Funding I LLC through a repurchase facility. All of the mortgage loans that Starwood Mortgage Funding I LLC will transfer to the depositor are subject to that repurchase facility. Proceeds received by Starwood Mortgage Funding I LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as 11 West 42nd Street and Mall St. Matthews, representing approximately 11.2% and 11.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, GSMC will, as of the date of initial issuance of the offered certificates, hold the related companion loans.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the master servicer, and each of the entities indicated below, Wells Fargo Bank, National Association acts as interim servicer with respect to:

	●	all of the mortgage loans to be contributed to this securitization by Starwood Mortgage Funding I LLC, a sponsor;

	●	certain of the mortgage loans to be contributed to this securitization by Citigroup Global Markets Realty Corp., a sponsor and an originator.

Wells Fargo Bank, National Association, which is the master servicer, is also acting as the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by each of Goldman Sachs Mortgage Company and Citigroup Global Markets Realty Corp.

In addition, U.S. Bank National Association, which is the trustee and the certificate administrator, is also acting as the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by Starwood Mortgage Funding I LLC.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Significant Obligors
The mortgaged properties identified on Annex A to this free writing prospectus as 11 West 42nd Street and Mall St. Matthews, securing mortgage loans representing approximately 11.2% and 11.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each a “significant obligor” (as such term is used in Items 1101 and 1112 of Regulation AB under the Securities Act of 1933, as amended) with respect to this offering. See “Description of the Mortgage Pool—Significant Obligors” in this free writing prospectus and “Structural and Collateral Term Sheet—11 West 42nd Street” and “—Mall St. Matthews” in Annex B to this free writing prospectus.

Cut-off Date
With respect to each mortgage loan, the due date in July 2013 for that mortgage loan (or, in the case of any mortgage loan that has its first due date in August 2013, the date that would have been its due date in July 2013 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about July 31, 2013.

Distribution Date
The certificate administrator will make distributions on the certificates, to the extent of available funds, on the 4th business day following the related determination date of each month, beginning in August 2013, to the holders of record at the end of the previous month. The first distribution date will be August 12, 2013.

Determination Date	The 6th day of the calendar month of the related distribution date or, if the 6th day is not a business day, the next business day.

Expected Final Distribution Date	Class A-1	April 2018
	Class A-2	July 2018
	Class A-3	June 2020
	Class A-4	May 2023
	Class A-5	June 2023
	Class A-AB	April 2023
	Class X-A	June 2023

The expected final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of the Class X-A certificates, the date on which their notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in July 2046.

Collection Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the applicable distribution date occurs and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.

Transaction Overview
On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. That common law trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of July 1, 2013, among the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator and the trustee. The master servicer will service the mortgage loans and the companion loans in accordance with the pooling and servicing agreement and provide information to the certificate administrator as necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

The Mortgage Loans

General
The issuing entity’s primary assets will be 67 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $1,333,938,541. The mortgage loans are secured by first liens on 98 commercial, multifamily and manufactured housing community properties located in 24 states. See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income” in this free writing prospectus.

Fee Simple / Leasehold
Ninety-seven (97) mortgaged properties, representing approximately 98.3% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entirety of those mortgaged properties. For purposes of this free writing prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property. With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Surfsand Resort, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan is secured by the related borrower’s fee simple interest in a hotel parcel at the mortgaged property and a leasehold interest in a restaurant parcel and an undeveloped parcel at the mortgaged property.
The Whole Loans
As described under “—Transaction Parties and Significant Dates, Events and Periods—Companion Loan Holders” above, the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as 11 West 42nd Street and Mall St. Matthews, representing approximately 11.2% and 11.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure comprised of a mortgage loan and a related companion loan, both of which are secured by the same mortgage on the same mortgaged property. The mortgage loan and the companion loan comprising each whole loan are pari passu in right of payment with each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Certain information regarding the whole loans described above is identified in the following table:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as a % of Initial Pool Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance
11 West 42nd Street	$150,000,000	11.2%	$150,000,000	$300,000,000
Mall St. Matthews	$146,840,875	11.0%	$39,821,254	$186,662,129

Each such whole loan will be serviced under the pooling and servicing agreement.

For more information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Due Dates / Grace Periods	Subject in some cases to a next business day convention, monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

	Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
	6	0	67	100.0%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. See Annex A for information on the number of days before late payment charges are due under each mortgage loan. The information on Annex A to this free writing prospectus regarding the number of days before a late payment charge is due is based on the express terms of the mortgage loans. Some jurisdictions may impose a statutorily longer period.

Interest Only Mortgage Loans /
Amortizing Mortgage Loans
Five (5) mortgage loans, representing approximately 26.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of interest only until the related stated maturity date. The remaining 62 mortgage loans, representing approximately 73.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of principal and interest based on an amortization schedule that is significantly longer than the remaining term of the mortgage loan. Ten (10) of these 62 mortgage loans, representing approximately 25.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an initial interest only period ranging from 24 to 60 months following the related origination date.

Balloon Loans
All of the mortgage loans will have substantial principal payments due on their maturity dates, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

Additional Characteristics
of the Mortgage Loans	General characteristics of the mortgage loans as of the cut-off date:

		All Mortgage Loans
	Initial Pool Balance(1)	$1,333,938,541
	Number of Mortgage Loans	67
	Number of Mortgaged Properties	98
	Average Cut-off Date Mortgage Loan Balance	$19,909,530
	Weighted Average Mortgage Loan Rate(2)	4.1607%
	Range of Mortgage Loan Rates(2)	2.7200%-5.5436%
	Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)(4)(5)	64.5%
	Weighted Average Maturity Date Loan-to-Value Ratio(2)(5)(6)	55.2%
	Weighted Average Cut-off Date Remaining Term to Maturity (months)	111
	Weighted Average Cut-off Date DSCR(2)(5)	1.85x
	Full-Term Amortizing Balloon Mortgage Loans	48.5%
	Partial Interest Only Balloon Mortgage Loans	25.2%
	Interest Only Balloon Mortgage Loans	26.3%

	(1)	Subject to a permitted variance of plus or minus 5%.
	(2)
With respect to each mortgage loan that is part of a whole loan, the related companion loan is included for the purposes of calculating the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR. Other than as specifically noted, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

	(3)
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as The Marsol Apartments, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Cut-off Date Loan-to-Value Ratio was calculated based on the cut-off date principal balance of the Mortgage Loan net of the related capital improvement reserve of $3,000,000. The Cut-off Date Loan-to-Value Ratio without netting the related reserve is 85.4%.

	(4)
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Stirling Lafayette Shopping Center, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Cut-off Date Loan-to-Value Ratio was calculated based on the cut-off date principal balance of the mortgage loan, net of the related earnout reserve of $2,900,000. The Cut-off Date Loan-to-Value Ratio without netting the related earnout is 81.0%.

	(5)
With respect to the 2 groups of mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as (a) Rockwall Commons Apartments and Rockwall Commons Office, which represent in the aggregate approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and (b) ExtraSpace Self Storage Alexandria and ExtraSpace Self Storage Leesville, which represent in the aggregate approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and which in each case are cross-collateralized and cross-defaulted with each other, the Cut-off Date Loan-to-Value Ratio, the Maturity Date Loan-to-Value Ratio and the Cut-off Date DSCR of the mortgage loans in each crossed group are presented in the aggregate unless otherwise indicated.

	(6)	In certain cases the Maturity Date Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” appraised value instead of the related “as-is” appraised value.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

Refinanced Loans
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Spyglass Hill Apartments, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the proceeds of the mortgage loan were used to repay, in full, the existing loan that was then in maturity default.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Interest Accrual Basis	All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year.
Prepayment / Defeasance /
Property Release Provisions	The terms of each mortgage loan (or whole loan, if applicable) restrict the ability of the borrower to prepay the mortgage loan as follows:

●
Sixty-one (61) mortgage loans, representing approximately 81.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of at least 2 years following the closing date (or, in the case of the Mall St. Matthews whole loan, the earlier of (a) the second anniversary of the securitization of the entire whole loan and (b) the third anniversary of the origination of the whole loan) and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property (or, if applicable, one of the related mortgaged properties), but the borrower may not prepay the mortgage loan (or whole loan, if applicable) prior to the open period.

●
One (1) mortgage loan, representing approximately 11.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which is part of the 11 West 42nd Street whole loan, (i) permits the related borrower after the earlier of (a) the second anniversary of the securitization of the entire whole loan and (b) the third anniversary of the origination of the whole loan, and in each case prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property, (ii) permits the related borrower at any time during the period commencing on the first anniversary of the origination of the whole loan and ending the day before the period described in clause (i) of this paragraph begins, to prepay the mortgage loan in whole, but not in part, with the payment of a yield maintenance charge if such prepayment occurs prior to the open period, and (iii) permits the related borrower at any time during the open period to prepay the mortgage loan in whole, but not in part, without the payment of a yield maintenance charge.

●
One (1) mortgage loan, representing approximately 4.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower to (i) prepay the mortgage loan in whole with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs at any time prior to the related open prepayment period described below and (ii) substitute U.S. government securities as collateral and obtain a release of the related mortgaged property after a 2-year defeasance lockout period following the closing date and prior to the open prepayment period.

●
Three (3) mortgage loans, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of 11 to 25 payments following the origination date to prepay the mortgage loan in whole or, in some cases, in connection with a partial release of a mortgaged property, in part, in each case with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period described below.

●
One (1) mortgage loan, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower after a lockout period of 11 payments following the origination date to prepay the mortgage loan in whole or, in connection with a partial release of a mortgaged property, in part, in each case with the payment of the greater of a yield maintenance charge or a prepayment premium of 3% of the prepaid amount if such prepayment occurs prior to the related open prepayment period described below.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”, “—Voluntary Prepayments” and “—Due-on-Sale and Due-On-Encumbrance Provisions” in this free writing prospectus.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	11	5.8%
4	50	83.8
5	3	7.2
6	1	0.7
7	2	2.5
Total	67	100.0%

Property Types	The following table lists the various property types of the mortgaged properties:

	Property Types of the Mortgaged Properties(1)

	Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance	% of Initial Pool Balance
	Office	7	$ 460,605,448	34.5%
	Retail	18	375,184,169	28.1
	Multifamily	39	218,550,330	16.4
	Hospitality	3	111,955,214	8.4
	Mixed Use(2)	6	62,044,191	4.7
	Self Storage	17	48,410,360	3.6
	Manufactured Housing	4	34,788,828	2.6
	Industrial	4	22,400,000	1.7
	Total	98	$1,333,938,541	100.0%

	(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this free writing prospectus.

	(2)	The mixed use mortgaged properties include multifamily, retail and/or office.

Property Locations
The mortgaged properties are located in 24 states. The following table lists the states that have concentrations of mortgaged properties that secure 5.0% or more of the aggregate principal balance of the pool of mortgage loans by allocated loan amount as of the cut-off date:

	Geographic Distribution(1)

	State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
	New York	6	$ 367,500,000	27.5%
	Kentucky	2	$ 157,340,875	11.8%
	Texas	10	$ 130,725,190	9.8%
	Minnesota	1	$ 106,809,804	8.0%
	Virginia	1	$ 100,000,000	7.5%

	(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this free writing prospectus.

Certain Calculations
and Definitions
The descriptions in this free writing prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made and (ii) there are no defaults, delinquencies or prepayments on any mortgage loan or companion loan on or prior to the cut-off date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this “Summary of Free Writing Prospectus” are calculated as described under “Description of the Mortgage Pool” in this free writing prospectus and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

When information presented in this free writing prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one mortgaged property, the percentages are based on an allocated loan amount that has been assigned to those related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this free writing prospectus.

With respect to each of the mortgage loans that are part of a whole loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot or room, as applicable, in this free writing prospectus in a manner that takes account of that mortgage loan and its related companion loan. Other than as specifically noted, the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as The Marsol Apartments, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the cut-off date loan-to-value ratio was calculated based on the cut-off date principal balance of the mortgage loan net of the related capital improvement reserve of $3,000,000. The cut-off date loan-to-value ratio without netting the related reserve is 85.4%.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as

Stirling Lafayette Shopping Center, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the cut-off date loan-to-value ratio was calculated based on the cut-off date principal balance of the mortgage loan, net of the related earnout reserve of $2,900,000. The cut-off date loan-to-value ratio without netting the related earnout is 81.0%.

With respect to the 2 groups of mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as (a) Rockwall Commons Apartments and Rockwall Commons Office, which represent in the aggregate approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and (b) ExtraSpace Self Storage Alexandria and ExtraSpace Self Storage Leesville, which represent in the aggregate approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and which in each case are cross-collateralized and cross-defaulted with each other, the cut-off date loan-to-value ratio, maturity date loan-to-value ratio, cut-off date debt service coverage ratio and debt yield for the mortgage loans in each group are presented in the aggregate unless otherwise indicated.

None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund, except as described in this free writing prospectus with respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as 11 West 42nd Street and Mall St. Matthews, each of which also secures a companion loan not included in the trust fund.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus.
Certain Variances from
Underwriting Standards
Two (2) of the mortgage loans, representing approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, vary from the underwriting guidelines described under “Transaction Parties—The Originators” in this free writing prospectus with respect to the related third party materials requirements. See “Transaction Parties—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” and “Transaction Parties—The Originators—Citigroup Global Markets Realty Corp.—Exceptions to Underwriting Criteria” in this free writing prospectus.

Mortgaged Properties with
Limited or No Operating History
Two (2) of the mortgage loans, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured in whole or in part by a mortgaged property that was constructed or substantially renovated within the 12-month period preceding the cut-off date and that has no or limited prior operating history and/or lack historical financial figures and information.

Three (3) of the mortgage loans, representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured in whole or in part by mortgaged properties that were acquired within the 12-month period preceding the cut-off date and that have no or limited prior operating history and/or lack historical financial figures and information.

See “Description of the Mortgage Pool—General” in this free writing prospectus.
Certain Mortgage Loans with Material
Lease Termination Options
Certain mortgage loans have material lease early termination options. See Annex B to this free writing prospectus for information regarding material lease termination options for the largest 20 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Removal of Mortgage Loans
From the Mortgage Pool
Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this free writing prospectus, (b) the exercise of a purchase option by a mezzanine lender, if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors—The Timing of Prepayments and Repurchases May Change Your Anticipated Yield,” “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

The Securities
The Offered Certificates

A. General	We are offering the following classes of Commercial Mortgage Pass-Through Certificates from the Series 2013-GC13:

● Class A-1
● Class A-2
● Class A-3
● Class A-4
● Class A-5
● Class A-AB
● Class X-A

The Series 2013-GC13 certificates will consist of the above classes, together with the following classes that are not being offered through this free writing prospectus and the prospectus: Class X-B, Class X-C, Class A-S, Class B, Class PEZ, Class C, Class D, Class E, Class F, Class G and Class R certificates.

B. Certificate Principal Amounts
or Notional Amounts
The offered certificates will have the approximate aggregate initial certificate principal amount (or notional amount, in the case of the Class X-A certificates) set forth below, subject to a variance of plus or minus 5%:

	Class A-1	$66,860,000
	Class A-2	$72,740,000
	Class A-3	$149,690,000
	Class A-4	$175,000,000
	Class A-5	$380,255,000
	Class A-AB	$89,211,000
	Class X-A	$1,032,134,000	(1)

	(1)	Notional Amount.

See “Description of the Offered Certificates—General” in this free writing prospectus.

Pass-Through Rates

A. Offered Certificates
The offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months. The approximate initial pass-through rate for each class of offered certificates is set forth below:

	Class A-1	[____]	%(1)
	Class A-2	[____]	%(1)
	Class A-3	[____]	%(1)
	Class A-4	[____]	%(1)
	Class A-5	[____]	%(1)
	Class A-AB	[____]	%(1)
	Class X-A	[____]	%(2)

(1)
For any distribution date, the pass-through rates of the offered certificates (other than the Class X-A certificates) will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage.

(2)
The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component as described in this free writing prospectus.

B. Interest Rate Calculation
Convention
Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360” basis. For purposes of calculating the pass-through rates on the Class X-A certificates and any other class of certificates or trust component that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

In addition, with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under “The Pooling and Servicing Agreement—Accounts” in this free writing prospectus.

See “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

Distributions

A. Amount and Order of
Distributions
On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity, and net of yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B and Class X-C certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B and Class X-C certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans:

(A)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this free writing prospectus for the relevant distribution date;

(B)
to principal on the Class A-1 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)
to principal on the Class A-2 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

	(D)	to principal on the Class A-3 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)
to principal on the Class A-4 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above;

(F)
to principal on the Class A-5 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above; and

(G)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (F) above.

However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts and without regard to the Class A-AB scheduled principal balance.

Third: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

Fourth: Non-offered certificates: in the amounts and order of priority described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

For more information, see “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

B. Interest and Principal
Entitlements
A description of each class’s interest entitlement can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal amount or notional amount.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus.

C. Servicing and
Administrative Fees
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or the whole loans, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer. The master servicing fee for each distribution date is calculated based on: (i) the stated principal balance of each mortgage loan in the issuing entity and each companion loan; and (ii) the master servicing fee rate, which includes any sub-servicing fee and primary servicing fee and ranges from 0.07% to 0.13% per annum (although with respect to the companion loans, the master servicing fee rate will be lower than the indicated rate). The special servicing fee for each distribution date is calculated based on the stated principal balance of each mortgage loan (or whole loan, if applicable) that is a specially serviced loan or REO loan and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this free writing prospectus and the pooling and servicing agreement. In addition, the special servicer is entitled to (a) liquidation fees from the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of a specially serviced loan and (b) workout fees from collections on the related mortgage loan in connection with the workout of a specially serviced loan, in each case net of certain amounts and calculated as further described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and the operating advisor fee rate of 0.00119% per annum.

In addition, the master servicer will pay to the Commercial Real Estate Finance Counsel (CREFC®) an intellectual property royalty license fee in connection with the use of CREFC® names and trademarks from general collections on the mortgage loans for each distribution date, calculated based on the stated

principal balance of each mortgage loan in the issuing entity at the intellectual royalty license fee rate of 0.0005% per annum.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the stated principal balance of the pool of mortgage loans in the issuing entity and the trustee/certificate administrator fee rate of 0.0011% per annum. Each of the master servicing fee, the special servicing fee, the operating advisor fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or whole loan, if applicable) and prorated for any partial period. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

The administrative fee rate will be the sum of the CREFC® intellectual property royalty license fee rate, the master servicing fee rate, the operating advisor fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this free writing prospectus for each mortgage loan. The CREFC® intellectual property royalty license fee, the master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees and the trustee/certificate administrator fees will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this free writing prospectus.

D. Prepayment Premiums
The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-A certificates, on the one hand, and certain of the classes of certificates and trust components entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this free writing prospectus.

Advances

A. Principal and Interest Advances
The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (but not the companion loans) if it determines that the advance will be recoverable from collections on that mortgage loan.  The master servicer will not be required to advance (a) balloon payments due at maturity or (b) interest in excess of a mortgage loan’s regular interest rate (without considering any default rate).  The master servicer also is not required to advance amounts deemed non-recoverable from related loan collections, prepayment premiums or yield maintenance charges.  In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections.  See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.  If an advance is made, the master servicer will not advance its servicing fee, but will advance the certificate administrator’s fee, the trustee’s fee and the operating advisor’s fee.  The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections.  This may result in losses on your certificates.

B. Property Protection Advances
The master servicer also is required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related loan documents with respect to the mortgage loans (or the whole loans, if applicable).  In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections.  The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections.  See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.  The master servicer or trustee, as applicable will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections.  This may result in losses on your certificates.

C. Interest on Advances
The master servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this free writing prospectus.  Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.  No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to that mortgage loan has expired.

The master servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually. If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a realized loss.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

Priority of Payments

A. Subordination / Allocation
of Losses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows entitlement to receive principal and interest on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B and Class X-C certificates). Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A- 5, Class A-AB, Class X-A, Class X-B and Class X-C certificates, payment rights of certain classes will be as more particularly described in “Description of the Offered Certificates—Distributions” in this free writing prospectus. It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2013-GC13 certificates that are not being offered by this free writing prospectus). Principal losses on the mortgage loans allocated to a class of certificates or trust component will reduce the related certificate principal amount of that class or trust component. However, no such principal losses will be allocated to the Class R, Class X-A, Class X-B or Class X-C certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB certificates or the Class A-S trust component), the Class X-B certificates (to the extent such losses are allocated to the Class E certificates) and the Class X-C certificates (to the extent such losses are allocated to the Class F or Class G certificates) and, therefore, the amount of interest they accrue.

* Class X-A, Class X-B and Class X-C certificates are interest only.
** Other than the Class R, Class X-B and Class X-C certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this free writing prospectus.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates.

B. Shortfalls in Available Funds
In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or other amounts collected from borrowers that are not paid to the master servicer or the special servicer as compensation, to the extent described in this free writing prospectus), the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated expenses of the issuing entity.  These shortfalls, if they occur, would reduce distributions to the classes of certificates or trust components with the lowest payment priorities.  In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the interest bearing certificates (other than the Class A-S, Class B, Class PEZ and Class C certificates) and the trust components (and, therefore, the Class A-S, Class B, Class PEZ and Class C certificates), on a pro rata basis, to reduce the amount of interest payment on such classes of certificates and trust components.

Additional Aspects of the Certificates

A. Information Available to
Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date.  Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.

B. Optional Termination
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this free writing prospectus.  Exercise of this option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates and the notional amount of the Class X-A certificates have been reduced to zero and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (but excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

C. Required Repurchase or
Substitution of Mortgage Loans
Under the circumstances described in this free writing prospectus, the applicable sponsor (or Starwood Mortgage Capital LLC as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding I LLC) will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a breach of a representation and warranty or a document defect, that, in each case, materially and adversely affects (or is deemed to materially and adversely affect) the value of that mortgage loan (or related REO Property) or the interests of the certificateholders in that mortgage loan.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

D. Sale of Defaulted Mortgage
Loans and REO Properties
Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans (or, in the case of the whole loans, defaulted whole loans) and REO properties and accept the first (and, if multiple bids are received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan (or defaulted whole loan, if applicable) or REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

If a mortgage loan that is part of a whole loan becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell the related companion loan together with such mortgage loan as one whole loan.  In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this free writing prospectus.  Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this free writing prospectus, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Other Investment Considerations

Potential Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest.  These conflicts of interests may arise from, among other things, the following relationships and activities:

	●	the ownership of any certificates by the depositor, sponsors, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

	●	the ownership of any companion loans or mezzanine debt by the sponsors, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

●
the relationships, including financial dealings, of the sponsors, master servicer, special servicer, operating advisor or any of their affiliates with any borrower, any non-recourse carveout guarantor or any of their respective affiliates;

	●	the relationships, including financial dealings, of the sponsors, underwriters and their respective affiliates with each other;

	●	the obligation of the special servicer to take actions at the direction or recommendation of the controlling class representative or holder or at the recommendation of a companion loan holder;

	●	fee-sharing arrangements between one or more certificate holders or their respective representative and the special servicer;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class E, Class F and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool; and

	●	the activities of the master servicer, special servicer, operating advisor, sponsors or any of their affiliates in connection with any other transaction.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests,” “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest of the Master Servicer and the Special Servicer,” “—Potential Conflicts of Interest of the Operating Advisor,” “—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans,” “—Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Federal Income
Tax Consequences
Two (2) separate real estate mortgage investment conduit
(commonly known as a REMIC) elections will be made with respect to the assets of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement (each, a “Trust REMIC”) are as follows:

●
The lower-tier REMIC (the “Lower-Tier REMIC”) will hold the mortgage loans and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to a second REMIC (the “Upper-Tier REMIC”).

●
The Upper-Tier REMIC will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C, Class D, Class E, Class F and Class G certificates and the Class A-S, Class B and Class C trust components as classes of regular interests in the Upper-Tier REMIC.

In addition, the portions of the issuing entity consisting of the Class A-S, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the Class A-S, Class B, Class PEZ and Class C certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

Pertinent federal income tax consequences of an investment in the offered certificates include:

	●	Each class of offered certificates will constitute REMIC “regular interests”.

	●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

	●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class      certificates will be issued with original issue discount, that the Class     certificates will be issued with a de minimis amount of original issue discount and that the Class     certificates will be issued at a premium.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus, which may affect significantly the yields on your investment.

ERISA Considerations
Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or governmental plans (as defined in Section 3(32) of ERISA) that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code should carefully review with their legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption 89-88 (October 17, 1989), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b), transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which Goldman, Sachs & Co. serves as a manager or co-manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met. See “ERISA Considerations” in this free writing prospectus.

Ratings
It is a condition to the issuance of the offered certificates that each class of offered certificates be rated as follows by Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc., respectively:

		Moody’s	Fitch	KBRA
	Class A-1	Aaa(sf)	AAA(sf)	AAA(sf)
	Class A-2	Aaa(sf)	AAA(sf)	AAA(sf)
	Class A-3	Aaa(sf)	AAA(sf)	AAA(sf)
	Class A-4	Aaa(sf)	AAA(sf)	AAA(sf)
	Class A-5	Aaa(sf)	AAA(sf)	AAA(sf)
	Class A-AB	Aaa(sf)	AAA(sf)	AAA(sf)
	Class X-A	Aaa(sf)	AAA(sf)	AAA(sf)

*
Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related rating agency’s website.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of the interest only certificates, the ultimate payment in full of the certificate principal amount of the certificates in question on a date that is not later than the rated final distribution date with respect to such certificates.  Any security rating assigned to the offered certificates should be evaluated independently of any other security rating.  A securities rating on mortgage pass-through certificates does not address the tax attributes of the certificates in question or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood, timing or frequency of prepayments on the related mortgage loans.  A securities rating on mortgage pass-through certificates does not address the frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which the prepayments might differ from those originally anticipated, the yield to maturity that purchasers may experience as a result of the rate of principal prepayments, the likelihood of collection of default interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates in question.

A rating agency may downgrade, qualify or withdraw a rating at any time.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.  As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC and Standard & Poor’s Ratings Services.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered  and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus.  In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the engaged rating agencies or, in the case of a whole loan, the rating agencies engaged by the depositor for the securitization of the related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. no longer qualifies as a nationally recognized statistical rating organization or is no longer qualified to rate the offered certificates, and that determination also may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans.  As described in this free writing prospectus, the amounts payable with respect to the Class X-A certificates consist only of interest.

The Class X-A certificates are only entitled to interest distributions. If mortgage loans were to prepay in the initial month after the closing date, with the result that the holders of the Class X-A certificates receive only a single month’s interest, and therefore suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-A certificates. The notional amounts of the Class X-A certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings of the Class X-A certificates do not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount as so reduced from time to time. Therefore, the ratings of the Class X-A certificates should be evaluated independently from similar ratings on other types of securities.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors,” “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates, Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “Description of the Certificates” and “Yield Considerations” in the prospectus.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.  See “Legal Investment” in this free writing prospectus and in the prospectus.

RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility.  The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans.  In addition, the downturn in the general economy affected the financial strength of many commercial and multifamily real estate tenants and resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate.  Any further economic downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on the value and/or liquidity of CMBS that are backed by loans secured by such commercial and multifamily real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages.  A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years.  These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS.  Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on the mortgage loans.  In the event of default by a borrower under a mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Risks to the Financial Markets Relating to Terrorist Attacks

Future terrorist activities may occur in the United States or abroad.  It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●
Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●
Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS,” the secondary market for mortgage-backed securities recently experienced extremely limited liquidity.  The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally.  The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization.  A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●
increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed.  The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels.  However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source.  The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●
Member States of the European Economic Area (“EEA”) have implemented Article 122a of EU Directive 2006/48/EC (“Article 122a”) which applies with respect to investments by credit institutions in securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date where new assets are added or substituted after December 31, 2014.  Article 122a imposes a severe capital charge on a securitization position acquired by a EEA credit institution unless, among other conditions, (a) the originator, sponsors or original lender for the securitization has explicitly disclosed to the EEA-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of the securitization, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an ongoing basis.  For purposes of Article 122a, an EEA credit institution may be subject to such a capital charge as a result of securitization positions held by its non-EEA affiliates, including its U.S. affiliates, not complying with Article 122a. Effective January 1, 2014, Articles 404-410 (inclusive) of EU Regulation 575/2013 (“Articles 404-410”) replace Article 122a and, among other things,  will apply to EEA investment firms in addition to EEA credit institutions.

Furthermore, requirements similar to those in Article 122a (“Similar Retention Requirements”) are to apply: (i) effective July 22, 2013, to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.  None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a, Articles 404-410 or Similar Retention Requirements or take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Article 122a, Articles 404-410 or Similar Retention Requirements.  Consequently, the offered certificates are not a suitable investment for EEA credit institutions or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected.  EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a, Articles 404-410 or Similar Retention Requirements and the suitability of the offered certificates for investment.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions. Such regulations, including those that have been proposed to implement the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the attractiveness of investments in CMBS for regulatory purposes.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●
Section 619 of the Dodd Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule”, to federal banking law to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, subject to certain conformance periods.  Implementing rules under Section 619 have been proposed but not yet adopted.  The Volcker Rule and the regulations adopted thereunder may restrict certain purchases or sales of securities generally (including commercial mortgage backed securities) and derivatives by banking entities if conducted on a proprietary trading business.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this free writing prospectus and in the prospectus.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●
the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment.  Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases by a mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●
the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this free writing prospectus for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Stirling Lafayette Shopping Center, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan requires prepayment in connection with an earnout if the related borrower does not satisfy property occupancy criteria set forth in the related mortgage loan documents and the related borrower will be required to pay a yield maintenance charge equal to the greater of a yield maintenance premium or 3% of the amount prepaid.  See “Description of the Mortgage Pool—Redevelopment and Renovation” and “—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this free writing prospectus.

In addition, if a sponsor (or in the case of Starwood Mortgage Capital LLC, the guarantor) repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable.  Additionally, any mezzanine loan lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges.  As a result of such a repurchase or purchase, investors in the Class X-A certificates and any other certificates purchased at a premium might not fully recoup their initial investment.  A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.  In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus.

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount.  Because the notional amount of the Class X-A certificates is based upon the outstanding certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the Mortgage Loans to the extent allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.  The yield to maturity of the Class X-A certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates.  See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A Certificates” in this free writing prospectus.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates.  In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount (or notional amount) of a class of certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.  Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date.  This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the Class X-A certificates) and extending the weighted average lives of the offered certificates with principal balances.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

In addition, to the extent losses are realized on the mortgage loans, first the G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component (and correspondingly, the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then the Class B trust component (and correspondingly, the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then the Class A-S trust component (and correspondingly, the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component) and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, based on their respective certificate principal amounts, will bear such losses up to an amount equal to the respective outstanding certificate principal amount thereof.  A reduction in the certificate principal amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB certificates or the Class A-S trust component will result in a corresponding reduction in the Notional Amount of the Class X-A Certificates.  No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the Mortgage Loans or as to the anticipated yield to maturity of any such offered certificate.  See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●
may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates.  See “ERISA Considerations” and “Legal Investment” in this free writing prospectus.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC and Standard & Poor’s Ratings Services.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that any or all of Moody’s Investors Service, Inc., Fitch Ratings, Inc. or Kroll Bond Rating Agency, Inc. no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates.  Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” in this free writing prospectus for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties.  The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.  See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below. See “Risk Factors—Risks of Commercial and Multifamily Lending Generally” in the prospectus for a discussion of factors that could adversely affect the net operating income and property value of commercial properties.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus and Annex A to this free writing prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents future net cash flows. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.  The actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this free writing prospectus, and this would change other numerical information presented in this free writing prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this free writing prospectus.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related loan documents.

The Mortgage Loans Have Not Been Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

We have not reunderwritten the mortgage loans or the related whole loans.  Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under  “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

If we had reunderwritten the mortgage loans or the related whole loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See “—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor.  See Annex A to this free writing prospectus for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property.  The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.  Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this free writing prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties.  Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results.  In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the appraised value reflected in this free writing prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, the “as stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  See “Description of the Mortgage Pool—Appraised Value” in this free writing prospectus.

We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as-is” and “as stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.  See “Transaction Parties—The Originators—The Goldman Originators—Origination and Underwriting Process”, “—Citigroup Global Markets Realty Corp.—Third Party Reports” and “—Starwood Mortgage Capital LLC—Assessments of Property Condition” in this free writing prospectus for additional information regarding the appraisals.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●
space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●
leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans.  In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue.  See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this free writing prospectus for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.  See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts.  For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this free writing prospectus for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties.  Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant).  Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in this free writing prospectus for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  Any such vacated space may not be re-let.  Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.  See “Description of the Mortgage Pool—Tenant Issues—Lease Terminations and Expirations” in this free writing prospectus for information on material tenant lease expirations and early termination options.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Distribution of Remaining Terms to Maturity” in Annex C to this free writing prospectus for a stratification of the remaining terms to maturity of the mortgage loans.  Because principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.  Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, multifamily and hospitality properties. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” in this free writing prospectus for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.  For a description of the risks relating to the specific property types, see “Risk Factors—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Self Storage Properties Have Special Risks”, “—Manufactured Housing Community Properties Have Special Risks” and “—Industrial Properties Have Special Risks”  in the prospectus.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.  Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Kentucky, Texas, Minnesota and Virginia.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this free writing prospectus.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●
if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●
a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●
mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues—Avoidance Actions” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although there is already existing mezzanine debt, and mezzanine debt is permitted in the future, in the case of certain mortgage loans.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this free writing prospectus.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.  The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements.  Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended.  That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.  Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants in common.  Delaware statutory trusts are restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.  In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. Absent other arrangements, a tenancy-in-common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants-in-common will result in significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage asset and/or early repayment of the related mortgage asset.  Although the conditions to a conversion to a tenancy-in-common include arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced.  See “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See  “—Other Financings or Ability To Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee.  The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans.  If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure.  The legislative session of the Georgia State House of Representatives ended without a vote on the bill.  As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters.  Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-recourse Carveout Limitations” in this free writing prospectus either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts.  Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope.  Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower.  Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.  In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.  No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.  Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this free writing prospectus, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

Risks Related to Redevelopment and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.  To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations. In some circumstances, these renovations may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests.

We cannot assure you that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the related mortgaged property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.  See “Description of the Mortgage Pool—Redevelopment and Renovation” in this free writing prospectus for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of the Mortgage Loans—Americans With Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  We have not undertaken a search for all legal proceedings that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates.  Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision.  Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs.  We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Litigation Considerations” in this free writing prospectus for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

•
the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan;

•	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•
if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition   for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on such loans.  As a result, the trust fund is subject to additional risks, including:

•
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•
the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

For additional information, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this free writing prospectus.

Risks of Shari’ah Compliant Loans

One (1) mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as One Westchase Center, representing approximately 4.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is structured to comply with Islamic law (Shari’ah).  Title to the related mortgaged property is held by the borrower, who master leases the related mortgaged property to a master lessee, which is indirectly owned by certain investors understood to be of the Islamic faith.  The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the related mortgage loan.  At origination, the lender received a fee mortgage from the borrower on its interest in the related Mortgaged Property. The lender also secured a full subordination of the master lease which permits the lender (or the related borrower, at lender’s election), after an event of default, to terminate the master lease. In addition, the related master tenant entered into an assignment of leases and rents in favor of the borrower as security for the obligations under the master lease and borrower collaterally assigned the rights under this assignment to the lender pursuant to an assignment of assignment of leases and rents.  There is a risk that in a bankruptcy case of the master lessee, the master lease could be recharacterized as a financing lease.  If such recharacterization occurs, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan.  For additional information regarding the foregoing mortgage loan and certain structural features mitigating such risk of recharacterization, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “—Shari’ah Compliant Lending Structure” in this free writing prospectus.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “Risk Factors—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in the prospectus);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.  However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus.  We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.  Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance commercial mortgage loans at maturity.  These factors increased the risk that refinancing may not be available for commercial mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this free writing prospectus, the master servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements.  Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

For example, with respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as The Arbaugh Building, which mortgage loan represents approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property underwent an approximately $8,000,000 rehabilitation project which resulted in the related mortgaged property being designated as a historical landmark building and was approved for the Obsolete Property Rehabilitation Act Exemption (the “OPRA Exemption”). The OPRA Exemption resulted in a real estate tax abatement period scheduled to expire on December 31, 2016, after which the real estate taxes are scheduled to increase to approximately $184,000.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.  For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.  Additionally, any vacancy with respect to self storage facilities, hospitality properties, bowling alleys, restaurants, theater space, medical offices, health clubs, gas stations, data centers, parking garages and warehouses would not be easily converted to other uses due to their unique construction requirements.  In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.  The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.  See “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Zoning or other restrictions also may prevent alternative uses.  See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”.  This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements.  However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Use Restrictions” in this free writing prospectus for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  No additional property inspections were conducted in connection with the closing of the offered certificates.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

With respect to 4 mortgaged properties, securing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss of 9% or greater.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan.  In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress created the Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration on December 31, 2014.

If TRIPRA is not extended or renewed upon its expiration:

•	premiums for terrorism insurance coverage will likely increase;

•
the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

•
to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance.  See ”Structural and Collateral Term Sheet” in Annex B to this free writing prospectus for a description of any requirements for terrorism insurance for the largest ten (10) mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant.  See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations” in this free writing prospectus.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage.  Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), the parent of Goldman Sachs Mortgage Company, it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged.  If such challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly-owned subsidiary of GS Bank, a New York State chartered bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”).  If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well.  The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, will not qualify for the FDIC Safe Harbor.  However, this transfer is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to this transfer, the FDIC Safe Harbor is non-exclusive.  Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of Goldman Sachs Mortgage Company.

Likewise, an opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each other sponsor to the depositor would generally be respected as a sale in the event of a bankruptcy proceeding involving that sponsor.

A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases.  In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale.  If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  We make no representation as to whether this would apply to any of the sponsors.  In January 2011, the acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Opinion”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code.  The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Opinion, delays or reductions in payments on the offered certificates would occur.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates.  The sponsors will sell the mortgage loans to the depositor (an affiliate of Goldman Sachs Mortgage Company, one of the sponsors) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates.  In addition, certain mortgaged properties may have tenants that are affiliated with the related originator.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated

Leases” in this free writing prospectus.  This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.  The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans.  The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans.  On the closing date, Goldman Sachs Mortgage Company, an originator and a sponsor, will be the holder of each related companion loan related to the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as 11 West 42nd Street and Mall St. Matthews, representing approximately 11.2% and 11.0%, respectively, of the aggregate principal balance of the mortgage pool as of the cut-off date.  In its capacity as the holder of the companion loans, Goldman Sachs Mortgage Company (or its companion loan holder representatives) will generally be entitled to consult with the special servicer and make recommendations with respect to certain material servicing decisions involving the related whole loan, however, the special servicer is not required to follow the advice or recommendations of any companion loan holder or its representative.  Additionally, Goldman Sachs Mortgage Company will be the initial holder of the mezzanine loan related to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Plaza America Towers III & IV, representing approximately 7.5% of the aggregate principal balance of the mortgage pool as of the cut-off date.  The originators and/or their respective affiliates may retain such mezzanine loans and/or companion loans, as applicable. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates.  In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets.  The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to the mezzanine loans and/or companion loans, as applicable, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.  See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus for more information about the rights of the holder of a companion loan.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization.

LNR Partners, LLC, the special servicer, Starwood Mortgage Funding I LLC, a sponsor, and Starwood Mortgage Capital LLC, an originator, are affiliated with each other.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the master servicer, and each of the entities indicated below, Wells Fargo Bank, National Association acts as interim servicer with respect to:

•	all of the mortgage loans to be contributed to this securitization by Starwood Mortgage Funding I LLC, a sponsor; and

•	certain of the mortgage loans to be contributed to this securitization by Citigroup Global Markets Realty Corp., a sponsor and an originator.

Goldman Sachs Mortgage Company, an originator and a sponsor, provides warehouse financing to Starwood Mortgage Funding I LLC through a repurchase facility.  All of the mortgage loans that Starwood Mortgage Funding I LLC will transfer to the depositor are subject to that repurchase facility.  Proceeds received by Starwood Mortgage Funding I LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty, thereby eliminating the economic exposure of Goldman Sachs Mortgage Company to those financed mortgage loans.

Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.  See “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this free writing prospectus.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.  The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction.  Goldman, Sachs & Co., one of the underwriters, is an affiliate of GS Mortgage Securities Corporation II, the depositor, GS Commercial Real Estate LP, an originator, and Goldman Sachs Mortgage Company, a sponsor, originator and warehouse lender to Starwood Mortgage Funding I LLC.  In addition, Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citigroup Global Markets Realty Corp., a sponsor and an originator.

See “Summary of Free Writing Prospectus—Significant Affiliations and Relationships” in this free writing prospectus and “Plan of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.  Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates, any companion loan or any companion loan securities, or has financial interests in or financial dealings with a borrower or a sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  The initial special servicer is an affiliate of Starwood Mortgage Funding I LLC, a sponsor and Starwood Mortgage Capital LLC, an originator.  In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2013-GC13 non-offered certificates, any companion loan holder or the holder of any companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer.  See “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Pursuant to separate interim servicing agreements between Wells Fargo Bank, National Association, the master servicer, and each of the entities indicated below, Wells Fargo Bank, National Association acts as interim servicer with respect to:

•	all of the mortgage loans to be contributed to this securitization by Starwood Mortgage Funding I LLC, a sponsor;

•	certain of the mortgage loans to be contributed to this securitization by Citigroup Global Markets Realty Corp., a sponsor and an originator.

Wells Fargo Bank, National Association, which is the master servicer, is also acting as the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by each of Goldman Sachs Mortgage Company and Citigroup Global Markets Realty Corp.

In addition, U.S. Bank National Association, which is the trustee and the certificate administrator, is also acting as the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by Starwood Mortgage Funding I LLC.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Trimont Real Estate Advisors, Inc. has been appointed as the initial operating advisor.  See “Transaction Parties—The Operating Advisor” in this free writing prospectus.  After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer.  Additionally, after the occurrence and during the continuance of a Control Termination Event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related loan documents.  In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.

In the normal course of conducting its business, Trimont Real Estate Advisors, Inc. and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the controlling class representative or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to Trimont Real Estate Advisors, Inc.’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Trimont Real Estate Advisors, Inc. performs its duties under the pooling and servicing agreement.

The operating advisor serves as special servicer in other commercial mortgage securitization transactions and has advised us that it intends to continue to serve, or reserves the right to serve, as a special servicer with respect to existing and new commercial and multifamily mortgage loans for itself and its affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and compete with the interests of the issuing entity. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower.  Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders

It is expected that Raith Capital Management, LLC will be the initial controlling class representative.  The special servicer may, at the direction of the controlling class representative (for so long as a Control Termination Event does not exist), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of certificates.  The controlling class representative will be controlled by the controlling class certificateholders.  The controlling class certificateholders may have interests in conflict with those of the other certificateholders.  As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

The controlling class representative and its affiliates may have interests that are in conflict with those of certain certificateholders, especially if the applicable controlling class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.  It is expected that Goldman Sachs Mortgage Company will be the initial holder of the 11 West 42nd Street companion loan and the Mall St. Matthews companion loan, and in each such case the respective holder intends (but will not be required) to securitize the companion loan.  The special servicer, upon consultation with a companion loan holder or its representative, may take actions with respect to the related whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.  In connection with the whole loans, the companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders.  As a result, it is possible that a companion loan holder (solely with respect to the related whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus, the special servicer may be removed without cause by the controlling class representative (for so long as a Control Termination Event does not exist).

See “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Termination of the Special Servicer” in this free writing prospectus.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor (the “B-Piece Buyer”) in the Class E, Class F and Class G certificates was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans.  The B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence.  The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class E, Class F and Class G certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The B-Piece Buyer or its designee will constitute the initial controlling class representative.  The controlling class representative will have certain rights to direct and consult with the special servicer.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder, a holder of a companion loan security or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

For example, with respect to the mortgaged property identified on Annex A to this free writing prospectus as Mall St. Matthews, representing approximately 11.0% of the aggregate principal balance of the mortgage pool as of the cut-off date, the indirect manager and owner of the mortgaged property is also the indirect manager and owner of Oxmoor Center, which is a shopping mall that is located across an expressway from, and directly competes with, the mortgaged property.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders

For so long as a Control Termination Event does not exist, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.  The controlling class representative will be controlled by the controlling class certificateholders.  The controlling class representative may have interests in conflict with those of the certificateholders of the classes of offered certificates.  As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.  See “The Pooling and Servicing Agreement—General” in this free writing prospectus.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.  Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus, the special servicer may be removed without cause by the controlling class representative (for so long as a Control Termination Event does not exist).  See “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Termination of the Special Servicer” in this free writing prospectus.

After the occurrence and during continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) (considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates) or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocated to such class, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal on such class, and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose), vote affirmatively to so terminate and replace.  In addition, after the occurrence and during the continuance of a Consultation Termination Event, the Operating Advisor may recommend the replacement of the special servicer.  That recommendation may result in the termination and replacement of the special servicer if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocated to such class, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal on such class, and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose), vote affirmatively to so terminate and replace.  See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

In addition, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this free writing prospectus; provided, however, that the controlling class representative may lose any such rights upon the occurrence of certain events.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer at any time, the operating advisor has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a Control Termination Event, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class.  In all cases voting is based on the outstanding certificate principal amount, which is reduced by realized losses.  In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions.  These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders.  See “Description of the Offered Certificates—Voting Rights” in this free writing prospectus.

Rights of the Operating Advisor and the Controlling Class Representative Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced loan or whole loan, if applicable, for so long as a Control Termination Event does not exist, the special servicer generally will be required to obtain the consent of the controlling class representative.  After the occurrence and during the continuance of a Control Termination Event, the special servicer generally will be required to consult with the controlling class representative (until the occurrence and during the continuance of a Consultation Termination Event) and the operating advisor. These actions and decisions include, among others, certain modifications to the mortgage loans or whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus for a list of actions and decisions requiring consultation with the operating advisor and the controlling class representative. As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the controlling class representative: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the controlling class; (iii) does not have any duties to the holders of any class of certificates other than the controlling class; (iv) may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the controlling class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the controlling class representative for having so acted.

The Whole Loans Pose Special Risks

Realization on the Mortgage Loans That Are Part of a Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Companion Loan

If a whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related companion loan together with such defaulted mortgage loan.  We cannot assure you that such a required sale of a defaulted whole loan would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related whole loan.  Further, given that, pursuant to the co-lender agreement for each whole loan, the related companion loan holder is not the directing holder, and the trust as holder of the related mortgage loan is the directing holder (with the right to consent to material servicing decisions and replace the special servicer), with respect to each whole loan, the related companion loan may not be as marketable as the related mortgage loan held by the issuing entity.  Accordingly, if any such sale does occur with respect to a whole loan, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

Rights of the Companion Loan Holders Could Adversely Affect Your Investment

In connection with the servicing of a whole loan, the related companion loan holder or its representatives will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such whole loan, and such recommended servicing actions could adversely affect the holders of some or all of the classes of certificates. Each companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and it is possible that a companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates.  Notwithstanding the foregoing, any such consultation with a companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such companion loan holder (or its representative).

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	does not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us.  However, solely in the case of Starwood Mortgage Funding I LLC, a sponsor, Starwood Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Starwood Mortgage Funding I LLC under the related mortgage loan purchase agreement as described in “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.  Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so.  We cannot assure you that the sponsors (or Starwood Mortgage Capital LLC, as a guarantor of the repurchase or substitution obligation of Starwood Mortgage Funding I LLC) will have the financial ability to effect such repurchases or substitutions.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “Description of the

Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus for a summary of certain representations and warranties.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this free writing prospectus and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan or companion loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property.  Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent.  Any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate.  No determination has been made whether any portion of the income from the Mortgaged Properties constitutes “rent from real property.”  Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders.  The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans” in this free writing prospectus.  In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties.  Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to original issue discount that may exceed distributions on the certificates in any given taxable year.  See “Material Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (the “IRS”) has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, final regulations and other guidance issued under the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”) modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured by real property” (within the meaning of the final regulations and such guidance). The IRS has issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not principally secured by real property, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be principally secured by real property following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents that occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less.  These regulations and other guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates.

If a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code may provide that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates.  We cannot assure you that holders of offered certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

DESCRIPTION OF THE MORTGAGE POOL

General

The issuing entity with respect to the Certificates will be GS Mortgage Securities Trust 2013-GC13 (the “Issuing Entity”).  The assets of the Issuing Entity will consist of a pool of 67 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the due date in July 2013 for such Mortgage Loan (or, in the case of any Mortgage Loan that has its first due date in August 2013, the date that would have been its due date in July 2013 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month) (collectively, the “Cut-off Date”), after deducting payments of principal due on such respective dates, of approximately $1,333,938,541 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”).  Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and in each case secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in an office, retail, multifamily, hospitality, mixed use, self storage, manufactured housing community or industrial property (each, a “Mortgaged Property”).  The Mortgage Loans are generally non-recourse loans.  In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

Of the Mortgage Loans to be included in the Issuing Entity:

•
Seventeen (17) Mortgage Loans (together with the GS CRE Mortgage Loans, the “GSMC Mortgage Loans”), representing approximately 57.2% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”);

•
Twenty-seven (27) Mortgage Loans (the “CGMRC Mortgage Loans”), representing approximately 24.7% of the Initial Pool Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”);

•
Twelve (12) Mortgage Loans (the “SMF I Mortgage Loans”), representing approximately 11.1% of the Initial Pool Balance, were originated by Starwood Mortgage Capital LLC (formerly Archetype Mortgage Capital LLC), a Delaware limited liability company (“SMC”); and

•
Eleven (11) Mortgage Loans (the “GS CRE Mortgage Loans”), representing approximately 7.0% of the Initial Pool Balance, were originated by GS Commercial Real Estate LP, a Delaware limited partnership (“GS CRE”).

GSMC, GS CRE, CGMRC and SMC are referred to in this free writing prospectus as the “Originators”.  The GS CRE Mortgage Loans were originated for sale to GSMC.  GSMC has acquired or will acquire the GS CRE Mortgage Loans from GS CRE on or prior to the Closing Date.  Starwood Mortgage Funding I LLC (“SMF I”) has acquired or will acquire the SMF I Mortgage Loans from SMC on or prior to the Closing Date.  GS Mortgage Securities Corporation II (the “Depositor”) will acquire the Mortgage Loans from GSMC, CGMRC and SMF I (collectively, the “Sponsors”) on or about July 31, 2013 (the “Closing Date”).  The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the 2013-GC13 pooling and servicing agreement, dated as of July 1, 2013 (the “Pooling and Servicing Agreement”)  among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

Certain Calculations and Definitions

This free writing prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of the tables presented in Annex A, Annex B and Annex C may not equal the indicated total due to rounding.  The information in Annex A, Annex B and Annex C to this free writing prospectus with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date.  When information presented in this free writing prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this free writing prospectus.  The statistics in Annex A, Annex B and Annex C to this free writing prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

All information presented in this free writing prospectus with respect to each Mortgage Loan with a Companion Loan is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Companion Loan, unless otherwise indicated.

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report (each a “Third Party Report”) were prepared prior to the date of this free writing prospectus.  The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties.  The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports.  The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of July 2013 (or, in the case of any Mortgage Loan or Companion Loan that has its first due date in August 2013, the anticipated annualized debt service payable on such Mortgage Loan or related Companion Loan as of August 2013); provided that with respect to each Mortgage Loan with a partial interest only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan or Companion Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards.  With respect to each Mortgaged Property, the Appraised Value set forth in this free writing prospectus and on Annex A or Annex B to this free writing prospectus is the “as-is” appraised value unless otherwise specified under “Description of the Mortgage Pool—Appraised Value” in this free writing prospectus, and is in each case as determined by an appraisal made not more than 6 months prior to the origination date of the related Mortgage Loan as described under “Appraisal Date” on Annex A to this free writing prospectus.  The appraisals for certain of the Mortgaged Properties state an “as stabilized” or “as renovated” value as well as an “as-is” value for such Mortgaged Properties that assume that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the Mortgaged Property, and such “as stabilized” or “as renovated” values may, to the extent indicated, be reflected elsewhere in this free writing prospectus, on Annex A to this free writing prospectus, and on Annex B to this free writing prospectus.  For such Appraised Values and other values on a property-by-property basis, see, Annex A of this free writing prospectus and the related footnotes.  In addition, for certain Mortgage Loans, the LTV Ratio at Maturity was calculated based on the “as stabilized” appraised value for the related Mortgaged Property, as described under the definition of “LTV Ratio at Maturity”.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other.  Each Crossed Group is identified by a separate letter on Annex A to this free writing prospectus.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this free writing prospectus divided by (2) the Appraised Value of the related Mortgaged Property set forth on Annex A to this free writing prospectus, except as set forth below:

•	with respect to each Mortgage Loan with a Companion Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan;

•
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balance of the applicable Crossed Group, divided by the aggregate Appraised Value of the related Mortgaged Properties;

•
with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as The Marsol Apartments, representing approximately 2.6% of the Initial Pool Balance, the Cut-off Date Loan-to-Value Ratio was calculated based on the Cut-off Date Balance of the Mortgage Loan net of the related capital improvement reserve of $3,000,000.  The Cut-off Date Loan-to-Value Ratio without netting the related reserve is 85.4%; and

•
with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Stirling Lafayette Shopping Center, representing approximately 2.0% of the Initial Pool Balance, the Cut-off Date Loan-to-Value Ratio was calculated based on the Cut-Off Date Balance of the Mortgage Loan, net of the related earnout reserve of $2,900,000.  The Cut-off Date Loan-to-Value Ratio without netting the related earnout is 81.0%.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•
with respect to each Mortgage Loan with a Companion Loan, the calculation of Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan;

•
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties divided by the aggregate Cut-off Date Balance of the applicable Crossed Group; and

•
with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Stirling Lafayette Shopping Center, representing approximately 2.0% of the Initial Pool Balance, the Debt Yield on Underwritten Net Cash Flow was calculated based on the Cut-off Date Balance of that Mortgage Loan, net of the related earnout reserve of $2,900,000.  The Debt Yield on Underwritten Net Cash Flow without netting the related earnout is 7.6%.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•
with respect to each Mortgage Loan with a Companion Loan, the calculation of Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan;

•
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Operating Income, produced by the related Mortgaged Properties divided by the aggregate Cut-off Date Balance of the applicable Crossed Group; and

•
with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Stirling Lafayette Shopping Center, representing approximately 2.0% of the Initial Pool Balance, the Debt Yield on Underwritten Net Operating Income was calculated based on the Cut-off Date Balance of that Mortgage Loan, net of the related earnout reserve of $2,900,000.  The Debt Yield on Underwritten Net Operating Income without netting the related earnout is 8.2%.

“DSCR”, “Debt Service Coverage Ratio”, “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

•	with respect to each Mortgage Loan with a Companion Loan, the calculation of DSCR is based on the Annual Debt Service of such Mortgage Loan and the related Companion Loan; and

•
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties divided by the aggregate Annual Debt Service of the applicable Crossed Group.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender.  Hospitality properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“LTV Ratio at Maturity”, “Maturity Date Loan-to-Value Ratio” or “Maturity Date LTV Ratio” with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the balloon balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property shown on Annex A to this free writing prospectus, except as set forth below:

•	with respect to each Mortgage Loan with a Companion Loan, the calculation of LTV Ratio at Maturity is based on the aggregate balloon balance of such Mortgage Loan and the related Companion Loan;

•
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate balloon balance of the applicable Crossed Group divided by the aggregate Appraised Value of the related Mortgaged Properties; and

•
with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective LTV Ratio at Maturity was calculated using the related “as stabilized” Appraised Value, as opposed to the “as-is” Appraised Values, each as set forth below:

Mortgage Loan Name	% of Initial Pool Balance	Maturity Date LTV Ratio (“As Stabilized”)	“As Stabilized” Appraised Value	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Mall St. Matthews(1)	11.0%	59.2%	$287,000,000	60.7%	$280,000,000
Holiday Inn – 6th Avenue	6.0%	54.2%	$126,000,000	60.2%	$113,500,000
The Marsol Apartments	2.6%	57.1%	$51,800,000	72.1%	$41,000,000
Stirling Lafayette Shopping Center	2.0%	59.9%	$36,000,000	64.7%	$33,300,000
Blackhawk Estates	1.5%	46.6%	$33,900,000	50.5%	$31,290,000
LV Self Storage Portfolio(2)	0.7%	44.6%	$18,100,000	48.4%	$16,680,000
Hampton Inn – Greenville	0.7%	54.4%	$13,200,000	55.7%	$12,900,000
Storage Pros Tennessee Portfolio(3)	0.6%	52.9%	$12,450,000	56.2%	$11,730,000
ExtraSpace Self Storage Leesville(4)	0.2%	39.5%	$5,800,000	40.1%	$5,600,000
Gateway Commons	0.3%	41.9%	$8,650,000	44.4%	$8,175,000

(1)	The Maturity Date LTV Ratio is calculated based on the aggregate balloon balance of the Mall St. Matthews Whole Loan.

(2)
The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the following Mortgaged Properties: LV Self Storage Portfolio – Presidential and LV Self Storage Portfolio - Henderson.

(3)
The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the following Mortgaged Properties: Storage Pros Tennessee Portfolio – Rivergate and Storage Pros Tennessee Portfolio – Papermill.

(4)
The Maturity Date LTV Ratio for the cross-collateralized and cross-defaulted Mortgage Loans identified on Annex A to this free writing prospectus as ExtraSpace Self Storage Alexandria and ExtraSpace Self Storage Leesville was calculated using the “as-is” appraised value for ExtraSpace Self Storage Alexandria and the “as stabilized” value for ExtraSpace Self Storage Leesville.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A.  No representation is made that any Appraised Value presented in this free writing prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this free writing prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations.  Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization.  In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures.  Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles.  Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental, manufactured housing community and mixed-use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, mixed-use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date.  In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiations being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.  See footnotes to Annex A to this free writing prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy.  See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool.  Each Related Group is identified by a separate number on Annex A to this free writing prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.  Hospitality properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the

Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. In determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this free writing prospectus.  In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this free writing prospectus for such Mortgaged Property.  No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this free writing prospectus intended to represent such future cash flows.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this free writing prospectus.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI  for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this free writing prospectus.  In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this free writing prospectus for such Mortgaged Property.  No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this free writing prospectus intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 13 months (and 21 months in the case of one of the Mortgage Loans) past the Cut-off Date, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees.  In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  See “—Tenant Issues” below.

“Units”, “Rooms”, “Beds” or “Pads”  means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$1,333,938,541
Number of Mortgage Loans	67
Number of Mortgaged Properties	98
Average Cut-off Date Mortgage Loan Balance	$19,909,530
Weighted Average Mortgage Loan Rate(2)	4.1607%
Range of Mortgage Loan Rates(2)	2.7200%-5.5436%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)(4)(5)	64.5%
Weighted Average Maturity Date Loan-to-Value Ratio(2)(5)(6)	55.2%
Weighted Average Cut-off Date Remaining Term to Maturity (months)	111
Weighted Average Cut-off Date DSCR(2)(5)	1.85x
Full-Term Amortizing Balloon Mortgage Loans	48.5%
Partial Interest Only Balloon Mortgage Loans	25.2%
Interest Only Balloon Mortgage Loans	26.3%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
With respect to each Whole Loan, the related Companion Loan is included for purposes of calculating the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR.  Other than as specifically noted, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each Mortgage Loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.

(3)
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as The Marsol Apartments, representing approximately 2.6% of the Initial Pool Balance, the Cut-off Date Loan-to-Value Ratio was calculated based on the Cut-off Date Balance of the Mortgage Loan net of the related capital improvement reserve of $3,000,000.  The Cut-off Date Loan-to-Value Ratio without netting the related reserve is 85.4%.

(4)
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Stirling Lafayette Shopping Center, representing approximately 2.0% of the Initial Pool Balance, the Cut-off Date Loan-to-Value Ratio was calculated based on the Cut-off Date Balance of the Mortgage Loan, net of the related earnout reserve of $2,900,000.  The Cut-off Date Loan-to-Value Ratio without netting the related earnout is 81.0%.

(5)
With respect to the 2 groups of Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as (a) Rockwall Commons Apartments and Rockwall Commons Office, which represent in the aggregate approximately 1.9% of the Initial Pool Balance, and (b) ExtraSpace Self Storage Alexandria and ExtraSpace Self Storage Leesville, which represent in the aggregate approximately 0.5% of the Initial Pool Balance, and which in each case are cross-collateralized and cross-defaulted with each other, the Cut-off Date Loan-to-Value Ratio, the Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR of the Mortgage Loans comprising each such Crossed Group are presented in the aggregate unless otherwise indicated.

(6)	In certain cases the Maturity Date Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” Appraised Value instead of the related “as-is” Appraised Value.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus.

All of the Mortgage Loans (and the Whole Loans) are expected to have substantial remaining principal balances as of their respective stated maturity dates.  This includes 52 Mortgage Loans, representing approximately 48.5% of the Initial Pool Balance which pay principal and interest for their entire terms, 10 Mortgage Loans, representing approximately 25.2% of the Initial Pool Balance, that pay interest only for a portion of their respective terms and 5 Mortgage Loans, representing approximately 26.3% of the Initial Pool Balance, that pay interest only for their entire term through maturity.

The issuing entity will include 14 Mortgage Loans, representing approximately 10.3% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

Property Types

Office Properties

Seven (7) office properties, representing collateral for approximately 34.5% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 7 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of office properties; see “Risk Factors—Office Properties Have Special Risks” in the prospectus.

Certain of the office properties have specialty use tenants, such as dental or medical offices, restaurants, data centers, rehabilitation facilities and/or parking garages, as part of the property.  These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Retail Properties

Eighteen (18) retail properties, representing collateral for approximately 28.1% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 15 of the Mortgage Loans.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Eleven (11) of the Mortgaged Properties, representing collateral for approximately 25.8% of the Initial Pool Balance by allocated loan amount, consist of a shopping center or other retail property that is considered by the applicable Sponsor to have at least one “anchor tenant”.  Six (6) of the Mortgaged Properties, representing collateral for approximately 1.9% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “shadow anchored”.  One (1) of the Mortgaged Properties, representing collateral for approximately 0.4% of the Initial Pool Balance by allocated loan amount, is a retail property that is considered by the applicable Sponsor to be “unanchored”.

Certain of the retail properties have specialty use tenants, such as theaters, rehabilitation facilities, medical and dental offices, fitness centers, health clubs, gas stations and/or restaurants.  These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

A large number of factors may adversely affect the operation and value of retail properties; see “Risk Factors—Retail Properties Have Special Risks” in the prospectus.

Multifamily Properties

Thirty-nine (39) multifamily properties, representing collateral for approximately 16.4% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 21 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of multifamily properties; see “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Additionally:

●
The Mortgaged Property identified on Annex A to this free writing prospectus as Crown at Steeplechase Apartments, representing collateral for approximately 0.5% of the Initial Pool Balance, is dependent on personnel from a local military base for tenants.  Cutbacks at that military base could materially adversely affect property performance.

●
The Mortgaged Property identified on Annex A to this free writing prospectus as Dawson Street Apartments, representing collateral for approximately 0.5% of the Initial Pool Balance, is primarily occupied by student tenants.

●
With respect to the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Pangea 6 Multifamily Portfolio, representing 1.0% of the Initial Pool Balance, 8 of those Mortgaged Properties have tenants that rely on rent subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development (“Section 8”).  Additionally, with respect to the Mortgaged Property identified on Annex A to this free writing prospectus as Colony Apartments, representing approximately 0.3% of the Initial Pool Balance, the previous owner of the Mortgaged Property leased units to tenants under Section 8.  Although the Mortgaged Property is no longer affiliated with Section 8, 4 tenants that were inherited from the previous owner continue to occupy their premises under Section 8 and renew their subsidized leases with the borrower on a month-to-month basis.  We cannot assure you that the Section 8 program will be continued in its present form or that the level of assistance provided will be sufficient to generate enough revenues for each of the related borrowers to meet its obligations under the related Mortgage Loan.

●
With respect to the Mortgaged Property identified on Annex A to this free writing prospectus as Granite Club Apartments, representing approximately 0.4% of the Initial Pool Balance, the Mortgaged Property is subject to a 40 year Land Use Restriction Agreement expiring in 2032 that requires the Mortgaged Property to maintain a total of 79 units available for 45 very low income and 34 low income households. The Mortgaged Property is required to report annually with the next report due March 10, 2014. As of May 2013, there were 46 very low income and 39 low income tenants in occupancy.

A large number of factors may adversely affect the operation and value of multifamily properties; see “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Hospitality Properties

Three (3) hospitality properties, representing collateral for approximately 8.4% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 3 of the Mortgage Loans.  Two (2) of the hospitality Mortgaged Properties, representing collateral for approximately 6.7% of the Initial Pool Balance by allocated loan amount, are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.  The hotel operated at the Mortgaged Property identified on Annex A to this free writing prospectus as Surfsand Resort, representing collateral for approximately 1.7% of the Initial Pool Balance by allocated loan amount, is not affiliated with a national franchise.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation.  We cannot assure you that the franchise agreement or management agreement will remain in place or that the hotel will continue to be operated under a franchised brand or under its current name.  See “Risk Factors—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in the prospectus.

In addition, renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements.  See “—Redevelopment and Renovation” below.

A large number of factors may adversely affect the operation and value of hospitality properties; see “Risk Factors—Hospitality Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in the prospectus.

Mixed Use Properties

Six (6) mixed use properties, representing collateral for approximately 4.7% of the Initial Pool Balance by allocated loan amount, secure in whole or in part 6 of the Mortgage Loans.

Each of the mixed use properties has one or more retail, office and/or multifamily components.  To the extent a mixed use property has retail, office or multifamily components, such mortgaged property is subject to the risks relating to the property types described in “Risk Factors—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Multifamily Properties Have Special Risks” in the prospectus.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties have specialty use tenants, such as classrooms, medical offices, parking garages and/or restaurants.  These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Self Storage Properties

Seventeen (17) self storage properties, representing collateral for approximately 3.6% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 11 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of self storage properties; see “Risk Factors—Self Storage Properties Have Special Risks” in the prospectus.

Certain of the self storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office, mailbox, and/or warehouse use located at the related Mortgaged Property, (b) rent derived from cellular towers located at the related Mortgaged Properties, (c) rent derived from inline tenants operating space for retail uses (including restaurants), (d) retail sales, (e) rent derived from truck rentals and/or (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle and boat storage.

Manufactured Housing Community Properties

Four (4) manufactured housing community properties, representing collateral for approximately 2.6% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 3 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of manufactured housing community properties; see “Risk Factors—Manufactured Housing Community Properties Have Special Risks” in the prospectus.

Certain of the manufactured housing community Mortgaged Properties may not be connected in their entirety to public water and/or sewer systems.  In such cases, the borrower could incur a substantial expense if it were required to connect the Mortgaged Property to such systems in the future.  In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.  For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Blackhawk Estates, representing approximately 1.5% of the Initial Pool Balance, the Mortgaged Property features private on-site sewer treatment systems and water wells.  A reserve was established at the origination of the Mortgage Loan to cover the costs of maintaining such systems.

The manufactured housing community portfolio of Mortgaged Properties identified as Cherokee Village & Sundowner MHP, which secures a Mortgage Loan representing approximately 0.7% of the Initial Pool Balance, is age restricted to tenants at least 55 years of age.

Industrial Properties

Four (4) industrial properties, representing collateral for approximately 1.7% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 1 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of industrial properties.  See “Risk Factors—Industrial Properties Have Special Risks” in the prospectus.

Certain industrial properties also derive a portion of the Underwritten Revenues from revenue from rent derived from the leasing of office space at the Mortgaged Property.

Specialty Use Concentrations

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Plaza America Towers III & IV, 345 Park Avenue South, 643-647 Ninth Avenue, MetroPlace Center, Merrillwood Building, New Market Shopping Center, Bella Terra Plaza, Lakewood Plaza, Shoppes at Camp Bowie, Rivercrest Shadow Anchored Portfolio 4 – Creekside Plaza, Keystone Crossing Shopping Center and Stratford Plaza, which secure approximately 21.2%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have a restaurant as one or more of the five largest tenants (based on net rentable area) or as a single tenant operating at the related Mortgaged Property. Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Plaza America Towers III & IV, Pinnacle in Kierland Phase IV, Innovation Center of Vermont, Keller Crossing, Merrillwood Building, Summer Center, Bella Terra Plaza, Rivercrest Shadow Anchored Portfolio 4 – Creekside Plaza, Stratford Plaza, Rivercrest Shadow Anchored Portfolio 4 – White Horse Commons, and Rockwall Commons Office, which secure Mortgage Loans representing approximately 16.0%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have tenants operating medical, dental, physical therapy and/or veterinary offices as part of the Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Pinnacle in Kierland Phase IV, Innovation Center of Vermont, Rockwall Commons Apartments, Renaissance at Hobble Creek, New Market Shopping Center and Rockwall Commons Office, which secure Mortgage Loans representing approximately 7.8%, in the aggregate, of the Initial Pool Balance, have one or more parking garages as part of the collateral and such parking garages account for approximately 4.0%, 1.1%, 2.2%, 0.8%, 0.9% and 1.5% respectively, of Underwritten Revenues at the related Mortgaged Property.

The Mortgaged Properties identified on Annex A to this free writing prospectus as Plaza America Towers III & IV and 747 Amsterdam Avenue, representing approximately 8.6%, in the aggregate of the Initial Pool Balance, have classrooms accounting for approximately 5.4% and 66.3%, respectively, of the net rentable area at the Mortgaged Property.

Certain of the retail Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Summer Center, which secures a Mortgage Loan representing approximately 0.8% of the Initial Pool Balance, have a gas station as part of the related Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Innovation Center of Vermont, Keller Crossing, MetroPlace Center, New Market Shopping Center, Bella Terra Plaza and Gateway Commons, representing collateral for approximately 5.4%, in the aggregate, of the Initial Pool Balance, have a gym, health club or fitness center as part of the Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Property identified on Annex A to this free writing prospectus as Mall St. Matthews, which secures a Mortgage Loan representing approximately 11.0% of the Initial Pool Balance, have a theater as part of the Mortgaged Property.

These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Mortgage Loan Concentrations

The table below presents information regarding Mortgage Loans and related Mortgage Loan concentrations:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Top Loan	$150,000,000	11.2%
Top 5 Loans	$603,650,678	45.3%
Top 10 Loans	$830,924,714	62.3%
Largest Related‑Borrower Concentration(1)	$253,650,678	19.0%
Next Largest Related‑Borrower Concentration	$39,880,476	3.0%

(1)	Excluding single-borrower mortgage loans and cross-collateralized and cross-defaulted mortgage loans.

Other than with respect to the largest ten (10) Mortgage Loans, each of the other Mortgage Loans or Crossed Groups represents no more than approximately 1.9% of the Initial Pool Balance. See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on the largest 20 Mortgage Loans and Crossed Groups.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Rockwall Commons Apartments and Rockwall Commons Office, representing in the aggregate approximately 1.9% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with each other.

The Mortgage Loans secured by the Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as ExtraSpace Self Storage Alexandria and

ExtraSpace Self Storage Leesville, representing in the aggregate approximately 0.5% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with each other.

The following table shows each group of Mortgage Loans that have borrowers that are related to each other, with such groups collectively representing approximately 28.7% of the Initial Pool Balance.  No group of Mortgage Loans having related borrowers represents more than approximately 19.0% of the Initial Pool Balance.

Related Borrower Loans

Loan Name	Cut-off Date Balance	% of Initial Pool Balance
Mall St. Matthews	$146,840,875	11.0%
Crossroads Center	106,809,804	8.0
Subtotal	$253,650,678	19.0%

Rockwall Commons Apartments(1)	$22,000,000	1.6%
Keller Crossing	14,980,476	1.1
Rockwall Commons Office(1)	2,900,000	0.2
Subtotal	$39,880,476	3.0%

MetroPlace Center	$14,300,000	1.1%
Bella Terra Plaza	8,000,000	0.6
Subtotal	$22,300,000	1.7%

Dawson Street Apartments	$7,252,000	0.5%
Hempstead Road Apartments	6,056,250	0.5
Elmer and Bellefonte Street Apartments	3,955,000	0.3
Wightman Street Apartments	3,519,000	0.3
Subtotal	$20,782,250	1.6%

Riveraine Apartments	$10,485,890	0.8%
Granite Club Apartments	5,812,179	0.4
Subtotal	$16,298,068	1.2%

Tammany on the Ponds Apartments	$11,983,880	0.9%
Tammany Hills Apartments	3,820,045	0.3
Subtotal	$15,803,924	1.2%

Extra Space Self Storage #8183 – Nokomis	$2,440,654	0.2%
Extra Space Self Storage #8182 – Port Charlotte	2,291,226	0.2
Extra Space Self Storage #8181 – Punta Gorda	2,191,608	0.2
Subtotal	$6,923,488	0.5%

ExtraSpace Self Storage Alexandria(2)	$4,244,383	0.3%
ExtraSpace Self Storage Leesville(2)	2,446,762	0.2
Subtotal	$6,691,145	0.5%

Total	$382,330,030	28.7%

(1)	The Mortgage Loans are cross-collateralized and cross-defaulted with each other.
(2)	The Mortgage Loans are cross-collateralized and cross-defaulted with each other.

Mortgage loans with related borrowers are identified under “Related Group” on Annex A to this free writing prospectus.

Geographic Concentrations

This table shows the states with the concentrations of Mortgaged Properties of over 5.0%:

Geographic Distribution(1)
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	6	$367,500,000	27.5%
Kentucky	2	$157,340,875	11.8%
Texas	10	$130,725,190	9.8%
Minnesota	1	$106,809,804	8.0%
Virginia	1	$100,000,000	7.5%

(1)
Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A to this free writing prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties.  For example:

●	Mortgaged Properties located in California, Oregon and Tennessee are more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.

●
Mortgaged Properties located in coastal states, which includes Mortgaged Properties located in, for example, Florida, Georgia, Louisiana, North Carolina, South Carolina and Texas, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country.  Recent hurricanes in the Northeast and Mid-Atlantic States, Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including New York City, where certain of the Mortgaged Properties are located.  The damage to the affected areas includes, among other things, flooding, wind and water damage, forced evacuation, and fire damage.  The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm.  The Mortgage Loans do not all require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●
Mortgaged Properties, securing approximately 14.1% of the Initial Pool Balance by allocated loan amount, are located in, among other places, Florida, Louisiana or Texas, which may be adversely affected by events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010. These events and similar events could lead to a regional economic downturn for the gulf coast region of the United States.

●
In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Mortgaged Properties With Limited Prior Operating History

Two (2) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Pangea 6 Multifamily Portfolio and PriceRite – District Heights, MD, representing approximately 1.0% and 0.2%, respectively, of the Initial Pool Balance, are secured by Mortgaged Properties that were constructed or substantially renovated within the 12-month period preceding the Cut-off Date and that have no or limited prior operating history and/or lack historical financial figures and information.

Three (3) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as 643-647 Ninth Avenue, Shoppes at Camp Bowie and Walgreens – Holly Hills, FL, representing approximately 1.2%, 0.4% and 0.2%, respectively, of the Initial Pool Balance, are secured in whole or in part by Mortgaged Properties that were acquired within the 12-month period preceding the Cut-off Date and that have no or limited prior operating history and/or lack historical financial figures and information.

See “Risk Factors—Limited Information Causes Uncertainty” in this free writing prospectus.

Tenancies-in-Common

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as PriceRite – District Heights, MD, representing approximately 0.2% of the Initial Pool Balance, the related borrowers are tenants-in-common.  However, with respect to each such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Storage Pros Tennessee Portfolio, representing approximately 0.6% of the Initial Pool Balance, the related borrowers are tenants-in-common.  However, tenants-in-common have waived their respective right to partition.  Furthermore, the loan documents for that loan permit the borrowers (at any time after the 60th day following the Closing Date) to transfer the tenant-in-common interest in each individual Mortgaged Property into a limited liability company and terminate the tenancy-in-common structure, subject to the conditions set forth in the related loan agreement.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus and “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

Condominium Interests

One (1) of the Mortgage Loans, secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bella Terra Plaza, representing approximately 0.6% of the Initial Pool Balance, is secured in whole or in part by the related borrower’s interest in one or more units in a condominium.  The related Mortgaged Property consists of 143 condominium units established as a land condominium, the entirety of which, together with all common elements, is owned by the mortgage borrower who, in turn, also has complete control of any related association and rights of the developer under the related declaration.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.  See “Risk Factors—Condominium Ownership May Limit Use and Improvements” in the prospectus.

Leasehold Interests

A leasehold interest under a ground lease or under a sublease secures a portion of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Surfsand Resort, representing approximately 1.7% of the Initial Pool Balance.  For purposes of this free writing prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Surfsand Resort, representing approximately 1.7% of the Initial Pool Balance, the Mortgage Loan is secured by the related borrower’s entire interest in the Mortgaged Property which consists of a fee simple interest in 1 parcel at the Mortgaged Property, which parcel contains the hotel portion of the Mortgaged Property, and a leasehold interest in 2 parcels at the Mortgaged Property, one of which is used for operation as a restaurant pursuant to a ground lease (the “Surfsand Restaurant Ground Lease”) and one of which is undeveloped land pursuant to a second ground lease (the “Surfsand Vacant Land Ground Lease”).  The terms of the Surfsand Restaurant Ground Lease and the Surfsand Vacant Land Ground Lease do not contain several standard mortgagee protections, which protections include (i) mortgagee consent to any modification or termination of either ground lease, (ii) the ground lessor providing notice to the mortgagee of any default under either ground lease or providing the mortgagee with any cure rights thereunder and (iii) requiring the ground lessor to enter into a new ground lease with the mortgagee upon termination of either ground lease.  In addition, see the representations and warranties set forth in paragraph 34 on Annex E-1 to this free writing prospectus and the exceptions to such representations and warranties set forth on Annex E-2 to this free writing prospectus for certain other exceptions to customary mortgagee protections.  The Mortgage Loan documents provide that any losses incurred by the mortgagee with respect to any termination, modification or expiration of either ground lease, result in recourse liability to the borrower and guarantor.  The revenue derived from the Surfsand Restaurant Ground Lease constitutes approximately 5% of the total revenue derived from the Mortgaged Property.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender.  However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●
the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●
although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●
certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance	Companion Loan Rate	Cut-off Date Whole Loan LTV	Whole Loan DSCR
11 West 42nd Street	$150,000,000	$150,000,000	$300,000,000	4.0530%	52.6%	2.21	x
Mall St. Matthews	$146,840,875	$39,821,254	$186,662,129	2.7200%	66.7%	1.96	x

See “—The Whole Loans” below for more information regarding each Companion Loan.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers.  Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property.  The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Initial Principal Amount of Mezzanine Debt	Interest Rate on Mezzanine Loan	Maturity Date of Mezzanine Loan
Plaza America Towers III & IV(1)	$100,000,000	7.5%	$15,000,000	9.2500%	7/6/2023

(1)	Related mezzanine loan is currently held by Goldman Sachs Mortgage Company or an affiliate thereof.

The mezzanine loan related to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Plaza America Towers III & IV, is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Such intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine loan lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine loan lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fee payable under the Pooling and Servicing Agreement, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” below.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR		Combined Minimum Debt Yield	Intercreditor Agreement Required
Mall St. Matthews(1)	$146,840,875	63.6%	1.90	x	N/A	Yes
Crossroads Center(1)	$106,809,804	61.9%	2.01	x	N/A	Yes
Surfsand Resort	$22,967,911	65.0%	1.65	x	N/A	Yes
New Market Shopping Center(2)	$8,488,882	80.0%	1.40	x	N/A	Yes
Colony Apartments(3)	$3,772,500	75.0%	1.69	x	N/A	Yes

(1)	GSMC, the related sponsor and originator, has a right of first offer to act as mezzanine lender with respect to any such mezzanine indebtedness.

(2)	The future mezzanine debt may only be incurred in connection with the sale by the related sponsor of his entire ownership interest in the borrower.

(3)
Upon a sale of the related Mortgaged Property and assumption of that Mortgage Loan, ownership interests may be pledged to secure a mezzanine loan provided certain conditions are satisfied including that the total indebtedness does not exceed 75% of the lesser of (i) the fair market value of the Mortgaged Property according to a recent appraisal and (ii) actual sales price.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt.  Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

In addition, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers.  Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as The Arbaugh Building, which Mortgage Loan represents approximately 0.3% of the Initial Pool Balance, there exists a subordinate mortgage encumbering the related Mortgaged Property in favor of a tax credit investor affiliated with the borrower.  Additionally, there is a subordinate lien encumbering the Mortgaged Property in favor of the City of Lansing, Michigan, securing an amount in the original principal balance of $200,000.

Certain risks relating to additional debt are described in “Risk Factors—Other Financings or Ability To Incur Other Financings Entails Risk” in this free writing prospectus.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 7 months prior to the Cut-off Date.  See Annex A to this free writing prospectus for the date of the environmental report for each Mortgaged Property.  The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a  “Phase I” environmental assessment.  In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age.  Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to evaluate further certain environmental issues.  A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

●	for which an operations and maintenance plan or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

●	for which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property.  Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.  Other identified conditions could, for example, include leaks from storage tanks, onsite dry cleaning facilities, gas stations and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of the environmental reports prepared for each Mortgaged Property and environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Innovation Center of Vermont, representing approximately 1.7% of the Initial Pool Balance, the related Phase I Environmental Site Assessment (“ESA”) reported that groundwater beneath the Mortgaged Property was contaminated from the adjacent third-party Pine Street Barge Canal, and the northeastern portion of the Mortgaged Property therefore is within the boundaries of the Pine Street Barge Canal Superfund Site (the “Superfund Site” ) in accordance with the Comprehensive Environmental Response, Compensation, and Liability Act.  Contamination related to the Superfund Site is being remediated pursuant to the oversight of the United States Environmental Protection Agency, and no current or former owners or operators of the Mortgaged Property have been identified as responsible parties.  Prior technical assessments concluded that vapor intrusion is not a significant threat at the Mortgaged Property, and the ESA noted that the Mortgaged Property is serviced by a municipal water supplier.  The ESA concluded that no further action is required by owners or operators of the Mortgaged Property other than to monitor the status of the Superfund Site remediation.  We cannot assure you that the ESA accurately assessed all conditions at the Mortgaged Property, that the remediation will be completed, or that additional contamination will not be discovered in the future.

Litigation Considerations

Below are descriptions of litigation matters relating to certain Mortgage Loans.  Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this free writing prospectus.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Stirling Lafayette Shopping Center, representing approximately 2.0% of the Initial Pool Balance, Hibbett Sporting Goods, Inc. has the express right to seek damages from the borrower, under the terms of its lease agreement or at law for any violation of the “Exclusive Use” covenant, which was breached by the borrower’s execution of a lease with Academy Sports, a retail store selling sporting goods and equipment, athletic apparel and shoes, and sports licensed products.  While

Hibbett Sporting Goods’ sales have experienced a positive trend during the opening and continued operations of Academy Sports, we cannot assure you that such positive trend will continue, or that Hibbett Sporting Goods will not file a lawsuit against the borrower or the related non-recourse carveout guarantor for a breach of the terms of the lease agreement.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Renaissance at Hobble Creek, representing approximately 1.3% of the Initial Pool Balance, the related non-recourse carveout guarantors were the sponsors of a mortgage loan secured by Chandler Santan South, a retail center located in Chandler, AZ that was foreclosed on in April 2010.  The plaintiff is seeking a recovery of a deficiency judgment of approximately $4.0 million representing the difference between the outstanding loan balance and the sales price of the property at a foreclosure auction. This was a non-recourse loan with full recourse only under very limited conditions, and the lender is claiming full recourse liability based on the assertion that a lease termination constituted a prohibited voluntary assignment, transfer, or conveyance of trust property.  The defendants provided a motion of summary judgment highlighting that the deed of trust contains a detailed definition of “transfer” of the trust property and this definition specifically does not include a termination of a lease.  No trial date has been set and discovery by the parties is just beginning.  The defendants have filed a motion for summary judgment, and the matter is currently scheduled for mediation in August 2013.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Storage Pros Tennessee Portfolio, representing approximately 0.6% of the Initial Pool Balance, one (1) of the three (3) related nonrecourse carveout guarantors is, as of the origination date, a listed defendant (among others) in ongoing litigation pursuant to a complaint filed on March 4, 2013, which complaint alleges, among other things, the breach of statutory, contractual and fiduciary duties in connection with an unrelated investment.  According to the complaint, one of the named plaintiffs held 25% of the partnership interests in a property holding company wherein the defendants held the remainder of the partnership interests.  The complaint alleges that the defendants attempted to divest such plaintiff of control, management participation and knowledge of the affairs of the partnership through actions in breach of the statutory, contractual and fiduciary duties of the defendants.  Additionally, the complaint alleges that the defendants, on behalf of the partnership, (i) engaged in an unauthorized investment, (ii) misappropriated the use of the partnership’s employees, and (iii) failed to perform proper due diligence in connection with such investments.  The complaint further alleges that the nonrecourse carveout guarantor individually misrepresented the management operations of the properties being invested in, and that she received $422,610 from the partnership for services that were never rendered.  The plaintiffs are seeking (i) compensatory and punitive damages from the defendants in the amounts of $40,000,000 and $5,000,000, respectively, (ii) punitive damages from the nonrecourse carveout guarantor individually in the amount of $5,000,000, and (iii) actual damages and punitive damages in the amounts of $105,557.50 and $500,000, respectively, from both the nonrecourse carveout guarantor and her husband.  As of the origination date of the Mortgage Loan, the defendants listed in the complaint had not filed a response.

We cannot assure you that these above-described litigations would not have an adverse effect on, or provide any indication of the future performance of the obligors under, the related Mortgage Loans.

Redevelopment and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.  Below are descriptions of certain of such Mortgaged Properties.  Certain risks related to redevelopment and renovation at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment and Renovation at Mortgaged Properties” in this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Holiday Inn – 6th Avenue, representing approximately 6.0% of the Initial Pool Balance, the related Mortgaged Property is undergoing substantial renovations in connection with a property improvement plan imposed under the related franchise agreement.  Failure to complete such improvements could result in a default by the borrower under the related franchise agreement.  The borrower deposited with the lender a cash reserve in the amount of $2,432,789, representing the estimated renovation costs.  We cannot assure you that the required work will be completed or that, while ongoing, such required work will not be a deterrent to guests or otherwise adversely affect the performance of the related Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as The Marsol Apartments, representing approximately 2.6% of the Initial Pool Balance, the Mortgaged Property is scheduled to undergo an estimated $6,243,130 property-wide renovation to be completed on or before May 6, 2016, with approximately $2,086,315 of such renovations to be completed on or before May 6, 2014.  The renovations involve, among other things, improvements relating to carpet, common area flooring, sidewalks and porches, kitchen and bathroom upgrades, painting, boilers, and asphalt.  A reserve in the amount of $3,000,000 was established with the lender at the time of origination of the Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Stirling Lafayette Shopping Center, representing approximately 2.0% of the Initial Pool Balance, the Mortgaged Property is under construction in connection with a 17,000 square foot build out relating to tenants Cato and Ulta, which have executed leases and are not yet paying rent, but are each expected to take occupancy and begin paying rent by May 2014.  The borrower deposited with the lender an earnout reserve in the amount of $2,900,000.  Provided that no event of default under the loan agreement is continuing, all or a portion of such amount will be released to the borrower upon the satisfaction of certain events, including but not limited to Cato and Ulta (or a replacement tenant) having executed leases (or subleases) satisfactory to the lender in accordance with the loan documents, having taken possession of their respective premises and having commenced paying rent and reimbursements required to be paid. Any such payment is subject to the achievement of a debt yield (calculated as the net operating income as calculated under the Mortgage Loan documents divided by the outstanding principal balance of the Mortgage Loan as of such date minus the balance of funds remaining in the earnout reserve after a related disbursement) after any such disbursement of 9.20%. In the event that the borrower fails to satisfy the conditions for the release of the earnout reserve by May 24, 2014, then the lender will be required to use the earnout escrow amount to prepay the related Mortgage Loan and the related borrower will be required to pay a yield maintenance charge equal to the greater of a yield maintenance premium or 3% of the amount prepaid.

Other hotel properties may, and likely do, have property improvements plans in various stages of completion or planning.

We cannot assure you that these above described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property.  See “Structural and Collateral Term Sheet” for additional information on the 10 largest Mortgage Loans.

Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity.  For example, with respect to the 20 largest Mortgage Loans:

●
With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Mall St. Matthews and Crossroads Center, representing approximately 11.0% and 8.0%, respectively, of the Initial Pool Balance, General Growth Properties, Inc., which owns a 100% equity interest in the related guarantor of each borrower’s non-recourse carve-outs, filed for Chapter 11 Bankruptcy on April 16, 2009.  General Growth Properties, Inc. emerged from bankruptcy on November 8, 2010.  In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Renaissance at Hobble Creek, representing approximately 1.3% of the Initial Pool

Balance, the related non-recourse carveout guarantors filed for and emerged from Chapter 11 Bankruptcy in 2010. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as One Westchase Center, representing approximately 4.1% of the Initial Pool Balance, the non-economic managing member of the sole member of the related borrower has been the non-economic managing member on sixteen (16) loans that resulted in lender foreclosures, deeds-in-lieu of foreclosure or other lender relief actions.  The sole member is an entity which was formed in 1986 and has been an active investor in commercial real estate during the ensuing time period through the present.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as The Marsol Apartments, representing approximately 2.6% of the Initial Pool Balance, the related non-recourse carveout guarantor was involved in a consensual deed-in-lieu of foreclosure in 2011 on an unrelated commercial mortgage loan secured by a single-tenant.  In addition, during the period from 2011 through the Cut-off Date, certain entities and individuals with ownership interests in the borrower, including the related non-recourse carveout guarantor, were involved with a portfolio of four (4) loans secured by twenty-one (21) properties, which loans went into default under the related loan documents and subsequently were auctioned in connection with foreclosure proceedings currently ongoing.

●
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Warehouse & Flex Portfolio, representing approximately 1.7% of the Initial Pool Balance, 2 of the 4 related non-recourse carveout guarantors are currently involved in a mortgage loan foreclosure.  The other two non-recourse carveout guarantors are currently involved in a separate mortgage loan foreclosure and such non-recourse carveout guarantors are non-recourse carveout guarantors for a separate loan where the related borrower has ceased making debt service payments, but no foreclosure action has yet commenced.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Forest Cove Apartments, representing approximately 1.4% of the Initial Pool Balance, the related non-recourse carveout guarantors have been involved with two (2) unrelated distressed commercial real estate loans which resulted in a (i) settlement agreement with the lender and subsequent sale of the property finalized in October 2010 and (ii) a foreclosure sale finalized in January 2011.  No litigation arose from such actions.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Renaissance at Hobble Creek, representing approximately 1.3% of the Initial Pool Balance, the related non-recourse carveout guarantors were involved in a mortgage loan foreclosure in April 2010.  Litigation arising from such foreclosure continues, as described under “—Litigation Considerations” in this free writing prospectus.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceeds, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Spyglass Hill Apartments, representing approximately 0.2% of the Initial Pool Balance, the proceeds of the Mortgage Loan were used to repay, in full, the existing loan that was then in maturity default.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

●	Four (4) of the Mortgaged Properties, securing 3 Mortgage Loans, representing approximately 0.9% of the Initial Pool Balance, are leased to a single tenant.

●	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 1.7% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

The Mortgaged Properties have certain tenant concentrations (among the five largest tenants (based on net rentable area)) across multiple Mortgaged Properties representing collateral for 2.0% or more of the Initial Pool Balance, as set forth below:

●	For example, JC Penney is a tenant at each of 2 Mortgaged Properties, and such Mortgaged Properties secure approximately 19.0% of the Initial Pool Balance based on allocated loan amount.

●	In addition, Ross Dress for Less is a tenant at each of 2 Mortgaged Properties, and such Mortgaged Properties secure approximately 2.8% of the Initial Pool Balance based on allocated loan amount.

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan.  In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Terminations and Expirations

Expirations.  See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial

Mortgaged Property.  Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan.  Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease terminations or concentrations of lease terminations with respect to the Mortgaged Properties:

●	In certain cases, the lease of a major or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

●
With respect to the Mortgaged Properties identified on Annex A to this free writing prospectus as Plaza America Towers III & IV, 345 Park Avenue South, Warehouse & Flex Portfolio - 1515 Grundy’s Lane, Warehouse & Flex Portfolio - 1501 Grundy’s Lane, Warehouse & Flex Portfolio - 311 Sinclair Road, Warehouse & Flex Portfolio - 1100 Wheeler Way, Rivercrest Shadow Anchored Portfolio 4 - Southside Commons, Rivercrest Shadow Anchored Portfolio 4 - White Horse Commons, 747 Amsterdam Avenue, 885 Flatbush Avenue, Gateway Commons, Keystone Crossing Shopping Center, PriceRite - District Heights, MD and Rockwall Commons Office, representing collateral for approximately 20.0%, in aggregate, of the Initial Pool Balance by allocated loan amount, one or more leases representing approximately  82.1%, 90.6%, 84.1%, 83.3%, 100.0%, 100.0%, 52.3%, 53.6%, 66.3%, 66.2%, 62.3%, 85.4%, 100.0% and 50.7%, respectively, of the net rentable square footage of the related Mortgaged Property expire in the same calendar year prior to or the same year as the maturity of the related Mortgage Loan.  With respect to certain other Mortgaged Properties, leases representing a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property expire in the same calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

●
With respect to the Mortgaged Properties identified on Annex A to this free writing prospectus as Warehouse & Flex Portfolio – 311 Sinclair Road, PriceRite – District Heights, MD and Warehouse & Flex Portfolio – 1100 Wheeler Way, representing approximately 0.3%, 0.2% and 0.2%, respectively, of the Initial Pool Balance by allocated loan amount, the related Mortgaged Properties, are in each case occupied by a single tenant under a lease which expires prior to the scheduled maturity of the related Mortgage Loan.

Terminations.  Certain Mortgage Loans have material lease early termination options.  Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right, (viii) if the landlord defaults on its obligations under the lease, (ix) if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor or (x) if the landlord violates the tenant’s exclusive use rights for a specified period of time. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain other termination rights or situations in which the tenant may no longer occupy its leased space rights or pay full rent.

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease upon providing notice of such termination within a specified period prior to the termination date, or to terminate its lease based upon contingencies other than those set forth in the “—Lease Terminations and Expirations” section.  For example, among the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans and Crossed Groups by aggregate Initial Pool Balance, or those tenants that, in each case, leases at least 20% of the net rentable square footage of the related Mortgaged Property:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Mall St. Matthews, representing approximately 11.0% of the Initial Pool Balance, the second largest tenant, Forever 21, representing approximately 16.3% of net rentable area, may terminate at any time beginning March 1, 2016 with at least 180 days written notice.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 345 Park Avenue South, representing approximately 7.5% of the Initial Pool Balance, the associated lease for the largest tenant, Digitas Inc., representing approximately 90.6% of the net rentable area at the Mortgaged Property, provides the tenant with a termination option effective March 25, 2018, to be exercised upon at least 18 months prior notice.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Pinnacle in Kierland Phase IV, representing approximately 2.2% of the Initial Pool Balance, the second largest tenant, Clark Hill, representing approximately 11.8% of net rentable area, has a one time right to terminate with twelve months’ notice effective as of October 31, 2019.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Innovation Center of Vermont, representing approximately 1.7% of the Initial Pool Balance, the second largest tenant, Dealer.com, representing approximately 19.1% of net rentable area, has a one-time option to terminate its lease on May 17, 2021 with twelve months’ notice and payment of $250,000.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Warehouse & Flex Portfolio - 311 Sinclair Road, representing approximately 0.3% of the Initial Pool Balance, Asset Management Specialists, representing approximately 100.0% of net rentable area, has one remaining option to terminate the lease on September 30, 2014, subject to providing notice to the landlord not less than six months or more than 18 months prior to the applicable early termination date and payment of an early termination fee.

Certain of the tenant leases permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.  For example, among the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans and Crossed Groups by aggregate Initial Pool Balance:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Mall St. Matthews, representing approximately 11.0% of the Initial Pool Balance, the fifth largest tenant, Arhaus Furniture, representing approximately 2.2% of the net rentable square footage of the related Mortgaged Property, has a termination option based on failure to meet certain sales targets.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.  For example, among the five largest tenants (based on net rentable area) at Mortgaged Properties securing the 20 largest Mortgage Loans and Crossed Groups or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 11 West 42nd Street, representing approximately 11.2% of the Initial Pool Balance, the fourth largest tenant, Wellpoint Holding Corp., representing approximately 11.2% of the net rentable area, subleases the majority of its space to TV Guide (83,590 SF) and to Kohn Pedersen Fox Associates (21,839 SF).

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Plaza America Towers III & IV, representing approximately 7.5% of the Initial Pool Balance, the largest tenant, Unisys Corp, representing approximately 59.5% of the net rentable area, subleases 53,721 SF of its space to 4 different tenants.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, among the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans and Crossed Groups by aggregate Initial Pool Balance:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Mall St. Matthews, representing approximately 11.0% of the Initial Pool Balance, three of the five largest tenants (Cinemark, Victoria’s Secret and Arhaus Furniture) collectively representing approximately 10.9% of the net rentable square footage of the related Mortgaged Property, may pay reduced rent or terminate their respective leases if a specified percentage of such Mortgaged Property is unoccupied or certain tenants go dark.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Stirling Lafayette Shopping Center, representing approximately 2.0% of the Initial Pool Balance, three of the five largest tenants (Ross Dress for Less, Office Depot and Dress Barn) collectively representing approximately 28.5% of the net rentable square footage of the related Mortgaged Property, may pay reduced rent or terminate their respective leases if a specified percentage of such Mortgaged Property is unoccupied or certain tenants go dark.

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With respect to the Mortgage Loan secured by portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Rivercrest Shadow Anchored Portfolio 4, representing approximately 1.3% of the Initial Pool Balance, more than half of the tenants, collectively representing approximately 57.8% of the net rentable square footage, in aggregate, of the related Mortgaged Properties, may pay reduced rent or terminate their respective leases if the Wal-Mart Supercenter (which is not part of the collateral) vacates or ceases operations at the related Mortgaged Property.

Certain of the tenant leases may permit a tenant to go dark at any time.  For example, among the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans and Crossed Groups by aggregate Initial Pool Balance or in cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Mall St. Matthews, representing approximately 11.0% of the Initial Pool Balance, the third largest tenant, Cinemark, representing approximately 6.4% of the net rentable square footage at the Mortgaged Property, may go dark at any time.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Stirling Lafayette Shopping Center, representing approximately 2.0% of the Initial Pool Balance, the third largest tenant, Office Depot, representing approximately 11.2% of the net rentable square footage at the Mortgaged Property, may go dark at any time for up to 90 days.

Certain of the Mortgaged Properties as set forth in the table below, may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time  (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks.

Mortgage Loan Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Base Rent
Innovation Center of Vermont(1)	1.7%	GSA – IRS	6.3%	9.1%
Bella Terra Plaza(2)	0.6%	US Social Security	10.5%	14.4%
Bella Terra Plaza(3)	0.6%	Department of Transportation (State of California)	6.3%	9.0%
885 Flatbush Avenue(4)	0.5%	Songea Holding Corporation	66.2%	39.9%

(1)	Tenant may terminate at any time after December 31, 2017 with 90 days’ notice.

(2)	Tenant may terminate any time after December 8, 2021 with 60 days’ notice.

(3)	Either party may terminate at any time with at least 90 days prior notice.

(4)
Songea Holding Corporation is a 501(c)(2) title holding corporation for a tax-exempt organization, CAMBA, Inc., which is the entity occupying the space under two leases at the Mortgaged Property. While the tenant under the leases is not a government entity, the tenant maintains a continuing termination option, exercisable with not less than nine (9) months prior notice, in the event that tenant’s governmental funding is discontinued.

One or more other leases at the related Mortgaged Property representing less than 5% of the base rent could also have these types of risks.

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on material termination options relating to the largest 20 Mortgage Loans and Crossed Groups.

Other.  Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation as set forth below:

●	Certain tenants of the Mortgaged Properties have executed leases, but have not yet taken occupancy. For example:

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In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Innovation Center of Vermont, securing approximately 1.7% of the Initial Pool Balance, two of the five largest tenants, representing approximately 29.6% of the net rentable area at the Mortgaged Property, have each executed a lease, but have not taken occupancy or begun paying rent. Dealer.com (39,320 SF) is currently building out their space and is expected to take occupancy in December 2013. Rent commencement is expected to occur on the earlier to occur of occupancy and February 1, 2014. GSA - Dept. of

Veterans Affairs (21,582 SF) is currently building out their space and is expected to take occupancy and begin paying rent in August 2013.

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In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Summer Center, representing approximately 0.8% of the Initial Pool Balance, a tenant, Hibbett Sporting Goods, representing approximately 3.6% of the net rentable area of the Mortgaged Property, has taken occupancy of its leased space but has not yet commenced paying rent.  It is anticipated that Hibbett Sporting Goods will begin paying rent imminently.

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In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 747 Amsterdam Avenue, representing approximately 1.1% of the Initial Pool Balance, the largest tenant, Montclare Children’s School, occupies 18,000 SF, has executed a lease and is expected to take over an additional 5,600 SF beginning September 1, 2013. The 5,600 SF of space is occupied by West Side One Stop through August 31, 2013.

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In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space.  We cannot assure you that any such proposed tenant will sign a lease or take occupancy at the related Mortgaged Property.

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In addition, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed.

In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases.  If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant.  We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on other tenant matters relating to the largest 20 Mortgage Loans and Crossed Groups.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal with respect to certain of the Mortgaged Properties.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as One Westchase Center, representing approximately 4.1% of the Initial Pool Balance, which was structured as a Shari’ah compliant loan, the related master tenant has the right to purchase the Mortgaged Property from the borrower. This purchase option is typical with Shari’ah compliant Mortgage Loans, as a method of making the balloon payment in event of a loan payoff. Such right is fully subordinated to the Mortgage Loan documents and is exercisable only with the sole and absolute discretion of Lender and satisfaction of any conditions set forth in the Mortgage Loan documents for transfer and assumptions or otherwise for prepayment or the defeasance of the Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Stirling Lafayette Shopping Center, representing approximately 2.0% of the Initial Pool Balance, McDonald’s has the right to purchase its premises following a casualty or a condemnation if (a) the borrower does not intend to rebuild the McDonald’s premises, or (b) the borrower has not begun repairing or reconstructing the McDonald’s premises within 6 months of the casualty or condemnation.  The purchase price will be equal to the fair market value as determined under the McDonald’s lease.  The borrower is required to deliver the purchase price (along with an amount equal to any casualty or condemnation proceeds as may be required by the REMIC provisions of the Code) to the lender to be applied to the outstanding balance of the Mortgage Loan, and to be accompanied by (i) interest through the end of the applicable interest accrual period and (ii) the payment equal to the greater of a yield maintenance premium or 1% of the amount prepaid.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Warehouse & Flex Portfolio, representing approximately 1.7% of the Initial Pool Balance, United Electric Supply Co., Inc., the sole tenant at the 1100 Wheeler Way Mortgaged Property, possesses a right of first offer to purchase the property that it occupies. Upon notice from the borrower of the terms and conditions upon which it intends to sell the Mortgaged Property, the tenant will have 30 days to accept or decline such offer, and will have 60 days following an acceptance to execute a purchase agreement with the lender.  Such right of first offer is subordinate to the mortgage, and is not applicable to a foreclosure or deed in lieu.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Hampton Inn - Greenville, representing approximately 0.7% of the Initial Pool Balance, the City of Greenville, North Carolina has the right to consent to any sale of the Mortgaged Property.  In the event that the City of Greenville does not consent to a sale, it has a right to purchase the Mortgaged Property at the price and on the terms of the proposed sale. The City of Greenville’s right of first refusal was subordinated to the lien of the mortgage and does not apply in connection with a foreclosure or conveyance in lieu of foreclosure exercised by the lender.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Walgreens – Holly Hills, FL, representing approximately 0.2% of the Initial Pool Balance, the single tenant at the Mortgaged Property, Walgreens, has the right under the related lease to purchase the Mortgaged Property within forty-five (45) days from receipt of notice from the borrower and a copy of a bona fide offer to purchase the Mortgaged Property. The right of first refusal does not apply to a transfer of borrower’s interest in the Mortgaged Property pursuant to a foreclosure, an assignment in lieu of foreclosure, deed in lieu of foreclosure or any other enforcement action under the Mortgage Loan.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates.  Set forth below are examples of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property is leased to an affiliate of the borrower:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Merrillwood Building, representing approximately 0.9% of the Initial Pool Balance, Paul H. Johnson, Inc., an affiliate of the related borrower that is primarily an office tenant, has leased 2,847 square feet of the net rentable area at the related Mortgaged Property, which leased space represents approximately 6.7% of the net rentable area.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as The Arbaugh Building, representing approximately 0.3% of the Initial Pool Balance, the Mortgaged Property is the beneficiary of historic rehabilitation tax credits and new market tax credits.  These tax credits were provided to a tax credit investor in exchange for such investor’s investment in the rehabilitation of the Mortgaged Property.  To account for the continuing obligations owed to the tax credit investor, the borrower master leases the Mortgaged Property to an affiliated entity partially owned by the tax credit investor, Arbaugh Tenant, LLC (“Arbaugh Tenant”), which in turn master subleases the property to another affiliate, Arbaugh Development, LLC, which in turn sub-subleases the Mortgaged Property to third party tenants.  The purpose of this structure is to allow the tax credits to be captured by Arbaugh Tenant and to allow the revenue to flow through to the related mortgage borrower.  With respect to the historic rehabilitation tax credits, the tax credit investor has received all such tax credits and the period for recapture has expired.  With respect to the new market tax credits, the period for recapture will expire as early as February, 2014 and no later than May, 2015.  Within twelve (12) months of the expiration of the new market tax credits, the nonrecourse carveout guarantor is required to purchase the tax credit investor’s interest in Arbaugh Tenant and to collapse the tax credit structure by causing the master lease and master sublease to be terminated, and all third party sub-subleases to be assigned to and assumed by the related borrower.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Certain of the Mortgaged Properties are leased in whole or in part by Originator and Sponsor affiliates.  For example:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 885 Flatbush Avenue, representing approximately 0.5% of the Initial Pool Balance, an affiliate of Citigroup Global Markets Inc., one of the underwriters, has leased 8,300 square feet of the net rentable area at the related Mortgaged Property, which represents approximately 29.0% of the net rentable area.

Insurance Considerations

In the case of 54 Mortgaged Properties which secure in whole or in part 42 Mortgage Loans, representing approximately 84.7% of the Initial Pool Balance, the related borrower maintains insurance under blanket policies.

In addition, certain Mortgaged Properties may be insured by a sole or significant tenant.  For example:

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Summer Center and Walgreens – Holly Hills, FL, representing approximately 0.8% and 0.2%, respectively, of the Initial Pool Balance, the related borrower in each case is permitted to rely on the property coverage obtained by Kroger and Walgreens, respectively, a tenant at such property, to satisfy the portion of its insurance requirements relating to the leased premises occupied by that tenant.

In addition, with respect to the Mortgaged Property that is part of a condominium regime, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in this free writing prospectus.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this free writing prospectus.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use.  In addition, certain of the Mortgaged Properties may be subject to restrictions relating to their current use.

Some of the mortgaged properties may have been designated as historic or landmark buildings or are located in areas designated as historic or landmark.  For example, the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 747 Amsterdam Avenue, representing approximately 1.1% of the Initial Pool Balance, was designated as a historic landmark site on February 10, 1998 by the New York City Landmarks Preservation Commission (“Landmarks Commission”). In connection with this designation, the borrower’s ability to make certain repairs and alterations to the Mortgaged Property will be subject, in some instances, to the approval of the Landmarks Commission. Specifically, the borrower is required to obtain Landmarks Commission approval in advance of commencing restoration, alteration, reconstruction, demolition, or new construction on the exterior of the Mortgaged Property and, in some instances, the interior of the Mortgaged Property. We cannot assure you that these requirements will not impair the borrower’s ability to make repairs or renovations to the Mortgaged Property, cause delays in connection with such repairs or renovations or cause the incurrence of additional expense to the borrower in order to comply with such requirements. Likewise, these requirements may impair the borrower’s ability to convert the Mortgaged Property to an alternative use should it be necessary for the borrower to do so.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions” in this free writing prospectus.

Appraised Value

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the Appraised Value reflected in this free writing prospectus with respect to each Mortgaged Property reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies, other than as follows:

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With respect to the loan-to-value ratios at maturity of 10 Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A to this free writing prospectus as identified in the definition of “Maturity Date LTV Ratio”, the related LTV Ratio at Maturity, reflected in this free writing prospectus, is calculated using an “as stabilized” appraised value.

See “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this free writing prospectus.

Non-recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans do not contain such carveouts or contain limitations to such carveouts, such as the Mortgage Loans set forth below:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 11 West 42nd Street, representing approximately 11.2% of the Initial Pool Balance, no guaranty was provided on the origination date, however a form of non-recourse carveout guaranty was attached to the Mortgage Loan documents that must be executed and delivered by a qualified equityholder upon an assumption of the Mortgage Loan or in connection with any permitted transfer that results in certain Tishman Speyer and/or Silverstein control parties failing to control the borrower and collectively owning at least 27% of the indirect equity in the borrower.

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Mall St. Matthews and Crossroads Center, representing approximately 19.0%, in the aggregate of the Initial Pool Balance, recourse for prohibited transfers of the Mortgaged Property or equity interests in the borrower is limited to actual damages.

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With respect to Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 345 Park Avenue South, representing approximately 7.5% of the Initial Pool Balance, the Mortgage Loan documents provide that with respect to voluntary transfers of the Mortgaged Property, full recourse liability is limited to voluntary transfers, in violation of the Mortgage Loan documents, of fee simple title to all or a material portion of the land and improvements.  With respect to voluntary transfers of equity interests in the related borrower, full recourse liability is limited to transfers which result in a change of control of the borrower in violation of the Mortgage Loan documents.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Warehouse & Flex Portfolio, representing approximately 1.7% of the Initial Pool Balance, the non-recourse carveout guarantor and environmental indemnitor is comprised of 4 individuals, however the liability for 2 of those individuals is limited to a maximum of $3,400,000 in the aggregate for all indemnified liabilities other than violations of the voluntary debt non-recourse carveout and voluntary or collusive bankruptcy non-recourse carveouts, for which there is no limitation on the liability of such guarantors.

See “Risk Factors—Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed” in this free writing prospectus.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty.  In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Loan Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Loan Pool Balance
6	0	67	100.0%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan.  See Annex A to this free writing prospectus for information on the number of days before late payment charges are due under the Mortgage Loan.  The information on Annex A to this free writing prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans.  Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.  All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Five (5) of the Mortgage Loans, representing approximately 26.3% of the Initial Pool Balance, provides for monthly payments of interest only until its stated maturity date (the “Interest Only Mortgage Loans”).  Except as described below, the remaining 62 Mortgage Loans, representing approximately 73.7% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”).  Ten (10) of these Balloon Mortgage Loans, representing approximately 25.2% of the Initial Pool Balance, provide for monthly payments of interest only for a period of 24 months to 60 months following the related origination date.  The Balloon Mortgage Loans will have balloon payments due at their stated maturity dates unless prepaid prior thereto.

Single Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities.  However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities”.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower.  Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed.  For example, there are certain Mortgage Loans, particularly most or all Mortgage Loans with principal balances less than $20,000,000, for which there is no independent director, manager or trustee in place with respect to the related borrower.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the loan documents.  See “—Additional Indebtedness” above in this free writing prospectus.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Blackhawk Estates, representing approximately 1.5% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to own up to ten (10) manufactured or mobile homes during the term of the Mortgage Loan, without granting the mortgagee a security interest in those manufactured or mobile homes, so long as any such manufactured or mobile home is transferred to an affiliate of the borrower within sixty (60) days after the acquisition of such manufactured or mobile home.  If any such manufactured or mobile home is not transferred, the borrower is thereafter required to grant the mortgagee a security interest in such manufactured or mobile home.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions.  Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 4 to 6 payments) up to and including the stated maturity date.  See Annex A to this free writing prospectus for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Stirling Lafayette Shopping Center, representing approximately 2.0% of the Initial Pool Balance, an earnout escrow was established at origination in an amount equal to $2,900,000.  Provided that no event of default under the loan agreement is continuing, all or a portion of such amount will be released to the borrower upon the satisfaction of certain events, including but not limited to Cato and Ulta (or a replacement tenant) having executed leases (or subleases) satisfactory to the lender in accordance with the loan documents, having taken possession of their respective premises and having commenced paying rent and reimbursements required to be paid. Any such payment is subject to the achievement of a debt yield (calculated as the net operating income as calculated under the Mortgage Loan documents divided by the outstanding principal balance of the Mortgage Loan as of such date minus the balance of funds remaining in the earnout reserve after a related disbursement) after any such disbursement of 9.20%. In the event that the borrower fails to satisfy the conditions for the release of the earnout reserve by May 24, 2014, then the lender will be required to use the earnout escrow amount to prepay the related Mortgage Loan and the related borrower will be required to pay a yield maintenance charge equal to the greater of a yield maintenance premium or 3% of the amount prepaid.  For more detail on this earnout escrow, see “Structural and Collateral Term Sheet—Stirling Lafayette Shopping Center” in Annex B to this free writing prospectus.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.  We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

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will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

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if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A and “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on reserves relating to the largest 20 Mortgage Loans and Crossed Groups.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld).  Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company)  and transfers to persons satisfying qualification criteria set forth in the related loan documents.  Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers.  In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Storage Pros Tennessee Portfolio, representing approximately 0.6% of the Initial Pool Balance, the related borrowers are tenants-in-common.  However, such tenants-in-common have waived their respective right to partition.  Furthermore, the Mortgage Loan documents for that Mortgage Loan permit the borrowers (at any time after the 60th day following the Closing Date) to transfer the tenant-in-common interest in each individual Mortgaged Property into a limited liability company and terminate the tenancy-in-common structure, subject to the conditions set forth in the related loan agreement.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●
the assumption fee has been received (which assumption fee will be paid as described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer.  See “—Additional Indebtedness” above.

The Pooling and Servicing Agreement will provide that (a) with respect to Specially Serviced Loans, the Special Servicer will be required to determine, in a manner consistent with the Servicing Standard, or (b) with respect to non-Specially Serviced Loans, the Special Servicer will be required to process and determine, in a manner consistent with the Servicing Standard or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will be required to process and determine (subject to the consent of the Special Servicer) in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the Controlling Class Representative and any consultation rights of the Companion Loan Holders or their representatives, as applicable, to any waiver of any such clause.  See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Due-on-Sale Provisions” in the prospectus.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right of way or similar agreement.

Defeasance; Collateral Substitution

The terms of 61 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 81.3% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists (other than with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 345 Park Avenue South, representing approximately 7.5% of the Initial Pool Balance)) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.  In addition, the Mortgage Loans identified on Annex A to this free writing prospectus as 11 West 42nd Street and One Westchase Center, representing approximately 11.2% and 4.1%, respectively, of the Initial Pool Balance, permit the related borrower to defease or prepay as described under “—Voluntary Prepayments” below.  With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Whole Loan, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related loan documents.  Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower.  Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Whole Loan, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Whole Loan, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan.  If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Voluntary Prepayments

 Sixty-one (61) Mortgage Loans, representing approximately 81.3% of the Initial Pool Balance, permit the related borrower after a lockout period of at least 2 years following the closing date (or, in the case of the Mall St. Matthews Whole Loan, the earlier of (a) the second anniversary of the securitization of the entire Whole Loan and (b) the third anniversary of the origination of the Whole Loan) and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property (or, if applicable, one of the related mortgaged properties), but the borrower may not prepay the Mortgage Loan (or Whole Loan, if applicable) prior to the open period.

One (1) Mortgage Loan, representing approximately 11.2% of the Initial Pool Balance, which is part of the 11 West 42nd Street Whole Loan, (i) permits the related borrower after the earlier of (a) the second anniversary of the securitization of the entire Whole Loan and (b) the third anniversary of the origination of the Whole Loan, and in each case prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property, (ii) permits the related borrower at any time during the period commencing on the first anniversary of the origination of the Whole Loan and ending the day before the period described in clause (i) of this paragraph begins, to prepay the Mortgage Loan in whole, but not in part, with the payment of a yield maintenance charge if such prepayment occurs prior to the open period and (iii) permits the related borrower at any time during the open period to prepay the Mortgage Loan in whole, but not in part, without the payment of a yield maintenance charge.

One (1) Mortgage Loan, representing approximately 4.1% of the Initial Pool Balance, permits the related borrower to (i) prepay the Mortgage Loan in whole with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs at any time prior to the related open prepayment period described below and (ii) substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property after a 2-year defeasance lockout period following the Closing Date and prior to the open prepayment period.

Three (3) Mortgage Loans, representing approximately 1.7% of the Initial Pool Balance, permit the related borrower after a lockout period of 11 to 25 payments following the origination date to prepay the Mortgage Loan in whole or, in some cases, in connection with a partial release of a mortgaged property, in part, in each case with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period described below.

One (1) Mortgage Loan, representing approximately 1.7% of the Initial Pool Balance, permits the related borrower after a lockout period of 11 payments following the origination date to prepay the Mortgage Loan in whole or, in connection with a partial release of a Mortgaged Property, in part, in each case with the payment of the greater of a yield maintenance charge or a prepayment premium of 3% of the prepaid amount if such prepayment occurs prior to the related open prepayment period described below.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	11	5.8%
4	50	83.8
5	3	7.2
6	1	0.7
7	2	2.5
Total	67	100.0%

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the satisfaction of certain other conditions.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Mall St. Matthews, representing approximately 11.0% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to substitute certain vacant, non-income producing parcels of land for newly acquired parcels of land, subject to the satisfaction of certain conditions, including among others: (i) no event of default continuing under the Mortgage Loan, (ii) delivery of a REMIC opinion, (iii) no material adverse effect on the ability of the borrower to perform or lender to enforce any material provision of any Mortgage Loan document, or the value, net operating income, use, possession, operation or occupancy of the Mortgaged Property, (iv) the substitute property must be reasonably equivalent in use, value and condition to the parcel being substituted and (v) receipt of Rating Agency Confirmation. The Mortgage Loan documents also permit the borrower to acquire certain parcels of land to be added to the Mortgaged Property, subject to the satisfaction of certain conditions, including among others: (i) no event of default continuing under the Mortgage Loan, (ii) no material adverse effect on the ability of the borrower to perform or lender to enforce any material provision of any loan document, or the value, net operating income, use, possession, operation or occupancy of the Mortgaged Property, and (iii) receipt of Rating Agency Confirmation.  In addition, the Mortgage Loan documents permit the borrower to obtain the release of certain vacant, non-income producing parcels in connection with the conveyance of such parcels to one or more third parties, without the payment of a release price, subject to the satisfaction of certain conditions, including among others: (i) no continuing event of default, (ii) a determination that certain REMIC requirements will be met, (iii) no material adverse effect on the ability of the borrower to perform or lender to enforce any material provision of any loan document, or the value, net operating income, use, possession, operation or occupancy of the Mortgaged Property, and (iv) receipt of Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Crossroads Center, representing approximately 8.0% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to substitute certain vacant, non-income producing parcels of land for newly acquired parcels of land, subject to the satisfaction of certain conditions, including among others: (i) no event of default continuing under the Mortgage Loan, (ii) delivery of a REMIC opinion, (iii) no material adverse effect on the ability of the borrower to perform or lender to enforce any material provision of any Mortgage Loan document, or the value, net operating income, use, possession, operation or occupancy of the Mortgaged Property, (iv) the substitute property must be reasonably equivalent in use, value and condition to the parcel being substituted and (v) receipt of Rating Agency Confirmation. In addition, the Mortgage Loan documents permit the borrower to obtain the release of certain vacant, non-income producing parcels in connection with the conveyance of such parcels to one or more third parties, without the payment of a release price, subject to the satisfaction of certain conditions, including among others, (i) no continuing event of default, (ii) no material adverse effect on the ability of the borrower to perform or lender to enforce any material provision of any loan document, or the value, net operating income, use, possession, operation or occupancy of the Mortgaged Property, and (iii) receipt of Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as the Warehouse & Flex Portfolio, representing approximately 1.7% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to obtain the release of individual Mortgaged Properties at any time after June 21, 2014, subject to satisfaction of certain conditions, including (i) payment of an amount equal to 125% of the allocated loan amount for the Mortgaged Property to be released, together with the applicable yield maintenance premium, (ii) the debt service coverage ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release and (b) 1.40x, (iii) the loan-to-value ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is not greater than 70%, (iv) delivery of a REMIC opinion and (v) the receipt of Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Keller Crossing, representing approximately 1.1% of the Initial Pool Balance, the Mortgage Loan documents permit the release of an unimproved parcel of land, that was not assigned any value during the underwriting of the related Mortgage Loan, subject to the satisfaction of certain conditions, including among others:  (i) in the event that the loan-to-value ratio following such release would exceed 125%, then either the borrower is required to (A) prepay the Mortgage Loan in an amount equal to the aggregate of (1) the net sales proceeds of the released portion of the Mortgaged Property, (2) any applicable interest shortfall, and (3) any applicable yield maintenance amount or (B) deliver a REMIC opinion; (ii) the release will not result in a violation of any applicable REMIC requirements; and (iii) delivery of a Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as LV Self Storage Portfolio, representing approximately 0.7% of the Initial Pool Balance, the Mortgage Loan documents require the related borrower to obtain the release of a portion of the LV Self Storage Portfolio – Presidential Property (the “Released Property”) within ninety (90) days of the origination date of the Mortgage Loan in connection with a bona fide sale to an unaffiliated third party, subject to satisfaction of certain conditions, including: (i) the related borrower remains a single purpose entity, (ii) the release is permitted under REMIC requirements, (iii) if requested by lender, the lender has received a Rating Agency Confirmation with respect to such release, (iv) the Released Property has been separately subdivided or otherwise lawfully “split” from the remaining portion of the LV Self Storage Portfolio – Presidential Property (the “Remaining Property” ),with the Remaining Property abutting a duly dedicated and physically open street and having necessary utilities, and (v) the related borrower delivers title endorsements insuring (a) the first lien priority of the Mortgage encumbering the Remaining Property and (b) that the Remaining Property is a separate tax lot.   Additionally, the Mortgage Loan documents permit the related borrower to obtain, no earlier than the second anniversary of the securitization Closing Date, the release of both or either of the LV Self Storage Portfolio – Henderson Property and/or the LV Self Storage Portfolio – Maule Property from the lien of the related Mortgage(s), in connection with a bona fide sale to an unaffiliated third party, subject to and in satisfaction of certain conditions, including: (i) the related borrower(s) has provided lender with thirty days prior written notice of the proposed release, (ii) the debt yield (as calculated under the loan documents) for the remaining individual Mortgaged Properties is at least equal to the greater of (a) the debt yield as of the origination date of the Mortgage Loan, and (b) the debt yield as of the date immediately prior to the proposed partial release, (iii) as of each of the partial release notice date and the release date, after giving effect to the release, the loan-to-value ratio (calculated under the loan documents) with respect to the remaining individual Mortgaged Properties is no greater than the lesser of (a) the loan-to-value ratio as of the origination date of the Mortgage Loan, and (b) the loan-to-value ratio with respect to all the individual Mortgaged Properties prior to the partial release notice date or the release date, as applicable, (iv) borrower (a) partially prepays the Mortgage Loan in an amount equal to the greater of (A) 125% of the allocated loan amount of such released Mortgaged Property(ies), and (B) the net sales proceeds, and (b) pays any applicable interest shortfall and yield maintenance required under the loan documents, and (v) borrower provides to the lender a REMIC opinion and, if required by lender, a Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Cherokee Village & Sundowner MHP, representing approximately 0.7% of the Initial Pool Balance, the Mortgage Loan documents permit, after the second anniversary of the Closing Date, the release of an individual property in connection with the sale of such individual property by the borrower to a non-affiliate third party provided that the following conditions, among others, are satisfied:  (i) partial defeasance of such Mortgage Loan in an amount equal to the greatest of (A) 125% of the allocated loan amount for the individual property being released, (B) an amount which would result in the debt service coverage ratio for the remaining property, after giving effect to the release, being not less than 1.60x, (C) an amount which would result in the loan to value ratio for the remaining property, after giving effect to the release, being not greater than 70% and (D) an amount which would result in the debt yield for the remaining property, after giving effect to the release, being not less than 10%; (ii) delivery of a pledge and security agreement, in form and substance acceptable to lender in its sole discretion, perfecting the lender’s first priority security interest in the defeasance collateral; (iii) delivery of a REMIC opinion; (iv) delivery of a Rating Agency Confirmation; and (v) delivery of any other documents or instruments as the lender may reasonably require.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as ExtraSpace Self Storage Leesville (the “Leesville Loan”), representing approximately 0.2% of the Initial Pool Balance, the Mortgage Loan is cross-collateralized and cross-defaulted with the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as ExtraSpace Self Storage Alexandria (the “Alexandria Loan”), representing approximately 0.3% of the Initial Pool Balance.  The Mortgage Loan documents for each of these Mortgage Loans permit such Mortgage Loans to be uncrossed upon the total defeasance or assumption of either Mortgage Loan, provided, however, that in the event of a total defeasance or assumption of the Alexandria Loan, the borrower under the Leesville Loan is required to defease a portion of the Leesville Loan equal to the greater of (a) 25% of the then current outstanding balance of the Alexandria Loan, and (b) the excess of the net sales proceeds remaining after all costs and expenses associated with the Alexandria Loan assumption have been paid.  Additionally, the Mortgage Loan documents require the borrower under the Leesville Loan to deliver to lender a rating agency confirmation in connection with such partial defeasance.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Rockwall Commons Apartments and Rockwall Commons Office, representing approximately 1.6% and 0.2% of the Initial Pool Balance, respectively, are cross-collateralized and cross-defaulted with one another pursuant to a cross-default, cross-collateralization and contribution agreement (the “Cross Agreement”), which Cross Agreement provides that, in connection with the sale of either Mortgaged Property, and the defeasance or assumption of the applicable Mortgage Loan, either Mortgaged Property may be released provided the following conditions, among others, are satisfied solely with respect to the Rockwall Commons Office Mortgage Loan:  (i) a minimum debt yield of eleven percent (11%) , as determined by the lender in its sole and absolute discretion, (ii) a maximum loan-to-value ratio of seventy percent (70%) based upon a new appraisal obtained at the time of the release, (iii) in connection with a release of the Cross Agreement in connection with the sale of the Rockwall Commons Office Mortgaged Property only, a maximum loan-to-purchase price ratio of seventy percent (70%), and

(iv) a minimum debt service coverage ratio as calculated under the Mortgage Loan documents of 1.70x, as determined by the lender in its sole and absolute discretion.  Pursuant to the terms of the related Mortgage Loan documents, in the event that the aforementioned conditions are not satisfied, the borrower under the Rockwall Commons Office Mortgage Loan may pay down the related Mortgage Loan, subject to the applicable prepayment penalties (including shortfall interest), in an amount sufficient to satisfy the foregoing release conditions.  The release from the Cross Agreement may only occur upon a sale of either Mortgaged Property and the defeasance or assumption of the applicable Mortgage Loan, but in either case the sale must be to a third-party in an arms-length transaction which cannot occur prior to 180 days after the Closing Date.

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Escrows

Sixty-three (63) of the Mortgage Loans, representing approximately 67.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Sixty-one (61) of the Mortgage Loans, representing approximately 67.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-three (23) of the Mortgage Loans, representing approximately 52.2% of that portion of the Initial Pool Balance secured by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Fifty-seven (57) of the Mortgage Loans, representing approximately 49.6% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related loan documents.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable.  For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this free writing prospectus.  For certain additional information regarding the 20 largest Mortgage Loans in the pool of Mortgage Loans, see “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus.

Shari’ah Compliant Lending Structure

The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as One Westchase Center, representing approximately 4.1% of the Initial Pool Balance, was structured as a Shari’ah compliant loan.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with the Shari’ah laws propagated thereunder.  Although there are many requirements under the Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah rules prohibit transactions involving interest.  This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person.  To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent.  This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase).

Title to the related Mortgaged Property is held by the borrower, who master leases the related Mortgaged Property to a master lessee, which is indirectly owned by certain investors understood to be of the Islamic faith.  The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related Mortgage Loan, as well as reserve payments and any other sums due under the related mortgage loan.  At origination, the lender received a fee mortgage from the borrower on its interest in the related Mortgaged Property. The lender also secured a full subordination of the master lease which permits the lender (or the related borrower, at lender’s election), after an event of default, to terminate the master lease. In addition, the related master tenant entered into an assignment of leases and rents in favor of the borrower as security for the obligations under the master lease and the borrower collaterally assigned the rights under this assignment to the lender pursuant to an assignment of assignment of leases and rents.

Exceptions to Underwriting Guidelines

As described under “Transaction Parties—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” and “Transaction Parties—The Originators—Citigroup Global Markets Realty Corp.—Exceptions to Underwriting Criteria” in this free writing prospectus, 2 Mortgage Loans, representing approximately 4.6% of the Initial Pool Balance, were originated by the Goldman Originators and CGMRC with exceptions to its underwriting guidelines, relating to loan to value threshold requirements.

The Whole Loans

General

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 11 West 42nd Street, representing approximately 11.2% of the Initial Pool Balance (the “11 West 42nd Street Mortgage Loan”), the related Mortgaged Property (the “11 West 42nd Street Mortgaged Property”) also secures one other loan that is pari passu in right of payment with the 11 West 42nd Street Mortgage Loan (the “11 West 42nd Street Companion Loan” and, together with the 11 West 42nd Street Mortgage Loan, the “11 West 42nd Street Whole Loan”).  The 11 West 42nd Street Companion Loan has a principal balance as of the Cut-off Date of approximately $150,000,000.  Only the 11 West 42nd Street Mortgage Loan is included in the Issuing Entity.  The 11 West 42nd Street Companion Loan is not an asset of the Issuing Entity.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Mall St. Matthews, representing approximately 11.0% of the Initial Pool Balance (the “Mall St. Matthews Mortgage Loan”), the related Mortgaged Property (the “Mall St. Matthews Mortgaged Property”) also secures one other loan that is pari passu in right of payment with the Mall St. Matthews Mortgage Loan (the “Mall St. Matthews Companion Loan” and, together with the Mall St. Matthews Mortgage Loan, the “Mall St. Matthews Whole Loan”).  The Mall St. Matthews Companion Loan has a principal balance as of the Cut-off Date of approximately $39,821,254.  Only the Mall St. Matthews Mortgage Loan is included in the Issuing Entity.  The Mall St. Matthews Companion Loan is not an asset of the Issuing Entity.

Each of the 11 West 42nd Street Whole Loan and the Mall St. Matthews Whole Loan is referred to as a “Whole Loan”, each of the 11 West 42nd Street Companion Loan and the Mall St. Matthews

Companion Loan are referred to as a “Companion Loan” and each holder of a Companion Loan is referred to as a “Companion Loan Holder”.

With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loans are cross-collateralized and cross-defaulted.

In connection with each Whole Loan, the rights between the Trustee on behalf of the Issuing Entity and the related Companion Loan Holder are generally governed by a co-lender agreement (the “Co-Lender Agreement”).

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance	Companion Loan Rate	Cut-off Date Whole Loan LTV	Whole Loan DSCR
11 West 42nd Street	$150,000,000	$150,000,000	$300,000,000	4.0530%	52.6%	2.21x
Mall St. Matthews	$146,840,875	$ 39,821,254	$186,662,129	2.7200%	66.7%	1.96x

Servicing of the Whole Loans

Each Whole Loan and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this free writing prospectus, but subject to the terms of the related Co-Lender Agreement.  In servicing each Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the related Companion Loan Holder as a collective whole.

Amounts payable to the Issuing Entity as holder of the Mortgage Loan that is part of each Whole Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus and amounts payable to the related Companion Loan Holder will be distributed to such holder net of certain fees and expenses on the related Companion Loan as set forth in the related Co-Lender Agreement.

Application of Payments under the Co-Lender Agreements

The Co-Lender Agreement with respect to each of the Whole Loans sets forth the respective rights of the holder of the related Mortgage Loan and the holder of the related Companion Loan with respect to distributions of funds received in respect of such Whole Loan, and provides, in general, that:

●
the related Mortgage Loan and the related Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the related Whole Loan or the related Mortgaged Property will be applied to the related Mortgage Loan and the related Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of such Co-Lender Agreement and the Pooling and Servicing Agreement; and

●	expenses, losses and shortfalls relating to the related Whole Loan will be allocated, on a pro rata and pari passu basis, to the related Mortgage Loan and the related Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to a Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on that Companion Loan or from general collections with respect to the securitization of that Companion Loan.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control

Pursuant to the Co-Lender Agreements, the directing holder with respect to each Whole Loan, as of any date of determination, will be the Trustee, on behalf of the issuing entity, as holder of the related Mortgage Loan; provided that, unless a Control Termination Event exists, the Controlling Class Representative will be entitled to exercise the rights of the directing holder with respect to the Whole Loans.  In its capacity as representative of the directing holder under each Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” with respect to the related Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to that Whole Loan will require the approval of the Controlling Class Representative as and to the extent described herein under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports.”  Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Whole Loans as it does, and for so long as it does, with respect to the other Mortgage Loans included in the Issuing Entity.

In addition, pursuant to the terms of each Co-Lender Agreement, the holder of the related Companion Loan (or its representative which, at any time such Companion Loan is included in a securitization, may be the controlling class representative for that securitization or any other party assigned the rights to exercise the rights of the holder of such Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions (as defined under “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus) to be taken with respect to such Whole Loan or the implementation of any recommended action outlined in an asset status report relating to such Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to such Whole Loan or the implementation of any recommended action outlined in an asset status report relating to such Whole Loan.  The consultation right of a Companion Loan Holder (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew.  Notwithstanding the Companion Loan Holder’s (or its representative’s) consultation rights described above, the Master Servicer or Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the related Mortgage Loan and such Companion Loan.  Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of a Companion Loan (or its representative, including, if such Companion Loan has been contributed to a securitization, the related controlling class representative).

Neither the Master Servicer nor the Special Servicer may follow any advice or consultation provided by a Companion Loan Holder (or its representative) that would require or cause the Master Servicer or the Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the Master Servicer or the Special Servicer, as applicable, to violate provisions of the related Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the related Whole Loan, or materially expand the scope of any of the Master Servicer’s or the Special Servicer’s, as applicable, responsibilities under the related Co-Lender Agreement.

In addition to the consultation rights of a Companion Loan Holder (or its representative) described above, pursuant to the terms of each Co-Lender Agreement, the related Companion Loan Holder (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, for the purpose of discussing servicing issues related to the related Whole Loan.

Application of Penalty Charges

Each Co-Lender Agreement provides that Penalty Charges paid on the related Whole Loan must first, be used to reduce, on a pro rata basis, the amounts payable on each of the related Mortgage Loan and the related Companion Loan by the amount necessary to reimburse the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the related Mortgage Loan and the related Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of the related Companion Loan, if any, for any interest accrued on any P&I Advance made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the servicing of the related Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the related Mortgage Loan and the related Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the related Mortgage Loan (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the related Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the related Companion Loan, be paid, (x) prior to the securitization of the related Companion Loan, to the related Companion Loan Holder and (y) following the securitization of the related Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the document governing the servicing of the related Companion Loan.

Sale of a Defaulted Whole Loan

Pursuant to the terms of each Co-Lender Agreement, if the related Whole Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Mortgage Loan that has become a Defaulted Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan.  In connection with any such sale, the Special Servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder (provided that such consent is not required if such Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such Companion Loan Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell such Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for such Whole Loan, and any documents in the servicing file reasonably requested by such Companion Loan Holder that are material to the price of such Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that such Companion Loan Holder may waive any of the delivery or timing requirements set forth in this sentence.  The related Companion Loan Holder (or its representative) will be permitted to bid at any sale of a Whole Loan.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” below in this free writing prospectus.

Special Servicer Appointment Rights

Pursuant to each Co-Lender Agreement and the Pooling and Servicing Agreement, the directing holder with respect to each Whole Loan (which, as of any date of determination, will be the Trustee as holder of the related Mortgage Loan, or its representative) will have the right, with or without cause, to replace the Special Servicer then acting with respect to such Whole Loan and appoint a replacement Special Servicer without the consent of the related Companion Loan Holder.  The right of the Trustee described in the preceding sentence will be exercised by the Controlling Class Representative, as representative of the directing holder (prior to a Control Termination Event), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to each Whole Loan and appoint a replacement Special Servicer, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Significant Obligors

The Mortgaged Properties identified on Annex A to this free writing prospectus as 11 West 42nd Street and Mall St. Matthews, securing Mortgage Loans that represent approximately 11.2% and 11.0%, respectively, of the Initial Pool Balance, are each a “significant obligor” as such term is used in Items  1101 and 1112 of Regulation AB (“Regulation AB”) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to this offering.  See “Structural and Collateral Term Sheet—11 West 42nd Street” and “—Mall St. Matthews” in Annex B to this free writing prospectus.

Representations and Warranties

As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this free writing prospectus, subject to the exceptions set forth on Annex E-2 to this free writing prospectus.  Each Sponsor will make such representations and warranties in the related mortgage loan purchase agreement, to be dated July 1, 2013 (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

●
in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this free writing prospectus.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in such Mortgage Loan (or any related REO Property), then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor described under “—Cures, Repurchases and Substitutions” below.  Starwood Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Starwood Mortgage Funding I LLC under the related Mortgage Loan Purchase Agreement.

We cannot assure you that the applicable Sponsor (or SMC, as a guarantor of the repurchase or substitution obligation of SMF I) will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached.  See “Risk Factors—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” in this free writing prospectus.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  Under the related transaction documents, the Depositor will require each Sponsor to deliver to a document custodian (on behalf of the Trustee), which in this case will initially be the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan sold by the applicable Sponsor (collectively, as to each Mortgage Loan, the “Mortgage File”):  (i) the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office) or a copy of such assignment (if the related Sponsor or its designee, rather than the Trustee or Certificate Administrator, is responsible for the recording thereof); (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form or a copy of such assignment (if the related Sponsor or its designee, rather than the Trustee or Certificate Administrator, is responsible for the recording thereof); (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Whole Loan, if applicable), if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan (or the related Whole Loan, as applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease relating to a Mortgage Loan (or the related Whole Loan, if applicable), if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement; (xi) an original of any guaranty under a Mortgage Loan (or the related Whole Loan, if applicable), if any; (xii) an original or copy of the lockbox agreement or cash management agreement relating to a Mortgage Loan (or the related Whole Loan, if applicable), if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement; (xv) an original assignment of the related security agreement in favor of the Trustee; (xvi) in the case of each Whole Loan, a copy of the related Co-Lender Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Whole Loan, if applicable) or in favor of any assignee prior to the Trustee and UCC-2 and/or UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements (if the related Sponsor or its designee, rather than the Trustee or the Certificate Administrator, is responsible for the filing thereof); (xviii) an original or copy of any mezzanine/subordinate loan intercreditor agreement, if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any letter of credit relating to a Mortgage Loan (or the related Whole Loan, if applicable) and any related assignment thereof (with the original to be delivered to the Master Servicer); and (xxi) copies of any franchise agreement or hotel management agreement and related comfort letters and/or estoppel letters relating to such Mortgage Loan (or the related Whole Loan, if applicable) and any related assignment of such agreement or letters.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, as custodian, or other appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.

Cures, Repurchases and Substitutions

If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above and as set forth on Annex E-1 to this free writing prospectus, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●
within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

●	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (“Repurchase Price”) generally equal to the sum of—

(i)             the outstanding principal balance of that Mortgage Loan at the time of purchase; plus

(ii)            all outstanding interest, other than default interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase; plus

(iii)           all unreimbursed property protection advances relating to that Mortgage Loan; plus

(iv)           all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan; plus

(v)            to the extent not otherwise covered by the immediately preceding sub-bullet, all outstanding Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

(vi)            if the affected Mortgage Loan is not repurchased by the Sponsor within 120 days after discovery by or notice to the applicable Sponsor of such Material Breach or Material Document Defect, a Liquidation Fee in connection with such repurchase.

With respect to the SMF I Mortgage Loans, Starwood Mortgage Capital LLC (“SMC”), a Delaware limited liability company, will be guaranteeing the repurchase obligations of the related Sponsor under the related Mortgage Loan Purchase Agreement in the event such Sponsor fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).

A “Material Document Defect” is a document defect that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).  Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” under “—Sale of Mortgage Loans; Mortgage File Delivery” above for any Mortgage Loan will be deemed a Material Document Defect; provided, however, that no document defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution:  (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is 3 years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file and (r) be current in the payment of all scheduled payments of principal and interest then due.  In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Loan Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Sequential Pay Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement mortgage loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the responsible party’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Breach or Material Document Defect, as the case may be.  However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the Series 2013-GC13 certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor (or, in the case of the SMF I Mortgage Loans, SMC) defaults on its obligations to do so.  We cannot assure you that the applicable Sponsor (or, in the case of the SMF I Mortgage Loans, SMC) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in July 2046.

Additional Information

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus supplement.

TRANSACTION PARTIES

The Sponsors

Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp. and Starwood Mortgage Funding I LLC are the sponsors of the commercial mortgage securitization and, accordingly, are referred to as the “Sponsors” in this free writing prospectus.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a Sponsor.  GSMC is a New York limited partnership.  GSMC was formed in 1984.  Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA.  GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  GSMC is an affiliate of the Depositor, an affiliate of GS Commercial Real Estate LP, an Originator, and an affiliate of Goldman, Sachs & Co., one of the underwriters.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity.  In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Commercial Real Estate LP and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through March 31, 2013, GSMC originated or acquired approximately 2,090 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $68.2 billion.  As of March 31, 2013, GSMC had acted as a sponsor and mortgage loan seller on 74 fixed and floating-rate commercial mortgage-backed securitization transactions.  GSMC securitized approximately $2.165 billion and $4.636 billion of commercial loans in public and private offerings in calendar years 2011 and 2012, respectively.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Review of GSMC Mortgage Loans

Overview.  GSMC, in its capacity as the Sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”).  The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originators during the underwriting process.  After  origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  The Depositor, on behalf of GSMC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this free writing prospectus regarding the GSMC Mortgage Loans.  These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the GSMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents.  In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.  In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet—11 West 42nd Street”, “—Mall St. Matthews”, “—Crossroads Center”, “—Plaza America Towers III & IV”, “—Holiday Inn – 6th Avenue”, – Pinnacle in Kierland Phase IV” and “—Stirling Lafayette Shopping Center” in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.  The applicable borrowers and borrowers’ counsel reviewed these Mortgage Loan summaries as well.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan.  If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originators  to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—The Goldman Originators—Origination and Underwriting Process,” as well as to identify any material deviations from those origination and underwriting criteria.  See “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this free writing prospectus is accurate in all material respects.  GSMC also determined that the GSMC Mortgage Loans were originated in accordance with the Goldman Originators’ origination procedures and underwriting criteria, except as described under “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below.  GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

GSMC most recently filed a Form ABS-15G on May 14, 2013.  GSMC’s Central Index Key is 0001541502.  With respect to the period from and including January 1, 2011 to and including March 31, 2013, GSMC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Citigroup Global Markets Realty Corp.

General

Citigroup Global Markets Realty Corp. (“CGMRC”) is a Sponsor.  CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation.  CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group.  Its facsimile number is (212) 723-8604.  CGMRC is an affiliate of Citigroup Global Markets, Inc., one of the underwriters. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

CGMRC’s Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $1.05 billion, $1.25 billion and $1.63 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011 and 2012, respectively.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of CGMRC Mortgage Loans

General.  In connection with the preparation of this free writing prospectus, CGMRC conducted a review of the Mortgage Loans that it is selling to the Depositor.  The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans.  No sampling procedures were used in the review process.

Database.  First, CGMRC created a database of information (the “CGMRC Securitization Database”) obtained in connection with the origination of the CGMRC Mortgage Loans, including:

●	certain information from the loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting process.

CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the loan documents, and information otherwise brought to the attention of the CGMRC securitization team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File”) and provided that file to the Depositor for the inclusion in this free writing prospectus (particularly in Annexes A, B and C to this free writing prospectus) of information regarding the CGMRC Mortgage Loans.

Data Comparison and Recalculation. CGMRC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CGMRC, relating to information in this free writing prospectus regarding the CGMRC Mortgage Loans.  These procedures included:

●	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

●	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the CGMRC Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  CGMRC also reviewed and responded to a due diligence questionnaire relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this free writing prospectus to the extent material.

CGMRC also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this free writing prospectus and requested that origination counsel identify exceptions to such representations and warranties.  CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this free writing prospectus.  In addition, for each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

For each CGMRC Mortgage Loan, if any, purchased by CGMRC or its affiliates from a third party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related loan documents and third party reports concerning the related mortgaged property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this free writing prospectus.

In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain loan document provisions as necessary for disclosure of such provisions in this free writing prospectus, such as property release provisions and other provisions specifically disclosed in this free writing prospectus.

Certain Updates.  Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination.  Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries.  Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next ten largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus.

Findings and Conclusions.  Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this free writing prospectus is accurate in all material respects.  CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria, except as described under “—The Originators—Citigroup Global Markets Realty Corp.—Exceptions to Underwriting Criteria” below.  CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CGMRC most recently filed a Form ABS-15G on February 14, 2013.  CGMRC’s Central Index Key is 0001541001.  With respect to the period from and including January 1, 2011 to and including June 30, 2013, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Starwood Mortgage Funding I LLC

General

Starwood Mortgage Funding I LLC (formerly Archetype Mortgage Funding I LLC) (“SMF I”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of SMC (together with its subsidiaries, including SMF I, “Starwood”).  SMF I is affiliated with LNR Partners, LLC, the special servicer.  SMF I is a Sponsor of, and a seller of certain mortgage loans into, the securitization described in this free writing prospectus.  Starwood was formed to invest in commercial real estate debt.  The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139.  Starwood also maintains offices in Charlotte, North Carolina and New York, New York.

Starwood Property Trust, Inc. (NYSE: STWD) and Starwood Capital Group have acquired LNR Property LLC, which is the parent company of SMC and SMF I.  The closing occurred April 19, 2013.  In connection with the acquisition, both SMC and SMF I filed an amendment with the Delaware Secretary of State on June 19, 2013 to change each of their names from Archetype Mortgage Capital LLC and Archetype Mortgage Funding I LLC, to Starwood Mortgage Capital LLC and Starwood Mortgage Funding I LLC, respectively.

GSMC provides short-term warehousing of mortgage loans originated by SMF I through a master repurchase facility.  The SMF I Mortgage Loans are subject to such master repurchase facility.  SMF I is using the proceeds from its sale of the SMF I Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such mortgage loans from GSMC free and clear of any liens.

Starwood’s Securitization Program

This is the twelfth commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, L.L.C., Wachovia Bank and Banc of America Securities.  These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.  Starwood securitized approximately $1.45 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed-use, self storage and industrial properties located in North America.  Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years.  Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of SMF I Mortgage Loans

Overview.  SMF I has conducted a review of the SMF I Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the SMF I Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMF I Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF I Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process.  After origination of each SMF I Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF I Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF I Data Tape”) containing detailed information regarding each SMF I Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMF I Data Tape was used to provide the numerical information regarding the SMF I Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. SMF I engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by SMF I, relating to information in this free writing prospectus regarding the SMF I Mortgage Loans.  These procedures included:

●	comparing the information in the SMF I Data Tape against various source documents provided by SMF I that are described above under “—Database”;

●	comparing numerical information regarding the SMF I Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the SMF I Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMF I Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Starwood engaged various law firms to conduct certain legal reviews of the SMF I Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization of each SMF I Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF I Mortgage Loans.  Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMF I Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF I Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMF I Mortgage Loans and (iv) the review of certain loan documents with respect to the SMF I Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation of which Starwood was aware at the origination of any SMF I Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF I Mortgage Loans to determine whether any SMF I Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—Starwood Mortgage Capital LLC” below.  See “—The Originators—Starwood Mortgage Capital LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF I Mortgage Loans in this free writing prospectus is accurate in all material respects.  Starwood also determined that the SMF I Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria.  SMF I attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Starwood has no history as a securitizer prior to February 2012.  SMC (as Archetype Mortgage Capital LLC) most recently filed a Form ABS-15G on February 8, 2013.  SMC’s Central Index Key is 0001548405.  Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this free writing prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)      the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans, over

(b)      the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this free writing prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.

The Depositor

GS Mortgage Securities Corporation II is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”).  The Depositor is a Delaware corporation and was formed in 1995 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates.  The sole shareholder of the Depositor is The Goldman Sachs Group, Inc. (NYSE:GS).  The Depositor’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  The Depositor will not have any material assets.  The Depositor is an affiliate of GSMC, a Sponsor and an Originator, GS CRE, an Originator, and Goldman, Sachs & Co., one of the underwriters.

After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s ongoing duties will include:  (i) appointing a successor trustee or certificate administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Certificate Administrator any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special

Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, and (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  See “The Depositor” in the prospectus.

The Originators

Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp., GS Commercial Real Estate LP and Starwood Mortgage Capital LLC, are referred to in this free writing prospectus as the “Originators” in this free writing prospectus.

The information set forth in this free writing prospectus concerning the Originators and their underwriting standards has been provided by the Originators.

The Goldman Originators

Overview.  Each of GSMC and GS CRE, each an Originator, are affiliated with each other and with Goldman, Sachs & Co., one of the underwriters, and the Depositor.  GSMC and GS CRE are referred to as the “Goldman Originators” in this free writing prospectus.

The primary business of each Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.  The commercial mortgage loans originated by each Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.  Many of the commercial mortgage loans originated by GS CRE are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for all Goldman Originators and affiliates of Goldman Originators originating commercial mortgage loans.

Origination and Underwriting Process.  Each Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below.  However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the applicable Goldman Originator.  Therefore, this general description of the Goldman Originators’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Underwriting Criteria” below and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this free writing prospectus.

The underwriting process for each mortgage loan originated by a Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer.  This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.  In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the applicable Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The applicable Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower.  Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the applicable Goldman Originator.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Each Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%.  However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the applicable Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  It is possible that a Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Each Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves.  In addition, each Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originators.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●
Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this free writing prospectus.

Each Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and each Goldman Originator or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, each Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:  (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates.  In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective Mortgage Loans, the Goldman Originators generally considered the results of third party reports as described below:

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Appraisal—Each Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the applicable Goldman Originator’s internal documented appraisal policy.  Each Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or an otherwise qualified appraiser.  All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Report—Each Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Goldman Originator.  In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator.  Each Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

●
Physical Condition Report—Each Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the applicable Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems.  In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator.  Each Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●
Seismic—Each Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property.  In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

Exceptions to Underwriting Criteria.  Except as described below, none of the GSMC Mortgage Loans have exceptions to the related underwriting criteria.

With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A to this free writing prospectus as Stirling Lafayette Shopping Center, representing 2.0% of the Initial Pool Balance, at loan origination the loan-to-value ratio for the Mortgage Loan was 81.1% based on an original principal balance of $27,000,000 and an “as-is” appraised value of $33,300,000.  The related Goldman Originator funded the Mortgage Loan because at loan origination, the borrower deposited with the related Goldman Originator an earnout reserve in the amount of $2,900,000 in consideration of approximately 17,000 SF of retail expansion space currently under construction. If the borrower fails to satisfy the conditions for the release of the earnout reserve by May 24, 2014, then the lender will use the earnout reserve to prepay the Mortgage Loan and the related borrower will be required to pay a yield maintenance charge equal to the greater of a yield maintenance premium or 3% of the amount prepaid.  The loan-to-value ratio for the Mortgage Loan calculated based on the original balance net of the earnout reserve and the “as-is” appraised value is 72.4%. Also, the appraiser indicated an “as stabilized” appraised value of $36,000,000 as of November 18, 2013, which assumes the completion of 17,000 SF of retail expansion space currently under construction and that Ulta and Cato take occupancy and commence paying rent for such space. Ulta and Cato have executed leases and are expected to take possession of their respective spaces between August and September of 2013 and open for business and begin paying rent between October and November of 2013.  The loan-to-value ratio for the Mortgage Loan calculated based on the original principal balance and the “as stabilized” appraised value is 75.0%.  Based on these compensating factors, GSMC approved inclusion of the Mortgage Loan into this transaction.

Servicing.  Interim servicing for some of the loans originated by a Goldman Originator prior to securitization is typically performed by Goldman Sachs Realty Management L.P. (also known as Archon Group, L.P.), an affiliate of the Goldman Originators, and in other instances, interim servicing may be performed by an interim servicer that is unaffiliated with the Goldman Originators.  Additionally, primary servicing may occasionally be retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the applicable Goldman Originator, which may be retained post-securitization including the applicable fees.  Otherwise, servicing responsibilities are transferred from Goldman Sachs Realty Management L.P. or the unaffiliated interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, Goldman Sachs Realty Management L.P. may retain primary servicing.

Citigroup Global Markets Realty Corp.

Overview.  CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below.  However, variations from these procedures and criteria may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CGMRC.  Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process.  The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC.  This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available:  historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering (see “—Escrow Requirements,” “—Title Insurance Policy,” “—Property Insurance,” “—Third Party Reports—Appraisal,” “—Third Party Reports—Environmental Report” and “—Third Party Reports—Physical Condition Report” below).  In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available.  Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval.  All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements.  CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and maximum loan-to-value ratio (LTV) of 80%.  However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects.  Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by the related Mortgaged Property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements.  While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term.  If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this free writing prospectus and Annex A to this free writing prospectus reflect a calculation on the future (larger) amortizing loan payment.  See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements.  CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves.  In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions.  Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

Generally, CGMRC requires escrows as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the related borrower maintaining a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●
Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) the rent for the space in question is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CGMRC Mortgage Loans, please see Annex A to this free writing prospectus.

Title Insurance Policy.  The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property.  The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph 6 on Annex E-1 to this free writing prospectus without any exception that CGMRC deems material.

Property Insurance.  CGMRC requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 16 and 29 on Annex E-1 to this free writing prospectus without any exceptions that CGMRC deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CGMRC Mortgage Loans, CGMRC generally considered the results of third party reports as described below.  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●
Appraisal.  CGMRC obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 41 on Annex E-1 to this free writing prospectus.  In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Report.  CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC.  CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph 40 on Annex E-1 to this free writing prospectus without any exception that CGMRC deems material.

●
Physical Condition Report.  CGMRC generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CGMRC.  CGMRC, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.  See “—Escrow Requirements” above.

Servicing.  Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer.  In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date.  Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria.  Except as described below, none of the CGMRC Mortgage Loans have exceptions to the related underwriting criteria.

With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A to this free writing prospectus as The Marsol Apartments, representing 2.6% of the Initial Pool Balance, at loan origination the loan-to-value ratio for the Mortgage Loan was 85.4% based on an original balance of $35,000,000 and an “as-is” appraised value of $41,000,000.  At closing, the borrower deposited with CGMRC a capital improvements reserve in the amount of $3,000,000. The loan documents require that borrower complete a total of $6,243,130 of capital improvements on or before May 6, 2016. The capital improvements include but are not limited to the repair/replacement of dishwashers, ranges, refrigerators, kitchen cabinets, sinks, common area flooring, security cameras, and office furniture. $2,086,315 of the total capital improvements must be completed on or before May 6, 2014.  Additionally, the borrower is required to deposit $259,318 annually into a separate replacement reserve. If the borrower fails to satisfy the conditions for the release of the capital improvements reserve by the deadlines outlined in the loan agreement, then the capital improvements reserve will be held as additional collateral for the loan.  The loan-to-value ratio for the Mortgage Loan calculated based on the original balance net of the capital improvements reserve and the “as-is” appraised value is 78.0%. Also, the appraiser indicated an “as stabilized” appraised value of $51,800,000 as of March 15, 2015, which assumes the completion of certain capital improvements and market rent levels for the units at the Mortgaged Property. The loan-to-value ratio for the Mortgage Loan calculated based on the original balance and the “as stabilized” appraised value is 67.6%.  Based on the foregoing compensating factors, CGMRC approved inclusion of the Mortgage Loan into this transaction.

Starwood Mortgage Capital LLC

Overview.  Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors.  Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of an SMF I Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan.  The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable and obtained.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.  Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval.  All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors.  For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.  Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest only period during a portion of the term of the mortgage loan.  The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt.  Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured.  It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●
Appraisals.  Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan.  Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●
Environmental Assessment.  Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●
Property Condition Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan.  The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●
Zoning and Building Code Compliance.  With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

●
However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements.  Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●
Taxes—typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●
Insurance—if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●
Replacement Reserves—replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●
Completion Repair/Environmental Remediation—typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●
Tenant Improvement/Lease Commissions—in most cases, various tenants have lease expirations within the loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

●	Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF I Mortgage Loans, please see Annex A to this free writing prospectus.

Title Insurance Policy.  The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  Starwood typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to Underwriting Criteria.  None of the SMF I Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

The Issuing Entity

The Issuing Entity, GS Mortgage Securities Trust 2013-GC13, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this free writing prospectus.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments and/or servicing advances to the Issuing Entity, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.  A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee and Certificate Administrator,” “—Servicers—The Master Servicer,” “—Servicers—The Special Servicer,” “—The Operating Advisor,” “Description of the Offered Certificates” and “The Pooling and Servicing Agreement” in this free writing prospectus.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Distribution Accounts and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Accounts and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, and the other activities described in this free writing prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee and Certificate Administrator

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee (in such capacity, the “Trustee”) and as certificate administrator (in that capacity, the “Certificate Administrator”), the custodian and the paying agent under the Pooling and Servicing Agreement.

U.S. Bancorp, with total assets exceeding $354 billion as of March 31, 2013, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of March 31, 2013, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and 3 international cities. The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle, 7th Floor, Chicago, Illinois 60603 (and for certificate transfer services, 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services – GSMS 2013-GC13).

U.S. Bank has provided corporate trust services since 1924. As of March 31, 2013, U.S. Bank was acting as trustee with respect to over 86,000 issuances of securities with an aggregate outstanding principal balance of over $2.9 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The certificate administrator will make each monthly statement available to the Certificateholders via the certificate administrator’s internet website at http://www.usbank.com/abs. Certificateholders with questions may direct them to the certificate administrator’s bondholder services group at (800) 934-6802.

As of March 31, 2013, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee, paying agent, registrar and securities administrator on 257 issuances of commercial mortgage backed securities with an outstanding aggregate principal balance of approximately $200,061,300,000.

Under the terms of the Pooling and Servicing Agreement, U.S. Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. The distribution reports will be reviewed by an analyst and then by a supervisor using a transaction-specific review spreadsheet. Any corrections identified by the supervisor will be corrected by the analyst and reviewed by the supervisor. The supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items.  As securities administrator, U.S. Bank National Association is also responsible for the preparation and filing of all REMIC tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. In the past three years, the securities administrator has not made material changes to the policies and procedures of its securities administration services for commercial mortgage backed securities.

U.S. Bank will also act as custodian of the underlying mortgage files pursuant to the Pooling and Servicing Agreement. As custodian, U.S. Bank is responsible for holding all the underlying mortgage files on behalf of the trustee. U.S. Bank will hold the mortgage files in one of its custodial vaults, which are located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116 Attention: Document Custody Services– GSMS 2013-GC13. The mortgage files are tracked electronically to identify that they are held by U.S. Bank pursuant to the Pooling and Servicing Agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the mortgage files held on behalf of the trustee. As of March 31, 2013, U.S. Bank holds approximately 8,899,000 document files for approximately 980 entities and has been acting as a custodian for approximately 21 years.

In its capacity as trustee on commercial mortgage securitizations, U.S. Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage backed securities transaction.

The information contained in the preceding nine (9) paragraphs has been provided by U.S. Bank.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Pursuant to an interim custodial agreement, U.S. Bank National Association, which is the trustee and the certificate administrator, is the interim custodian of the loan files for all of the Mortgage Loans to be contributed to this securitization by Starwood Mortgage Funding I LLC.

Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable, the Operating Advisor and the Rating Agencies.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Trustee or Certificate Administrator, as applicable.  If no successor Trustee or Certificate Administrator is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee or Certificate Administrator, as applicable.

The Depositor may remove the Trustee or Certificate Administrator (and appoint a successor Trustee or Certificate Administrator, as applicable) if, among other things, the Trustee or Certificate Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator or its property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator or of its property.  The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all the Certificates may remove the Trustee or Certificate Administrator (and appoint a successor Trustee or Certificate Administrator, as applicable) upon written notice to the Depositor, the Master Servicer and the Trustee or Certificate Administrator, as applicable.

Any resignation or removal of the Trustee or Certificate Administrator and appointment of a successor Trustee or Certificate Administrator will not become effective until acceptance by the successor Trustee or Certificate Administrator of the appointment.  Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus, in the case of the Trustee, reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement.  The Trustee or Certificate Administrator will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Trustee or Certificate Administrator as and to the extent required under the Pooling and Servicing Agreement; provided that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all the Certificates as provided in the preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations of the Trustee or Certificate Administrator, as applicable, to a successor Trustee or Certificate Administrator.  Any successor Trustee or Certificate Administrator must have (a) a combined capital and surplus of at least $50,000,000, (b) a rating on its unsecured long-term debt of at least (i) “A+” by Fitch and (ii) “A2” by Moody’s and (c) a rating on its unsecured short term debt of at least “P-1” from Moody’s (or such other rating with respect to which the Rating Agencies have provided and a Rating Agency Confirmation must be obtained.

In addition, certain provisions regarding the obligations and duties of the Trustee and Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a  TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

The Issuing Entity will indemnify each of the Trustee and the Certificate Administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee or Certificate Administrator may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Trustee or Certificate Administrator in any action or proceeding between the Issuing Entity and the Trustee or Certificate Administrator or between the Trustee or Certificate Administrator and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator.  Each of the Trustee and the Certificate Administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, or by reason of negligent disregard of the Trustee or Certificate Administrator’s obligations or duties, under the Pooling and Servicing Agreement.  Neither the Trustee nor the Certificate Administrator will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee or Certificate Administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Trustee (except for the information under the first nine (9) paragraphs of this section entitled “—The Trustee and Certificate Administrator”) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this free writing prospectus or related documents.

Each of the Trustee, if no Servicer Termination Event has occurred and after the curing or waiver of all Servicer Termination Events which may have occurred, and the Certificate Administrator is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee or Certificate Administrator is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Trustee or Certificate Administrator, as applicable, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Trustee or Certificate Administrator in its commercial capacity), nor will the Trustee or Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except, in the case of the Trustee, advancing as described in this free writing prospectus), the Special Servicer, the Trustee or the Certificate Administrator, as applicable, or the Operating Advisor under the Pooling and Servicing Agreement unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Operating Advisor in accordance with the terms of the Pooling and Servicing Agreement.

Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, at the cost and expense of the Depositor (other than with respect to the Distribution Date statements), based upon reports, documents, and other information provided to the Certificate Administrator, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.0011% per annum (the “Trustee/Certificate Administrator Fee Rate”) which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this free writing prospectus as the “Administrative Fee Rate”.  The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement.  The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.  The Certificate Administrator also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable

Distribution Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Certificate Administrator will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

The Operating Advisor

Trimont Real Estate Advisors, Inc., a Georgia corporation (“Trimont”), will act as operating advisor under the Pooling and Servicing Agreement (in such capacity, the “Operating Advisor”).  The principal office of Trimont is located at 3424 Peachtree Road NE, Suite 2200, Atlanta, Georgia 30326 and its telephone number is (404) 420-5600. Trimont also has offices located in Irvine, California, New York, New York and Leusden, The Netherlands.

Trimont provides services to real estate lenders and investors on both debt and equity investments.  Its core services include asset management, loan servicing, asset servicing, due diligence, underwriting services and portfolio risk analysis.  Trimont is rated by S&P as Commercial Mortgage Special Servicer (Above Average) and Construction Loan Servicer (Strong), by Fitch as a Primary Servicer (CPS2) and Special Servicer (CSS2) and by KBRA as Primary Servicer (Pass) and Special Servicer (Pass).

Trimont has been named operating advisor on 20 commercial mortgage-backed securities transactions with an aggregate original principal loan balance exceeding $23 billion (not including this securitization transaction). The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. There have been no material changes to Trimont’s policies or procedures in the past three years that would have a material effect on the current transaction. The policies and procedures are reviewed annually and centrally managed. Furthermore, Trimont’s disaster recovery plan is reviewed annually.

As of March 31, 2013, Trimont was special servicing approximately 713 loans and real estate owned properties (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $1.46 billion. Trimont has been named special servicer on 31 commercial mortgage-backed securities transactions with an aggregate original principal loan balance of approximately $31 billion.  The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. Trimont was first named as a special servicer in a commercial mortgage-backed securities transaction in 1998.

No commercial mortgage-backed securities transaction involving commercial or multifamily mortgage loans in which Trimont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont as primary servicer or special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any commercial mortgage-backed securities transaction.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to Certificateholders.

As of the date of this free writing prospectus, Trimont is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Sponsors, any Originator or any significant obligor.

The information under this heading has been provided by Trimont.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

For further information regarding the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, see  “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.

Servicers

General

Each of the Master Servicer (directly or through one or more sub servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Mortgage Loans and the Companion Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus.  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third party sub-servicers, with the consent of the Depositor.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificateholders and the Companion Loan Holders for the servicing and administering of the Mortgage Loans and the Companion Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for the Mortgage Loans and the Companion Loans (in such capacity, the “Master Servicer”).  Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo.  Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC® format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:
Commercial and Multifamily Mortgage Loans	As of 12/31/2010	As of 12/31/2011	As of 12/31/2012	As of 6/30/2013
By Approximate Number:	39,125	38,132	35,189	33,829
By Approximate Aggregate Unpaid Principal Balance (in billions):	$451.09	$437.68	$428.52	$429.05

Within this portfolio, as of June 30, 2013, are approximately 24,107 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $352.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of June 30, 2013, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).
Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
YTD Q2 2013	$342,725,226,769	$2,271,943,829	0.66%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Above Average	MOR CS2
Master Servicer:	CMS1-	Above Average	MOR CS2
Special Servicer	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch.  The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this free writing prospectus.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pursuant to an interim servicing agreement between Wells Fargo and SMF I, a Sponsor, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by SMF I, including, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization by SMF I.

Pursuant to an interim servicing agreement between Wells Fargo and CGMRC, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by CGMRC, including, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization by CGMRC.

Wells Fargo anticipates acting as servicer for the mezzanine loan pursuant to a servicing agreement between Wells Fargo and the holder of the mezzanine loan.

The foregoing information has been provided by Wells Fargo Bank, National Association.  None of the Depositor, the underwriters, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus), including all fees of any subservicers retained by it.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of LNR Property LLC (“LNR”), a Delaware limited liability company, will initially be appointed as special servicer for the Mortgage Loans and the Companion Loans (in such capacity, the “Special Servicer”).  The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600.

LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate loans, and

●	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 19 years.  The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 129 as of March 31, 2013.  More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion; (g) 143 domestic CMBS pools as of December 31, 2007 with a then current face value in excess of $228 billion; (h) 138 domestic CMBS pools as of December 31, 2008 with a then current face value in excess of $210 billion; (i) 136 domestic CMBS pools as of December 31, 2009 with a then current face value in excess of $191 billion; (j) 144 domestic CMBS pools as of December 31, 2010 with a then current face value in excess of $201 billion; (k) 140 domestic CMBS pools as of December 31, 2011 with a then current face value in excess of $176 billion; (l) 131 domestic CMBS pools as of December 31, 2012 with a then current face value in excess of $136 billion; and (m) 129 domestic CMBS pools as of March 31, 2013 with a then current face value in excess of $128 billion.  Additionally, LNR Partners has resolved approximately $47.3 billion of U.S. commercial and multifamily loans over the past 20 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012 and $1.5 billion for the 3 months ended March 31, 2013.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer.  LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, California, New York, North Carolina and Colorado and in England and Germany.  As of June 2013, LNR Partners had approximately 229 employees responsible for the special servicing of commercial real estate assets.  As of March 31, 2013, LNR Partners and its affiliates specially service a portfolio, which included over 10,300 assets in the 50 states, the District of Columbia, and various international properties with a then current face value of approximately $129 billion, all of which are commercial real estate assets.  Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates.  Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.  LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders.  These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard.  Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans.  They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents.  After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by Standard & Poor’s Rating Services and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the pooling and servicing agreement for assets of the same type included in this securitization transaction.  LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction.  LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.  Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.  LNR Partners does not have any material advancing obligations with respect to the CMBS pools as to which it acts as special servicer.  Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to CMBS pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise.  To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer.  LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger.  In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, any Sponsor (other than Starwood Mortgage Funding I LLC), any Originator (other than Starwood Mortgage Capital LLC) or any significant obligor.  LNR Partners, however, is an affiliate of Starwood Mortgage Funding I LLC, one of the Sponsors, and Starwood Mortgage Capital LLC, an Originator.

Except for LNR Partners acting as special servicer for this securitization transaction and SMF being one of the Sponsors and an Originator of some of the Mortgage Loans, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Issuing Entity, the Sponsor, the Trustee and Certificate Administrator, any Originator, any significant obligor, the Master Servicer or the Operating Advisor, on the other hand, that currently exist or that existed during the past two years.  In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the Issuing Entity, the Sponsor, the Trustee and Certificate Administrator, any Originator, any significant obligor, the Master Servicer or the Operating Advisor, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

The foregoing information has been provided by LNR Partners.  None of the Depositor, the underwriters, the Master Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus).

The Special Servicer may be terminated, with respect to the Mortgage Loans (or Whole Loans, as applicable), without cause by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Controlling Class Representative (for so long as a Control Termination Event does not exist), as described in “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Certain duties and obligations of LNR Partners as the special servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans,” “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Clauses,” “—Inspections,” and “Description of the Offered Certificates—Appraisal Reductions” in this free writing prospectus. LNR Partners’ ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” below.

The Special Servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Servicing Compensation, Operating Advisor Compensation and Payment of Expenses

Master Servicing Compensation.  The fee of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the related Mortgage Loan or Companion Loan (including if it is or is part of a Specially Serviced Loan) or any successor REO Mortgage Loan or successor REO Companion Loan.  With respect to each Mortgage Loan and Companion Loan (including each Specially Serviced Loan) or any successor REO Mortgage Loan or successor REO Companion Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate (in the case of a Mortgage Loan), is equal to the per annum rate set forth on Annex A to this free writing prospectus as the Administrative Fee Rate with respect to such Mortgage Loan or Companion Loan; (b) be calculated on the same basis as interest is calculated on the related Mortgage Loan or Companion Loan and (c) be prorated for partial periods.  The Servicing Fee includes all amounts required to be paid to any primary or sub-servicer.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Mortgage Loans to the extent not needed to make Compensating Interest Payments.  In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees with respect to each Mortgage Loan and Companion Loan (which may be zero) and (b) 100% of any assumption application fees with respect to each Mortgage Loan and Companion Loan that is not, and is not part of, a Specially Serviced Loan and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (or Whole Loan, if applicable).  The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Although the Master Servicer is required to service and administer the pool of Mortgage Loans and the Companion Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and the Companion Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Mortgage Loan (or Whole Loan) documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Mortgage Loan (or Whole Loan) documents.

“Excess Modification Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Mortgage Loan (or Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by the borrower (including indirect reimbursement from Penalty Charges or otherwise), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Mortgage Loan (or Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise.  All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan (or Whole Loan) or REO Property; provided that if the Mortgage Loan (or Whole Loan) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Mortgage Loan (or Whole Loan) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan (or Whole Loan) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan.  In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property

(including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above.  Within any 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account the offset described above) with respect to any Mortgage Loan will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan after giving effect to such transaction, subject to a minimum fee of $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan or Whole Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Mortgage Loan (or Whole Loan, if applicable) (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest.

“Ancillary Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Mortgage Loan (or Whole Loan, if applicable) and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Mortgage Loan (or Whole Loan, if applicable) during the Collection Period, over (ii) all unpaid or unreimbursed additional expenses (including without limitation reimbursement of Advances and interest thereon to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Companion Loan Holder) with respect to any Mortgage Loan  (or Whole Loan, if applicable) and reimbursed from such Penalty Charges (which additional expenses will be reimbursed from such Penalty Charges) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

Special Servicing Compensation.  The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same basis as interest is calculated on the related Specially Serviced Loans and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of the applicable Workout Fee Rate to each collection of interest and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Mortgage Loan or Whole Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan or Whole Loan, the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout.  The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan or Whole Loan as described in the definition of “Excess Modification Fees,” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (or Whole Loan, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” will be a rate equal to the lesser of  (a) 1.0% with respect to any Corrected Loan and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest on any Mortgage Loan (or Whole Loan, if applicable) from the date such mortgage loan becomes a Corrected Loan, through and including the related maturity date (or if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest on any Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date).

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Mortgage Loans and Whole Loans that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan.  The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Mortgage Loan repurchased or substituted, any Specially Serviced Loan or any REO Property as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds.  The Liquidation Fee for each Specially Serviced Loan or REO Property will be payable from, and will be calculated by application of the

Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees,” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related proceeds are received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” will be a rate equal to the lesser of (a)  such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.0%, with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Loan and each REO Property.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within 180 days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation, (ii) the purchase of any Specially Serviced Loan by a mezzanine loan holder, if any, within 90 days of when each such related purchase option first becomes exercisable or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity.  The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and Condemnation Proceeds) received in connection with a liquidation of a Mortgage Loan, Companion Loan or Mortgaged Property.

“Defaulted Mortgage Loan” means a Mortgage Loan (or Whole Loan) (i) that is delinquent at least sixty days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees with respect to each Mortgage Loan or Whole Loan and 100% of any assumption application fees with respect to Specially Serviced Loans and (b) any interest or other income earned on deposits in the REO Accounts.

Although the Special Servicer is required to service and administer the pool of Mortgage Loans and Companion Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

If at any time a Mortgage Loan or Whole Loan becomes a Specially Serviced Loan, the Special Servicer will be required to use its reasonable efforts to collect the amount of any Special Servicing Fee,  Liquidation Fee and/or Workout Fee from the related borrower pursuant to the related loan documents, including exercising all remedies available under such loan documents that would be in accordance with the Servicing Standard, specifically taking into account the costs or likelihood of success of any such collection efforts and the Realized Loss that would be incurred by Certificateholders in connection therewith as opposed to the Realized Loss that would be incurred as a result of not collecting such amounts from the related borrower.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan or Companion Loan and any purchaser of any Mortgage Loan, Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan, Whole Loan or REO Property any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan or Companion Loan and any purchaser of any Mortgage Loan, Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Whole Loan, if applicable), the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement other than any special servicing compensation to which the Special Servicer is entitled under the Pooling and Servicing Agreement in the form of Excess Penalty Charges, Assumption Fees, Excess Modification Fees, Consent Fees, Ancillary Fees, extension fees or other income earned on deposits in the REO Accounts to the extent not reported in the CREFC® Reports.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Companion Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

Operating Advisor Compensation.  An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.00119% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000, or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan (or Whole Loan, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this free writing prospectus, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Fees and Expenses.  The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:
Type/Recipient	Amount	Frequency	Source of Funds

Servicing Fee and Sub-Servicing Fee / Master Servicer
with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue on the related Stated Principal Balance at a rate, which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this free writing prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	interest collections

Additional Servicing Compensation / Master Servicer	– a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees with respect to each Mortgage Loan	from time to time	the related fee/ investment income

	– 100% of assumption application fees on non-Specially Serviced Loans and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (or Whole Loan, if applicable)	from time to time

	– all investment income earned on amounts on deposit in the collection account and certain reserve accounts	monthly

Special Servicing Fee/ Special Servicer
with respect to any Specially Serviced Loan, will accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loans (in each case, calculated on the Stated Principal Balance and same basis as interest is calculated on the related Specially Serviced Loan and prorated for partial periods)
		monthly	general collections

Type/Recipient	Amount	Frequency	Source of Funds

Work-out Fee / Special Servicer
with some limited exceptions, calculated at the lesser of (a) 1.0% with respect to any Corrected Loan and (b) such rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest with respect to any Mortgage Loan (or Whole Loan, if applicable) from the date such mortgage loan becomes a Corrected Loan, through and including the related maturity date (or if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest on any Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date)
		monthly	the related collections of principal and interest

Liquidation Fee / Special Servicer
calculated at the lesser of (a) 1.0% and (b) such rate as would result in a Liquidation Fee of $1,000,000, when applied to each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Loan and each REO Property; provided, however, that, except as contemplated in the definition of “Liquidation Fee”, no Liquidation Fee will be less than $25,000
		upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation / Special Servicer	– a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees	from time to time	the related fee/ investment income

	– 100% of assumption application fees on Specially Serviced Loans	from time to time

	– all investment income received on funds in any REO Account	from time to time

Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator
accrues at a per annum rate equal to 0.0011% per annum (which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the Administrative Fee Rate with respect to each Mortgage Loan) on the Stated Principal Balance of the Mortgage Loans (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	general collections

Type/Recipient	Amount	Frequency	Source of Funds

Operating Advisor Fee / Operating Advisor
accrues at a per annum rate equal to 0.00119% per annum (which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Trustee/Certificate Administrator Fee Rate, is equal to the Administrative Fee Rate, with respect to each Mortgage Loan) on the Stated Principal Balance of the Mortgage Loans (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)
		monthly	general collections

Operating Advisor Consulting Fee / Operating Advisor
a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan
		time to time	paid by related borrower

Property Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on Property Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed
first from default interest/late payment fees, modification fees and assumption fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Type/Recipient	Amount	Frequency	Source of Funds

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed
first from default interest/late payment fees, modification fees and assumption fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

Indemnification Expenses / Depositor, Certificate Administrator, paying agent, custodian Certificate Registrar, Trustee, Operating Advisor, Master Servicer and Special Servicer
amounts for which the Depositor,  the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification
		time to time	general collections

Affiliates and Certain Relationships

The Depositor is an affiliate of Goldman Sachs Mortgage Company, a Sponsor and an Originator, GS Commercial Real Estate LP, an Originator, and Goldman Sachs & Co., one of the underwriters.  In addition, Citigroup Global Markets Realty Corp., a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the underwriters, are affiliated with each other.

LNR Partners, LLC, the special servicer, Starwood Mortgage Funding I, a Sponsor, and Starwood Mortgage Capital LLC, an Originator, are affiliated with each other.

Goldman Sachs Mortgage Company will, as of the date of issuance of the Offered Certificates, hold the 11 West 42nd Street Companion Loan and the Mall St. Matthews Companion Loan.

Additionally, Goldman Sachs Mortgage Company will be the initial holder of the mezzanine loan related to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Plaza America Towers III & IV, representing approximately 7.5% of the Initial Pool Balance.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the Master Servicer, and each of the entities indicated below, Wells Fargo Bank, National Association acts as interim servicer with respect to:

●	all of the Mortgage Loans to be contributed to this securitization by Starwood Mortgage Funding I LLC, a Sponsor; and

●	certain of the Mortgage Loans to be contributed to this securitization by Citigroup Global Markets Realty Corp., a Sponsor and an Originator.

Wells Fargo Bank, National Association, which is the master servicer, is also acting as the interim custodian of the loan files for all of the Mortgage Loans to be contributed to this securitization by each of Goldman Sachs Mortgage Company and Citigroup Global Markets Realty Corp.

In addition, U.S. Bank National Association, which is the trustee and the certificate administrator, is also acting as the interim custodian of the loan files for all of the Mortgage Loans to be contributed to this securitization by Starwood Mortgage Funding I LLC.

In addition, Goldman Sachs Mortgage Company, a Sponsor, provides warehouse financing to Starwood Mortgage Funding I LLC through a repurchase facility.  All of the Mortgage Loans that Starwood Mortgage Funding I LLC will transfer to the Depositor are subject to that repurchase facility.  Proceeds received by Starwood Mortgage Funding I LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 18 classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class X-C Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class R Certificates (collectively, the “Certificates”).  Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-AB Certificates and the Class X-A Certificates (collectively, the “Offered Certificates”) are offered by this free writing prospectus.  The Class X-A Certificates, the Class X-B Certificates and the Class X-C Certificates are referred to as the “Class X Certificates” in this free writing prospectus.  The Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates are referred to as the “Exchangeable Certificates” in this free writing prospectus.  The Certificates other than the Exchangeable Certificates and the Class R Certificates are referred to as the “Regular Certificates” in this free writing prospectus. The Class X-B Certificates, the Class X-C Certificates, the Class A-S Certificates, the Class B Certificates,  the Class PEZ Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class R Certificates are not offered by this free writing prospectus.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property”), but in the case of each Whole Loan, only to the extent of the Issuing Entity’s interest in any related REO Property, (iii) all of the Trustee’s rights in any reserve account or lock-box account (to the extent of the Issuing Entity’s interest the lock-box account) and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account and any account established in connection with REO Properties (an “REO Account”), (iv) the Trustee’s rights in any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the Master Servicer’s and the Trustee’s rights under all insurance policies with respect to the Mortgage Loans and (vi) the Trustee’s rights under any environmental indemnity agreements relating to the Mortgaged Properties.  The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the underwriters, the borrowers, the property managers or any of their respective affiliates.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Sequential Pay Certificates”) and the Class PEZ Certificates will have the respective Certificate Principal Amounts (or, in the case of the respective Classes of Exchangeable Certificates, the maximum Certificate Principal Amounts), and the Class X-A, Class X-B and Class X-C Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Principal Amount or Notional Amount
Class A-1	$66,860,000
Class A-2	$72,740,000
Class A-3	$149,690,000
Class A-4	$175,000,000
Class A-5	$380,255,000
Class A-AB	$89,211,000
Class X-A	$1,032,134,000
Class X-B	$30,014,000
Class X-C	$56,692,540
Class A-S(1)	$98,378,000	(2)
Class B(1)	$88,374,000	(2)
Class PEZ(1)	$236,775,000	(2)
Class C(1)	$50,023,000	(2)
Class D	$76,701,000
Class E	$30,014,000
Class F	$13,339,000
Class G	$43,353,540

(1)	The Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for the Class A-S, Class B and Class C Certificates.

(2)
On the Closing Date, the Issuing Entity will issue the Class A-S, Class B and Class C Trust Components, which will have outstanding principal balances on the Closing Date of $98,378,000, $88,374,000 and $50,023,000, respectively.  The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Trust Components.  Each of the Class A-S, Class B, Class PEZ and Class C Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C Trust Components.  Following any exchange of Class A-S, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-S, Class B and Class C Certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C Trust Components that is represented by the Class A-S, Class B, Class PEZ and Class C Certificates will be increased or decreased accordingly.  The initial Certificate Principal Amount of each Class of the Class A-S, Class B and Class C Certificates shown in the table above represents the maximum Certificate Principal Amount of such Class without giving effect to any issuance of Class PEZ Certificates.  The initial Certificate Principal Amount of the Class PEZ Certificates shown in the table above is equal to the aggregate of the maximum initial Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates, representing the maximum Certificate Principal Amount of the Class PEZ Certificates that could be issued in an exchange.  The Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Principal Amount of the Class PEZ Certificates issued on the Closing Date.  The initial Certificate Principal Amount of the Trust Components will equal the Initial Certificate Principal Amount of the Certificates having the same alphabetical designation without regard to any exchange of such Certificates for Class PEZ Certificates.

The “Certificate Principal Amount” of any Class of Certificates or Trust Component outstanding at any time represents the maximum amount to which its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this free writing prospectus.  The Certificate Principal Amount of each Class of Certificates or Trust Component will in each case be reduced by amounts actually distributed to that Class or Trust Component that are allocable to principal and by any Realized Losses allocated to that Class or Trust Component and may be increased by recoveries of such Realized Losses as described under “—Distributions—Realized Losses” below.  In the event that Realized Losses previously allocated to a Class of Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Exchangeable Certificates) in reduction of the related Certificate Principal Amount are recovered subsequent to the reduction of the Certificate Principal Amount of such Class or Trust Component to zero, holders of such Class, or of Exchangeable Certificates evidencing an interest in such Trust Component, may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Payment Priorities” in this free writing prospectus.

The Class X Certificates will not have Certificate Principal Amounts.  Each Class of Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this free writing prospectus on its respective notional principal amount (each, a “Notional Amount”).  The Notional Amount of the Class X-A Certificates will equal the sum of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and Class A-S Trust Component immediately prior to the related Distribution Date.  The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component.  The Notional Amount of the Class X-B Certificates will equal the Certificate Principal Amount of the Class E Certificates immediately prior to the related Distribution Date.  The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class E Certificates.  The Notional Amount of the Class X-C Certificates will equal the sum of the Certificate Principal Amounts of the Class F and Class G Certificates immediately prior to the related Distribution Date.  The Notional Amount of the Class X-C Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class F and Class G Certificates.

“Class A-S Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class A-S Certificates divided by the Certificate Principal Amount of the Class A-S Trust Component.  As of the Closing Date, the Class A-S Percentage Interest will be         %.

“Class A-S Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to [      ]%.  The Class A-S Certificates will represent beneficial ownership of the Class A-S Percentage Interest of the Class A-S Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component.  The Class A-S Trust Component will be held in the Grantor Trust.

“Class A-S-PEZ Percentage Interest” means 100.0% minus the Class A-S Percentage Interest.  As of the Closing Date, the Class A-S-PEZ Percentage Interest will be         %.

“Class B Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class B Certificates divided by the Certificate Principal Amount of the Class B Trust Component.  As of the Closing Date, the Class B Percentage Interest will be       %.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to [      ]%.  The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class B-PEZ Percentage Interest of the Class B Trust Component.  The Class B Trust Component will be held in the Grantor Trust.

“Class B-PEZ Percentage Interest” means 100.0% minus the Class B Percentage Interest.  As of the Closing Date, the Class B-PEZ Percentage Interest will be         %.

“Class C Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class C Certificates divided by the Certificate Principal Amount of the Class C Trust Component.  As of the Closing Date, the Class C Percentage Interest will be         %.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to [      ]%.  The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class C-PEZ Percentage Interest of the Class C Trust Component.  The Class C Trust Component will be held in the Grantor Trust.

“Class C-PEZ Percentage Interest” means 100.0% minus the Class C Percentage Interest.  As of the Closing Date, the Class C-PEZ Percentage Interest will be         %.

“Class PEZ Component” means any of the Class PEZ Component A-S, Class PEZ Component B or Class PEZ Component C.

“Class PEZ Component A-S” means the portion of the Class A-S Trust Component equal to the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component.

“Class PEZ Component B” means the portion of the Class B Trust Component equal to the Class B-PEZ Percentage Interest of the Class B Trust Component.

“Class PEZ Component C” means the portion of the Class C Trust Component equal to the Class C-PEZ Percentage Interest of the Class C Trust Component.

“Trust Component” means any of the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made on the 4th business day following the related Determination Date of each month (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) are required to be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the “Record Date”).  Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder.  The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution.  All distributions made with respect to a Class of Offered Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than a Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of the related Class.

The aggregate distribution to be made on the Certificates on any Distribution Date (exclusive of distributions of yield maintenance charges and prepayment premiums) will equal the Available Funds.  The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

(i)    the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

(A)     all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period (without regard to grace periods);

(B)     all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance proceeds and Net Condemnation Proceeds and other unscheduled recoveries received after the related Determination Date;

(C)     all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(D)     with respect to each Mortgage Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(E)     all yield maintenance charges and prepayment premiums;

(F)     all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error; and

(G)     any late payment charges, any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

(ii)   all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(iii)  for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

“Monthly Payment” with respect to any Mortgage Loan or Companion Loan (other than any REO Mortgage Loan and/or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate which is payable by the related borrower on such Due Date.  The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan or REO Companion Loan or (ii) any Mortgage Loan or Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.

“Net Condemnation Proceeds” are the Condemnation Proceeds received with respect to any Mortgage Loan or Companion Loan (including an REO Mortgage Loan or REO Companion Loan) net of the amount of (i) costs and expenses incurred with respect thereto and (ii) amounts required to be applied to the restoration or repair of the related Mortgaged Property.

“Condemnation Proceeds” are all of the proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.

“Collection Period” with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in August 2013, beginning on the day after the Cut-off Date) and ending on and including the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Determination Date” with respect to any Distribution Date is the sixth day of the calendar month of the related Distribution Date or, if the sixth day is not a business day, the next business day, commencing in August 2013.

Payment Priorities

As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates and any Trust Component is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date.  Calculations of interest on the Regular Certificates and the Trust Components will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period with respect to each Class of Certificates and Trust Component is assumed to consist of 30 days.

The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates and any Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class or Trust Component on such Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates and any Trust Component is the sum of (a) the portion of the Interest Distribution Amount for such Class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of a Class of Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates or Trust Component for the current Distribution Date and (ii) in the case of a Class of Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Pass-Through Rate” with respect to any Class of Sequential Pay Certificates, any Class of Class X Certificates and any Trust Component for any Interest Accrual Period and the related Distribution Date is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period. The Pass-Through Rates are as follows:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-5 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-AB Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-S Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class X-A Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date).  The Pass-Through Rate on the Class X-B Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class E Certificates for such Distribution Date.  The Pass-Through Rate on the Class X-C Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class F and Class G Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date).  The approximate initial Pass-Through Rate on each Class of the Class X Certificates is set forth in the “Certificate Summary” of this free writing prospectus.

The Pass-Through Rates for the Class A-S Certificates and the Class A-S Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class B Certificates and the Class B Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class C Certificates and the Class C Trust Component will, at all times, be the same.

The Class PEZ Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates.

The “Class X Strip Rate” for each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component for any Distribution Date will be a per annum rate equal to the excess of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate of such Class of Sequential Pay Certificates or Trust Component for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.  Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of each Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.  However, for purposes of calculating Pass-Through Rates and the WAC Rate, with respect to each Mortgage Loan, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined net of the related Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts.  For purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.

The “Administrative Fee Rate” for any Mortgage Loan (including any REO Mortgage Loan) as of any date of determination will be equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate.    In addition, for each Whole Loan, the Administrative Fee Rate will equal a fixed rate per annum for the related Mortgage Loan equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate and for the related Companion Loan will equal the Servicing Fee Rate for such Companion Loan.

“CREFC® Intellectual Property Royalty License Fee” will accrue with respect to each Mortgage Loan (including any REO Mortgage Loan) at the per annum rate equal to 0.0005% calculated on the basis of the Stated Principal Balance of the related Mortgage Loan on the same basis as interest is calculated on the related Mortgage Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

The “Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) or Companion Loan (including REO Companion Loan) is the per annum rate at which interest accrues on such Mortgage Loan  or Companion Loan, as applicable, as stated in the related Mortgage Note or Co-Lender Agreement in each case without giving effect to the default rate.

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of related principal payments received by the Issuing Entity or advanced for such Distribution Date.  The “Stated Principal Balance” of each Companion Loan will initially equal its unpaid principal balance as of the Cut-off Date, after application of all scheduled payments of principal and interest due on or before the Cut-off Date, whether or not received, and on each Distribution Date, will be reduced by any payments or other collections of principal on such Companion Loan that are received by the holder thereof in the month of such Distribution Date.  The Stated Principal Balance of a Mortgage Loan or Companion Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Companion Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  If any Mortgage Loan or Companion Loan is paid in full or the Mortgage Loan or Companion Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or any related Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the first Determination Date on or before which the payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Companion Loan, as the case may be, will be zero.  The “Stated Principal Balance” of a Whole Loan, as of any date of determination, is equal to the then aggregate Stated Principal Balance of the related Mortgage Loan and Companion Loan.

The “Principal Distribution Amount” for any Distribution Date will be equal to:

(a)   the sum, without duplication, of:

(1)         the principal component of all scheduled Monthly Payments and balloon payments due on the Mortgage Loans (including the REO Mortgage Loans) on the Due Date immediately preceding such Distribution Date (if received or (other than balloon payments) advanced by the Master Servicer or Trustee, in respect of such Distribution Date);

(2)         the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(3)         Unscheduled Payments on the Mortgage Loans (including the REO Mortgage Loans) on deposit in the Collection Account as of the related Determination Date; and

(4)         the Principal Shortfall, if any, for such Distribution Date, less

(b)   the sum, without duplication, of the amount of any reimbursements of:

(1)        Non-Recoverable Advances, with interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(2)        Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts of the type described in clauses (b)(1) and (b)(2) above that were allocated to reduce the Principal Distribution Amount for a prior Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

The “Unscheduled Payments” for any Distribution Date will equal the aggregate of:  (a) all prepayments of principal received on the Mortgage Loans during the applicable one-month period ending on the related Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties during the applicable one-month period ending on the related Determination Date, whether in the form of Liquidation Proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of Liquidation Proceeds, insurance proceeds and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Issuing Entity incurred in connection with the related Mortgage Loan.

An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

An “REO Companion Loan” is any Companion Loan as to which the related Mortgaged Property has become an REO Property.

On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B and Class X-C Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:

(i)       to the Class A-AB Certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Amount of the Class A-AB Certificates to the scheduled principal balance set forth on Annex F to this free writing prospectus with respect to the Class A-AB Certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date;

(ii)     to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero;

(iii)    to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-2 Certificates is reduced to zero;

(iv)    to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-3 Certificates is reduced to zero;

(v)     to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-4 Certificates is reduced to zero;

(vi)    to the Class A-5 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-5 Certificates is reduced to zero; and

(vii)   to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (vi) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Fourth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Fifth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component, until the Certificate Principal Amount of the Class A-S Trust Component is reduced to zero;

Sixth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an

amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Seventh, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eighth, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Principal Amount of the Class B Trust Component is reduced to zero;

Ninth, to the class B Trust Component and, thus, concurrently, to the Class B Certificates, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Eleventh, to the Class C Trust Component, and, thus, concurrently, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Principal Amount of the Class C Trust Component is reduced to zero;

Twelfth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Eighteenth, to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-first, to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-fourth, to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

Twenty-fifth, to the Class R Certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date the Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates) and the Class PEZ Certificates is (or is expected to be) reduced to zero (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, in reduction of their respective Certificate Principal Amounts.

Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date is required to be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D Certificates, the Class  A-S Trust Component (and correspondingly to the Class A-S and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), the Class B Trust Component (and correspondingly to the Class B and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component) and the Class C Trust Component (and correspondingly to the Class C and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component) in an amount that is, with respect to each such Class of Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates), equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class or Trust Component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates (exclusive of the Class X-A, Class E, Class F, Class G and Exchangeable Certificates) and Trust Components on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or Trust Component, and (z) the amount of such yield maintenance charge.  Any remaining yield maintenance charges collected on any Mortgage Loan with respect to such Distribution Date will be distributed to the holders of the Class X-A Certificates.  If there is more than one Class of Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes or Trust Components, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Certificates (exclusive of the Exchangeable Certificates) and/or Trust Components (and, therefore, the applicable Classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D Certificates or any Trust Component is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or Trust Component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one.  However, if such discount rate is greater than or equal to the lesser of (x) the Mortgage Loan Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-B Certificates, Class X-C Certificates, Class E Certificates, the Class F Certificates, the Class G Certificates or the Class R Certificates.  Instead, after the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D Certificates and the Trust Components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-A Certificates.

We cannot assure you that any yield maintenance charge or prepayment premium is required or, even if required, would be paid.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions,” “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

Allocation Priority of Mortgage Loan Collections

All amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the borrowers, Liquidation Proceeds, condemnation proceeds or insurance proceeds are to be allocated to amounts due and owing under the related loan documents in accordance with the express provisions of the related loan documents and, if applicable, the related Co-Lender Agreement; provided that, in the absence of such express provisions or if and to the extent that such provisions authorize the mortgagee to use its discretion and in any event after an event of default under the related Mortgage Loan (to the extent not cured or waived), such amounts will be deemed allocated for purposes of collecting amounts due under the Mortgage Loan, in each case only to the extent such amount is an obligation of the related borrower in the related Mortgage Loan documents, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances and any interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any default interest and late payment charges then due and owing under such Mortgage Loan;

Tenth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan or the related Whole Loan exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any), must be allocated to reduce the principal balance of the Mortgage Loan or the related Whole Loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property (and, if applicable, except as expressly set forth in the related Co-Lender Agreement) will be deemed allocated for purposes of collecting amounts due under the related deemed REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related borrower in the related Mortgage Loan documents, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related REO Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related REO Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances or interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related REO Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Loan Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related REO Mortgage Loan;

Seventh, as a recovery of any default interest and late payment charges then due and owing under the related REO Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related REO Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under the related REO Mortgage Loan (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees).

Realized Losses

The Certificate Principal Amount of each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component (and therefore, the Exchangeable Certificates) will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class or Trust Component on such Distribution Date.  A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Non-Recoverable Advances).  Any such write-offs will be applied to the following Classes of Certificates and Trust Components in the following order, until the Certificate Principal Amount of each such Class or Trust Component is reduced to zero:  first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); sixth, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); seventh, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, based on their respective Certificate Principal Amounts.  The Notional Amount of the Class X-A Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component resulting from allocations of Realized Losses.  The Notional Amount of the Class X-B Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class E Certificates resulting from allocations of Realized Losses.  The Notional Amount of the Class X-C Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class F and Class G Certificates resulting from allocations of Realized Losses.  Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Non-Recoverable Advances to the Master Servicer or Trustee from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Amount of each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components (in sequential order of payment priority starting with the most senior Class) previously subject to a reduction as a result of the allocation of Realized Losses up to an aggregate amount equal to the amount recovered.

Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Modification Fees or Penalty Charges on the related Mortgage Loan, extraordinary expenses of the Issuing Entity, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses will reduce the amounts distributable on the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes and Trust Components.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and/or default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”.  Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, prior to the Due Date or after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”.  Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.  The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Regular Certificates and Trust Component, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Specially Serviced Loan or Defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, during the one-month period ending on the

Determination Date immediately preceding the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.02% per annum for the related Distribution Date with respect to each Mortgage Loan (and related REO Mortgage Loan) for which such Servicing Fees are being paid in respect of the related Collection Period and (b) all Prepayment Interest Excesses and net investment earnings on the Prepayment Interest Excesses with respect to the related Distribution Date; provided that if any Prepayment Interest Shortfall described in clause (1) above occurs as a result of the Master Servicer’s failure to enforce the related loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B and Class X-C Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class PEZ, Class C, Class D, Class E, Class F and Class G Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B and Class X-C Certificates.

On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, pro rata based on Certificate Principal Amount, until their respective Certificate Principal Amounts have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded).  Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above.  Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline.  Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates) and Class PEZ Certificates), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates by the other Sequential Pay Certificates and the Class PEZ Certificates.

Additionally, on and after the Cross Over Date, losses will be applied to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, pro rata based on Certificate Principal Amount.

This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Certificates and the Trust Components to receive on any Distribution Date the amounts of interest and/or principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates or Trust Components subordinate to that Class or Trust Component (as described under “—Distributions—Payment Priorities”) and (ii) by the allocation of Realized Losses:  first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); sixth, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); seventh, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, pro rata, based on their respective Certificate Principal Amounts.  No other form of credit enhancement will be available with respect to any Class of Certificates or Trust Component.

Appraisal Reductions

After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated.  An “Appraisal Reduction Event” will occur with respect to a Mortgage Loan (or Whole Loan, if applicable) on the earliest of:

•
the date on which a modification of the Mortgage Loan (or Whole Loan) that, among other things, reduces the amount of Monthly Payments on a Mortgage Loan (or Whole Loan), or changes any other material economic term of the Mortgage Loan (or Whole Loan) or impairs the security of the Mortgage Loan, becomes effective as a result of a modification of the related Mortgage Loan (or Whole Loan) following the occurrence of a Servicing Transfer Event;

•	the date on which the Mortgage Loan (or Whole Loan) is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

•
solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

•	the date on which the related Mortgaged Property became an REO Property;

•	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

•	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); or

•	the date on which the Mortgage Loan (or Whole Loan) remains outstanding five (5) years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards.  No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines that such earlier appraisal is materially inaccurate.  The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the delivery of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction.  In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received.  The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reductions.

The “Appraisal Reduction” for any Distribution Date and for any Mortgage Loan (or Whole Loan) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan (or Whole Loan) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or Whole Loan) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan at a per annum rate equal to the Mortgage Loan Rate (and with respect to a Whole Loan, interest on the related Companion Loan at the related interest rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan (or Whole Loan) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (or Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable, and/or for which funds have not been escrowed).  The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction amount.  Any Appraisal Reductions with respect to a Whole Loan will be allocated to the related Mortgage Loan and the related Companion Loan on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Mortgage Loan and the related Companion Loan.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates or Trust Component then outstanding (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B and Class X-C Certificates).  See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

With respect to each Mortgage Loan or Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Whole Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or Whole Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Mortgage Loan or the Whole Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a

Property Advance.  Based upon the appraisal, the Special Servicer is required to redetermine the amount of the Appraisal Reduction with respect to the Mortgage Loan or Whole Loan.

Any Mortgage Loan or Whole Loan previously subject to an Appraisal Reduction which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, Appraisal Reductions will be allocated to each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component in reverse sequential order to notionally reduce the Certificate Principal Amount until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on Certificate Principal Amount, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates).  With respect to any Appraisal Reduction calculated for purposes of determining the Non-Reduced Certificates or the Controlling Class, as well as the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such Appraisal Reduction, who will be required to promptly notify in writing the holders of each class of Control Eligible Certificates of the determination of any such Appraisal Reduction.

The holders of Certificates representing the majority of the Certificate Principal Amount of any Class of Control Eligible Certificates whose aggregate Certificate Principal Amount is notionally reduced to less than 25% of the initial Certificate Principal Amount of that Class as a result of an allocation of an Appraisal Reduction in respect of such Class (such Class, an “Appraised-Out Class”) will have the right to challenge the Special Servicer’s Appraisal Reduction determination and, at their sole expense, obtain a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”).  The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards, and the appraisal must be reasonably acceptable to the Special Servicer in accordance with the Servicing Standard.  The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction to the Special Servicer and the Certificate Administrator within such 10-day period as described above.  If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event.  After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Principal Amount of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction is warranted and, if so warranted, to recalculate such Appraisal Reduction based upon such additional appraisal.  If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows: (a) 0% in the case of the Class R Certificates; (b) 1% in the aggregate in the case of the Class X-A, Class X-B and Class X-C Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date; and (c) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of the Sequential Pay Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates); provided that for purposes of such allocations, the Class A-S Certificates and the Class PEZ Component A-S of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class B Certificates and the Class PEZ Component B of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, and the Class C Certificates and the Class PEZ Component C of the Class PEZ Certificates will be considered as if they together constitute a single “Class”.  Voting Rights will be allocated to the Class PEZ Certificates only with respect to each Class PEZ Component that is part of a Class of Certificates determined as described in the proviso to the preceding sentence.  The Voting Rights of any Class of Certificates are required to be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.  In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Operating Advisor—Termination of the Operating Advisor Without Cause” in this free writing prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Certificates (other than the Class R and Class X Certificates) then outstanding for which (a) (1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reductions allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates; provided that for purposes of this definition, the Class A-S Certificates and the Class PEZ Component A-S will be considered as if they together constitute a single “Class” of Certificates, the Class B Certificates and the Class PEZ Component B will be considered as if they together constitute a single “Class” of Certificates, the Class C Certificates and the Class PEZ Component C will be considered as if they together constitute a single “Class” of Certificates, and the Class PEZ Certificates will be Non-Reduced Certificates only with respect to each component of the Class PEZ Certificates that is part of a Class of Non-Reduced Certificates determined as described in this proviso.

A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an Investor Certification by or on behalf of such beneficial owner or potential transferee), except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property, a borrower or any of their respective affiliates will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained.  Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or any of their affiliates will be deemed to be outstanding; provided that such amendment does not relate to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator or any of their affiliates, in which case such Certificate will be deemed not to be outstanding.  Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer, if any, as a member of the Controlling Class or (ii) to any affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, as applicable.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders.  See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Certificate Administrator’s website representing that such person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing) and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower and (B) such person has received a copy of the final prospectus supplement and the prospectus and/or (ii) for purposes of exercising Voting Rights, (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing and (C) such person has received a copy of the final prospectus supplement and the prospectus; provided that if such person is an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, such person certifies to the existence or non-existence of appropriate policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, as applicable.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000.  The Class X-A Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of a nominee of The Depository Trust Company (“DTC”).  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under  “—Definitive Certificates” below.  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this free writing prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners.  Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus, Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates.  Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.  Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such Certificate is credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in numerous currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream is regulated as a bank by the Luxembourg Monetary Institute.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of numerous currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.  The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the underwriters takes any responsibility for the accuracy or completeness of this information.

Definitive Certificates

Owners of beneficial interests in book-entry Certificates of any Class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry Certificates of such Class or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Trustee or the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will post a special notice prepared by such Certifying Certificateholder to its website and mail such notice to the Certificateholders at their respective addresses appearing on the certificate register stating that the Certifying Certificateholder wishes to be contacted by other holders and beneficial owners of Certificates, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the Certifying Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates that are also Sequential Pay Certificates (which, in each such case, will also reduce the Notional Amount of the Class X-A Certificates), the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default.  While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation.  Additionally, 1 Mortgage Loan, secured by the Mortgaged Property identified on Annex A to this free writing prospectus as One Westchase Center, representing approximately 4.1% of the Initial Pool Balance, does not have a lockout period for permitted prepayment.  Additionally, the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Stirling Lafayette Shopping Center, representing approximately 2.0% of the Initial Pool Balance, requires prepayment with yield maintenance in connection with an earnout if the related borrower does not satisfy property occupancy criteria set forth in the related Mortgage Loan documents.  See “Description of the Mortgage Pool—Redevelopment and Renovation” and “—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this free writing prospectus.  In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Offered Certificates that are also Sequential Pay Certificates (which, in each case, will also reduce the Notional Amount of the Class X-A Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsors (or Starwood Mortgage Capital LLC, in the case of Starwood Mortgage Funding I LLC) due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus, the exercise of purchase options by the holder of a mezzanine loan, if any, or a second lien mortgage loan, if any.  To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Principal Amount or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates (other than the Class X-A Certificates) as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction.  In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates (other than the Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates).  Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance on a Distribution Date or the occurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees).  Any reduction of the Certificate Principal Amount of a Class of Certificates (exclusive of the Class X, Class R and Exchangeable Certificates) or a Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) as a result of the application of Realized Losses will also reduce the Notional Amount of the related Class of Class X Certificates.  Realized Losses will be allocated to the respective Classes of the Certificates (other than the Class X, Class R and Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates) in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this free writing prospectus.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received.  Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans.  The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates.  For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this free writing prospectus and Annex A to this free writing prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate.  The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates were outstanding.

Any changes in the weighted average lives of your Certificates may adversely affect your yield.  The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation.  In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity.  As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this free writing prospectus. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty.  Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Certificates (exclusive of the Exchangeable Certificates) and Trust Components (and, therefore, the Exchangeable Certificates) and will result in a reduction of the Certificate Principal Amount of a Class of Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates).  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.  Likewise, if the Master Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Certificates (exclusive of the Exchangeable Certificates) or Trust Components (and, therefore, the Exchangeable Certificates) on that Distribution Date.  This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates (other than the Class X-A certificates) and extending the weighted average lives of the respective Classes of the Offered Certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

If you own Offered Certificates that are Sequential Pay Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.  An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.  The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield.  An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are Sequential Pay Certificates (and consequently reduction of the Notional Amount of the Class X-A Certificates), may coincide with periods of low prevailing interest rates.  During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate.  Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are Sequential Pay Certificates (and consequently reduction of the Notional Amount of the Class X-A Certificates) may coincide with periods of high prevailing interest rates.  During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Sequential Pay Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

Yield on the Class X-A Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.  Investors in the Class X-A Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class R Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of a Class X-A Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made.  Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this free writing prospectus, and are based on the following additional assumptions (“Modeling Assumptions”):  (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and/or yield maintenance options or fixed prepayment premiums, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this free writing prospectus, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex A to this free writing prospectus with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reductions allocated to any class of Certificates or Trust Components, (ix) distributions on the Certificates are made on the 10th day (each assumed to be a business day) of each month, commencing in August 2013, (x) the Certificates will be issued on July 31, 2013, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus, (xii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification, (xiii) with respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A to this free writing prospectus as Stirling Lafayette Shopping Center, representing approximately 2.0% of the Initial Pool Balance, the related borrower will satisfy the property occupancy criteria set forth in the related Mortgage Loan documents and the related earnout will not be used to prepay the Mortgage Loan, (xiv) each Class of Exchangeable Certificates is issued at its respective maximum initial Certificate Principal Amount and (xv) the initial

Certificate Principal Amounts or Notional Amounts of the Certificates are set forth in the “Certificate Summary” of this free writing prospectus.

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Offered Certificate is distributed to the investor (or, in the case of a Class X-A Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal (or, in the case of a Class X-A Certificate, reduce the Notional Amount) of such Offered Certificate.  The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates (other than the Class X-A Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates.  The tables have been prepared on the basis of, among others, the Modeling Assumptions.  To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB Certificates may mature earlier or later than indicated by the tables.  The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this free writing prospectus.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the applicable Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.  In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables.  Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Principal Amount of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR
	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 10, 2014	84%	84%	84%	84%	84%
July 10, 2015	67%	67%	67%	67%	67%
July 10, 2016	46%	46%	46%	46%	46%
July 10, 2017	19%	19%	19%	19%	19%
July 10, 2018	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.63	2.62	2.62	2.62	2.62
First Principal Payment Date	Aug 13	Aug 13	Aug 13	Aug 13	Aug 13
Last Principal Payment Date	Apr 18	Feb 18	Feb 18	Jan 18	Jan 18

Percentages of the Initial Certificate Principal Amount of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 10, 2014	100%	100%	100%	100%	100%
July 10, 2015	100%	100%	100%	100%	100%
July 10, 2016	100%	100%	100%	100%	100%
July 10, 2017	100%	100%	100%	100%	100%
July 10, 2018	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.74	4.74	4.72	4.70	4.52
First Principal Payment Date	Apr 18	Feb 18	Feb 18	Jan 18	Jan 18
Last Principal Payment Date	Jul 18	Jul 18	Jul 18	Jul 18	Jul 18

Percentages of the Initial Certificate Principal Amount of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 10, 2014	100%	100%	100%	100%	100%
July 10, 2015	100%	100%	100%	100%	100%
July 10, 2016	100%	100%	100%	100%	100%
July 10, 2017	100%	100%	100%	100%	100%
July 10, 2018	100%	100%	100%	100%	100%
July 10, 2019	100%	100%	100%	100%	100%
July 10, 2020	0%	0%	0%	0%	0%
Weighted Average Life (in years)	6.86	6.85	6.83	6.81	6.61
First Principal Payment Date	Jun 20	Mar 20	Mar 20	Mar 20	Mar 20
Last Principal Payment Date	Jun 20	Jun 20	Jun 20	Jun 20	Mar 20

Percentages of the Initial Certificate Principal Amount of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 10, 2014	100%	100%	100%	100%	100%
July 10, 2015	100%	100%	100%	100%	100%
July 10, 2016	100%	100%	100%	100%	100%
July 10, 2017	100%	100%	100%	100%	100%
July 10, 2018	100%	100%	100%	100%	100%
July 10, 2019	100%	100%	100%	100%	100%
July 10, 2020	100%	100%	100%	100%	100%
July 10, 2021	100%	100%	100%	100%	100%
July 10, 2022	100%	100%	100%	100%	100%
July 10, 2023	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.72	9.69	9.65	9.61	9.44
First Principal Payment Date	Apr 23	Dec 22	Dec 22	Dec 22	Mar 20
Last Principal Payment Date	May 23	May 23	Apr 23	Apr 23	Feb 23

Percentages of the Initial Certificate Principal Amount of
the Class A-5 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 10, 2014	100%	100%	100%	100%	100%
July 10, 2015	100%	100%	100%	100%	100%
July 10, 2016	100%	100%	100%	100%	100%
July 10, 2017	100%	100%	100%	100%	100%
July 10, 2018	100%	100%	100%	100%	100%
July 10, 2019	100%	100%	100%	100%	100%
July 10, 2020	100%	100%	100%	100%	100%
July 10, 2021	100%	100%	100%	100%	100%
July 10, 2022	100%	100%	100%	100%	100%
July 10, 2023	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.85	9.84	9.82	9.79	9.59
First Principal Payment Date	May 23	May 23	Apr 23	Apr 23	Feb 23
Last Principal Payment Date	Jun 23	Jun 23	Jun 23	Jun 23	Mar 23

Percentages of the Initial Certificate Principal Amount of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 10, 2014	100%	100%	100%	100%	100%
July 10, 2015	100%	100%	100%	100%	100%
July 10, 2016	100%	100%	100%	100%	100%
July 10, 2017	100%	100%	100%	100%	100%
July 10, 2018	100%	100%	100%	100%	100%
July 10, 2019	78%	78%	78%	78%	78%
July 10, 2020	55%	55%	55%	55%	56%
July 10, 2021	35%	35%	35%	35%	36%
July 10, 2022	14%	14%	14%	14%	15%
July 10, 2023	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.30	7.30	7.30	7.30	7.32
First Principal Payment Date	Jul 18	Jul 18	Jul 18	Jul 18	Jul 18
Last Principal Payment Date	Apr 23	Apr 23	Apr 23	Apr 23	Mar 23

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions.  Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including August 1, 2013 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of the respective Classes of Offered Certificates (other than the Class X-A Certificates) and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class A-5 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
6-00
7-00
8-00
9-00
10-00
11-00
12-00
13-00
14-00

We cannot assure you that the Mortgage Loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

The servicing of the Mortgage Loans, the Companion Loans and any REO Properties  will be governed by the Pooling and Servicing Agreement.  The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans, the Companion Loans and any REO Properties.  The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.  Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans, the Companion Loans and any REO Properties.  The information in this free writing prospectus supplements any information set forth in the prospectus.

Servicing of the Whole Loans

In general, each Whole Loan will be serviced and administered under the Pooling and Servicing Agreement and the related Co-Lender Agreement, as applicable, as though the entire Whole Loan was a part of the Mortgage Pool.  With respect to each Whole Loan, if the related Companion Loan becomes a Specially Serviced Loan, then the related Mortgage Loan will become a Specially Serviced Loan.  For more detailed information, please see “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans.  Except as expressly permitted by the Pooling and Servicing Agreement, all documents included in the Mortgage File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Sponsor’s interest in the Mortgage Loan to the Trustee, as described in the Pooling and Servicing Agreement, has been retained by the recording office for the applicable jurisdiction or has not yet been returned from recordation, the related Sponsor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the related Sponsor will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Certificate Administrator, in its capacity as custodian, as soon as available.  See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this free writing prospectus.

The Certificate Administrator, or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price.  SMC is guaranteeing the repurchase and substitution obligations of SMF I under the related Mortgage Loan Purchase Agreement in the event that SMF I fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to, a Material Document Defect or Material Breach.  This substitution or purchase obligation (and the guaranty obligations of SMC in respect of SMF I) will constitute the sole remedy available to the Certificateholders or the Trustee for a Material Document Defect. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (and Whole Loans) for which it is responsible (as described below).  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans and the Whole Loans to one or more third-party sub-servicers, with the consent of the Depositor.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and the Companion Loan Holders for the servicing and administering of the Mortgage Loans (or Whole Loans, if applicable) in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Mortgage Loans, the Whole Loans, and each REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans (and Whole Loans) and, if applicable, the related Co-Lender Agreement and, to the extent consistent with the foregoing, in accordance with:

●	the higher of the following standards of care:

1.      with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.      with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans or Whole Loans;

●	with a view to—

1.      the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans and Whole Loans; or

2.      in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan or Whole Loan as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan to the Certificateholders (as if they were one lender) (or, if a Whole Loan is involved, with a view to the maximization of recovery on such Whole Loan to the Certificateholders and the related Companion Loan Holder as if they were one lender) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to—

1.      any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.      the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer;

3.      the obligation, if any, of the Master Servicer to make Advances;

4.      the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.      the ownership, servicing or management for others of any mortgage loan or property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer (the “Servicing Standard”).

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment.  The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations.  If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan and Companion Loan—

●	which is not a Specially Serviced Loan; or

●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Mortgage Loan or Whole Loan (including an REO Mortgage Loan and REO Companion Loan) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)      the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Mortgage Loan or Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

●
solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan or Whole Loan delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b)      there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or Whole Loan or otherwise materially adversely affects the interests of Certificateholders in the Mortgage Loan (or, in the case of a Whole Loan, the interests of the Certificateholders or the related Companion Loan Holder in such Whole Loan), and continues unremedied for the applicable grace period under the terms of the Mortgage Loan or Whole Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan or Whole Loan without the application of any grace period under the related loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders (or, in the case of a Whole Loan, the interests of the Certificateholders or the related Companion Loan Holder); or

(c)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force and not dismissed for a period of 60 days (or a shorter period if the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Whole Loan (or REO Mortgage Loan or REO Companion Loan) be transferred to special servicing); or

(d)      the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)      the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)       the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)      the Master Servicer or Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan or Whole Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Whole Loan or otherwise materially adversely affect the interests of Certificateholders in the Mortgage Loan (or, in the case of a Whole Loan, the interests of the Certificateholders or the related Companion Loan Holder in such Whole Loan), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan or Whole Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or Whole Loan).

An “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) occurs if the related loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the Controlling Class Representative will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative, the Special Servicer will not be required to do so.  In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Mortgage Loan (or Whole Loan) will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●
with respect to the circumstances described in clause (a) of the definition of Specially Serviced Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan or Whole Loan, as applicable (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

●
with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

●
with respect to the circumstances described in clause (b) of the definition of Specially Serviced Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

●	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Loan, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to one loan in a Whole Loan, it will be considered to exist for the entire Whole Loan.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Mortgage Loan and Companion Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan.  The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets.  In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Mortgage Loan (or Whole Loan) to the Special Servicer when that Mortgage Loan (or Whole Loan) becomes a Specially Serviced Loan.  The Special Servicer will return the servicing of that Mortgage Loan (or Whole Loan) to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Specially Serviced Loans and act as disposition manager of REO Properties.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee) on a Mortgage Loan (but not the related Companion Loan) that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date).  In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced.  The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest or prepayment premiums or yield maintenance charges.  The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of payments of delinquent interest on any Mortgage Loan as to which an Appraisal Reduction exists will equal (i) the amount required to be advanced by the Master Servicer in respect of such delinquent payment of interest without giving effect to such Appraisal Reduction less (ii) an amount equal to the product of (x) the amount otherwise required to be advanced by the Master Servicer in respect of such delinquent payment of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan (including each Whole Loan) and REO Property to make cash advances (“Property

Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan or Whole Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Non-Recoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Non-Recoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement.  The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement.  The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance.  The Special Servicer will have no obligation to make any Property Advance.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Non-Recoverable Advance.

The Master Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate (the “Advance Rate”), compounded annually, as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period.  If the interest on such Advance is not recovered from Modification Fees or Penalty Charges on the related Mortgage Loan, a shortfall will result which may adversely affect distributions on the Offered Certificates and possibly cause a Realized Loss.  The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties.  Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Neither the Master Servicer nor the Trustee will be required to make any Advance if the Master Servicer, the Special Servicer or the Trustee determines that such Advance will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as

applicable, out of related late payments, net insurance proceeds, Net Condemnation Proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made. In addition, if the Master Servicer, the Special Servicer or the Trustee determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable from the foregoing sources (any such Advance, a “Non-Recoverable Advance”), then the Master Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.  Any such determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties and to the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.  Any such determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee; provided that this sentence will not be construed to entitle the Special Servicer to reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Non-Recoverable Advance.  Although the Special Servicer may determine whether an outstanding Property Advance is a Non-Recoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Property Advance to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that a Property Advance to be made (or contemplated to be made), will not be ultimately recoverable, as described in the first sentence of this paragraph.

Notwithstanding anything in this free writing prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or Special Servicer has determined that such a Property Advance would, if advanced, be a Non-Recoverable Advance, if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or would remediate any adverse environmental condition or circumstance at the related Mortgaged Property, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders and, with respect to each Whole Loan, the related Companion Loan Holder (as a collective whole as if such Certificateholders and/or the related Companion Loan Holder constituted a single lender).

The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all Advances made with respect to each Whole Loan, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of 6 months will be subject to the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing, in which case the Controlling Class Representative must be consulted with unless a Consultation Termination Event has occurred and is continuing).  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest on such Non-Recoverable Advance).  The Master Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance immediately (together with interest on that Non-Recoverable Advance).  An election by the Master Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election).  The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders.  The Master Servicer’s or the Trustee’s decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement.  The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Whole Loan Custodial Account”) with respect to each Whole Loan, which may be a sub-account of the Collection Account and deposit amounts collected in respect of each Whole Loan in the related Whole Loan Custodial Account.  The Issuing Entity will only be entitled to amounts on deposit in a Whole Loan Custodial Account to the extent these funds are not otherwise payable to a related Companion Loan Holder or payable or reimbursable to any party to the Pooling and Servicing Agreement.

Any amounts in a Whole Loan Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier Distribution Account” and (ii) the “Upper-Tier Distribution Account” (collectively with the Lower-Tier Distribution Account, the “Distribution Accounts”).  With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, the Available Funds and any prepayment premiums or yield maintenance charges distributable on such Distribution Date.  In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account, as applicable, as described in this free writing prospectus.  On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates and the Trust Components first, from the Lower-Tier Distribution Account, and deposit such amounts in the Upper-Tier Distribution Account for distribution on the Certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account.  On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (commencing in 2014) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan, an amount equal to one day’s interest at the related Net Mortgage Loan Rate on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”).  On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may be a sub-account of a Distribution Account.  To the extent that any gains are realized on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied, first, to all amounts due and payable on the Regular Certificates and the Trust Components and all Realized Losses on such Certificates or Trust Components after application of the Available Funds for such Distribution Date, and then, to the extent such gains exceed amounts reasonably anticipated to be required to offset possible future Realized Losses (as determined by the Special Servicer), to make payments to the Class R Certificates.

The Certificate Administrator will also be required to establish and maintain an account (the “Exchangeable Distribution Account”), for the benefit of holders of Exchangeable Certificates, which may be a sub-account of a Distribution Account.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

The Collection Account, any Whole Loan Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, the Exchangeable Distribution Account and the Excess Liquidation Proceeds Reserve Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and any Whole Loan Custodial Account) or the Special Servicer (in the case of any REO Account)), on behalf of the Trustee for the benefit of the holders of Certificates.  Each of the Collection Account, any Whole Loan Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, any escrow account, the Exchangeable Distribution Account and the Excess Liquidation Proceeds Reserve Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Collection Account, any Whole Loan Custodial Account, each Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.  Interest or other income earned on funds in the Collection Account and any Whole Loan Custodial Account, will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.  Interest or other income earned on funds in each Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account will be payable to the Certificate Administrator.

If with respect to any Mortgage Loan (or Whole Loan) the related Mortgage Loan documents permit the lender to, at its option, prior to an event of default under the related Mortgage Loan (or Whole Loan), apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, the Master Servicer or Special Servicer, as applicable, may not apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account.  Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Mortgage Loan (or Whole Loan) upon a subsequent default.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply (except to the extent not permitted under the related Co-Lender Agreement and as provided below) all Penalty Charges and Modification Fees received with respect to a Mortgage Loan or Whole Loan during the related one-month period ending on the related Determination Date as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Non-Recoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Whole Loan;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Whole Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Non-Recoverable Advances and related interest on Non-Recoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Whole Loan previously paid from the Collection Account or Whole Loan Custodial Account (and such amounts will be retained or deposited in the Collection Account or Whole Loan Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on a Whole Loan are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Whole Loans—Application of Penalty Charges” in this free writing prospectus.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Whole Loan Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this free writing prospectus (the order set forth below not constituting an order of priority for such withdrawals):  (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the Available Funds and any prepayment premiums or yield maintenance charges distributable on the related Distribution Date and (II) the Trustee/Certificate Administrator Fee for the related Distribution Date, (B) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any, and (C) to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts,” (ii) to pay or reimburse the Master Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Collection Period, (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement or otherwise, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (viii) to pay the CREFC® Intellectual Property Royalty License Fee, (ix) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (x) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.  However, certain of the foregoing withdrawals of items specifically related to a Whole Loan or related REO Property will first be made out of the related Whole Loan Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Whole Loan Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement.  If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Whole Loan, then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Companion Loan Holder.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan.  Likewise, the Trustee/Certificate Administrator Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-on-Sale

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus, the Special Servicer will be required to (a) with respect to Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard, or (b) with respect to non-Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard (or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will determine, subject to the consent of the Special Servicer), whether to waive any right the lender under any Mortgage Loan may have under a due-on-sale clause (which includes, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan or Whole Loan.  However, the Special Servicer may not waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

●	the Special Servicer has received a Rating Agency Confirmation, or

●
such Mortgage Loan (or the Mortgage Loan related to a Whole Loan) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Due-on-Encumbrance

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus, the Special Servicer will be required to (a) with respect to Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard, or (b) with respect to non-Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard (or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will determine, subject to the consent of the Special Servicer), whether to waive any right the lender under any Mortgage Loan may have under a due-on-encumbrance clause (which includes, without limitation, any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan or Whole Loan.  However, the Special Servicer may not waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

●	the Special Servicer has received a Rating Agency Confirmation, or

●
such Mortgage Loan (or the Mortgage Loan related to a Whole Loan) (A) represents less than 2% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan, any applicable Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the prospectus.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2014; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months.  The Special Servicer is required to inspect the Mortgaged Property securing each Mortgage Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist.  The cost of any such inspection is required to be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator are required to cause (or, in the case of a sub-servicer that a Sponsor requires the Master Servicer to retain, to use commercially reasonable efforts to cause) any sub-servicer (required under Regulation AB) retained by it to deliver) annually to the Certificate Administrator, the Depositor and (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) the Operating Advisor on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the related sub-servicing agreement in the case of a sub-servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the related sub-servicing agreement in the case of a sub-servicer, as applicable, in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause each servicing function participant (or, in the case of each servicing function participant that a Sponsor requires the Master Servicer to retain, to use commercially reasonable efforts to cause such servicing function participant) to furnish), annually, to the Certificate Administrator, the Operating Advisor (in the case of the Special Servicer only and after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year covered by the Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

●
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation.  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation.  The Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator.  In the case of a resigning Master Servicer or Special Servicer, no such resignation may become effective until the Trustee or a successor master servicer or special servicer has assumed the obligations of the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement.  In the case of a resigning Operating Advisor, no such resignation may become effective until a successor operating advisor has assumed the obligations of the Operating Advisor under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than certain excess servicing fees that may be retained by the Master Servicer).  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in shortfalls in distributions on the Certificates.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or any director, member, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of the Certificates, a Companion Loan Holder or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement.  In addition, each of the Master Servicer, the Special Servicer and the Operating Advisor will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s, as the case may be, obligations or duties, under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, member, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense:  (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured.  The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement.  In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not

obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)      (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Whole Loan Custodial Account or make a required remittance to any Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)      any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Whole Loan Custodial Account, any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made under the Pooling and Servicing Agreement;

(c)      any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) or, if affected thereby, by the Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)      any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) or, if affected thereby, by a Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)      certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)       either Moody’s or KBRA has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or (ii) placed one or more Classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency within 60 days of such event);

(g)      the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; and

(h)      the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act (any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Companion Loan (or a portion of or interest in a Companion Loan).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates (or, solely in the case of the related Whole Loan only, subject to the discussion below, upon the written direction of the affected Companion Loan Holder) to the Trustee, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be).  If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a Rating Agency Confirmation regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further that, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to approve a successor Special Servicer.  Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; provided, further that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable.  Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Companion Loan, the related Companion Loan Holder or the rating on a class of the related Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Companion Loan, the related Companion Loan Holder or the rating on a class of related Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Whole Loan.  Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f) or (g) only has an adverse effect on a Companion Loan, a Companion Loan Holder or a rating on any Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Companion Loan Holder may terminate the Special Servicer with respect to the related Whole Loan.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f) or (g) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to a Whole Loan only, by the related Companion Loan Holder), except (1) a Servicer Termination Event under clause (h) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and (2) a default in making any required deposits to or payments from the Collection Account, any Whole Loan Custodial Account or any Distribution Account or in remitting payments as received may be waived only by all of the Certificateholders of the affected Classes, in each case in accordance with the Pooling and Servicing Agreement.  Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (h) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Whole Loan, the related Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Whole Loan, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)      if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed with respect to the Mortgage Loans and the Whole Loans at the direction of the Controlling Class Representative upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement; and

(b)      if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, with respect to the Mortgage Loans and the Whole Loans, in accordance with the procedures set forth below, at the written direction of (a) holders of Certificates (other than the Class R Certificates) evidencing at least 75% of the aggregate Voting Rights of the Certificates (other than the Class R Certificates) (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates.

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates (other than the Class R Certificates) evidencing at least 25% of the Voting Rights of the Certificates (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register.  Upon the written direction of (a) holders of Certificates (other than the Class R Certificates) evidencing at least 75% of the Voting Rights of the Certificates (other than the Class R Certificates) (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then that written direction will have no force and effect.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The appointment of a successor Special Servicer will be subject to the receipt of a Rating Agency Confirmation.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed as Special Servicer if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer.  Upon the written direction of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates within 180 days of the initial request for a vote, the Certificate Administrator will be required to obtain a Rating Agency Confirmation from each Rating Agency, and the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement, and appoint the recommended successor Special Servicer.  If written direction of the holders of the required Non-Reduced Certificates is not provided within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to remove and replace the Special Servicer will lapse and be of no force and effect.  The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity.

In addition, the Depositor may terminate the Special Servicer upon 5 business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates:

(a)      to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(b)      to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in the final prospectus supplement or the prospectus, or to correct any error;

(c)      to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account, any Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)      to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee (see “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates” in the prospectus) or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e)      to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(f)      to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder;

(g)      to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(h)      in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the preceding paragraph will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing

Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (iv) change in any manner the obligations or rights of any underwriter without the consent of the related underwriter, or (v) adversely affect any Companion Loan Holder in its capacity as such without its consent.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA” ),  certain lower courts have held that  the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)).  These rulings are contrary to more than three decades of market and Securities and Exchange Commission practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”).  See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988.  If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this free writing prospectus the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66-2/3% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans (or Whole Loans, if applicable) which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to any Companion Loan Holder without the consent of that holder, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) adversely affect any Companion Loan Holder in its capacity as such without its consent, or (8) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity or cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.  The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

In addition, certain amendments to the Pooling and Servicing Agreement may require the delivery of certain other opinions of counsel at the expense of the Issuing Entity.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”). However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate.  The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid directly out of the Collection Account if determined to be a Non-Recoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity paid directly out of the Collection Account if determined to be a Non-Recoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative (and the related Companion Loan Holder with respect to a Whole Loan).

Notwithstanding anything in this free writing prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or, if applicable, the related Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator or the Issuing Entity or the holders of Certificates or the any Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:  (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, the related Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and, if applicable, the related Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, the related Companion Loan Holder constituted a single lender) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation.  If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, the related Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the related Companion Loan Holder.  Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or Whole Loan, such Mortgage Loan will be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding.  Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard.  The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B).  If the Lower-Tier REMIC acquires title to any Mortgaged Property, the

Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property.  The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code.  Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant.  No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.  Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.  Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service.  No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations.  It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor.  Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year.  Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property.  Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax.  These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall.  The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan.  In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Mortgage Loan or Whole Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Whole Loan, the related Companion Loan Holder, (as a collective whole as if such Certificateholders and, in the case of a Whole Loan, the related Companion Loan Holder, constituted a single lender) to attempt to sell such Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, the related Companion Loan Holder in such manner as will be reasonably likely to realize a fair price.  The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the defaulted Mortgage Loan.  The Special Servicer is required to notify the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and, in the case of a Whole Loan, the related Companion Loan Holder, of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan if the highest bidder is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan or Whole Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest bidder is an Interested Person (provided that the Trustee may not be a bidder), then the Trustee will be required to determine whether the cash bid constitutes a fair price unless (i) the bid is equal to or greater than the applicable Repurchase Price, (ii) the bid is the highest bid received and (iii) at least two other bids are received from independent third parties; provided, however, that no bid from an Interested Person will constitute a fair price unless (A) it is the highest bid received and (B) at least two other bids are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.  Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Property Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Whole Loan, as the case may be, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Whole Loan. If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person; provided that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

With respect to each Whole Loan, pursuant to the terms of the related Co-Lender Agreement, if such Whole Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell the related Companion

Loan together with such Mortgage Loan as one whole loan. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder (provided that such consent is not required if such  Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such Companion Loan Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell such Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for such Whole Loan, and any documents in the servicing file reasonably requested by the related Companion Loan Holder that are material to the price of such Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the related Companion Loan Holder may waive any of the delivery or timing requirements set forth in this sentence.  The related Companion Loan Holder (or its representative) will be permitted to bid at any sale of a Whole Loan.  See “Description of the Mortgage Pool—The Whole Loans—Sale of a Defaulted Whole Loan” above in this free writing prospectus.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Loan Holder (if applicable) and to sell each REO Property in the same manner as with respect to a defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan or REO Property if the Special Servicer determines (in consultation with the Controlling Class Representative (unless a Consultation Termination Event exists) and, in the case of a Whole Loan or an REO Property related to a Whole Loan, the related Companion Loan Holder), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Whole Loan or an REO Property related to a Whole Loan, the related Companion Loan Holder (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Whole Loan or an REO Property related to a Whole Loan, the related Companion Loan holder (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan holder constituted a single lender).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Controlling Class Representative, any Sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Whole Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Companion Loan, the related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any non-Specially Serviced Loan, the Master Servicer (subject to the Special Servicer’s processing and/or consent if the related modification, waiver or amendment constitutes a Major Decision or a Special Servicer Decision), or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the consulting rights of the Operating Advisor, the consent or consulting rights of the Controlling Class Representative, and the consultation rights of any related Companion Loan Holder or its representative (as applicable), to modify, waive or amend any term of any Mortgage Loan or Whole Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

With respect to any non-Specially Serviced Loan, the Master Servicer’s determination to consent to or approve a request by a borrower with respect any Special Servicer Decision will be subject to the Special Servicer’s processing and consent, or, if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer will be required to process such request subject to the consent of the Special Servicer  as further described below. “Special Servicer Decision” means each of the following:

(i)        approving leases in excess of the lesser of 30,000 square feet and 30% of the net rentable area related Mortgaged Property;

(ii)       approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers);

(iii)      approving annual budgets for the related Mortgaged Property with material increases in operating expenses or payments to affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(iv)      approving material easements; and

(v)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a Mortgage Loan event of default, (ii) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (iii) a modification that would permit a Principal Prepayment instead of defeasance if the applicable Loan Documents do not otherwise permit such Principal Prepayment; provided that the foregoing is not otherwise a Major Decision.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage Loan or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation shall exclude the value of personal property and going concern value, if any.

With respect to non-Specially Serviced Loans, the Master Servicer, prior to taking any action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) or any Special Servicer Decision will be required to refer the request to the Special Servicer, which will process the request directly, or if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer will be required to process such request, and if the Master Servicer processes such request, the Master Servicer will be required to prepare and submit its written analysis and recommendation to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus) to approve or disapprove any modification, waiver or amendment that constitutes a Major Decision.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan or Whole Loan beyond a date that is 3 years prior to the Rated Final Distribution Date or (ii) if the Mortgage Loan or Whole Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan or Whole Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Whole Loan may be subject to the consultation rights of the related Companion Loan Holder as described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, the related Companion Loan Holder in the case of a Whole Loan, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Rating Agencies, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan or Whole Loan and the date of the modification and deliver a copy to the Trustee, the related Companion Loan Holder in the case of a Whole Loan, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), and the original to the Certificate Administrator of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Mortgage Loan (or Whole Loan, if applicable, and subject to any related Co-Lender Agreement) will be applied as described under “—Application of Penalty Charges and Modification Fees” in this free writing prospectus.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

Controlling Class Representative

General

For so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Loans and (2) the Special Servicer, with respect to non-Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below.  The provisions summarized below will be subject to the right of certain Controlling Class Certificateholders to “opt-out” of its rights under certain circumstances described in this free writing prospectus, as provided for in the Pooling and Servicing Agreement.

Except as otherwise described in the succeeding paragraphs below or under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Controlling Class Representative has objected in writing within ten business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the ten-day or, if applicable, 20-day period, the Controlling Class Representative will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A)           any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans and/or Whole Loans as come into and continue in default;

(B)           any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Mortgage Loan or Whole Loan or any extension of the maturity date of such Mortgage Loan or Whole Loan;

(C)           any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus) for less than the applicable Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”);

(D)           any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)           any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan or Whole Loan and for which there is no lender discretion;

(F)           any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Whole Loan, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)           any property management company changes or franchise changes (to the extent the lender is required to consent or approve under the Mortgage Loan documents);

(H)           releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Whole Loan and for which there is no lender discretion;

(I)           any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan or Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Whole Loan and for which there is no lender discretion;

(J)           the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)           following a default or an event of default with respect to a Mortgage Loan or Whole Loan, any acceleration of the Mortgage Loan or Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related loan documents or with respect to the related borrower or Mortgaged Property;

(L)           any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan, Whole Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(M)           any determination of an Acceptable Insurance Default;

(N)           any proposed modification or waiver of any material provision in the related loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(O)           any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to a Whole Loan (if applicable), the related Companion Loan Holder (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder constituted a single lender), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Controlling Class Representative’s (or, if applicable, the Special Servicer’s) response.  The Special Servicer is not required to obtain the consent of the Controlling Class Representative for any of the foregoing actions following the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be required to consult with the Controlling Class Representative (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of the Control Termination Event; provided that such consultation is not binding on the Special Servicer.

In addition, unless a Control Termination Event has occurred and is continuing, and subject to the discussion under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan or Whole Loan, as applicable, as the Controlling Class Representative may reasonably deem advisable.  Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Controlling Class Representative that would cause it to violate applicable law, the related Mortgage Loan documents, or any related Co-Lender Agreement or any intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate

Principal Amount, as identified by notice to the Certificate Registrar by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Trustee and the Certificate Administrator; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns Certificates representing the largest aggregate Certificate Principal Amount of the Controlling Class as identified to the Certificate Registrar pursuant to the procedures set forth in the Pooling and Servicing Agreement.

The initial Controlling Class Representative will be Raith Capital Management, LLC, and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby is the Controlling Class Representative on behalf of the B-Piece Buyer, as holder (or beneficial owner) of each Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative or (b) notice that the B-Piece Buyer is no longer the holder (or beneficial owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates).

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, as notionally reduced by any Appraisal Reductions allocable to such Class, at least equal to 25% of the initial Certificate Principal Amount of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Consultation Termination Event” will occur when (i) there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (without regard to the application of any Appraisal Reductions) at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described in this section.  After the occurrence and during the continuance of a Consultation Termination Event, no Class of Certificates will act as the Controlling Class and the Controlling Class Representative will have no rights under the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer or the Trustee may request that the Certificate Administrator determine which Class of Certificates is the then-current Controlling Class and the Certificate Administrator must thereafter provide such information to the requesting party.  The Master Servicer, the Special Servicer, the Trustee or the Operating Advisor may request that the Certificate Administrator provide, and the Certificate Administrator must so provide, (1) a list of the holders (or beneficial owners, if applicable, at the expense of the Issuing Entity) of the Controlling Class and (2) confirmation as to whether a Control Termination Event has occurred in the previous calendar year preceding any such request.  The Master Servicer, the Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided.

A “Control Termination Event” will occur when (i) there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (as notionally reduced by any Appraisal Reductions allocable to such class) that is at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described in this section.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative.  However, the Controlling Class Representative will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Controlling Class Representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), and the related Co-Lender Agreement and/or intercreditor agreement or the REMIC provisions of the Code.

The Controlling Class Representative has certain rights to remove and replace the Special Servicer as described under “—Termination of the Special Servicer” in this free writing prospectus.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.  In addition, upon the request of the Master Servicer, the Special Servicer or the Trustee, as applicable, the Certificate Registrar will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party.

If at any time the initial Controlling Class Certificateholder, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the Certificateholder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Principal Amount and the Certificate Registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Registrar receives either such notice.

Notwithstanding anything to the contrary described in this free writing prospectus, at any time when the Class E Certificates are the Controlling Class Certificates, the holder of more than 50% of the Controlling Class Certificates (by Certificate Principal Amount) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class E Certificates until such time as that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Principal Amount) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E Certificates. Following any such transfer, the successor holder of more than 50% of the Class E Certificateholders (by Certificate Principal Amount), if Class E Certificates are the Controlling

Class Certificates, will again have the rights of the Controlling Class Representative as described in this free writing prospectus without regard to any prior waiver by the predecessor Certificateholder. Such successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No such successor Certificateholder described above in this paragraph will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates that had not also become a Corrected Loan prior to such acquisition until such Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Consultation Termination Event will be deemed to have occurred and continue; and

●
the rights of the holder of more than 50% of the Class E Certificates (by Certificate Principal Amount), if they are the Controlling Class Certificates, to act as or appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

In addition to the foregoing, with respect to each Whole Loan, the Special Servicer will be required (i) to provide to the related Companion Loan Holder (or its representative) copies of any notice, information and report that it is required to provide to the Controlling Class Representative pursuant to the Pooling and Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to such Whole Loan, within the same time frame it is required to provide such items to the Controlling Class Representative, and (ii) upon request, to consult with the related Companion Loan Holder (or its representative) on a strictly non-binding basis and consider alternative actions recommended by the related Companion Loan Holder (or its representative); provided, that after the expiration of a period of ten business days from the delivery to the related Companion Loan Holder (or its representative) of such items, the Special Servicer will no longer be obligated to consult with the related Companion Loan Holder (or its representative), unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed.  The Special Servicer is not obligated at any time to follow or take any alternative actions recommended by a Companion Loan Holder (or its representative).  See “Description of the Mortgage Pool—The Whole Loans—Consultation and Control” in this free writing prospectus.

Limitation on Liability of the Controlling Class Representative

The Controlling Class Representative will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative:

(a)      may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)      may act solely in the interests of the holders of the Controlling Class;

(c)      does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class;

(d)      may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates; and

(e)      will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the Controlling Class Representative for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Controlling Class Representative, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, any related Co-Lender Agreement or any intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, subject to the restrictions and limitations described in this free writing prospectus, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to the servicing of the Specially Serviced Loans to the extent described in this free writing prospectus and set forth in the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent described in this free writing prospectus and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and the goal of the Operating Advisor’s participation is to provide additional monitoring relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific Specially Serviced Loan is only to provide background information to the Operating Advisor and to allow more meaningful interaction with the Special Servicer.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks” in this free writing prospectus.

Following the occurrence and during the continuation of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions as described under “—Controlling Class Representative” above and “—Asset Status Reports” below.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list and Specially Serviced Loans and (ii) each Final Asset Status Report.  Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this free writing prospectus or set forth in the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will deliver to the Operating Advisor each Final Asset Status Report.  Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, Controlling Class Representative or Companion Loan Holder (or its representative) in connection with the Controlling Class Representative’s or Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

In addition, prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor after they have been finalized.  The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction calculations and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and Companion Loan Holders (as a collective whole as if such Certificateholders constituted a single lender), and not any particular Class of those Certificateholders and Companion Loan Holders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Controlling Class Representative (and, in the case of a Whole Loan, the related Companion Loan Holder (or its representative)) and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Controlling Class Representative under the Pooling and Servicing Agreement or any related Companion Loan Holder (or its representative) under any related Co-Lender Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the

Trustee, as evidenced by an opinion of counsel (which will be an additional expense of the Issuing Entity) delivered to each of the Master Servicer, the Special Servicer, the Controlling Class Representative, the Operating Advisor, the Certificate Administrator and the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor or the Controlling Class Representative or any related Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the Controlling Class Representative and/or related Companion Loan Holder (or its representative), with respect to such Specially Serviced Loan or Whole Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations to the Operating Advisor and the Operating Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in either case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the Controlling Class Representative or any related Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will (if any Mortgage Loans were Specially Serviced Loans during the prior calendar year) prepare an annual report to be provided to the Depositor (who will deliver the annual report to the Rating Agencies), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) setting forth its assessment of the

Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans and with respect to each asset status report delivered to the Operating Advisor by the Special Servicer during the prior calendar year.

The Operating Advisor will be required to deliver any annual report produced by the Operating Advisor (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer and (b) for so long as a Consultation Termination Event does not exist, the Controlling Class Representative.  The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer or the Controlling Class Representative.

Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans based on the limited review required in the Pooling and Servicing Agreement.  Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Termination of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus, subject to Companion Loan Holder consent as described under “Rights Upon Servicer Termination Event” in this free writing prospectus.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)      any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)      any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)      any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)      the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)      the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor operating advisor that is an Eligible Operating Advisor, which successor operating advisor may be an affiliate of the Trustee.  If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor operating advisor.  The Trustee will be required to provide written notice of the appointment of a successor operating advisor to the Special Servicer and the Operating Advisor within one business day of such appointment.  Except as described below under “—Termination of the Operating Advisor Without Cause,” the appointment of a successor operating advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor and, if a Consultation Termination Event does not exist, the Controlling Class Representative.  Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement.  Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, KBRA, Fitch, Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), Morningstar Credit Ratings, LLC (“Morningstar”) and/or DBRS, Inc. (“DBRS”) but has not been special servicer or operating advisor on a transaction for which Moody’s, KBRA, Fitch, S&P, Morningstar and/or DBRS has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) is not the Special Servicer, Controlling Class Representative or an affiliate of the Special Servicer or Controlling Class Representative and (iv) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor special servicer (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation of a successor special servicer to become the Special Servicer.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor.  Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be delivered to the Controlling Class Representative (but only prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (but only after the occurrence and during continuance of a Control Termination Event), each Rating Agency and the Certificate Administrator and, in the case of a Whole Loan, the related Companion Loan Holder.  For so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not disapprove of an asset status report within 10 business days of receipt, the Controlling Class Representative will be deemed to have approved the asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents.  In addition, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and the related Companion Loan Holder, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders and the related Companion Loan Holder, and (prior to the occurrence and continuance of a Control Termination Event) the Special Servicer has made a reasonable effort to contact the Controlling Class Representative.  The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval.  For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such asset status report until the Controlling Class Representative fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of any related Companion Loan, if applicable.  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the Controlling Class Representative, provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report.  After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor or the Controlling Class Representative, as applicable.  At all times, with respect to a Whole Loan, the related Companion Loan Holder (or its representative) will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report.  The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor, any related Companion Loan Holder (or its representative) (and, during the continuance of such Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor, a Companion Loan Holder (or its representative), or the Controlling Class Representative that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Mortgage Loan or Whole Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, result in the imposition of a tax upon either Trust REMIC or the loss of REMIC status, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for a Rating Agency Confirmation, then such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and if there is no response to either such Rating Agency Confirmation request within 5 business days of such second request, as applicable, or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for a Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans, if the Master Servicer is processing the action requiring Rating Agency Confirmation) or the Special Servicer (with respect to Specially Serviced Loans, REO Mortgage Loans and non-Specially Serviced Loans if the Special Servicer is processing the action requiring Rating Agency Confirmation with respect to such non-Specially Serviced Loans), as applicable) will be required to determine (with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing) (but in each case only in the case of actions that would otherwise be Major Decisions), which consent will be deemed given if such Controlling Class Representative does not respond within seven (7) business days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard whether such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in accordance with the Servicing Standard, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any Rating Agency Confirmation requirement that the Master Servicer (with respect to non-Specially Serviced Loans, if the Master Servicer is processing the action requiring Rating Agency Confirmation) or the Special Servicer (with respect to Specially Serviced Loans, REO Mortgage Loans and non-Specially Serviced Loans if the Special Servicer is processing the action requiring Rating Agency Confirmation with respect to such non-Specially Serviced Loans), as applicable) (it being understood that the Requesting Party (or the Master Servicer, or the Special Servicer, as applicable) will in any event review the other conditions required under the related Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied)), and (y) with respect to a replacement of the Master Servicer or Special Servicer, such condition will be considered satisfied if:

(1)
Moody’s has not cited servicing concerns of the applicable replacement Master Servicer or Special Servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency;

(2)
the applicable replacement Master Servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement Special Servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency; and

(3)
KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage backed securitization transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency.

For all other matters or actions (a) not specifically discussed above in clauses (x) or (y), or (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from the Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will not apply.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Companion Loan as to which there exists commercial mortgage-backed securities that evidence an interest in or are secured, in whole or in part, by all or a portion of such Companion Loan, if any action relating to the servicing and administration of the related Mortgage Loan, the related Whole Loan, or any related REO Property requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was engaged by a party to the securitization of the Companion Loan to assign a rating to such Companion Loan Securities.  The requirement to obtain a rating agency confirmation with respect to any Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below.  Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of a Whole Loan, subject to certain rights of the related Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the purchasing Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or the Special Servicer, as applicable, in connection with such purchase).  We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (but excluding the Class R Certificates) for the Mortgage Loans and each REO Property remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D Certificates and the Notional Amount of the Class X-A Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D to this free writing prospectus providing information relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)
a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex C to this free writing prospectus in the tables under the caption “Mortgage Pool Information,” calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Certificate Administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this free writing prospectus;

(2)	a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)	a CREFC® historical loan modification and corrected loan report;

(4)	a CREFC® advance recovery report;

(5)	a CREFC® total loan report;

(6)	a CREFC® operating statement analysis report;

(7)	a CREFC® comparative financial status report;

(8)	a CREFC® net operating income adjustment worksheet;

(9)	a CREFC® real estate owned status report;

(10)	a CREFC® servicer watch list;

(11)	a CREFC® loan level reserve and letter of credit report;

(12)	a CREFC® property file;

(13)	a CREFC® financial file;

(14)	a CREFC® loan setup file; and

(15)	a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential.  None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable.  Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file; and

●	a CREFC® loan periodic update file.

In addition, the Master Servicer or Special Servicer, as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●
Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending September 30, 2013, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter.  The Master Servicer or Special Servicer, as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Companion Loan by electronic means the operating statement analysis upon request.

●
Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans) or the Master Servicer (with respect to non-Specially Serviced Loans) of an annual operating statement commencing within 30 days of receipt of such annual operating statement for the calendar year ending December 31, 2013, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Companion Loan who have certified to the Certificate Administrator their beneficial ownership of any Certificate or Companion Loan, as applicable, may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement.  Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners.  See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record” in this free writing prospectus.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person (provided that the final prospectus supplement, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below (collectively, the “Public Documents”) will be made available to the general public) via the Certificate Administrator’s website:

(A)  the following “deal documents”:

●	the prospectus and the final prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(B)  the following “SEC EDGAR filings”:

●
any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)  the following “periodic reports”:

●	the Distribution Date statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file (provided they are received by the Certificate Administrator); and

●	the annual reports prepared by the Operating Advisor;

(D)  the following “additional documents”:

●	the summary of any final asset status report delivered to the Certificate Administrator in electronic format; and

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)  the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this free writing prospectus;

●
notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee);

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice of the occurrence and continuance of a Control Termination Event;

●	any notice of the occurrence and continuance of a Consultation Termination Event;

●	any Assessment of Compliance delivered to the Certificate Administrator; and

●	any Attestation Reports delivered to the Certificate Administrator;

(F)  the “Investor Q&A Forum”; and

(G)  solely to Certificateholders and Certificate Owners, the “Investor Registry”.

●
The Certificate Administrator may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will be required to make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where Certificateholders and Certificate Owners may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans or the Mortgaged Properties, (c) submit inquiries to the

Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such an annual report and (d) view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate person.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that (i) the inquiry is not of a type described above, (ii) answering the inquiry (A) would not be in the best interests of the Issuing Entity and/or the Certificateholders, (B) would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable Mortgage Loan documents, (C) would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or (D) would reasonably be expected to result in the waiver of an attorney client privilege or the disclosure of attorney work product or (iii) it is otherwise not advisable to answer.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.  No party to the Pooling and Servicing Agreement will be permitted to disclose Privileged Information in the Investor Q&A Forum.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will be required to make the “Investor Registry” available to any Certificateholder and Certificate Owner via the Certificate Administrator’s website.  Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or Certificate Owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.usbank.com/abs.

Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Certificate Administrator’s website.  The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

In connection with providing access to the Certificate Administrator’s website, the Certificate Administrator may require registration and the acceptance of a disclaimer.  The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them.  In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source.  Assistance in using the website can be obtained by calling the Certificate Administrator’s customer service desk at 866-252-4360.

“Privileged Person” means the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative (but only for so long as a Consultation Termination Event has not occurred and is not continuing), any holder of a Companion Loan that delivers an Investor Certification, the Trustee, the Certificate Administrator, the Operating Advisor, the Sponsors, a designee of the Depositor and any person who provides the Certificate Administrator with an Investor Certification, which Investor Certification may be submitted electronically via the Certificate Administrator’s website; provided that in no event will a borrower, manager of a Mortgaged Property, an affiliate of a borrower, an affiliate of a manager of a Mortgaged Property or an agent of any borrower be considered a Privileged Person.

Other Information

The Certificate Administrator will make available at its offices, during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are held by the Certificate Administrator:

●	the prospectus and the final prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

●	all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

●	all Distribution Date statements and all CREFC® Reports delivered or made available to Certificateholders;

●	all Assessments of Compliance and Attestation Reports delivered to the Certificate Administrator since the Closing Date;

●
the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

●
the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans entered into or consented to by the Master Servicer or the Special Servicer, and delivered to the Certificate Administrator;

●
the summary of any final asset status report delivered to the Certificate Administrator and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee);

●
notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	all special notices sent by the Certificate Administrator to the Certificateholders pursuant to the Pooling and Servicing Agreement;

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

●	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

The Certificate Administrator will provide copies of the items described above upon reasonable written request.  The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential.  Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential.  The Master Servicer may, but is not required to, make information available over the internet.

The Certificate Administrator will make available all distribution date statements, CREFC® Reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e. Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited).

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form-10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

The Master Servicer may (but will not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the related Mortgaged Properties or the related borrower that is not Privileged Information, for review by the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of the Treasury.  Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences” in the prospectus.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, respectively). The Lower-Tier REMIC and the Upper-Tier REMIC are referred to collectively as the “Trust REMICs”.  The Lower-Tier REMIC will hold the Mortgage Loans, the proceeds of the Mortgage Loans and any property that secures the Mortgage Loans, and will issue certain uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Lower-Tier REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and proceeds of the Lower-Tier Regular Interests and will issue the Regular Certificates and the Trust Components as classes of regular interests in the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and the Co-Lender Agreements and (3) compliance with applicable changes in the Code, including the REMIC provisions of the Code, for federal income tax purposes (a)  the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC, (b) the Regular Certificates and the Trust Components will evidence the “regular interests” in the Upper-Tier REMIC, (c) the Lower-Tier Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC, and (d) the Class R Certificates will represent the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of the REMIC provisions of the Code.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portions of the Issuing Entity consisting of the Class A-S, Class B and Class C Trust Components (and related amounts in the Exchangeable Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class A-S Certificates will represent a undivided beneficial interests in the Class A-S Percentage Interest of the Class A-S Trust Component, the Class B Certificates will represent undivided beneficial interests in the Class B Percentage Interest of the Class B Trust Component, the Class C Certificates will represent undivided beneficial interests in the Class C Percentage Interest of the Class C Trust Component and, in each case, related amounts in the Exchangeable Distribution Account, and (iii) the Class PEZ Certificates will represent undivided beneficial interests in the Class A-S-PEZ Percentage Interest, the Class B-PEZ Percentage Interest and the Class C-PEZ Percentage Interest of the Class A-S, Class B and Class C Trust Components, respectively, and related amounts in the Exchangeable Distribution Account.

Tax Status of Offered Certificates

Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust REMICs would be so treated.  For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC.  If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  The Offered Certificates will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” under Code Section 7701(a)(19)(C)(v) to the extent the loans are secured by multifamily properties.  As of the Cut-off Date, Mortgage Loans representing approximately 18.8% of the Initial Pool Balance by allocated loan amount are secured, in whole or in part, by multifamily properties.  Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their Certificates.  Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates” in the prospectus.

Taxation of Offered Certificates

General

Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes.  Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting.

Original Issue Discount

Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the conference committee report to the Tax Reform Act of 1986.  Holders of Offered Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates.  Investors are advised to consult their own tax advisors as to the discussions in this free writing prospectus and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Material Federal Income Tax Consequence—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in the income of a holder of an Offered Certificate.  The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price”.  The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Certificates.  The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates (other than the Class X-A Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).  Based on the foregoing, it is anticipated that the Class          Certificates will be issued with original issue discount.

In addition, it is anticipated that the Certificate Administrator will treat the Class X-A Certificates as having no qualified stated interest.  Accordingly, such Class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on such Class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Class, assuming no further prepayments.  In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such Class.  Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR (the “Prepayment Assumption”).  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Based on the foregoing, it is anticipated that the Class       Certificates will be issued with a de minimis amount of original issue discount.

Premium

An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  It is anticipated that the Class       Certificates will be issued at a premium.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this free writing prospectus.  It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge.  Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.  Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this free writing prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income

Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto.  Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption 89-88 (October 17, 1989) (the “Exemption”).  The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman, Sachs & Co., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief:

●	The acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

●
The Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).

●
The Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter.  The “Restricted Group” consists of any underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Issuing Entity and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

●
The sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection with those services.

●	The investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings required by the Exemption.  The Depositor believes that, as of the Closing Date, each Rating Agency meets the requirements of the Exemption to qualify as an Exemption Rating Agency.  As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates satisfy the second and third general conditions set forth above.  A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the Issuing Entity meet the following requirements:  (1) the Issuing Entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one Exemption Rating Agency for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the Depositor, any of the underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan.  For purposes of this free writing prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage Loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute “securities” for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law.  See “ERISA Considerations” in the prospectus.  A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretative uncertainties.  No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any Class of Offered Certificates by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”), to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.  See “Legal Investment” in the prospectus.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in New York and Kentucky and representing approximately 27.5% and 11.8%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature.  The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Mortgage loans in Kentucky are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a Master Commissioner to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the Master Commissioner’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a the Master Commissioner at public auction.  There is a one (1) year right of redemption unless the property is sold by the Master Commissioner for more than two-thirds of the appraised value of the property as determined by court appointed appraisers.  During the foreclosure process, the lender may ask for the appointment of a receiver to manage the property and to collect rents from the property.

Other Aspects.  Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that they be rated as follows by Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”, and collectively with Moody’s and Fitch, the “Rating Agencies”):
Class	Ratings Moody’s / Fitch / KBRA *
Class A-1	Aaa(sf) / AAA(sf) / AAA(sf)
Class A-2	Aaa(sf) / AAA(sf) / AAA(sf)
Class A-3	Aaa(sf) / AAA(sf) / AAA(sf)
Class A-4	Aaa(sf) / AAA(sf) / AAA(sf)
Class A-5	Aaa(sf) / AAA(sf) / AAA(sf)
Class A-AB	Aaa(sf) / AAA(sf) / AAA(sf)
Class X-A	Aaa(sf) / AAA(sf) / AAA(sf)

*
Moody’s, Fitch and KBRA have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related Rating Agency’s website.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates.  A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, address the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans or the degree to which payments might differ from those originally contemplated.  In addition, a rating does not address the tax attributes of the certificates in question or of the related issuing entity, the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made, or the likelihood or frequency of payment of yield maintenance charges, assumption fees, modification fees or penalty charges.  See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this free writing prospectus.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates.  The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component.  The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on such Notional Amount as so reduced from time to time.  Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies.  The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to DBRS, Fitch, KBRA, Moody’s, Morningstar and S&P.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this free writing prospectus.  In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this free writing prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and provide ongoing rating surveillance with respect to the Offered Certificates.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.  Certain legal matters will be passed upon for the underwriters by Kaye Scholer LLP, New York, New York.

INDEX OF SIGNIFICANT DEFINITIONS

	Page		Page
11 West 42nd Street Companion Loan	135	Class B Trust Component	190
11 West 42nd Street Mortgage Loan	135	Class B-PEZ Percentage Interest	190
11 West 42nd Street Mortgaged Property	135	Class C Percentage Interest	190
11 West 42nd Street Whole Loan	135	Class C Trust Component	190
Acceptable Insurance Default	229	Class C-PEZ Percentage Interest	190
Acting General Counsel’s Opinion	78	Class PEZ Component	191
Actual/360 Basis	125	Class PEZ Component A-S	191
Administrative Fee Rate	169, 195	Class PEZ Component B	191
ADR	93	Class PEZ Component C	191
Advance Rate	231	Class X Certificates	188
Advances	231	Class X Strip Rate	194
Alexandria Loan	133	Clearstream	211
Ancillary Fees	179	Clearstream Participants	213
Annual Debt Service	93	Closing Date	92
Appraisal Reduction	207	CMBS	51
Appraisal Reduction Event	206	Code	47, 90, 275
Appraised Value	93	Co-Lender Agreement	136
Appraised-Out Class	208	Collection Account	233
Appraiser	207	Collection Period	192
Arbaugh Tenant	122	Companion Loan	136
Article 122a	55	Companion Loan Holder	136
Articles 404-410	55	Companion Loan Securities	242
Assessment of Compliance	239	Compensating Interest Payment	204
Assumption Fees	179	Condemnation Proceeds	192
Attestation Report	239	Consent Fees	178
Available Funds	191	Consultation Termination Event	17, 257
Balloon Mortgage Loans	125	Control Eligible Certificates	209
Bankruptcy Code	52	Control Termination Event	17, 257
Base Interest Fraction	200	Controlling Class	257
Beds	98	Controlling Class Certificateholder	257
Borrower Delayed Reimbursements	179	Controlling Class Representative	256
B-Piece Buyer	84	Corrected Loan	229
CBE	222	CPR	218
Certificate Administrator	166	CREFC®	269
Certificate Owners	212	CREFC® Intellectual Property Royalty
Certificate Principal Amount	189	License Fee	195
Certificate Registrar	211	CREFC® Reports	269
Certificateholder	210	Cross Agreement	133
Certificates	188	Cross Over Date	200
Certifying Certificateholder	214	Crossed Group	94
CGMRC	92, 146	Cut-off Date	92
CGMRC Data File	147	Cut-off Date Balance	92
CGMRC Mortgage Loans	92	Cut-off Date DSCR	95
CGMRC Securitization Database	147	Cut-off Date Loan-to-Value Ratio	94
Class	188	Cut-off Date LTV Ratio	94
Class A-AB Scheduled Principal		DBRS	264
Balance	196	Debt Service Coverage Ratio	95
Class A-S Percentage Interest	190	Debt Yield on Underwritten NCF	94
Class A-S Trust Component	190	Debt Yield on Underwritten Net Cash
Class A-S-PEZ Percentage Interest	190	Flow	94
Class B Percentage Interest	190

Debt Yield on Underwritten Net		Initial Pool Balance	92
Operating Income	94	In-Place Cash Management	95
Debt Yield on Underwritten NOI	94	Interest Accrual Amount	193
Defaulted Mortgage Loan	181	Interest Accrual Period	193
Defeasance Deposit	129	Interest Distribution Amount	193
Defeasance Loans	129	Interest Only Mortgage Loans	125
Defeasance Lock-Out Period	129	Interest Reserve Account	234
Defeasance Option	129	Interest Shortfall	193
Definitive Certificate	211	Interested Person	252
Depositaries	211	Investor Certification	210
Depositor	92, 151	Investor Q&A Forum	272
Determination Date	192	Investor Registry	273
Disclosable Special Servicer Fees	182	IRS	90
Distribution Accounts	234	Issuing Entity	92
Distribution Date	191	KBRA	282
DSCR	95	Landmarks Commission	123
DTC	211	Largest Tenant	95
DTC Participants	212	Largest Tenant Lease Expiration	95
Due Date	125	Leesville Loan	133
EEA	55	Liquidation Fee	180
Eligible Operating Advisor	264	Liquidation Fee Rate	181
ERISA	279	Liquidation Proceeds	181
ERISA Plan	279	LNR	174
ESA	112	LNR Partners	174
Euroclear	211	Loan Per Unit	95
Euroclear Operator	213	Lower-Tier Distribution Account	234
Euroclear Participants	213	Lower-Tier Regular Interests	275
Excess Liquidation Proceeds Reserve		Lower-Tier REMIC	46, 275
Account	234	LTV Ratio at Maturity	95
Excess Modification Fees	178	MAI	206
Excess Penalty Charges	179	Major Decision	255
Excess Prepayment Interest Shortfall	204	Mall St. Matthews Companion Loan	135
Exchange Act	143	Mall St. Matthews Mortgage Loan	135
Exchangeable Certificates	188	Mall St. Matthews Mortgaged Property	135
Exchangeable Distribution Account	234	Mall St. Matthews Whole Loan	135
Excluded Plan	280	Master Servicer	171
Exemption	279	Master Servicer Remittance Date	230
Exemption Rating Agency	279	Material Breach	142
FDIA	77	Material Document Defect	142
FDIC	77	Maturity Date Loan-to-Value Ratio	95
FDIC Safe Harbor	78	Maturity Date LTV Ratio	95
Final Asset Status Report	262	Modeling Assumptions	218
Fitch	282	Modification Fees	179
Form 8-K	143	Monthly Payment	192
FSMA	9	Moody’s	282
Goldman Originators	152	Morningstar	264
Grantor Trust	276	Mortgage	92
GS Bank	77	Mortgage File	140
GS CRE	92	Mortgage Loan Purchase Agreement	139
GS CRE Mortgage Loans	92	Mortgage Loan Rate	195
GSMC	92, 144	Mortgage Loan Schedule	225
GSMC Data Tape	145	Mortgage Loans	92
GSMC Deal Team	144	Mortgage Note	92
GSMC Mortgage Loans	92	Mortgage Pool	92
Hard Lockbox	95	Mortgaged Property	92
Indirect Participants	212	Most Recent NOI	96

Net Cash Flow	97	Released Property	132
Net Condemnation Proceeds	192	Remaining Property	132
Net Mortgage Loan Rate	194	REMIC	275
Non-Recoverable Advance	232	REO Account	188
Non-Reduced Certificates	210	REO Companion Loan	196
Notional Amount	190	REO Mortgage Loan	196
NRSRO	281	REO Property	188
Occupancy	96	Repurchase Price	141
Occupancy Date	97	Requesting Holders	208
Offered Certificates	188	Requesting Party	266
OID Regulations	277	Restricted Group	279
OLA	78	Restricted Party	261
Operating Advisor	170	RevPAR	97
Operating Advisor Consulting Fee	182	Rooms	98
Operating Advisor Fee	182	Rule 17g-5	246
Operating Advisor Fee Rate	182	Rules	212
Operating Advisor Standard	261	S&P	264
Operating Advisor Termination Event	263	SEC	143
OPRA Exemption	73	Section 8	101
Original Balance	97	Securities Act	139
Originators	92, 152	SEL	157
P&I Advance	230	Sequential Pay Certificates	189
Pads	98	Servicer Termination Events	241
Participants	211	Servicing Fee	177
Pass-Through Rate	193	Servicing Fee Rate	177
PCR	157, 161	Servicing Standard	227
Penalty Charges	179	Servicing Transfer Event	227
Percentage Interest	191	Similar Law	279
Permitted Special Servicer/Affiliate Fees	182	Similar Retention Requirements	55
Plan	279	SMC	92, 142
PML	157	SMF	176
Pooling and Servicing Agreement	92	SMF I	92, 149
Prepayment Assumption	277	SMF I Data Tape	150
Prepayment Interest Excess	204	SMF I Mortgage Loans	92
Prepayment Interest Shortfall	204	Soft Lockbox	97
Prepayment Penalty Description	97	Soft Springing Lockbox	97
Prepayment Provision	97	Special Servicer	174
Prime Rate	231	Special Servicer Decision	253
Principal Distribution Amount	195	Special Servicing Fee	179
Principal Shortfall	196	Special Servicing Fee Rate	179
Privileged Information	261	Specially Serviced Loan	227
Privileged Information Exception	261	Sponsors	92, 143
Privileged Person	273	Springing Cash Management	97
Property Advances	231	Springing Lockbox	97
Public Documents	271	Starwood	149
Qualified Substitute Mortgage Loan	142	Starwood Review Team	150
Rated Final Distribution Date	143	Stated Principal Balance	195
Rating Agencies	282	Superfund Site	112
Rating Agency Confirmation	268	Surfsand Restaurant Ground Lease	108
Rating Agency Declination	268	Surfsand Vacant Land Ground Lease	108
Realized Loss	203	Terms and Conditions	213
Record Date	191	Third Party Report	93
Regular Certificates	188	TIA	247
Regulation AB	139	TIA Applicability Determination	247
Related Group	97	Trailing 12 NOI	96
Release Date	129	TRIA	9

Trimont	170	Underwritten Revenues	98
TRIPRA	76	Units	98
Trust Component	191	Unscheduled Payments	196
Trust REMIC	46	Updated Appraisal	248
Trust REMICs	275	Upper-Tier Distribution Account	234
Trustee	166	Upper-Tier REMIC	46, 275
Trustee/Certificate Administrator Fee	169	Voting Rights	209
Trustee/Certificate Administrator Fee		WAC Rate	194
Rate	169	Wachovia	171
U.S. Bank	166	Weighted Average Mortgage Loan Rate	99
Underwriter Entities	80	Wells Fargo	171
Underwritten EGI	98	Whole Loan	135
Underwritten Expenses	97	Whole Loan Custodial Account	233
Underwritten NCF	97	Withheld Amounts	234
Underwritten NCF DSCR	95	Workout Fee	180
Underwritten Net Cash Flow	97	Workout Fee Rate	180
Underwritten Net Operating Income	98	Workout-Delayed Reimbursement
Underwritten NOI	98	Amount	233

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ANNEX A

STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK]

GSMS 2013-GC13 Annex A

Control	Loan /		Mortgage								General
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	Property Type
1	Loan	8, 9	GSMC	11 West 42nd Street	NAP	NAP	11 West 42nd Street	New York	New York	10036	Office
2	Loan	10, 11, 12	GSMC	Mall St. Matthews	Group 1	NAP	5000 Shelbyville Road	Louisville	Kentucky	40207	Retail
3	Loan	12	GSMC	Crossroads Center	Group 1	NAP	4101 West Division Street	Saint Cloud	Minnesota	56301	Retail
4	Loan	13	GSMC	Plaza America Towers III & IV	NAP	NAP	11720 and 11730 Plaza America Drive	Reston	Virginia	20190	Office
5	Loan	14	CGMRC	345 Park Avenue South	NAP	NAP	345 Park Avenue South	New York	New York	10010	Office
6	Loan	11, 15	GSMC	Holiday Inn - 6th Avenue	NAP	NAP	125 West 26th Street	New York	New York	10001	Hospitality
7	Loan		CGMRC	One Westchase Center	NAP	NAP	10777 Westheimer Road	Houston	Texas	77042	Office
8	Loan	11, 16	CGMRC	The Marsol Apartments	NAP	NAP	6501 - 6511 Marsol Road	Mayfield Heights	Ohio	44124	Multifamily
9	Loan		GSMC	Pinnacle in Kierland Phase IV	NAP	NAP	14850 North Scottsdale Road	Scottsdale	Arizona	85254	Office
10	Loan	11, 17, 18	GSMC	Stirling Lafayette Shopping Center	NAP	NAP	SWC of I-10 and Louisiana Avenue	Lafayette	Louisiana	70501	Retail
11	Loan	19, 20	SMF I	Rockwall Commons Apartments	Group 2	Group A	1389 Ridge Road	Rockwall	Texas	75087	Multifamily
12	Loan	20	SMF I	Rockwall Commons Office	Group 2	Group A	1309 Ridge Road	Rockwall	Texas	75087	Office
13	Loan	21, 22	SMF I	Surfsand Resort	NAP	NAP	148 West Gower Street	Cannon Beach	Oregon	97110	Hospitality
14	Loan		GSMC	Warehouse & Flex Portfolio	NAP	NAP
14.01	Property			1515 Grundy’s Lane			1515 Grundy’s Lane	Bristol	Pennsylvania	19007	Industrial
14.02	Property			1501 Grundy’s Lane			1501 Grundy’s Lane	Bristol	Pennsylvania	19007	Industrial
14.03	Property			311 Sinclair Road			311 Sinclair Road	Bristol	Pennsylvania	19007	Industrial
14.04	Property			1100 Wheeler Way			1100 Wheeler Way	Langhorne	Pennsylvania	19047	Industrial
15	Loan	23, 24	GSMC	Innovation Center of Vermont	NAP	NAP	128 Lakeside Avenue	Burlington	Vermont	05401	Office
16	Loan	11, 25	SMF I	Blackhawk Estates	NAP	NAP	400 West Touhy Avenue	Des Plaines	Illinois	60018	Manufactured Housing
17	Loan		CGMRC	Forest Cove Apartments	NAP	NAP	1706 Forest Cove Drive	Mount Prospect	Illinois	60056	Multifamily
18	Loan		GSMC	Renaissance at Hobble Creek	NAP	NAP	6240 North Park Meadow Way	Boise	Idaho	83713	Multifamily
19	Loan		GSMC	Rivercrest Shadow Anchored Portfolio 4	NAP	NAP
19.01	Property			Creekside Plaza			705 East Dixon Boulevard	Shelby	North Carolina	28152	Retail
19.02	Property			Southside Commons			2014 South Irby Street	Florence	South Carolina	29505	Retail
19.03	Property			White Horse Commons			6134 White Horse Road	Greenville	South Carolina	29611	Retail
19.04	Property			Hillview Plaza			14055 East Wade Hampton Boulevard	Greer	South Carolina	29651	Retail
20	Loan	26	GSMC	643-647 Ninth Avenue	NAP	NAP	643-647 Ninth Avenue	New York	New York	10036	Mixed Use
21	Loan	27	GSMC	747 Amsterdam Avenue	NAP	NAP	747 Amsterdam Avenue	New York	New York	10025	Mixed Use
22	Loan		SMF I	Keller Crossing	Group 2	NAP	1540, 1580, 1600, 1610, and 1632 Keller Parkway	Keller	Texas	76248	Retail
23	Loan		GSMC	MetroPlace Center	Group 3	NAP	1945 East 17th Street	Santa Ana	California	92705	Retail
24	Loan	28	SMF I	Pangea 6 Multifamily Portfolio	NAP	NAP
24.01	Property			6700 South Indiana Avenue			6700 South Indiana Avenue	Chicago	Illinois	60637	Multifamily
24.02	Property			1748 East 71st Place			1748 East 71st Place	Chicago	Illinois	60649	Multifamily
24.03	Property			8251 South Ellis Avenue			8251 South Ellis Avenue	Chicago	Illinois	60619	Multifamily
24.04	Property			7934 South Wabash Avenue			7934 South Wabash Avenue	Chicago	Illinois	60619	Multifamily
24.05	Property			212 East 69th Place			212 East 69th Place	Chicago	Illinois	60637	Multifamily
24.06	Property			729 North Central Avenue			729 North Central Avenue	Chicago	Illinois	60644	Multifamily
24.07	Property			8238 South Ellis Avenue			8238 South Ellis Avenue	Chicago	Illinois	60619	Multifamily
24.08	Property			7755 South Sangamon Street			7755 South Sangamon Street	Chicago	Illinois	60620	Multifamily
24.09	Property			6306 South Artesian Avenue			6306 South Artesian Avenue	Chicago	Illinois	60629	Multifamily
24.10	Property			6149 West North Avenue			6149 West North Avenue	Chicago	Illinois	60639	Multifamily
24.11	Property			7920-7926 South Evans Avenue			7920-7926 South Evans Avenue	Chicago	Illinois	60619	Multifamily
24.12	Property			21837 Jeffrey Avenue			21837 Jeffrey Avenue	Sauk Village	Illinois	60411	Multifamily
24.13	Property			7903 South Luella Avenue			7903 South Luella Avenue	Chicago	Illinois	60617	Multifamily
24.14	Property			7655 South Sangamon Street			7655 South Sangamon Street	Chicago	Illinois	60620	Multifamily
24.15	Property			7706 South Saginaw Avenue			7706 South Saginaw Avenue	Chicago	Illinois	60649	Multifamily
24.16	Property			8159 South Drexel Avenue			8159 South Drexel Avenue	Chicago	Illinois	60619	Multifamily
24.17	Property			5401-5409 West Le Moyne Street			5401-5409 West Le Moyne Street	Chicago	Illinois	60651	Multifamily
24.18	Property			7948 South Hermitage Avenue			7948 South Hermitage Avenue	Chicago	Illinois	60620	Multifamily
25	Loan		CGMRC	Princeton Apartment Portfolio	NAP	NAP
25.01	Property			Kimberly Club			24830 Pisces Drive	Sterling Heights	Michigan	48310	Multifamily
25.02	Property			Marianne Manor Apartments			23100 Lorraine Boulevard	Brownstown Township	Michigan	48183	Multifamily
26	Loan	29, 30	GSMC	Merrillwood Building	NAP	NAP	211-251 East Merrill Street	Birmingham	Michigan	48009	Mixed Use
27	Loan		CGMRC	Tammany on the Ponds Apartments	Group 6	NAP	7605 Heritage Drive	Lansing	Michigan	48917	Multifamily
28	Loan		SMF I	Summer Center	NAP	NAP	4270 Summer Avenue	Memphis	Tennessee	38122	Retail
29	Loan		SMF I	Wyndamere Apartments	NAP	NAP	101 Collins Path	Georgetown	Kentucky	40324	Multifamily

GSMS 2013-GC13 Annex A

Control	Loan /		Mortgage								General
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	Property Type
30	Loan		GSMC	Riveraine Apartments	Group 5	NAP	8181 Colony Drive	Houston	Texas	77036	Multifamily
31	Loan	11	CGMRC	LV Self Storage Portfolio	NAP	NAP
31.01	Property	11		LV Self Storage Portfolio - Presidential			6075 West Wigwam Avenue	Las Vegas	Nevada	89139	Self Storage
31.02	Property			LV Self Storage Portfolio - Maule			9722 West Maule Avenue	Las Vegas	Nevada	89148	Self Storage
31.03	Property	11		LV Self Storage Portfolio - Henderson			318 North Boulder Highway	Henderson	Nevada	89015	Self Storage
32	Loan	31	SMF I	Cherokee Village & Sundowner MHP	NAP	NAP
32.01	Property			Cherokee Village MHP			10540 East Apache Trail	Apache Junction	Arizona	85120	Manufactured Housing
32.02	Property			Sundowner MHP			105 North Delaware Drive	Apache Junction	Arizona	85120	Manufactured Housing
33	Loan		SMF I	Nottingham Apartments	NAP	NAP	4400 Queen Elizabeth Court	Alexandria	Louisiana	71303	Multifamily
34	Loan	11, 32	GSMC	Hampton Inn - Greenville	NAP	NAP	305 Southwest Greenville Boulevard	Greenville	North Carolina	27834	Hospitality
35	Loan		SMF I	New Market Shopping Center	NAP	NAP	267 New Market Centre	Boone	North Carolina	28607	Retail
36	Loan		CGMRC	Tree Tops at Post Oak	NAP	NAP	4510 Briar Hollow Place	Houston	Texas	77027	Multifamily
37	Loan	11	CGMRC	Storage Pros Tennessee Portfolio	NAP	NAP
37.01	Property			Storage Pros Tennessee Portfolio - Sutherland			3303 Sutherland Avenue	Knoxville	Tennessee	37919	Self Storage
37.02	Property	11		Storage Pros Tennessee Portfolio - Rivergate			719 Rivergate Parkway	Goodlettsville	Tennessee	37072	Self Storage
37.03	Property	11		Storage Pros Tennessee Portfolio - Papermill			3980 Papermill Drive	Knoxville	Tennessee	37909	Self Storage
37.04	Property			Storage Pros Tennessee Portfolio - Goodlettsville			307 South Main Street	Goodlettsville	Tennessee	37072	Self Storage
38	Loan		GSMC	Bella Terra Plaza	Group 3	NAP	1110 West Kettleman Lane	Lodi	California	95240	Mixed Use
39	Loan		GSMC	Crown at Steeplechase Apartments	NAP	NAP	4240 High Stakes Circle	Parkton	North Carolina	28371	Multifamily
40	Loan		GSMC	Dawson Street Apartments	Group 4	NAP	3811-3815, 3817, 3821, 3829, 3833-3845 Dawson Street	Pittsburgh	Pennsylvania	15213	Multifamily
41	Loan	33	CGMRC	ExtraSpace Self Storage Alexandria	Group 8	Group B
41.01	Property			Lodi Self Storage			6130 Lodi Road	Alexandria	Louisiana	71303	Self Storage
41.02	Property			Windermere Boulevard			240 Windermere Boulevard	Alexandria	Louisiana	71303	Self Storage
42	Loan	33	CGMRC	ExtraSpace Self Storage Leesville	Group 8	Group B	12558 Lake Charles Highway	Leesville	Louisiana	71446	Self Storage
43	Loan		CGMRC	885 Flatbush Avenue	NAP	NAP	885 Flatbush Avenue	Brooklyn	New York	11226	Mixed Use
44	Loan		GSMC	Hempstead Road Apartments	Group 4	NAP	5615, 5625, 5628, 5629, 5635 and 5645 Hempstead Road and 2105 and 2109 Wightman Street	Pittsburgh	Pennsylvania	15217	Multifamily
45	Loan		CGMRC	Leaders Mobile Home Park	NAP	NAP	13139 Chardon Windsor Road	Chardon	Ohio	44024	Manufactured Housing
46	Loan		GSMC	Granite Club Apartments	Group 5	NAP	8890 Richmond Avenue	Houston	Texas	77063	Multifamily
47	Loan		CGMRC	Lakewood Plaza	NAP	NAP	1407 North Veterans Parkway	Bloomington	Illinois	61704	Retail
48	Loan		CGMRC	Amsdell - Best Rate Self Storage	NAP	NAP	1602 Lakefield Drive Southeast	Conyers	Georgia	30013	Self Storage
49	Loan		GSMC	Storage Max	NAP	NAP	2700 Gresham Lake Road	Raleigh	North Carolina	27615	Self Storage
50	Loan		GSMC	Shoppes at Camp Bowie	NAP	NAP	6370 Camp Bowie Boulevard	Fort Worth	Texas	76116	Retail
51	Loan	34	CGMRC	The Arbaugh Building	NAP	NAP	401 South Washington Square	Lansing	Michigan	48933	Mixed Use
52	Loan	11	GSMC	Gateway Commons	NAP	NAP	1700 - 1708 East Franklin Street	Chapel Hill	North Carolina	27514	Retail
53	Loan		CGMRC	Keystone Crossing Shopping Center	NAP	NAP	17649 Gunn Highway	Odessa	Florida	33556	Retail
54	Loan		CGMRC	Stratford Plaza	NAP	NAP	12132 West Capitol Drive	Wauwatosa	Wisconsin	53222	Retail
55	Loan		GSMC	Elmer and Bellefonte Street Apartments	Group 4	NAP	5500, 5508, 5501 & 5610-5616 Elmer Street and 632 Bellefonte Street	Pittsburgh	Pennsylvania	15232	Multifamily
56	Loan		CGMRC	Tammany Hills Apartments	Group 6	NAP	3120 Staten Avenue	Lansing	Michigan	48910	Multifamily
57	Loan		GSMC	Colony Apartments	NAP	NAP	2008 South Mebane Street	Burlington	North Carolina	27215	Multifamily
58	Loan		CGMRC	The Villages at Southcreek SS	NAP	NAP	1011 Southwest 134th Street	Oklahoma City	Oklahoma	73170	Self Storage
59	Loan		GSMC	Wightman Street Apartments	Group 4	NAP	2129-2135 Wightman Street and 5555-5559 Hobart Street	Pittsburgh	Pennsylvania	15217	Multifamily
60	Loan		CGMRC	PriceRite - District Heights, MD	NAP	NAP	5800 Silver Hill Road	District Heights	Maryland	20747	Retail
61	Loan		SMF I	Spyglass Hill Apartments	NAP	NAP	8780 West Nevso Drive	Las Vegas	Nevada	89147	Multifamily
62	Loan		CGMRC	Fleetwood Square	NAP	NAP	416 Owen Lane	Waco	Texas	76710	Multifamily
63	Loan		CGMRC	Hide-A-Way Self Storage	NAP	NAP	11133 Spring Cypress Road	Tomball	Texas	77377	Self Storage
64	Loan		CGMRC	Walgreens - Holly Hills, FL	NAP	NAP	1600 North Nova Road	Holly Hill	Florida	32117	Retail
65	Loan		CGMRC	Extra Space Self Storage #8183 - Nokomis	Group 7	NAP	225 Tamiami Trail North	Nokomis	Florida	34275	Self Storage
66	Loan		CGMRC	Extra Space Self Storage #8182 - Port Charlotte	Group 7	NAP	2080 Tamiami Trail	Port Charlotte	Florida	33948	Self Storage
67	Loan		CGMRC	Extra Space Self Storage #8181 - Punta Gorda	Group 7	NAP	902 Taylor Street	Punta Gorda	Florida	33950	Self Storage

GSMS 2013-GC13 Annex A

														Allocated Cut-off
Control	Loan /		Mortgage		Detailed			Units, Pads,	Unit	Loan Per	Ownership	Original	Cut-off Date	Date Balance	% of Initial
Number	Property Flag	Footnotes	Loan Seller	Property Name	Property Type	Year Built	Year Renovated	Rooms, Sq Ft	Description	Unit ($)	Interest	Balance ($)	Balance ($)	(multi-property)	Pool Balance
1	Loan	8, 9	GSMC	11 West 42nd Street	CBD	1927	1978	943,701	SF	317.90	Fee Simple	150,000,000	150,000,000	150,000,000	11.2%
2	Loan	10, 11, 12	GSMC	Mall St. Matthews	Super-Regional Mall	1962	2008, 2011, 2013	670,376	SF	278.44	Fee Simple	147,500,000	146,840,875	146,840,875	11.0%
3	Loan	12	GSMC	Crossroads Center	Super-Regional Mall	1964	1972, 1982, 1999, 2004	766,213	SF	139.40	Fee Simple	107,500,000	106,809,804	106,809,804	8.0%
4	Loan	13	GSMC	Plaza America Towers III & IV	General Suburban	2002	NAP	469,071	SF	213.19	Fee Simple	100,000,000	100,000,000	100,000,000	7.5%
5	Loan	14	CGMRC	345 Park Avenue South	CBD	1912	1999	271,144	SF	368.81	Fee Simple	100,000,000	100,000,000	100,000,000	7.5%
6	Loan	11, 15	GSMC	Holiday Inn - 6th Avenue	Full Service	2008	2013	226	Rooms	353,982.30	Fee Simple	80,000,000	80,000,000	80,000,000	6.0%
7	Loan		CGMRC	One Westchase Center	General Suburban	1982	2004	466,025	SF	118.69	Fee Simple	55,312,000	55,312,000	55,312,000	4.1%
8	Loan	11, 16	CGMRC	The Marsol Apartments	Mid-Rise	1965-1969	NAP	986	Units	35,496.96	Fee Simple	35,000,000	35,000,000	35,000,000	2.6%
9	Loan		GSMC	Pinnacle in Kierland Phase IV	General Suburban	2007	NAP	199,382	SF	150.46	Fee Simple	30,000,000	30,000,000	30,000,000	2.2%
10	Loan	11, 17, 18	GSMC	Stirling Lafayette Shopping Center	Anchored	2008-2013	NAP	188,217	SF	143.25	Fee Simple	27,000,000	26,962,035	26,962,035	2.0%
11	Loan	19, 20	SMF I	Rockwall Commons Apartments	Mid-Rise	2008	NAP	202	Units	108,910.89	Fee Simple	22,000,000	22,000,000	22,000,000	1.6%
12	Loan	20	SMF I	Rockwall Commons Office	General Suburban	2008	NAP	25,789	SF	112.45	Fee Simple	2,900,000	2,900,000	2,900,000	0.2%
13	Loan	21, 22	SMF I	Surfsand Resort	Full Service	1966	1979, 2001, 2006, 2007	97	Rooms	236,782.59	Both Fee/Leasehold	23,000,000	22,967,911	22,967,911	1.7%
14	Loan		GSMC	Warehouse & Flex Portfolio				216,415	SF	103.50		22,400,000	22,400,000	22,400,000	1.7%
14.01	Property			1515 Grundy’s Lane	Flex	2000, 2002	NAP	85,000	SF		Fee Simple			10,923,457
14.02	Property			1501 Grundy’s Lane	Flex	2000	NAP	50,000	SF		Fee Simple			5,046,913
14.03	Property			311 Sinclair Road	Flex	1991	2001	40,500	SF		Fee Simple			3,664,198
14.04	Property			1100 Wheeler Way	Flex	1979	2003	40,915	SF		Fee Simple			2,765,432
15	Loan	23, 24	GSMC	Innovation Center of Vermont	General Suburban	1894	2010	205,825	SF	108.80	Fee Simple	22,425,000	22,393,448	22,393,448	1.7%
16	Loan	11, 25	SMF I	Blackhawk Estates	Manufactured Housing	1959	2010-2011	496	Pads	39,314.52	Fee Simple	19,500,000	19,500,000	19,500,000	1.5%
17	Loan		CGMRC	Forest Cove Apartments	Garden	1975	NAP	300	Units	63,088.24	Fee Simple	19,000,000	18,926,471	18,926,471	1.4%
18	Loan		GSMC	Renaissance at Hobble Creek	Garden	1998	NAP	288	Units	61,805.56	Fee Simple	17,800,000	17,800,000	17,800,000	1.3%
19	Loan		GSMC	Rivercrest Shadow Anchored Portfolio 4				147,005	SF	113.60		16,700,000	16,700,000	16,700,000	1.3%
19.01	Property			Creekside Plaza	Shadow Anchored	1999	NAP	42,940	SF		Fee Simple			4,878,052
19.02	Property			Southside Commons	Shadow Anchored	1999	NAP	37,401	SF		Fee Simple			4,248,813
19.03	Property			White Horse Commons	Shadow Anchored	1999	NAP	33,628	SF		Fee Simple			3,820,194
19.04	Property			Hillview Plaza	Shadow Anchored	1998	NAP	33,036	SF		Fee Simple			3,752,941
20	Loan	26	GSMC	643-647 Ninth Avenue	Multifamily/Retail	1910	1979, 2001	24	Units	666,666.67	Fee Simple	16,000,000	16,000,000	16,000,000	1.2%
21	Loan	27	GSMC	747 Amsterdam Avenue	Retail/Office	1927	2000	35,600	SF	421.35	Fee Simple	15,000,000	15,000,000	15,000,000	1.1%
22	Loan		SMF I	Keller Crossing	Anchored	1998, 2007, 2009	NAP	133,520	SF	112.20	Fee Simple	15,000,000	14,980,476	14,980,476	1.1%
23	Loan		GSMC	MetroPlace Center	Anchored	2009	NAP	60,049	SF	238.14	Fee Simple	14,300,000	14,300,000	14,300,000	1.1%
24	Loan	28	SMF I	Pangea 6 Multifamily Portfolio				370	Units	37,297.30		13,800,000	13,800,000	13,800,000	1.0%
24.01	Property			6700 South Indiana Avenue	Garden	1924	2012	33	Units		Fee Simple			1,259,873
24.02	Property			1748 East 71st Place	Garden	1925	2012	34	Units		Fee Simple			1,230,573
24.03	Property			8251 South Ellis Avenue	Garden	1929	2012	30	Units		Fee Simple			1,113,376
24.04	Property			7934 South Wabash Avenue	Garden	1926	2012	32	Units		Fee Simple			1,084,076
24.05	Property			212 East 69th Place	Garden	1923	2012	25	Units		Fee Simple			1,025,478
24.06	Property			729 North Central Avenue	Garden	1956	2010	22	Units		Fee Simple			878,981
24.07	Property			8238 South Ellis Avenue	Garden	1929	2012	24	Units		Fee Simple			791,083
24.08	Property			7755 South Sangamon Street	Garden	1917	2011-2012	18	Units		Fee Simple			791,083
24.09	Property			6306 South Artesian Avenue	Garden	1926	2011	21	Units		Fee Simple			761,783
24.10	Property			6149 West North Avenue	Garden	1927	2011	16	Units		Fee Simple			761,783
24.11	Property			7920-7926 South Evans Avenue	Garden	1924	2012	19	Units		Fee Simple			732,484
24.12	Property			21837 Jeffrey Avenue	Garden	1979	2011	18	Units		Fee Simple			703,185
24.13	Property			7903 South Luella Avenue	Garden	1927	2012	23	Units		Fee Simple			644,586
24.14	Property			7655 South Sangamon Street	Garden	1917	2011-2012	13	Units		Fee Simple			468,790
24.15	Property			7706 South Saginaw Avenue	Garden	1964	2012	12	Units		Fee Simple			439,490
24.16	Property			8159 South Drexel Avenue	Garden	1926	2012	12	Units		Fee Simple			410,191
24.17	Property			5401-5409 West Le Moyne Street	Garden	1926	2011	10	Units		Fee Simple			380,892
24.18	Property			7948 South Hermitage Avenue	Garden	1926	2011-2012	8	Units		Fee Simple			322,293
25	Loan		CGMRC	Princeton Apartment Portfolio				440	Units	29,505.19		13,000,000	12,982,282	12,982,282	1.0%
25.01	Property			Kimberly Club	Garden	1975	NAP	213	Units		Fee Simple			7,439,846
25.02	Property			Marianne Manor Apartments	Garden	1972	NAP	227	Units		Fee Simple			5,542,436
26	Loan	29, 30	GSMC	Merrillwood Building	Office/Retail/Multifamily	1967	1978	42,317	SF	283.57	Fee Simple	12,000,000	12,000,000	12,000,000	0.9%
27	Loan		CGMRC	Tammany on the Ponds Apartments	Garden	1999, 2000, 2006	NAP	236	Units	50,779.15	Fee Simple	12,000,000	11,983,880	11,983,880	0.9%
28	Loan		SMF I	Summer Center	Anchored	1957	2008-2009	136,625	SF	80.15	Fee Simple	10,950,000	10,950,000	10,950,000	0.8%
29	Loan		SMF I	Wyndamere Apartments	Garden	2004	NAP	156	Units	67,307.69	Fee Simple	10,500,000	10,500,000	10,500,000	0.8%

GSMS 2013-GC13 Annex A

														Allocated Cut-off
Control	Loan /		Mortgage		Detailed			Units, Pads,	Unit	Loan Per	Ownership	Original	Cut-off Date	Date Balance	% of Initial
Number	Property Flag	Footnotes	Loan Seller	Property Name	Property Type	Year Built	Year Renovated	Rooms, Sq Ft	Description	Unit ($)	Interest	Balance ($)	Balance ($)	(multi-property)	Pool Balance
30	Loan		GSMC	Riveraine Apartments	Garden	1976-1979	NAP	648	Units	16,181.93	Fee Simple	10,500,000	10,485,890	10,485,890	0.8%
31	Loan	11	CGMRC	LV Self Storage Portfolio				267,708	SF	37.30		10,000,000	9,986,711	9,986,711	0.7%
31.01	Property	11		LV Self Storage Portfolio - Presidential	Self Storage	2008	NAP	102,625	SF		Fee Simple			4,543,954
31.02	Property			LV Self Storage Portfolio - Maule	Self Storage	2006	NAP	64,125	SF		Fee Simple			2,846,213
31.03	Property	11		LV Self Storage Portfolio - Henderson	Self Storage	2005	NAP	100,958	SF		Fee Simple			2,596,545
32	Loan	31	SMF I	Cherokee Village & Sundowner MHP				619	Pads	15,024.23		9,300,000	9,300,000	9,300,000	0.7%
32.01	Property			Cherokee Village MHP	Manufactured Housing	1970	NAP	411	Pads		Fee Simple			6,975,000
32.02	Property			Sundowner MHP	Manufactured Housing	1960	NAP	208	Pads		Fee Simple			2,325,000
33	Loan		SMF I	Nottingham Apartments	Garden	1970-2009	NAP	247	Units	36,437.25	Fee Simple	9,000,000	9,000,000	9,000,000	0.7%
34	Loan	11, 32	GSMC	Hampton Inn - Greenville	Limited Service	2009	NAP	100	Rooms	89,873.03	Fee Simple	9,000,000	8,987,303	8,987,303	0.7%
35	Loan		SMF I	New Market Shopping Center	Anchored	1987	2000	134,220	SF	63.25	Fee Simple	8,500,000	8,488,882	8,488,882	0.6%
36	Loan		CGMRC	Tree Tops at Post Oak	Garden	1968	2005	112	Units	75,000.00	Fee Simple	8,400,000	8,400,000	8,400,000	0.6%
37	Loan	11	CGMRC	Storage Pros Tennessee Portfolio				211,091	SF	38.98		8,250,000	8,227,770	8,227,770	0.6%
37.01	Property			Storage Pros Tennessee Portfolio - Sutherland	Self Storage	2008	NAP	43,864	SF		Fee Simple			2,832,347
37.02	Property	11		Storage Pros Tennessee Portfolio - Rivergate	Self Storage	1970, 1983	NAP	66,580	SF		Fee Simple			2,295,797
37.03	Property	11		Storage Pros Tennessee Portfolio - Papermill	Self Storage	2004	NAP	55,142	SF		Fee Simple			1,687,441
37.04	Property			Storage Pros Tennessee Portfolio - Goodlettsville	Self Storage	1960, 2006	NAP	45,505	SF		Fee Simple			1,412,184
38	Loan		GSMC	Bella Terra Plaza	Retail/Office	1984-1986	2012	83,541	SF	95.76	Fee Simple	8,000,000	8,000,000	8,000,000	0.6%
39	Loan		GSMC	Crown at Steeplechase Apartments	Garden	2009	NAP	96	Units	75,935.78	Fee Simple	7,300,000	7,289,835	7,289,835	0.5%
40	Loan		GSMC	Dawson Street Apartments	Student Housing	1950	2009	78	Units	92,974.36	Fee Simple	7,252,000	7,252,000	7,252,000	0.5%
41	Loan	33	CGMRC	ExtraSpace Self Storage Alexandria				96,932	SF	43.79		4,250,000	4,244,383	4,244,383	0.3%
41.01	Property			Lodi Self Storage	Self Storage	2000	NAP	62,632	SF		Fee Simple			2,740,045
41.02	Property			Windermere Boulevard	Self Storage	1994	NAP	34,300	SF		Fee Simple			1,504,338
42	Loan	33	CGMRC	ExtraSpace Self Storage Leesville	Self Storage	1988, 2011	NAP	106,420	SF	22.99	Fee Simple	2,450,000	2,446,762	2,446,762	0.2%
43	Loan		CGMRC	885 Flatbush Avenue	Retail/Office	1925	NAP	28,693	SF	226.54	Fee Simple	6,500,000	6,500,000	6,500,000	0.5%
44	Loan		GSMC	Hempstead Road Apartments	Conventional	1935-1955	2000	90	Units	67,291.67	Fee Simple	6,056,250	6,056,250	6,056,250	0.5%
45	Loan		CGMRC	Leaders Mobile Home Park	Manufactured Housing	1969	NAP	259	Pads	23,122.89	Fee Simple	6,000,000	5,988,828	5,988,828	0.4%
46	Loan		GSMC	Granite Club Apartments	Garden	1976	NAP	228	Units	25,492.01	Fee Simple	5,820,000	5,812,179	5,812,179	0.4%
47	Loan		CGMRC	Lakewood Plaza	Shadow Anchored	1987	NAP	87,056	SF	59.36	Fee Simple	5,175,000	5,167,741	5,167,741	0.4%
48	Loan		CGMRC	Amsdell - Best Rate Self Storage	Self Storage	1997	NAP	87,325	SF	58.37	Fee Simple	5,111,250	5,097,341	5,097,341	0.4%
49	Loan		GSMC	Storage Max	Self Storage	1998	NAP	64,674	SF	77.12	Fee Simple	4,987,500	4,987,500	4,987,500	0.4%
50	Loan		GSMC	Shoppes at Camp Bowie	Unanchored	2011	NAP	16,319	SF	302.91	Fee Simple	4,950,000	4,943,241	4,943,241	0.4%
51	Loan	34	CGMRC	The Arbaugh Building	Multifamily/Office	1905	2005	48	Units	94,670.65	Fee Simple	4,550,000	4,544,191	4,544,191	0.3%
52	Loan	11	GSMC	Gateway Commons	Anchored	1999	NAP	38,516	SF	116.68	Fee Simple	4,500,000	4,493,988	4,493,988	0.3%
53	Loan		CGMRC	Keystone Crossing Shopping Center	Anchored	2002	NAP	47,817	SF	93.94	Fee Simple	4,500,000	4,491,922	4,491,922	0.3%
54	Loan		CGMRC	Stratford Plaza	Shadow Anchored	2005	NAP	25,725	SF	158.73	Fee Simple	4,100,000	4,083,257	4,083,257	0.3%
55	Loan		GSMC	Elmer and Bellefonte Street Apartments	Garden	1905-1920	1994	37	Units	106,891.89	Fee Simple	3,955,000	3,955,000	3,955,000	0.3%
56	Loan		CGMRC	Tammany Hills Apartments	Garden	1986	NAP	158	Units	24,177.50	Fee Simple	3,825,000	3,820,045	3,820,045	0.3%
57	Loan		GSMC	Colony Apartments	Garden	1973	NAP	139	Units	27,140.29	Fee Simple	3,772,500	3,772,500	3,772,500	0.3%
58	Loan		CGMRC	The Villages at Southcreek SS	Self Storage	2003	NAP	130,280	SF	27.63	Fee Simple	3,600,000	3,600,000	3,600,000	0.3%
59	Loan		GSMC	Wightman Street Apartments	Conventional	1924-1935	2004	52	Units	67,673.08	Fee Simple	3,519,000	3,519,000	3,519,000	0.3%
60	Loan		CGMRC	PriceRite - District Heights, MD	Single Tenant Retail	1988	2012	47,565	SF	68.79	Fee Simple	3,290,000	3,271,949	3,271,949	0.2%
61	Loan		SMF I	Spyglass Hill Apartments	Garden	2001	NAP	56	Units	57,142.86	Fee Simple	3,200,000	3,200,000	3,200,000	0.2%
62	Loan		CGMRC	Fleetwood Square	Garden	1972	NAP	120	Units	24,958.33	Fee Simple	3,000,000	2,995,000	2,995,000	0.2%
63	Loan		CGMRC	Hide-A-Way Self Storage	Self Storage	1998	NAP	70,360	SF	41.17	Fee Simple	2,900,000	2,896,405	2,896,405	0.2%
64	Loan		CGMRC	Walgreens - Holly Hills, FL	Single Tenant Retail	1998	NAP	13,905	SF	194.17	Fee Simple	2,700,000	2,700,000	2,700,000	0.2%
65	Loan		CGMRC	Extra Space Self Storage #8183 - Nokomis	Self Storage	1999-2001	NAP	55,450	SF	44.02	Fee Simple	2,450,000	2,440,654	2,440,654	0.2%
66	Loan		CGMRC	Extra Space Self Storage #8182 - Port Charlotte	Self Storage	1999-2001	NAP	71,510	SF	32.04	Fee Simple	2,300,000	2,291,226	2,291,226	0.2%
67	Loan		CGMRC	Extra Space Self Storage #8181 - Punta Gorda	Self Storage	1971, 1998	NAP	51,461	SF	42.59	Fee Simple	2,200,000	2,191,608	2,191,608	0.2%

GSMS 2013-GC13 Annex A

									Monthly	Annual	Companion Loan	Companion Loan		Interest
Control	Loan /		Mortgage		Balloon	Mortgage	Administrative	Net Mortgage	Debt	Debt	Monthly Debt	Annual Debt		Accrual
Number	Property Flag	Footnotes	Loan Seller	Property Name	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Loan Rate (%)	Service ($) (2)	Service ($)	Service ($)	Service ($)	Amortization Type	Method	Seasoning
1	Loan	8, 9	GSMC	11 West 42nd Street	150,000,000	4.05300%	0.07279%	3.98021%	513,661.46	6,163,937.52	513,661.46	6,163,937.52	Interest Only	Actual/360	0
2	Loan	10, 11, 12	GSMC	Mall St. Matthews	133,690,033	2.72000%	0.07279%	2.64721%	597,134.11	7,165,609.32	161,934.68	1,943,216.16	Interest Only, Then Amortizing	Actual/360	4
3	Loan	12	GSMC	Crossroads Center	82,790,329	3.25000%	0.07279%	3.17721%	467,846.79	5,614,161.48			Amortizing	Actual/360	4
4	Loan	13	GSMC	Plaza America Towers III & IV	83,649,814	5.54355%	0.07279%	5.47076%	570,524.40	6,846,292.80			Amortizing	Actual/360	0
5	Loan	14	CGMRC	345 Park Avenue South	100,000,000	4.43400%	0.10279%	4.33121%	374,631.94	4,495,583.28			Interest Only	Actual/360	1
6	Loan	11, 15	GSMC	Holiday Inn - 6th Avenue	68,314,521	4.49175%	0.07279%	4.41896%	404,956.19	4,859,474.28			Interest Only, Then Amortizing	Actual/360	1
7	Loan		CGMRC	One Westchase Center	55,312,000	3.66000%	0.10279%	3.55721%	171,044.68	2,052,536.16			Interest Only	Actual/360	3
8	Loan	11, 16	CGMRC	The Marsol Apartments	29,569,932	4.10000%	0.12279%	3.97721%	169,119.43	2,029,433.16			Interest Only, Then Amortizing	Actual/360	2
9	Loan		GSMC	Pinnacle in Kierland Phase IV	30,000,000	3.55000%	0.07279%	3.47721%	89,982.64	1,079,791.68			Interest Only	Actual/360	2
10	Loan	11, 17, 18	GSMC	Stirling Lafayette Shopping Center	21,552,232	4.13650%	0.09279%	4.04371%	131,035.89	1,572,430.68			Amortizing	Actual/360	1
11	Loan	19, 20	SMF I	Rockwall Commons Apartments	18,868,910	4.65500%	0.10279%	4.55221%	113,506.04	1,362,072.48			Interest Only, Then Amortizing	Actual/360	0
12	Loan	20	SMF I	Rockwall Commons Office	2,487,265	4.65500%	0.10279%	4.55221%	14,962.16	179,545.92			Interest Only, Then Amortizing	Actual/360	0
13	Loan	21, 22	SMF I	Surfsand Resort	18,387,743	4.18000%	0.10279%	4.07721%	112,205.63	1,346,467.56			Amortizing	Actual/360	1
14	Loan		GSMC	Warehouse & Flex Portfolio	16,892,272	5.23600%	0.07279%	5.16321%	134,046.54	1,608,558.48			Amortizing	Actual/360	0
14.01	Property			1515 Grundy’s Lane
14.02	Property			1501 Grundy’s Lane
14.03	Property			311 Sinclair Road
14.04	Property			1100 Wheeler Way
15	Loan	23, 24	GSMC	Innovation Center of Vermont	17,898,091	4.13300%	0.07279%	4.06021%	108,786.96	1,305,443.52			Amortizing	Actual/360	1
16	Loan	11, 25	SMF I	Blackhawk Estates	15,791,128	4.54700%	0.10279%	4.44421%	99,348.94	1,192,187.28			Amortizing	Actual/360	0
17	Loan		CGMRC	Forest Cove Apartments	15,339,722	4.46000%	0.08279%	4.37721%	95,819.16	1,149,829.92			Amortizing	Actual/360	3
18	Loan		GSMC	Renaissance at Hobble Creek	14,537,999	4.79950%	0.09279%	4.70671%	93,385.05	1,120,620.60			Amortizing	Actual/360	0
19	Loan		GSMC	Rivercrest Shadow Anchored Portfolio 4	13,986,432	3.79300%	0.07279%	3.72021%	77,748.35	932,980.20			Interest Only, Then Amortizing	Actual/360	2
19.01	Property			Creekside Plaza
19.02	Property			Southside Commons
19.03	Property			White Horse Commons
19.04	Property			Hillview Plaza
20	Loan	26	GSMC	643-647 Ninth Avenue	16,000,000	4.20000%	0.10279%	4.09721%	56,777.78	681,333.36			Interest Only	Actual/360	1
21	Loan	27	GSMC	747 Amsterdam Avenue	13,768,549	4.69150%	0.07279%	4.61871%	77,719.06	932,628.72			Interest Only, Then Amortizing	Actual/360	0
22	Loan		SMF I	Keller Crossing	12,153,443	4.56400%	0.10279%	4.46121%	76,574.27	918,891.24			Amortizing	Actual/360	1
23	Loan		GSMC	MetroPlace Center	11,759,495	5.00650%	0.10279%	4.90371%	76,822.31	921,867.72			Amortizing	Actual/360	0
24	Loan	28	SMF I	Pangea 6 Multifamily Portfolio	11,209,204	4.63600%	0.10279%	4.53321%	71,042.13	852,505.56			Amortizing	Actual/360	0
24.01	Property			6700 South Indiana Avenue
24.02	Property			1748 East 71st Place
24.03	Property			8251 South Ellis Avenue
24.04	Property			7934 South Wabash Avenue
24.05	Property			212 East 69th Place
24.06	Property			729 North Central Avenue
24.07	Property			8238 South Ellis Avenue
24.08	Property			7755 South Sangamon Street
24.09	Property			6306 South Artesian Avenue
24.10	Property			6149 West North Avenue
24.11	Property			7920-7926 South Evans Avenue
24.12	Property			21837 Jeffrey Avenue
24.13	Property			7903 South Luella Avenue
24.14	Property			7655 South Sangamon Street
24.15	Property			7706 South Saginaw Avenue
24.16	Property			8159 South Drexel Avenue
24.17	Property			5401-5409 West Le Moyne Street
24.18	Property			7948 South Hermitage Avenue
25	Loan		CGMRC	Princeton Apartment Portfolio	10,440,833	4.31000%	0.10279%	4.20721%	64,409.65	772,915.80			Amortizing	Actual/360	1
25.01	Property			Kimberly Club
25.02	Property			Marianne Manor Apartments
26	Loan	29, 30	GSMC	Merrillwood Building	11,089,776	5.13550%	0.10279%	5.03271%	65,415.99	784,991.88			Amortizing	Actual/360	0
27	Loan		CGMRC	Tammany on the Ponds Apartments	9,664,638	4.39000%	0.10279%	4.28721%	60,020.45	720,245.40			Amortizing	Actual/360	1
28	Loan		SMF I	Summer Center	9,047,521	5.15300%	0.10279%	5.05021%	59,810.11	717,721.32			Amortizing	Actual/360	0
29	Loan		SMF I	Wyndamere Apartments	8,497,381	4.52800%	0.10279%	4.42521%	53,376.79	640,521.48			Amortizing	Actual/360	0

GSMS 2013-GC13 Annex A

									Monthly	Annual	Companion Loan	Companion Loan		Interest
Control	Loan /		Mortgage		Balloon	Mortgage	Administrative	Net Mortgage	Debt	Debt	Monthly Debt	Annual Debt		Accrual
Number	Property Flag	Footnotes	Loan Seller	Property Name	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Loan Rate (%)	Service ($) (2)	Service ($)	Service ($)	Service ($)	Amortization Type	Method	Seasoning
30	Loan		GSMC	Riveraine Apartments	8,455,971	4.38800%	0.10279%	4.28521%	52,505.49	630,065.88			Amortizing	Actual/360	1
31	Loan	11	CGMRC	LV Self Storage Portfolio	8,070,628	4.45000%	0.10279%	4.34721%	50,371.88	604,462.56			Amortizing	Actual/360	1
31.01	Property	11		LV Self Storage Portfolio - Presidential
31.02	Property			LV Self Storage Portfolio - Maule
31.03	Property	11		LV Self Storage Portfolio - Henderson
32	Loan	31	SMF I	Cherokee Village & Sundowner MHP	7,540,937	4.58500%	0.13279%	4.45221%	47,592.59	571,111.08			Amortizing	Actual/360	0
32.01	Property			Cherokee Village MHP
32.02	Property			Sundowner MHP
33	Loan		SMF I	Nottingham Apartments	7,272,212	4.48300%	0.10279%	4.38021%	45,510.81	546,129.72			Amortizing	Actual/360	0
34	Loan	11, 32	GSMC	Hampton Inn - Greenville	7,179,336	4.11800%	0.10279%	4.01521%	43,581.88	522,982.56			Amortizing	Actual/360	1
35	Loan		SMF I	New Market Shopping Center	6,880,595	4.53700%	0.10279%	4.43421%	43,255.32	519,063.84			Amortizing	Actual/360	1
36	Loan		CGMRC	Tree Tops at Post Oak	7,108,432	4.16000%	0.10279%	4.05721%	40,881.57	490,578.84			Interest Only, Then Amortizing	Actual/360	3
37	Loan	11	CGMRC	Storage Pros Tennessee Portfolio	6,588,961	4.15000%	0.13279%	4.01721%	40,103.52	481,242.24			Amortizing	Actual/360	2
37.01	Property			Storage Pros Tennessee Portfolio - Sutherland
37.02	Property	11		Storage Pros Tennessee Portfolio - Rivergate
37.03	Property	11		Storage Pros Tennessee Portfolio - Papermill
37.04	Property			Storage Pros Tennessee Portfolio - Goodlettsville
38	Loan		GSMC	Bella Terra Plaza	6,004,890	5.10650%	0.10279%	5.00371%	47,264.94	567,179.28			Amortizing	Actual/360	0
39	Loan		GSMC	Crown at Steeplechase Apartments	5,838,388	4.19100%	0.07279%	4.11821%	35,659.92	427,919.04			Amortizing	Actual/360	1
40	Loan		GSMC	Dawson Street Apartments	5,953,772	4.95600%	0.11279%	4.84321%	38,735.52	464,826.24			Amortizing	Actual/360	0
41	Loan	33	CGMRC	ExtraSpace Self Storage Alexandria	3,433,569	4.48000%	0.10279%	4.37721%	21,483.65	257,803.80			Amortizing	Actual/360	1
41.01	Property			Lodi Self Storage
41.02	Property			Windermere Boulevard
42	Loan	33	CGMRC	ExtraSpace Self Storage Leesville	1,979,352	4.48000%	0.10279%	4.37721%	12,384.69	148,616.28			Amortizing	Actual/360	1
43	Loan		CGMRC	885 Flatbush Avenue	5,491,559	4.10000%	0.10279%	3.99721%	31,407.89	376,894.68			Interest Only, Then Amortizing	Actual/360	2
44	Loan		GSMC	Hempstead Road Apartments	4,906,374	4.55900%	0.11279%	4.44621%	30,898.80	370,785.60			Amortizing	Actual/360	0
45	Loan		CGMRC	Leaders Mobile Home Park	4,369,858	4.30000%	0.10279%	4.19721%	32,672.50	392,070.00			Amortizing	Actual/360	1
46	Loan		GSMC	Granite Club Apartments	4,687,023	4.38800%	0.10279%	4.28521%	29,103.05	349,236.60			Amortizing	Actual/360	1
47	Loan		CGMRC	Lakewood Plaza	4,132,831	4.15000%	0.10279%	4.04721%	25,155.85	301,870.20			Amortizing	Actual/360	1
48	Loan		CGMRC	Amsdell - Best Rate Self Storage	4,074,876	4.10000%	0.13279%	3.96721%	24,697.48	296,369.76			Amortizing	Actual/360	2
49	Loan		GSMC	Storage Max	4,048,402	4.61600%	0.07279%	4.54321%	25,615.85	307,390.20			Amortizing	Actual/360	0
50	Loan		GSMC	Shoppes at Camp Bowie	3,974,154	4.30000%	0.12279%	4.17721%	24,496.14	293,953.68			Amortizing	Actual/360	1
51	Loan	34	CGMRC	The Arbaugh Building	3,699,843	4.67000%	0.10279%	4.56721%	23,516.05	282,192.60			Amortizing	Actual/360	1
52	Loan	11	GSMC	Gateway Commons	3,628,016	4.42000%	0.07279%	4.34721%	22,587.43	271,049.16			Amortizing	Actual/360	1
53	Loan		CGMRC	Keystone Crossing Shopping Center	3,308,760	4.55000%	0.10279%	4.44721%	25,140.34	301,684.08			Amortizing	Actual/360	1
54	Loan		CGMRC	Stratford Plaza	3,277,860	4.18000%	0.10279%	4.07721%	20,001.87	240,022.44			Amortizing	Actual/360	3
55	Loan		GSMC	Elmer and Bellefonte Street Apartments	3,214,997	4.65900%	0.11279%	4.54621%	20,414.78	244,977.36			Amortizing	Actual/360	0
56	Loan		CGMRC	Tammany Hills Apartments	3,101,878	4.59000%	0.10279%	4.48721%	19,585.79	235,029.48			Amortizing	Actual/360	1
57	Loan		GSMC	Colony Apartments	3,103,957	5.02300%	0.07279%	4.95021%	20,304.66	243,655.92			Amortizing	Actual/360	0
58	Loan		CGMRC	The Villages at Southcreek SS	2,932,449	4.72000%	0.10279%	4.61721%	18,714.26	224,571.12			Amortizing	Actual/360	0
59	Loan		GSMC	Wightman Street Apartments	2,845,979	4.50900%	0.11279%	4.39621%	17,849.08	214,188.96			Amortizing	Actual/360	0
60	Loan		CGMRC	PriceRite - District Heights, MD	2,396,180	4.30000%	0.10279%	4.19721%	17,915.42	214,985.04			Amortizing	Actual/360	3
61	Loan		SMF I	Spyglass Hill Apartments	2,667,361	5.43000%	0.10279%	5.32721%	18,028.96	216,347.52			Amortizing	Actual/360	0
62	Loan		CGMRC	Fleetwood Square	2,247,056	5.05000%	0.10279%	4.94721%	17,625.21	211,502.52			Amortizing	Actual/360	1
63	Loan		CGMRC	Hide-A-Way Self Storage	2,370,820	4.83000%	0.10279%	4.72721%	15,267.93	183,215.16			Amortizing	Actual/360	1
64	Loan		CGMRC	Walgreens - Holly Hills, FL	2,335,189	4.98000%	0.10279%	4.87721%	14,461.20	173,534.40			Interest Only, Then Amortizing	Actual/360	1
65	Loan		CGMRC	Extra Space Self Storage #8183 - Nokomis	1,760,301	3.95000%	0.10279%	3.84721%	12,864.46	154,373.52			Amortizing	Actual/360	2
66	Loan		CGMRC	Extra Space Self Storage #8182 - Port Charlotte	1,652,527	3.95000%	0.10279%	3.84721%	12,076.84	144,922.08			Amortizing	Actual/360	2
67	Loan		CGMRC	Extra Space Self Storage #8181 - Punta Gorda	1,580,678	3.95000%	0.10279%	3.84721%	11,551.76	138,621.12			Amortizing	Actual/360	2

GSMS 2013-GC13 Annex A

					Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Interest-Only	Interest-Only	Maturity	Term To	Amortization Term	Amortization Term	Origination	Due	First	Last IO	First P&I
Number	Property Flag	Footnotes	Loan Seller	Property Name	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)	Date	Date	Due Date	Due Date	Due Date
1	Loan	8, 9	GSMC	11 West 42nd Street	119	119	119	119	0	0	6/18/2013	6	8/6/2013	6/6/2023
2	Loan	10, 11, 12	GSMC	Mall St. Matthews	36	35	87	83	360	360	3/1/2013	6	4/1/2013	6/6/2016	7/6/2016
3	Loan	12	GSMC	Crossroads Center	0	0	121	117	360	356	3/1/2013	6	4/6/2013		4/6/2013
4	Loan	13	GSMC	Plaza America Towers III & IV	0	0	120	120	360	360	6/20/2013	6	8/6/2013		8/6/2013
5	Loan	14	CGMRC	345 Park Avenue South	120	119	120	119	0	0	5/30/2013	6	7/6/2013	6/6/2023
6	Loan	11, 15	GSMC	Holiday Inn - 6th Avenue	24	23	120	119	360	360	6/6/2013	6	7/6/2013	6/6/2015	7/6/2015
7	Loan		CGMRC	One Westchase Center	60	57	60	57	0	0	4/5/2013	6	5/6/2013	4/6/2018
8	Loan	11, 16	CGMRC	The Marsol Apartments	24	22	120	118	360	360	5/1/2013	6	6/6/2013	5/6/2015	6/6/2015
9	Loan		GSMC	Pinnacle in Kierland Phase IV	120	118	120	118	0	0	5/2/2013	6	6/6/2013	5/6/2023
10	Loan	11, 17, 18	GSMC	Stirling Lafayette Shopping Center	0	0	120	119	360	359	5/24/2013	6	7/6/2013		7/6/2013
11	Loan	19, 20	SMF I	Rockwall Commons Apartments	24	24	120	120	360	360	6/18/2013	6	8/6/2013	7/6/2015	8/6/2015
12	Loan	20	SMF I	Rockwall Commons Office	24	24	120	120	360	360	6/18/2013	6	8/6/2013	7/6/2015	8/6/2015
13	Loan	21, 22	SMF I	Surfsand Resort	0	0	120	119	360	359	5/13/2013	6	7/6/2013		7/6/2013
14	Loan		GSMC	Warehouse & Flex Portfolio	0	0	120	120	300	300	6/21/2013	6	8/6/2013		8/6/2013
14.01	Property			1515 Grundy’s Lane
14.02	Property			1501 Grundy’s Lane
14.03	Property			311 Sinclair Road
14.04	Property			1100 Wheeler Way
15	Loan	23, 24	GSMC	Innovation Center of Vermont	0	0	120	119	360	359	5/24/2013	6	7/6/2013		7/6/2013
16	Loan	11, 25	SMF I	Blackhawk Estates	0	0	120	120	360	360	6/7/2013	6	8/6/2013		8/6/2013
17	Loan		CGMRC	Forest Cove Apartments	0	0	120	117	360	357	3/28/2013	6	5/6/2013		5/6/2013
18	Loan		GSMC	Renaissance at Hobble Creek	0	0	120	120	360	360	6/14/2013	6	8/6/2013		8/6/2013
19	Loan		GSMC	Rivercrest Shadow Anchored Portfolio 4	24	22	120	118	360	360	4/24/2013	6	6/6/2013	5/6/2015	6/6/2015
19.01	Property			Creekside Plaza
19.02	Property			Southside Commons
19.03	Property			White Horse Commons
19.04	Property			Hillview Plaza
20	Loan	26	GSMC	643-647 Ninth Avenue	84	83	84	83	0	0	5/28/2013	6	7/6/2013	6/6/2020
21	Loan	27	GSMC	747 Amsterdam Avenue	60	60	120	120	360	360	6/20/2013	6	8/6/2013	7/6/2018	8/6/2018
22	Loan		SMF I	Keller Crossing	0	0	120	119	360	359	5/30/2013	6	7/6/2013		7/6/2013
23	Loan		GSMC	MetroPlace Center	0	0	120	120	360	360	6/21/2013	6	8/6/2013		8/6/2013
24	Loan	28	SMF I	Pangea 6 Multifamily Portfolio	0	0	120	120	360	360	6/17/2013	6	8/6/2013		8/6/2013
24.01	Property			6700 South Indiana Avenue
24.02	Property			1748 East 71st Place
24.03	Property			8251 South Ellis Avenue
24.04	Property			7934 South Wabash Avenue
24.05	Property			212 East 69th Place
24.06	Property			729 North Central Avenue
24.07	Property			8238 South Ellis Avenue
24.08	Property			7755 South Sangamon Street
24.09	Property			6306 South Artesian Avenue
24.10	Property			6149 West North Avenue
24.11	Property			7920-7926 South Evans Avenue
24.12	Property			21837 Jeffrey Avenue
24.13	Property			7903 South Luella Avenue
24.14	Property			7655 South Sangamon Street
24.15	Property			7706 South Saginaw Avenue
24.16	Property			8159 South Drexel Avenue
24.17	Property			5401-5409 West Le Moyne Street
24.18	Property			7948 South Hermitage Avenue
25	Loan		CGMRC	Princeton Apartment Portfolio	0	0	120	119	360	359	5/31/2013	6	7/6/2013		7/6/2013
25.01	Property			Kimberly Club
25.02	Property			Marianne Manor Apartments
26	Loan	29, 30	GSMC	Merrillwood Building	0	0	60	60	360	360	6/27/2013	6	8/6/2013		8/6/2013
27	Loan		CGMRC	Tammany on the Ponds Apartments	0	0	120	119	360	359	5/30/2013	6	7/6/2013		7/6/2013
28	Loan		SMF I	Summer Center	0	0	120	120	360	360	6/19/2013	6	8/6/2013		8/6/2013
29	Loan		SMF I	Wyndamere Apartments	0	0	120	120	360	360	6/17/2013	6	8/6/2013		8/6/2013

GSMS 2013-GC13 Annex A

					Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Interest-Only	Interest-Only	Maturity	Term To	Amortization Term	Amortization Term	Origination	Due	First	Last IO	First P&I
Number	Property Flag	Footnotes	Loan Seller	Property Name	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)	Date	Date	Due Date	Due Date	Due Date
30	Loan		GSMC	Riveraine Apartments	0	0	120	119	360	359	5/31/2013	6	7/6/2013		7/6/2013
31	Loan	11	CGMRC	LV Self Storage Portfolio	0	0	120	119	360	359	5/10/2013	6	7/6/2013		7/6/2013
31.01	Property	11		LV Self Storage Portfolio - Presidential
31.02	Property			LV Self Storage Portfolio - Maule
31.03	Property	11		LV Self Storage Portfolio - Henderson
32	Loan	31	SMF I	Cherokee Village & Sundowner MHP	0	0	120	120	360	360	6/11/2013	6	8/6/2013		8/6/2013
32.01	Property			Cherokee Village MHP
32.02	Property			Sundowner MHP
33	Loan		SMF I	Nottingham Apartments	0	0	120	120	360	360	6/7/2013	6	8/6/2013		8/6/2013
34	Loan	11, 32	GSMC	Hampton Inn - Greenville	0	0	120	119	360	359	5/14/2013	6	7/6/2013		7/6/2013
35	Loan		SMF I	New Market Shopping Center	0	0	120	119	360	359	6/6/2013	6	7/6/2013		7/6/2013
36	Loan		CGMRC	Tree Tops at Post Oak	24	21	120	117	360	360	3/25/2013	6	5/6/2013	4/6/2015	5/6/2015
37	Loan	11	CGMRC	Storage Pros Tennessee Portfolio	0	0	120	118	360	358	4/30/2013	6	6/6/2013		6/6/2013
37.01	Property			Storage Pros Tennessee Portfolio - Sutherland
37.02	Property	11		Storage Pros Tennessee Portfolio - Rivergate
37.03	Property	11		Storage Pros Tennessee Portfolio - Papermill
37.04	Property			Storage Pros Tennessee Portfolio - Goodlettsville
38	Loan		GSMC	Bella Terra Plaza	0	0	120	120	300	300	6/21/2013	6	8/6/2013		8/6/2013
39	Loan		GSMC	Crown at Steeplechase Apartments	0	0	120	119	360	359	5/10/2013	6	7/6/2013		7/6/2013
40	Loan		GSMC	Dawson Street Apartments	0	0	120	120	360	360	6/21/2013	6	8/6/2013		8/6/2013
41	Loan	33	CGMRC	ExtraSpace Self Storage Alexandria	0	0	120	119	360	359	5/31/2013	6	7/6/2013		7/6/2013
41.01	Property			Lodi Self Storage
41.02	Property			Windermere Boulevard
42	Loan	33	CGMRC	ExtraSpace Self Storage Leesville	0	0	120	119	360	359	5/31/2013	6	7/6/2013		7/6/2013
43	Loan		CGMRC	885 Flatbush Avenue	24	22	120	118	360	360	4/29/2013	6	6/6/2013	5/6/2015	6/6/2015
44	Loan		GSMC	Hempstead Road Apartments	0	0	120	120	360	360	6/18/2013	6	8/6/2013		8/6/2013
45	Loan		CGMRC	Leaders Mobile Home Park	0	0	120	119	300	299	5/10/2013	6	7/6/2013		7/6/2013
46	Loan		GSMC	Granite Club Apartments	0	0	120	119	360	359	5/31/2013	6	7/6/2013		7/6/2013
47	Loan		CGMRC	Lakewood Plaza	0	0	120	119	360	359	5/13/2013	6	7/6/2013		7/6/2013
48	Loan		CGMRC	Amsdell - Best Rate Self Storage	0	0	120	118	360	358	4/23/2013	6	6/6/2013		6/6/2013
49	Loan		GSMC	Storage Max	0	0	120	120	360	360	6/13/2013	6	8/6/2013		8/6/2013
50	Loan		GSMC	Shoppes at Camp Bowie	0	0	120	119	360	359	5/10/2013	6	7/6/2013		7/6/2013
51	Loan	34	CGMRC	The Arbaugh Building	0	0	120	119	360	359	5/31/2013	6	7/6/2013		7/6/2013
52	Loan	11	GSMC	Gateway Commons	0	0	120	119	360	359	5/31/2013	6	7/6/2013		7/6/2013
53	Loan		CGMRC	Keystone Crossing Shopping Center	0	0	120	119	300	299	5/10/2013	6	7/6/2013		7/6/2013
54	Loan		CGMRC	Stratford Plaza	0	0	120	117	360	357	4/1/2013	6	5/6/2013		5/6/2013
55	Loan		GSMC	Elmer and Bellefonte Street Apartments	0	0	120	120	360	360	6/18/2013	6	8/6/2013		8/6/2013
56	Loan		CGMRC	Tammany Hills Apartments	0	0	120	119	360	359	5/30/2013	6	7/6/2013		7/6/2013
57	Loan		GSMC	Colony Apartments	0	0	120	120	360	360	6/20/2013	6	8/6/2013		8/6/2013
58	Loan		CGMRC	The Villages at Southcreek SS	0	0	120	120	360	360	6/7/2013	6	8/6/2013		8/6/2013
59	Loan		GSMC	Wightman Street Apartments	0	0	120	120	360	360	6/18/2013	6	8/6/2013		8/6/2013
60	Loan		CGMRC	PriceRite - District Heights, MD	0	0	120	117	300	297	4/1/2013	6	5/6/2013		5/6/2013
61	Loan		SMF I	Spyglass Hill Apartments	0	0	120	120	360	360	6/21/2013	6	8/6/2013		8/6/2013
62	Loan		CGMRC	Fleetwood Square	0	0	120	119	300	299	5/31/2013	6	7/6/2013		7/6/2013
63	Loan		CGMRC	Hide-A-Way Self Storage	0	0	120	119	360	359	5/30/2013	6	7/6/2013		7/6/2013
64	Loan		CGMRC	Walgreens - Holly Hills, FL	24	23	120	119	360	360	5/30/2013	6	7/6/2013	6/6/2015	7/6/2015
65	Loan		CGMRC	Extra Space Self Storage #8183 - Nokomis	0	0	120	118	300	298	5/1/2013	6	6/6/2013		6/6/2013
66	Loan		CGMRC	Extra Space Self Storage #8182 - Port Charlotte	0	0	120	118	300	298	5/1/2013	6	6/6/2013		6/6/2013
67	Loan		CGMRC	Extra Space Self Storage #8181 - Punta Gorda	0	0	120	118	300	298	5/1/2013	6	6/6/2013		6/6/2013

GSMS 2013-GC13 Annex A

								Grace	Grace		Third
Control	Loan /		Mortgage			ARD	Final	Period-	Period-		Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Maturity Date	(Yes / No)	Maturity Date	Late Fee	Default	Prepayment Provision (3)	NOI ($)
1	Loan	8, 9	GSMC	11 West 42nd Street	6/6/2023	No		0	0	Lockout/11_YM/13_Defeasance/91_0%/4	24,771,382
2	Loan	10, 11, 12	GSMC	Mall St. Matthews	6/6/2020	No		0	0	Lockout/28_Defeasance/55_0%/4	16,465,232
3	Loan	12	GSMC	Crossroads Center	4/6/2023	No		0	0	Lockout/28_Defeasance/89_0%/4	11,190,089
4	Loan	13	GSMC	Plaza America Towers III & IV	7/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	11,396,744
5	Loan	14	CGMRC	345 Park Avenue South	6/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	4,720,010
6	Loan	11, 15	GSMC	Holiday Inn - 6th Avenue	6/6/2023	No		0	0	Lockout/25_Defeasance/90_0%/5	8,745,106
7	Loan		CGMRC	One Westchase Center	4/6/2018	No		0	0	>YM or 1%/27_Defeasance or >YM or 1%/29_0%/4	1,764,305
8	Loan	11, 16	CGMRC	The Marsol Apartments	5/6/2023	No		0	0	Lockout/26_Defeasance/91_0%/3	3,728,905
9	Loan		GSMC	Pinnacle in Kierland Phase IV	5/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	3,260,141
10	Loan	11, 17, 18	GSMC	Stirling Lafayette Shopping Center	6/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	1,773,549
11	Loan	19, 20	SMF I	Rockwall Commons Apartments	7/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	N/A
12	Loan	20	SMF I	Rockwall Commons Office	7/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	N/A
13	Loan	21, 22	SMF I	Surfsand Resort	6/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	2,735,739
14	Loan		GSMC	Warehouse & Flex Portfolio	7/6/2023	No		0	0	Lockout/11_>YM or 3%/105_0%/4	1,970,257
14.01	Property			1515 Grundy’s Lane							1,016,683
14.02	Property			1501 Grundy’s Lane							342,989
14.03	Property			311 Sinclair Road							326,638
14.04	Property			1100 Wheeler Way							283,947
15	Loan	23, 24	GSMC	Innovation Center of Vermont	6/6/2023	No		0	0	Lockout/25_Defeasance/88_0%/7	1,344,402
16	Loan	11, 25	SMF I	Blackhawk Estates	7/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	1,055,381
17	Loan		CGMRC	Forest Cove Apartments	4/6/2023	No		0	0	Lockout/27_Defeasance/89_0%/4	1,460,731
18	Loan		GSMC	Renaissance at Hobble Creek	7/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	1,363,424
19	Loan		GSMC	Rivercrest Shadow Anchored Portfolio 4	5/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	1,718,924
19.01	Property			Creekside Plaza							536,735
19.02	Property			Southside Commons							469,142
19.03	Property			White Horse Commons							392,354
19.04	Property			Hillview Plaza							320,693
20	Loan	26	GSMC	643-647 Ninth Avenue	6/6/2020	No		5 days grace, once per calendar year	0	Lockout/25_Defeasance/55_0%/4	N/A
21	Loan	27	GSMC	747 Amsterdam Avenue	7/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	1,031,351
22	Loan		SMF I	Keller Crossing	6/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	1,435,021
23	Loan		GSMC	MetroPlace Center	7/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	93,058
24	Loan	28	SMF I	Pangea 6 Multifamily Portfolio	7/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	N/A
24.01	Property			6700 South Indiana Avenue							N/A
24.02	Property			1748 East 71st Place							N/A
24.03	Property			8251 South Ellis Avenue							N/A
24.04	Property			7934 South Wabash Avenue							N/A
24.05	Property			212 East 69th Place							N/A
24.06	Property			729 North Central Avenue							N/A
24.07	Property			8238 South Ellis Avenue							N/A
24.08	Property			7755 South Sangamon Street							N/A
24.09	Property			6306 South Artesian Avenue							N/A
24.10	Property			6149 West North Avenue							N/A
24.11	Property			7920-7926 South Evans Avenue							N/A
24.12	Property			21837 Jeffrey Avenue							N/A
24.13	Property			7903 South Luella Avenue							N/A
24.14	Property			7655 South Sangamon Street							N/A
24.15	Property			7706 South Saginaw Avenue							N/A
24.16	Property			8159 South Drexel Avenue							N/A
24.17	Property			5401-5409 West Le Moyne Street							N/A
24.18	Property			7948 South Hermitage Avenue							N/A
25	Loan		CGMRC	Princeton Apartment Portfolio	6/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	1,543,532
25.01	Property			Kimberly Club							904,341
25.02	Property			Marianne Manor Apartments							639,191
26	Loan	29, 30	GSMC	Merrillwood Building	7/6/2018	No		0	0	Lockout/24_Defeasance/32_0%/4	906,726
27	Loan		CGMRC	Tammany on the Ponds Apartments	6/6/2023	No		0	0	Lockout/25_Defeasance/90_0%/5	1,016,344
28	Loan		SMF I	Summer Center	7/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	1,120,697
29	Loan		SMF I	Wyndamere Apartments	7/6/2023	No		0	0	Lockout/24_Defeasance/89_0%/7	853,492

GSMS 2013-GC13 Annex A

								Grace	Grace		Third
Control	Loan /		Mortgage			ARD	Final	Period-	Period-		Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Maturity Date	(Yes / No)	Maturity Date	Late Fee	Default	Prepayment Provision (3)	NOI ($)
30	Loan		GSMC	Riveraine Apartments	6/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	1,219,848
31	Loan	11	CGMRC	LV Self Storage Portfolio	6/6/2023	No		0	0	Lockout/25_>YM or 1%/89_0%/6	914,464
31.01	Property	11		LV Self Storage Portfolio - Presidential							329,703
31.02	Property			LV Self Storage Portfolio - Maule							268,521
31.03	Property	11		LV Self Storage Portfolio - Henderson							316,240
32	Loan	31	SMF I	Cherokee Village & Sundowner MHP	7/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	1,072,433
32.01	Property			Cherokee Village MHP							N/A
32.02	Property			Sundowner MHP							N/A
33	Loan		SMF I	Nottingham Apartments	7/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	958,352
34	Loan	11, 32	GSMC	Hampton Inn - Greenville	6/6/2023	No		0	0	Lockout/11_>YM or 1%/105_0%/4	1,266,268
35	Loan		SMF I	New Market Shopping Center	6/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	912,099
36	Loan		CGMRC	Tree Tops at Post Oak	4/6/2023	No		0	0	Lockout/27_Defeasance/90_0%/3	619,558
37	Loan	11	CGMRC	Storage Pros Tennessee Portfolio	5/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	954,239
37.01	Property			Storage Pros Tennessee Portfolio - Sutherland							355,706
37.02	Property	11		Storage Pros Tennessee Portfolio - Rivergate							203,294
37.03	Property	11		Storage Pros Tennessee Portfolio - Papermill							216,015
37.04	Property			Storage Pros Tennessee Portfolio - Goodlettsville							179,224
38	Loan		GSMC	Bella Terra Plaza	7/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	316,890
39	Loan		GSMC	Crown at Steeplechase Apartments	6/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A
40	Loan		GSMC	Dawson Street Apartments	7/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	582,392
41	Loan	33	CGMRC	ExtraSpace Self Storage Alexandria	6/6/2023	No		0	0	Lockout/25_Defeasance/92_0%/3	581,210
41.01	Property			Lodi Self Storage							365,783
41.02	Property			Windermere Boulevard							215,427
42	Loan	33	CGMRC	ExtraSpace Self Storage Leesville	6/6/2023	No		0	0	Lockout/25_Defeasance/92_0%/3	488,549
43	Loan		CGMRC	885 Flatbush Avenue	5/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	559,773
44	Loan		GSMC	Hempstead Road Apartments	7/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	514,259
45	Loan		CGMRC	Leaders Mobile Home Park	6/6/2023	No		0	0	Lockout/25_Defeasance/92_0%/3	678,495
46	Loan		GSMC	Granite Club Apartments	6/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	549,069
47	Loan		CGMRC	Lakewood Plaza	6/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	461,770
48	Loan		CGMRC	Amsdell - Best Rate Self Storage	5/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	615,805
49	Loan		GSMC	Storage Max	7/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	409,794
50	Loan		GSMC	Shoppes at Camp Bowie	6/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A
51	Loan	34	CGMRC	The Arbaugh Building	6/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	498,988
52	Loan	11	GSMC	Gateway Commons	6/6/2023	No		15	0	Lockout/25_Defeasance/91_0%/4	642,442
53	Loan		CGMRC	Keystone Crossing Shopping Center	6/6/2023	No		0	0	Lockout/25_Defeasance/92_0%/3	575,470
54	Loan		CGMRC	Stratford Plaza	4/6/2023	No		0	0	Lockout/27_Defeasance/90_0%/3	360,112
55	Loan		GSMC	Elmer and Bellefonte Street Apartments	7/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	327,453
56	Loan		CGMRC	Tammany Hills Apartments	6/6/2023	No		0	0	Lockout/25_Defeasance/90_0%/5	542,588
57	Loan		GSMC	Colony Apartments	7/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	222,632
58	Loan		CGMRC	The Villages at Southcreek SS	7/6/2023	No		0	0	Lockout/24_Defeasance/93_0%/3	457,400
59	Loan		GSMC	Wightman Street Apartments	7/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	302,339
60	Loan		CGMRC	PriceRite - District Heights, MD	4/6/2023	No		0	0	Lockout/27_Defeasance/89_0%/4	N/A
61	Loan		SMF I	Spyglass Hill Apartments	7/6/2023	No		0	0	Lockout/24_>YM or 1%/92_0%/4	267,074
62	Loan		CGMRC	Fleetwood Square	6/6/2023	No		0	0	Lockout/25_Defeasance/92_0%/3	342,422
63	Loan		CGMRC	Hide-A-Way Self Storage	6/6/2023	No		0	0	Lockout/25_Defeasance/92_0%/3	298,809
64	Loan		CGMRC	Walgreens - Holly Hills, FL	6/6/2023	No		0	0	Lockout/25_Defeasance/92_0%/3	N/A
65	Loan		CGMRC	Extra Space Self Storage #8183 - Nokomis	5/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	359,912
66	Loan		CGMRC	Extra Space Self Storage #8182 - Port Charlotte	5/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	286,120
67	Loan		CGMRC	Extra Space Self Storage #8181 - Punta Gorda	5/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	299,175

GSMS 2013-GC13 Annex A

Control	Loan /		Mortgage		Third Most Recent	Second Most Recent	Second Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	NOI Date	NOI ($)	NOI Date	EGI (if past 2012) ($)	Expenses (if past 2012) ($)	NOI (if past 2012) ($)	NOI Date (if past 2012)	# of months	Description
1	Loan	8, 9	GSMC	11 West 42nd Street	12/31/2011	26,828,353	12/31/2012	48,314,472	21,385,536	26,928,936	3/31/2013	12	Trailing 12
2	Loan	10, 11, 12	GSMC	Mall St. Matthews	12/31/2011	17,110,348	12/31/2012	21,877,311	4,477,295	17,400,016	4/30/2013	12	Trailing 12
3	Loan	12	GSMC	Crossroads Center	12/31/2011	11,382,000	12/31/2012	17,449,467	6,151,083	11,298,384	3/31/2013	12	Trailing 12
4	Loan	13	GSMC	Plaza America Towers III & IV	12/31/2011	10,756,129	12/31/2012	15,732,454	5,145,846	10,586,608	4/30/2013	12	Trailing 12
5	Loan	14	CGMRC	345 Park Avenue South	12/31/2011	7,989,893	12/31/2012	13,955,347	6,045,648	7,909,699	2/28/2013	12	Trailing 12
6	Loan	11, 15	GSMC	Holiday Inn - 6th Avenue	12/31/2011	9,485,437	12/31/2012	17,472,767	7,952,070	9,520,697	4/30/2013	12	Trailing 12
7	Loan		CGMRC	One Westchase Center	12/31/2011	5,048,840	12/31/2012	10,060,660	5,013,241	5,047,419	1/31/2013	12	Trailing 12
8	Loan	11, 16	CGMRC	The Marsol Apartments	12/31/2011	4,066,138	12/31/2012	7,811,651	3,497,783	4,313,868	3/31/2013	12	Trailing 12
9	Loan		GSMC	Pinnacle in Kierland Phase IV	12/31/2011	3,268,123	12/31/2012	5,579,323	2,139,709	3,439,614	3/31/2013	12	Trailing 12
10	Loan	11, 17, 18	GSMC	Stirling Lafayette Shopping Center	12/31/2011	2,266,863	12/31/2012	2,868,085	619,381	2,248,703	3/31/2013	12	Trailing 12
11	Loan	19, 20	SMF I	Rockwall Commons Apartments	N/A	1,855,728	12/31/2012	2,975,751	1,046,398	1,929,353	5/31/2013	12	Trailing 12
12	Loan	20	SMF I	Rockwall Commons Office	N/A	367,804	12/31/2012	573,623	168,063	405,560	5/31/2013	12	Trailing 12
13	Loan	21, 22	SMF I	Surfsand Resort	12/31/2011	3,091,069	12/31/2012	6,181,636	3,105,815	3,075,821	3/31/2013	12	Trailing 12
14	Loan		GSMC	Warehouse & Flex Portfolio	12/31/2011	2,094,103	12/31/2012	2,758,345	537,833	2,220,512	5/31/2013	12	Trailing 12
14.01	Property			1515 Grundy’s Lane	12/31/2011	1,028,091	12/31/2012	1,274,007	223,547	1,050,460	5/31/2013	12	Trailing 12
14.02	Property			1501 Grundy’s Lane	12/31/2011	530,616	12/31/2012	702,280	147,980	554,300	5/31/2013	12	Trailing 12
14.03	Property			311 Sinclair Road	12/31/2011	300,385	12/31/2012	421,649	101,617	320,032	5/31/2013	12	Trailing 12
14.04	Property			1100 Wheeler Way	12/31/2011	235,011	12/31/2012	360,409	64,689	295,720	5/31/2013	12	Trailing 12
15	Loan	23, 24	GSMC	Innovation Center of Vermont	12/31/2011	1,759,317	12/31/2012	3,247,210	1,164,249	2,082,961	5/31/2013	12	Trailing 12
16	Loan	11, 25	SMF I	Blackhawk Estates	12/31/2011	1,501,448	12/31/2012	3,405,599	1,110,289	2,295,310	4/30/2013	5	Annualized
17	Loan		CGMRC	Forest Cove Apartments	12/31/2011	1,672,569	12/31/2012	3,071,682	1,388,495	1,683,187	2/28/2013	12	Trailing 12
18	Loan		GSMC	Renaissance at Hobble Creek	12/31/2011	1,469,216	12/31/2012	2,572,257	1,116,342	1,455,915	4/1/2013	12	Trailing 12
19	Loan		GSMC	Rivercrest Shadow Anchored Portfolio 4	12/31/2011	1,829,258	12/31/2012	2,387,640	569,340	1,818,300	2/28/2013	12	Trailing 12
19.01	Property			Creekside Plaza	12/31/2011	513,796	12/31/2012	668,054	170,533	497,521	2/28/2013	12	Trailing 12
19.02	Property			Southside Commons	12/31/2011	497,458	12/31/2012	609,985	113,306	496,679	2/28/2013	12	Trailing 12
19.03	Property			White Horse Commons	12/31/2011	458,447	12/31/2012	596,977	137,793	459,184	2/28/2013	12	Trailing 12
19.04	Property			Hillview Plaza	12/31/2011	359,557	12/31/2012	512,624	147,708	364,916	2/28/2013	12	Trailing 12
20	Loan	26	GSMC	643-647 Ninth Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
21	Loan	27	GSMC	747 Amsterdam Avenue	12/31/2011	1,082,604	12/31/2012	1,384,466	282,892	1,101,574	4/30/2013	12	Trailing 12
22	Loan		SMF I	Keller Crossing	12/31/2011	1,561,021	12/31/2012	2,126,104	588,912	1,537,192	4/30/2013	12	Trailing 12
23	Loan		GSMC	MetroPlace Center	12/31/2011	228,917	12/31/2012	718,072	295,271	422,801	4/30/2013	12	Trailing 12
24	Loan	28	SMF I	Pangea 6 Multifamily Portfolio	N/A	N/A	N/A	2,239,404	1,113,348	1,126,056	4/30/2013	12	Trailing 12
24.01	Property			6700 South Indiana Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
24.02	Property			1748 East 71st Place	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
24.03	Property			8251 South Ellis Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
24.04	Property			7934 South Wabash Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
24.05	Property			212 East 69th Place	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
24.06	Property			729 North Central Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
24.07	Property			8238 South Ellis Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
24.08	Property			7755 South Sangamon Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
24.09	Property			6306 South Artesian Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
24.10	Property			6149 West North Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
24.11	Property			7920-7926 South Evans Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
24.12	Property			21837 Jeffrey Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
24.13	Property			7903 South Luella Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
24.14	Property			7655 South Sangamon Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
24.15	Property			7706 South Saginaw Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
24.16	Property			8159 South Drexel Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
24.17	Property			5401-5409 West Le Moyne Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
24.18	Property			7948 South Hermitage Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
25	Loan		CGMRC	Princeton Apartment Portfolio	12/31/2011	1,766,291	12/31/2012	3,326,952	1,550,559	1,776,393	3/31/2013	12	Trailing 12
25.01	Property			Kimberly Club	12/31/2011	975,734	12/31/2012	1,745,076	731,405	1,013,671	3/31/2013	12	Trailing 12
25.02	Property			Marianne Manor Apartments	12/31/2011	790,557	12/31/2012	1,581,876	819,154	762,722	3/31/2013	12	Trailing 12
26	Loan	29, 30	GSMC	Merrillwood Building	12/31/2011	839,705	12/31/2012	1,787,065	958,241	828,824	5/31/2013	12	Trailing 12
27	Loan		CGMRC	Tammany on the Ponds Apartments	12/31/2011	1,122,420	12/31/2012	1,911,051	771,204	1,139,847	3/31/2013	12	Trailing 12
28	Loan		SMF I	Summer Center	12/31/2011	1,210,513	12/31/2012	1,851,864	604,318	1,247,546	4/30/2013	12	Trailing 12
29	Loan		SMF I	Wyndamere Apartments	12/31/2011	907,829	12/31/2012	1,372,209	461,927	910,282	5/31/2013	12	Trailing 12

GSMS 2013-GC13 Annex A

					Third	Second	Second
Control	Loan /		Mortgage		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	NOI Date	NOI ($)	NOI Date	EGI (if past 2012) ($)	Expenses (if past 2012) ($)	NOI (if past 2012) ($)	NOI Date (if past 2012)	# of months	Description
30	Loan		GSMC	Riveraine Apartments	12/31/2011	1,175,205	12/31/2012	3,938,575	2,710,123	1,228,452	4/30/2013	12	Trailing 12
31	Loan	11	CGMRC	LV Self Storage Portfolio	12/31/2011	944,715	12/31/2012	1,768,720	816,112	952,608	2/28/2013	12	Trailing 12
31.01	Property	11		LV Self Storage Portfolio - Presidential	12/31/2011	384,757	12/31/2012	731,607	338,729	392,878	2/28/2013	12	Trailing 12
31.02	Property			LV Self Storage Portfolio - Maule	12/31/2011	274,121	12/31/2012	482,043	203,770	278,273	2/28/2013	12	Trailing 12
31.03	Property	11		LV Self Storage Portfolio - Henderson	12/31/2011	285,837	12/31/2012	555,070	273,613	281,457	2/28/2013	12	Trailing 12
32	Loan	31	SMF I	Cherokee Village & Sundowner MHP	12/31/2011	1,022,883	12/31/2012	1,784,225	775,621	1,008,604	4/30/2013	12	Trailing 12
32.01	Property			Cherokee Village MHP	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
32.02	Property			Sundowner MHP	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
33	Loan		SMF I	Nottingham Apartments	12/31/2011	1,172,289	12/31/2012	N/A	N/A	N/A	N/A	N/A	Not Available
34	Loan	11, 32	GSMC	Hampton Inn - Greenville	12/31/2011	1,227,899	12/31/2012	3,078,557	1,831,987	1,246,570	4/30/2013	12	Trailing 12
35	Loan		SMF I	New Market Shopping Center	12/31/2011	1,035,366	12/31/2012	1,290,526	300,776	989,750	4/30/2013	12	Trailing 12
36	Loan		CGMRC	Tree Tops at Post Oak	12/31/2011	667,822	12/31/2012	1,324,282	630,306	693,976	1/31/2013	12	Trailing 12
37	Loan	11	CGMRC	Storage Pros Tennessee Portfolio	12/31/2011	912,589	12/31/2012	1,699,367	767,661	931,706	2/28/2013	12	Trailing 12
37.01	Property			Storage Pros Tennessee Portfolio - Sutherland	12/31/2011	336,714	12/31/2012	551,673	210,544	341,129	2/28/2013	12	Trailing 12
37.02	Property	11		Storage Pros Tennessee Portfolio - Rivergate	12/31/2011	250,618	12/31/2012	469,943	222,247	247,696	2/28/2013	12	Trailing 12
37.03	Property	11		Storage Pros Tennessee Portfolio - Papermill	12/31/2011	173,170	12/31/2012	376,519	191,690	184,829	2/28/2013	12	Trailing 12
37.04	Property			Storage Pros Tennessee Portfolio - Goodlettsville	12/31/2011	152,087	12/31/2012	301,232	143,180	158,052	2/28/2013	12	Trailing 12
38	Loan		GSMC	Bella Terra Plaza	12/31/2011	532,243	12/31/2012	956,261	391,284	564,977	4/30/2013	12	Trailing 12
39	Loan		GSMC	Crown at Steeplechase Apartments	N/A	458,013	12/31/2012	912,793	371,161	541,632	3/31/2013	12	Trailing 12
40	Loan		GSMC	Dawson Street Apartments	12/31/2011	645,212	12/31/2012	N/A	N/A	N/A	N/A	N/A	Not Available
41	Loan	33	CGMRC	ExtraSpace Self Storage Alexandria	12/31/2011	646,289	12/31/2012	1,014,226	358,146	656,080	2/28/2013	12	Trailing 12
41.01	Property			Lodi Self Storage	12/31/2011	425,478	12/31/2012	631,427	198,637	432,790	2/28/2013	12	Trailing 12
41.02	Property			Windermere Boulevard	12/31/2011	220,811	12/31/2012	382,799	159,509	223,290	2/28/2013	12	Trailing 12
42	Loan	33	CGMRC	ExtraSpace Self Storage Leesville	12/31/2011	407,524	12/31/2012	670,393	270,920	399,473	2/28/2013	12	Trailing 12
43	Loan		CGMRC	885 Flatbush Avenue	12/31/2011	570,388	12/31/2012	N/A	N/A	N/A	N/A	N/A	Not Available
44	Loan		GSMC	Hempstead Road Apartments	12/31/2011	581,582	12/31/2012	1,098,036	536,608	561,428	3/31/2013	12	Trailing 12
45	Loan		CGMRC	Leaders Mobile Home Park	12/31/2011	748,133	12/31/2012	N/A	N/A	N/A	N/A	N/A	Not Available
46	Loan		GSMC	Granite Club Apartments	12/31/2011	639,462	12/31/2012	1,761,964	1,063,542	698,422	4/30/2013	12	Trailing 12
47	Loan		CGMRC	Lakewood Plaza	12/31/2011	541,098	12/31/2012	834,894	274,812	560,082	2/28/2013	12	Trailing 12
48	Loan		CGMRC	Amsdell - Best Rate Self Storage	12/31/2011	613,741	12/31/2012	813,626	191,220	622,406	3/31/2013	12	Trailing 12
49	Loan		GSMC	Storage Max	12/31/2011	459,434	12/31/2012	668,580	197,908	470,672	3/30/2013	12	Trailing 12
50	Loan		GSMC	Shoppes at Camp Bowie	N/A	N/A	N/A	658,381	199,479	458,902	2/28/2013	9	Annualized
51	Loan	34	CGMRC	The Arbaugh Building	12/31/2011	591,561	12/31/2012	N/A	N/A	N/A	N/A	N/A	Not Available
52	Loan	11	GSMC	Gateway Commons	12/31/2011	553,695	12/31/2012	739,163	179,990	559,173	5/30/2013	12	Trailing 12
53	Loan		CGMRC	Keystone Crossing Shopping Center	12/31/2011	627,273	12/31/2012	816,830	250,801	566,029	2/28/2013	12	Trailing 12
54	Loan		CGMRC	Stratford Plaza	12/31/2011	403,180	12/31/2012	N/A	N/A	N/A	N/A	N/A	Not Available
55	Loan		GSMC	Elmer and Bellefonte Street Apartments	12/31/2011	334,195	12/31/2012	609,257	261,982	347,276	3/31/2013	12	Trailing 12
56	Loan		CGMRC	Tammany Hills Apartments	12/31/2011	511,803	12/31/2012	1,080,047	585,974	494,073	3/31/2013	12	Trailing 12
57	Loan		GSMC	Colony Apartments	12/31/2011	382,395	12/31/2012	918,001	495,143	422,858	4/30/2013	12	Trailing 12
58	Loan		CGMRC	The Villages at Southcreek SS	12/31/2011	449,970	12/31/2012	699,644	242,469	457,175	2/28/2013	12	Trailing 12
59	Loan		GSMC	Wightman Street Apartments	12/31/2011	329,569	12/31/2012	573,092	232,871	340,221	3/31/2013	12	Trailing 12
60	Loan		CGMRC	PriceRite - District Heights, MD	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available
61	Loan		SMF I	Spyglass Hill Apartments	12/31/2011	301,996	12/31/2012	482,821	179,700	303,121	5/31/2013	12	Trailing 12
62	Loan		CGMRC	Fleetwood Square	12/31/2011	356,495	12/31/2012	766,306	423,615	342,691	2/28/2013	12	Trailing 12
63	Loan		CGMRC	Hide-A-Way Self Storage	12/31/2011	316,673	12/31/2012	555,353	232,847	322,506	3/31/2013	12	Trailing 12
64	Loan		CGMRC	Walgreens - Holly Hills, FL	N/A	237,980	12/31/2012	N/A	N/A	N/A	N/A	N/A	Not Available
65	Loan		CGMRC	Extra Space Self Storage #8183 - Nokomis	12/31/2011	369,253	12/31/2012	647,479	265,117	382,362	2/28/2013	12	Trailing 12
66	Loan		CGMRC	Extra Space Self Storage #8182 - Port Charlotte	12/31/2011	320,521	12/31/2012	608,629	271,369	337,260	2/1/2013	12	Trailing 12
67	Loan		CGMRC	Extra Space Self Storage #8181 - Punta Gorda	12/31/2011	337,397	12/31/2012	588,927	241,645	347,282	2/28/2013	12	Trailing 12

GSMS 2013-GC13 Annex A

								Debt Yield on	Underwritten
Control	Loan /		Mortgage		Underwritten	Underwritten	Underwritten Net	Underwritten Net	Replacement /	Underwritten	Underwritten Net	Underwritten NCF
Number	Property Flag	Footnotes	Loan Seller	Property Name	EGI ($)	Expenses ($)	Operating Income ($)	Operating Income (%)	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)
1	Loan	8, 9	GSMC	11 West 42nd Street	51,058,987	21,765,482	29,293,505	9.8%	285,007	1,796,214	27,212,285	2.21
2	Loan	10, 11, 12	GSMC	Mall St. Matthews	23,351,132	4,534,625	18,816,507	10.1%	475,176	460,021	17,881,310	1.96
3	Loan	12	GSMC	Crossroads Center	17,460,585	6,221,531	11,239,054	10.5%	226,810	396,217	10,616,026	1.89
4	Loan	13	GSMC	Plaza America Towers III & IV	16,658,248	5,462,799	11,195,448	11.2%	93,814	440,604	10,661,030	1.56
5	Loan	14	CGMRC	345 Park Avenue South	14,217,885	5,813,998	8,403,887	8.4%	52,873	275,000	8,076,014	1.80
6	Loan	11, 15	GSMC	Holiday Inn - 6th Avenue	18,068,261	8,652,926	9,415,335	11.8%	722,730	0	8,692,604	1.79
7	Loan		CGMRC	One Westchase Center	11,786,443	5,237,062	6,549,381	11.8%	93,205	529,673	5,926,503	2.89
8	Loan	11, 16	CGMRC	The Marsol Apartments	7,811,000	4,193,374	3,617,626	10.3%	259,318	0	3,358,308	1.65
9	Loan		GSMC	Pinnacle in Kierland Phase IV	6,091,834	2,164,938	3,926,895	13.1%	39,876	225,047	3,661,972	3.39
10	Loan	11, 17, 18	GSMC	Stirling Lafayette Shopping Center	2,837,575	631,375	2,206,200	9.2%	27,578	133,495	2,045,127	1.30
11	Loan	19, 20	SMF I	Rockwall Commons Apartments	2,977,850	1,041,482	1,936,368	9.2%	50,500	0	1,885,868	1.43
12	Loan	20	SMF I	Rockwall Commons Office	518,112	173,519	344,593	9.2%	5,158	25,789	313,647	1.43
13	Loan	21, 22	SMF I	Surfsand Resort	6,181,636	3,127,349	3,054,287	13.3%	247,265	0	2,807,022	2.08
14	Loan		GSMC	Warehouse & Flex Portfolio	2,742,697	549,504	2,193,193	9.8%	82,158	138,604	1,972,432	1.23
14.01	Property			1515 Grundy’s Lane	1,290,098	227,885	1,062,212		33,302	65,713	963,197
14.02	Property			1501 Grundy’s Lane	656,391	141,206	515,185		19,590	46,200	449,396
14.03	Property			311 Sinclair Road	430,191	108,579	321,612		11,745	14,969	294,898
14.04	Property			1100 Wheeler Way	366,017	71,834	294,184		17,521	11,722	264,941
15	Loan	23, 24	GSMC	Innovation Center of Vermont	3,837,377	1,216,687	2,620,690	11.7%	69,981	211,813	2,338,897	1.79
16	Loan	11, 25	SMF I	Blackhawk Estates	3,314,962	1,143,365	2,171,596	11.1%	57,003	0	2,114,593	1.77
17	Loan		CGMRC	Forest Cove Apartments	3,122,980	1,417,896	1,705,084	9.0%	90,000	0	1,615,084	1.40
18	Loan		GSMC	Renaissance at Hobble Creek	2,598,901	1,109,565	1,489,336	8.4%	122,400	0	1,366,936	1.22
19	Loan		GSMC	Rivercrest Shadow Anchored Portfolio 4	2,425,916	564,518	1,861,398	11.1%	37,803	96,931	1,726,664	1.85
19.01	Property			Creekside Plaza	722,874	162,958	559,915		11,164	28,254	520,497
19.02	Property			Southside Commons	616,999	125,869	491,131		8,976	24,347	457,808
19.03	Property			White Horse Commons	576,264	141,117	435,147		8,743	22,362	404,042
19.04	Property			Hillview Plaza	509,779	134,574	375,205		8,920	21,968	344,317
20	Loan	26	GSMC	643-647 Ninth Avenue	1,643,202	412,814	1,230,389	7.7%	9,067	9,337	1,211,984	1.78
21	Loan	27	GSMC	747 Amsterdam Avenue	1,567,559	337,131	1,230,428	8.2%	8,900	31,207	1,190,321	1.28
22	Loan		SMF I	Keller Crossing	2,027,074	571,588	1,455,486	9.7%	20,028	87,000	1,348,458	1.47
23	Loan		GSMC	MetroPlace Center	1,776,989	384,630	1,392,359	9.7%	12,010	55,722	1,324,627	1.44
24	Loan	28	SMF I	Pangea 6 Multifamily Portfolio	2,970,808	1,218,060	1,752,748	12.7%	91,750	0	1,660,998	1.95
24.01	Property			6700 South Indiana Avenue	N/A	N/A	160,017		N/A	N/A	N/A
24.02	Property			1748 East 71st Place	N/A	N/A	156,296		N/A	N/A	N/A
24.03	Property			8251 South Ellis Avenue	N/A	N/A	141,411		N/A	N/A	N/A
24.04	Property			7934 South Wabash Avenue	N/A	N/A	137,689		N/A	N/A	N/A
24.05	Property			212 East 69th Place	N/A	N/A	130,247		N/A	N/A	N/A
24.06	Property			729 North Central Avenue	N/A	N/A	111,640		N/A	N/A	N/A
24.07	Property			8238 South Ellis Avenue	N/A	N/A	100,476		N/A	N/A	N/A
24.08	Property			7755 South Sangamon Street	N/A	N/A	100,476		N/A	N/A	N/A
24.09	Property			6306 South Artesian Avenue	N/A	N/A	96,755		N/A	N/A	N/A
24.10	Property			6149 West North Avenue	N/A	N/A	96,755		N/A	N/A	N/A
24.11	Property			7920-7926 South Evans Avenue	N/A	N/A	93,033		N/A	N/A	N/A
24.12	Property			21837 Jeffrey Avenue	N/A	N/A	89,312		N/A	N/A	N/A
24.13	Property			7903 South Luella Avenue	N/A	N/A	81,869		N/A	N/A	N/A
24.14	Property			7655 South Sangamon Street	N/A	N/A	59,541		N/A	N/A	N/A
24.15	Property			7706 South Saginaw Avenue	N/A	N/A	55,820		N/A	N/A	N/A
24.16	Property			8159 South Drexel Avenue	N/A	N/A	52,099		N/A	N/A	N/A
24.17	Property			5401-5409 West Le Moyne Street	N/A	N/A	48,377		N/A	N/A	N/A
24.18	Property			7948 South Hermitage Avenue	N/A	N/A	40,935		N/A	N/A	N/A
25	Loan		CGMRC	Princeton Apartment Portfolio	3,326,952	1,602,030	1,724,922	13.3%	146,733	0	1,578,189	2.04
25.01	Property			Kimberly Club	1,745,076	750,048	995,028		71,142	0	923,886
25.02	Property			Marianne Manor Apartments	1,581,876	851,982	729,894		75,591	0	654,303
26	Loan	29, 30	GSMC	Merrillwood Building	2,148,067	1,043,781	1,104,285	9.2%	64,745	39,309	1,000,232	1.27
27	Loan		CGMRC	Tammany on the Ponds Apartments	1,912,330	769,898	1,142,432	9.5%	59,000	0	1,083,432	1.50
28	Loan		SMF I	Summer Center	1,820,862	601,095	1,219,767	11.1%	54,822	47,663	1,117,281	1.56
29	Loan		SMF I	Wyndamere Apartments	1,398,603	487,117	911,486	8.7%	40,560	0	870,926	1.36

GSMS 2013-GC13 Annex A

								Debt Yield on	Underwritten
Control	Loan /		Mortgage		Underwritten	Underwritten	Underwritten Net	Underwritten Net	Replacement /	Underwritten	Underwritten Net	Underwritten NCF
Number	Property Flag	Footnotes	Loan Seller	Property Name	EGI ($)	Expenses ($)	Operating Income ($)	Operating Income (%)	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)
30	Loan		GSMC	Riveraine Apartments	4,061,757	2,731,335	1,330,422	12.7%	194,400	0	1,136,022	1.80
31	Loan	11	CGMRC	LV Self Storage Portfolio	1,768,719	776,059	992,660	9.9%	40,096	0	952,564	1.58
31.01	Property	11		LV Self Storage Portfolio - Presidential	731,607	287,706	443,901		15,334	0	428,567
31.02	Property			LV Self Storage Portfolio - Maule	482,043	197,842	284,201		9,619	0	274,582
31.03	Property	11		LV Self Storage Portfolio - Henderson	555,070	290,511	264,559		15,144	0	249,415
32	Loan	31	SMF I	Cherokee Village & Sundowner MHP	1,784,225	814,392	969,833	10.4%	30,950	0	938,883	1.64
32.01	Property			Cherokee Village MHP	N/A	N/A	765,310		N/A	N/A	N/A
32.02	Property			Sundowner MHP	N/A	N/A	204,523		N/A	N/A	N/A
33	Loan		SMF I	Nottingham Apartments	2,076,024	1,050,015	1,026,009	11.4%	74,100	0	951,909	1.74
34	Loan	11, 32	GSMC	Hampton Inn - Greenville	3,078,557	1,802,424	1,276,133	14.2%	123,142	0	1,152,991	2.20
35	Loan		SMF I	New Market Shopping Center	1,278,737	255,281	1,023,456	12.1%	20,133	66,929	936,394	1.80
36	Loan		CGMRC	Tree Tops at Post Oak	1,385,138	639,161	745,977	8.9%	30,800	0	715,177	1.46
37	Loan	11	CGMRC	Storage Pros Tennessee Portfolio	1,667,157	790,944	876,213	10.6%	25,347	0	833,366	1.73
37.01	Property			Storage Pros Tennessee Portfolio - Sutherland	496,643	210,693	285,950		6,750	0	261,700
37.02	Property	11		Storage Pros Tennessee Portfolio - Rivergate	483,553	235,093	248,460		7,990	0	240,470
37.03	Property	11		Storage Pros Tennessee Portfolio - Papermill	376,519	191,126	185,393		5,519	0	179,874
37.04	Property			Storage Pros Tennessee Portfolio - Goodlettsville	310,442	154,031	156,411		5,088	0	151,323
38	Loan		GSMC	Bella Terra Plaza	1,358,915	428,856	930,059	11.6%	16,708	71,595	841,756	1.48
39	Loan		GSMC	Crown at Steeplechase Apartments	971,938	356,841	615,097	8.4%	24,000	0	591,097	1.38
40	Loan		GSMC	Dawson Street Apartments	1,064,283	385,078	679,206	9.4%	32,136	0	647,070	1.39
41	Loan	33	CGMRC	ExtraSpace Self Storage Alexandria	985,775	388,273	597,502	13.8%	11,702	0	585,800	2.20
41.01	Property			Lodi Self Storage	617,930	226,748	391,182		6,557	0	384,625
41.02	Property			Windermere Boulevard	367,845	161,525	206,320		5,145	0	201,175
42	Loan	33	CGMRC	ExtraSpace Self Storage Leesville	594,068	268,697	325,371	13.8%	15,963	0	309,408	2.20
43	Loan		CGMRC	885 Flatbush Avenue	1,151,957	500,067	651,890	10.0%	13,199	22,783	615,908	1.63
44	Loan		GSMC	Hempstead Road Apartments	1,046,376	511,699	534,676	8.8%	39,960	0	494,716	1.33
45	Loan		CGMRC	Leaders Mobile Home Park	1,067,422	395,378	672,044	11.2%	12,950	0	659,094	1.68
46	Loan		GSMC	Granite Club Apartments	1,805,240	1,081,377	723,863	12.5%	72,960	0	650,903	1.86
47	Loan		CGMRC	Lakewood Plaza	1,024,775	399,709	625,066	12.1%	17,411	47,542	560,113	1.86
48	Loan		CGMRC	Amsdell - Best Rate Self Storage	813,626	276,721	536,905	10.5%	13,099	0	523,806	1.77
49	Loan		GSMC	Storage Max	677,621	199,512	478,109	9.6%	9,899	0	468,210	1.52
50	Loan		GSMC	Shoppes at Camp Bowie	674,342	212,242	462,100	9.3%	3,264	14,722	444,115	1.51
51	Loan	34	CGMRC	The Arbaugh Building	848,401	344,151	504,250	11.1%	18,424	17,308	468,518	1.66
52	Loan	11	GSMC	Gateway Commons	774,523	194,137	580,386	12.9%	19,763	23,894	536,730	1.98
53	Loan		CGMRC	Keystone Crossing Shopping Center	762,720	257,548	505,172	11.2%	11,954	27,162	466,056	1.54
54	Loan		CGMRC	Stratford Plaza	646,581	207,263	439,318	10.8%	7,718	32,440	399,161	1.66
55	Loan		GSMC	Elmer and Bellefonte Street Apartments	575,130	245,112	330,018	8.3%	20,461	0	309,557	1.26
56	Loan		CGMRC	Tammany Hills Apartments	1,080,047	586,065	493,982	12.9%	39,500	0	454,482	1.93
57	Loan		GSMC	Colony Apartments	937,798	529,415	408,382	10.8%	44,897	0	363,485	1.49
58	Loan		CGMRC	The Villages at Southcreek SS	693,007	275,723	417,284	11.6%	19,407	0	397,877	1.77
59	Loan		GSMC	Wightman Street Apartments	544,487	225,490	318,997	9.1%	23,712	0	295,285	1.38
60	Loan		CGMRC	PriceRite - District Heights, MD	398,415	86,491	311,924	9.5%	7,135	21,046	283,743	1.32
61	Loan		SMF I	Spyglass Hill Apartments	482,896	181,408	301,488	9.4%	16,800	0	284,688	1.32
62	Loan		CGMRC	Fleetwood Square	766,309	432,897	333,412	11.1%	33,000	0	300,412	1.42
63	Loan		CGMRC	Hide-A-Way Self Storage	555,353	256,211	299,142	10.3%	10,554	0	288,588	1.58
64	Loan		CGMRC	Walgreens - Holly Hills, FL	293,000	62,861	230,139	8.5%	6,396	0	223,743	1.29
65	Loan		CGMRC	Extra Space Self Storage #8183 - Nokomis	647,478	270,523	376,955	15.4%	8,318	0	368,638	2.39
66	Loan		CGMRC	Extra Space Self Storage #8182 - Port Charlotte	602,642	307,545	295,097	12.9%	10,775	0	284,322	1.96
67	Loan		CGMRC	Extra Space Self Storage #8181 - Punta Gorda	588,927	249,822	339,105	15.5%	7,719	0	331,386	2.39

GSMS 2013-GC13 Annex A

					Debt Yield on
Control	Loan /		Mortgage		Underwritten			As Stabilized	As Stabilized	Cut-off Date	LTV Ratio
Number	Property Flag	Footnotes	Loan Seller	Property Name	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Appraised Value ($)	Appraisal Date	LTV Ratio (%)	at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)
1	Loan	8, 9	GSMC	11 West 42nd Street	9.1%	570,000,000	6/1/2013	NAP	NAP	52.6%	52.6%	98.4%	4/10/2013	NAP
2	Loan	10, 11, 12	GSMC	Mall St. Matthews	9.6%	280,000,000	1/18/2013	287,000,000	2/1/2014	66.7%	59.2%	95.8%	5/31/2013	NAP
3	Loan	12	GSMC	Crossroads Center	9.9%	165,000,000	1/17/2013	NAP	NAP	64.7%	50.2%	96.0%	4/30/2013	NAP
4	Loan	13	GSMC	Plaza America Towers III & IV	10.7%	167,000,000	5/29/2013	NAP	NAP	59.9%	50.1%	94.6%	6/4/2013	NAP
5	Loan	14	CGMRC	345 Park Avenue South	8.1%	190,000,000	5/1/2013	NAP	NAP	52.6%	52.6%	100.0%	4/1/2013	NAP
6	Loan	11, 15	GSMC	Holiday Inn - 6th Avenue	10.9%	113,500,000	5/21/2013	126,000,000	6/1/2016	70.5%	54.2%	91.2%	4/30/2013	226.55
7	Loan		CGMRC	One Westchase Center	10.7%	81,500,000	3/5/2013	NAP	NAP	67.9%	67.9%	96.4%	1/3/2013	NAP
8	Loan	11, 16	CGMRC	The Marsol Apartments	9.6%	41,000,000	3/15/2013	51,800,000	3/15/2015	78.0%	57.1%	89.2%	2/28/2013	NAP
9	Loan		GSMC	Pinnacle in Kierland Phase IV	12.2%	61,500,000	3/27/2013	NAP	NAP	48.8%	48.8%	92.6%	5/1/2013	NAP
10	Loan	11, 17, 18	GSMC	Stirling Lafayette Shopping Center	8.5%	33,300,000	4/18/2013	36,000,000	11/18/2013	72.3%	59.9%	100.0%	4/25/2013	NAP
11	Loan	19, 20	SMF I	Rockwall Commons Apartments	8.8%	31,510,000	5/21/2013	NAP	NAP	70.1%	60.1%	98.5%	6/14/2013	NAP
12	Loan	20	SMF I	Rockwall Commons Office	8.8%	4,000,000	5/10/2013	NAP	NAP	70.1%	60.1%	100.0%	6/14/2013	NAP
13	Loan	21, 22	SMF I	Surfsand Resort	12.2%	38,100,000	4/18/2013	NAP	NAP	60.3%	48.3%	64.8%	3/31/2013	236.04
14	Loan		GSMC	Warehouse & Flex Portfolio	8.8%	32,400,000	4/22/2013	NAP	NAP	69.1%	52.1%	93.8%		NAP
14.01	Property			1515 Grundy’s Lane		15,800,000	4/22/2013	NAP	NAP			84.1%	6/1/2013	NAP
14.02	Property			1501 Grundy’s Lane		7,300,000	4/22/2013	NAP	NAP			100.0%	6/1/2013	NAP
14.03	Property			311 Sinclair Road		5,300,000	4/22/2013	NAP	NAP			100.0%	6/1/2013	NAP
14.04	Property			1100 Wheeler Way		4,000,000	4/22/2013	NAP	NAP			100.0%	6/1/2013	NAP
15	Loan	23, 24	GSMC	Innovation Center of Vermont	10.4%	29,900,000	4/24/2013	NAP	NAP	74.9%	59.9%	88.3%	5/21/2013	NAP
16	Loan	11, 25	SMF I	Blackhawk Estates	10.8%	31,290,000	5/7/2013	33,900,000	3/1/2015	62.3%	46.6%	90.1%	4/30/2013	NAP
17	Loan		CGMRC	Forest Cove Apartments	8.5%	25,400,000	3/15/2013	NAP	NAP	74.5%	60.4%	92.0%	3/20/2013	NAP
18	Loan		GSMC	Renaissance at Hobble Creek	7.7%	24,600,000	5/22/2013	NAP	NAP	72.4%	59.1%	96.2%	5/17/2013	NAP
19	Loan		GSMC	Rivercrest Shadow Anchored Portfolio 4	10.3%	22,415,000	Various	NAP	NAP	74.5%	62.4%	98.4%		NAP
19.01	Property			Creekside Plaza		6,640,000	3/4/2013	NAP	NAP			100.0%	4/15/2013	NAP
19.02	Property			Southside Commons		5,860,000	3/15/2013	NAP	NAP			96.8%	4/15/2013	NAP
19.03	Property			White Horse Commons		5,365,000	3/5/2013	NAP	NAP			100.0%	4/15/2013	NAP
19.04	Property			Hillview Plaza		4,550,000	3/5/2013	NAP	NAP			96.4%	4/15/2013	NAP
20	Loan	26	GSMC	643-647 Ninth Avenue	7.6%	26,400,000	5/2/2013	NAP	NAP	60.6%	60.6%	100.0%	4/26/2013	NAP
21	Loan	27	GSMC	747 Amsterdam Avenue	7.9%	23,000,000	6/1/2013	NAP	NAP	65.2%	59.9%	100.0%	3/31/2013	NAP
22	Loan		SMF I	Keller Crossing	9.0%	20,560,000	4/5/2013	NAP	NAP	72.9%	59.1%	98.5%	5/30/2013	NAP
23	Loan		GSMC	MetroPlace Center	9.3%	20,600,000	4/19/2013	NAP	NAP	69.4%	57.1%	97.0%	6/3/2013	NAP
24	Loan	28	SMF I	Pangea 6 Multifamily Portfolio	12.0%	23,550,000	4/15/2013	NAP	NAP	58.6%	47.6%	93.2%		NAP
24.01	Property			6700 South Indiana Avenue		2,150,000	4/15/2013	NAP	NAP			100.0%	5/13/2013	NAP
24.02	Property			1748 East 71st Place		2,100,000	4/15/2013	NAP	NAP			97.1%	5/13/2013	NAP
24.03	Property			8251 South Ellis Avenue		1,900,000	4/15/2013	NAP	NAP			100.0%	5/13/2013	NAP
24.04	Property			7934 South Wabash Avenue		1,850,000	4/15/2013	NAP	NAP			96.9%	5/13/2013	NAP
24.05	Property			212 East 69th Place		1,750,000	4/15/2013	NAP	NAP			96.0%	5/13/2013	NAP
24.06	Property			729 North Central Avenue		1,500,000	4/15/2013	NAP	NAP			95.5%	5/13/2013	NAP
24.07	Property			8238 South Ellis Avenue		1,350,000	4/15/2013	NAP	NAP			91.7%	5/13/2013	NAP
24.08	Property			7755 South Sangamon Street		1,350,000	4/15/2013	NAP	NAP			83.3%	5/13/2013	NAP
24.09	Property			6306 South Artesian Avenue		1,300,000	4/15/2013	NAP	NAP			90.5%	5/13/2013	NAP
24.10	Property			6149 West North Avenue		1,300,000	4/15/2013	NAP	NAP			81.3%	5/13/2013	NAP
24.11	Property			7920-7926 South Evans Avenue		1,250,000	4/15/2013	NAP	NAP			100.0%	5/13/2013	NAP
24.12	Property			21837 Jeffrey Avenue		1,200,000	4/15/2013	NAP	NAP			88.9%	5/13/2013	NAP
24.13	Property			7903 South Luella Avenue		1,100,000	4/15/2013	NAP	NAP			73.9%	5/13/2013	NAP
24.14	Property			7655 South Sangamon Street		800,000	4/15/2013	NAP	NAP			100.0%	5/13/2013	NAP
24.15	Property			7706 South Saginaw Avenue		750,000	4/15/2013	NAP	NAP			83.3%	5/13/2013	NAP
24.16	Property			8159 South Drexel Avenue		700,000	4/15/2013	NAP	NAP			100.0%	5/13/2013	NAP
24.17	Property			5401-5409 West Le Moyne Street		650,000	4/15/2013	NAP	NAP			90.0%	5/13/2013	NAP
24.18	Property			7948 South Hermitage Avenue		550,000	4/15/2013	NAP	NAP			100.0%	5/13/2013	NAP
25	Loan		CGMRC	Princeton Apartment Portfolio	12.2%	20,500,000	4/6/2013	NAP	NAP	63.3%	50.9%	95.0%		NAP
25.01	Property			Kimberly Club		11,500,000	4/6/2013	NAP	NAP			95.8%	4/24/2013	NAP
25.02	Property			Marianne Manor Apartments		9,000,000	4/6/2013	NAP	NAP			94.3%	4/24/2013	NAP
26	Loan	29, 30	GSMC	Merrillwood Building	8.3%	16,000,000	5/15/2013	NAP	NAP	75.0%	69.3%	94.0%	6/1/2013	NAP
27	Loan		CGMRC	Tammany on the Ponds Apartments	9.0%	16,000,000	4/23/2013	NAP	NAP	74.9%	60.4%	89.4%	4/25/2013	NAP
28	Loan		SMF I	Summer Center	10.2%	14,800,000	5/15/2013	NAP	NAP	74.0%	61.1%	95.1%	6/17/2013	NAP
29	Loan		SMF I	Wyndamere Apartments	8.3%	14,000,000	5/6/2013	NAP	NAP	75.0%	60.7%	100.0%	6/12/2013	NAP

GSMS 2013-GC13 Annex A

					Debt Yield on
Control	Loan /		Mortgage		Underwritten			As Stabilized	As Stabilized	Cut-off Date	LTV Ratio
Number	Property Flag	Footnotes	Loan Seller	Property Name	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Appraised Value ($)	Appraisal Date	LTV Ratio (%)	at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)
30	Loan		GSMC	Riveraine Apartments	10.8%	14,140,000	4/4/2013	NAP	NAP	74.2%	59.8%	94.0%	5/17/2013	NAP
31	Loan	11	CGMRC	LV Self Storage Portfolio	9.5%	16,680,000	4/8/2013	18,100,000	Various	59.9%	44.6%	69.1%		NAP
31.01	Property	11		LV Self Storage Portfolio - Presidential		8,080,000	4/8/2013	8,640,000	1/8/2015			68.0%	5/6/2013	NAP
31.02	Property			LV Self Storage Portfolio - Maule		3,780,000	4/8/2013	NAP	NAP			80.9%	5/7/2013	NAP
31.03	Property	11		LV Self Storage Portfolio - Henderson		4,820,000	4/8/2013	5,680,000	2/8/2017			62.7%	5/9/2013	NAP
32	Loan	31	SMF I	Cherokee Village & Sundowner MHP	10.1%	14,700,000	5/4/2013	NAP	NAP	63.3%	51.3%	59.6%		NAP
32.01	Property			Cherokee Village MHP		11,600,000	5/4/2013	NAP	NAP			65.5%	5/6/2013	NAP
32.02	Property			Sundowner MHP		3,100,000	5/4/2013	NAP	NAP			48.1%	5/6/2013	NAP
33	Loan		SMF I	Nottingham Apartments	10.6%	12,100,000	4/23/2013	NAP	NAP	74.4%	60.1%	98.4%	6/6/2013	NAP
34	Loan	11, 32	GSMC	Hampton Inn - Greenville	12.8%	12,900,000	3/14/2013	13,200,000	4/1/2015	69.7%	54.4%	72.0%	4/30/2013	114.97
35	Loan		SMF I	New Market Shopping Center	11.0%	12,630,000	5/3/2013	NAP	NAP	67.2%	54.5%	96.8%	6/5/2013	NAP
36	Loan		CGMRC	Tree Tops at Post Oak	8.5%	11,500,000	2/1/2013	NAP	NAP	73.0%	61.8%	97.3%	2/18/2013	NAP
37	Loan	11	CGMRC	Storage Pros Tennessee Portfolio	10.1%	11,730,000	3/18/2013	12,450,000	Various	70.1%	52.9%	80.8%		NAP
37.01	Property			Storage Pros Tennessee Portfolio - Sutherland		4,040,000	3/18/2013	NAP	NAP			84.2%	4/26/2013	NAP
37.02	Property	11		Storage Pros Tennessee Portfolio - Rivergate		3,270,000	3/18/2013	3,680,000	3/18/2014			79.4%	4/26/2013	NAP
37.03	Property	11		Storage Pros Tennessee Portfolio - Papermill		2,410,000	3/18/2013	2,720,000	3/18/2014			74.2%	4/26/2013	NAP
37.04	Property			Storage Pros Tennessee Portfolio - Goodlettsville		2,010,000	3/18/2013	NAP	NAP			87.8%	4/26/2013	NAP
38	Loan		GSMC	Bella Terra Plaza	10.5%	11,330,000	4/18/2013	NAP	NAP	70.6%	53.0%	95.5%	5/16/2013	NAP
39	Loan		GSMC	Crown at Steeplechase Apartments	8.1%	9,900,000	4/12/2013	NAP	NAP	73.6%	59.0%	94.8%	5/1/2013	NAP
40	Loan		GSMC	Dawson Street Apartments	8.9%	10,250,000	5/16/2013	NAP	NAP	70.8%	58.1%	100.0%	5/2/2013	NAP
41	Loan	33	CGMRC	ExtraSpace Self Storage Alexandria	13.4%	7,900,000	1/18/2013	NAP	NAP	49.6%	39.5%	92.4%		NAP
41.01	Property			Lodi Self Storage		5,100,000	1/18/2013	NAP	NAP			92.6%	2/28/2013	NAP
41.02	Property			Windermere Boulevard		2,800,000	1/18/2013	NAP	NAP			92.2%	2/28/2013	NAP
42	Loan	33	CGMRC	ExtraSpace Self Storage Leesville	13.4%	5,600,000	1/18/2013	5,800,000	1/18/2015	49.6%	39.5%	63.2%	2/28/2013	NAP
43	Loan		CGMRC	885 Flatbush Avenue	9.5%	9,100,000	3/8/2013	NAP	NAP	71.4%	60.3%	100.0%	3/1/2013	NAP
44	Loan		GSMC	Hempstead Road Apartments	8.2%	8,375,000	4/2/2013	NAP	NAP	72.3%	58.6%	100.0%	5/31/2013	NAP
45	Loan		CGMRC	Leaders Mobile Home Park	11.0%	8,900,000	2/25/2013	NAP	NAP	67.3%	49.1%	89.6%	3/1/2013	NAP
46	Loan		GSMC	Granite Club Apartments	11.2%	7,890,000	4/4/2013	NAP	NAP	73.7%	59.4%	96.9%	5/17/2013	NAP
47	Loan		CGMRC	Lakewood Plaza	10.8%	7,200,000	3/30/2013	NAP	NAP	71.8%	57.4%	98.2%	3/27/2013	NAP
48	Loan		CGMRC	Amsdell - Best Rate Self Storage	10.3%	6,825,000	3/9/2013	NAP	NAP	74.7%	59.7%	97.3%	3/31/2013	NAP
49	Loan		GSMC	Storage Max	9.4%	6,650,000	3/21/2013	NAP	NAP	75.0%	60.9%	85.4%	5/31/2013	NAP
50	Loan		GSMC	Shoppes at Camp Bowie	9.0%	7,100,000	3/25/2013	NAP	NAP	69.6%	56.0%	100.0%	4/1/2013	NAP
51	Loan	34	CGMRC	The Arbaugh Building	10.3%	6,200,000	3/15/2013	NAP	NAP	73.3%	59.7%	100.0%	5/31/2013	NAP
52	Loan	11	GSMC	Gateway Commons	11.9%	8,175,000	5/6/2013	8,650,000	5/1/2014	55.0%	41.9%	95.1%	5/1/2013	NAP
53	Loan		CGMRC	Keystone Crossing Shopping Center	10.4%	6,000,000	3/26/2013	NAP	NAP	74.9%	55.1%	100.0%	4/18/2013	NAP
54	Loan		CGMRC	Stratford Plaza	9.8%	5,800,000	2/27/2013	NAP	NAP	70.4%	56.5%	94.8%	2/1/2013	NAP
55	Loan		GSMC	Elmer and Bellefonte Street Apartments	7.8%	5,450,000	4/2/2013	NAP	NAP	72.6%	59.0%	100.0%	5/31/2013	NAP
56	Loan		CGMRC	Tammany Hills Apartments	11.9%	7,000,000	4/23/2013	NAP	NAP	54.6%	44.3%	87.3%	4/25/2013	NAP
57	Loan		GSMC	Colony Apartments	9.6%	5,030,000	4/25/2013	NAP	NAP	75.0%	61.7%	95.7%	6/9/2013	NAP
58	Loan		CGMRC	The Villages at Southcreek SS	11.1%	4,800,000	2/5/2013	NAP	NAP	75.0%	61.1%	96.9%	4/2/2013	NAP
59	Loan		GSMC	Wightman Street Apartments	8.4%	4,850,000	4/2/2013	NAP	NAP	72.6%	58.7%	100.0%	5/31/2013	NAP
60	Loan		CGMRC	PriceRite - District Heights, MD	8.7%	4,800,000	3/1/2013	NAP	NAP	68.2%	49.9%	100.0%	3/7/2013	NAP
61	Loan		SMF I	Spyglass Hill Apartments	8.9%	4,600,000	5/31/2013	NAP	NAP	69.6%	58.0%	91.1%	6/1/2013	NAP
62	Loan		CGMRC	Fleetwood Square	10.0%	4,370,000	3/14/2013	NAP	NAP	68.5%	51.4%	90.0%	4/23/2013	NAP
63	Loan		CGMRC	Hide-A-Way Self Storage	10.0%	3,900,000	2/6/2013	NAP	NAP	74.3%	60.8%	85.3%	4/17/2013	NAP
64	Loan		CGMRC	Walgreens - Holly Hills, FL	8.3%	3,650,000	5/2/2013	NAP	NAP	74.0%	64.0%	100.0%	5/30/2013	NAP
65	Loan		CGMRC	Extra Space Self Storage #8183 - Nokomis	15.1%	5,300,000	4/8/2013	NAP	NAP	46.1%	33.2%	91.7%	4/18/2013	NAP
66	Loan		CGMRC	Extra Space Self Storage #8182 - Port Charlotte	12.4%	3,800,000	4/8/2013	NAP	NAP	60.3%	43.5%	84.0%	4/18/2013	NAP
67	Loan		CGMRC	Extra Space Self Storage #8181 - Punta Gorda	15.1%	4,100,000	4/8/2013	NAP	NAP	53.5%	38.6%	91.3%	4/1/2013	NAP

GSMS 2013-GC13 Annex A

										Second	Second		Third
Control	Loan /		Mortgage				Largest Tenant	Largest Tenant	Second	Largest Tenant	Largest Tenant	Third	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	RevPAR ($)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft
1	Loan	8, 9	GSMC	11 West 42nd Street	NAP	CIT Group Inc.	150,760	10/31/2021	New York University	112,697	9/30/2021	Michael Kors (USA), Inc	112,613
2	Loan	10, 11, 12	GSMC	Mall St. Matthews	NAP	JC Penney	165,705	8/31/2017	Forever 21	109,126	2/28/2026	Cinemark	43,000
3	Loan	12	GSMC	Crossroads Center	NAP	JC Penney	167,652	1/31/2016	Sears	126,515	6/30/2019	Macy’s	100,000
4	Loan	13	GSMC	Plaza America Towers III & IV	NAP	Unisys Corp	279,314	7/31/2018	NCI Info Sys	78,466	6/30/2018	Harness, Dickey & Pierce	25,639
5	Loan	14	CGMRC	345 Park Avenue South	NAP	Digitas Inc.	245,538	11/30/2021	Lamoraga NYC LLC	9,465	7/31/2027	Doral Bank FSB	7,635
6	Loan	11, 15	GSMC	Holiday Inn - 6th Avenue	206.62	NAP			NAP			NAP
7	Loan		CGMRC	One Westchase Center	NAP	EDG Inc	80,033	5/31/2016	Brown & Gay Engineers Inc	62,012	1/31/2021	Texas Memory Systems Inc	48,697
8	Loan	11, 16	CGMRC	The Marsol Apartments	NAP	NAP			NAP			NAP
9	Loan		GSMC	Pinnacle in Kierland Phase IV	NAP	Morgan Stanley DW Inc.	43,200	6/30/2022	Clark Hill	23,499	10/31/2025	New York Life Ins Co	21,688
10	Loan	11, 17, 18	GSMC	Stirling Lafayette Shopping Center	NAP	Academy Sports	69,275	8/31/2026	Ross Dress for Less	25,000	1/31/2019	Office Depot	21,017
11	Loan	19, 20	SMF I	Rockwall Commons Apartments	NAP	NAP			NAP			NAP
12	Loan	20	SMF I	Rockwall Commons Office	NAP	Resourcing Edge	11,553	1/31/2018	L-3 Communications	6,957	2/28/2015	El Dorado Chemical Co.	4,361
13	Loan	21, 22	SMF I	Surfsand Resort	152.93	NAP			NAP			NAP
14	Loan		GSMC	Warehouse & Flex Portfolio	NAP
14.01	Property			1515 Grundy’s Lane	NAP	L-3 Communications	71,500	12/1/2015	NAP			NAP
14.02	Property			1501 Grundy’s Lane	NAP	Vestcom New Century	41,667	3/30/2015	Southeastern Health	8,333	3/31/2019	NAP
14.03	Property			311 Sinclair Road	NAP	Asset Management Specialists	40,500	9/30/2015	NAP			NAP
14.04	Property			1100 Wheeler Way	NAP	United Electric	40,915	12/31/2018	NAP			NAP
15	Loan	23, 24	GSMC	Innovation Center of Vermont	NAP	VEIC	51,103	3/31/2021	Dealer.com	39,320	5/16/2028	GSA - Dept. of Veterans Affairs	21,582
16	Loan	11, 25	SMF I	Blackhawk Estates	NAP	NAP			NAP			NAP
17	Loan		CGMRC	Forest Cove Apartments	NAP	NAP			NAP			NAP
18	Loan		GSMC	Renaissance at Hobble Creek	NAP	NAP			NAP			NAP
19	Loan		GSMC	Rivercrest Shadow Anchored Portfolio 4	NAP
19.01	Property			Creekside Plaza	NAP	PetSmart	6,604	4/30/2023	Hibbett Sports	6,000	7/31/2014	China Town	5,000
19.02	Property			Southside Commons	NAP	Dollar Tree	4,500	3/31/2014	By Essence	4,500	3/31/2014	CATO	4,240
19.03	Property			White Horse Commons	NAP	CATO	4,720	1/31/2014	Dollar Tree	4,500	3/31/2014	Family Dental	4,007
19.04	Property			Hillview Plaza	NAP	Dollar Tree	4,300	9/30/2013	CATO	4,240	1/31/2014	By Essence	4,000
20	Loan	26	GSMC	643-647 Ninth Avenue	NAP	Southern Hospitality	5,530	7/31/2020	Ember Room	3,807	5/15/2025	NAP
21	Loan	27	GSMC	747 Amsterdam Avenue	NAP	Montclare Children’s School	23,600	9/30/2020	CVS	12,000	1/31/2018	NAP
22	Loan		SMF I	Keller Crossing	NAP	Stein Mart	32,000	10/31/2022	Big Lots	27,168	1/31/2018	Jabo’s Ace Hardware	21,470
23	Loan		GSMC	MetroPlace Center	NAP	Gold’s Gym	42,770	1/31/2028	CareMore Medical Enterprises	5,951	9/30/2018	Shabu Shabu	2,329
24	Loan	28	SMF I	Pangea 6 Multifamily Portfolio	NAP
24.01	Property			6700 South Indiana Avenue	NAP	NAP			NAP			NAP
24.02	Property			1748 East 71st Place	NAP	NAP			NAP			NAP
24.03	Property			8251 South Ellis Avenue	NAP	NAP			NAP			NAP
24.04	Property			7934 South Wabash Avenue	NAP	NAP			NAP			NAP
24.05	Property			212 East 69th Place	NAP	NAP			NAP			NAP
24.06	Property			729 North Central Avenue	NAP	NAP			NAP			NAP
24.07	Property			8238 South Ellis Avenue	NAP	NAP			NAP			NAP
24.08	Property			7755 South Sangamon Street	NAP	NAP			NAP			NAP
24.09	Property			6306 South Artesian Avenue	NAP	NAP			NAP			NAP
24.10	Property			6149 West North Avenue	NAP	NAP			NAP			NAP
24.11	Property			7920-7926 South Evans Avenue	NAP	NAP			NAP			NAP
24.12	Property			21837 Jeffrey Avenue	NAP	NAP			NAP			NAP
24.13	Property			7903 South Luella Avenue	NAP	NAP			NAP			NAP
24.14	Property			7655 South Sangamon Street	NAP	NAP			NAP			NAP
24.15	Property			7706 South Saginaw Avenue	NAP	NAP			NAP			NAP
24.16	Property			8159 South Drexel Avenue	NAP	NAP			NAP			NAP
24.17	Property			5401-5409 West Le Moyne Street	NAP	NAP			NAP			NAP
24.18	Property			7948 South Hermitage Avenue	NAP	NAP			NAP			NAP
25	Loan		CGMRC	Princeton Apartment Portfolio	NAP
25.01	Property			Kimberly Club	NAP	NAP			NAP			NAP
25.02	Property			Marianne Manor Apartments	NAP	NAP			NAP			NAP
26	Loan	29, 30	GSMC	Merrillwood Building	NAP	Ishbia & Associates	6,408	MTM	Found Objects	4,901	2/29/2016	Salon 6, Inc	4,575
27	Loan		CGMRC	Tammany on the Ponds Apartments	NAP	NAP			NAP			NAP
28	Loan		SMF I	Summer Center	NAP	Kroger	55,211	2/28/2016	Ross Dress for Less	30,187	1/31/2018	Rainbow	9,520
29	Loan		SMF I	Wyndamere Apartments	NAP	NAP			NAP			NAP

GSMS 2013-GC13 Annex A

										Second	Second		Third
Control	Loan /		Mortgage				Largest Tenant	Largest Tenant	Second	Largest Tenant	Largest Tenant	Third	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	RevPAR ($)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft
30	Loan		GSMC	Riveraine Apartments	NAP	NAP			NAP			NAP
31	Loan	11	CGMRC	LV Self Storage Portfolio	NAP
31.01	Property	11		LV Self Storage Portfolio - Presidential	NAP	NAP			NAP			NAP
31.02	Property			LV Self Storage Portfolio - Maule	NAP	NAP			NAP			NAP
31.03	Property	11		LV Self Storage Portfolio - Henderson	NAP	NAP			NAP			NAP
32	Loan	31	SMF I	Cherokee Village & Sundowner MHP	NAP
32.01	Property			Cherokee Village MHP	NAP	NAP			NAP			NAP
32.02	Property			Sundowner MHP	NAP	NAP			NAP			NAP
33	Loan		SMF I	Nottingham Apartments	NAP	NAP			NAP			NAP
34	Loan	11, 32	GSMC	Hampton Inn - Greenville	82.72	NAP			NAP			NAP
35	Loan		SMF I	New Market Shopping Center	NAP	Lowe’s Foods FreshSmart	54,000	2/20/2020	Big Lots	31,750	1/31/2018	Mountain House	6,450
36	Loan		CGMRC	Tree Tops at Post Oak	NAP	NAP			NAP			NAP
37	Loan	11	CGMRC	Storage Pros Tennessee Portfolio	NAP
37.01	Property			Storage Pros Tennessee Portfolio - Sutherland	NAP	NAP			NAP			NAP
37.02	Property	11		Storage Pros Tennessee Portfolio - Rivergate	NAP	NAP			NAP			NAP
37.03	Property	11		Storage Pros Tennessee Portfolio - Papermill	NAP	NAP			NAP			NAP
37.04	Property			Storage Pros Tennessee Portfolio - Goodlettsville	NAP	NAP			NAP			NAP
38	Loan		GSMC	Bella Terra Plaza	NAP	US Social Security	8,778	9/9/2026	Shane Harden (Impact Gymnastics Studio)	8,416	3/31/2021	Casa Mexicana	5,810
39	Loan		GSMC	Crown at Steeplechase Apartments	NAP	NAP			NAP			NAP
40	Loan		GSMC	Dawson Street Apartments	NAP	NAP			NAP			NAP
41	Loan	33	CGMRC	ExtraSpace Self Storage Alexandria	NAP
41.01	Property			Lodi Self Storage	NAP	NAP			NAP			NAP
41.02	Property			Windermere Boulevard	NAP	NAP			NAP			NAP
42	Loan	33	CGMRC	ExtraSpace Self Storage Leesville	NAP	NAP			NAP			NAP
43	Loan		CGMRC	885 Flatbush Avenue	NAP	Songea Holding Corporation	19,003	10/31/2017	CitiBank, N.A.	8,330	6/30/2022	Gold Diamond Selection	710
44	Loan		GSMC	Hempstead Road Apartments	NAP	NAP			NAP			NAP
45	Loan		CGMRC	Leaders Mobile Home Park	NAP	NAP			NAP			NAP
46	Loan		GSMC	Granite Club Apartments	NAP	NAP			NAP			NAP
47	Loan		CGMRC	Lakewood Plaza	NAP	Binny’s Beverage Depot	20,542	1/31/2033	Dollar Tree Stores	19,200	4/30/2015	Hibachi Grill & Supreme Buffet	9,500
48	Loan		CGMRC	Amsdell - Best Rate Self Storage	NAP	NAP			NAP			NAP
49	Loan		GSMC	Storage Max	NAP	NAP			NAP			NAP
50	Loan		GSMC	Shoppes at Camp Bowie	NAP	AT&T	3,500	10/31/2016	Fort Worth Warrior Yoga	2,880	6/30/2017	Lemongrass Salon	2,628
51	Loan	34	CGMRC	The Arbaugh Building	NAP	Tetra Tech	9,993	3/31/2018	AECOM Environmental (STS)	4,100	2/28/2015	RKKP LLC	3,215
52	Loan	11	GSMC	Gateway Commons	NAP	Staples	24,000	11/30/2014	Triangle Youth Ballet	3,550	7/31/2018	Dish Network (Blockbuster)	3,000
53	Loan		CGMRC	Keystone Crossing Shopping Center	NAP	Sweetbay	40,817	1/18/2022	Subway	1,500	3/31/2017	UPS Store	1,500
54	Loan		CGMRC	Stratford Plaza	NAP	Advance Auto	6,343	6/30/2020	Sherwin-Williams	4,388	2/28/2017	Accelerated Physical The.	3,000
55	Loan		GSMC	Elmer and Bellefonte Street Apartments	NAP	NAP			NAP			NAP
56	Loan		CGMRC	Tammany Hills Apartments	NAP	NAP			NAP			NAP
57	Loan		GSMC	Colony Apartments	NAP	NAP			NAP			NAP
58	Loan		CGMRC	The Villages at Southcreek SS	NAP	NAP			NAP			NAP
59	Loan		GSMC	Wightman Street Apartments	NAP	NAP			NAP			NAP
60	Loan		CGMRC	PriceRite - District Heights, MD	NAP	PriceRite	47,565	1/10/2023	NAP			NAP
61	Loan		SMF I	Spyglass Hill Apartments	NAP	NAP			NAP			NAP
62	Loan		CGMRC	Fleetwood Square	NAP	NAP			NAP			NAP
63	Loan		CGMRC	Hide-A-Way Self Storage	NAP	NAP			NAP			NAP
64	Loan		CGMRC	Walgreens - Holly Hills, FL	NAP	Walgreens	13,905	12/31/2058	NAP			NAP
65	Loan		CGMRC	Extra Space Self Storage #8183 - Nokomis	NAP	NAP			NAP			NAP
66	Loan		CGMRC	Extra Space Self Storage #8182 - Port Charlotte	NAP	NAP			NAP			NAP
67	Loan		CGMRC	Extra Space Self Storage #8181 - Punta Gorda	NAP	NAP			NAP			NAP

GSMS 2013-GC13 Annex A

					Third		Fourth	Fourth		Fifth	Fifth	Environmental
Control	Loan /		Mortgage		Largest Tenant	Fourth	Largest Tenant	Largest Tenant	Fifth	Largest Tenant	Largest Tenant	Phase I
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Report Date
1	Loan	8, 9	GSMC	11 West 42nd Street	3/31/2025	Wellpoint Holding Corp.	105,801	12/31/2015	HSBC Bank USA, National Association	77,781	12/31/2021	5/21/2013
2	Loan	10, 11, 12	GSMC	Mall St. Matthews	5/31/2028	Victoria’s Secret	15,704	1/31/2018	Arhaus Furniture	14,533	8/31/2018	1/25/2013
3	Loan	12	GSMC	Crossroads Center	1/31/2027	Scheels	82,238	2/28/2024	Express	8,988	1/31/2016	1/30/2013
4	Loan	13	GSMC	Plaza America Towers III & IV	3/31/2018	Univ of Phoenix	25,379	7/31/2017	Melting Pot	8,314	6/30/2021	6/14/2013
5	Loan	14	CGMRC	345 Park Avenue South	3/31/2026	Bank of America, N.A.	7,000	10/31/2019	NAP			4/16/2013
6	Loan	11, 15	GSMC	Holiday Inn - 6th Avenue		NAP			NAP			5/1/2013
7	Loan		CGMRC	One Westchase Center	2/28/2019	MicroSeismic Inc	30,323	3/31/2020	Kongsberg Oil & Gas Technology	26,356	4/30/2018	3/12/2013
8	Loan	11, 16	CGMRC	The Marsol Apartments		NAP			NAP			4/3/2013
9	Loan		GSMC	Pinnacle in Kierland Phase IV	7/31/2021	BMO Harris	20,728	3/31/2020	Raymond James & Associates	12,519	12/31/2017	3/27/2013
10	Loan	11, 17, 18	GSMC	Stirling Lafayette Shopping Center	12/31/2018	Petco	16,000	1/31/2020	Dress Barn	7,500	6/30/2019	5/21/2013
11	Loan	19, 20	SMF I	Rockwall Commons Apartments		NAP			NAP			5/23/2013
12	Loan	20	SMF I	Rockwall Commons Office	11/30/2015	CSI	1,767	7/31/2015	Dr. Kennedy	1,151	12/31/2013	4/23/2013
13	Loan	21, 22	SMF I	Surfsand Resort		NAP			NAP			4/24/2013
14	Loan		GSMC	Warehouse & Flex Portfolio
14.01	Property			1515 Grundy’s Lane		NAP			NAP			5/23/2013
14.02	Property			1501 Grundy’s Lane		NAP			NAP			5/23/2013
14.03	Property			311 Sinclair Road		NAP			NAP			5/23/2013
14.04	Property			1100 Wheeler Way		NAP			NAP			5/23/2013
15	Loan	23, 24	GSMC	Innovation Center of Vermont	8/28/2023	PPNNE	18,775	7/31/2021	GSA - IRS	12,997	1/1/2023	5/14/2013
16	Loan	11, 25	SMF I	Blackhawk Estates		NAP			NAP			5/10/2013
17	Loan		CGMRC	Forest Cove Apartments		NAP			NAP			3/20/2013
18	Loan		GSMC	Renaissance at Hobble Creek		NAP			NAP			6/7/2013
19	Loan		GSMC	Rivercrest Shadow Anchored Portfolio 4
19.01	Property			Creekside Plaza	10/31/2014	CATO	4,720	1/31/2015	The Shoe Department	4,500	11/30/2016	3/14/2013
19.02	Property			Southside Commons	1/31/2014	H&R Block	3,500	4/30/2016	A Wireless	3,193	6/30/2015	3/14/2013
19.03	Property			White Horse Commons	1/31/2017	Homesmart	4,000	10/31/2017	It’s Fashion	3,200	1/31/2017	3/14/2013
19.04	Property			Hillview Plaza	12/31/2015	Rent-A-Center	4,000	10/31/2013	Shoe Show	3,360	10/31/2013	3/14/2013
20	Loan	26	GSMC	643-647 Ninth Avenue		NAP			NAP			5/17/2013
21	Loan	27	GSMC	747 Amsterdam Avenue		NAP			NAP			5/23/2013
22	Loan		SMF I	Keller Crossing	3/31/2017	Tuesday Morning	7,377	1/15/2017	Pet O Rama	6,000	12/31/2018	4/11/2013
23	Loan		GSMC	MetroPlace Center	9/30/2019	Chipotle Mexican Grill	2,300	2/28/2019	Which Wich	1,826	1/31/2019	4/25/2013
24	Loan	28	SMF I	Pangea 6 Multifamily Portfolio
24.01	Property			6700 South Indiana Avenue		NAP			NAP			4/24/2013
24.02	Property			1748 East 71st Place		NAP			NAP			4/24/2013
24.03	Property			8251 South Ellis Avenue		NAP			NAP			4/24/2013
24.04	Property			7934 South Wabash Avenue		NAP			NAP			4/24/2013
24.05	Property			212 East 69th Place		NAP			NAP			4/24/2013
24.06	Property			729 North Central Avenue		NAP			NAP			4/24/2013
24.07	Property			8238 South Ellis Avenue		NAP			NAP			4/24/2013
24.08	Property			7755 South Sangamon Street		NAP			NAP			4/24/2013
24.09	Property			6306 South Artesian Avenue		NAP			NAP			4/24/2013
24.10	Property			6149 West North Avenue		NAP			NAP			4/24/2013
24.11	Property			7920-7926 South Evans Avenue		NAP			NAP			4/24/2013
24.12	Property			21837 Jeffrey Avenue		NAP			NAP			4/24/2013
24.13	Property			7903 South Luella Avenue		NAP			NAP			4/24/2013
24.14	Property			7655 South Sangamon Street		NAP			NAP			4/24/2013
24.15	Property			7706 South Saginaw Avenue		NAP			NAP			4/24/2013
24.16	Property			8159 South Drexel Avenue		NAP			NAP			4/24/2013
24.17	Property			5401-5409 West Le Moyne Street		NAP			NAP			4/24/2013
24.18	Property			7948 South Hermitage Avenue		NAP			NAP			4/24/2013
25	Loan		CGMRC	Princeton Apartment Portfolio
25.01	Property			Kimberly Club		NAP			NAP			5/20/2013
25.02	Property			Marianne Manor Apartments		NAP			NAP			5/17/2013
26	Loan	29, 30	GSMC	Merrillwood Building	4/30/2018	Paul H. Johnson, Inc.	2,847	5/30/2026	Einstein’s Bagels	2,330	1/27/2017	5/23/2013
27	Loan		CGMRC	Tammany on the Ponds Apartments		NAP			NAP			5/3/2013
28	Loan		SMF I	Summer Center	1/31/2015	Beauty & Wig	5,622	2/28/2017	Dots	5,467	5/31/2014	5/22/2013
29	Loan		SMF I	Wyndamere Apartments		NAP			NAP			5/20/2013

GSMS 2013-GC13 Annex A

					Third		Fourth	Fourth		Fifth	Fifth	Environmental
Control	Loan /		Mortgage		Largest Tenant	Fourth	Largest Tenant	Largest Tenant	Fifth	Largest Tenant	Largest Tenant	Phase I
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Report Date
30	Loan		GSMC	Riveraine Apartments		NAP			NAP			4/15/2013
31	Loan	11	CGMRC	LV Self Storage Portfolio
31.01	Property	11		LV Self Storage Portfolio - Presidential		NAP			NAP			3/21/2013
31.02	Property			LV Self Storage Portfolio - Maule		NAP			NAP			2/15/2013
31.03	Property	11		LV Self Storage Portfolio - Henderson		NAP			NAP			5/8/2013
32	Loan	31	SMF I	Cherokee Village & Sundowner MHP
32.01	Property			Cherokee Village MHP		NAP			NAP			5/14/2013
32.02	Property			Sundowner MHP		NAP			NAP			5/14/2013
33	Loan		SMF I	Nottingham Apartments		NAP			NAP			4/25/2013
34	Loan	11, 32	GSMC	Hampton Inn - Greenville		NAP			NAP			4/23/2013
35	Loan		SMF I	New Market Shopping Center	11/30/2014	Boone Drug	6,309	2/28/2015	Dos Amigos	6,200	6/30/2019	5/10/2013
36	Loan		CGMRC	Tree Tops at Post Oak		NAP			NAP			2/6/2013
37	Loan	11	CGMRC	Storage Pros Tennessee Portfolio
37.01	Property			Storage Pros Tennessee Portfolio - Sutherland		NAP			NAP			3/20/2013
37.02	Property	11		Storage Pros Tennessee Portfolio - Rivergate		NAP			NAP			3/20/2013
37.03	Property	11		Storage Pros Tennessee Portfolio - Papermill		NAP			NAP			3/20/2013
37.04	Property			Storage Pros Tennessee Portfolio - Goodlettsville		NAP			NAP			3/20/2013
38	Loan		GSMC	Bella Terra Plaza	2/28/2014	Randall Morton (Fitness Gym)	5,694	12/1/2020	Department of Transportation (State of California)	5,237	7/30/2015	4/24/2013
39	Loan		GSMC	Crown at Steeplechase Apartments		NAP			NAP			4/10/2013
40	Loan		GSMC	Dawson Street Apartments		NAP			NAP			5/22/2013
41	Loan	33	CGMRC	ExtraSpace Self Storage Alexandria
41.01	Property			Lodi Self Storage		NAP			NAP			1/3/2013
41.02	Property			Windermere Boulevard		NAP			NAP			1/3/2013
42	Loan	33	CGMRC	ExtraSpace Self Storage Leesville		NAP			NAP			1/3/2013
43	Loan		CGMRC	885 Flatbush Avenue	11/30/2019	Earle C. Roberts	650	10/31/2018	NAP			12/10/2012
44	Loan		GSMC	Hempstead Road Apartments		NAP			NAP			4/8/2013
45	Loan		CGMRC	Leaders Mobile Home Park		NAP			NAP			3/4/2013
46	Loan		GSMC	Granite Club Apartments		NAP			NAP			4/15/2013
47	Loan		CGMRC	Lakewood Plaza	3/31/2021	Outback Steakhouse	6,458	4/30/2017	Mega Replay	6,400	10/31/2016	3/28/2013
48	Loan		CGMRC	Amsdell - Best Rate Self Storage		NAP			NAP			4/18/2013
49	Loan		GSMC	Storage Max		NAP			NAP			5/14/2013
50	Loan		GSMC	Shoppes at Camp Bowie	6/30/2022	Pizza Inn	2,211	12/31/2021	Chipotle	2,200	11/30/2021	4/8/2013
51	Loan	34	CGMRC	The Arbaugh Building	12/31/2016	NAP			NAP			4/16/2013
52	Loan	11	GSMC	Gateway Commons	12/31/2013	Taekwondo and Fitness	3,000	5/31/2019	Hairspraye	1,875	10/31/2017	5/13/2013
53	Loan		CGMRC	Keystone Crossing Shopping Center	3/31/2017	Dash Cleaners	1,000	2/28/2017	New China Restaurant	1,000	3/31/2017	4/23/2013
54	Loan		CGMRC	Stratford Plaza	1/31/2014	Noodles and Co	2,396	11/30/2015	Golf Tec	2,211	7/31/2016	3/6/2013
55	Loan		GSMC	Elmer and Bellefonte Street Apartments		NAP			NAP			4/8/2013
56	Loan		CGMRC	Tammany Hills Apartments		NAP			NAP			5/3/2013
57	Loan		GSMC	Colony Apartments		NAP			NAP			5/6/2013
58	Loan		CGMRC	The Villages at Southcreek SS		NAP			NAP			1/29/2013
59	Loan		GSMC	Wightman Street Apartments		NAP			NAP			4/8/2013
60	Loan		CGMRC	PriceRite - District Heights, MD		NAP			NAP			2/7/2013
61	Loan		SMF I	Spyglass Hill Apartments		NAP			NAP			6/12/2013
62	Loan		CGMRC	Fleetwood Square		NAP			NAP			3/20/2013
63	Loan		CGMRC	Hide-A-Way Self Storage		NAP			NAP			2/12/2013
64	Loan		CGMRC	Walgreens - Holly Hills, FL		NAP			NAP			4/1/2013
65	Loan		CGMRC	Extra Space Self Storage #8183 - Nokomis		NAP			NAP			4/5/2013
66	Loan		CGMRC	Extra Space Self Storage #8182 - Port Charlotte		NAP			NAP			4/5/2013
67	Loan		CGMRC	Extra Space Self Storage #8181 - Punta Gorda		NAP			NAP			4/5/2013

GSMS 2013-GC13 Annex A

						Environmental				Earthquake
Control	Loan /		Mortgage		Environmental	Phase II	Engineering	Seismic		Insurance	Upfront RE	Ongoing RE	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Phase II	Report Date	Report Date	Report Date	PML or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)
1	Loan	8, 9	GSMC	11 West 42nd Street	No	NAP	5/21/2013	NAP	NAP	No	0	0	0	0
2	Loan	10, 11, 12	GSMC	Mall St. Matthews	No	NAP	1/28/2013	NAP	NAP	No	0	0	0	0
3	Loan	12	GSMC	Crossroads Center	No	NAP	1/28/2013	NAP	NAP	No	0	0	0	0
4	Loan	13	GSMC	Plaza America Towers III & IV	No	NAP	6/10/2013	NAP	NAP	No	301,159	150,579	88,695	8,375
5	Loan	14	CGMRC	345 Park Avenue South	No	NAP	4/17/2013	NAP	NAP	No	1,305,924	217,654	0	0
6	Loan	11, 15	GSMC	Holiday Inn - 6th Avenue	No	NAP	5/30/2013	NAP	NAP	No	872,620	145,437	0	0
7	Loan		CGMRC	One Westchase Center	No	NAP	3/10/2013	NAP	NAP	No	550,695	137,674	66,294	0
8	Loan	11, 16	CGMRC	The Marsol Apartments	No	NAP	4/4/2013	NAP	NAP	No	443,594	88,719	0	0
9	Loan		GSMC	Pinnacle in Kierland Phase IV	No	NAP	3/26/2013	NAP	NAP	No	0	0	0	0
10	Loan	11, 17, 18	GSMC	Stirling Lafayette Shopping Center	No	NAP	5/2/2013	NAP	NAP	No	100,087	16,681	8,150	3,246
11	Loan	19, 20	SMF I	Rockwall Commons Apartments	No	NAP	5/23/2013	NAP	NAP	No	176,685	29,448	10,169	2,542
12	Loan	20	SMF I	Rockwall Commons Office	No	NAP	4/22/2013	NAP	NAP	No	34,769	5,795	1,354	339
13	Loan	21, 22	SMF I	Surfsand Resort	No	NAP	4/25/2013	4/25/2013	9%	No	101,619	14,517	171,835	15,621
14	Loan		GSMC	Warehouse & Flex Portfolio						No	248,475	27,608	15,006	3,752
14.01	Property			1515 Grundy’s Lane	No	NAP	6/7/2013	NAP	NAP	No
14.02	Property			1501 Grundy’s Lane	No	NAP	6/7/2013	NAP	NAP	No
14.03	Property			311 Sinclair Road	No	NAP	6/7/2013	NAP	NAP	No
14.04	Property			1100 Wheeler Way	No	NAP	6/7/2013	NAP	NAP	No
15	Loan	23, 24	GSMC	Innovation Center of Vermont	No	NAP	5/8/2013	NAP	NAP	No	73,408	36,704	18,092	2,585
16	Loan	11, 25	SMF I	Blackhawk Estates	No	NAP	5/7/2013	NAP	NAP	No	71,129	35,565	17,556	2,508
17	Loan		CGMRC	Forest Cove Apartments	No	NAP	3/20/2013	NAP	NAP	No	104,187	26,047	158,656	14,423
18	Loan		GSMC	Renaissance at Hobble Creek	No	NAP	6/17/2013	NAP	NAP	No	53,295	26,648	8,652	3,434
19	Loan		GSMC	Rivercrest Shadow Anchored Portfolio 4						No	107,622	21,524	10,697	998
19.01	Property			Creekside Plaza	No	NAP	3/14/2013	NAP	NAP	No
19.02	Property			Southside Commons	No	NAP	3/12/2013	NAP	NAP	No
19.03	Property			White Horse Commons	No	NAP	3/13/2013	NAP	NAP	No
19.04	Property			Hillview Plaza	No	NAP	3/15/2013	NAP	NAP	No
20	Loan	26	GSMC	643-647 Ninth Avenue	No	NAP	4/26/2013	NAP	NAP	No	0	20,672	0	0
21	Loan	27	GSMC	747 Amsterdam Avenue	No	NAP	5/23/2013	NAP	NAP	No	10,560	10,560	40,943	3,412
22	Loan		SMF I	Keller Crossing	Yes	5/6/2013	4/11/2013	NAP	NAP	No	162,020	27,003	5,897	1,966
23	Loan		GSMC	MetroPlace Center	No	NAP	4/23/2013	4/23/2013	7%	No	31,076	7,769	10,417	1,042
24	Loan	28	SMF I	Pangea 6 Multifamily Portfolio						No	115,825	16,420	45,892	6,531
24.01	Property			6700 South Indiana Avenue	No	NAP	4/24/2013	NAP	NAP	No
24.02	Property			1748 East 71st Place	No	NAP	4/24/2013	NAP	NAP	No
24.03	Property			8251 South Ellis Avenue	No	NAP	4/24/2013	NAP	NAP	No
24.04	Property			7934 South Wabash Avenue	No	NAP	4/24/2013	NAP	NAP	No
24.05	Property			212 East 69th Place	No	NAP	4/22/2013	NAP	NAP	No
24.06	Property			729 North Central Avenue	No	NAP	4/24/2013	NAP	NAP	No
24.07	Property			8238 South Ellis Avenue	No	NAP	4/24/2013	NAP	NAP	No
24.08	Property			7755 South Sangamon Street	No	NAP	4/24/2013	NAP	NAP	No
24.09	Property			6306 South Artesian Avenue	No	NAP	4/24/2013	NAP	NAP	No
24.10	Property			6149 West North Avenue	No	NAP	4/24/2013	NAP	NAP	No
24.11	Property			7920-7926 South Evans Avenue	No	NAP	4/24/2013	NAP	NAP	No
24.12	Property			21837 Jeffrey Avenue	No	NAP	4/24/2013	NAP	NAP	No
24.13	Property			7903 South Luella Avenue	No	NAP	4/24/2013	NAP	NAP	No
24.14	Property			7655 South Sangamon Street	No	NAP	4/24/2013	NAP	NAP	No
24.15	Property			7706 South Saginaw Avenue	No	NAP	4/24/2013	NAP	NAP	No
24.16	Property			8159 South Drexel Avenue	No	NAP	4/24/2013	NAP	NAP	No
24.17	Property			5401-5409 West Le Moyne Street	No	NAP	4/24/2013	NAP	NAP	No
24.18	Property			7948 South Hermitage Avenue	No	NAP	4/24/2013	NAP	NAP	No
25	Loan		CGMRC	Princeton Apartment Portfolio						No	296,445	29,645	52,003	5,778
25.01	Property			Kimberly Club	No	NAP	5/17/2013	NAP	NAP	No
25.02	Property			Marianne Manor Apartments	No	NAP	5/17/2013	NAP	NAP	No
26	Loan	29, 30	GSMC	Merrillwood Building	No	NAP	6/12/2013	NAP	NAP	No	209,187	23,243	51,809	4,710
27	Loan		CGMRC	Tammany on the Ponds Apartments	No	NAP	5/3/2013	NAP	NAP	No	190,837	19,084	28,210	3,526
28	Loan		SMF I	Summer Center	No	NAP	5/22/2013	5/22/2013	9%	No	177,427	22,032	6,438	1,609
29	Loan		SMF I	Wyndamere Apartments	No	NAP	5/11/2013	NAP	NAP	No	30,854	5,142	9,393	4,601

GSMS 2013-GC13 Annex A

						Environmental				Earthquake
Control	Loan /		Mortgage		Environmental	Phase II	Engineering	Seismic		Insurance	Upfront RE	Ongoing RE	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Phase II	Report Date	Report Date	Report Date	PML or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)
30	Loan		GSMC	Riveraine Apartments	No	NAP	4/15/2013	NAP	NAP	No	174,450	29,075	204,752	31,787
31	Loan	11	CGMRC	LV Self Storage Portfolio						No	89,652	8,965	23,363	2,596
31.01	Property	11		LV Self Storage Portfolio - Presidential	No	NAP	4/18/2013	NAP	NAP	No
31.02	Property			LV Self Storage Portfolio - Maule	No	NAP	2/15/2013	NAP	NAP	No
31.03	Property	11		LV Self Storage Portfolio - Henderson	No	NAP	4/19/2013	NAP	NAP	No
32	Loan	31	SMF I	Cherokee Village & Sundowner MHP						No	23,185	4,637	19,850	1,985
32.01	Property			Cherokee Village MHP	No	NAP	5/16/2013	NAP	NAP	No
32.02	Property			Sundowner MHP	No	NAP	5/16/2013	NAP	NAP	No
33	Loan		SMF I	Nottingham Apartments	No	NAP	4/25/2013	NAP	NAP	No	37,252	6,209	59,752	17,637
34	Loan	11, 32	GSMC	Hampton Inn - Greenville	No	NAP	3/20/2013	NAP	NAP	No	78,486	7,849	2,563	1,282
35	Loan		SMF I	New Market Shopping Center	No	NAP	5/10/2013	NAP	NAP	No	62,772	5,707	19,508	1,626
36	Loan		CGMRC	Tree Tops at Post Oak	No	NAP	2/6/2013	NAP	NAP	No	36,038	12,013	3,693	3,693
37	Loan	11	CGMRC	Storage Pros Tennessee Portfolio						No	113,363	16,195	40,130	3,344
37.01	Property			Storage Pros Tennessee Portfolio - Sutherland	No	NAP	3/20/2013	NAP	NAP	No
37.02	Property	11		Storage Pros Tennessee Portfolio - Rivergate	No	NAP	3/19/2013	NAP	NAP	No
37.03	Property	11		Storage Pros Tennessee Portfolio - Papermill	No	NAP	3/20/2013	NAP	NAP	No
37.04	Property			Storage Pros Tennessee Portfolio - Goodlettsville	No	NAP	3/19/2013	NAP	NAP	No
38	Loan		GSMC	Bella Terra Plaza	No	NAP	4/23/2013	4/24/2013	7%	No	30,988	7,747	12,958	1,296
39	Loan		GSMC	Crown at Steeplechase Apartments	No	NAP	4/9/2013	NAP	NAP	No	46,525	7,754	0	2,479
40	Loan		GSMC	Dawson Street Apartments	No	NAP	5/28/2013	NAP	NAP	No	23,300	5,825	25,269	5,592
41	Loan	33	CGMRC	ExtraSpace Self Storage Alexandria						No	31,912	5,319	8,895	1,271
41.01	Property			Lodi Self Storage	No	NAP	1/6/2013	NAP	NAP	No
41.02	Property			Windermere Boulevard	No	NAP	1/3/2013	NAP	NAP	No
42	Loan	33	CGMRC	ExtraSpace Self Storage Leesville	No	NAP	1/6/2013	NAP	NAP	No	8,151	1,359	4,107	587
43	Loan		CGMRC	885 Flatbush Avenue	No	NAP	11/26/2012	NAP	NAP	No	71,280	11,880	3,413	1,138
44	Loan		GSMC	Hempstead Road Apartments	No	NAP	4/8/2013	NAP	NAP	No	34,247	8,562	39,599	3,300
45	Loan		CGMRC	Leaders Mobile Home Park	No	NAP	3/4/2013	NAP	NAP	No	0	8,077	4,017	669
46	Loan		GSMC	Granite Club Apartments	No	NAP	4/11/2013	NAP	NAP	No	95,930	15,988	46,969	9,610
47	Loan		CGMRC	Lakewood Plaza	No	NAP	4/1/2013	NAP	NAP	No	47,599	9,520	7,969	2,656
48	Loan		CGMRC	Amsdell - Best Rate Self Storage	No	NAP	3/25/2013	NAP	NAP	No	29,521	4,217	0	0
49	Loan		GSMC	Storage Max	No	NAP	5/15/2013	NAP	NAP	No	15,933	2,276	3,337	667
50	Loan		GSMC	Shoppes at Camp Bowie	No	NAP	4/3/2013	NAP	NAP	No	61,957	10,326	1,354	477
51	Loan	34	CGMRC	The Arbaugh Building	No	NAP	4/24/2013	NAP	NAP	No	27,443	5,489	7,962	1,327
52	Loan	11	GSMC	Gateway Commons	No	NAP	5/13/2013	NAP	NAP	No	46,639	7,773	3,937	656
53	Loan		CGMRC	Keystone Crossing Shopping Center	No	NAP	4/23/2013	NAP	NAP	No	57,996	8,285	5,557	2,778
54	Loan		CGMRC	Stratford Plaza	No	NAP	3/5/2013	NAP	NAP	No	27,302	9,101	472	472
55	Loan		GSMC	Elmer and Bellefonte Street Apartments	No	NAP	4/8/2013	NAP	NAP	No	18,117	4,529	3,527	1,764
56	Loan		CGMRC	Tammany Hills Apartments	No	NAP	5/3/2013	NAP	NAP	No	54,535	10,907	25,826	2,870
57	Loan		GSMC	Colony Apartments	No	NAP	5/13/2013	NAP	NAP	No	34,916	3,492	43,245	3,931
58	Loan		CGMRC	The Villages at Southcreek SS	No	NAP	1/23/2013	NAP	NAP	No	43,624	5,817	7,911	3,165
59	Loan		GSMC	Wightman Street Apartments	No	NAP	4/8/2013	NAP	NAP	No	16,532	4,133	3,544	1,772
60	Loan		CGMRC	PriceRite - District Heights, MD	No	NAP	2/7/2013	NAP	NAP	No	0	0	2,827	942
61	Loan		SMF I	Spyglass Hill Apartments	No	NAP	6/10/2013	NAP	NAP	No	11,429	2,857	2,392	1,196
62	Loan		CGMRC	Fleetwood Square	No	NAP	3/19/2013	NAP	NAP	No	35,184	7,037	30,726	3,073
63	Loan		CGMRC	Hide-A-Way Self Storage	No	NAP	2/12/2013	NAP	NAP	No	27,929	5,586	11,152	1,859
64	Loan		CGMRC	Walgreens - Holly Hills, FL	No	NAP	4/1/2013	NAP	NAP	No	0	0	0	0
65	Loan		CGMRC	Extra Space Self Storage #8183 - Nokomis	No	NAP	4/4/2013	NAP	NAP	No	17,804	2,543	29,822	2,485
66	Loan		CGMRC	Extra Space Self Storage #8182 - Port Charlotte	No	NAP	4/5/2013	NAP	NAP	No	38,701	5,529	25,443	2,120
67	Loan		CGMRC	Extra Space Self Storage #8181 - Punta Gorda	No	NAP	4/4/2013	NAP	NAP	No	14,351	2,050	24,485	2,040

GSMS 2013-GC13 Annex A

Control	Loan /		Mortgage		Upfront	Ongoing	Replacement	Upfront	Ongoing		Upfront Debt	Ongoing Debt	Upfront Deferred
Number	Property Flag	Footnotes	Loan Seller	Property Name	Replacement Reserve ($)	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)	Maintenance Reserve ($)
1	Loan	8, 9	GSMC	11 West 42nd Street	0	0	0	0	0	0	0	0	52,500
2	Loan	10, 11, 12	GSMC	Mall St. Matthews	0	0	498,697	0	0	349,511	0	0	0
3	Loan	12	GSMC	Crossroads Center	0	0	226,810	0	0	372,996	0	0	0
4	Loan	13	GSMC	Plaza America Towers III & IV	0	7,818	0	5,000,000	107,502	0	0	0	0
5	Loan	14	CGMRC	345 Park Avenue South	0	4,407	0	0	22,917	0	0	0	318,910
6	Loan	11, 15	GSMC	Holiday Inn - 6th Avenue	0	49,291	0	0	0	0	0	0	86,415
7	Loan		CGMRC	One Westchase Center	1,500,000	7,769	0	3,500,000	0	0	0	0	0
8	Loan	11, 16	CGMRC	The Marsol Apartments	0	21,610	0	0	0	0	0	0	7,500
9	Loan		GSMC	Pinnacle in Kierland Phase IV	0	0	0	0	0	0	0	0	0
10	Loan	11, 17, 18	GSMC	Stirling Lafayette Shopping Center	0	2,565	0	0	13,681	800,000	0	0	0
11	Loan	19, 20	SMF I	Rockwall Commons Apartments	0	4,208	0	0	0	0	0	0	0
12	Loan	20	SMF I	Rockwall Commons Office	0	430	0	0	2,149	0	0	0	0
13	Loan	21, 22	SMF I	Surfsand Resort	0	20,605	0	0	0	0	0	0	0
14	Loan		GSMC	Warehouse & Flex Portfolio	0	6,847	0	2,275,000	0	2,275,000	0	0	16,560
14.01	Property			1515 Grundy’s Lane
14.02	Property			1501 Grundy’s Lane
14.03	Property			311 Sinclair Road
14.04	Property			1100 Wheeler Way
15	Loan	23, 24	GSMC	Innovation Center of Vermont	0	5,832	0	0	12,864	231,553	0	0	0
16	Loan	11, 25	SMF I	Blackhawk Estates	0	4,750	0	0	0	0	0	0	33,563
17	Loan		CGMRC	Forest Cove Apartments	409,656	7,500	0	0	0	0	0	0	90,344
18	Loan		GSMC	Renaissance at Hobble Creek	10,200	10,200	0	0	0	0	0	0	0
19	Loan		GSMC	Rivercrest Shadow Anchored Portfolio 4	0	3,150	0	0	8,333	300,000	0	0	0
19.01	Property			Creekside Plaza
19.02	Property			Southside Commons
19.03	Property			White Horse Commons
19.04	Property			Hillview Plaza
20	Loan	26	GSMC	643-647 Ninth Avenue	0	756	27,202	0	1,556	0	0	0	0
21	Loan	27	GSMC	747 Amsterdam Avenue	0	742	0	0	2,225	0	0	0	0
22	Loan		SMF I	Keller Crossing	0	1,669	0	100,000	7,250	300,000	0	0	0
23	Loan		GSMC	MetroPlace Center	0	500	0	0	4,167	100,000	0	0	1,100
24	Loan	28	SMF I	Pangea 6 Multifamily Portfolio	0	7,646	275,256	0	0	0	0	0	0
24.01	Property			6700 South Indiana Avenue
24.02	Property			1748 East 71st Place
24.03	Property			8251 South Ellis Avenue
24.04	Property			7934 South Wabash Avenue
24.05	Property			212 East 69th Place
24.06	Property			729 North Central Avenue
24.07	Property			8238 South Ellis Avenue
24.08	Property			7755 South Sangamon Street
24.09	Property			6306 South Artesian Avenue
24.10	Property			6149 West North Avenue
24.11	Property			7920-7926 South Evans Avenue
24.12	Property			21837 Jeffrey Avenue
24.13	Property			7903 South Luella Avenue
24.14	Property			7655 South Sangamon Street
24.15	Property			7706 South Saginaw Avenue
24.16	Property			8159 South Drexel Avenue
24.17	Property			5401-5409 West Le Moyne Street
24.18	Property			7948 South Hermitage Avenue
25	Loan		CGMRC	Princeton Apartment Portfolio	0	12,237	0	0	0	0	0	0	90,433
25.01	Property			Kimberly Club
25.02	Property			Marianne Manor Apartments
26	Loan	29, 30	GSMC	Merrillwood Building	0	5,403	104,744	0	10,000	500,000	0	0	0
27	Loan		CGMRC	Tammany on the Ponds Apartments	0	4,917	0	0	0	0	0	0	22,500
28	Loan		SMF I	Summer Center	0	4,569	0	0	7,970	300,000	0	0	0
29	Loan		SMF I	Wyndamere Apartments	0	3,380	0	0	0	0	0	0	0

GSMS 2013-GC13 Annex A

Control	Loan /		Mortgage		Upfront	Ongoing	Replacement	Upfront	Ongoing		Upfront Debt	Ongoing Debt	Upfront Deferred
Number	Property Flag	Footnotes	Loan Seller	Property Name	Replacement Reserve ($)	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)	Maintenance Reserve ($)
30	Loan		GSMC	Riveraine Apartments	0	16,200	0	0	0	0	0	0	54,625
31	Loan	11	CGMRC	LV Self Storage Portfolio	0	3,341	0	0	0	0	0	0	35,375
31.01	Property	11		LV Self Storage Portfolio - Presidential
31.02	Property			LV Self Storage Portfolio - Maule
31.03	Property	11		LV Self Storage Portfolio - Henderson
32	Loan	31	SMF I	Cherokee Village & Sundowner MHP	0	2,579	0	0	0	0	0	0	21,250
32.01	Property			Cherokee Village MHP
32.02	Property			Sundowner MHP
33	Loan		SMF I	Nottingham Apartments	0	6,175	0	0	0	0	0	0	342,490
34	Loan	11, 32	GSMC	Hampton Inn - Greenville	0	10,185	0	0	0	0	0	0	0
35	Loan		SMF I	New Market Shopping Center	0	1,678	0	0	5,600	250,000	0	0	696,990
36	Loan		CGMRC	Tree Tops at Post Oak	0	2,567	0	0	0	0	0	0	5,156
37	Loan	11	CGMRC	Storage Pros Tennessee Portfolio	56,750	2,112	76,041	0	1,458	0	0	0	43,250
37.01	Property			Storage Pros Tennessee Portfolio - Sutherland
37.02	Property	11		Storage Pros Tennessee Portfolio - Rivergate
37.03	Property	11		Storage Pros Tennessee Portfolio - Papermill
37.04	Property			Storage Pros Tennessee Portfolio - Goodlettsville
38	Loan		GSMC	Bella Terra Plaza	0	1,114	0	0	4,167	200,000	0	0	7,700
39	Loan		GSMC	Crown at Steeplechase Apartments	0	2,000	0	0	0	0	0	0	14,801
40	Loan		GSMC	Dawson Street Apartments	0	2,678	0	0	0	0	0	0	39,366
41	Loan	33	CGMRC	ExtraSpace Self Storage Alexandria	0	1,212	72,699	0	0	0	0	0	11,250
41.01	Property			Lodi Self Storage
41.02	Property			Windermere Boulevard
42	Loan	33	CGMRC	ExtraSpace Self Storage Leesville	0	1,330	79,815	0	0	0	0	0	37,500
43	Loan		CGMRC	885 Flatbush Avenue	0	1,100	0	55,000	1,000	90,000	0	0	24,905
44	Loan		GSMC	Hempstead Road Apartments	0	3,330	0	0	0	0	0	0	286,120
45	Loan		CGMRC	Leaders Mobile Home Park	0	1,079	0	0	0	0	0	0	5,000
46	Loan		GSMC	Granite Club Apartments	0	6,080	0	0	0	0	0	0	60,260
47	Loan		CGMRC	Lakewood Plaza	0	1,451	0	0	3,627	0	0	0	369,491
48	Loan		CGMRC	Amsdell - Best Rate Self Storage	0	1,092	0	0	0	0	0	0	0
49	Loan		GSMC	Storage Max	25,000	0	25,000	0	0	0	0	0	0
50	Loan		GSMC	Shoppes at Camp Bowie	0	82	0	0	2,081	0	0	0	0
51	Loan	34	CGMRC	The Arbaugh Building	0	1,535	0	50,000	0	0	0	0	500
52	Loan	11	GSMC	Gateway Commons	0	1,647	0	500,000	0	500,000	0	0	41,325
53	Loan		CGMRC	Keystone Crossing Shopping Center	50,000	996	0	0	3,139	100,000	0	0	0
54	Loan		CGMRC	Stratford Plaza	0	643	0	0	2,703	0	0	0	8,125
55	Loan		GSMC	Elmer and Bellefonte Street Apartments	0	1,705	0	0	0	0	0	0	81,895
56	Loan		CGMRC	Tammany Hills Apartments	0	3,292	100,000	0	0	0	0	0	3,300
57	Loan		GSMC	Colony Apartments	0	3,741	0	0	0	0	0	0	376,353
58	Loan		CGMRC	The Villages at Southcreek SS	0	1,617	97,035	0	0	0	0	0	1,688
59	Loan		GSMC	Wightman Street Apartments	0	1,976	0	0	0	0	0	0	79,925
60	Loan		CGMRC	PriceRite - District Heights, MD	0	595	0	0	0	0	0	0	65,338
61	Loan		SMF I	Spyglass Hill Apartments	0	1,400	0	0	0	0	216,348	0	0
62	Loan		CGMRC	Fleetwood Square	0	2,750	0	0	0	0	0	0	75,434
63	Loan		CGMRC	Hide-A-Way Self Storage	0	880	52,770	0	0	0	0	0	0
64	Loan		CGMRC	Walgreens - Holly Hills, FL	0	533	0	0	0	0	0	0	0
65	Loan		CGMRC	Extra Space Self Storage #8183 - Nokomis	0	693	50,000	0	0	0	0	0	13,313
66	Loan		CGMRC	Extra Space Self Storage #8182 - Port Charlotte	0	898	50,000	0	0	0	0	0	0
67	Loan		CGMRC	Extra Space Self Storage #8181 - Punta Gorda	0	772	50,000	0	0	0	0	0	0

GSMS 2013-GC13 Annex A

Control	Loan /		Mortgage		Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing	Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)	Description
1	Loan	8, 9	GSMC	11 West 42nd Street	0	0	0	3,346,219	0	Unfunded Obligations
2	Loan	10, 11, 12	GSMC	Mall St. Matthews	0	0	0	0	0
3	Loan	12	GSMC	Crossroads Center	0	0	0	0	0
4	Loan	13	GSMC	Plaza America Towers III & IV	0	0	0	3,140,138	0	Unfunded Obligations
5	Loan	14	CGMRC	345 Park Avenue South	0	0	0	0	196,071	Digitas TI Reserve
6	Loan	11, 15	GSMC	Holiday Inn - 6th Avenue	0	0	0	2,432,789	0	PIP Reserve
7	Loan		CGMRC	One Westchase Center	0	0	0	1,224,934	0	Existing TI/LC Reserve
8	Loan	11, 16	CGMRC	The Marsol Apartments	0	0	0	3,000,000	0	Capital Improvement Holdback
9	Loan		GSMC	Pinnacle in Kierland Phase IV	0	0	0	0	0
10	Loan	11, 17, 18	GSMC	Stirling Lafayette Shopping Center	0	0	0	2,900,000	0	Earnout Reserve
11	Loan	19, 20	SMF I	Rockwall Commons Apartments	0	0	0	0	0
12	Loan	20	SMF I	Rockwall Commons Office	0	0	0	0	0
13	Loan	21, 22	SMF I	Surfsand Resort	0	0	0	21,759	140,257	Restaurant & View Parcel Ground Lease Reserve ($21,758.50); Seasonality Reserve ($140,257 / month collected July through October)
14	Loan		GSMC	Warehouse & Flex Portfolio	0	0	0	0	0
14.01	Property			1515 Grundy’s Lane
14.02	Property			1501 Grundy’s Lane
14.03	Property			311 Sinclair Road
14.04	Property			1100 Wheeler Way
15	Loan	23, 24	GSMC	Innovation Center of Vermont	0	0	0	0	0
16	Loan	11, 25	SMF I	Blackhawk Estates	0	0	0	1,500,000	0	Economic Holdback Reserve
17	Loan		CGMRC	Forest Cove Apartments	0	0	0	0	0
18	Loan		GSMC	Renaissance at Hobble Creek	0	0	0	0	0
19	Loan		GSMC	Rivercrest Shadow Anchored Portfolio 4	0	0	0	0	0
19.01	Property			Creekside Plaza
19.02	Property			Southside Commons
19.03	Property			White Horse Commons
19.04	Property			Hillview Plaza
20	Loan	26	GSMC	643-647 Ninth Avenue	0	0	0	0	0
21	Loan	27	GSMC	747 Amsterdam Avenue	0	0	0	0	0
22	Loan		SMF I	Keller Crossing	0	0	0	78,000	0	Pet-O-Rama Reserve
23	Loan		GSMC	MetroPlace Center	0	0	0	522,579	0	Free Rent Reserve
24	Loan	28	SMF I	Pangea 6 Multifamily Portfolio	0	0	0	0	0
24.01	Property			6700 South Indiana Avenue
24.02	Property			1748 East 71st Place
24.03	Property			8251 South Ellis Avenue
24.04	Property			7934 South Wabash Avenue
24.05	Property			212 East 69th Place
24.06	Property			729 North Central Avenue
24.07	Property			8238 South Ellis Avenue
24.08	Property			7755 South Sangamon Street
24.09	Property			6306 South Artesian Avenue
24.10	Property			6149 West North Avenue
24.11	Property			7920-7926 South Evans Avenue
24.12	Property			21837 Jeffrey Avenue
24.13	Property			7903 South Luella Avenue
24.14	Property			7655 South Sangamon Street
24.15	Property			7706 South Saginaw Avenue
24.16	Property			8159 South Drexel Avenue
24.17	Property			5401-5409 West Le Moyne Street
24.18	Property			7948 South Hermitage Avenue
25	Loan		CGMRC	Princeton Apartment Portfolio	0	0	0	0	0
25.01	Property			Kimberly Club
25.02	Property			Marianne Manor Apartments
26	Loan	29, 30	GSMC	Merrillwood Building	0	0	0	220,367	0	Ishbia TI/LC Reserve ($200,000); Salon 6 Rent Reserve ($20,367)
27	Loan		CGMRC	Tammany on the Ponds Apartments	0	0	0	0	0
28	Loan		SMF I	Summer Center	0	0	0	1,082,750	0	Kroger Reserve ($1,000,000 Letter of Credit), Hibbett Sporting Goods Reserve ($82,750)
29	Loan		SMF I	Wyndamere Apartments	0	35,000	0	0	0

GSMS 2013-GC13 Annex A

Control	Loan /		Mortgage		Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing	Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)	Description
30	Loan		GSMC	Riveraine Apartments	0	0	0	0	0
31	Loan	11	CGMRC	LV Self Storage Portfolio	0	0	0	0	0
31.01	Property	11		LV Self Storage Portfolio - Presidential
31.02	Property			LV Self Storage Portfolio - Maule
31.03	Property	11		LV Self Storage Portfolio - Henderson
32	Loan	31	SMF I	Cherokee Village & Sundowner MHP	0	0	0	50,000	12,500	Seasonality Reserve
32.01	Property			Cherokee Village MHP
32.02	Property			Sundowner MHP
33	Loan		SMF I	Nottingham Apartments	0	0	0	0	0
34	Loan	11, 32	GSMC	Hampton Inn - Greenville	0	0	0	0	0
35	Loan		SMF I	New Market Shopping Center	0	0	0	0	0
36	Loan		CGMRC	Tree Tops at Post Oak	0	0	0	0	0
37	Loan	11	CGMRC	Storage Pros Tennessee Portfolio	0	0	0	0	0
37.01	Property			Storage Pros Tennessee Portfolio - Sutherland
37.02	Property	11		Storage Pros Tennessee Portfolio - Rivergate
37.03	Property	11		Storage Pros Tennessee Portfolio - Papermill
37.04	Property			Storage Pros Tennessee Portfolio - Goodlettsville
38	Loan		GSMC	Bella Terra Plaza	0	0	0	0	0
39	Loan		GSMC	Crown at Steeplechase Apartments	0	0	0	0	0
40	Loan		GSMC	Dawson Street Apartments	0	0	0	0	0
41	Loan	33	CGMRC	ExtraSpace Self Storage Alexandria	0	0	0	0	0
41.01	Property			Lodi Self Storage
41.02	Property			Windermere Boulevard
42	Loan	33	CGMRC	ExtraSpace Self Storage Leesville	0	0	0	0	0
43	Loan		CGMRC	885 Flatbush Avenue	0	0	0	0	0
44	Loan		GSMC	Hempstead Road Apartments	0	0	0	0	0
45	Loan		CGMRC	Leaders Mobile Home Park	0	400,000	0	0	0
46	Loan		GSMC	Granite Club Apartments	0	0	0	0	0
47	Loan		CGMRC	Lakewood Plaza	0	0	0	0	0
48	Loan		CGMRC	Amsdell - Best Rate Self Storage	0	0	0	15,500	0	Property Cost Reserve
49	Loan		GSMC	Storage Max	0	0	0	0	0
50	Loan		GSMC	Shoppes at Camp Bowie	0	0	0	0	0
51	Loan	34	CGMRC	The Arbaugh Building	0	0	0	0	0
52	Loan	11	GSMC	Gateway Commons	0	0	0	0	0
53	Loan		CGMRC	Keystone Crossing Shopping Center	0	0	0	0	0
54	Loan		CGMRC	Stratford Plaza	0	0	0	0	0
55	Loan		GSMC	Elmer and Bellefonte Street Apartments	0	0	0	0	0
56	Loan		CGMRC	Tammany Hills Apartments	0	0	0	0	0
57	Loan		GSMC	Colony Apartments	0	0	0	0	0
58	Loan		CGMRC	The Villages at Southcreek SS	0	0	0	0	0
59	Loan		GSMC	Wightman Street Apartments	0	0	0	0	0
60	Loan		CGMRC	PriceRite - District Heights, MD	0	0	0	0	0
61	Loan		SMF I	Spyglass Hill Apartments	0	0	0	0	0
62	Loan		CGMRC	Fleetwood Square	0	0	0	0	0
63	Loan		CGMRC	Hide-A-Way Self Storage	0	0	0	0	0
64	Loan		CGMRC	Walgreens - Holly Hills, FL	0	0	0	0	0
65	Loan		CGMRC	Extra Space Self Storage #8183 - Nokomis	0	0	0	0	0
66	Loan		CGMRC	Extra Space Self Storage #8182 - Port Charlotte	0	0	0	0	0
67	Loan		CGMRC	Extra Space Self Storage #8181 - Punta Gorda	0	0	0	0	0

GSMS 2013-GC13 Annex A

Control	Loan /		Mortgage				Loan	Loan Amount
Number	Property Flag	Footnotes	Loan Seller	Property Name	Borrower Name	Carve-out Guarantor	Purpose	(sources)
1	Loan	8, 9	GSMC	11 West 42nd Street	11 West 42 Realty Investors, L.L.C.	None	Refinance	300,000,000
2	Loan	10, 11, 12	GSMC	Mall St. Matthews	MSM Property L.L.C.	GGP Limited Partnership	Refinance	187,500,000
3	Loan	12	GSMC	Crossroads Center	St. Cloud Mall L.L.C.	GGP-TRC, LLC	Refinance	107,500,000
4	Loan	13	GSMC	Plaza America Towers III & IV	Plaza Office Realty II, LLC	Tamares Real Estate Holdings, Inc.	Refinance	100,000,000
5	Loan	14	CGMRC	345 Park Avenue South	345 PAS Owner, LLC	Aby Rosen and Michael Fuchs	Refinance	100,000,000
6	Loan	11, 15	GSMC	Holiday Inn - 6th Avenue	CWI Chelsea Hotel, LLC	Carey Watermark Investors Incorporated	Acquisition	80,000,000
7	Loan		CGMRC	One Westchase Center	One Westchase Center LL, LLC	Investcorp US Real Estate, LLC	Acquisition	55,312,000
8	Loan	11, 16	CGMRC	The Marsol Apartments	Morgan Marsol Apartments LLC	Robert C. Morgan	Acquisition	35,000,000
9	Loan		GSMC	Pinnacle in Kierland Phase IV	Scottsdale Kierland IV, L.L.C.	Austin O. Furst	Refinance	30,000,000
10	Loan	11, 17, 18	GSMC	Stirling Lafayette Shopping Center	Stirling Lafayette, L.L.C.	James E. Maurin	Refinance	27,000,000
11	Loan	19, 20	SMF I	Rockwall Commons Apartments	T Rockwall Apartments TX, LLC	Zaffar S. Tabani as Trustee of the 2005 ZST/TBT Descendant’s Trust - T Trust and Zaffar S. Tabani	Refinance	22,000,000
12	Loan	20	SMF I	Rockwall Commons Office	T Rockwall Office TX, LLC	Zaffar S. Tabani as Trustee of the 2005 ZST/TBT Descendant’s Trust - T Trust and Zaffar S. Tabani	Refinance	2,900,000
13	Loan	21, 22	SMF I	Surfsand Resort	Surfsand Resort, LLC	Stephanie Snyder	Refinance	23,000,000
14	Loan		GSMC	Warehouse & Flex Portfolio	Bucks IP SPE I, LLC	Frank L. Seidman, Francis L. Donato, Gabriel W. Spector and Daniel J. Maguire, Jr.	Refinance	22,400,000
14.01	Property			1515 Grundy’s Lane
14.02	Property			1501 Grundy’s Lane
14.03	Property			311 Sinclair Road
14.04	Property			1100 Wheeler Way
15	Loan	23, 24	GSMC	Innovation Center of Vermont	Fortieth Burlington, LLC	Charles M. Bayer, Jr.	Recapitalization	22,425,000
16	Loan	11, 25	SMF I	Blackhawk Estates	Blackhawk Estates MHC LLC	Edward C. Zeman	Refinance	19,500,000
17	Loan		CGMRC	Forest Cove Apartments	Forest Cove Venture Limited Partnership	Plato Foufas and The Fifth Amendment and Restatement of The KM Settlement	Refinance	19,000,000
18	Loan		GSMC	Renaissance at Hobble Creek	Renaissance Boise LLC	Peter Hollingshead and Thomas A. Cologna	Refinance	17,800,000
19	Loan		GSMC	Rivercrest Shadow Anchored Portfolio 4	Florence (Southside) WMS, LLC, Shelby (Creekside) WMS, LLC, Greer (Hillview) WMS, LLC and Greenville (Whitehorse) WMS, LLC	Stanley Werb and Jonathan S. Gaines	Refinance	16,700,000
19.01	Property			Creekside Plaza
19.02	Property			Southside Commons
19.03	Property			White Horse Commons
19.04	Property			Hillview Plaza
20	Loan	26	GSMC	643-647 Ninth Avenue	SPI 643-647 Ninth LLC	Dennis J. Wong	Acquisition	16,000,000
21	Loan	27	GSMC	747 Amsterdam Avenue	Gothic 96th Street LLC	Mitchell B. Rutter and John J. Cuticelli, Jr.	Refinance	15,000,000
22	Loan		SMF I	Keller Crossing	T Keller Crossing TX, LLC	Zaffar S. Tabani as Trustee of the 2005 ZST/TBT Descendant’s Trust-T Trust and Zaffar S. Tabani	Refinance	15,000,000
23	Loan		GSMC	MetroPlace Center	Metroplace LP	Shaoul J. Levy	Refinance	14,300,000
24	Loan	28	SMF I	Pangea 6 Multifamily Portfolio	PP P6 1, LLC; PP P6 2, LLC; PP P6 3, LLC; PP P6 4, LLC; PP P6 5, LLC	Pangea Properties	Recapitalization	13,800,000
24.01	Property			6700 South Indiana Avenue
24.02	Property			1748 East 71st Place
24.03	Property			8251 South Ellis Avenue
24.04	Property			7934 South Wabash Avenue
24.05	Property			212 East 69th Place
24.06	Property			729 North Central Avenue
24.07	Property			8238 South Ellis Avenue
24.08	Property			7755 South Sangamon Street
24.09	Property			6306 South Artesian Avenue
24.10	Property			6149 West North Avenue
24.11	Property			7920-7926 South Evans Avenue
24.12	Property			21837 Jeffrey Avenue
24.13	Property			7903 South Luella Avenue
24.14	Property			7655 South Sangamon Street
24.15	Property			7706 South Saginaw Avenue
24.16	Property			8159 South Drexel Avenue
24.17	Property			5401-5409 West Le Moyne Street
24.18	Property			7948 South Hermitage Avenue
25	Loan		CGMRC	Princeton Apartment Portfolio	Kimberly Club (CAP) LLC and Marianne Manor (CAP) LLC	Matthew B. Lester	Refinance	13,000,000
25.01	Property			Kimberly Club
25.02	Property			Marianne Manor Apartments
26	Loan	29, 30	GSMC	Merrillwood Building	Merrillwood Building, LLC and Johnson Enterprises of Birmingham, LLC	Paul H. Johnson, an individual, and Paul H. Johnson, as Trustee of the Paul H. Johnson Restated Living Trust Under Agreement, Dated May 27, 1991 and Restated on July 9, 2012	Refinance	12,000,000
27	Loan		CGMRC	Tammany on the Ponds Apartments	Tammany on the Ponds, L.L.C. and Tammany on the Ponds II, L.L.C.	Thomas B. Mulder and Janice Mulder	Refinance	12,000,000
28	Loan		SMF I	Summer Center	BDB Summer Center, LLC	Michael G. Bisciotti	Acquisition	10,950,000
29	Loan		SMF I	Wyndamere Apartments	KDC Georgetown Wyndemere I, LLC	Kevin Cogan	Refinance	10,500,000

GSMS 2013-GC13 Annex A

Control	Loan /		Mortgage				Loan	Loan Amount
Number	Property Flag	Footnotes	Loan Seller	Property Name	Borrower Name	Carve-out Guarantor	Purpose	(sources)
30	Loan		GSMC	Riveraine Apartments	Aon Properties Inc.	Bradley R. Smith	Refinance	10,500,000
31	Loan	11	CGMRC	LV Self Storage Portfolio	CPNV 9722 West Maule Avenue, LLC, CPNV 318 N. Boulder HWY., LLC, PRNV 6075 West Wigwam Ave., LLC	Lifestorage, LP	Acquisition	10,000,000
31.01	Property	11		LV Self Storage Portfolio - Presidential
31.02	Property			LV Self Storage Portfolio - Maule
31.03	Property	11		LV Self Storage Portfolio - Henderson
32	Loan	31	SMF I	Cherokee Village & Sundowner MHP	Sundowner Home Community, L.L.C. and Cherokee Home Community, L.L.C.	Sun Homes Community Trust and Madeleine Gross	Refinance	9,300,000
32.01	Property			Cherokee Village MHP
32.02	Property			Sundowner MHP
33	Loan		SMF I	Nottingham Apartments	Carruth Properties Partnership	W.A. Carruth, Jr.	Refinance	9,000,000
34	Loan	11, 32	GSMC	Hampton Inn - Greenville	Greenville Prime Investors II, LLC	Thomas J. Glennon	Refinance	9,000,000
35	Loan		SMF I	New Market Shopping Center	Boone Investment Group, LLC	Michael E. Calandra and Richard A. Schneider	Refinance	8,500,000
36	Loan		CGMRC	Tree Tops at Post Oak	Houston Treetops, LP	Matthew J. Vruggink, David Nazarian, and David Nazarian and Angella M. Nazarian, as Trustees of The David and Angella Nazarian Family Trust	Acquisition	8,400,000
37	Loan	11	CGMRC	Storage Pros Tennessee Portfolio	JRM-Goodlettsville LLC and Storage Pros Goodlettsville LLC, JRM-Rivergate LLC and Storage Pros Rivergate LLC, JRM-Papermill LLC and Storage Pros Papermill LLC, JRM-Sutherland LLC and Storage Pros Sutherland LLC	David M. Levenfeld, Ian Burnstein and Susan Wagner	Acquisition	8,250,000
37.01	Property			Storage Pros Tennessee Portfolio - Sutherland
37.02	Property	11		Storage Pros Tennessee Portfolio - Rivergate
37.03	Property	11		Storage Pros Tennessee Portfolio - Papermill
37.04	Property			Storage Pros Tennessee Portfolio - Goodlettsville
38	Loan		GSMC	Bella Terra Plaza	Bella Terra Plaza, LLC	Shaoul J. Levy	Refinance	8,000,000
39	Loan		GSMC	Crown at Steeplechase Apartments	The Crown at Steeplechase Apartments, LLC	Jimmy M. Puczylowski and Larry W. Strother	Refinance	7,300,000
40	Loan		GSMC	Dawson Street Apartments	Walnut University Lofts, L.P. and Walnut Dawson Partners, L.P.	Todd E. Reidbord and Gregg M. Perelman	Refinance	7,252,000
41	Loan	33	CGMRC	ExtraSpace Self Storage Alexandria	ES Alexandria Storage, LTD.	Paul Darden	Refinance	4,250,000
41.01	Property			Lodi Self Storage
41.02	Property			Windermere Boulevard
42	Loan	33	CGMRC	ExtraSpace Self Storage Leesville	ES Leesville Storage, LTD.	Paul Darden	Refinance	2,450,000
43	Loan		CGMRC	885 Flatbush Avenue	885 Flatbush Associates LLC	Isaac Shalom	Acquisition	6,500,000
44	Loan		GSMC	Hempstead Road Apartments	Hempstead Road Associates	Todd E. Reidbord and Gregg M. Perelman	Refinance	6,056,250
45	Loan		CGMRC	Leaders Mobile Home Park	Leaders Properties, LLC	David Leichtman	Refinance	6,000,000
46	Loan		GSMC	Granite Club Apartments	Aon Richmond Inc.	Bradley R. Smith	Refinance	5,820,000
47	Loan		CGMRC	Lakewood Plaza	Lakewood Plaza Investors, LLC	Ari Benmosche and Randall Briskin	Acquisition	5,175,000
48	Loan		CGMRC	Amsdell - Best Rate Self Storage	Amsdell Storage Ventures XII, LLC	Robert J. Amsdell and Barry L. Amsdell	Acquisition	5,111,250
49	Loan		GSMC	Storage Max	Gresham Lake Associates, LLC	E. Allen Massey	Refinance	4,987,500
50	Loan		GSMC	Shoppes at Camp Bowie	CM Camp Bowie LLC	John Cheney Curtis Mathes and George Carey Mathes	Acquisition	4,950,000
51	Loan	34	CGMRC	The Arbaugh Building	Arbaugh Lessor LLC	Richard M. Karp	Refinance	4,550,000
52	Loan	11	GSMC	Gateway Commons	Little & Cloniger LLP	Crowell Little Family LLLP, Carole C. Cloniger and Dr. David S. Cloniger	Refinance	4,500,000
53	Loan		CGMRC	Keystone Crossing Shopping Center	FWI 35, LLC	Thomas J. Cannon III and Flagship Investment II LLC	Refinance	4,500,000
54	Loan		CGMRC	Stratford Plaza	Stratford-Wauwatosa LLC	Alan C. Kaplan	Refinance	4,100,000
55	Loan		GSMC	Elmer and Bellefonte Street Apartments	Apartment Investments Associates III, L.P.	Todd E. Reidbord and Gregg M. Perelman	Refinance	3,955,000
56	Loan		CGMRC	Tammany Hills Apartments	Tammany Hills Apartments Limited Partnership	Thomas B. Mulder, Janice Mulder and Gerald Mulder	Refinance	3,825,000
57	Loan		GSMC	Colony Apartments	Titan Colony, LLC	Titan Loan Investment Fund, L.P.	Recapitalization	3,772,500
58	Loan		CGMRC	The Villages at Southcreek SS	Thomas Southcreek, L.L.C.	John W. Thomas	Refinance	3,600,000
59	Loan		GSMC	Wightman Street Apartments	Apartment Investments Associates II, Limited Partnership	Todd E. Reidbord and Gregg M. Perelman	Refinance	3,519,000
60	Loan		CGMRC	PriceRite - District Heights, MD	Sivan District Heights, LLC and DC Silver Hill Holdings, LLC	Suzanne Joseph and Daniel Mermel	Refinance	3,290,000
61	Loan		SMF I	Spyglass Hill Apartments	Spyglass Hills LLC	Tadas Jusionis and Darius Jusionis	Refinance	3,200,000
62	Loan		CGMRC	Fleetwood Square	Entourage Texas Properties L.L.C.	Joe R. Klutts	Refinance	3,000,000
63	Loan		CGMRC	Hide-A-Way Self Storage	Hide-A-Way Mini Storage II, LLC	William D. Farrar and Newton D. Farrar	Refinance	2,900,000
64	Loan		CGMRC	Walgreens - Holly Hills, FL	H&R Holly Hill LLC	Joseph Eisenberger	Acquisition	2,700,000
65	Loan		CGMRC	Extra Space Self Storage #8183 - Nokomis	J.B. Baldwin as Trustee of the Quality Self Storage IV Land Trust U/A/D September 22, 1998	Jon Bradford Baldwin	Refinance	2,450,000
66	Loan		CGMRC	Extra Space Self Storage #8182 - Port Charlotte	J.B. Baldwin as Trustee of the Quality Self Storage III Land Trust U/A/D December 29, 1997	Jon Bradford Baldwin	Refinance	2,300,000
67	Loan		CGMRC	Extra Space Self Storage #8181 - Punta Gorda	J.B. Baldwin as Trustee of the Quality Self Storage Land Trust U/A/D January 16, 1997	Jon Bradford Baldwin	Refinance	2,200,000

GSMS 2013-GC13 Annex A

Control	Loan /		Mortgage		Principal’s New Cash	Subordinate							Principal Equity
Number	Property Flag	Footnotes	Loan Seller	Property Name	Contribution (7)	Debt	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses
1	Loan	8, 9	GSMC	11 West 42nd Street	0	0	0	300,000,000	202,332,695	0	5,682,197	3,398,719	88,586,389	0	300,000,000
2	Loan	10, 11, 12	GSMC	Mall St. Matthews	0	0	0	187,500,000	133,520,972	0	280,207	0	53,698,821	0	187,500,000
3	Loan	12	GSMC	Crossroads Center	0	0	0	107,500,000	77,591,158	0	251,064	0	29,657,778	0	107,500,000
4	Loan	13	GSMC	Plaza America Towers III & IV	0	15,000,000	0	115,000,000	84,857,859	0	2,233,268	8,529,992	19,378,881	0	115,000,000
5	Loan	14	CGMRC	345 Park Avenue South	0	0	100,000	100,100,000	79,847,585	0	87,767	1,624,834	17,207,444	1,332,369	100,100,000
6	Loan	11, 15	GSMC	Holiday Inn - 6th Avenue	36,636,659	0	0	116,636,659	0	113,000,000	244,835	3,391,824	0	0	116,636,659
7	Loan		CGMRC	One Westchase Center	33,000,000	0	4,391,871	92,703,871	0	80,000,000	5,861,948	6,841,923	0	0	92,703,871
8	Loan	11, 16	CGMRC	The Marsol Apartments	8,132,421	0	1,952,675	45,085,096	0	41,000,000	634,002	3,451,094	0	0	45,085,096
9	Loan		GSMC	Pinnacle in Kierland Phase IV	124,533	0	0	30,124,533	30,000,000	0	124,533	0	0	0	30,124,533
10	Loan	11, 17, 18	GSMC	Stirling Lafayette Shopping Center	2,454,819	0	0	29,454,819	25,968,628	0	477,953	3,008,237	0	0	29,454,819
11	Loan	19, 20	SMF I	Rockwall Commons Apartments	0	0	0	22,000,000	13,119,777	0	198,559	186,854	8,494,810	0	22,000,000
12	Loan	20	SMF I	Rockwall Commons Office	0	0	0	2,900,000	1,729,425	0	61,132	36,123	1,073,320	0	2,900,000
13	Loan	21, 22	SMF I	Surfsand Resort	0	0	0	23,000,000	19,318,184	0	421,827	295,212	2,964,778	0	23,000,000
14	Loan		GSMC	Warehouse & Flex Portfolio	0	0	0	22,400,000	18,764,264	0	406,611	2,555,042	674,083	0	22,400,000
14.01	Property			1515 Grundy’s Lane
14.02	Property			1501 Grundy’s Lane
14.03	Property			311 Sinclair Road
14.04	Property			1100 Wheeler Way
15	Loan	23, 24	GSMC	Innovation Center of Vermont	0	0	0	22,425,000	0	0	464,986	91,499	21,868,515	0	22,425,000
16	Loan	11, 25	SMF I	Blackhawk Estates	0	0	0	19,500,000	14,345,369	0	520,804	1,622,249	3,011,579	0	19,500,000
17	Loan		CGMRC	Forest Cove Apartments	0	0	50,000	19,050,000	12,335,061	0	56,155	762,843	5,684,155	211,785	19,050,000
18	Loan		GSMC	Renaissance at Hobble Creek	539,074	0	0	18,339,074	17,808,217	0	458,709	72,148	0	0	18,339,074
19	Loan		GSMC	Rivercrest Shadow Anchored Portfolio 4	1,921,216	0	0	18,621,216	18,252,689	0	250,208	118,319	0	0	18,621,216
19.01	Property			Creekside Plaza
19.02	Property			Southside Commons
19.03	Property			White Horse Commons
19.04	Property			Hillview Plaza
20	Loan	26	GSMC	643-647 Ninth Avenue	9,695,000	0	0	25,695,000	0	25,500,000	195,000	0	0	0	25,695,000
21	Loan	27	GSMC	747 Amsterdam Avenue	0	0	0	15,000,000	12,364,488	0	512,704	51,503	2,071,306	0	15,000,000
22	Loan		SMF I	Keller Crossing	0	0	0	15,000,000	13,344,215	0	156,101	345,917	1,153,767	0	15,000,000
23	Loan		GSMC	MetroPlace Center	0	0	0	14,300,000	3,513,598	0	220,898	565,172	10,000,332	0	14,300,000
24	Loan	28	SMF I	Pangea 6 Multifamily Portfolio	0	0	0	13,800,000	0	0	344,914	161,717	13,293,370	0	13,800,000
24.01	Property			6700 South Indiana Avenue
24.02	Property			1748 East 71st Place
24.03	Property			8251 South Ellis Avenue
24.04	Property			7934 South Wabash Avenue
24.05	Property			212 East 69th Place
24.06	Property			729 North Central Avenue
24.07	Property			8238 South Ellis Avenue
24.08	Property			7755 South Sangamon Street
24.09	Property			6306 South Artesian Avenue
24.10	Property			6149 West North Avenue
24.11	Property			7920-7926 South Evans Avenue
24.12	Property			21837 Jeffrey Avenue
24.13	Property			7903 South Luella Avenue
24.14	Property			7655 South Sangamon Street
24.15	Property			7706 South Saginaw Avenue
24.16	Property			8159 South Drexel Avenue
24.17	Property			5401-5409 West Le Moyne Street
24.18	Property			7948 South Hermitage Avenue
25	Loan		CGMRC	Princeton Apartment Portfolio	0	0	60,000	13,060,000	10,060,761	0	51,588	438,881	2,366,241	142,528	13,060,000
25.01	Property			Kimberly Club
25.02	Property			Marianne Manor Apartments
26	Loan	29, 30	GSMC	Merrillwood Building	0	0	0	12,000,000	11,100,000	0	415,310	481,363	3,327	0	12,000,000
27	Loan		CGMRC	Tammany on the Ponds Apartments	0	0	45,000	12,045,000	9,513,048	0	46,518	241,547	2,084,695	159,191	12,045,000
28	Loan		SMF I	Summer Center	5,251,323	0	0	16,201,323	0	14,600,000	334,709	1,266,615	0	0	16,201,323
29	Loan		SMF I	Wyndamere Apartments	0	0	0	10,500,000	10,157,393	0	205,205	75,247	62,155	0	10,500,000

GSMS 2013-GC13 Annex A

Control	Loan /		Mortgage		Principal’s New Cash	Subordinate							Principal Equity
Number	Property Flag	Footnotes	Loan Seller	Property Name	Contribution (7)	Debt	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses
30	Loan		GSMC	Riveraine Apartments	1,589,171	0	0	12,089,171	11,465,715	0	189,630	433,827	0	0	12,089,171
31	Loan	11	CGMRC	LV Self Storage Portfolio	0	0	70,000	10,070,000	2,335,459	7,400,000	53,074	148,390	63,191	69,887	10,070,000
31.01	Property	11		LV Self Storage Portfolio - Presidential
31.02	Property			LV Self Storage Portfolio - Maule
31.03	Property	11		LV Self Storage Portfolio - Henderson
32	Loan	31	SMF I	Cherokee Village & Sundowner MHP	0	0	0	9,300,000	7,769,202	0	213,007	114,285	1,203,505	0	9,300,000
32.01	Property			Cherokee Village MHP
32.02	Property			Sundowner MHP
33	Loan		SMF I	Nottingham Apartments	0	0	0	9,000,000	5,855,280	0	460,913	439,494	2,244,314	0	9,000,000
34	Loan	11, 32	GSMC	Hampton Inn - Greenville	0	0	0	9,000,000	7,313,272	0	180,417	81,049	1,425,262	0	9,000,000
35	Loan		SMF I	New Market Shopping Center	0	0	0	8,500,000	6,243,548	0	95,801	779,270	1,381,381	0	8,500,000
36	Loan		CGMRC	Tree Tops at Post Oak	3,069,040	0	35,000	11,504,040	0	10,900,000	38,386	44,887	0	520,767	11,504,040
37	Loan	11	CGMRC	Storage Pros Tennessee Portfolio	4,800,022	0	99,000	13,149,022	0	12,400,000	51,959	253,493	0	443,570	13,149,022
37.01	Property			Storage Pros Tennessee Portfolio - Sutherland
37.02	Property	11		Storage Pros Tennessee Portfolio - Rivergate
37.03	Property	11		Storage Pros Tennessee Portfolio - Papermill
37.04	Property			Storage Pros Tennessee Portfolio - Goodlettsville
38	Loan		GSMC	Bella Terra Plaza	0	0	0	8,000,000	5,804,650	0	182,890	51,647	1,960,813	0	8,000,000
39	Loan		GSMC	Crown at Steeplechase Apartments	40,000	0	0	7,340,000	7,045,279	0	233,396	61,325	0	0	7,340,000
40	Loan		GSMC	Dawson Street Apartments	0	0	0	7,252,000	3,871,432	0	254,448	87,934	3,038,185	0	7,252,000
41	Loan	33	CGMRC	ExtraSpace Self Storage Alexandria	0	0	70,000	4,320,000	3,960,733	0	50,375	52,057	132,950	123,885	4,320,000
41.01	Property			Lodi Self Storage
41.02	Property			Windermere Boulevard
42	Loan	33	CGMRC	ExtraSpace Self Storage Leesville	0	0	47,500	2,497,500	2,111,573	0	29,896	49,758	226,442	79,830	2,497,500
43	Loan		CGMRC	885 Flatbush Avenue	2,322,935	0	510,189	9,333,124	0	8,829,582	16,832	154,597	0	332,113	9,333,124
44	Loan		GSMC	Hempstead Road Apartments	0	0	0	6,056,250	3,594,083	0	126,426	359,966	1,975,775	0	6,056,250
45	Loan		CGMRC	Leaders Mobile Home Park	0	0	37,500	6,037,500	2,453,182	0	45,459	409,017	2,931,803	198,040	6,037,500
46	Loan		GSMC	Granite Club Apartments	0	0	0	5,820,000	4,343,553	0	125,415	203,159	1,147,873	0	5,820,000
47	Loan		CGMRC	Lakewood Plaza	2,452,500	0	350,813	7,978,313	0	6,900,000	27,480	425,059	441,487	184,287	7,978,313
48	Loan		CGMRC	Amsdell - Best Rate Self Storage	1,546,101	0	147,500	6,804,851	0	6,680,459	15,353	45,021	0	64,018	6,804,851
49	Loan		GSMC	Storage Max	0	0	0	4,987,500	3,875,710	0	127,044	44,270	940,475	0	4,987,500
50	Loan		GSMC	Shoppes at Camp Bowie	2,356,522	0	0	7,306,522	0	7,070,500	172,711	63,312	0	0	7,306,522
51	Loan	34	CGMRC	The Arbaugh Building	63,813	0	45,000	4,658,813	4,323,824	0	87,836	85,905	0	161,247	4,658,813
52	Loan	11	GSMC	Gateway Commons	12,182	0	0	4,512,182	3,814,175	0	106,107	591,901	0	0	4,512,182
53	Loan		CGMRC	Keystone Crossing Shopping Center	0	0	40,000	4,540,000	4,267,970	0	46,056	113,553	32,457	79,964	4,540,000
54	Loan		CGMRC	Stratford Plaza	0	0	45,000	4,145,000	4,016,708	0	17,635	35,899	2,865	71,893	4,145,000
55	Loan		GSMC	Elmer and Bellefonte Street Apartments	0	0	0	3,955,000	2,849,871	0	94,285	103,540	907,305	0	3,955,000
56	Loan		CGMRC	Tammany Hills Apartments	18,437	0	45,000	3,888,437	3,703,080	0	25,175	83,662	0	76,520	3,888,437
57	Loan		GSMC	Colony Apartments	0	0	0	3,772,500	0	0	108,447	454,514	3,209,539	0	3,772,500
58	Loan		CGMRC	The Villages at Southcreek SS	3,095	0	45,000	3,648,095	3,453,527	0	38,300	53,223	0	103,045	3,648,095
59	Loan		GSMC	Wightman Street Apartments	0	0	0	3,519,000	2,341,516	0	85,296	100,001	992,187	0	3,519,000
60	Loan		CGMRC	PriceRite - District Heights, MD	1,524,700	0	211,824	5,026,523	0	4,650,000	11,765	68,164	0	296,594	5,026,523
61	Loan		SMF I	Spyglass Hill Apartments	366,469	0	0	3,566,469	3,217,106	0	119,196	230,168	0	0	3,566,469
62	Loan		CGMRC	Fleetwood Square	0	0	32,500	3,032,500	2,522,903	0	17,143	141,344	268,255	82,855	3,032,500
63	Loan		CGMRC	Hide-A-Way Self Storage	0	0	37,500	2,937,500	1,637,511	0	30,220	39,081	1,151,607	79,081	2,937,500
64	Loan		CGMRC	Walgreens - Holly Hills, FL	844,828	0	200,000	3,744,828	0	3,600,000	43,812	0	0	101,016	3,744,828
65	Loan		CGMRC	Extra Space Self Storage #8183 - Nokomis	0	0	30,000	2,480,000	2,061,494	0	14,756	60,939	262,648	80,164	2,480,000
66	Loan		CGMRC	Extra Space Self Storage #8182 - Port Charlotte	0	0	30,000	2,330,000	2,065,708	0	14,273	64,144	107,794	78,082	2,330,000
67	Loan		CGMRC	Extra Space Self Storage #8181 - Punta Gorda	0	0	30,000	2,230,000	1,216,063	0	15,084	38,836	878,405	81,613	2,230,000

GSMS 2013-GC13 Annex A

Control	Loan /		Mortgage			Cash	Cash Management	Ground	Ground Lease	Annual Ground
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lockbox	Management	Triggers	Lease Y/N	Expiration Date	Lease Payment ($)
1	Loan	8, 9	GSMC	11 West 42nd Street	Hard	In Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
2	Loan	10, 11, 12	GSMC	Mall St. Matthews	Hard	Springing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Mezzanine Event of Default
No
3	Loan	12	GSMC	Crossroads Center	Hard	Springing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Mezzanine Event of Default
No
4	Loan	13	GSMC	Plaza America Towers III & IV	Hard	In Place
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI (iii) failure to deliver financial statements as required in the Loan Agreement (iv) the occurrence of a Mezzanine Event of Default, (v) Unisys Credit Downgrade to “B” or below by S&P and “B2” or below by Moody’s
No
5	Loan	14	CGMRC	345 Park Avenue South	Hard	In Place
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) any Major Tenant shall be insolvent or become subject to any case, proceeding or other action under the Bankruptcy Code and/or any Creditors Rights Laws seeking to have an order for relief entered with respect to any Major Tenant, or seeking to adjudicate any Major Tenant as bankrupt or insolvent, or seeking reorganization, liquidation or dissolution of any Major Tenant, (iv) any Major Tenant being in default under its Lease beyond applicable notice and cure periods, (v) any Major Tenant giving notice in writing that it is terminating, cancelling and/or rejecting its Major Lease (including, without limitation, rejection of such Major Lease in any bankruptcy or similar insolvency proceeding) in accordance with a termination or cancellation right set forth in such Lease and/or such Major Lease otherwise fails to be in full force and effect, (vi) the occurrence of a Digitas Non-Renewal Event
No
6	Loan	11, 15	GSMC	Holiday Inn - 6th Avenue	Hard	Springing
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than $6,500,000, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) failure to comply with the Completion Guaranty
No
7	Loan		CGMRC	One Westchase Center	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x	No
8	Loan	11, 16	CGMRC	The Marsol Apartments	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
9	Loan		GSMC	Pinnacle in Kierland Phase IV	None	None	NAP	No
10	Loan	11, 17, 18	GSMC	Stirling Lafayette Shopping Center	Hard	In Place
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Lane Bryant / Office Depot Vacated Lease Event, (v) the occurrence of an Office Depot / Petco / Ross Vacated Lease Event
No
11	Loan	19, 20	SMF I	Rockwall Commons Apartments	None	None	NAP	No
12	Loan	20	SMF I	Rockwall Commons Office	Springing	Springing
Borrower shall establish a Cash Management Account upon the occurrence of a Cross-Collateralization Termination Event as defined in the Cross-Collateralization Agreement upon which any Gross Revenue shall be collected; excess cash flow will be swept and retained as additional collateral for the loan upon the occurrence of (i) an Event of Default, (ii) DSCR is less than 1.10x, (iii) Resourcing Edge Sweep Event
No
13	Loan	21, 22	SMF I	Surfsand Resort	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) Borrower fails to make any prepayment of Ground Rent when due	Yes	7/31/2037 & 5/30/2029	130,551
14	Loan		GSMC	Warehouse & Flex Portfolio	Hard	In Place	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement
14.01	Property			1515 Grundy’s Lane				No
14.02	Property			1501 Grundy’s Lane				No
14.03	Property			311 Sinclair Road				No
14.04	Property			1100 Wheeler Way				No
15	Loan	23, 24	GSMC	Innovation Center of Vermont	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x for two consecutive fiscal quarters, (iii) failure to deliver financial statements as required in the Loan Agreement	No
16	Loan	11, 25	SMF I	Blackhawk Estates	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
17	Loan		CGMRC	Forest Cove Apartments	Springing	Springing	(i) the occurrence of an Event of Default or (ii) the DSCR falling below 1.20x	No
18	Loan		GSMC	Renaissance at Hobble Creek	Soft	In Place
(i) the occurrence of an Event of Default, (ii) beginning with the fiscal quarter ending December 31, 2013, Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement
No
19	Loan		GSMC	Rivercrest Shadow Anchored Portfolio 4	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 70% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement
19.01	Property			Creekside Plaza				No
19.02	Property			Southside Commons				No
19.03	Property			White Horse Commons				No
19.04	Property			Hillview Plaza				No
20	Loan	26	GSMC	643-647 Ninth Avenue	None	None	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than $1,000,000, (iii) failure to deliver financial statements as required in the Loan Agreement	No
21	Loan	27	GSMC	747 Amsterdam Avenue	Hard	In Place	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
22	Loan		SMF I	Keller Crossing	Hard	In Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
23	Loan		GSMC	MetroPlace Center	Hard	Springing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Golds Gym Re-Tenanting Condition
No
24	Loan	28	SMF I	Pangea 6 Multifamily Portfolio	None	None	NAP
24.01	Property			6700 South Indiana Avenue				No
24.02	Property			1748 East 71st Place				No
24.03	Property			8251 South Ellis Avenue				No
24.04	Property			7934 South Wabash Avenue				No
24.05	Property			212 East 69th Place				No
24.06	Property			729 North Central Avenue				No
24.07	Property			8238 South Ellis Avenue				No
24.08	Property			7755 South Sangamon Street				No
24.09	Property			6306 South Artesian Avenue				No
24.10	Property			6149 West North Avenue				No
24.11	Property			7920-7926 South Evans Avenue				No
24.12	Property			21837 Jeffrey Avenue				No
24.13	Property			7903 South Luella Avenue				No
24.14	Property			7655 South Sangamon Street				No
24.15	Property			7706 South Saginaw Avenue				No
24.16	Property			8159 South Drexel Avenue				No
24.17	Property			5401-5409 West Le Moyne Street				No
24.18	Property			7948 South Hermitage Avenue				No
25	Loan		CGMRC	Princeton Apartment Portfolio	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x
25.01	Property			Kimberly Club				No
25.02	Property			Marianne Manor Apartments				No
26	Loan	29, 30	GSMC	Merrillwood Building	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
27	Loan		CGMRC	Tammany on the Ponds Apartments	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
28	Loan		SMF I	Summer Center	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) Tenant Trigger Event	No
29	Loan		SMF I	Wyndamere Apartments	None	None	NAP	No

GSMS 2013-GC13 Annex A

Control	Loan /		Mortgage			Cash	Cash Management	Ground	Ground Lease	Annual Ground
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lockbox	Management	Triggers	Lease Y/N	Expiration Date	Lease Payment ($)
30	Loan		GSMC	Riveraine Apartments	Soft	In Place	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
31	Loan	11	CGMRC	LV Self Storage Portfolio	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
31.01	Property	11		LV Self Storage Portfolio - Presidential				No
31.02	Property			LV Self Storage Portfolio - Maule				No
31.03	Property	11		LV Self Storage Portfolio - Henderson				No
32	Loan	31	SMF I	Cherokee Village & Sundowner MHP	None	None	NAP
32.01	Property			Cherokee Village MHP				No
32.02	Property			Sundowner MHP				No
33	Loan		SMF I	Nottingham Apartments	None	None	NAP	No
34	Loan	11, 32	GSMC	Hampton Inn - Greenville	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 70% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
35	Loan		SMF I	New Market Shopping Center	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) a Tenant Trigger Event	No
36	Loan		CGMRC	Tree Tops at Post Oak	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
37	Loan	11	CGMRC	Storage Pros Tennessee Portfolio	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x
37.01	Property			Storage Pros Tennessee Portfolio - Sutherland				No
37.02	Property	11		Storage Pros Tennessee Portfolio - Rivergate				No
37.03	Property	11		Storage Pros Tennessee Portfolio - Papermill				No
37.04	Property			Storage Pros Tennessee Portfolio - Goodlettsville				No
38	Loan		GSMC	Bella Terra Plaza	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
39	Loan		GSMC	Crown at Steeplechase Apartments	None	None	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
40	Loan		GSMC	Dawson Street Apartments	None	None	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
41	Loan	33	CGMRC	ExtraSpace Self Storage Alexandria	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
41.01	Property			Lodi Self Storage				No
41.02	Property			Windermere Boulevard				No
42	Loan	33	CGMRC	ExtraSpace Self Storage Leesville	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
43	Loan		CGMRC	885 Flatbush Avenue	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	No
44	Loan		GSMC	Hempstead Road Apartments	None	None	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
45	Loan		CGMRC	Leaders Mobile Home Park	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
46	Loan		GSMC	Granite Club Apartments	Soft	In Place	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
47	Loan		CGMRC	Lakewood Plaza	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x	No
48	Loan		CGMRC	Amsdell - Best Rate Self Storage	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) Debt Yield is less than 8.75%	No
49	Loan		GSMC	Storage Max	None	None	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 75% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
50	Loan		GSMC	Shoppes at Camp Bowie	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
51	Loan	34	CGMRC	The Arbaugh Building	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
52	Loan	11	GSMC	Gateway Commons	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 70% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
53	Loan		CGMRC	Keystone Crossing Shopping Center	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) occurrence of a Specified Tenant 75% Trigger Period, (iv) the occurrence of a Specified Tenant Trigger Period	No
54	Loan		CGMRC	Stratford Plaza	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
55	Loan		GSMC	Elmer and Bellefonte Street Apartments	None	None	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
56	Loan		CGMRC	Tammany Hills Apartments	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
57	Loan		GSMC	Colony Apartments	None	None	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
58	Loan		CGMRC	The Villages at Southcreek SS	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
59	Loan		GSMC	Wightman Street Apartments	None	None	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
60	Loan		CGMRC	PriceRite - District Heights, MD	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
61	Loan		SMF I	Spyglass Hill Apartments	Soft Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
62	Loan		CGMRC	Fleetwood Square	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x	No
63	Loan		CGMRC	Hide-A-Way Self Storage	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
64	Loan		CGMRC	Walgreens - Holly Hills, FL	Hard	In Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) occurrence of a Specified Tenant Trigger Period	No
65	Loan		CGMRC	Extra Space Self Storage #8183 - Nokomis	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x	No
66	Loan		CGMRC	Extra Space Self Storage #8182 - Port Charlotte	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x	No
67	Loan		CGMRC	Extra Space Self Storage #8181 - Punta Gorda	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x	No

GSMS 2013-GC13 Annex A

							Cut-off Date
Control	Loan /		Mortgage		Cut-off Date	B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	B Note Balance ($)	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
1	Loan	8, 9	GSMC	11 West 42nd Street					Yes	1
2	Loan	10, 11, 12	GSMC	Mall St. Matthews					Yes	2
3	Loan	12	GSMC	Crossroads Center					Yes	3
4	Loan	13	GSMC	Plaza America Towers III & IV			15,000,000	9.25000%	Yes	4
5	Loan	14	CGMRC	345 Park Avenue South					Yes	5
6	Loan	11, 15	GSMC	Holiday Inn - 6th Avenue					Yes	6
7	Loan		CGMRC	One Westchase Center					Yes	7
8	Loan	11, 16	CGMRC	The Marsol Apartments					Yes	8
9	Loan		GSMC	Pinnacle in Kierland Phase IV					Yes	9
10	Loan	11, 17, 18	GSMC	Stirling Lafayette Shopping Center					Yes	10
11	Loan	19, 20	SMF I	Rockwall Commons Apartments					Yes	11
12	Loan	20	SMF I	Rockwall Commons Office					Yes	12
13	Loan	21, 22	SMF I	Surfsand Resort					Yes	13
14	Loan		GSMC	Warehouse & Flex Portfolio					Yes	14
14.01	Property			1515 Grundy’s Lane					Yes	14.01
14.02	Property			1501 Grundy’s Lane					Yes	14.02
14.03	Property			311 Sinclair Road					Yes	14.03
14.04	Property			1100 Wheeler Way					Yes	14.04
15	Loan	23, 24	GSMC	Innovation Center of Vermont					Yes	15
16	Loan	11, 25	SMF I	Blackhawk Estates					Yes	16
17	Loan		CGMRC	Forest Cove Apartments					Yes	17
18	Loan		GSMC	Renaissance at Hobble Creek					Yes	18
19	Loan		GSMC	Rivercrest Shadow Anchored Portfolio 4					Yes	19
19.01	Property			Creekside Plaza					Yes	19.01
19.02	Property			Southside Commons					Yes	19.02
19.03	Property			White Horse Commons					Yes	19.03
19.04	Property			Hillview Plaza					Yes	19.04
20	Loan	26	GSMC	643-647 Ninth Avenue					Yes	20
21	Loan	27	GSMC	747 Amsterdam Avenue					Yes	21
22	Loan		SMF I	Keller Crossing					Yes	22
23	Loan		GSMC	MetroPlace Center					Yes	23
24	Loan	28	SMF I	Pangea 6 Multifamily Portfolio					Yes	24
24.01	Property			6700 South Indiana Avenue					Yes	24.01
24.02	Property			1748 East 71st Place					Yes	24.02
24.03	Property			8251 South Ellis Avenue					Yes	24.03
24.04	Property			7934 South Wabash Avenue					Yes	24.04
24.05	Property			212 East 69th Place					Yes	24.05
24.06	Property			729 North Central Avenue					Yes	24.06
24.07	Property			8238 South Ellis Avenue					Yes	24.07
24.08	Property			7755 South Sangamon Street					Yes	24.08
24.09	Property			6306 South Artesian Avenue					Yes	24.09
24.10	Property			6149 West North Avenue					Yes	24.10
24.11	Property			7920-7926 South Evans Avenue					Yes	24.11
24.12	Property			21837 Jeffrey Avenue					Yes	24.12
24.13	Property			7903 South Luella Avenue					Yes	24.13
24.14	Property			7655 South Sangamon Street					Yes	24.14
24.15	Property			7706 South Saginaw Avenue					Yes	24.15
24.16	Property			8159 South Drexel Avenue					Yes	24.16
24.17	Property			5401-5409 West Le Moyne Street					Yes	24.17
24.18	Property			7948 South Hermitage Avenue					Yes	24.18
25	Loan		CGMRC	Princeton Apartment Portfolio					Yes	25
25.01	Property			Kimberly Club					Yes	25.01
25.02	Property			Marianne Manor Apartments					Yes	25.02
26	Loan	29, 30	GSMC	Merrillwood Building					Yes	26
27	Loan		CGMRC	Tammany on the Ponds Apartments					Yes	27
28	Loan		SMF I	Summer Center					Yes	28
29	Loan		SMF I	Wyndamere Apartments					Yes	29

GSMS 2013-GC13 Annex A

							Cut-off Date
Control	Loan /		Mortgage		Cut-off Date	B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	B Note Balance ($)	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
30	Loan		GSMC	Riveraine Apartments					Yes	30
31	Loan	11	CGMRC	LV Self Storage Portfolio					Yes	31
31.01	Property	11		LV Self Storage Portfolio - Presidential					Yes	31.01
31.02	Property			LV Self Storage Portfolio - Maule					Yes	31.02
31.03	Property	11		LV Self Storage Portfolio - Henderson					Yes	31.03
32	Loan	31	SMF I	Cherokee Village & Sundowner MHP					Yes	32
32.01	Property			Cherokee Village MHP					Yes	32.01
32.02	Property			Sundowner MHP					Yes	32.02
33	Loan		SMF I	Nottingham Apartments					Yes	33
34	Loan	11, 32	GSMC	Hampton Inn - Greenville					Yes	34
35	Loan		SMF I	New Market Shopping Center					Yes	35
36	Loan		CGMRC	Tree Tops at Post Oak					Yes	36
37	Loan	11	CGMRC	Storage Pros Tennessee Portfolio					Yes	37
37.01	Property			Storage Pros Tennessee Portfolio - Sutherland					Yes	37.01
37.02	Property	11		Storage Pros Tennessee Portfolio - Rivergate					Yes	37.02
37.03	Property	11		Storage Pros Tennessee Portfolio - Papermill					Yes	37.03
37.04	Property			Storage Pros Tennessee Portfolio - Goodlettsville					Yes	37.04
38	Loan		GSMC	Bella Terra Plaza					Yes	38
39	Loan		GSMC	Crown at Steeplechase Apartments					Yes	39
40	Loan		GSMC	Dawson Street Apartments					Yes	40
41	Loan	33	CGMRC	ExtraSpace Self Storage Alexandria					Yes	41
41.01	Property			Lodi Self Storage					Yes	41.01
41.02	Property			Windermere Boulevard					Yes	41.02
42	Loan	33	CGMRC	ExtraSpace Self Storage Leesville					Yes	42
43	Loan		CGMRC	885 Flatbush Avenue					Yes	43
44	Loan		GSMC	Hempstead Road Apartments					Yes	44
45	Loan		CGMRC	Leaders Mobile Home Park					Yes	45
46	Loan		GSMC	Granite Club Apartments					Yes	46
47	Loan		CGMRC	Lakewood Plaza					Yes	47
48	Loan		CGMRC	Amsdell - Best Rate Self Storage					Yes	48
49	Loan		GSMC	Storage Max					Yes	49
50	Loan		GSMC	Shoppes at Camp Bowie					Yes	50
51	Loan	34	CGMRC	The Arbaugh Building					Yes	51
52	Loan	11	GSMC	Gateway Commons					Yes	52
53	Loan		CGMRC	Keystone Crossing Shopping Center					Yes	53
54	Loan		CGMRC	Stratford Plaza					Yes	54
55	Loan		GSMC	Elmer and Bellefonte Street Apartments					Yes	55
56	Loan		CGMRC	Tammany Hills Apartments					Yes	56
57	Loan		GSMC	Colony Apartments					Yes	57
58	Loan		CGMRC	The Villages at Southcreek SS					Yes	58
59	Loan		GSMC	Wightman Street Apartments					Yes	59
60	Loan		CGMRC	PriceRite - District Heights, MD					Yes	60
61	Loan		SMF I	Spyglass Hill Apartments					Yes	61
62	Loan		CGMRC	Fleetwood Square					Yes	62
63	Loan		CGMRC	Hide-A-Way Self Storage					Yes	63
64	Loan		CGMRC	Walgreens - Holly Hills, FL					Yes	64
65	Loan		CGMRC	Extra Space Self Storage #8183 - Nokomis					Yes	65
66	Loan		CGMRC	Extra Space Self Storage #8182 - Port Charlotte					Yes	66
67	Loan		CGMRC	Extra Space Self Storage #8181 - Punta Gorda					Yes	67

Footnotes to Annex A

(1)
The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)
The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)
If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition.  If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)
The 11 West 42nd Street Mortgage Loan is part of the 11 West 42nd Street Whole Loan, with an original principal balance totaling $300,000,000, which was bifurcated into two pari passu loan components (notes A-1 and A-2).  The 11 West 42nd Street Mortgage Loan, but not the related 11 West 42nd Street Companion Loan, will be contributed to the GS Mortgage Securities Trust 2013-GC13.  Loan Per Unit, Debt Yield on Underwritten Net Operating Income, Underwritten NCF DSCR, Debt Yield on Underwritten Net Cash Flow and Cut-off Date LTV Ratio calculations are based on the aggregate cut-off date principal balance of $300,000,000 and the LTV Ratio at Maturity calculation is based on the aggregate Balloon Balance of $300,000,000.

(9)
The fourth largest tenant, Wellpoint Holding Corp. (105,801 SF) subleases the majority of its space to TV Guide (83,590 SF) and Kohn Pedersen Fox Associates (21,839 SF). Kohn Pedersen Fox Associates has executed a direct lease for the 21,839 SF of space which will commence in January 2016 after the expiration of the current Wellpoint Holding Corp. lease.

(10)
The Mall St. Matthews Mortgage Loan is part of the Mall St. Matthews Whole Loan, with an original principal balance totaling $187,500,000, which was bifurcated into two pari passu loan components (notes A-1 and A-2).  The Mall St. Matthews Mortgage Loan, but not the related Mall St. Matthews Companion Loan, will be contributed to the GS Mortgage Securities Trust 2013-GC13.  Loan Per Unit, Debt Yield on Underwritten Net Operating Income, Underwritten NCF DSCR, Debt Yield on Underwritten Net Cash Flow and Cut-off Date LTV Ratio calculations are based on the aggregate cut-off date principal balance of $186,662,129 and the LTV Ratio at Maturity calculation is based on the aggregate balloon balance of $169,944,957.

(11)
The Appraised Value presents the “As-Is” Appraised Value of the Mortgaged Property. The Cut-off Date LTV Ratio is calculated on the basis of such “As-Is” Appraised Value. The LTV Ratio at Maturity is calculated in whole or in part on the basis of the “As Stabilized” Appraised Value.

(12)
In the event that the debt service coverage ratio falls below 1.60x, all amounts on deposit in the lockbox account will be swept into the cash management account, to be applied toward the payment of all amounts payable under the Mortgage Loan.  Any funds in excess of the amounts payable under the Mortgage Loan will be deposited into an operating account pledged to lender but accessible by borrower.  Additionally, in the event that the debt service coverage ratio falls below 1.40x, all amounts on deposit in the lockbox account in excess of the amounts payable under the Mortgage Loan will be reserved and held as additional collateral for the Mortgage Loan.

(13)
The largest tenant, Unisys Corp (279,314 SF) currently subleases 53,721 SF to 4 different tenants: Blackboard, Inc. (22,445 SF), Excelacom, Inc. (20,077 SF), Resonate Networks, Inc. (9,350 SF) and Santeon, Inc. (1,849 SF).

(14)
The other monthly reserve deposit represents a reserve for payments of certain amounts under the lease with Digitas Inc.  The other monthly reserve deposit payment from July 2013 through the Due Date in March 2014 is $196,071.  The other monthly reserve deposit payment thereafter through the Due Date in March 2016 is $147,053.

(15)
Ongoing Replacement Reserve will be the greater of (x) the amount required to be reserved in respect of FF&E with respect to the calendar month in which such Due Date falls pursuant to the approved franchise agreement and (y) an amount equal to the product of 4% times gross revenues from the property during the calendar month immediately preceding such Due Date.  During the six months immediately following the loan origination date, the borrower may elect to cause all or part of any monthly FF&E amount during such six month period to be funded from the PIP reserve, to the extent the PIP reserve contains sufficient funds.  The amount currently listed is $49,291.17, which is 4% of the revenue for June 2013.

(16)
Cut-off Date LTV Ratio is calculated net of the $3,000,000 capital improvements reserve.  The Cut-off Date LTV Ratio calculated based on the fully funded loan amount of $35,000,000 and “As-Is” Appraised Value of $41,000,000 is 85.4%. The Cut-off Date LTV Ratio calculated based on the fully funded loan amount of $35,000,000 and “As Stabilized” Appraised Value of $51,800,000 is 67.6%.

(17)
The Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Cut-off Date LTV Ratio are calculated based on the Cut-off Date Balance net of the earnout amount ($2,900,000).  The Debt Yield on Underwritten Net Operating Income and the Debt Yield on Underwritten Net Cash Flow without netting the related earnout amount are 8.2% and 7.6%, respectively.  The Cut-off Date LTV Ratio without netting the related earnout amount is 81.0%.

(18)
Upon the occurrence of the Cato and Ulta earnout satisfaction event, the borrower may direct any amount up to $500,000 from the Cato and Ulta earnout reserve account to be deposited into the TI/LC reserve account.  At such time as the TI/LC reserve holds a balance of no less than $500,000, the monthly TI/LC amount will be reduced to $6,250.00 until the earlier to occur of (i) January 1, 2018 or (ii) the date on which borrower has drawn a cumulative amount of more than $50,000.00 from the TI/LC reserve account, at which time the monthly TI/LC amount will be increased to the full amount of $13,681.13.

(19)	The Rockwall Commons Apartments Mortgaged Property also includes approximately 8,582 SF of ground floor retail space.

(20)
With respect to the Rockwall Commons Apartments and Rockwall Commons Office Mortgage Loans, which are cross-collateralized and cross-defaulted with each other, the Debt Yield on Underwritten Net Operating Income, Underwritten NCF DSCR, Debt Yield on Underwritten Net Cash Flow, Cut-off Date LTV Ratio and the LTV Ratio at Maturity of the Mortgage Loans are presented in the aggregate.

(21)
The Surfsand Resort Mortgaged Property consists of both the fee simple interest in an approximately 3.29 acre parcel and the leasehold interests in an approximately 0.67 acre unimproved parcel and an approximately 0.40 acre parcel, that is subleased for operation as a restaurant.

(22)
The borrower is required to deposit $140,257 into a seasonality reserve on each monthly Due Date occurring from July through October.  Funds in the seasonality reserve will be disbursed to the borrower in an amount equal to $112,205.60 on each monthly Due Date occurring from December through April of each year.

(23)
The second largest tenant, Dealer.com (39,320 SF) is currently building out their space and is expected to take occupancy in December 2013. Rent commencement is expected to occur on the earlier to occur of occupancy and February 1, 2014.

(24)	The third largest tenant, GSA - Dept. of Veterans Affairs (21,582 SF) is currently building out their space and is expected to take occupancy and begin paying rent in August 2013.

(25)
A holdback reserve in the amount of $1,500,000 was funded at the origination of the Mortgage Loan.  The funds in such reserve will not be released to the borrower until December 1, 2013 and then only if the Mortgage Property achieves a trailing 12-month debt service coverage ratio equal to or greater than 1.50x.  The borrower may request the release of the reserve no more frequently than once in any three month period.

(26)	The 643-647 Ninth Avenue Mortgaged Property is comprised of 24 multifamily units and 9,337 SF of retail space. As of April 26, 2013, the multifamily and retail portions were both 100.0% occupied.

(27)	The largest tenant, Montclare Children’s School executed a lease to take over 5,600 SF starting September 1, 2013. The space is occupied by West Side One Stop through August 31, 2013.

(28)
Allocated loan amounts for this Mortgage Loan are based on the percentage of Appraised Value attributable to each Mortgaged Property relative to the total Appraised Value for all of the Mortgaged Properties securing this Mortgage Loan.

(29)
The Merrillwood Building Mortgaged Property is comprised of 42,317 SF of retail and office space and 54 multifamily units.   As of June 1, 2013, the retail and office portion was 94.0% occupied and the multifamily portion was 100.0% occupied.

(30)	The aggregate of the amounts contained in the Ishbia TI/LC reserve account and the TI/LC reserve account is capped at $500,000.

(31)
The borrower deposited $50,000 into a seasonality reserve at the origination of the Mortgage Loan and is required to deposit $12,500 on each monthly Due Date from January 2014 through April 2014.  Thereafter, on each monthly Due Date from January through April, the borrower is required to deposit an amount equal to one-fourth of the amount that, if added to the cash flow of the property for the immediately preceding 12-month calendar year, would result in a debt service coverage ratio of 1.25x (the “DSCR Shortfall”).  Funds in the seasonality reserve will be released and applied to payments due pursuant to the terms of the Mortgage Loan documents in calendar months for which it is determined that additional cash flow is required to maintain a debt service coverage ratio of 1.25x (the “Seasonality Reserve Shortfall Months”), in an amount equal to the DSCR Shortfall divided by the number of Seasonality Reserve Shortfall Months in that calendar year.

(32)
Ongoing Replacement Reserves are $10,184.92 for the first through the twelfth Due Dates and thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth of 4% of the operating income of the Mortgaged Property for the previous twelve month period as determined annually on the last day of the month of May.

(33)
Unless otherwise indicated, with respect to the ExtraSpace Self Storage Alexandria and ExtraSpace Self Storage Leesville Mortgage Loans, which are cross-collateralized and cross-defaulted with each other, the Debt Yield on Underwritten Net Operating Income, Underwritten NCF DSCR, Debt Yield on Underwritten Net Cash Flow, Cut-off Date LTV Ratio and the LTV Ratio at Maturity of the Mortgage Loans are presented in the aggregate.  The LTV Ratio at Maturity is calculated using the aggregate of the “As-Is” Appraised Values for the ExtraSpace Self Storage Alexandria properties, Lodi Self Storage and Windermere Boulevard, and the “As Stabilized” Appraised Value for the ExtraSpace Self Storage Leesville Mortgage Loan.

(34)	The Arbaugh Building Mortgaged Property is comprised of office space totaling approximately 17,308 SF and 48 apartment units totaling approximately 50,577 SF.

ANNEX B

STRUCTURAL AND COLLATERAL TERM SHEET

[THIS PAGE INTENTIONALLY LEFT BLANK]

July 10, 2013

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,333,938,541
(Approximate Mortgage Pool Balance)

$933,756,000
(Offered Certificates)

GS Mortgage Securities Trust 2013-GC13
As Issuing Entity

GS Mortgage Securities Corporation II
As Depositor

Commercial Mortgage Pass-Through Certificates
Series 2013-GC13

Goldman Sachs Mortgage Company
Citigroup Global Markets Realty Corp.
Starwood Mortgage Funding I LLC
As Sponsors

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Goldman, Sachs & Co.	Citigroup

Co-Lead Managers and Joint Bookrunners

CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Class	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Initial Certificate Principal Amount or Notional Amount(2)		Approximate Initial Credit Support		Initial Pass- Through Rate(3)		Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class A-1	Aaa(sf) / AAA(sf) / AAA(sf)	$66,860,000		30.000	%(5)	[__	]%	(6)	2.63	08/13 – 04/18
Class A-2	Aaa(sf) / AAA(sf) / AAA(sf)	$72,740,000		30.000	%(5)	[__	]%	(6)	4.74	04/18 – 07/18
Class A-3	Aaa(sf) / AAA(sf) / AAA(sf)	$149,690,000		30.000	%(5)	[__	]%	(6)	6.86	06/20 – 06/20
Class A-4	Aaa(sf) / AAA(sf) / AAA(sf)	$175,000,000		30.000	%(5)	[__	]%	(6)	9.72	04/23 – 05/23
Class A-5	Aaa(sf) / AAA(sf) / AAA(sf)	$380,255,000		30.000	%(5)	[__	]%	(6)	9.85	05/23 – 06/23
Class A-AB	Aaa(sf) / AAA(sf) / AAA(sf)	$89,211,000		30.000	%(5)	[__	]%	(6)	7.30	07/18 – 04/23
Class X-A	Aaa(sf) / AAA(sf) / AAA(sf)	$1,032,134,000	(7)	N/A		[__	]%	Variable IO(8)	N/A	N/A

NON-OFFERED CERTIFICATES
Non-Offered Class	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Initial Certificate Principal Amount or Notional Amount(2)		Approximate Initial Credit Support		Initial Pass- Through Rate(3)		Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class X-B	NR / BB(sf) / NR	$30,014,000	(7)	N/A		[__	]%	Variable IO(8)	N/A	N/A
Class X-C	NR / NR / NR	$56,692,540	(7)	N/A		[__	]%	Variable IO(8)	N/A	N/A
Class A-S(9)	Aaa(sf) / AAA(sf) / AAA(sf)	$98,378,000	(10)	22.625%		[__	]%	(6)	9.86	06/23 – 06/23
Class B(9)	Aa3(sf) / AA-(sf) / AA(sf)	$88,374,000	(10)	16.000%		[__	]%	(6)	9.90	06/23 – 07/23
Class PEZ(9)	A1(sf) / A(sf) / A(sf)	$236,775,000	(10)	12.250	%(11)	[__	]%	(6)	9.89	06/23 – 07/23
Class C(9)	A3(sf) / A(sf) / A(sf)	$50,023,000	(10)	12.250	%(11)	[__	]%	(6)	9.94	07/23 – 07/23
Class D	NR / BBB-(sf) / BBB-(sf)	$76,701,000		6.500%		[__	]%	(6)	9.94	07/23 – 07/23
Class E	NR / BB(sf) / BB(sf)	$30,014,000		4.250%		[__	]%	(6)	9.94	07/23 – 07/23
Class F	NR / B(sf) / B+(sf)	$13,339,000		3.250%		[__	]%	(6)	9.94	07/23 – 07/23
Class G	NR / NR / NR	$43,353,540		0.000%		[__	]%	(6)	9.94	07/23 – 07/23
Class R(12)	N/A	N/A		N/A		N/A		N/A	N/A	N/A

(1)
It is a condition of issuance that the offered certificates receive the ratings set forth above.  The anticipated ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”), and Kroll Bond Ratings Agency (“KBRA”).  Subject to the discussion under “Ratings” in the Free Writing Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date.  Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Free Writing Prospectus.  Moody’s, Fitch and KBRA have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related rating agency’s website.

(2)	Approximate, subject to a variance of plus or minus 5%.

(3)	Approximate per annum rate as of the closing date.

(4)	Assuming no prepayments and based on the Modeling Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

(5)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates are represented in the aggregate.

(6)
For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage. The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates.  The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates.

(7)
The Class X-A, Class X-B and Class X-C certificates (the “Class X Certificates”) will not have principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A, Class X-B and Class X-C certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component.  The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class E certificates.  The notional amount of the Class X-C certificates will be equal to the aggregate of the certificate principal amounts of the Class F and Class G certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTIFICATE SUMMARY (continued)

(8)
The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component, as described in the Free Writing Prospectus. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class E certificates, as described in the Free Writing Prospectus. The pass through rate of the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class F and Class G certificates, as described in the Free Writing Prospectus.

(9)
Up to the full certificate principal amount of the Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for up to the full certificate principal amount of the Class A-S, Class B and Class C certificates. The Class A-S, Class B, Class PEZ and Class C certificates are collectively referred to as the “Exchangeable Certificates”.

(10)
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have outstanding principal balances on the closing date of     $98,378,000, $88,374,000 and $50,023,000, respectively.  The Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components.  Each class of the Class A-S, Class B and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and Class C trust components, respectively.  The Class PEZ certificates will, at all times, represent a beneficial interest in the remaining percentages of each of the outstanding principal balances of the Class A-S, Class B and Class C trust components.  Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of each of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly.  The initial certificate principal amount of each of the Class A-S, Class B and Class C certificates represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certficates.  The initial certificate principal amount of the Class PEZ certificates is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange.  The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in the required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date.

(11)
The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $50,023,000.

(12)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates will represent the residual interest in each of two separate REMICs, as further described in the Free Writing Prospectus.  The Class R certificates will not be entitled to distributions of principal or interest.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance	$1,333,938,541
Number of Mortgage Loans	67
Number of Mortgaged Properties	98
Average Cut-off Date Mortgage Loan Balance	$19,909,530
Weighted Average Mortgage Interest Rate	4.1607%
Weighted Average Remaining Term to Maturity (months)	111
Weighted Average Remaining Amortization Term (months)(2)	356
Weighted Average Cut-off Date LTV Ratio(3)(4)(5)	64.5%
Weighted Average Maturity Date LTV Ratio(4)(6)	55.2%
Weighted Average Underwritten Debt Service Coverage Ratio(4)(7)	1.85x
Weighted Average Debt Yield on Underwritten NOI(4)(5)(8)	10.5%
% of Mortgage Loans with Additional Debt	7.5%
% of Mortgaged Properties with Single Tenants	0.9%

(1)
Each of the 11 West 42nd Street mortgage loan and the Mall St. Matthews mortgage loan has a related pari passu companion loan, and the loan-to-value ratio, debt service coverage ratio and debt yield calculations presented in this Term Sheet include the related pari passu companion loan unless otherwise indicated. These loans will be serviced pursuant to the pooling and servicing agreement for the GSMS 2013-GC13 transaction. Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)	Excludes mortgage loans that are interest only for the entire term.

(3)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value.

(4)
Unless otherwise indicated, with respect to the 2 groups of mortgage loans that are cross-collateralized and cross-defaulted with each other, the Rockwall Commons Apartments and Rockwall Commons Office mortgage loans and ExtraSpace Self Storage Alexandria and ExtraSpace Self Storage Leesville mortgage loans, the Cut-off Date LTV Ratio, the Maturity Date LTV Ratio, the Underwritten Debt Service Coverage Ratio, the Debt Yield on Underwritten NOI and the Debt Yield on Underwritten NCF of the respective groups of mortgage loans are presented in the aggregate.

(5)
Unless otherwise indicated, with respect to the Stirling Lafayette Shopping Center mortgage loan, the Cut-off Date LTV Ratio and the Debt Yield on Underwritten NOI were each calculated based on the cut-off date principal balance of the mortgage loan, net of the related earnout amount of $2,900,000. The Cut-off Date LTV Ratio and the Debt Yield on Underwritten NOI of the Stirling Lafayette Shopping Center mortgage loan without netting the related earnout amount are 81.0% and 8.2%, respectively. With respect to The Marsol Apartments mortgage loan the Cut-off Date LTV Ratio was calculated based on the cut-off date principal balance of the mortgage loan net of the related capital improvement reserve of $3,000,000.  The Cut-off Date LTV Ratio of The Marsol Apartments mortgage loan without netting the related reserve is 85.4%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Cut-off Date LTV Ratio.

(6)
Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value.  With respect to 10 mortgage loans representing approximately 25.7% of the initial pool balance, the respective Maturity Date LTV Ratios were each calculated using the related aggregate “as stabilized” appraised value. See “Description of the Mortgage Pool—–Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date LTV Ratio.

(7)
Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio is calculated by taking the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties and dividing by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(8)
Unless otherwise indicated, the Debt Yield on Underwritten NOI is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of the mortgage loan, and the Debt Yield on Underwritten NCF is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of the mortgage loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Goldman, Sachs & Co. Citigroup Global Markets Inc.
Depositor:	GS Mortgage Securities Corporation II
Initial Pool Balance:	$1,333,938,541
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	LNR Partners, LLC
Certificate Administrator:	U.S. Bank National Association
Trustee:	U.S. Bank National Association
Operating Advisor:	Trimont Real Estate Advisors, Inc.
Pricing:	Week of July 15, 2013
Closing Date:	July 31, 2013
Cut-off Date:
For each mortgage loan, the related due date for such mortgage loan in July 2013 (or, in the case of any mortgage loan that has its first due date in August 2013, the date that would have been its due date in July 2013 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 6th day of each month or next business day
Distribution Date:	The 4th business day after the Determination Date, commencing in August 2013
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	July 2046
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to Class X-A: $1,000,000 minimum); $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

TRANSACTION HIGHLIGHTS

■	$1,333,938,540 (Approximate) New-Issue Multi-Borrower CMBS:

—
Overview: The mortgage pool consists of 67 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,333,938,541 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $19,909,530 and are secured by 98 mortgaged properties located throughout 24 states

	—	LTV: 64.5% weighted average Cut-off Date LTV Ratio

	—	DSCR: 1.85x weighted average Underwritten Debt Service Coverage Ratio

	—	Debt Yield: 10.5% weighted average Debt Yield on Underwritten NOI

	—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-5 / A-AB

■	Loan Structural Features:

	—	Amortization: 73.7% of the mortgage loans by Initial Pool Balance have scheduled amortization:

		–	48.5% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

		–	25.2% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

	—	Hard Lockboxes: 66.4% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—
Cash Traps: 92.9% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

	—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

		–	Real Estate Taxes: 61 mortgage loans representing 67.0% of the Initial Pool Balance

		–	Insurance: 57 mortgage loans representing 49.6% of the Initial Pool Balance

		–	Replacement Reserves (Including FF&E Reserves): 63 mortgage loans representing 67.5% of Initial Pool Balance

		–	Tenant Improvements / Leasing Commissions: 23 mortgage loans representing 52.2% of the allocated Initial Pool Balance of office, retail, industrial and mixed use properties only

	—	Predominantly Defeasance: 81.3% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

	—	Office: 34.5% of the mortgaged properties by allocated Initial Pool Balance are office properties (18.7% are central business district properties, 15.8% are general suburban properties)

	—	Retail: 28.1% of the mortgaged properties by allocated Initial Pool Balance are retail properties

	—	Multifamily: 16.4% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

	—	Hospitality: 8.4% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

■	Geographic Diversity: The 98 mortgaged properties are located throughout 24 states, with only two states having greater than 10.0% of the allocated Initial Pool Balance: New York (27.5%) and Kentucky (11.8%)

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller
Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Goldman Sachs Mortgage Company	28	34	$856,760,848	64.2%
Citigroup Global Markets Realty Corp.	27	34	329,590,425	24.7
Starwood Mortgage Funding I LLC	12	30	147,587,269	11.1
Total	67	98	$1,333,938,541	100.0%

Ten Largest Mortgage Loans
Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Rooms / Units	Cut-off Date Balance Per SF / Room / Unit	UW NCF DSCR		UW NOI Debt Yield	Cut-off Date LTV Ratio
11 West 42nd Street	$150,000,000	11.2%	Office	943,701	$318	2.21	x	9.8%	52.6%
Mall St. Matthews	146,840,875	11.0	Retail	670,376	$278	1.96	x	10.1%	66.7%
Crossroads Center	106,809,804	8.0	Retail	766,213	$139	1.89	x	10.5%	64.7%
Plaza America Towers III & IV	100,000,000	7.5	Office	469,071	$213	1.56	x	11.2%	59.9%
345 Park Avenue South	100,000,000	7.5	Office	271,144	$369	1.80	x	8.4%	52.6%
Holiday Inn - 6th Avenue	80,000,000	6.0	Hospitality	226	$353,982	1.79	x	11.8%	70.5%
One Westchase Center	55,312,000	4.1	Office	466,025	$119	2.89	x	11.8%	67.9%
The Marsol Apartments	35,000,000	2.6	Multifamily	986	$35,497	1.65	x	10.3%	78.0%
Pinnacle in Kierland Phase IV	30,000,000	2.2	Office	199,382	$150	3.39	x	13.1%	48.8%
Stirling Lafayette Shopping Center	26,962,035	2.0	Retail	188,217	$143	1.30	x	9.2%	72.3%
Top 10 Total / Wtd. Avg.	$830,924,714	62.3%				1.99	x	10.4%	61.8%
Remaining Total / Wtd. Avg.	503,013,827	37.7				1.62	x	10.6%	69.0%
Total / Wtd. Avg.	$1,333,938,541	100.0%				1.85	x	10.5%	64.5%

Pari Passu Companion Loan Summary
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Whole Loan Cut- off Date Balance	Controlling Pooling & Servicing Agreement	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
11 West 42nd Street	$150,000,000	$150,000,000	$300,000,000	GSMS 2013-GC13	2.21x	9.8%	52.6%
Mall St. Matthews	$146,840,875	$39,821,254	$186,662,129	GSMS 2013-GC13	1.96x	10.1%	66.7%

Mortgage Loans with Existing Mezzanine or Other Financing
Mortgage Loan Name	Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Other Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Mortgage Loan DSCR	Total Debt DSCR
Plaza America Towers III & IV(1)	$100,000,000	$15,000,000	NA	$115,000,000	6.0270%	59.9%	68.9%	1.56x	1.28x

(1)	The related mezzanine loan will initially be held by Goldman Sachs Mortgage Company, or its affiliate, and is secured by the mezzanine borrower’s interest in the related mortgage borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)
Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance	% of Initial Pool Balance	Previous Securitization
11 West 42nd Street	GSMC	New York	NY	Office	$150,000,000	11.2%	LBUBS 2005-C1
Mall St. Matthews	GSMC	Louisville	KY	Retail	$146,840,875	11.0%	GCCFC 2005-GG3
Crossroads Center	GSMC	Saint Cloud	MN	Retail	$106,809,804	8.0%	MLMT 2004-KEY2
Plaza America Towers III & IV	GSMC	Reston	VA	Office	$100,000,000	7.5%	MSC 2003-IQ5, BSCMS 2003-PWR2
345 Park Avenue South	CGMRC	New York	NY	Office	$100,000,000	7.5%	JPMCC 2004-C3
One Westchase Center	CGMRC	Houston	TX	Office	$55,312,000	4.1%	GCCFC 2007-GG9
Forest Cove Apartments	CGMRC	Mount Prospect	IL	Multifamily	$18,926,471	1.4%	FULB 1997-C1
1515 Grundy’s Lane	GSMC	Bristol	PA	Industrial	$10,923,457	0.8%	GMACC 2003-C1
Nottingham Apartments	SMF I	Alexandria	LA	Multifamily	$9,000,000	0.7%	JPMCC 2003-PM1A
New Market Shopping Center	SMF I	Boone	NC	Retail	$8,488,882	0.6%	WBCMT 2003-C5
Tree Tops at Post Oak	CGMRC	Houston	TX	Multifamily	$8,400,000	0.6%	WBCMT 2006-C26
Dawson Street Apartments	GSMC	Pittsburgh	PA	Multifamily	$7,252,000	0.5%	GMACC 2004-C3
Cherokee Village MHP	SMF I	Apache Junction	AZ	Manufactured Housing	$6,975,000	0.5%	WBCMT 2003-C5
Hempstead Road Apartments	GSMC	Pittsburgh	PA	Multifamily	$6,056,250	0.5%	GMACC 2004-C3
1501 Grundy’s Lane	GSMC	Bristol	PA	Industrial	$5,046,913	0.4%	GMACC 2003-C1
Creekside Plaza	GSMC	Shelby	NC	Retail	$4,878,052	0.4%	GSMS 2006-GG6
The Arbaugh Building	CGMRC	Lansing	MI	Mixed Use	$4,544,191	0.3%	JPMCC 2006-LDP7
Gateway Commons	GSMC	Chapel Hill	NC	Retail	$4,493,988	0.3%	JPMCC 2003-CB6
Southside Commons	GSMC	Florence	SC	Retail	$4,248,813	0.3%	GSMS 2006-GG6
Elmer and Bellefonte Street Apartments	GSMC	Pittsburgh	PA	Multifamily	$3,955,000	0.3%	MSC 2006-HQ8
White Horse Commons	GSMC	Greenville	SC	Retail	$3,820,194	0.3%	WBCMT 2006-C23
Hillview Plaza	GSMC	Greer	SC	Retail	$3,752,941	0.3%	GMACC 2003-C2
311 Sinclair Road	GSMC	Bristol	PA	Industrial	$3,664,198	0.3%	GMACC 2003-C1
Wightman Street Apartments	GSMC	Pittsburgh	PA	Multifamily	$3,519,000	0.3%	MSC 2006-HQ8
Hide-A-Way Self Storage	CGMRC	Tomball	TX	Self Storage	$2,896,405	0.2%	CSFB 2003-C3
1100 Wheeler Way	GSMC	Langhorne	PA	Industrial	$2,765,432	0.2%	GMACC 2003-C1
Walgreens - Holly Hills, FL	CGMRC	Holly Hill	FL	Retail	$2,700,000	0.2%	WBCMT 2002-C2
Sundowner MHP	SMF I	Apache Junction	AZ	Manufactured Housing	$2,325,000	0.2%	JPMCC 2003-LN1

(1)
The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Property Types
Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Wtd. Avg. Underwritten NCF DSCR(2)		Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Office	7	$460,605,448	34.5%	2.11	x	57.0%	10.3%
CBD	2	250,000,000	18.7	2.05	x	52.6%	9.2%
General Suburban	5	210,605,448	15.8	2.19	x	62.2%	11.7%
Retail	18	$375,184,169	28.1%	1.81	x	67.6%	10.3%
Super-Regional Mall	2	253,650,678	19.0	1.93	x	65.9%	10.3%
Anchored	7	84,667,303	6.3	1.49	x	70.8%	10.2%
Shadow Anchored	6	25,950,998	1.9	1.82	x	73.3%	11.3%
Single Tenant Retail	2	5,971,949	0.4	1.31	x	70.8%	9.0%
Unanchored	1	4,943,241	0.4	1.51	x	69.6%	9.3%
Multifamily	39	$218,550,330	16.4%	1.56	x	72.0%	10.2%
Garden	34	144,723,080	10.8	1.58	x	70.8%	10.4%
Mid-Rise	2	57,000,000	4.3	1.57	x	75.0%	9.9%
Conventional	2	9,575,250	0.7	1.35	x	72.4%	8.9%
Student Housing	1	7,252,000	0.5	1.39	x	70.8%	9.4%
Hospitality	3	$111,955,214	8.4%	1.88	x	68.3%	12.3%
Full Service	2	102,967,911	7.7	1.85	x	68.2%	12.1%
Limited Service	1	8,987,303	0.7	2.20	x	69.7%	14.2%
Mixed Use	6	$62,044,191	4.7%	1.50	x	67.8%	9.1%
Retail / Office	3	29,500,000	2.2	1.41	x	68.0%	9.5%
Multifamily / Retail	1	16,000,000	1.2	1.78	x	60.6%	7.7%
Office / Retail / Multifamily	1	12,000,000	0.9	1.27	x	75.0%	9.2%
Multifamily / Office	1	4,544,191	0.3	1.66	x	73.3%	11.1%
Self Storage	17	$48,410,360	3.6%	1.81	x	64.3%	11.4%
Manufactured Housing	4	$34,788,828	2.6%	1.72	x	63.4%	10.9%
Industrial	4	$22,400,000	1.7%	1.23	x	69.1%	9.8%
Total / Wtd. Avg.	98	$1,333,938,541	100.0%	1.85	x	64.5%	10.5%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Geographic Distribution
Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
New York	6	$367,500,000	27.5%	$932,000,000	38.2%	$50,225,434	31.8%
Kentucky	2	157,340,875	11.8	294,000,000	12.1	19,727,993	12.5
Texas	10	130,725,190	9.8	186,470,000	7.6	14,180,744	9.0
Minnesota	1	106,809,804	8.0	165,000,000	6.8	11,239,054	7.1
Virginia	1	100,000,000	7.5	167,000,000	6.8	11,195,448	7.1
Illinois	21	57,394,212	4.3	87,440,000	3.6	6,254,494	4.0
Michigan	6	45,330,397	3.4	65,700,000	2.7	4,969,871	3.2
Pennsylvania	8	43,182,250	3.2	61,325,000	2.5	4,056,090	2.6
North Carolina	7	42,898,060	3.2	61,925,000	2.5	4,941,478	3.1
Louisiana	5	42,653,180	3.2	58,900,000	2.4	4,155,082	2.6
Ohio	2	40,988,828	3.1	49,900,000	2.0	4,289,670	2.7
Arizona	3	39,300,000	2.9	76,200,000	3.1	4,896,728	3.1
Oregon	1	22,967,911	1.7	38,100,000	1.6	3,054,287	1.9
Vermont	1	22,393,448	1.7	29,900,000	1.2	2,620,690	1.7
California	2	22,300,000	1.7	31,930,000	1.3	2,322,418	1.5
Tennessee	5	19,177,770	1.4	26,530,000	1.1	2,095,981	1.3
Idaho	1	17,800,000	1.3	24,600,000	1.0	1,489,336	0.9
Florida	5	14,115,410	1.1	22,850,000	0.9	1,746,468	1.1
Nevada	4	13,186,711	1.0	21,280,000	0.9	1,294,149	0.8
South Carolina	3	11,821,948	0.9	15,775,000	0.6	1,301,483	0.8
Georgia	1	5,097,341	0.4	6,825,000	0.3	536,905	0.3
Wisconsin	1	4,083,257	0.3	5,800,000	0.2	439,318	0.3
Oklahoma	1	3,600,000	0.3	4,800,000	0.2	417,284	0.3
Maryland	1	3,271,949	0.2	4,800,000	0.2	311,924	0.2
Total	98	$1,333,938,541	100.0%	$2,439,050,000	100.0%	$157,762,329	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values with respect to pari passu companion loans.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

Distribution of Cut-off Date Balances				Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2,191,608 - 3,000,000	8	$20,861,655	1.6%	46.1 - 50.0	4	$39,131,799	2.9%
3,000,001 - 5,000,000	14	56,926,976	4.3	50.1 - 55.0	5	260,505,640	19.5
5,000,001 – 10,000,000	16	119,554,840	9.0	55.1 - 60.0	3	123,786,711	9.3
10,000,001 - 15,000,000	10	126,982,527	9.5	60.1 - 65.0	7	189,851,223	14.2
15,000,001 - 20,000,000	5	88,926,471	6.7	65.1 - 70.0	12	291,728,077	21.9
20,000,001 - 30,000,000	6	146,723,395	11.0	70.1 - 78.0	36	428,935,090	32.2
30,000,001 - 50,000,000	1	35,000,000	2.6	Total	67	$1,333,938,541	100.0%
50,000,001 - 100,000,000	4	335,312,000	25.1	(1) See footnotes (1), (3), (4) and (5) to the table entitled “Mortgage Pool
100,000,001 - 150,000,000	3	403,650,678	30.3	Characteristics” above.
Total	67	$1,333,938,541	100.0%
				Distribution of Maturity Date LTV Ratios(1)
Distribution of Underwritten DSCRs(1)							% of
			% of		Number of		Initial
	Number of		Initial	Range of Maturity	Mortgage		Pool
	Mortgage	Cut-off Date	Pool	Date LTV (%)	Loans	Cut-off Date Balance	Balance
Range of UW DSCR (x)	Loans	Balance	Balance	33.2 - 35.0	1	$2,440,654	0.2%
1.22 - 1.40	15	$160,832,540	12.1%	35.1 - 40.0	3	8,882,753	0.7
1.41 - 1.50	9	89,331,855	6.7	40.1 - 45.0	4	20,591,970	1.5
1.51 - 1.60	7	138,255,780	10.4	45.1 - 50.0	6	95,528,687	7.2
1.61 - 1.70	6	65,416,275	4.9	50.1 - 55.0	13	618,191,040	46.3
1.71 - 1.80	11	282,793,331	21.2	55.1 - 60.0	22	369,174,681	27.7
1.81 - 1.90	4	134,489,723	10.1	60.1 - 65.0	16	151,816,755	11.4
1.91 - 2.00	5	171,246,134	12.8	65.1 - 69.3	2	67,312,000	5.0
2.01 - 2.50	8	206,260,903	15.5	Total	67	$1,333,938,541	100.0%
2.51 - 3.39	2	85,312,000	6.4	(1) Maturity Date LTV Ratio is calculated on the basis of the “as stabilized”
Total	67	$1,333,938,541	100.0%	appraised value for 10 of the mortgage loans. See footnotes (1), (4) and
(1) See footnotes (1), (4) and (7) to the table entitled “Mortgage Pool				(6) to the table entitled “Mortgage Pool Characteristics” above.
Characteristics” above.
				Distribution of Loan Purpose
Distribution of Amortization Types(1)							% of
			% of		Number of		Initial
	Number of		Initial		Mortgage		Pool
	Mortgage	Cut-off Date	Pool	Loan Purpose	Loans	Cut-off Date Balance	Balance
Amortization Type	Loans	Balance	Balance	Refinance	51	$1,045,687,787	78.4%
Amortizing (30 Years)	43	$592,514,479	44.4%	Acquisition	13	248,284,805	18.6
Amortizing (25 Years)	9	54,071,187	4.1	Recapitalization	3	39,965,948	3.0
Interest Only	5	351,312,000	26.3	Total	67	$1,333,938,541	100.0%
Interest Only, Then
Amortizing(2)	10	336,040,875	25.2	Distribution of Mortgage Interest Rates
Total	67	$1,333,938,541	100.0%				% of
(1) All of the mortgage loans will have balloon payments at maturity date.					Number of		Initial
(2) Original partial interest only periods range from 24 to 60 months.				Range of Mortgage	Mortgage		Pool
				Interest Rates (%)	Loans	Cut-off Date Balance	Balance
Distribution of Lockboxes				2.720 - 3.250	2	$253,650,678	19.0%
			% of	3.251 - 3.750	2	85,312,000	6.4
	Number of		Initial	3.751 - 4.250	18	350,700,130	26.3
	Mortgage	Cut-off Date	Pool	4.251 - 4.500	15	284,566,562	21.3
Lockbox Type	Loans	Balance	Balance	4.501 - 4.750	17	151,443,266	11.4
Hard	19	$885,130,250	66.4%	4.751 - 5.000	4	30,648,405	2.3
Springing	30	264,078,137	19.8	5.001 - 5.250	7	74,417,500	5.6
None	14	147,432,085	11.1	5.251 - 5.544	2	103,200,000	7.7
Soft	3	34,098,068	2.6	Total	67	$1,333,938,541	100.0%
Soft Springing	1	3,200,000	0.2
Total	67	$1,333,938,541	100.0%

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

Distribution of Debt Yield on Underwritten NOI(1)				Distribution of Original Amortization Terms(1)
			% of				% of
Range of	Number of		Initial	Range of Original	Number of		Initial
Debt Yields on	Mortgage		Pool	Amortization	Mortgage		Pool
Underwritten NOI (%)	Loans	Cut-off Date Balance	Balance	Terms (months)	Loans	Cut-off Date Balance	Balance
7.7 - 8.0	1	$16,000,000	1.2%	Interest Only	5	$351,312,000	26.3%
8.1 - 9.0	10	190,627,556	14.3	300	9	54,071,187	4.1
9.1 - 10.0	17	321,186,792	24.1	360	53	928,555,354	69.6
10.1 - 11.0	9	322,027,951	24.1	Total	67	$1,333,938,541	100.0%
11.1 - 12.0	14	343,475,389	25.7	(1) All of the mortgage loans will have balloon payments at maturity.
12.1 - 13.0	8	54,359,950	4.1
13.1 - 15.5	8	86,260,903	6.5	Distribution of Remaining Amortization Terms(1)
Total	67	$1,333,938,541	100.0%	Range of			% of
(1) See footnote (1), (4), (5) and (8) to the table entitled “Mortgage Pool Characteristics” above.				Remaining	Number of		Initial
				Amortization	Mortgage		Pool
				Terms (months)	Loans	Cut-off Date Balance	Balance
Distribution of Debt Yield on Underwritten NCF(1)				Interest Only	5	$351,312,000	26.3%
			% of	297 - 300	9	54,071,187	4.1
Range of	Number of		Initial	301 - 360	53	928,555,354	69.6
Debt Yields on	Mortgage		Pool	Total	67	$1,333,938,541	100.0%
Underwritten NCF (%)	Loans	Cut-off Date Balance	Balance	(1) All of the mortgage loans will have balloon payments at maturity.
7.6 - 8.0	4	$52,755,000	4.0%
8.1 - 9.0	19	289,285,137	21.7	Distribution of Prepayment Provisions
9.1 - 10.0	12	488,172,051	36.6				% of
10.1 - 11.0	18	383,648,013	28.8		Number of		Initial
11.1 - 12.0	5	31,526,211	2.4	Prepayment	Mortgage		Pool
12.1 - 14.0	7	83,919,868	6.3	Provision	Loans	Cut-off Date Balance	Balance
14.1 - 15.1	2	4,632,262	0.3	Defeasance	61	$1,084,052,526	81.3%
Total	67	$1,333,938,541	100.0%	Yield Maintenance
(1) See footnote (1), (4), (5) and (8) to the table entitled “Mortgage Pool Characteristics” above.				or Defeasance	2	205,312,000	15.4
				Yield Maintenance	4	44,574,015	3.3
				Total	67	$1,333,938,541	100.0%
Mortgage Loans with Original Partial Interest Only Periods
Range of Original			% of	Distribution of Escrow Types
Partial Interest	Number of		Initial				% of
Only Period	Mortgage		Pool		Number of		Initial
(months)	Loans	Cut-off Date Balance	Balance		Mortgage		Pool
24	8	$174,200,000	13.1%	Escrow Type	Loans	Cut-off Date Balance	Balance
36	1	$146,840,875	11.0%	Replacement
60	1	$15,000,000	1.1%	Reserves(1)	63	$900,287,863	67.5%
				Real Estate Tax	61	$894,315,914	67.0%
Distribution of Original Terms to Maturity				Insurance	57	$661,490,521	49.6%
			% of	TI/LC(2)	23	$480,611,181	52.2%
Range of Original	Number of		Initial	(1) Includes mortgage loans with FF&E reserves.
Term to Maturity	Mortgage		Pool	(2) Percentage of total retail, mixed use, industrial and office properties only.
(months)	Loans	Cut-off Date Balance	Balance
60	2	$67,312,000	5.0%
61 - 121	65	1,266,626,541	95.0
Total	67	$1,333,938,541	100.0%

Distribution of Remaining Terms to Maturity
			% of
Range of	Number of		Initial
Remaining Terms to	Mortgage		Pool
Maturity (months)	Loans	Cut-off Date Balance	Balance
57 - 60	2	$67,312,000	5.0%
61 - 120	65	1,266,626,541	95.0
Total	67	$1,333,938,541	100.0%

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW

Distributions
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-4, A-5, A-AB, X-A, X-B and X-C certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C certificates, pro rata, in each case in accordance with their respective interest entitlements.
2.   Class A-1, A-2, A-3, A-4, A-5 and A-AB certificates: (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance for the related Distribution Date set forth in Annex F to the Free Writing Prospectus, all funds allocable to principal attributable to all mortgage loans, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above, then (vi) to principal on the Class A-5 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 in clause (v) above, and then (vii) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-5 in clause (vi) above.  If the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts (and the schedule for the Class A-AB principal distributions will be disregarded).
3.   Class A-1, A-2, A-3, A-4, A-5 and A-AB certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.
4.   Class A-S and Class PEZ certificates:  (i) first, to interest on Class A-S and Class PEZ certificates in the amount of the interest entitlement with respect to the Class A-S trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates), to principal on Class A-S and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class A-S trust component, until the certificate principal amount of the Class A-S trust component is reduced to zero; and (iii) next, to reimburse Class A-S and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class A-S trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component.
5.   Class B and Class PEZ certificates:  (i) first, to interest on Class B and Class PEZ certificates in the amount of the interest entitlement with respect to the Class B trust component, pro rata in proportion to their respective percentage interests in the Class B trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component), to principal on Class B and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class B trust component, until the certificate principal amount of the Class B trust component is reduced to zero; and (iii) next, to reimburse Class B and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class B  trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class B trust component.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Distributions (continued)
6.   Class C and Class PEZ certificates:  (i) first, to interest on Class C and Class PEZ certificates in the amount of the interest entitlement with respect to the Class C trust component, pro rata in proportion to their respective percentage interests in the Class C trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on Class C and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class C trust component, until the certificate principal amount of the Class C trust component is reduced to zero; and (iii) next, to reimburse Class C and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class C trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class C trust component.

7.   Class D certificates:  (i) first, to interest on Class D certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S, Class B and Class C trust components), to principal on Class D certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class D certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

8.   After Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any previously unreimbursed losses to the Class E, Class F and Class G certificates sequentially in that order in a manner analogous to the Class D certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses
The certificate principal amounts of the Class A-1, A-2, A-3, A-4, A-5, A-AB, D, E, F and G certificates (collectively with the Class A-S, Class B and Class C certificates, the “Sequential Pay Certificates”) and the Class A-S, Class B and Class C trust components (and thus, the Exchangeable Certificates) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the such class on such Distribution Date. Any such write-offs will be applied to such classes of certificates and trust components in the following order, in each case until the related certificate principal amount is reduced to zero:  first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component); sixth, to the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component); seventh, to the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component); and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, based on their then current respective certificate principal amounts.  The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the Class E certificates resulting from allocations of losses realized on the mortgage loans.  The notional amount of the Class X-C certificates will be reduced to reflect reductions in the Class F and Class G certificates resulting from allocations of losses realized on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges
On each Distribution Date, any yield maintenance charge collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed to the Class A 1, Class A 2, Class A 3, Class A-4, Class A-5, Class A-AB and Class D certificates, the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component) and the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component) in an amount that is, with respect to each such class of certificates (exclusive of the Exchangeable Certificates) or trust component, equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class or trust component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (exclusive of the Class X, Class E, Class F, Class G and Exchangeable Certificates) and trust components on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates or trust component, and (z) the aggregate amount of such yield maintenance charges.  Any remaining yield maintenance charges collected on any mortgage loan with respect to such Distribution Date will be distributed to the holders of the Class X-A certificates.  If there is more than one class of certificates (exclusive of the Exchangeable Certificates) or trust component (and thus the Exchangeable Certificates) entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are allocable to such classes or trust components, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates and/or trust components up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D certificates or any trust component is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates or trust component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one.  If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction shall equal zero; provided, however, if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related mortgage loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-B, Class X-C, Class E, Class F, Class G or Class R certificates.  Instead, after the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D certificates and the trust components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-A certificates.  For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Free Writing Prospectus.  See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

Advances
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reductions that may occur.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Appraisal Reductions
An appraisal reduction generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.  As a result of calculating an appraisal reduction for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates and/or trust component then outstanding (i.e., first to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C trust component (and correspondingly, to the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then to the Class B trust component (and correspondingly, to the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then to the Class A-S trust component (and correspondingly, to the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B and Class X-C certificates).  A mortgage loan will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction, when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Free Writing Prospectus.

Age of Appraisals
Appraisals (which can be an update of a prior appraisal) are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Free Writing Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.

Cleanup Call
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus.  Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the certificate principal amounts or notional amount, as applicable, of the Class A-1, A-2, A-3, A-4, A-5, A-AB, A-S, X-A, B, PEZ, C and D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (including the Class X-B and Class X-C certificates but excluding the Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Controlling Class Representative
The “Controlling Class Representative” will be the controlling class certificateholder or representative designated by at least a majority of the voting rights of the controlling class.  The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an outstanding certificate principal amount as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates.  At any time when the Class E certificates is the controlling class, the majority Controlling Class Representative may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Free Writing Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that Raith Capital Management, LLC will be the initial controlling class holder and is expected to appoint itself or one of its affiliates to be the initial Controlling Class Representative.

Control/Consultation Rights
The Controlling Class Representative will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) until no class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate amount of that class of certificates (a “Control Termination Event”).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Control/Consultation Rights (continued)
So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan or whole loan and will also have the right to notice and consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a mortgage loan or whole loan subject to the servicing standard and other restrictions as described in the Free Writing Prospectus.

Following the occurrence and during the continuation of a Control Termination Event until such time no Class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount, without regard to the application of any appraisal reductions, that is equal to or greater 25% of the initial certificate principal amount of that class of certificates (a “Consultation Termination Event”), all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions in which it previously had approval rights.  After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and companion loan holders, as a collective whole, as if those certificateholders constituted a single lender.

Following the occurrence and during the continuation of a Consultation Termination Event, all rights of the Controlling Class Representative will terminate.

If at any time that Raith Capital Management, LLC, or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificate holder (or beneficial owner) of at least a majority of the Controlling Class by certificate principal amount and the certificate registrar has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate registrar receives either such notice.

Whole Loans
The 11 West 42nd Street mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $150,000,000 and represents approximately 11.2% of the Initial Pool Balance, and has a related companion loan, which will be initially retained by Goldman Sachs Mortgage Company and is expected to be contributed to a future securitization transaction, with an outstanding principal balance as of the Cut-off Date of $150,000,000.

The Mall St. Matthews mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $146,840,875 and represents approximately 11.0% of the Initial Pool Balance, and has a related companion loan, which will be initially retained by Goldman Sachs Mortgage Company and is expected to be contributed to a future securitization transaction, with an outstanding principal balance as of the Cut-off Date of $39,821,254.

In connection with each of these whole loans, a co-lender agreement was executed between the holder of the mortgage loan and the holder of the companion loan that governs the relative rights and obligations of such holders.  Each co-lender agreement provides, among other things, that (i) the related whole loan will be serviced under the 2013-GC13 pooling and servicing agreement, (ii) the trustee as holder of the mortgage loan (acting through the Controlling Class Representative unless a Control Termination Event exists) is the directing holder with the right to advise and direct the special servicer with respect to material servicing actions and replace the special servicer, and (iii) the holders of the related companion loans will have certain consultation rights (but not consent rights) with respect to certain material decisions as to which the Controlling Class Representative has or would have had consent or consultation rights (regardless of the occurrence of a Control Termination Event or a Consultation Termination Event).  See “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus for more information regarding the whole loans.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Servicing Standard
In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders and the holders of a the pari passu companion loans (as a collective whole as if such certificateholders and pari passu companion loan holders constituted a single lender).  The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

—   for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the note rate and (iii) the yield on the most recently issued 10-year US treasuries; and

—   for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer
Prior to the occurrence and continuance of a Control Termination Event the special servicer may be replaced at any time by the Controlling Class Representative.

With respect to the pool of mortgage loans and the whole loans, after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates)(considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates), or (b) more than 50% of the voting rights of each class of certificates (other than Class R and Class X certificates)(but only such classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocated to such class, equal to or greater than 25% of the initial certificate principal amount of such class, minus all payments of principal made on such class of certificates)(and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose, vote affirmatively to so replace).

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer resulting in a solicitation of a certificateholder vote.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates (other than Class R and Class X certificates)(but only such classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocated to such class, equal to or greater than 25% of the initial certificate principal amount of such class of certificates, minus all payments of principal made on such class of certificates)(and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose, vote affirmatively to so replace).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Servicing Fees
Modification Fees: All fees resulting from modifications, amendments, waivers or any other changes to the terms of the mortgage loan documents, as more fully described in the Free Writing Prospectus, will be used to offset expenses on the related mortgage loan (i.e. reimburse the trust for certain expenses including advances and interest on advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Within any given 12 month period, all such excess modification fees (after the offset described below) with respect to any mortgage loan will be capped at 1% of the outstanding principal balance of such mortgage loan, subject to a minimum fee of $25,000. All such modification fees received by the special servicer as compensation on the related mortgage loan (together with any other modification fee earned on that mortgage loan for a prior modification done within 18 months) will offset future workout and liquidation fees earned on that mortgage loan as further described in the Free Writing Prospectus.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan and any excess will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while specially serviced loan).  To the extent any amounts reimbursed out of penalty charges are subsequently recovered on the related mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% or (b) such lower rate as would result in a liquidation fee of $1,000,000 for each specially serviced mortgage loan and REO property, subject to a minimum liquidation fee of $25,000.  For any corrected mortgage loan, workout fees will be calculated at the lesser of (a) 1.0% or (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan through and including the then related maturity date (or such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan through and including the then related maturity date).

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related mortgage loan within 90 days of the maturity default. In addition, the application of penalty charges allocable to a companion loan will be subject to the terms of the related co-lender agreement.

Operating Advisor
Prior to the occurrence of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights.  After a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The operating advisor will be subject to termination if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote.  The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Deal Website
The certificate administrator will maintain a deal website including, but not limited to:

— all special notices delivered

— summaries of final asset status reports

— all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates

— an “Investor Q&A Forum” and

— a voluntary investor registry

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■
“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 6 months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as stabilized” value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property.  For purposes of calculating the Maturity Date LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date LTV Ratio.

■
“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower.  The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■
“Hard Lockbox”: Means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■
“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-Reduced Certificates”: Each class of certificates (other than Class R or Class X certificates)(considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) that has an outstanding certificate principal amount as may be notionally reduced by any appraisal reductions allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■
“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■
“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, rooms, units or pads in the property that is owned by the related borrower.  In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and / or assumptions regarding the re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■
“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by Moody’s, Fitch and KBRA that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates. However, such confirmation will be deemed received or not required in certain circumstances as further described in the Free Writing Prospectus.  See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Free Writing Prospectus.

■	“RevPAR”: Means, with respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■
“Soft Lockbox”: Means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality properties are considered to have a soft lockbox if credit card receivables and cash or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■
“Soft Springing Lockbox”: Means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

■
“Springing Lockbox”: Means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■
“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Means the Terrorism Risk Insurance Program Reauthorization Act of 2007.

■	“TTM”: Means trailing twelve months.

■
“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■
“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.  In determining rental revenue for multifamily rental, manufactured housing community and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.  The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■
“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or whole loan, if applicable) adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

■
“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and in certain cases contractual rent increases generally within 13 months (and 21 months in the case of one of the mortgage loans) past the Cut-off Date, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees.  In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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11 WEST 42ND STREET

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

11 WEST 42ND STREET

11 West 42nd Street
11 West 42nd Street
New York, NY 10036
ROCKEFELLER CENTER
DIAMOND ROW
THEATER DISTRICT
TIMES SQUARE
BRYANT PARK
GRAND CENTRAL TERMINAL
MIDTOWN SOUTH
KOREA TOWN
W 42ND STREET
E 42ND STREET
W 34TH STREET
E 34TH STREET
FIFTH AVENUE
SIXTH AVENUE (AVENUE OF THE AMERICAS)
SEVENTH AVENUE
EIGHTH AVENUE
MADISON AVENUE
PARK AVENUE SOUTH
LEXINGTON AVENUE
BROADWAY
MADISON SQUARE GARDEN
PENN STATION
West New York
Union City
Hoboken
Jersey City
MANHATTAN
New York
QUEENS
BROOKLYN
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

11 WEST 42ND STREET

Floor	Tenants
32	Valentino U.S.A., Inc 2,027 SF 12/31/26
31	Valentino U.S.A., Inc 2,618 SF 12/31/26
30	KS Management Corp. 3,242 SF 2/28/14; Easter Seals of New York 2,688 SF 2/28/14; Career Partners, Inc. 4,716 SF 5/31/18
29	Michael Kors (USA), Inc. 10,735 SF 3/31/25
28	The Robert Allen Group, Inc. 10,466 SF 7/31/16
27	National Academy of Recording Arts 10,745 SF 3/31/18
26	Valentino U.S.A., Inc 23,358 SF 12/31/26
25	Oscar De La Renta LLC 26,589 SF 1/31/27
24	HSBC Bank USA, National Association 15,347 SF 12/31/21; Oscar De La Renta LLC 10,447 SF 1/31/27; Vacant 967 SF
23	Michael Kors (USA), Inc. 28,477 SF 3/31/25
22	The Robert Allen Group, Inc. 28,644 SF 7/31/16
21	Michael Kors (USA), Inc. 30,343 SF 3/31/25
20	Michael Kors (USA), Inc. 31,198 SF 3/31/25
19	Wellpoint Holding Corp. 372 SF 12/31/15; National Public Radio 13,218 SF 1/31/22; Tishman Speyer Properties 5,354 SF 8/31/19; Japan National Tourism 5,855 SF 11/30/14; Michael Kors (USA), Inc. 1,482 SF 3/31/25; Michael Kors (USA), Inc. 8,295 SF 3/31/25
18	Wellpoint Holding Corp. 33,823 SF 12/31/15
17	Wellpoint Holding Corp. 35,800 SF 12/31/15
16	Wellpoint Holding Corp. 35,806 SF 12/31/15
15	Vacant 13,653 SF; Springer Publishing Co. 11,577 SF 10/31/22; ICAP Securities USA LLC 8,484 SF 2/28/21; Springer Publishing Co. 2,902 SF 10/31/22
14	ELIE Tahari Ltd 37,536 SF 7/31/27
13	CIT Group Inc. 36,502 SF 10/31/21
12	CIT Group Inc. 37,198 SF 10/31/21
11	CIT Group Inc. 37,261 SF 10/31/21
10	New York University 37,198 SF 9/30/21
9	HSBC Bank USA, National Association 38,483 SF 12/31/21
8	Kohn Pedersen Fox Associates, P.C. 5,230 SF 4/30/25; Traiana, Inc. 21,500 SF 2/28/21; Christie's Inc. 9,904 SF 9/30/16; Property Management Office 1,804 SF 9/30/19
7	CIT Group Inc. 37,656 SF 10/31/21
6	Kohn Pedersen Fox Associates, P.C. 38,702 SF 4/30/25
5	New York University 37,808 SF 9/30/21
4	New York University 37,691 SF 9/30/21
3	HSBC Bank USA, National Association 23,951 SF 12/31/21; The Frankel Group, Inc. 14,526 SF 10/31/15
2	Tishman Speyer Properties 30,455 SF 8/31/19; Tishman Speyer Properties 6,119 SF 8/31/19; Tishman Speyer Properties 1,932 SF 8/31/19
G	Pret A Manger 3,280 SF 1/31/18; C.W. Watch Repair, Inc. 895 SF 4/30/18; Banco Do Brasil S.A. 5,780 SF 8/31/23; Manufactures & Traders Trust 5,506 SF 6/30/28; Le Mirage Cafe Corporation 684 SF 6/30/18; Schurman Fine Papers, Inc. 1,558 SF 1/31/17
G	Le Mirage Cafe Corporation 667 SF 6/30/18; Le Mirage Cafe Corporation 1,732 SF 6/30/18; Hat World, Inc. 1,763 SF 7/31/19; Allen Edmonds Shoe Corporation 1,900 SF 9/30/22; Chop't Creative Salad Company 1,800 SF 3/31/26; NNP Newsstand LLC 260 SF 2/28/19

Vacant | 2013 | 2014 | 2015 | 2016 | 2017+

** Stacking Plan does not include subleased space.*

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

11 WEST 42ND STREET

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(1)		$150,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)		$317.90
Size (SF)	943,701	Percentage of Initial Pool Balance		11.2%
Total Occupancy as of 4/10/2013	98.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/10/2013	98.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1927 / 1978	Mortgage Rate		4.0530%
Appraised Value	$570,000,000	Original Term to Maturity (Months)		119
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)	119
Underwritten Revenues	$51,058,987
Underwritten Expenses	$21,765,482	Escrows(3)
Underwritten Net Operating Income (NOI)	$29,293,505		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$27,212,285	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	52.6%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	52.6%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.38x / 2.21x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	9.8% / 9.1%	Other(4)	$3,398,719	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$300,000,000	100.0%	Loan Payoff	$202,332,695	67.4%
			Principal Equity Distribution	88,586,389	29.5
			Closing Costs	5,682,197	1.9
			Reserves	3,398,719	1.1
Total Sources	$300,000,000	100.0%	Total Uses	$300,000,000	100.0%

(1)
The Cut-off Date Principal Balance of $150,000,000 represents the note A-1 of a $300,000,000 whole loan evidenced by two pari passu notes.  The companion loan is the note A-2 with a principal balance of $150,000,000 as of the Cut-off Date and is held outside the issuing entity.

(2)	Calculated based on the entire 11 West 42nd Street Whole Loan.
(3)	See “—Escrows” below.
(4)	Other reserves represent a deferred maintenance reserve ($52,500) and an unfunded obligations reserve ($3,346,219). See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “11 West 42nd Street Loan”) is part of a whole loan structure (the “11 West 42nd Street Whole Loan”) comprised of two pari passu notes that are together secured by a first mortgage encumbering an office building located in New York, New York (the “11 West 42nd Street Property”). The 11 West 42nd Street Loan (evidenced by a note A-1), which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $150,000,000 and represents approximately 11.2% of the Initial Pool Balance, and the related companion loan (the “11 West 42nd Street Companion Loan”) (evidenced by note A-2), which will be initially retained by Goldman Sachs Mortgage Company and is expected to be contributed to a future securitization transaction, has an outstanding principal balance as of the Cut-off Date of $150,000,000. The 11 West 42nd Street Whole Loan was originated by Goldman Sachs Mortgage Company on June 18, 2013.  The 11 West 42nd Street Whole Loan has an original principal balance of $300,000,000 and each note has an interest rate of 4.0530% per annum. The borrower utilized the proceeds of the 11 West 42nd Street Whole Loan to refinance existing debt on the 11 West 42nd Street Property. The 11 West 42nd Street Whole Loan will be serviced under the 2013-GC13 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus for more information regarding the co-lender agreement that governs the relative rights of the holders of the 11 West 42nd Street Loan and the 11 West 42nd Street Companion Loan.

The 11 West 42nd Street Loan had an initial term of 119 months and has a remaining term of 119 months.  The 11 West 42nd Street Loan requires payments of interest only during the term of the loan.  The scheduled maturity date is the due date in June 2023.  Voluntary prepayment of the 11 West 42nd Street Whole Loan is prohibited except (a) from and including June 18, 2014 to but excluding the first day on which the 11 West 42nd Street Whole Loan is permitted to be defeased (provided that such prepayment must be accompanied by a yield maintenance premium, and if such prepayment is not made on a due date, the amount of interest that would have accrued on the amount prepaid had the 11 West 42nd Street Loan remained outstanding through the end of the interest accrual period in which such prepayment occurs) and (b) on or after  March 6, 2023. Defeasance of the entire 11 West 42nd Street Whole Loan (which will be applied pro rata to note A-1 and note A-2) with the direct

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

11 WEST 42ND STREET

non-callable obligations of the United States of America is permitted at any time on the first due date following the earlier to occur of (i) June 18, 2016 and (ii) the second anniversary of the date on which the 11 West 42nd Street Whole Loan has been securitized.

■
The Mortgaged Property.  The 11 West 42nd Street Property is a 33 story office building containing approximately 943,701 SF of gross rentable area. The 11 West 42nd Street Property is in the Grand Central submarket of New York City.  The 11 West 42nd Street Property was constructed in 1927 and renovated in 1978.  Tenants at the 11 West 42nd Street Property include Wellpoint Holding Corp., CIT Group Inc., Michael Kors (USA), Inc, New York University, and HSBC Bank USA, National Association, although no tenant accounts for more than 14.6% of the total rent. As of April 10, 2013 the Total Occupancy and Owned Occupancy were both 98.4%.

The following table presents certain information relating to the tenants at the 11 West 42nd Street Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
CIT Group Inc.	NR / Ba3 / BB-	150,760	16.0%	$6,431,571	13.9%	$42.66	10/31/2021	2, 5-year options
Wellpoint Holding Corp.(2)	BBB+ / Baa2 / A-	105,801	11.2	6,231,331	13.5	58.90	12/31/2015	1, 5-year option
Michael Kors (USA), Inc(3)(4)	NR / NR / NR	112,613	11.9	5,608,457	12.1	50.74	3/31/2025	1, 10-year option
New York University	NR / NR / NR	112,697	11.9	4,395,183	9.5	39.00	9/30/2021	1, 5-year option
HSBC Bank USA, National Association	AA- / A1 / AA-	77,781	8.2	3,164,780	6.8	40.69	12/31/2021	2, 5-year options
Kohn Pedersen Fox Associates(5)	NR / NR / NR	43,932	4.7	2,642,248	5.7	60.14	4/30/2025	1, 5-year option
Valentino U.S.A., Inc	NR / NR / NR	28,430	3.0	1,996,644	4.3	70.23	12/31/2026	1, 5-year option
The Robert Allen Group, Inc.(4)	NR / NR / NR	39,110	4.1	1,890,500	4.1	48.34	7/31/2016	1, 5-year option
Tishman Speyer Properties, L.P.	NR / NR / NR	44,869	4.8	1,869,421	4.0	41.66	8/31/2019	2, 5-year options
Oscar De La Renta LLC	NR / NR / NR	37,036	3.9	1,666,620	3.6	45.00	1/31/2027	1, 5-year option
Ten Largest Tenants		753,029	79.8%	$35,896,755	77.6%	$47.67
Remaining Tenants		175,611	18.6	10,351,625	22.4	58.95
Vacant		15,061	1.6	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		943,701	100.0%	$46,248,379	100.0%	$49.80

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Wellpoint Holding Corp. subleases the majority of its space to TV Guide (83,590 SF) and Kohn Pedersen Fox Associates (21,839 SF). Kohn Pedersen Fox Associates has executed a direct lease for the 21,839 SF of space which will commence in January 2016 after the expiration of the current Wellpoint Holding Corp. lease. We cannot assure you that Kohn Pedersen Fox Associates will remain in occupancy of this space as expected or at all.

(3)	Michael Kors (USA), Inc’s space includes 2,083 SF of storage space. Base rent per SF is calculated without regard to the storage space.
(4)
Michael Kors (USA), Inc is expected to take over 10,466 SF of space currently occupied by The Robert Allen Group, Inc. in August 2016. We cannot assure you that Michael Kors (USA), Inc will take over additional space as expected or at all.

(5)
Kohn Pedersen Fox Associates subleases 21,839 SF of space from Wellpoint Holding Corp. and has executed a direct lease for this space which will commence in January 2016 after the expiration of the current Wellpoint Holding Corp. lease. We cannot assure you that Kohn Pedersen Fox Associates will remain in occupancy of this space as expected or at all.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

11 WEST 42ND STREET

The following table presents general descriptions and renewal options of the major tenants at the 11 West 42nd Street Property:

Tenant Name	Description	Renewal / Extension Options
CIT Group Inc.
CIT Group (“CIT”) (NYSE: CIT), founded in 1908, is a bank holding company headquartered in New York, NY with more than $44 billion in finance and leasing assets. As a member of the Fortune 500, CIT provides financing and leasing capital to its more than one million small business and middle market clients and their customers across more than 30 industries, including transportation, particularly aerospace and rail, manufacturing and retail in approximately 20 countries. CIT also operates its subsidiary, CIT Bank, which offers a suite of online savings options designed to help customers achieve a range of financial goals.
2, 5-year options

Wellpoint Holding Corp.
WellPoint, Inc. (NYSE: WLP), the largest managed health care company in the Blue Cross and Blue Shield Association, has 34 million people in its branded health plans and serves more than 65 million people through its subsidiaries. The company offers various network-based managed care plans to large and small employers, individuals and Medicaid customers. WellPoint also provides various managed care services and wellness programs to self-funded customers and offers products and services such as life and disability insurance benefits and long-term care insurance.
1, 5-year option

Michael Kors (USA), Inc
Michael Kors Holdings Limited (NYSE: KORS) is a designer, marketer, distributor and retailer of men’s and women’s apparel and accessories. The company operates its business in three segments: retail, wholesale and licensing. As of late 2011, Michael Kors’ retail segment included 169 North American retail stores (including concessions) and 34 stores internationally in Europe and Japan. Additionally, the company licenses its trademarks on its products, such as fragrances, cosmetics, eyewear, leather goods, jewelry, coats, footwear, men’s suits, and ties.
1, 10-year option

New York University
New York University (“NYU”) is a private academic institution that was founded in 1831. The school has a total enrollment of more than 40,000 students attending 18 schools and colleges at five major centers in Manhattan and at satellite campuses throughout the world. With a full time faculty of over 3,100 members, it offers more than 2,500 courses and awards more than 25 individual degrees. The geographic center of NYU is its Washington Square campus located in the heart of Greenwich Village.
1, 5-year option

HSBC Bank USA, National Association
HSBC Bank USA, National Association (“HSBC”) is the American subsidiary of UK-based HSBC Holdings plc. It serves 3.8 million customers through its personal financial services, commercial banking, private banking, asset management and global banking and markets segments. It operates more than 465 bank branches throughout the United States. HSBC Holdings plc (NYSE: HBC), the parent company of the HSBC Group, has total assets of $2.56 trillion. It was founded in 1865 and is headquartered in London.
2, 5-year options

Kohn Pedersen Fox Associates
Kohn Pedersen Fox Associates (“KPF”) is one of the world’s pre-eminent architecture firms, providing architecture, interior, programming and master planning services for clients in both the public and private sectors. Operating as one firm with six global offices, KPF is led by 23 Principals and 19 Directors. KPF’s diverse portfolio, which features over 70 projects certified or pursuing green building certification, comprises corporate, hospitality, residential, academic, civic, transportation, and mixed-use projects located in more than 35 countries.
1, 5-year option

Valentino U.S.A., Inc
Valentino U.S.A. Inc. operates men’s and boy’s clothing stores. The company’s headquarters is located in New York, NY. The parent company, Valentino SpA was founded in 1959 and is headquartered in Milan, Italy.
1, 5-year option

The Robert Allen Group, Inc.
The Robert Allen Group, Inc. designs and markets fabrics, trims and furnishings. The company provides linens, duvet covers, bed sheets, pillows and drapery hardware. The company distributes its product through retailers in the United States, Canada and the United Kingdom.
1, 5-year option

Tishman Speyer Properties, L.P.
Tishman Speyer Properties L.P. is an international owner and builder of real estate. The company specializes in high rise office buildings in major urban areas. Tishman Speyer Properties creates mixed-use, retail, residential, and entertainment centers, and mid to low rise office buildings. The company also provides master planning services for large scale developments.
2, 5-year options

Oscar De La Renta LLC
Oscar De La Renta, LLC was founded in 1965 and is based in New York, NY. The company’s line of business includes the manufacturing of women’s, misses’, and juniors’ dresses. The company offers its products online and through stores located in New York; Los Angeles; Miami; and Athens, Greece.
1, 5-year option

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

11 WEST 42ND STREET

The following table presents the lease rollover schedule at the 11 West 42nd Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	330	0.0%	0.0%	$11,550	0.0%	$35.00	1
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	11,785	1.2	1.3%	619,551	1.3	52.57	4
2015	120,327	12.8	14.0%	6,770,059	14.6	56.26	5
2016	49,441	5.2	19.3%	2,294,118	5.0	46.40	6
2017	1,558	0.2	19.4%	311,055	0.7	199.65	1
2018	22,719	2.4	21.8%	1,783,045	3.9	78.48	7
2019	48,816	5.2	27.0%	2,156,170	4.7	44.17	9
2020	0	0.0	27.0%	0	0.0	0.00	0
2021	371,222	39.3	66.4%	15,271,202	33.0	41.14	13
2022	29,597	3.1	69.5%	1,285,968	2.8	43.45	5
2023	5,780	0.6	70.1%	966,227	2.1	167.17	1
2024 & Thereafter	267,065	28.3	98.4%	14,779,434	32.0	55.34	20
Vacant	15,061	1.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	943,701	100.0%		$46,248,379	100.0%	$49.80	72

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the 11 West 42nd Street Property:

Historical Leased %(1)
	2008	2009	2010	2011	2012
Owned Space	98.9%	95.5%	86.8%	99.6%	99.6%

(1)	As provided by the borrower and reflects year-end occupancy for the year.

The following table presents certain information relating to historical rent at the 11 West 42nd Street Property:

Historical Average Base Rent per SF(1)
	2010	2011	2012
Average Annual Base Rent per SF	$44.47	$40.79	$47.09

(1)	As provided by the borrower and reflects average annual base rent per SF for occupied spaces.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

11 WEST 42ND STREET

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 11 West 42nd Street Property:

Cash Flow Analysis(1)
	2010	2011	2012	TTM 03/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$34,480,590	$36,805,848	$41,596,961	$42,182,923	$46,446,770	$49.22
Overage Rent	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	816,092	0.86
Total Rent	$34,480,590	$36,805,848	$41,596,961	$42,182,923	$47,262,862	$50.08
Total Reimbursables	6,636,236	7,231,780	6,393,409	6,114,910	6,309,035	6.69
Other Income	27,765	78,459	40,030	16,639	5,000	0.01
Less Vacancy & Credit Loss	(1,684)	0	0	0	(2,517,910)	(2.67)
Effective Gross Income	$41,146,275	$44,116,087	$48,030,400	$48,314,472	$51,058,987	$54.11

Total Operating Expenses	$19,851,004	$19,344,705	$21,202,047	$21,385,536	$21,765,482	$23.06

Net Operating Income	$21,295,271	$24,771,382	$26,828,353	$26,928,936	$29,293,505	$31.04
TI/LC	0	0	0	0	1,796,214	1.90
Capital Expenditures	0	0	0	0	285,007	0.30
Net Cash Flow	$21,295,271	$24,771,382	$26,828,353	$26,928,936	$27,212,285	$28.84

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten base rent is as of 4/10/2013 and includes $1,258,873 of contractual rent steps through 4/1/2015 (rent steps through 4/1/2014 in an amount equal to $391,402 and rent steps through 4/1/2015 in an incremental amount equal to $867,471).  Underwritten base rent includes annualized rent for six tenants that signed new leases in the last 12 months at the 11 West 42nd Street Property, and excludes rent credits for tenants with free rent periods (in the TTM 3/31/2013 period, rent credits totaled $1,219,537).

■	Appraisal. According to the appraisal, the 11 West 42nd Street Property had an “as-is” appraised value of $570,000,000 as of an effective date of June 1, 2013.

■
Environmental Matters.  According to a Phase I environmental report, dated May 21, 2013, there are no recognized environmental conditions or recommendations for further action other than a recommendation for an asbestos operations and maintenance (O&M) plan at the 11 West 42nd Street Property.

■
Market Overview and Competition.  The 11 West 42nd Street Property is located in the Grand Central submarket in the New York, NY metropolitan statistical area.  The Midtown Manhattan office market ended the first quarter 2013 with a vacancy rate of 10.1%. The vacancy rate decreased from the previous quarter vacancy of 10.3%, with net absorption totaling positive 312,836 SF in the first quarter. Rental rates ended the first quarter at $66.34 per SF, a $1.02 per SF quarterly change. The Grand Central submarket ended the first quarter 2013 with a vacancy rate of 12.4% and a net absorption of negative 75,272 SF. The submarket’s Class A designated buildings have an average asking rent of $59.62. The 11 West 42nd Street Property is located directly across 42nd street from Bryant Park and in close proximity to major Midtown commuter stations, including Port Authority Bus Terminal and Grand Central Terminal, a commuter rail station at 42nd Street and Park Avenue.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 11 West 42nd Street Property:

Office Lease Comparables(1)
Property Name	NRA (SF)	Year Built	Occupancy (Direct)	Occupancy (Total)	Direct Asking Rent (Low)	Direct Asking Rent (High)
200 Madison Avenue	553,144	1925	99.62%	95.13%	$55.00	$55.00
285 Madison Avenue	371,284	1926	100.00%	100.00%	N/A	N/A
521 Fifth Avenue	339,901	1929	92.45%	86.27%	$65.00	$65.00
551 Fifth Avenue	305,000	1927	95.22%	84.89%	$55.00	$58.00
10 East 40th Street	347,400	1929	92.28%	92.28%	$50.00	$60.00
60 East 42nd Street	1,110,005	1929	89.49%	89.49%	$45.00	$55.00
122 East 42nd Street	625,000	1929	86.38%	78.47%	$40.00	$55.00
150 East 42nd Street	1,346,822	1956	83.72%	63.39%	$55.00	$65.00

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

11 WEST 42ND STREET

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the 11 West 42nd Street Property:

Office Sales Comparables(1)
Property Name	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF	Occupancy at Sale
499 Park Avenue	Contract	1979	301,457	$387,500,000	$1,285.42	91.0%
425 Lexington Avenue	Contract	2004	748,300	$658,000,000	$879.33	100.0%
125 West 55th Street	Contract	1989	591,000	$470,000,000	$795.26	98.0%
767 Fifth Avenue	Contract	1968	2,011,238	$3,400,000,000	$1,690.50	95.0%
237 Park Avenue	Contract	1914/1981	1,243,484	$810,000,000	$651.40	90.0%
550 Madison Avenue	Jan-13	1983	839,816	$1,100,000,000	$1,309.81	100.0%
666 Third Avenue	Nov-12	1952	769,867	$493,000,000	$640.37	100.0%
220 West 42nd Street	Nov-12	1914	227,685	$261,000,000	$1,146.32	100.0%
450 Lexington Avenue	Sep-12	1992	929,655	$720,000,000	$774.48	99.0%
575 Lexington Avenue	Oct-12	1958/1990	743,683	$360,000,000	$484.08	82.0%
400 Madison Avenue	Jul-12	1929/2000	184,859	$139,600,000	$755.17	95.0%

(1)	Source: Appraisal.

■
The Borrower.  The borrower is 11 West 42 Realty Investors, L.L.C., a single-purpose, single-asset entity.  Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the 11 West 42nd Street Loan.

No recourse carve-out guaranty was provided by any affiliate of the borrower of the 11 West 42nd Street Loan at origination. A form of non-recourse carveout guaranty was attached to the loan agreement for the 11 West 42nd Street Loan and is required to be executed and delivered by an equity holder maintaining certain financial and other requirements upon (i) an assumption of the 11 West 42nd Street Loan or (ii) in connection with any permitted transfer of the indirect equity interest in the borrower under the 11 West 42nd Street Loan that results in certain affiliates of Tishman Speyer Properties, L.P. and Silverstein Properties, Inc. failing to control the borrower and collectively own at least 27% of the indirect equity interests in the borrower.

■
Escrows.  At origination, the borrower funded an escrow reserve in the amount of $3,346,219 in respect of certain tenant improvements ($2,692,803) and third-party leasing commissions ($653,416) and an escrow reserve of $52,500 in respect of certain immediate repairs and deferred maintenance items.  On each due date during the continuance of an 11 West 42nd Street Trigger Period, borrower is required to fund (i) a tax and insurance reserve (but no reserves for insurance premiums will be required so long as the 11 West 42nd Street Property is covered by a blanket policy), (ii) a capital expenditure reserve in the amount of $15,885, and (iii) a tenant improvement and leasing commission reserve in the amount of $99,278.  On each due date during the continuance of a 2021 Rollover Reserve Period, all remaining amounts on deposit in the cash management account after the payment of debt service and budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance (if no blanket policy is in place), capital expenditures, tenant improvement allowances and leasing commissions are reserved in a separate tenant improvement and leasing commission reserve until the aggregate amount remitted therein equals the 2021 Rollover Reserve Amount.  In addition, on each due date during the continuance of a Wellpoint Rollover Reserve Period, all remaining amounts on deposit in the cash management account after the payment of debt service and budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance (if no blanket policy is in place), capital expenditures, tenant improvement allowances and leasing commissions are reserved in a separate tenant improvement and leasing commission reserve until the aggregate amount remitted to the reserve equals $4,323,800.  Subject to the immediately preceding two sentences, during the continuance of a 11 West 42nd Street Trigger Period, the loan documents require the reserve of all remaining amounts on deposit in the cash management account as additional collateral for the 11 West 42nd Street Loan, after the payment of debt service and budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance (if no blanket policy is in place), capital expenditures, tenant improvement allowances and leasing commissions.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

11 WEST 42ND STREET

A “11 West 42nd Street Trigger Period” means any period commencing as of the 45th day after the end of any fiscal quarter in which the debt service coverage ratio (as calculated under the loan documents) for the prior twelve-month period ending as of such fiscal quarter is less than 1.25x and terminating as of the 45th day after the end of any two consecutive fiscal quarters in which the debt service coverage ratio for the prior twelve-month period ending as of such fiscal quarter is at least 1.25x.

The “2021 Rollover Reserve Amount” means the sum of the 2021 Rollover Reserve Amount (NYU) and the 2021 Rollover Reserve Amount (CIT Group).

The “2021 Rollover Reserve Amount (CIT Group)” means (x) if CIT Group Inc. exercises its right to extend the term of its lease through October 31, 2026 with respect to all or substantially all of its space at the 11 West 42nd Street Property pursuant to the terms of its lease as in effect on the origination date, zero, (y) if CIT Group Inc. exercises its right to extend the term of its lease through October 31, 2026 with respect to some but less than all (or substantially all) of its space at the 11 West 42nd Street Property pursuant to the terms of its lease as in effect on the origination date, the product of $50.00 times the number of rentable square feet no longer leased at the 11 West 42nd Street Property by CIT Group Inc., and (z) otherwise, $7,634,350.

The “2021 Rollover Reserve Amount (NYU)” means (x) if New York University exercises its right to extend the term of its lease through September 30, 2026 with respect to all or substantially all of its space at the 11 West 42nd Street Property pursuant to the terms of its lease as in effect on the origination date, zero, (y) if New York University exercises its right to extend the term of its lease through September 30, 2026 with respect to less than all (or substantially all) of its space at the 11 West 42nd Street Property pursuant to the terms of its lease as in effect on the origination date, the product of $50.00 times the number of rentable square feet no longer leased at the 11 West 42nd Street Property by New York University, and (z) otherwise, $5,789,250.

The “2021 Rollover Reserve Period” means the period from and including April 6, 2020 through the date upon which (i) an aggregate amount equal to the 2021 Rollover Reserve Amount has been deposited into the related reserve account or (ii) all amounts contained in the related reserve account have been disbursed to the borrower pursuant to the loan documents.

The “Wellpoint Rollover Reserve Period” means the period from and including April 6, 2015 through the date upon which (i) an aggregate amount equal to $4,323,800 has been deposited into the related reserve account or (ii) all amounts contained in the related reserve account have been disbursed to the borrower pursuant to the loan documents.

■
Lockbox and Cash Management.  The 11 West 42nd Street Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt.  On each business day, the lockbox bank will remit all amounts contained in the lockbox account to a cash management account.  Provided no 11 West 42nd Street Trigger Period or event of default under the 11 West 42nd Street Loan is continuing, all funds in the cash management account will be transferred to an operating account maintained by the borrower; provided that during the period from and including the 26th calendar day of each month through and including the next succeeding due date, such remittances will be limited to the amount, if any, by which the amount then contained in the cash management account exceeds the aggregate amount required to be paid to or reserved with the lender on the next due date.  During the continuance of an event of default under the 11 West 42nd Street Loan, the lender may apply any funds in the lockbox account and the cash management account to the obligations of the borrower under the 11 West 42nd Street Loan in such order of priority as the lender may determine.  The borrower is required to pay all expenses related to the 11 West 42nd Street Property from the operating account (or cash management account) and no other account.  During the continuance of an event of default or 11 West 42nd Street Trigger Period, all amounts contained in the operating account in excess of those funds needed for check clearing purposes and bank fees are required to be remitted to the cash

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

11 WEST 42ND STREET

management account (other than excess funds that were already held in the operating account, and could have been permissibly distributed to borrower’s equityholders, prior to the commencement of the event of default or 11 West 42nd Street Trigger Period, as applicable).

■
Property Management.  The 11 West 42nd Street Property is currently managed by Tishman Speyer Properties, L.P., an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the 11 West 42nd Street Property may be managed by (i) Tishman Speyer Properties, L.P., (ii) Silverstein Properties, Inc., (iii) a reputable and experienced professional management company that (x) manages at least 5 Class A office buildings in New York, New York (i.e., the Borough of Manhattan) having a minimum of 5,000,000 net rentable square feet of office space in the aggregate (in each case, exclusive of the 11 West 42nd Street Property) and (y) has at least 10 years of Class A office property management experience; provided that such manager is not the subject of a bankruptcy or similar proceeding, or (iv) any other management company approved by the lender and with respect to which each rating agency has confirmed in writing that the management of the 11 West 42nd Street Property by such entity will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of certificates backed by the 11 West 42nd Street Whole Loan.  The lender may require the borrower to replace the property manager if an event of default under the 11 West 42nd Street Loan has occurred.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. So long as TRIPRA or a similar statute is in effect, the borrower must maintain terrorism insurance for Certified and Non-Certified acts (as such terms are defined in TRIPRA) in an amount equal to the full replacement cost of the 11 West 42nd Street Property, plus twelve months of business interruption coverage.  If TRIPRA or a similar statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the loan as required by the preceding sentence, but in that event the borrower is not required to spend more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the loan documents.  The terrorism insurance is required to contain a deductible that is reasonably acceptable to the lender.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the 11 West 42nd Street Property are separately allocated under such blanket policy and that certain other standard requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

MALL ST. MATTHEWS

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MALL ST. MATTHEWS

INDIANA
KENTUCKY
Louisville
Mall St. Matthews
5000 Shelbyville Road
Louisville, KY 40207
Clark County Airport
Prospect
Utica
Clarksville
New Albany
Jeffersonville
Glenview
Green Spring
Spring Valley
Murray Hill
Creekside
Orchard Grass Hills
Worthington Hills
Riverwood
Graymoor -devondale
Rolling Hills
Hickory Hill
Indian Hills
Woodlawn Park
Anchorage
Crescent Hill
St Matthews
Middletown
Blue Ridge Manor
Woodland Hills
Hurstbourne
Douglass Hills
Wellington
Hurstbourne Acres
Parkway Village
Audubon Park
Shively
Watterson Park
West Buechel
Jeffersontown
Newburg
Hollow Creek
South Park View
Hollyvilla
Heritage Creek
Hillview
Pioneer Village
Hebron Estates
Ohio River
Bowman Field
Louisville International Airport
UPS Worldport Hub
Jefferson Mall
Outer Loop
Greensburg
Hamilton
OH
Columbus
IN
Cincinnati
Florence
Seymour
Madison
Frankfort
Lexington
Fort Knox
KY
Elizabethtown
Nicholasville
Richmond
Danville
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MALL ST. MATTHEWS

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MALL ST. MATTHEWS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Louisville, Kentucky	Cut-off Date Principal Balance(1)		$146,840,875
Property Type	Retail	Cut-off Date Principal Balance per SF(2)		$278.44
Size (SF)(3)	670,376	Percentage of Initial Pool Balance		11.0%
Total Occupancy as of 5/31/2013	97.2%	Number of Related Mortgage Loans(4)		2
Owned Occupancy as of 5/31/2013	95.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	1962 / 2008, 2011, 2013	Mortgage Rate		2.7200%
Appraised Value	$280,000,000	Original Term to Maturity (Months)		87
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
Underwritten Revenues	$23,351,132
Underwritten Expenses	$4,534,625	Escrows(6)
Underwritten Net Operating Income (NOI)	$18,816,507		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$17,881,310	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	66.7%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(5)	59.2%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.07x / 1.96x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.1% / 9.6%	Other(7)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$187,500,000	100.0%	Loan Payoff	$133,520,972	71.2%
			Principal Equity Distribution	53,698,821	28.6
			Closing Costs	280,207	0.1

Total Sources	$187,500,000	100.0%	Total Uses	$187,500,000	100.0%

(1)
The Cut-off Date Principal Balance of $146,840,875 represents the note A-1 of a $187,500,000 whole loan evidenced by two pari passu notes.  The companion loan is the note A-2 with a principal balance of $39,821,254 as of the Cut-off Date and is held outside the issuing entity.

(2)	Calculated based on the entire Mall St. Matthews Whole Loan.
(3)	Square footage includes storage and kiosk space.
(4)	An indirect owner of the borrower is the indirect owner of the borrower of the Crossroads Center Loan.
(5)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $287,000,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 60.7%. See “—Appraisal” below.

(6)	See “—Escrows” below.
(7)
A guarantee was provided for all of the borrower’s material unfunded obligations to third parties at origination, such as unpaid tenant allowances, totaling $2,295,348. The outstanding balance was $455,000 as of May 14, 2013. See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Mall St. Matthews Loan”) is part of a whole loan structure (the “Mall St. Matthews Whole Loan”) comprised of two pari passu notes that are secured by a first mortgage encumbering a retail shopping center located in Louisville, Kentucky (the “Mall St. Matthews Property”).  The Mall St. Matthews Loan (evidenced by a note A-1), which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $146,840,875 and represents approximately 11.0% of the Initial Pool Balance, and the related companion loan (the “Mall St. Matthews Companion Loan”) (evidenced by note A-2), which will be initially retained by Goldman Sachs Mortgage Company and is expected to be contributed to a future securitization transaction, has an outstanding principal balance as of the Cut-off Date of $39,821,254. The Mall St. Matthews Whole Loan was originated by Goldman Sachs Mortgage Company on March 1, 2013.  The Mall St. Matthews Whole Loan has an original principal balance of $187,500,000 and each note has an interest rate of 2.7200% per annum. The borrower utilized the proceeds of the Mall St. Matthews Whole Loan to refinance existing debt on the Mall St. Matthews Property. The Mall St. Matthews Whole Loan will be serviced under the 2013-GC13 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus for more information regarding the co-lender agreement that governs the relative rights of the holders of the Mall St. Matthews Loan and the Mall St. Matthews Companion Loan.

The Mall St. Matthews Loan had an initial term of 87 months and has a remaining term of 83 months.  The Mall St. Matthews Loan requires monthly payments of interest only until June 6, 2016, after which it requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule until maturity.  The scheduled maturity date is the due date in June 2020.  Voluntary prepayment of the Mall St. Matthews Loan is prohibited prior to March 6, 2020.  Defeasance of the entire Mall St. Matthews Whole Loan (which will be applied pro rata to note A-1 and note A-2) with the direct obligations of the United States of America

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MALL ST. MATTHEWS

is permitted at any time on or after the first due date following the earlier to occur of (i) March 1, 2016 and (ii) the second anniversary of the date on which the Mall St. Matthews Whole Loan has been securitized.

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The Mortgaged Property.  The Mall St. Matthews Property is an approximately 1,020,376 SF super regional mall located in Louisville, Kentucky and was constructed in 1962, and renovated in 1969, 1970, 1989, 1992, 1995, 1998, 2006, 2008, 2011 and 2013.  The Mall St. Matthews Property is located in the Louisville, Kentucky metropolitan statistical area at 5000 Shelbyville Road. The Mall St. Matthews Property’s space (exclusive of Dillard’s and Dillard’s Men’s & Home’s spaces totaling 350,000 SF, which was released from the collateral in July 2013) that constitutes collateral totals approximately 670,376 SF and includes tenants such as JC Penney, Forever 21 and Cinemark.  The remainder of the Mall St. Matthews Property is predominately occupied by other retailers including Victoria’s Secret, Arhaus Furniture, Pottery Barn and The Cheesecake Factory (which are all part of the collateral).  As of May 31, 2013, the Total Occupancy was 97.2% and Owned Occupancy was 95.8%.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Mall St. Matthews Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF/Screen(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Dillard’s	BBB- / Ba3 / BB+	230,000	22.5%	No	$62,100	$0.27	NAP	$165	0.2%	NA
JC Penney	NR / NR / CCC+	165,705	16.2	Yes	$242,089	$1.46	8/31/2017	$175	0.8%	4, 5-year options
Dillard’s Men’s & Home	BBB- / Ba3 / BB+	120,000	11.8	No	$30,000	$0.25	NAP	$142	0.2%	NA
Forever 21(3)	NR / NR / NR	109,126	10.7	Yes	$976,554	$8.95	2/28/2026	$89	10.0%	1, 5-year option
Cinemark	NR / NR / BB-	43,000	4.2	Yes	$978,377	$22.75	5/31/2028	NA	NA	3, 5-year options
Total Anchors		667,831	65.4%

Jr. Anchors
Victoria’s Secret	BB+ / Ba2 / BB+	15,704	1.5%	Yes	$724,120	$46.11	1/31/2018	$613	7.5%	NA
Arhaus Furniture	NR / NR / NR	14,533	1.4	Yes	$485,968	$33.44	8/31/2018	$371	9.0%	1, 5-year option
The Cheesecake Factory	NR / NR / NR	11,329	1.1	Yes	$435,424	$38.43	1/31/2027	$755	5.1%	NA
Pottery Barn	NR / NR / NR	10,885	1.1	Yes	$339,325	$31.17	1/31/2013	$297	9.6%	NA
Total Jr. Anchors		52,451	5.1%

Occupied In-line		270,847	26.5%		$16,572,759	$61.19
Occupied Kiosk		230	0.0%		$115,670	$502.91
Occupied Other		19	0.0%		$201,475	$10,603.93
Occupied Storage		645	0.1%		$0	$0.00
Vacant space		28,353	2.8%		$0	$0.00
Total Owned SF		670,376	65.7%
Total SF		1,020,376	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales are as of 4/30/2013. Dillard’s, Dillard’s Men’s & Home and JC Penney sales are estimates as of 12/31/2012.
(3)	Forever 21 has the right to terminate its lease beginning 3/1/2016 with 180 days notice.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MALL ST. MATTHEWS

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Mall St. Matthews Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(3)	Occupancy Cost	Renewal / Extension Options
Cinemark	NR / NR / BB-	43,000	6.4%	$903,000	6.4%	$21.00	5/31/2028	NA	NA	3, 5 year options
Forever 21(4)	NR / NR / NR	109,126	16.3	861,513	6.1	7.89	2/28/2026	$89	10.0%	1, 5 year option
Victoria’s Secret	BB+ / Ba2 / BB+	15,704	2.3	455,416	3.2	29.00	1/31/2018	$613	7.5%	NA
Arhaus Furniture	NR / NR / NR	14,533	2.2	450,523	3.2	31.00	8/31/2018	$371	9.0%	1, 5 year option
New York & Company	NR / NR / NR	8,500	1.3	331,500	2.3	39.00	1/31/2019	$255	26.3%	NA
The Cheesecake Factory	NR / NR / NR	11,329	1.7	294,554	2.1	26.00	1/31/2027	$755	5.1%	NA
Williams-Sonoma	NR / NR / NR	6,739	1.0	282,986	2.0	41.99	1/31/2021	$307	14.3%	NA
Charlotte Russe	NR / NR / B-	6,930	1.0	277,200	2.0	40.00	1/31/2014	$249	20.6%	NA
Body Central	NR / NR / NR	6,709	1.0	260,376	1.8	38.81	5/31/2015	$199	19.5%	NA
Express	NR / NR / BB	8,276	1.2	248,280	1.8	30.00	1/31/2018	$562	9.5%	NA
Ten Largest Owned Tenants		230,846	34.4%	$4,365,348	30.9%	$18.91
Remaining Owned Tenants		411,177	61.3	9,784,614	69.1	23.80
Vacant Spaces (Owned Space)		28,353	4.2	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		670,376	100.0%	$14,149,962	100.0%	$22.04

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include non-owned tenants.
(3)	Sales are as of 4/30/2013.
(4)	Forever 21 has the right to terminate its lease beginning 3/1/2016 with 180 days notice.

The following table presents general descriptions and renewal options of the major tenants at the Mall St. Matthews Property:

Tenant Name	Description	Renewal / Extension Options
Cinemark
Cinemark USA, Inc., together with its subsidiaries, engages in motion picture exhibition activities. As of March 31, 2013, it operated 467 theatres and 5,259 screens in the United States and Latin America. The company was founded in 1984 and is headquartered in Plano, Texas. Cinemark USA, Inc. operates as a subsidiary of Cinemark Holdings Inc.
3, 5 year options

Forever 21
Forever 21, Inc. operates fashion retail stores. It sells dresses, tops, sweaters and cardigans, outerwear, bottoms, jumpsuits and rompers, activewear, lingerie, swimwear, accessories, and shoes for women. Forever 21 also sells tops, outerwear, bottoms, suits, accessories, and shoes for men. Forever 21 was formerly known as Fashion 21, Inc. Forever 21, Inc. was founded in 1984 and is based in Los Angeles, California.
1, 5 year option

Victoria’s Secret
Victoria’s Secret Stores, Inc. operates as a specialty retailer of apparel, lingerie, and personal care products for women. The company was founded in 1977 and is based in Reynoldsburg, Ohio. It serves customers through its stores and other retailers in the United States and internationally and also sells products online. Victoria’s Secret Stores, Inc. operates as a subsidiary of Intimate Brands, Inc.
NA

Arhaus Furniture
Arhaus Furniture provides home furnishings and living room products, such as sofas, chairs, ottomans, and tables, as well as soft goods such as beddings and throw pillows through its stores in various states throughout the United States. Arhaus Furniture was founded in 1986 and is headquartered in Walton Hills, Ohio.
1, 5 year option

New York & Company
New York & Company, Inc., together with its subsidiaries, operates as a specialty retailer of women’s fashion apparel and accessories in the United States offering a merchandise assortment consisting of wear-to-work casual apparel and accessories. The company sells its merchandise through its network of retail stores and eCommerce store at nyandcompany.com. As of May 23, 2013, it operated 519 stores in 43 states. New York & Company, Inc., formerly known as NY & Co. Group, Inc., was founded in 1918 and is headquartered in New York, New York.
NA

The Cheesecake Factory
The Cheesecake Factory Incorporated owns and operates casual dining, full-service restaurants. As of April 24, 2013, the company operated 174 casual dining restaurants. It also produces baked desserts and other products for its restaurants, as well as for other foodservice operators, retailers, and distributors. The company was founded in 1972 and is based in Calabasas Hills, California.
NA

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MALL ST. MATTHEWS

Tenant Name	Description	Renewal / Extension Options
Williams-Sonoma
Williams-Sonoma, Inc. operates as a multi-channel specialty retailer of home products. It operates in two segments, Direct-to-Customer and Retail. Its Williams-Sonoma stores offer cooking, dining, and entertaining products. The company operates in the United States and Canada; offers international shipping to customers worldwide; and franchises its brands in Bahrain, the Kingdom of Saudi Arabia, Kuwait, and the United Arab Emirates. Williams-Sonoma, Inc. was founded in 1956 and is based in San Francisco, California.
NA

Charlotte Russe
Charlotte Russe Holding, Inc. operates as a mall-based specialty retailer of apparel and accessories targeting young women in their teens and twenties. Its products also include footwear and jewelry. As of September 27, 2008, it operated 487 Charlotte Russe retail stores in 45 states and Puerto Rico. The company was founded in 1975 and is based in San Diego, California. As of October 13, 2009, Charlotte Russe Holding, Inc. was taken private.
NA

Body Central
Body Central Corp. operates as a specialty retailer of young women’s apparel and accessories in the South, Mid-Atlantic, and Midwest regions of the United States. It operates stores under the Body Central and Body Shop banners, as well as a direct business comprising its Body Central catalog and e-commerce Website at bodycentral.com. The company’s stores sell tops, dresses, bottoms, jewelry, accessories, and shoes primarily under its Body Central and Lipstick labels. As of December 29, 2012, it had 276 stores in 26 states. Body Central Corp., formerly known as Body Central Acquisition Corp., was founded in 1972 and is headquartered in Jacksonville, Florida.
NA

Express
Express, Inc. operates as a specialty apparel and accessory retailer primarily in the United States. Its stores provide apparel and accessories for women and men between 20 and 30 years old. As of April 23, 2013, it operated approximately 620 retail stores, located primarily in shopping malls, lifestyle centers, and street locations in the United States, Canada, and Puerto Rico. Express, Inc. also distributes its products through the company’s e-commerce website, express.com, as well as operates Express stores in Latin America and the Middle East. The company was formerly known as Express Parent LLC and changed its name to Express, Inc. in May 2010. Express, Inc. was founded in 1980 and is based in Columbus, Ohio.
NA

The following table presents certain information relating to the lease rollover schedule at the Mall St. Matthews Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	15,259	2.3%	2.3%	$198,352	1.4%	$13.00	8
2013	16,121	2.4	4.7%	479,003	3.4	29.71	7
2014	48,289	7.2	11.9%	1,692,799	12.0	35.06	19
2015	34,563	5.2	17.0%	1,492,563	10.5	43.18	15
2016	39,860	5.9	23.0%	1,925,581	13.6	48.31	20
2017	179,697	26.8	49.8%	813,311	5.7	4.53	8
2018	63,537	9.5	59.3%	2,089,303	14.8	32.88	10
2019	19,969	3.0	62.2%	923,370	6.5	46.24	6
2020	8,992	1.3	63.6%	295,330	2.1	32.84	4
2021	9,894	1.5	65.1%	413,258	2.9	41.77	3
2022	24,837	3.7	68.8%	721,295	5.1	29.04	6
2023	17,549	2.6	71.4%	886,732	6.3	50.53	8
2024 & Thereafter	163,456	24.4	95.8%	2,219,067	15.7	13.58	4
Vacant	28,353	4.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	670,376	100.0%		$14,149,962	100.0%	$22.04	118

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MALL ST. MATTHEWS

The following table presents certain information relating to historical leasing at the Mall St. Matthews Property:

Historical Leased %(1)
	2008	2009	2010	2011	2012
Owned Space	76.1%	88.0%	78.3%	98.6%	98.8%

(1)
As provided by the borrower and represents occupancy as of December 31, for the indicated year. The increase in occupancy in 2011 was due to the lease-up of an anchor box by Forever 21 and Cinemark. The historical occupancy excluding anchors is 89.0%, 95.1%, 96.2%, 97.7% and 97.5% in 2008, 2009, 2010, 2011 and 2012, respectively.

The following table presents certain information relating to the historical base rent per SF at the Mall St. Matthews Property:

Historical Average Base Rent per SF %(1)
	2010	2011	2012
Base Rent per SF	$13.57	$13.45	$13.81

(1)	As provided by the borrower and represents average base rents based on owned and non-owned SF as of December 31, for the indicated year.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mall St. Matthews Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 4/30/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$13,121,890	$14,100,503	$14,512,520	$14,640,445	$15,938,852	$23.78
Overage Rent	84,113	735,635	383,822	442,240	366,243	0.55
Gross Up Vacancy	0	0	0	0	1,836,051	2.74
Total Rent	13,206,003	14,836,138	14,896,342	15,082,685	18,141,145	27.06
Total Reimbursables	5,922,139	5,900,600	6,265,794	6,505,539	6,647,654	9.92
Other Income	338,125	362,164	375,677	358,642	398,383	0.59
Less Vacancy & Credit Loss	155,031	56,116	(20,003)	(69,555)	(1,836,051)	(2.74)
Effective Gross Income	$19,621,298	$21,155,018	$21,517,810	$21,877,311	$23,351,132	$34.83

Total Operating Expenses	4,405,833	4,689,785	4,407,463	4,477,295	4,534,625	6.76

Net Operating Income	$15,215,466	$16,465,232	$17,110,348	$17,400,016	$18,816,507	$28.07
TI/LC	0	0	0	0	460,021	0.69
Capital Expenditures	0	0	0	0	475,176	0.71
Net Cash Flow	$15,215,466	$16,465,232	$17,110,348	$17,400,016	$17,881,310	$26.67

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 5/31/2013 rent roll with rent steps through 8/31/2014.

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Appraisal.  According to the appraisal, the Mall St. Matthews Property had an “as-is” appraised value of $280,000,000 as of an effective date of January 18, 2013.  The appraiser also indicated an “as stabilized” appraised value of $287,000,000 as of February 1, 2014.

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Environmental Matters.  According to a Phase I environmental report, dated January 25, 2013, there are no recognized environmental conditions or recommendations for further action at the Mall St. Matthews Property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MALL ST. MATTHEWS

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Market Overview and Competition.  The Mall St. Matthews Property is a super regional mall located in Louisville, Kentucky.  The Mall St. Matthews Property is located in the Louisville metropolitan statistical area at 5000 Shelbyville Road. As of 2012, the population within a ten mile radius of the Mall St. Matthews Property was 630,599 with an average household income of $64,328. Vacancy rates in the Louisville Metro area were 10.5% for third quarter 2012. The Mall St. Matthews Property’s primary competitive landscape includes regional malls and lifestyle centers. The closest competitor is Oxmoor Center which is also indirectly owned and managed by General Growth Properties, Inc.

The following table presents certain information relating to the primary competition for the Mall St. Matthews Property:

Competitive Set(1)
	Oxmoor Center	Jefferson Mall	The Summit	Green Tree Mall
Distance from Subject	0.5 miles	9 miles	6 miles	10 miles
Property Type	Super-Regional Mall	Super-Regional Mall	Lifestyle Center	Regional Center
Year Built	1971	1978	2001	1968
Total GLA	922,303	970,492	367,500	791,448
Total Occupancy	96%	97%	94%	89%
Anchors	Von Maur, Macy’s, Sears, Dick’s Sporting Goods	Dillard’s, JCPenney, Macy’s, Sears	Barnes & Noble, Office Depot, Bed Bath & Beyond, Old Navy, DSW, Ulta	Dillard’s, JCPenney, Sears

(1)	Source: Appraisal.

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The Borrower.  The borrower is MSM Property L.L.C., a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Mall St. Matthews Loan.  GGP Limited Partnership is the non-recourse carveout guarantor under the Mall St. Matthews Loan. The borrower under the Mall St. Matthews Loan is an affiliate of the borrower under the Crossroads Center Loan.

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Escrows. At origination, GGP Limited Partnership, an affiliate of the borrower, delivered to the lender a guarantee of certain unfunded obligations totaling $2,295,348 at the Mall St. Matthews Property, in lieu of a cash reserve for the same amount.  On each due date during the continuance of an event of default under the Mall St. Matthews Loan or a Mall St. Matthews Trigger Period, the borrower is required to fund (1) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, unless the borrower provides evidence that the required insurance is being provided under any blanket policy that has been paid in full from General Growth Properties, Inc. or one of its affiliates, (2) a tenant improvement and leasing commission reserve in the monthly amount of $29,126, subject to a maximum total escrowed amount of $349,511, and (3) a capital expenditure reserve in the monthly amount of $41,558, subject to a maximum total escrowed amount of $498,697.  In addition, the borrower is required to establish a reserve account for the deposit of casualty or condemnation loss proceeds exceeding $9,375,000.  So long as no Mall St. Matthews Cash Trap Period or event of default under the Mall St. Matthews Loan is continuing, all amounts in excess of the required reserves described above will be remitted to the borrower’s operating account.

During the continuance of a Mall St. Matthews Cash Trap Period or an event of default under the Mall St. Matthews Loan, the loan documents require that all excess amounts on deposit in the lockbox account (after the payment of debt service, disbursements for budgeted operating expenses and the funding of required monthly escrows, real estate taxes, insurance, tenant improvements, leasing commissions and capital expenditures) be reserved and held as additional collateral for the Mall St. Matthews Loan; however, if  the lender has not initiated foreclosure proceedings, exercised a power of sale or initiated proceedings for the appointment of a receiver with respect to the Mall St. Matthews Property, the borrower may obtain disbursements from such excess amounts for payment of capital expenditures, tenant improvements, and leasing commissions to the extent funds in the reserve accounts dedicated to such expenses are insufficient.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MALL ST. MATTHEWS

A “Mall St. Matthews Trigger Period” means any period commencing as of the end of any fiscal quarter in which the debt service coverage ratio (as calculated under the loan documents) of the Mall St. Matthews Property for the twelve-month period immediately preceding such fiscal quarter end is less than 1.60x and terminating as of the end of the second fiscal quarter in which the debt service coverage ratio of the Mall St. Matthews Property for the twelve-month period immediately preceding such fiscal quarter end is equal to or greater than 1.60x.

A “Mall St. Matthews Cash Trap Period” means any period commencing as of the end of any fiscal quarter in which the debt service coverage ratio (as calculated under the loan documents) of the Mall St. Matthews Property for the twelve-month period immediately preceding such fiscal quarter end is less than 1.40x and terminating as of the end of the second fiscal quarter in which the debt service coverage ratio of the Mall St. Matthews Property for the twelve-month period immediately preceding such fiscal quarter end is equal to or greater than 1.40x.

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Lockbox and Cash Management.  The Mall St. Matthews Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled blocked account.  The loan documents also require that all rents and other amounts (other than de minimis amounts collected at the Mall St. Matthews Property not exceeding $100,000 per year and certain multi-property, parent-level sponsorship revenue) received by the borrower or the property manager be deposited into a blocked account under lender’s control within three business days after receipt.  During the continuance of a Mall St. Matthews Trigger Period or an event of default under the Mall St. Matthews Loan, all amounts in the blocked account are swept to the lender-controlled cash management account on a daily basis.  On each business day that no event of default under the Mall St. Matthews Loan is continuing and no Mall St. Matthews Trigger Period is continuing, all amounts in the blocked account are required to be swept to an operating account pledged to lender but accessible by borrower.  During the continuance of a monetary event of default or following an acceleration of the Mall St. Matthews Loan, the lender may apply any funds in the cash management account to amounts payable under the Mall St. Matthews Loan and/or toward the payment of expenses of the Mall St. Matthews Property, in such order of priority as the lender may determine.

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Property Management.  The Mall St. Matthews Property is currently self-managed by the borrower. Under the loan documents, the Mall St. Matthews Property must remain managed by (1) General Growth Management, Inc., (2) General Growth Services, Inc., (3) any affiliate of General Growth Properties, Inc. (which may be the borrower if and so long as General Growth Properties, Inc. owns no less than a 35% interest in the borrower), or (4) a reputable and experienced management company possessing experience in managing properties of similar size and scope to the Mall St. Matthews Property that is otherwise reasonably acceptable to the lender and with respect to which the lender has received Rating Agency Confirmation.  During the continuance of an event of default under the Mall St. Matthews Loan, a material default by the property manager under the management agreement or the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may require the borrower to replace the manager, if the property is not self-managed, or require the borrower to engage an approved property manager selected by lender (and, during the continuance of an event of default under the Mall St. Matthews Loan, the lender may require the borrower to terminate any agreement between the borrower and an affiliate of the borrower). In addition, during the continuance of a monetary or other material event of default under the Mall St. Matthews Loan, the lender may elect to prohibit payment of any management or leasing fees from amounts contained in any of the accounts constituting collateral for the Mall St. Matthews Loan.

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Release and Addition of Collateral.  The borrower may obtain the release of certain vacant, non-income producing parcels in connection with the conveyance of such parcels to one or more third parties, without the payment of a release price, subject to certain conditions set forth in the loan agreement, including among others: (i) no event of default continuing under the Mall St. Matthews Loan, (ii) a determination that certain REMIC requirements will be met, (iii) delivery of an endorsement to the title policy, to the extent that the release would reasonably be expected to adversely affect the lender’s rights under the title insurance policy relating to the Mall St. Matthews Property, (iv) no material adverse effect on the ability of the borrower to perform or lender to enforce any material provision of any loan document, or the value, net operating income, use, possession, operation or occupancy of the Mall St. Matthews Property, and (v) receipt of Rating Agency Confirmation.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MALL ST. MATTHEWS

The borrower may also substitute certain vacant, non-income producing parcels of land for newly acquired parcels of land, subject to certain conditions set forth in the loan agreement, including among others: (i) no event of default continuing under the Mall St. Matthews Loan, (ii) a determination that certain REMIC requirements will be met, (iii) delivery of an endorsement to the title policy, (iv) no material adverse effect on the ability of the borrower to perform or lender to enforce any material provision of any loan document, or the value, net operating income, use, possession, operation or occupancy of the Mall St. Matthews Property, (v) the substitute property must be reasonably equivalent in use, value and condition to the parcel being substituted, (vi) delivery of substitute loan documentation and environmental reports and (vii) receipt of Rating Agency Confirmation.

In addition to the foregoing, the borrower may acquire certain parcels of land to be added to the Mall St. Matthews Property, subject to certain conditions set forth in the loan agreement, including among others: (i) no event of default continuing under the Mall St. Matthews Loan, (ii) delivery of an endorsement to the title policy, (iii) no material adverse effect on the ability of the borrower to perform or lender to enforce any material provision of any loan document, or the value, net operating income, use, possession, operation or occupancy of the Mall St. Matthews Property, (iv) delivery of substitute loan documentation and environmental reports and (v) receipt of Rating Agency Confirmation.

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Mezzanine or Subordinate Indebtedness.  Mezzanine debt is permitted from certain qualified institutional lenders meeting the requirements set forth in the Mall St. Matthews loan agreement (or from multiple lenders, to the extent that more than 50% of such debt is held by such qualified institutional lenders) to a direct or indirect equity owner of borrower that is secured by a pledge of direct or indirect equity interests in borrower, so long as, among other things (i) immediately after giving effect to such debt, the aggregate loan-to-value ratio (as calculated under the loan documents) does not exceed 63.6%, (ii) immediately after giving effect to such debt, the aggregate debt service coverage ratio (as calculated under the loan documents) is at least 1.90x, (iii) a subordination and intercreditor agreement is received by the lender, (iv) the mezzanine debt is either coterminous with the Mall St. Matthews Loan or prepayable without premium or penalty from and after the maturity date of the Mall St. Matthews Loan, (v) if such mezzanine debt bears a floating rate of interest, borrower obtains an interest rate cap agreement, (vi) such mezzanine debt is a current-pay loan with no “pay-in-kind” feature and (vii) Rating Agency Confirmation has been obtained.

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Terrorism Insurance.  So long as TRIPRA or a similar statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Mall St. Matthews Property, plus business interruption coverage covering the period from the date of any casualty to the date that the property is repaired or replaced and operations are resumed and an extended period of indemnity endorsement covering the 12 month period after property has been restored.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Mall St. Matthews Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents and allocable to the Mall St. Matthews Property based on market rates (not including the terrorism and seismic components of that insurance), and if the cost of terrorism insurance exceeds such greater amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The terrorism insurance is required to contain a deductible that is no larger than $100,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Mall St. Matthews Property are separately allocated to the Mall St. Matthews Property.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

CROSSROADS CENTER

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CROSSROADS CENTER

Crossroads Center
4101 West Division Street
Saint Cloud, MN 56301
Saint Cloud
Sartell
Sauk Rapids
Waite Park
Pleasant Lake
Saint Cloud State University
SAINT CLOUD REGIONAL AIRPORT
Veterans Hospital
Minneapolis
St Paul
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CROSSROADS CENTER

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CROSSROADS CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Saint Cloud, Minnesota	Cut-off Date Principal Balance		$106,809,804
Property Type	Retail	Cut-off Date Principal Balance per SF		$139.40
Size (SF)	766,213	Percentage of Initial Pool Balance		8.0%
Total Occupancy as of 4/30/2013	96.6%	Number of Related Mortgage Loans(1)		2
Owned Occupancy as of 4/30/2013	96.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1964 / 1972, 1982, 1999, 2004	Mortgage Rate		3.2500%
Appraised Value	$165,000,000	Original Term to Maturity (Months)		121
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
Underwritten Revenues	$17,460,585
Underwritten Expenses	$6,221,531	Escrows(2)
Underwritten Net Operating Income (NOI)	$11,239,054		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,616,026	Taxes	$0	$0
Cut-off Date LTV Ratio	64.7%	Insurance	$0	$0
Maturity Date LTV Ratio	50.2%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	2.00x / 1.89x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.5% / 9.9%	Other(3)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$107,500,000	100.0%	Loan Payoff	$77,591,158	72.2%
			Principal Equity Distribution	29,657,778	27.6
			Closing Costs	251,064	0.2

Total Sources	$107,500,000	100.0%	Total Uses	$107,500,000	100.0%

(1)	An indirect owner of the borrower is the indirect owner of the borrower of the Mall St. Matthews Loan.
(2)	See “—Escrows” below.
(3)	A guaranty was provided for outstanding tenant improvement allowances for Men’s Wearhouse ($88,500, which was released in May 2013) and P.S. from Aeropostale ($157,250). See “—Escrows” below.

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The Mortgage Loan.  The mortgage loan (the “Crossroads Center Loan”) is evidenced by a note in the original principal amount of $107,500,000 and is secured by a first mortgage encumbering a super-regional mall located in Saint Cloud, Minnesota (the “Crossroads Center Property”).  The Crossroads Center Loan was originated by Goldman Sachs Mortgage Company on March 1, 2013 and represents approximately 8.0% of the Initial Pool Balance.  The note evidencing the Crossroads Center Loan has an outstanding principal balance as of the Cut-off Date of $106,809,804 and has an interest rate of 3.2500% per annum.  The borrower utilized the proceeds of the Crossroads Center Loan to refinance the Crossroads Center Property.

The Crossroads Center Loan had an initial term of 121 months and has a remaining term of 117 months.  The Crossroads Center Loan requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule until maturity.  The scheduled maturity date is the due date in April 2023.  Voluntary prepayment of the Crossroads Center Loan is prohibited prior to January 6, 2023.  Defeasance of the entire Crossroads Center Loan with the direct obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

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The Mortgaged Property.  The Crossroads Center Property is an approximately 895,488 SF super-regional mall located in Saint Cloud, Minnesota and was constructed in 1964 and renovated in 1972, 1982, 1999 and 2004.  The Crossroads Center Property is located in the Saint Cloud, Minnesota metropolitan statistical area at the intersection of the Highway 15 and Division Street and has visibility from both thoroughfares and access from Division St.  The Crossroads Center Property’s space (exclusive of the Target store totaling 129,275 SF that is not part of the collateral) that constitutes collateral for the Crossroads Center Loan totals approximately 766,213 SF and includes tenants such as JC Penney, Sears, Macy’s and Scheels.  As of April 30, 2012, the Total Occupancy was 96.6% and Owned Occupancy was 96.0%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CROSSROADS CENTER

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Crossroads Center Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF (2)	Occupancy Cost	Renewal / Extension Options
Anchors
Target	A- / A2 / A+	129,275	14.4%	No	$103,078	$0.80	NA	$395	0.2%	NA
JC Penney	NR / NR / CCC+	167,652	18.7	Yes	$614,694	$3.67	1/31/2016	$117	3.1%	3, 5-year options
Sears(3)	NR / NR / CCC+	126,515	14.1	Yes	$941,621	$7.44	6/30/2014	$104	7.2%	5, 5-year options
Macy’s	NR / Baa3 / BBB	100,000	11.2	Yes	$417,776	$4.18	1/31/2027	$123	3.4%	NA
Scheels	NR / NR / NR	82,238	9.2	Yes	$1,383,186	$16.82	2/28/2024	$464	3.6%	6, 5-year options
Total Anchors		605,680	67.6%

Occupied In-line		246,756	27.6%		$11,794,109	$47.80
Occupied Outparcel/Other		12,290	1.4%		$668,306	$54.38
Vacant Spaces		30,762	3.4%		$0	$0.00
Total Owned SF		766,213	85.6%
Total SF		895,488	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales are as of 3/31/2013. Target sales are estimated as of 10/31/2012.
(3)	Sears executed a lease renewal as of 7/1/2013, at the existing base rent, expiring on 6/30/2019 with 4, 5-year renewal options remaining.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Crossroads Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost	Renewal / Extension Options
Scheels	NR / NR / NR	82,238	10.7%	$1,024,604	11.2%	$12.46	2/28/2024	$464	3.6%	6, 5-year options
Sears(4)	NR / NR / CCC+	126,515	16.5	276,604	3.0	2.19	6/30/2014	$104	7.2%	5, 5-year options
Maurices	NR / NR / BB-	5,500	0.7	263,780	2.9	47.96	1/31/2020	$448	11.8%	NA
Express	NR / NR / BB	8,988	1.2	251,664	2.8	28.00	1/31/2016	$272	17.6%	NA
American Eagle Outfitters	NR / NR / NR	6,123	0.8	244,920	2.7	40.00	1/31/2014	$597	11.6%	NA
Kay Jewelers	NR / NR / NR	1,600	0.2	220,000	2.4	137.50	1/31/2014	$2,141	8.0%	NA
Victoria’s Secret	BB+ / Ba1 / BB+	7,575	1.0	212,100	2.3	28.00	1/31/2016	$889	7.2%	NA
Coldwater Creek	NR / NR / NR	5,460	0.7	201,453	2.2	36.90	1/31/2017	$201	23.0%	NA
Buckle	NR / NR / NR	4,750	0.6	190,000	2.1	40.00	1/31/2015	$747	9.8%	NA
JC Penney	NR / NR / CCC+	167,652	21.9	187,770	2.1	1.12	1/31/2016	$117	3.1%	3, 5-year options
Ten Largest Owned Tenants		416,401	54.3%	$3,072,896	33.6%	$7.38
Remaining Owned Tenants		319,050	41.6	6,067,681	66.4	19.02
Vacant Spaces (Owned Space)		30,762	4.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		766,213	100.0%	$9,140,576	100.0%	$12.43

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include non-owned tenants.
(3)	Tenant Sales are as of 3/31/2013.
(4)	Sears executed a lease renewal as of 7/1/2013, at the existing base rent, expiring on 6/30/2019 with 4, 5-year renewal options remaining.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CROSSROADS CENTER

The following table presents certain information relating to the lease rollover schedule at the Crossroads Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	35,710	4.7%	4.7%	$177,556	1.9%	$4.97	18
2013	11,553	1.5	6.2%	253,231	2.8	21.92	4
2014(2)	153,881	20.1	26.3%	1,254,461	13.7	8.15	11
2015	36,662	4.8	31.0%	1,287,540	14.1	35.12	17
2016	216,135	28.2	59.2%	1,752,620	19.2	8.11	19
2017	29,268	3.8	63.1%	1,029,513	11.3	35.18	10
2018	9,919	1.3	64.4%	273,488	3.0	27.57	5
2019	8,502	1.1	65.5%	227,856	2.5	26.80	3
2020	10,171	1.3	66.8%	500,416	5.5	49.20	5
2021	25,745	3.4	70.2%	698,253	7.6	27.12	8
2022	9,339	1.2	71.4%	311,644	3.4	33.37	3
2023	5,628	0.7	72.1%	240,892	2.6	42.80	2
2024 & Thereafter	182,938	23.9	96.0%	1,133,107	12.4	6.19	3
Vacant	30,762	4.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	766,213	100.0%		$9,140,576	100.0%	$12.43	108

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Sears executed a lease renewal as of 7/1/2013, at the existing base rent, expiring on 6/30/2019 with 4, 5-year renewal options remaining.

The following table presents certain information relating to historical leasing at the Crossroads Center Property:

Historical Leased %(1)
	2010	2011	2012
Owned Space	98.9%	98.7%	97.7%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Crossroads Center Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 3/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$8,296,266	$8,575,155	$8,936,793	$8,918,183	$9,140,576	$11.93
Overage Rent	998,312	1,086,604	1,085,326	996,113	820,401	1.07
Other Rental Revenue(3)	1,110,557	1,116,649	1,068,485	1,133,487	1,153,583	1.51
Gross Up Vacancy	0	0	0	0	1,781,439	2.32
Total Rent	$10,405,135	$10,778,407	$11,090,605	$11,047,783	$12,896,000	$16.83
Total Reimbursables	5,684,213	5,965,788	5,961,722	5,968,908	5,961,792	7.78
Other Income	490,804	457,534	438,495	432,776	384,231	0.50
Vacancy & Credit Loss	0	0	0	0	(1,781,439)	(2.32)
Effective Gross Income	$16,580,151	$17,201,729	$17,490,822	$17,449,467	$17,460,585	$22.79

Total Operating Expenses	$5,807,244	$6,011,640	$6,108,822	$6,151,083	$6,221,531	$8.12

Net Operating Income	$10,772,908	$11,190,089	$11,382,000	$11,298,384	$11,239,054	$14.67
TI/LC	0	0	0	0	396,217	0.52
Capital Expenditures	0	0	0	0	226,810	0.30
Net Cash Flow	$10,772,908	$11,190,089	$11,382,000	$11,298,384	$10,616,026	$13.86

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 4/30/2013 rent roll with rent steps through 7/31/2014.
(3)
Revenue attributable to temporary in-line tenants, kiosks operating under short term license agreements, storage license agreements and retail merchandising units (or carts) and pad rent for trash contractors.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CROSSROADS CENTER

■	Appraisal. According to the appraisal, the Crossroads Center Property had an “as-is” appraised value of $165,000,000 as of an effective date of January 17, 2013.

■
Environmental Matters.  According to a Phase I environmental report, dated January 30, 2013, there are no recommendations for further action at the Crossroads Center Property other than a recommendation for an asbestos operations and maintenance (O&M) plan.

■
Market Overview and Competition.  The Crossroads Center Property is a super-regional mall located in Saint Cloud, Minnesota.  The Crossroads Center Property is located in the Saint Cloud, Minnesota metropolitan statistical area at the intersection of the Highway 15 and Division St. and has visibility from both thoroughfares and access from Division St.  As of 2012, the population within a five mile radius of the Crossroads Center Property was 100,504 with an average household income of $56,461. The Crossroads Center Property is located in the main retail corridor in Saint Cloud and it is the only enclosed mall within a 45 mile radius.

The following table presents certain information relating to the primary competition for the Crossroads Center Property:

Competitive Set(1)
	Crossroads Center	Northtown Mall	Riverdale Village – Inner & Outer	The Shoppes at Arbor Lakes
Distance from Subject	-	55.0 miles	48.0 miles	49.0 miles
Property Type	Retail	Retail	Retail	Retail
Year Built	1964	1972	1999-2003	2003
Total GLA	895,488	715,019	1,228,075	372,000
Total Occupancy	97%	87%	98%	87%
Anchors	Target, JC Penney, Sears, Macy’s, Scheels	Herberger’s, Home Depot, Burlington Coat Factory, Becker Furniture, LA Fitness, Best Buy	Sears, Kohl’s, Best Buy, Jo-Ann Stores, Old Navy, Costco, JC Penney, DSW, Bed, Bath & Beyond, Dick’s Sporting Goods	AMC Theater, Ultimate Electronics, Trader Joes

(1)	Source: Appraisal.

■
The Borrower.  The borrower is St. Cloud Mall L.L.C., a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Crossroads Center Loan. GGP-TRC, LLC is the non-recourse carveout guarantor under the Crossroads Center Loan. The borrower under the Crossroads Center Loan is an affiliate of the borrower under the Mall St. Matthews Loan.

■
Escrows. At origination, GGP-TRC, LLC, an affiliate of the borrower, delivered to the lender a guarantee of certain unfunded obligations for outstanding tenant improvement allowances for Men’s Wearhouse ($88,500, which was released in May 2013) and P.S. from Aeropostale ($157,250) at the Crossroads Center Property, in lieu of a cash reserve for the same.  On each due date during the continuance of an event of default under the Crossroads Center Loan or a Crossroads Center Trigger Period, the borrower is required to fund (1) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, unless the borrower provides evidence that the required insurance is being provided under any blanket policy from General Growth Properties, Inc. or one of its affiliates, that has been paid in full, (2) a tenant improvement and leasing commission reserve in the monthly amount of $31,083, subject to a maximum total escrowed amount of $372,996 and (3) a capital expenditure reserve in the monthly amount of $18,901, subject to a maximum total escrowed amount of $226,810.  In addition, the borrower is required to establish a reserve account for the deposit of casualty or condemnation loss proceeds exceeding $5,375,000.  So long as no Crossroads Center Cash Trap or event of default under the Crossroads Center Loan is continuing, all amounts in excess of the required reserves described above will be remitted to the borrower’s operating account.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CROSSROADS CENTER

During the continuance of a Crossroads Center Cash Trap or an event of default under the Crossroads Center Loan, the loan documents require that all excess amounts on deposit in the lockbox account (after the payment of debt service, disbursements for budgeted operating expenses and the funding of required monthly escrows, real estate taxes, insurance, tenant improvements, leasing commissions and capital expenditures) be reserved and held as additional collateral for the Crossroads Center Loan; however, if the lender has not initiated foreclosure proceedings, exercised a power of sale or initiated proceedings for the appointment of a receiver with respect to the Crossroads Center Property, the borrower may obtain disbursements from such excess amounts for payment of capital expenditures, tenant improvements, and leasing commissions to the extent funds in the reserve accounts dedicated to such expenses are insufficient.

A “Crossroads Center Trigger Period” means any period commencing as of the end of any fiscal quarter in which the debt service coverage ratio (as calculated under the loan documents) for the Crossroads Center Property for the twelve-month period immediately preceding such fiscal quarter end is less than 1.60x and terminating as of the end of the second fiscal quarter in which the debt service coverage ratio of the Crossroads Center Property for the twelve-month period immediately preceding such fiscal quarter end is equal to or greater than 1.60x.

A “Crossroads Center Cash Trap” means any period commencing as of the end of any fiscal quarter in which the debt service coverage ratio (as calculated under the loan documents) for the Crossroads Center Property for the twelve-month period immediately preceding such fiscal quarter end is less than 1.40x and terminating as of the end of the second fiscal quarter in which the debt service coverage ratio of the Crossroads Center Property for the twelve-month period immediately preceding such fiscal quarter end is equal to or greater than 1.40x.

■
Lockbox and Cash Management.  The Crossroads Center Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled blocked account.  The loan documents also require that all rents and other amounts (other than de minimis amounts collected at the Crossroads Center Property not exceeding $100,000 per year and certain multi-property, parent-level sponsorship revenue) received by the borrower or the property manager be deposited into a blocked account under lender’s control within three business days after receipt.  During the continuance of a Crossroads Center Trigger Period or an event of default under the Crossroads Center Loan, all amounts in the blocked account are swept to the lender-controlled cash management account on a daily basis.  On each business day that no event of default under the Crossroads Center Loan is continuing and no Crossroads Center Trigger Period is continuing, all amounts in the blocked account are required to be swept to an operating account pledged to lender but accessible by borrower.  During the continuance of a monetary event of default or following an acceleration of the Crossroads Center Loan, the lender may apply any funds in the cash management account to amounts payable under the Crossroads Center Loan and/or toward the payment of expenses of the Crossroads Center Property, in such order of priority as the lender may determine.

■
Property Management.  The Crossroads Center Property is currently self-managed by the borrower.  Under the loan documents, the Crossroads Center Property must remain managed by (1) General Growth Management, Inc., (2) General Growth Services, Inc., (3) any affiliate of General Growth Properties, Inc. (which may be the borrower if and so long as General Growth Properties, Inc. owns no less than a 35% interest in the borrower), or (4) a reputable and experienced management company possessing experience in managing properties of similar size and scope to the Crossroads Center Property that is otherwise reasonably acceptable to the lender and with respect to which the lender has received Rating Agency Confirmation.  During the continuance of an event of default under the Crossroads Center Loan, a material default by the property manager under the management agreement or the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may require the borrower to replace the manager, if the property is not self-managed, or require the borrower to engage an approved property manager selected by lender (and, during the continuance of an event of default under the Crossroads Center Loan, the lender may require the borrower to terminate any agreement between the borrower and an affiliate of the borrower). In addition, during the continuance of a monetary or other material event of default under the Crossroads Center Loan, the lender may elect to prohibit payment of any management or leasing fees from amounts contained in any of the accounts constituting collateral for the Crossroads Center Loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CROSSROADS CENTER

■
Release of Collateral.  The borrower may obtain the release of certain vacant, non-income producing parcels in connection with the conveyance of such parcels to one or more third parties, without the payment of a release price, subject to certain conditions set forth in the loan agreement, including among others, that no event of default is continuing under the Crossroads Center Loan, that there would be no material adverse effect on the ability of the borrower to perform or lender to enforce any material provision of any loan document, or the value, net operating income, use, possession, operation or occupancy of the Crossroads Center Property, and receipt of Rating Agency Confirmation.  The borrower may also substitute certain vacant, non-income producing parcels of land for newly acquired parcels of land or acquire certain parcels of land to be added to the Crossroads Center Property, subject to certain conditions set forth in the loan agreement, including among others: (i) no event of default is continuing under the Crossroads Center Loan, and (ii) receipt of Rating Agency Confirmation.

■
Mezzanine or Subordinate Indebtedness.  Mezzanine debt is permitted from certain qualified institutional lenders meeting the requirements set forth in the loan agreement for the Crossroads Center Loan (or from multiple lenders, to the extent that more than 50% of such debt is held by such qualified institutional lenders) to a direct or indirect equity owner of borrower that is secured by a pledge of direct or indirect equity interests in borrower, so long as (i) immediately after giving effect to such debt, the aggregate loan-to-value ratio (as calculated under the loan documents) does not exceed 61.9%, (ii) immediately after giving effect to such debt, the aggregate debt service coverage ratio (as calculated under the loan documents) is at least 2.01x, (iii) a subordination and intercreditor agreement is received by the lender, (iv) the mezzanine debt is either coterminous with the Crossroads Center Loan or prepayable without premium or penalty from and after the maturity date of the Crossroads Center Loan, (v) if such mezzanine debt bears a floating rate of interest, the borrower obtains an interest rate cap or swap agreement, (vi) such mezzanine loan is a current-pay loan with no “pay-in-kind” feature and (vii) Rating Agency Confirmation has been obtained.

■
Terrorism Insurance.  So long as TRIPRA or a similar statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Crossroads Center Property, plus twelve months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Crossroads Center Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents and allocable to the Crossroads Center Property based on market rates (not including the terrorism and seismic components of that insurance), and if the cost of terrorism insurance exceeds such greater amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The terrorism insurance is required to contain a deductible that is no larger than $100,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Crossroads Center Property are separately allocated to the Crossroads Center Property.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

PLAZA AMERICA TOWERS III & IV

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PLAZA AMERICA TOWERS III & IV

CARTIFACT
MARYLAND
VIRGINIA
Potomac River
Country Side
Dulles Town Crossing
Sterling
Herndon
Reston
Chantilly
Centreville
Fairfax
Vienna
Potomac
WASHINGTON-DULLES INT'L AIRPORT
DULLES TOLL RD
LEESBURG PIKE
SULLY RD
OLD OX RD
HERNDON PKY
FAIRFAX COUNTY PKY
LAWYERS RD
CHAIN BRIDGE RD
FOX MILL RD
S STERLING BLVD
Herndon Marketplace
Eden St Marketplace
Reston Hospital Ctr
Reston Town Ctr
USGS
Tysons Galleria
Tysons Corner Center
Fair Oaks Mall
Fair Lakes Shopping Center
George Mason University
Plaza America Towers III & IV
11720 and 11730 Plaza America Drive
Reston, VA 20190
Washington, D.C.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PLAZA AMERICA TOWERS III & IV

PLAZA AMERICA TOWERS III

FLOOR				
13th	Unisys Corp Suite 1300 22,328 SF 7/31/18			
12th	Unisys Corp Suite 1200 22,328 SF 7/31/18			
11th	Unisys Corp Suite 1100 22,328 SF 7/31/18			
10th	Unisys Corp Suite 1000 22,328 SF 7/31/18			
9th	Unisys Corp Suite 900 22,328 SF 7/31/18			
8th	Unisys Corp Suite 800 22,328 SF 7/31/18			
7th	Unisys Corp Suite 700 22,329 SF 7/31/18			
6th	Unisys Corp Suite 600 22,329 SF 7/31/18			
5th	Unisys Corp Suite 500 22,329 SF 7/31/18			
4th	Unisys Corp Suite 400 22,329 SF 7/31/18			
3rd	Unisys Corp Suite 300 22,329 SF 7/31/18			
2nd	Unisys Corp Suite 200 22,329 SF 7/31/18			
Lobby	Subway Real Estate Corp Suite 100 1,395 SF 4/30/16	Tisseront Suite 110 1,900 SF 2/28/18	Unisys Corp 7,607 SF 7/31/18	Unisys Corp 586 SF 7/31/18
Lower Level	Unisys Corp – Storage Suite LL01 3,179 SF 7/31/18			

Expires	2015	Expires	2016	Expires	2017	Expires	2018
Expires	2019	Expires	2020	Expires	2021	Expires	2022

** Stacking Plan does not include subleased space.*

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PLAZA AMERICA TOWERS III & IV

PLAZA AMERICA TOWERS IV

FLOOR	Tenant	Suite	SF	Expiration
7th	NCI Info Sys	Suite 700	25,442 SF	6/30/18
6th	Hamess, Dickey & Pierce	Suite 600	15,994 SF	3/31/18
6th	Hamess, Dickey & Pierce	Suite 610	2,303 SF	3/31/18
6th	Hamess, Dickey & Pierce	Suite 650	7,342 SF	3/31/18
5th	NCI Info Sys	Suite 500	25,637 SF	6/30/18
4th	NCI Info Sys	Suite 400	25,637 SF	6/30/18
3rd	Vacant	Suite 300	10,407 SF	
3rd	LeighFisher	Suite 310	7,088 SF	11/30/15
3rd	Dimension Data	Suite 340	8,142 SF	10/31/16
2nd	University of Phoenix	Suite 200	25,379 SF	7/31/17
1st	Vacant	Suite 130	3,758 SF	
1st	ARC Management	Suite 150	1,043 SF	8/31/20
1st	Wayne Myles	Suite 110	2,045 SF	1/31/15
1st	MJJ Jewelry	Suite 120	1,759 SF	2/28/19
1st	Vacant Storage	Suite 140	1,684 SF	
1st	Nikko Sushi & Hibachi	Suite 105	3,413 SF	12/31/22
1st	Melting Pot	Suite 100	8,314 SF	6/30/21
Lower Level	NCI Info Sys Storage		1750 SF	6/30/18
Lower Level	Vacant Storage		9,325 SF	

Vacant / MTM

Expires 2015	Expires 2019
Expires 2016	Expires 2020
Expires 2017	Expires 2021
Expires 2018	Expires 2022

** Stacking Plan does not include subleased space.*

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PLAZA AMERICA TOWERS III & IV

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Reston, Virginia	Cut-off Date Principal Balance		$100,000,000
Property Type	Office	Cut-off Date Principal Balance per SF		$213.19
Size (SF)	469,071	Percentage of Initial Pool Balance		7.5%
Total Occupancy as of 6/4/2013	94.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/4/2013	94.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	2002 / NAP	Mortgage Rate		5.54355%
Appraised Value	$167,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
Underwritten Revenues	$16,658,248
Underwritten Expenses	$5,462,799	Escrows
Underwritten Net Operating Income (NOI)	$11,195,448		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,661,030	Taxes	$301,159	$150,579
Cut-off Date LTV Ratio	59.9%	Insurance	$88,695	$8,375
Maturity Date LTV Ratio	50.1%	Replacement Reserves	$0	$7,818
DSCR Based on Underwritten NOI / NCF	1.64x / 1.56x	TI/LC	$5,000,000	$107,502
Debt Yield Based on Underwritten NOI / NCF	11.2% / 10.7%	Other(1)	$3,140,138	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$100,000,000	87.0%	Loan Payoff	$84,857,859	73.8%
Mezzanine Loan Amount	15,000,000	13.0	Principal Equity Distribution	19,378,881	16.9
			Reserves	8,529,992	7.4
			Closing Costs	2,233,268	1.9
Total Sources	$115,000,000	100.0%	Total Uses	$115,000,000	100.0%

(1)	Other reserves represent unfunded obligations for unpaid tenant allowances and leasing commissions. See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Plaza America Towers III & IV Loan”) is evidenced by a note in the original principal amount of $100,000,000 and is secured by a first mortgage encumbering two office towers located in Reston, Virginia known as Plaza America Towers III & IV (the “Plaza America Towers III & IV Property”).  The Plaza America Towers III & IV Loan was originated by Goldman Sachs Mortgage Company on June 20, 2013 and represents approximately 7.5% of the Initial Pool Balance.  The note evidencing the Plaza America Towers III & IV Loan has an outstanding principal balance as of the Cut-off Date of $100,000,000 and has an interest rate of 5.54355% per annum.  The borrower utilized a portion of the proceeds of the Plaza America Towers III & IV Loan to refinance existing debt on the Plaza America Towers III & IV Property.

The Plaza America Towers III & IV Loan had an initial term of 120 months and has a remaining term of 120 months.  The Plaza America Towers III & IV Loan requires payments of principal and interest in an amount sufficient to fully amortize the Plaza America Towers III & IV Loan over a 30-year amortization schedule.  The scheduled maturity date is July 6, 2023.  Voluntary prepayment of the Plaza America Towers III & IV Loan is prohibited prior to April 6, 2023.  Defeasance of the entire Plaza America Towers III & IV Loan with the direct non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The Plaza America Towers III & IV Property is comprised of two office buildings (13 stories and 7 stories, respectively) containing approximately 469,071 SF and a parking structure with 1,712 parking spaces which is part of the collateral.  The Plaza America Towers III & IV Property shares parking facilities with the Plaza America retail shopping center, consisting of approximately 165,000 SF of retail space, and with two other buildings in the complex, Plaza America Towers I & II, (which includes additional structured parking for approximately 3,300 vehicles and 500 additional surface parking spaces), which are not part of the collateral. The Plaza America Towers III & IV Property was constructed in 2002. The Plaza America Towers III & IV Property is leased to a diverse group of tenants including Unisys Corp. (59.5% of GLA), NCI Information Systems (16.7% of GLA), Harness, Dickey & Pierce (5.5% of GLA) and University of Phoenix (5.4% of GLA). No other tenant occupies more than 2% of GLA. As of May 1, 2013, the Total Occupancy and Owned Occupancy were both 94.6%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PLAZA AMERICA TOWERS III & IV

The following table presents certain information relating to the tenants at the Plaza America Towers III & IV Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Unisys Corp(2)	NR / B1 / BB-	279,314	59.5%	$7,824,595	58.3%	$28.01	7/31/2018	2, 5-year options
NCI Information Systems	NR / NR / NR	78,466	16.7	2,605,442	19.4	33.20	6/30/2018	1, 5-year option
Harness, Dickey & Pierce	NR / NR / NR	25,639	5.5	969,731	7.2	37.82	3/31/2018	1, 5-year option
University of Phoenix	NR / NR / NR	25,379	5.4	913,246	6.8	35.98	7/31/2017	1, 5-year option
Dimension Data	NR / NR / NR	8,142	1.7	298,049	2.2	36.61	10/31/2016	1, 5-year option
LeighFisher	NR / NR / NR	7,088	1.5	249,892	1.9	35.26	11/30/2015	1, 5-year option
Melting Pot	NR / NR / NR	8,314	1.8	207,852	1.5	25.00	6/30/2021	2, 5-year options
Nikko Sushi & Hibachi	NR / NR / NR	3,413	0.7	87,885	0.7	25.75	12/31/2022	1, 5-year option
Wayne Myles	NR / NR / NR	2,045	0.4	80,048	0.6	39.14	1/31/2015	2, 5-year options
MJJ Jewelry	NR / NR / NR	1,759	0.4	68,847	0.5	39.14	2/28/2019	NA
Ten Largest Tenants		439,559	93.7%	$13,305,587	99.1%	$30.27
Remaining Tenants		4,338	0.9	127,050	0.9	29.29
Vacant		25,174	5.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		469,071	100.0%	$13,432,637	100.0%	$30.26

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Unisys Corp currently subleases 53,721 SF to 4 different tenants: Blackboard, Inc. (22,445 SF), Excelacom, Inc. (20,077 SF), Resonate Networks, Inc. (9,350 SF) and Santeon, Inc. (1,849 SF).

The following table presents the lease rollover schedule at the Plaza America Towers III & IV Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	9,133	1.9	1.9%	329,940	2.5	36.13	2
2016	9,537	2.0	4.0%	341,873	2.5	35.85	2
2017	25,379	5.4	9.4%	913,246	6.8	35.98	1
2018	385,319	82.1	91.5%	11,466,306	85.4	29.76	7
2019	1,759	0.4	91.9%	68,847	0.5	39.14	1
2020	1,043	0.2	92.1%	16,688	0.1	16.00	1
2021	8,314	1.8	93.9%	207,852	1.5	25.00	1
2022	3,413	0.7	94.6%	87,885	0.7	25.75	1
2023	0	0.0	94.6%	0	0.0	0.00	0
2024 & Thereafter	0	0.0	94.6%	0	0.0	0.00	0
Vacant	25,174	5.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg	469,071	100.0%		$13,432,637	100.0%	$30.26	16

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Plaza America Towers III & IV Property:

Historical Leased %(1)
	2010	2011	2012
Owned Space	93.7%	95.8%	95.5%

(1)	As provided by the borrower which reflects average occupancy for the year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PLAZA AMERICA TOWERS III & IV

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Plaza America Towers III & IV Property:

Cash Flow Analysis(1)
	2010	2011	2012	TTM 4/30/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$12,238,659	$12,998,977	$13,295,861	$13,268,172	$13,432,637	$28.64
Overage Rent	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	658,982	1.40
Total Rent	$12,238,659	$12,998,977	$13,295,861	$13,268,172	$14,091,619	$30.04
Total Reimbursables	3,058,007	3,388,345	3,211,173	3,239,388	3,535,755	7.54
Other Income(3)	79,660	56,009	49,584	37,477	61,751	0.13
Less Vacancy & Credit Loss	(312,439)	(113,649)	(851,042)	(812,583)	(1,030,877)	(2.20)
Effective Gross Income	$15,063,887	$16,329,682	$15,705,576	$15,732,454	$16,658,248	$35.51

Total Operating Expenses	$4,606,218	$4,932,938	$4,949,447	$5,145,846	$5,462,799	$11.65

Net Operating Income	$10,457,669	$11,396,744	$10,756,129	$10,586,608	$11,195,448	$23.87
TI/LC	0	0	0	0	440,604	0.94
Capital Expenditures	0	0	0	0	93,814	0.20
Net Cash Flow	$10,457,669	$11,396,744	$10,756,129	$10,586,608	$10,661,030	$22.73

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 6/4/2013 and rent steps through 7/31/2014.
(3)	Includes work order and overtime reimbursements, late fees, and other tenant income.

■	Appraisal. According to the appraisal, the Plaza America Towers III & IV Property had an “as-is” appraised value of $167,000,000 as of an effective date of May 29, 2013.

■	Environmental Matters. According to the Phase I environmental report, dated June 14, 2013, there are no recommendations for further action at the Plaza America Towers III & IV Property.

■
Market Overview and Competition.  The Plaza America Towers III & IV Property is located in Fairfax County in Reston, Virginia. Freeway access to the Plaza America Towers III & IV Property is provided by the Dulles Toll Road, and the Fairfax County Parkway. The Plaza America Towers III & IV Property is 7 miles from Washington Dulles International Airport, and 20 miles from downtown Washington, D.C. The Washington D.C. office market ended the first quarter 2013 with a vacancy rate of 17.1%. The vacancy rate rose over the previous year’s vacancy of 15.4%, with net absorption for Class A office properties totaling negative 731,150 SF in the first quarter. Rental rates ended the first quarter at $35.87 per SF, a slight decrease over the previous quarter rent of $35.92 per SF.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Plaza America Towers III & IV Property:

Office Lease Comparables(1)
	Plaza America Towers III & IV	One Dulles Corner	Monument IV at Worldgate	Plaza America Tower I	Plaza America Tower II	One Freedom Square	Two Discovery Square	Two Freedom Square
Year Built	2002	2008	2001	1999	1999	2000	2002	2002
Total GLA	469,071	167,755	230,067	234,784	280,504	447,384	187,254	421,676
Total Occupancy	94.6%	100%	85.3%	92.0%	52.7%	NAP	NAP	NAP
Quoted Rent Rate per SF	NAP	$34.50	$32.00	$35.00	$30.00 & $36.00	$48.00	$40.00	$46.00
Expense Basis	NAP	Full Service	Full Service	Full Service	Full Service	Full Service	Full Service	Full Service

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PLAZA AMERICA TOWERS III & IV

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the Plaza America Towers III & IV Property:

Office Sales Comparables(1)
Property Name	City	Sale Date	Year Built	GLA (SF)	Sale Price	Sale Price per SF	Occupancy
Plaza America Towers III & IV	Reston	NAP	2002	469,071	NAP	NAP	95%
Arlington Gateway	Arlington	Mar-13	2005	323,077	$175,600,000	$543.52	99%
Dulles View	Herndon	Mar-13	2008	360,045	$100,000,000	$277.74	94%
Tysons Commerce Center	Vienna	Mar-13	1985	180,482	$50,900,000	$282.02	97%
Hunters Branch I & II	Fairfax	Dec-12	1987	402,336	$119,000,000	$295.77	91%
Reston Executive Center	Reston	Nov-12	1988	490,151	$126,250,000	$257.57	75%

(1)	Source: Appraisal.

■
The Borrower.  The borrower is Plaza Office Realty II, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Plaza America Towers III & IV Loan.  Tamares Real Estate Holdings, Inc. is the guarantor of the non-recourse carveouts under the Plaza America Towers III & IV Loan.

■
Escrows.  At origination, the borrower funded a reserve in the amount of $5,000,000 for tenant improvements and leasing commissions and a separate reserve in the amount of $3,140,138 in respect of certain unfunded obligations relating to the following tenants at the Plaza America Towers III & IV Property: Unisys ($2,000,000), NCI Information Systems ($1,112,661), MJJ Jewelry ($17,590) and Subway Real Estate Corp. ($6,387).  On each due date the borrower is required to fund (1) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, (2) a capital expenditure reserve in the monthly amount of $7,818, and (3) a tenant improvements and leasing commissions reserve in the monthly amount of $107,502, subject to the deposit of additional cash during an Excess TI/LC Reserve Period.  During an Excess TI/LC Reserve Period, which commences in February 2017, all available cash, after payment of monthly reserves and debt service, are deposited into the TI/LC reserve account until the earlier to occur of (x) the due date  as of which at least 85% of the space covered by the Unisys lease as of the origination date has been re-tenanted pursuant to leases meeting certain requirements under the loan documents or (y) the date on which the amount in the TI/LC reserve account is no less than the Plaza America Towers III & IV Maximum Rollover Reserve Amount or (z) the end of any trailing twelve month period ending on the last day of a fiscal quarter for which net operating income as calculated under the loan documents exceeds $9,507,389.40, excluding any income attributable to the Unisys lease in the calculation of net operating income unless (a) the Unisys lease covers no more than 10% of the aggregate rentable square footage of the Plaza America Towers III & IV Property and such lease has been extended so that it terminates no sooner than 12 months after the maturity date of the Plaza America Towers III & IV Loan or (b) the Unisys lease covers no more than 20% of the aggregate rentable square footage of the Plaza America Towers III & IV Property and such lease has been extended so that it terminates no sooner than 24 months after the maturity date of the Plaza America Towers III & IV Loan.

An “Excess TI/LC Reserve Period” means the period from (i) the due date occurring in February 2017 to (ii) the earlier of (x) the due date as of which at least 85% of the space covered by the Unisys lease as of the origination date of the Plaza America Towers III & IV Loan has been re-tenanted pursuant to qualifying leases in accordance with the loan documents or (y) the date on which the TI/LC reserve account contains an amount no less than the Plaza America Towers III & IV Maximum Rollover Reserve Amount or (z) the end of any trailing twelve month period ending on the last day of a fiscal quarter for which net operating income may exceed $9,507,389.40, (excluding any income attributable to the Unisys lease, unless either it covers no more than 10% of the aggregate rentable square footage of the Plaza America Towers III & IV Property, and has been extended such that it terminates no sooner than 12 months after the maturity date of the Plaza America Towers III & IV Loan, or it covers no more than 20% of the aggregate rentable square footage of the Plaza America Towers III & IV

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PLAZA AMERICA TOWERS III & IV

Property, and has been extended such that it terminates no sooner than 24 months after the maturity date in effect of the Plaza America Towers III & IV Loan).

The “Plaza America Towers III & IV Maximum Rollover Reserve Amount” means, as of the end of any trailing twelve month period ending on the last day of a fiscal quarter, an amount equal to the sum of (i) the product of (x) $40, times (y) the square footage of the Plaza America Towers III & IV Property that remains subject to the Unisys lease (but excluding (x) any space for which a tenant has entered into a direct prime lease with the borrower that will commence following, and extend beyond, the expiration of the Unisys lease, (y) storage space under the Unisys lease, such storage space not to exceed 3,200 SF and (z) all space covered by the Unisys lease, to the extent that either (1) the Unisys lease covers no more than 10% of the aggregate rentable square footage of the Plaza America Towers III & IV Property, and the Unisys lease has been extended such that it terminates no sooner than 12 months after the maturity date, or (2) the Unisys lease covers no more than 20% of the aggregate rentable square footage of the Plaza America Towers III & IV Property, and the Unisys lease has been extended such that it terminates no sooner than 24 months after the maturity date); plus (ii) the product of (x) $25, times (y) the sum of all other square footage at the Plaza America Towers III & IV Property (including square footage that was formerly subject to the Unisys lease and subsequently released from the Unisys lease, but excluding storage space not to exceed 12,000 SF) that is subject to leases that expire less than 12 months after the maturity date in effect as of the origination date. All vacant space at the Plaza America Towers III & IV Property will be treated as if it is subject to a lease that expires less than 12 months after the maturity date in effect as of the origination date.

A “Plaza America Towers III & IV Trigger Period” means: (A) any period from (i) the conclusion of any trailing twelve month period ending on the last day of a fiscal quarter during which net operating income as calculated under the loan documents is less than $9,507,389.40, to (ii) the conclusion of the second of any two trailing twelve month periods ending in consecutive fiscal quarters thereafter during each of which trailing twelve month period’s net operating income as calculated under the loan documents is equal to or greater than $9,507,389.40, (B) any period during the continuance of a mezzanine loan event of default, and/or (C) any period during (x) the continuance of a default under the Unisys lease or, (y) which the credit rating of the tenant under the Unisys lease as of the origination date of the Plaza America Towers III & IV Loan is downgraded to “B” or below by S&P and “B2” or below by Moody’s; provided that clause (C) will not be applicable once the Unisys lease covers no more than 10% of the aggregate rentable square footage of the Plaza America Towers III & IV Property.

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Lockbox and Cash Management.  The Plaza America Towers III & IV Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to the lender-controlled lockbox accounts.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account or a blocked account under the control of the lender within two business days after receipt.  So long as no event of default or Plaza America Towers III & IV Trigger Period is then continuing, all amounts in the lockbox accounts are swept on a daily basis to an operating account accessible by the borrower but pledged to the lender.  During the continuance of an event of default or Plaza America Towers III & IV Trigger Period, all amounts in any blocked account are swept to the lender-owned cash management account, rather than to the borrower.  During the continuance of an event of default under the Plaza America Towers III & IV Loan, the lender may prohibit the borrower’s access to the funds contained in the operating account and apply any funds in the cash management account toward the payment of monthly budgeted operating expenses, followed by expenses of the Plaza America Towers III & IV Property and then to amounts payable under the Plaza America Towers III & IV Loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PLAZA AMERICA TOWERS III & IV

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Property Management.  The Plaza America Towers III & IV Property is currently managed by ARC Management, L.L.C., an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the Plaza America Towers III & IV Property may not be managed by any other party, other than (1) any direct or indirect wholly-owned affiliate of ARC Management, L.L.C or (2) another management company approved by the lender and with respect to which Rating Agency Confirmation has been received.  Upon the occurrence of an event of default, a material default by the property manager under the management agreement beyond any applicable cure period or the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may require the borrower to replace the property manager with a new property manager selected by the lender and with respect to which Rating Agency Confirmation has been received.

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Mezzanine or Subordinate Indebtedness.  A mezzanine loan exists in the amount of $15,000,000 to PAOD II Realty, LLC, the owner of the limited liability company interests in the borrower.  The mezzanine loan is secured by a pledge of 100% of the ownership interests in the borrower and has an interest rate of 9.2500% per annum.

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Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Plaza America Towers III & IV Property, plus twelve months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Plaza America Tower III & IV Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents, and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The terrorism insurance is required to contain a deductible that is no larger than $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Plaza America Towers III & IV Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

345 PARK AVENUE SOUTH

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

345 PARK AVENUE SOUTH

CARTIFACT
MIDTOWN SOUTH
KOREA TOWN
KIPS BAY
FLATIRON DISTRICT
MADISON SQUARE PARK
GRAMERCY PARK
UNION SQUARE
STUYVESANT SQUARE
EMPIRE STATE BUILDING
KIPS BAY PLAZA
11 MADISON
1 MADISON
345 Park Avenue South
345 Park Avenue South
New York, NY 10010
West New York
Union City
Hoboken
Jersey City
MANHATTAN
New York
QUEENS
BROOKLYN
Central Park
W 36TH STREET
W 35TH STREET
W 34TH STREET
E 34TH STREET
W 33RD STREET
W 32ND STREET
W 31ST STREET
W 30TH STREET
W 29TH STREET
W 28TH STREET
W 27TH STREET
W 26TH STREET
W 24TH STREET
W 23RD STREET
E 23RD STREET
W 22ND STREET
W 21ST STREET
W 20TH STREET
W 19TH STREET
W 18TH STREET
W 17TH STREET
W 16TH STREET
W 15TH STREET
W 14TH STREET
E 14TH STREET
SIXTH AVENUE (AVENUE OF THE AMERICAS)
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE SOUTH
LEXINGTON AVENUE
THIRD AVENUE
SECOND AVENUE
FIRST AVENUE
BROADWAY
UNION SQUARE NORTH
UNION SQUARE WEST
UNION SQUARE EAST
GRAMERCY PARK NORTH
GRAMERCY PARK SOUTH

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

345 PARK AVENUE SOUTH

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance		$100,000,000
Property Type	Office	Cut-off Date Principal Balance per SF		$368.81
Size (SF)	271,144	Percentage of Initial Pool Balance		7.5%
Total Occupancy as of 4/1/2013	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/1/2013	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1912 / 1999	Mortgage Rate		4.4340%
Appraised Value	$190,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
Underwritten Revenues	$14,217,885
Underwritten Expenses	$5,813,998	Escrows
Underwritten Net Operating Income (NOI)	$8,403,887		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,076,014	Taxes	$1,305,924	$217,654
Cut-off Date LTV Ratio	52.6%	Insurance	$0	$0
Maturity Date LTV Ratio	52.6%	Replacement Reserves	$0	$4,407
DSCR Based on Underwritten NOI / NCF	1.87x / 1.80x	TI/LC	$0	$22,917
Debt Yield Based on Underwritten NOI / NCF	8.4% / 8.1%	Other(1)(2)	$318,910	$196,071

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$100,000,000	99.9%	Loan Payoff	$79,847,585	79.8%
Other Sources	100,000	0.1	Principal Equity Distribution	17,207,444	17.2
			Reserves	1,624,834	1.6
			Other Uses	1,332,369	1.3
			Closing Costs	87,767	0.1
Total Sources	$100,100,000	100.0%	Total Uses	$100,100,000	100.0%

(1)	The other upfront reserve of $318,910 represents a deferred maintenance reserve.
(2)
The other monthly reserve deposit represents a reserve for payments of certain amounts under the lease with Digitas Inc.  The other monthly reserve deposit payment from July 2013 through the payment date in March 2014 is $196,071.  Thereafter, the other monthly reserve deposit payment for the April 2014 due date through the due date in March 2016 is $147,053.  See “—Escrows” below.

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The Mortgage Loan.  The mortgage loan (the “345 Park Avenue South Loan”) is evidenced by a note in the principal amount of $100,000,000 and is secured by a first mortgage encumbering the borrower’s interest in a 271,144 SF, Class B office building located in New York, New York (the “345 Park Avenue South Property”).  The 345 Park Avenue South Loan was originated by Citigroup Global Markets Realty Corp. on May 30, 2013 and represents approximately 7.5% of the Initial Pool Balance.  The 345 Park Avenue South Loan has an outstanding principal balance as of the Cut-off Date of $100,000,000 and an interest rate of 4.4340% per annum.  The proceeds of the 345 Park Avenue South Loan were primarily used to refinance existing debt on the 345 Park Avenue South Property, pay closing costs, set up reserves in connection with the 345 Park Avenue South Loan, and return equity to the principals of the borrower.

The 345 Park Avenue South Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only for the entire term of the 345 Park Avenue South Loan. The scheduled maturity date of the 345 Park Avenue South Loan is the due date in June 2023.  Voluntary prepayment of the 345 Park Avenue South Loan is permitted on or after the due date in March 2023.  Defeasance of the 345 Park Avenue South Loan with certain direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of the United States of America, is permitted at any time after the second anniversary of the Closing Date.

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The Mortgaged Property.  The 345 Park Avenue South Property is a 271,144 SF, 12-story, office building located in New York, New York.  The 345 Park Avenue South Property is situated on a corner location on Park Avenue South between East 25th and East 26th streets within the Midtown South office submarket of Manhattan.  This area is defined by 32nd Street to the north, 14th Street to the south, the East River to the east and Sixth Avenue to the west with Madison Square Park located in the center of the neighborhood.  The area is accessible via local and regional mass transit services.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

345 PARK AVENUE SOUTH

The 345 Park Avenue South Property was constructed in 1912 and renovated in 1999.  As of April 1, 2013, the Total Occupancy and Owned Occupancy were both 100.0%. The tenants at the 345 Park Avenue South Property include Digitas Inc., which occupies 100% of the office space on floors two through 12, and three ground floor retail tenants.  The ground floor retail tenants occupy 100% of the ground floor space and consist of Bank of America, N.A., Doral Bank FSB and Lamoraga NYC LLC.  The basement space at the 345 Park Avenue South Property is used for tenant storage.

The following table presents certain information relating to the major tenants at the 345 Park Avenue South Property:

Largest Owned Tenants Based On Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Digitas Inc.(2)	NR / Baa2 / BBB+	245,538	90.6%	$9,900,372	82.3%	$40.32	11/30/2021	2, 5-year options
Bank of America, N.A.	A / Baa2 / A-	7,000	2.6	1,341,994	11.2	191.71	10/31/2019	1, 5-year option
Doral Bank FSB	CCC / Caa1 / CCC-	7,635	2.8	424,733	3.5	55.63	3/31/2026	NA
Lamoraga NYC LLC	NR / NR / NR	9,465	3.5	360,500	3.0	38.09	7/31/2027	1, 5-year option
Largest Owned Tenants		269,638	99.4%	$12,027,599	100.0%	$44.61
Remaining Space(3)		1,506	0.6	0	0.0	0.00
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		271,144	100.0%	$12,027,599	100.0%	$44.36

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Digitas Inc. has the option to terminate its lease effective March 25, 2018 upon not less than 18 months prior notice and the payment of a fee.
(3)	Remaining Space represents 1,506 SF of storage space.

The following table presents the lease rollover schedule at the 345 Park Avenue South Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	1,506	0.6	0.6%	0	0.0	0.00	2
2014	0	0.0	0.6%	0	0.0	0.00	0
2015	0	0.0	0.6%	0	0.0	0.00	0
2016	0	0.0	0.6%	0	0.0	0.00	0
2017	0	0.0	0.6%	0	0.0	0.00	0
2018	0	0.0	0.6%	0	0.0	0.00	0
2019	7,000	2.6	3.1%	1,341,994	11.2	191.71	1
2020	0	0.0	3.1%	0	0.0	0.00	0
2021	245,538	90.6	93.7%	9,900,372	82.3	40.32	1
2022	0	0.0	93.7%	0	0.0	0.00	0
2023	0	0.0	93.7%	0	0.0	0.00	0
2024 & Thereafter	17,100	6.3	100.0%	785,233	6.5	45.92	2
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	271,144	100.0%		$12,027,599	100.0%	$44.36	6

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	2013 represents 1,506 SF of storage space.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

345 PARK AVENUE SOUTH

The following table presents certain information relating to historical leasing at the 345 Park Avenue South Property:

Historical Leased %(1)
	2007	2008	2009	2010	2011	2012	TTM 2/28/2013
Owned Space	96.4%	93.9%	93.3%	95.1%	97.2%	99.9%	100.0%

(1)	As provided by the borrower which reflects average occupancy for the year.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 345 Park Avenue South Property:

Cash Flow Analysis(1)
	2010	2011	2012	TTM 2/28/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$10,290,182	$6,986,434	$10,679,181	$10,743,111	$11,172,726	$41.21
Contractual Rent Steps	0	0	0	0	854,873	3.15
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$10,290,182	$6,986,434	$10,679,181	$10,743,111	$12,027,599	$44.36
Total Reimbursables	2,372,477	2,738,211	2,419,980	2,303,510	1,833,353	6.76
Other Income(3)	1,149,049	791,148	807,516	908,726	780,669	2.88
Vacancy & Credit Loss	0	0	0	0	(423,737)	(1.56)
Effective Gross Income	$13,811,708	$10,515,793	$13,906,677	$13,955,347	$14,217,885	$52.44

Total Operating Expenses	$6,094,843	$5,795,783	$5,916,784	$6,045,648	$5,813,998	$21.44

Net Operating Income	$7,716,865	$4,720,010	$7,989,893	$7,909,699	$8,403,887	$30.99
TI/LC	0	0	0	0	52,873	0.20
Capital Expenditures	0	0	0	0	275,000	1.01
Net Cash Flow	$7,716,865	$4,720,010	$7,989,893	$7,909,699	$8,076,014	$29.78

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten base rent is based on contractual rents as of 4/1/2013 and contractual rent steps ($49,112) through 3/31/2014, plus the present value of future rent escalations ($805,761) for Digitas Inc. and for Bank of America, N.A. through the term of each respective lease.

(3)	Other Income includes electric sub-metering reimbursements from Digitas Inc. and Bank of America, N.A. and tenant service income.

■	Appraisal. According to the appraisal, the 345 Park Avenue South Property had an “as-is” appraised value of $190,000,000 as of an effective date of May 1, 2013.

■
Environmental Matters.  According to the Phase I environmental report dated April 16, 2013, the environmental consultant recommended no further action other than Operations and Maintenance (O&M) plans for asbestos which is already in place.

■
Market Overview and Competition.  According to a market report, as of the first quarter of 2013, the total New York City office market consisted of approximately 546 million SF comprised of 3,946 buildings.  The direct vacancy rate was 7.2% and the average gross rental rate was $49.78 per square foot.  Class B office properties within the overall New York City office market reported a direct vacancy of 5.6% and an average gross rent of $45.87 per square foot. Year-to-date Class B net absorption was a positive 207,647 SF through March 2013.

The 345 Park Avenue South Property is located in New York, New York, within the Midtown South office submarket of Manhattan.  Midtown South’s central corridors run north and south along Park, Madison, Fifth, and Sixth Avenues and Broadway.  The aforementioned avenues and their connecting crosstown streets represent the majority of commercial activity within the area.  The 345 Park Avenue South Property is near Grand Central, Penn Station, the Port Authority Bus Terminal, and multiple subway lines.  In addition to Madison Square Park, the 345 Park Avenue South Property is close to Union Square, Gramercy Park, the Stuyvesant Town residential complex, and numerous restaurants.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

345 PARK AVENUE SOUTH

As of the first quarter of 2013, the Midtown South office submarket consisted of approximately 100.3 million SF comprised of 1,332 buildings.  The direct vacancy rate was 5.8% and the average gross rental rate was $48.54 per square foot.  Class B office properties within the Midtown South submarket reported a direct vacancy of 4.4% and an average gross rent of $53.58 per square foot.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 345 Park Avenue South Property:

Office Lease Comparables(1)

Property	Total GLA	Asking Rent per SF
345 Park Avenue South	271,144	$44.36
149 Fifth Avenue	150,000	$62.90
401 Park Avenue South	210,000	$60.31
110 Fifth Avenue	170,000	$67.86
245 Fifth Avenue	258,358	$58.77
100-104 Fifth Avenue	146,200	$63.42
620 Avenue of the Americas	100,000	$63.54
101 Avenue of the Americas	386,748	$68.03
257 Park Avenue South	185,000	$62.52
Total / Wtd. Avg.(2)	1,606,306	$63.70

(1)	Source: Appraisal.
(2)	Total / Wtd. Avg. excludes the 345 Park Avenue South Property.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the 345 Park Avenue South Property:

Office Sales Comparables(1)
Property Name	City	Manhattan Submarket	Sale Date	Year Built	Total GLA	Sale Price	Sale Price PSF	Occupancy
315 Park Avenue South	New York	Midtown South	April 2013	1910	334,659	$227,500,000	$679.80	99%
1619 Broadway	New York	Midtown	March 2013	1931	180,363	$185,000,000	$1,025.71	31%
450 West 15th Street	New York	Midtown South	January 2013	1907 / 1995	323,979	$285,000,000	$879.69	96%
551 Madison Avenue	New York	Midtown	December 2012	1922 / 2009	149,675	$128,000,000	$855.19	90%
245 West 17th Street	New York	Midtown South	November 2012	1962	284,546	$120,000,000	$421.72	100%
220 West 42nd Street	New York	Midtown	November 2012	1924	227,685	$261,000,000	$1,146.32	100%
285 Madison Avenue	New York	Midtown	October 2012	1926	415,638	$189,250,000	$455.32	0%
350 Madison Avenue	New York	Midtown	October 2012	1924 / 2001	393,684	$261,000,000	$662.97	70%
104 West 40th Street	New York	Midtown	October 2012	1962	210,342	$105,000,000	$499.19	71%
521 Fifth Avenue	New York	Midtown	September 2012	1929	499,187	$315,000,000	$631.03	87%
400 Madison Avenue	New York	Midtown	June 2012	1929 / 2000	184,859	$139,600,000	$755.17	95%

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

345 PARK AVENUE SOUTH

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The Borrower.  The borrower is 345 PAS Owner, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 345 Park Avenue South Loan.  Aby Rosen and Michael Fuchs are the non-recourse carveout guarantors of the 345 Park Avenue South Loan.

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Escrows.  In connection with the origination of the 345 Park Avenue South Loan, the borrower funded aggregate reserves of $1,624,834 with respect to the 345 Park Avenue South Property, comprised of: (i) $1,305,924 for real estate taxes and (ii) $318,910 for deferred maintenance.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the 345 Park Avenue South Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period, provided, however, that reserve deposits are not required in respect of insurance premiums where the borrower is maintaining an approved umbrella or blanket policy in accordance with the loan documents, (iii) a replacement reserve in an amount equal to $4,406.83, (iv) a tenant improvement and leasing commission reserve in an amount equal to $22,917.00, and (v) a reserve for payment of certain borrower obligations under the Digitas lease in an amount equal to $196,071.11 from the due date in July 2013 through the due date in March 2014, and in an amount equal to $147,053.33 from the due date in April 2014 through the due date in March 2016, to be disbursed to borrower for reimbursement of certain tenant improvement allowances permitted under the Digitas lease.

In addition, on each due date occurring after the occurrence and during the continuance of a 345 Park Avenue South Trigger Period arising from the debt service coverage ratio (as calculated under the loan documents) being less than 1.20x, borrower is required to deposit (or cause to be deposited) into an excess cash flow account an amount equal to the excess cash flow generated by the 345 Park Avenue South Property for the immediately preceding interest accrual period.  On each due date occurring after the occurrence and during the continuance of a Major Tenant Event Trigger Period, borrower is required to deposit (or cause to be deposited) into the tenant improvement and leasing commission reserve account such excess cash flow and any early termination fee or payment or other termination fee or payment paid by any tenant under any lease.  In the event such excess cash flow and/or fee is deposited in connection with a Major Tenant Event Trigger Period resulting from Digitas electing to not extend or failing to renew its lease (in accordance with the loan documents), and such Major Tenant Event Trigger Period is subsequently cured, lender is required to disburse to borrower any remaining excess cash flow and/or payment funds deposited in connection therewith upon satisfaction by the borrower of each of the conditions set forth in the loan documents.

In addition, on each due date occurring after the occurrence and during the continuance of a Major Tenant Event Trigger Period, the borrower is required to deposit (or cause to be deposited) into the tenant improvement and leasing commission reserve account an amount equal to the excess cash flow generated by the 345 Park Avenue South Property for the immediately preceding interest accrual period. In addition, pursuant to the loan documents, borrower is required to deposit any early termination fee or payment or other termination fee or payment paid by any tenant under any lease into the tenant improvement and leasing commission reserve account.

Amounts deposited into the tenant improvement and leasing commission reserve account pursuant to the loan documents from excess cash flow during a Major Tenant Event Trigger Period arising solely from Digitas failing to renew or extend its lease are referred to as the “Digitas Non-Renewal Funds.” If such Major Tenant Event Trigger Period arising solely from Digitas failing to renew or extend its lease subsequently ends, the lender is required to disburse to borrower any remaining Digitas Non-Renewal Funds upon satisfaction by the borrower of each of the conditions set forth in the loan documents.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

345 PARK AVENUE SOUTH

“345 Park Avenue South Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default under the loan documents, (ii) the debt service coverage ratio as calculated under the loan documents being less than 1.20x, (iii) any tenant under a Major Lease being insolvent or becoming subject to any case, proceeding or other action under the U.S. bankruptcy code and/or any creditors rights laws seeking to have an order for relief entered with respect to any tenant under a Major Lease, or seeking to adjudicate any tenant under a Major Lease as bankrupt or insolvent, or seeking reorganization, liquidation or dissolution of any tenant under a Major Lease, (iv) any tenant under a Major Lease being in default under its lease beyond applicable notice and cure periods, (v) any tenant under a Major Lease giving notice in writing that it is terminating, cancelling and/or rejecting its Major Lease (including, without limitation, rejection of such Major Lease in any bankruptcy or similar insolvency proceeding) in accordance with a termination or cancellation right set forth in such lease and/or such Major Lease otherwise fails to be in full force and effect, and (vi) Digitas electing to not extend or failing to renew its lease in accordance with the loan documents, and (B) expiring upon (u) in the case of clause (i) above, the cure (if applicable) of such event of default, (v) in the case of clause (ii) above, the date on which the debt service coverage ratio (as calculated under the loan documents) is equal to or greater than 1.20x for two consecutive calendar quarters, (w) in the case of clause (iii) above, such tenant under a Major Lease has affirmed its lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction, (x) in the case of clause (iv) above, borrower has provided to lender evidence satisfactory to lender that such default under such Major Lease has been cured and the tenant under such Major Lease is paying full unabated rent, (y) in the case of clause (v) above, borrower has provided lender evidence satisfactory to lender that such tenant under a Major Lease has revoked or rescinded all termination, cancellation and/or rejection notices with respect to its lease and has re-affirmed its lease as being in full force and effect, and (z) in the case of clause (vi) above, either (I) the Digitas lease being extended or renewed for a minimum of five years or (II) the earlier of (x) the space under the Digitas lease has been leased pursuant to one or more qualified replacement leases (as determined under the loan documents) whose terms expire no earlier than November 30, 2026 and the tenants under such qualified replacement leases are in occupancy, open for business and paying full unabated rent and (y) the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters, in each case, so long as no other 345 Park Avenue South Trigger Period then exists.

“Major Tenant Event Trigger Period” shall mean a 345 Park Avenue South Trigger Period (i) commenced pursuant to any of clauses (A)(iii) through (A)(vi) of the definition of “345 Park Avenue South Trigger Period” which has not expired pursuant to clauses (B)(w) through (B)(z) of the definition of “345 Park Avenue South Trigger Period,” as applicable, in each case, regardless of whether a 345 Park Avenue South Trigger Period then exists as a result of the debt service coverage ratio being less than 1.20x; provided that in no event shall a Major Tenant Event Trigger Period exist if a 345 Park Avenue South Trigger Period resulting from the continuance of an event of default is then continuing.

“Major Lease” means (i) any lease which, individually or when aggregated with all other leases at the 345 Park Avenue South Property with the same tenant or its affiliate (and assuming the exercise of all expansion rights and all preferential rights to lease additional space), demises 40,000 square feet or more of the 345 Park Avenue South Property’s gross leasable area, (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire or encumber all or any portion of the 345 Park Avenue South Property (other than an option or right of first refusal or other similar entitlement to lease additional space at the 345 Park Avenue South Property), (iii) any lease which is with an affiliate of borrower or an affiliate of a guarantor (but excluding any license with an affiliate of borrower or an affiliate of a guarantor for the purpose of storing art owned by such affiliate in the basement of the property so long as such license is terminable (without payment of a fee) by borrower upon not more than thirty days’ notice), and (iv) any lease entered into during an event of default.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

345 PARK AVENUE SOUTH

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Lockbox and Cash Management.  The 345 Park Avenue South Loan is structured with a hard lockbox with in-place cash management, which was established upon closing of the 345 Park Avenue South Loan.  The loan documents require the borrower to direct the tenants to pay their rents directly to the lender controlled lockbox account.  The loan documents also require the borrower and property manager to deposit all revenues derived from the 345 Park Avenue South Property to be directly deposited into a lender controlled lockbox account within two business days after receipt; provided, however, that the loan documents require the borrower to deposit any termination fee or payment paid by any tenant under any lease directly into the tenant improvement and leasing commission reserve account within two business days after receipt.  The funds in the lockbox account are swept on a daily basis into the cash management account.  So long as no event of default has occurred and is continuing, on each due date, lender or servicer, as applicable, is required to disburse all funds on deposit in the cash management account to pay required reserves, debt service, and all other amounts due under the loan documents, and then (i) during the continuance of a 345 Park Avenue South Trigger Period, funds sufficient to pay an amount equal to the operating expense monthly deposit are to be deposited into the operating expense account, or (ii) to the extent no 345 Park Avenue South Trigger Period exists, funds sufficient to pay an amount equal to the operating expense monthly deposit are to be disbursed to the borrower.  Any amounts remaining in the cash management account after such disbursements are (i) to the extent that a Major Tenant Event Trigger Period is continuing, to be deposited into the tenant improvement and leasing commission reserve account, or (ii) to the extent that no Major Tenant Event Trigger Period is continuing, but that a 345 Park Avenue South Trigger Period resulting from the debt service coverage ratio being less than 1.20x is continuing, to be deposited into the excess cash flow account, and (iii) to the extent that no 345 Park Avenue South Trigger Period then exists, to be disbursed to the borrower.  Furthermore, during the continuance of a 345 Park Avenue South Trigger Period other than a Major Tenant Event Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and the funding of required monthly escrows, be reserved and held as additional collateral for the loan.

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Property Management.  The 345 Park Avenue South Property is currently managed by RFR Realty LLC, an affiliate of the borrower.  Under the loan documents, RFR Realty LLC cannot be replaced as manager of the 345 Park Avenue South Property by the borrower, except (1) with a specified management company identified in the loan documents or (2) with a management company meeting certain criteria specified in the loan documents including delivery to lender of a Rating Agency Confirmation. The lender may replace (or require the borrower to replace) the property manager if (i) there is a default by the property manager under the management agreement after the expiration of any applicable cure period, (ii) there exists an event of default under the 345 Park Avenue South Loan which remains uncured and is continuing, (iii) the property manager commits certain acts of fraud, gross negligence, willful misconduct or misappropriation of funds which remain uncured, or (iv) certain bankruptcy related events occur with respect to the property manager.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. To the extent lender determines such insurance is available, borrower is required to carry terrorism insurance with respect to “all risk” or “special perils” insurance in an amount equal to the full replacement cost of the 345 Park Avenue South Property, eighteen months of business interruption insurance, certain commercial general liability insurance, and certain umbrella liability insurance; provided that, in the event the TRIPRA or subsequent similar statute, or reauthorization or extension of either of the foregoing is no longer in effect the borrower is required to maintain terrorism insurance, but is not required to spend, with respect to terrorism insurance, more than two times the then-current premium with respect to the “all risk” or “special perils” insurance, commercial general liability insurance, business interruption insurance, and umbrella liability insurance (without giving effect to the cost of any terrorism component of such insurance); provided further that to the extent that such insurance is maintained pursuant to a blanket policy if such blanket policy covers any property (other than the 345 Park Avenue South Property) which is within 1,000 feet of the 345 Park Avenue South Property (the “Radius”), the limits of any such policy will be adequate to maintain the coverage set forth above for each property within the Radius that is covered by such blanket policy calculated on a total insured value basis, to the extent such coverage is commercially available.   See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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HOLIDAY INN – 6TH AVENUE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

HOLIDAY INN – 6TH AVENUE

Holiday Inn - 6th Avenue
125 West 26th Street
New York, NY 10001
GARMENT DISTRICT
MIDTOWN SOUTH
KOREA TOWN
CHELSEA
FLATIRON DISTRICT
MADISON SQUARE PARK
MADISON SQUARE GARDEN
UNITED STATES GENERAL POST OFFICE
PENN STATION
EIGHTH AVENUE
SEVENTH AVENUE
SIXTH AVENUE (AVENUE OF THE AMERICAS)
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE SOUTH
BROADWAY
W 34TH STREET
E 34TH STREET
W 23RD STREET
E 23RD STREET
UNION SQUARE
CARTIFACT
West New York
Union City
Hoboken
Jersey City
MANHATTAN
QUEENS
BROOKLYN
New York

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

HOLIDAY INN – 6TH AVENUE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	New York, New York	Cut-off Date Principal Balance		$80,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$353,982.30
Size (Rooms)	226	Percentage of Initial Pool Balance		6.0%
Total TTM Occupancy as of 4/30/2013	91.2%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 4/30/2013	91.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	2008 / 2013	Mortgage Rate		4.49175%
Appraised Value	$113,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		24
Underwritten Revenues	$18,068,261
Underwritten Expenses	$8,652,926	Escrows
Underwritten Net Operating Income (NOI)	$9,415,335
Underwritten Net Cash Flow (NCF)	$8,692,604		Upfront	Monthly
Cut-off Date LTV Ratio	70.5%	Taxes	$872,620	$145,437
Maturity Date LTV Ratio(1)	54.2%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	1.94x / 1.79x	FF&E(2)	$0	$49,291
Debt Yield Based on Underwritten NOI / NCF	11.8% / 10.9%	Other(3)	$2,519,204	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$80,000,000	68.6%	Purchase Price	$113,000,000	96.9%
Principal’s New Cash Contribution	$36,636,659	31.4%	PIP Reserve(4)	$2,432,789	2.1%
			Reserves	$959,035	0.8%
			Closing Costs	$244,835	0.2%
Total Sources	$116,636,659	100.0%	Total Uses	$116,636,659	100.0%

(1)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $126,000,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 60.2%.
(2)	The monthly FF&E reserve is equal to the greater of any franchise-mandated amount and 4% of the preceding month’s revenue. See “—Escrows” below.
(3)	Other reserve represents a property improvement plan reserve (“PIP”) ($2,432,789) and a deferred maintenance reserve ($86,415).
(4)
In conjunction with obtaining a 15 year franchise agreement (the “Franchise Agreement”), the borrower is required to complete a PIP of $2,432,789, which is expected to be completed substantially over the first 12 months of the Holiday Inn – 6th Avenue Loan. See “—Escrows” and “—Property Improvement Plan and Capital Plan” below.

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The Mortgage Loan.  The mortgage loan (the “Holiday Inn – 6th Avenue Loan”) is evidenced by a promissory note in the principal amount of $80,000,000 and is secured by a first mortgage encumbering a 226-room hotel located in New York, New York (the “Holiday Inn – 6th Avenue Property”).  The Holiday Inn – 6th Avenue Loan was originated by Goldman Sachs Mortgage Company on June 6, 2013 and represents approximately 6.0% of the Initial Pool Balance.  The note evidencing the Holiday Inn – 6th Avenue Loan has a principal balance as of the cut-off date of $80,000,000 and an interest rate of 4.49175% per annum.  The borrower acquired the Holiday Inn – 6th Avenue Property using the proceeds of the Holiday Inn – 6th Avenue Loan and cash equity.

The Holiday Inn – 6th Avenue Loan had an initial term of 120 months and has a remaining term of 119 months.  The Holiday Inn – 6th Avenue Loan requires (i) payments of interest only during the first 24 months of the initial term and (ii) payments of interest and principal during the remaining term of the loan based on a 30-year amortization schedule.  The scheduled maturity date is the due date in June 2023.  Voluntary prepayment of the Holiday Inn – 6th Avenue Loan is prohibited prior to February 6, 2023.  Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The Holiday Inn – 6th Avenue Property is a 226-room hotel located in New York, New York.  The Holiday Inn – 6th Avenue Property was constructed in 2008 and is currently undergoing continuing improvements associated with an estimated $2.4 million PIP to be completed substantially over the first 12 months of the Holiday Inn – 6th Avenue Loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

HOLIDAY INN – 6TH AVENUE

The following table presents certain information relating to the 2012 market mix with respect to the Holiday Inn – 6th Avenue Property, as provided in the appraisal for the Holiday Inn – 6th Avenue Property:

2012 Accommodated Room Night Demand(1)
Property	Meeting and Group	Leisure	Commercial
Holiday Inn – 6th Avenue	5%	45%	50%

(1)      Source: Appraisal.

The following table presents certain information relating to the trailing twelve month period through April 2013 penetration rates relating to the Holiday Inn – 6th Avenue Property, as provided in April 2013 STR Report:

TTM Through 5/31/2013 Penetration Rates(1)
Property	Occupancy	ADR	RevPAR
Holiday Inn – 6th Avenue	97.9%	98.3%	96.2%

(1)	Source: May 2013 STR Report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Holiday Inn – 6th Avenue Property:

Holiday Inn – 6th Avenue(1)
	2010	2011	2012	TTM 4/30/2013
Occupancy	92.8%	92.9%	91.5%	91.2%
ADR	$197.06	$214.37	$225.88	$226.55
RevPAR	$182.95	$199.06	$206.65	$206.62

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Holiday Inn – 6th Avenue Property:

Cash Flow Analysis

	2010	2011	2012	TTM 4/30/2013	Underwritten	Underwritten $ per Room
Room Revenue	$15,091,433	$16,420,340	$17,093,611	$17,044,059	$17,640,510	$78,055
Telephone Revenue	34,613	24,839	18,302	18,960	18,918	84
Other Revenue(1)	293,629	351,327	355,144	409,748	408,833	1,809
Total Revenue	$15,419,675	$16,796,506	$17,467,057	$17,472,767	$18,068,261	$79,948
						0
Room Expense	$3,082,939	$3,316,755	$3,342,025	$3,179,381	$3,290,642	$14,560
Telephone Expense	25,551	27,849	26,462	26,237	26,178	116
Other Expense	39,882	63,666	41,265	53,257	53,138	235
Total Departmental Expense	$3,148,372	$3,408,270	$3,409,752	$3,258,875	$3,369,959	$14,911
Total Undistributed Expense(2)	3,269,987	$3,529,968	3,383,502	3,428,015	$3,639,549	$16,104
Total Fixed Charges	989,805	$1,113,162	1,188,366	1,265,180	1,643,418	7,272
Total Operating Expenses	7,408,164	8,051,400	7,981,620	7,952,070	$8,652,926	$38,287
						0
Net Operating Income	$8,011,511	$8,745,106	$9,485,437	$9,520,697	$9,415,335	$41,661
FF&E	616,787	671,860	698,682	698,911	722,730	3,198
Net Cash Flow	$7,394,724	$8,073,246	$8,786,755	$8,821,786	$8,692,604	$38,463

(1)	Other revenue includes the restaurant lease income, laundry and other miscellaneous items.
(2)
The underwritten total undistributed expense includes a contractual management fee equal to 3.0% of total revenue and a franchise royalty fee equal to 4.2% of underwritten room revenue, which reflects the average fee to be paid by borrower over the term of the Holiday Inn – 6th Avenue Loan. The historical total undistributed expense includes a franchise royalty fee of 3.1% to 4.5%, reflecting the terms of the Franchise Agreement under prior ownership.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

HOLIDAY INN – 6TH AVENUE

■
Appraisal.  According to the appraisal, the Holiday Inn – 6th Avenue Property had an “as-is” appraised value of $113,500,000 as of an effective date of May 21, 2013.  The “as-is” value is comprised of the valuation of the physical property ($115,900,000) and a capital deduction of $2,400,000 pertaining to a PIP.

■
Environmental Matters.  According to a Phase I environmental report, dated May 1, 2013, there are no recognized environmental conditions or recommendations for further action at the Holiday Inn – 6th Avenue Property.

■
Market Overview and Competition.   The Holiday Inn – 6th Avenue Property is located at 125 West 26th Street, midblock between 6th and 7th Avenue in the Chelsea neighborhood of New York City. The Manhattan lodging market is the strongest performing hotel market in the United States. The market rebounded in 2010 with occupancy up 4.1% and ADR up 8.2%, equating to a RevPAR increase of 12.7% from the same period in 2009. The Manhattan hotel market has an occupancy of 85.9%, ADR of $277.73, and RevPAR of $238.68 in 2012.

The following table presents certain information relating to the primary competition for the Holiday Inn – 6th Avenue Property:

Property	Number of Rooms	Year Built	2012 Occupancy	2012 ADR	2012 RevPAR
Holiday Inn – 6th Avenue	226	2008	92%	$225.88	$206.65
Hampton Inn Chelsea	144	2003	93%	$213.00	$198.09
Four Points Chelsea	158	2003	92%	$247.00	$227.24
Hampton Inn Madison Sq Gdn	136	2005	91%	$215.00	$195.65
Holiday Inn Express Madison Sq Gdn	228	2006	90%	$220.00	$198.00
Hilton Garden Inn Chelsea	169	2007	96%	$215.00	$206.40
Wyndham Garden Chelsea	124	2008	95%	$210.00	$199.50
Doubletree Chelsea	236	2009	94%	$219.00	$205.86
Hotel Indigo Chelsea	122	2009	95%	$255.00	$242.25
Fairfield Inn Chelsea	110	2010	94%	$237.00	$222.78
Hilton Fashion District	280	2010	99%	$251.00	$248.49

Source: Appraisal.

■
The Borrower.  The borrower is CWI Chelsea Hotel, LLC, a single-purpose, single-asset entity formed solely for the purpose of owning and operating the Holiday Inn – 6th Avenue Property.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Holiday Inn – 6th Avenue Loan.  Carey Watermark Investors Incorporated is the non-recourse carveout guarantor under the Holiday Inn – 6th Avenue Loan.

■
Escrows.  At origination, the borrower funded an escrow reserve in the amount of $2,432,789 in respect of a PIP relating to the Holiday Inn – 6th Avenue Property.  On each due date, the borrower is required to fund a tax and insurance reserve (but no reserves for insurance premiums are required so long as the Holiday Inn – 6th Avenue Property is covered by a blanket policy) and a reserve for FF&E in an amount equal to the greater of (x) the amount required to be reserved for such month in respect of FF&E pursuant to the Franchise Agreement for the Holiday Inn – 6th Avenue Property and (y) 4% of gross revenues from the Holiday Inn – 6th Avenue Property during the immediately preceding calendar month (if no event of default or Holiday Inn – 6th Avenue Trigger Period is continuing, borrower may elect to cause all or part of the monthly FF&E reserve amount required during the six months immediately succeeding the origination date to be funded from the PIP escrow reserve to the extent the PIP escrow reserve contains sufficient funds for the same).

Furthermore, during the continuance of a Holiday Inn – 6th Avenue Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service, budgeted operating expenses and the funding of required monthly escrows be reserved and held as additional collateral for the Holiday Inn – 6th Avenue Loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

HOLIDAY INN – 6TH AVENUE

A “Holiday Inn – 6th Avenue Trigger Period” means (1) any 12-month period ending on the last day of any fiscal quarter in which the net operating income (as calculated under the loan documents) of the Holiday Inn – 6th Avenue Property is less than $6,500,000 and terminating as of the end of the second of any two fiscal quarters in which the net operating income of the Holiday Inn – 6th Avenue Property for the twelve-month period preceding the end of such fiscal quarter is greater than or equal to $6,500,000; and (2) any period during which the net worth of Carey Watermark Investors Incorporated does not exceed $50,000,000 prior to release of the completion guaranty described in “Property Improvement Plan and Capital Plan” below.

■
Lockbox and Cash Management.  All credit card receivables, all cash revenues and all other money received by borrower, the Operating Lessee (as described under “Operating Lease” below) or the property manager with respect to the Holiday Inn – 6th Avenue Property are required to be deposited into a lockbox account subject to an account control agreement in favor of the lender.  So long as no event of default or Holiday Inn – 6th Avenue Trigger Period is continuing, all amounts contained in the lockbox account are swept to an operating account maintained by the Operating Lessee on a daily basis.  The funds in the operating account are to be used to pay operating expenses for the Holiday Inn – 6th Avenue Property and, if no event or default or Holiday Inn – 6th Avenue Trigger Period is continuing, may be withdrawn by the borrower for any purpose following payment of operating expenses then due and payable.  During an event of default or Holiday Inn – 6th Avenue Trigger Period, the Holiday Inn – 6th Avenue loan agreement requires that funds in the lockbox account be swept to a cash management account under the control of the lender. On each due date during a Holiday Inn – 6th Avenue Trigger Period (and, at the lender’s election, during an event of default until the loan has been accelerated) the funds on deposit in the cash management account are disbursed by the lender to pay taxes and insurance premiums, pay the budgeted operating expenses for such month, pay the amount of all scheduled or delinquent interest and principal on the loan and other amounts then due and payable under the loan documents, pay the required FF&E reserve amount, and all remaining amounts will be reserved in the excess cash flow reserve account.

■
Property Management.  The Holiday Inn – 6th Avenue Property is currently managed by MHG-26, LLC, a third-party property manager, pursuant to a management agreement.  Under the loan documents, the Holiday Inn – 6th Avenue Property may be managed by MHG-26, LLC, Hersha Hospitality Management, Highgate Hotels, L.P., Interstate Hotels & Resorts, Inc., Real Hospitality Group or any other management company reasonably approved by the lender and with respect to which Rating Agency Confirmation has been received.  Following a foreclosure, conveyance in lieu of foreclosure or an acceleration of the Holiday Inn – 6th Avenue Loan, a default by the property manager under the management agreement that is likely to have a material adverse effect (after the expiration of any applicable notice and/or cure periods) or the filing of a bankruptcy petition by the property manager or a similar event, the lender has the right to terminate or require borrower or Operating Lessee to terminate the property manager and engage a replacement property manager. Pursuant to a subordination and nondisturbance agreement, following a foreclosure on the Holiday Inn – 6th Avenue Property, the property manager has agreed to recognize any subsequent owner of the Holiday Inn – 6th Avenue Property as the “owner” under the management agreement, except that the property manager has the right to terminate the management agreement 120 days after a foreclosure.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as such terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Holiday Inn – 6th Avenue Property (plus eighteen months of rental loss and/or business interruption coverage).  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, borrower is required to carry terrorism insurance throughout the term of the Holiday Inn – 6th Avenue Loan as required by the preceding sentence, but in such event borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

HOLIDAY INN – 6TH AVENUE

cost of terrorism insurance exceeds such amount, borrower must purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance shall not have a deductible in excess of $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Holiday Inn – 6th Avenue Property are separately allocated under the blanket policy and that such blanket policy provides the same protection as would a separate policy as reasonably determined by the lender, subject to review and approval by the lender based on the schedule of locations and values, if requested by the lender.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgage Properties” in the Free Writing Prospectus.

■
Operating Lease.   A direct, wholly owned subsidiary of the borrower, Chelsea Hotel Operator, Inc., (“Operating Lessee”) leases the Holiday Inn – 6th Avenue Property from the borrower pursuant to a lease agreement dated June 6, 2013 (the “Operating Lease”), which Operating Lease is pledged to the lender as additional collateral for the Holiday Inn – 6th Avenue Loan under the mortgage. The Operating Lessee is the party to the management agreement.  The Operating Lessee has joined in the execution of the loan agreement (but is not liable for repayment of the Holiday Inn – 6th Avenue Loan) solely for the purposes of acknowledging the representations and agreeing to its obligations expressly set forth in the loan agreement.  Following a foreclosure of the Holiday Inn – 6th Avenue Property, the Operating Lessee is required to deliver to the lender all collateral in the Operating Lessee’s possession, and upon the lender’s satisfactory receipt of such collateral, or the lender’s request, the Operating Lease will terminate.

■
Property Improvement Plan and Capital Plan.  The loan documents require that borrower perform its obligations to complete the items described in that certain PIP that is a part of the Franchise Agreement when and as due. The PIP consists largely of soft goods and guest-focused improvements, including the replacement of guestroom carpets and wall vinyls, as well as minor cosmetic and ADA improvements. Final completion of such obligations under the PIP is required by June 15, 2014 (other than replacing desk chairs in guest rooms and installing new draperies, which are required to be completed within 24 months and 48 months of the origination date, respectively).  As described in “—Escrows” above, at origination, borrower reserved $2,432,789 in respect of such work.  Carey Watermark Investors Incorporated has delivered a completion guaranty (which caps its liability at 10% of the original loan amount) for the benefit of the lender with respect to the work described above, which guaranty will be released upon (a) (i) the lender’s receipt of a written statement or certificate by a licensed contractor certifying that all such work described above is substantially complete in all material respects (other than the new seating package and draperies), (ii) the lender’s receipt of certification from Carey Watermark Investors Incorporated, as guarantor, that the PIP reserve contains sufficient funds to complete installation of the new seating package and draperies, (iii) the lender’s receipt of written evidence that the Holiday Hospitality Franchising, LLC is satisfied with the completed work (other than minor punch list items and the new seating package and draperies), and (iv) satisfactory evidence (i.e., lien releases) of full payment and discharge of all claims for labor performed and material and services furnished in connection with the work; or (b) (i) the lender’s receipt of such other evidence of substantial completion of all such work described above (other than the new seating package and draperies), (ii) the lender’s receipt of certification by Carey Watermark Investors Incorporated that the PIP reserve contains sufficient funds to complete installation of the new seating package and draperies, and (iii) satisfactory evidence (i.e., lien releases) of full payment and discharge of all claims for labor performed and material services furnished in connection with the work.

■
Franchise Agreement.  The Operating Lessee is a party to the Franchise Agreement with Holiday Hospitality Franchising, LLC, pursuant to which, among other things, it is permitted to operate the Holiday Inn – 6th Avenue Property under the “Holiday Inn” brand until June 2028, subject to Operating Lessee operating the Holiday Inn – 6th Avenue Property in a manner consistent with the Franchise Agreement.  Holiday Hospitality Franchising, LLC entered into a comfort letter with the lender, which gives certain notice and cure rights with respect to the Franchise Agreement and, subject to certain requirements, permits the lender to obtain a new license in favor of the lender upon the foreclosure by the lender on the Holiday Inn – 6th Avenue Property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ONE WESTCHASE CENTER

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ONE WESTCHASE CENTER

Houston
Westchase Shopping Center
WESTCHASE
BRIAR FOREST DR
WESTHEIMER RD
RICHMOND AVE
WESTPARK DR
WESTPARK TOLLWAY
SAM HOUSTON TOLLWAY
Royal Oaks Country Club
Jersey Village
Aldine
Houston
DOWNTOWN
KATY FREEWAY
NORTHWEST FREEWAY
N BELTWAY 8
ENERGY CORRIDOR DISTRICT
CITYCENTRE
Memorial Hermann Medical Center
One Westchase Center
10777 Westheimer Road
Houston, TX 77042
Southside Place
Mission Bend
Sugar Land
Missouri City
Stafford
Pecan Grove
WEST HOUSTON AIRPORT
SUGAR LAND REGIONAL AIRPORT
George Bush Park
Houston Galleria
GEORGE BUSH INTERCONTINENTAL HOUSTON AIRPORT
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ONE WESTCHASE CENTER

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ONE WESTCHASE CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Houston, Texas	Cut-off Date Principal Balance		$55,312,000
Property Type	Office	Cut-off Date Principal Balance per SF		$118.69
Size (SF)	466,025	Percentage of Initial Pool Balance		4.1%
Total Occupancy as of 1/3/2013	96.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/3/2013	96.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1982 / 2004	Mortgage Rate		3.6600%
Appraised Value	$81,500,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60
Underwritten Revenues	$11,786,443
Underwritten Expenses	$5,237,062	Escrows
Underwritten Net Operating Income (NOI)	$6,549,381		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,926,503	Taxes	$550,695	$137,674
Cut-off Date LTV Ratio	67.9%	Insurance	$66,294	$0
Maturity Date LTV Ratio	67.9%	Replacement Reserves	$1,500,000	$7,769
DSCR Based on Underwritten NOI / NCF	3.19x / 2.89x	TI/LC	$3,500,000	$0
Debt Yield Based on Underwritten NOI / NCF	11.8% / 10.7%	Other(1)	$1,224,934	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$55,312,000	59.7%	Purchase Price	$80,000,000	86.3%
Principal’s New Cash Contribution	33,000,000	35.6	Reserves	6,841,923	7.4
Other Sources	4,391,871	4.7	Closing Costs	5,861,948	6.3

Total Sources	$92,703,871	100.0%	Total Uses	$92,703,871	100.0%

(1)
Other upfront reserve represents an existing TI/LC reserve for outstanding tenant improvement and leasing commission obligations and free rent associated with several tenants at the One Westchase Center Property.  See “—Escrows” below.

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The Mortgage Loan.  The mortgage loan (the “One Westchase Center Loan”) is evidenced by a note in the original principal amount of $55,312,000 and is secured by a first mortgage encumbering the borrower’s interest in an office building located in Houston, Texas (the “One Westchase Center Property”).  The One Westchase Center Loan was originated by Citigroup Global Markets Realty Corp. on April 5, 2013 and represents approximately 4.1% of the Initial Pool Balance.  The note evidencing the One Westchase Center Loan had an outstanding principal balance as of the Cut-off Date of $55,312,000 and an interest rate of 3.6600% per annum.  The proceeds of the One Westchase Center Loan were used to acquire the One Westchase Center Property.

The One Westchase Center Loan had an initial term of 60 months and has a remaining term of 57 months as of the Cut-off Date.  The One Westchase Center Loan requires payments of interest only during the term of the One Westchase Center Loan.  The scheduled maturity date is the due date in April 2018.  The borrower has the right to voluntarily prepay the One Westchase Center Loan in whole (but not in part) provided that the borrower pays a prepayment premium equal to the greater of (x) a yield maintenance premium and (y) an amount equal to 1% of the principal amount being prepaid if such prepayment occurs prior to January 6, 2018.  On or after January 6, 2018, the borrower may prepay the One Westchase Center Loan in whole (but not in part) without prepayment premium or penalty. In addition, defeasance of the One Westchase Center Loan, in full, with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America or other obligations which are “government securities” permitted under the loan documents, is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

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The Mortgaged Property. The One Westchase Center Property is a 12-story, 466,025 SF office building located in the Westchase submarket of Houston, Texas.  The One Westchase Center Property is situated on a 5.25 acre site and includes an attached parking garage containing a total of 1,606 spaces, representing a parking ratio of 3.45 per 1,000 SF.  The One Westchase Center Property features a tinted glass exterior and sky-lit atrium and is landscaped with grass lawns, live oak trees, shrubbery and reflection ponds. Other improvements include a circular driveway at the main building entrance and a canopied walkway from the parking garage. Building amenities include food service, a conference center, fitness center, uniformed security, card key access and a loading dock. As of January 3, 2013, the Total Occupancy and Owned Occupancy of the One Westchase Center Property was 96.4%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ONE WESTCHASE CENTER

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the One Westchase Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
EDG Inc (2)	NR / NR / NR	80,033	17.2%	$2,200,908	25.2%	$27.50	5/31/2016	2, 3- or 5-year options
Brown & Gay Engineers Inc	NR / NR / NR	62,012	13.3	1,407,835	16.1	22.70	1/31/2021	1, 7- or 10-year option
Texas Memory Systems Inc	A+ / Aa3 / AA-	48,697	10.4	852,198	9.7	17.50	2/28/2019	1, 5-year option
MicroSeismic Inc	NR / NR / NR	30,323	6.5	485,168	5.5	16.00	3/31/2020	1, 5-year option
Pipcor Enterprises Inc	NR / NR / NR	18,049	3.9	469,274	5.4	26.00	7/31/2015	1, 5-year option
Kongsberg Oil & Gas Tech.	NR / NR / NR	26,356	5.7	382,162	4.4	14.50	4/30/2018	1, 5-year option
Dynamic Industries	NR / NR / NR	14,696	3.2	235,136	2.7	16.00	1/31/2016	1, 5-year option
WM Rigg Co	NR / NR / NR	14,454	3.1	301,661	3.4	20.87	9/30/2014	1, 5-year option
Brown & Caldwell(3)	NR / NR / NR	13,865	3.0	263,435	3.0	19.00	10/31/2016	1, 5-year option
Society of Petroleum Engineers	NR / NR / NR	12,689	2.7	222,058	2.5	17.50	1/31/2019	1, 5-year option
Total Tenants		321,174	68.9%	$6,819,834	78.0%	$21.23
Remaining Tenants		127,947	27.5	1,928,882	22.0	15.08
Vacant		16,904	3.6	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		466,025	100.0%	$8,748,717	100.0%	$19.48

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
EDG Inc has the option to contract its space on the 8th floor by 2,500 - 15,082 SF, effective November 30, 2014, with 9 months’ notice.  EDG is required to pay a contraction fee of $10.24 per square foot of contracted space.

(3)	Brown & Caldwell has a one-time option to terminate its lease effective 9/30/2014 with 12 months’ notice.

The following table presents certain information relating to the lease rollover schedule at the One Westchase Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	27,977	6.0	6.00%	469,462	5.4	16.78	6
2014	28,016	6.0	12.02%	532,641	6.1	19.01	9
2015	29,206	6.3	18.28%	659,561	7.5	22.58	4
2016	142,574	30.6	48.88%	3,221,951	36.8	22.60	16
2017	21,131	4.5	53.41%	330,370	3.8	15.63	6
2018	35,329	7.6	60.99%	567,472	6.5	16.06	5
2019	61,386	13.2	74.16%	1,074,255	12.3	17.50	7
2020	39,327	8.4	82.60%	485,168	5.5	12.34	8
2021	64,175	13.8	96.37%	1,407,835	16.1	21.94	6
2022	0	0.0	96.37%	0	0.0	0.00	0
2023	0	0.0	96.37%	0	0.0	0.00	0
2024 & Thereafter	0	0.0	96.37%	0	0.0	0.00	0
Vacant	16,904	3.6	100.00%	0	0.0	0.00	0
Total / Wtd. Avg.	466,025	100.0%		$8,748,717	100.0%	$19.48	67

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the One Westchase Center Property:

Historical Leased %(1)
2007	2008	2009	2010	2011	2012
97.2%	93.3%	78.4%	78.6%	78.6%	83.7%

(1)	As provided by the borrower and represents average occupancy for the year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ONE WESTCHASE CENTER

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One Westchase Center Property:

Cash Flow Analysis(1)(2)

	2009	2010	2011	2012	Underwritten	Underwritten $ per SF
Base Rent	$7,458,922	$7,620,098	$4,797,466	$7,386,869	$7,730,538	$16.59
Contractual Rent Steps	0	0	0	0	1,018,179	2.18
Gross Up Vacancy	0	0	0	0	443,325	0.95
Total Rent	$7,458,922	$7,620,098	$4,797,466	$7,386,869	$9,192,042	$19.72
Total Reimbursables	1,658,022	1,372,337	1,423,755	2,250,234	3,073,408	6.59
Other Income	17,889	252,739	225,700	296,572	256,920	0.55
Vacancy & Credit Loss	0	0	0	0	(735,927)	(1.58)
Effective Gross Income	$9,134,833	$9,245,174	$6,446,921	$9,933,675	$11,786,443	$25.29

Total Operating Expenses	$5,595,703	$4,820,668	$4,682,616	$4,884,835	$5,237,062	$11.24

Net Operating Income	$3,539,130	$4,424,506	$1,764,305	$5,048,840	$6,549,381	$14.05
TI/LC	0	0	0	0	529,673	1.14
Capital Expenditures	0	0	0	0	93,205	0.20
Net Cash Flow	$3,539,130	$4,424,506	$1,764,305	$5,048,840	$5,926,503	$12.72

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
The increase in Underwritten Net Operating Income compared to historical Net Operating Income is primarily attributable to underwritten contractual rent steps through January 2014 ($1,018,179) and recent leasing activity at the One Westchase Center Property ($853,845 of base rent).  13 tenants accounting for 23.0% of the net rentable area and 11.0% of the underwritten base rent executed new leases in 2012.

■	Appraisal. According to the appraisal, the One Westchase Center Property had an “as-is” appraised value of $81,500,000 as of an effective date of March 5, 2013.

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Environmental Matters.  Based on a Phase I environmental report dated March 12, 2013, the environmental consultant recommended no further action other than adhering to an Operations and Maintenance (O&M) Plan for asbestos which is already in place.

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Market Overview and Competition.  According to a market report, as of the first quarter of 2013, the total Houston office market consisted of approximately 270 million SF comprised of 5,919 buildings.  The direct vacancy rate was 11.8% and the average gross rental rate was $24.14 per SF.  Class A office properties within the overall Houston office market reported a direct vacancy of 10.2% and an average gross rent of $31.09 per SF. Year-to-date Class A net absorption was 89,949 SF through March 2013.

The One Westchase Center Property is located within Houston’s Westchase District, a master-planned community with over 2 million square feet of retail space, over 100 restaurants, 2,396 hotel rooms, 14 banks, fitness centers, and numerous public and private schools. Primary access to the One Westchase Center Property is provided by Sam Houston Parkway/Beltway 8, Westpark Toll Road, Interstate 10, Westheimer Road, Briar Forest, and US 59 that are all located in proximity to the One Westchase Center Property. The Westpark Tollway is a high-speed, four-lane tollway along the existing Westpark Drive between the Galleria and State Highway 99. The Westpark Tollway is located approximately one mile south of the One Westchase Center Property.

As of the first quarter of 2013, the Westchase office submarket consisted of approximately 15.8 million SF comprised of 125 buildings.  The direct vacancy rate was 9.2% and the average gross rental rate was $27.60 per SF.  Class A office properties within the Westchase submarket reported a direct vacancy of 7.8% and an average gross rent of $35.27 per SF.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ONE WESTCHASE CENTER

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the One Westchase Center Property:

Office Lease Comparables(1)
	One Westchase Center	2925 Briarpark Drive(2)	Frost Bank Building(2)	Granite Westchase Building(2)	Millennium Tower(2)	West8 Tower (2)
Year Built	1982	1983	1983	1983	1982	1980
Total GLA	466,025	228,891	218,488	310,555	369,262	275,000
Total Occupancy	96%	93%	80%	99%	97%	90%
Quoted Rent Rate PSF	NAP	$19.00	$16.00	$22.00	$22.00	$26.50
Expense Basis	NNN	NNN	NNN	NNN	NNN	Base Year

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the One Westchase Center Property:

Office Sales Comparables(1)
Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price PSF	Occupancy
2500 CityWest	Houston	November 2011	1983	578,284	$122,000,000	$210.97	94%
2929 Briarpark Drive	Houston	December 2012	1981	140,156	$17,781,000	$126.87	95%
1177 West Loop South	Houston	March 2012	1978	341,947	$60,000,000	$175.47	95%
Granite Westchase I & II	Houston	November 2012	1982	629,022	$154,750,000	$246.02	97%
3555 Timmons Lane	Houston	October 2012	1982	225,895	$36,700,000	$162.46	93%

(1)	Source: Appraisal

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The Borrower.  The borrower and fee owner of the One Westchase Center Property is One Westchase Center LL, LLC, a single-purpose, single-asset entity indirectly owned and controlled by the parent entity of the non-recourse carve-out-guarantor, Investcorp US Real Estate, LLC.  In order to comply with certain aspects of Shari’ah law, the borrower, as master lessor, entered into a master lease agreement with another single-purpose, single-asset entity, One Westchase Center TT, LLC, as master tenant.  The master tenant is responsible for day-to-day operations of the One Westchase Center Property and, pursuant to the terms of the master lease agreement, the master tenant is obligated to remit all rents and any other income generated by the One Westchase Center Property to a lender-controlled lockbox account, which amounts are applied in accordance with the terms of the loan documents.  All excess cash after payment by the borrower of all amounts due under the loan documents are remitted to the master tenant.   Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Westchase Center Loan.

At origination, the lender received a fee mortgage from the borrower on its interest in the One Westchase Center Property.  In addition, the lender secured a full subordination of the master lease to the lender’s fee mortgage.  See “Risk Factors—Risks of Shari’ah Compliant Loans” in the Free Writing Prospectus.

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Escrows.  On the origination date, the borrower funded aggregate reserves of $6,841,923 with respect to the One Westchase Center Property, comprised of: (i) $550,695 for real estate taxes, (ii) $66,294 for insurance, (iii) $1,500,000 for replacement reserves, (iv) $3,500,000 for tenant improvements and leasing commissions, and (v) $1,224,934 for existing tenant improvement and leasing commission obligations.

On each due date, the borrower is required to fund the following reserves with respect to the One Westchase Center Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period; (ii) if required and not otherwise waived by the lender, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; and (iii) a replacement reserve in the amount of $7,769.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ONE WESTCHASE CENTER

A “One Westchase Center Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the One Westchase Center Loan and (ii) the debt service coverage ratio (as calculated under the loan documents) being less than 1.25x on a trailing 12-month basis and  (B) expiring upon (y) in the case of clause (i) above, the cure of the applicable event of default and (z) in the case of clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters or the borrower posting cash or a letter of credit in an amount such that if applied to repay the One Westchase Center Loan would cause the outstanding principal amount of the One Westchase Center Loan to satisfy a debt service coverage ratio greater than 1.25x.

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Lockbox and Cash Management.  The One Westchase Center Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account.  On each business day, sums on deposit in the lockbox account are required to (i) provided no event of default or One Westchase Center Trigger Period exists, be transferred to the borrower, or (ii) if an event of default and/or a One Westchase Center Trigger Period exists, be transferred to the lender-controlled cash management account.  On each due date during the continuance of a One Westchase Center Trigger Period, the loan documents require that all amounts on deposit in the lockbox account, after payment of debt service and funding of required monthly escrow for budgeted operating expenses, real estate taxes, insurance premiums and replacement reserves be reserved with the lender and held as additional collateral for the One Westchase Center Loan.   During the continuance of an event of default under the One Westchase Center Loan, the lender may apply any funds in the cash management account to amounts payable under the One Westchase Center Loan and toward the payment of expenses of the One Westchase Center Property, in such order of priority as the lender may determine.

Furthermore, provided no event of default has occurred and is continuing, the borrower’s obligations with respect to the payment of the monthly debt service amount and amounts required to be deposited into the reserve funds, will be deemed satisfied to the extent sufficient amounts are deposited in the cash management account to satisfy such obligations as required under the loan documents.

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Property Management.  The One Westchase Center Property is currently managed by MK Equity Partners, LP, an independent third party property management firm.  Under the loan documents, the One Westchase Center Property may not be managed by any party other than MK Equity Partners, LP or another management company approved by the lender in accordance with the loan documents, provided, however, that if no event of default under the One Westchase Center Loan documents exists, the borrower can permit the master tenant to replace MK Equity Partners, LP with any of the following management companies: CBRE, Cushman & Wakefield, Jones Lang LaSalle, Lincoln Property or Transwestern. The lender has the right to terminate the management agreement and replace the manager or require that the borrower or master tenant terminate the management agreement and replace the manager during an event of default by the borrower under the One Westchase Center Loan after taking into account any applicable notice and cure periods.

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Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism, provided that coverage is commercially available, in an amount equal to the full replacement cost of the One Westchase Center Property, plus 18 months of business interruption coverage.  The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $50,000.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE MARSOL APARTMENTS

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE MARSOL APARTMENTS

CARTIFACT
LAKE ERIE
The Marsol Apartments
6501 - 6511 Marsol Road
Mayfield Heights, OH 44124
Mayfield Heights
Waite Hill
Wickliffe
Kirtland
Euclid
Willoughby Hills
Richmond Heights
Mayfield Village
Highland Heights
South Euclid
Lyndhurst
Cleveland Heights
University Heights
Beachwood
Hunting Valley
Pepper Pike
Shaker Heights
Woodmere
Highland Hills
Warrensville Heights
Orange
Moreland Hills
North Randall
Bedford Heights
Bentleyville
CUYAHOGA COUNTY AIRPORT
EUCLID GREEN
LEE MILES
Hillcrest Hospital
Acacia Memorial Park Cemetery
MAYFIELD RD
CEDAR RD
FAIRMOUNT BLVD
SHAKER BLVD
WILSON MILLS RD
CHARDON RD
HIGHLAND RD
MONTICELLO BLVD
CHAGRIN BLVD
JACKSON RD
MILES RD
CANNON RD
SOM CENTER RD
EAGLE MILLS RD
Lake Erie
Cleveland

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE MARSOL APARTMENTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Mayfield Heights, Ohio	Cut-off Date Principal Balance		$35,000,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$35,496.96
Size (Units)	986	Percentage of Initial Pool Balance		2.6%
Total Occupancy as of 2/28/2013	89.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/28/2013	89.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	1965-1969 / NAP	Mortgage Rate		4.1000%
Appraised Value	$41,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		24
Underwritten Revenues	$7,811,000
Underwritten Expenses	$4,193,374	Escrows
Underwritten Net Operating Income (NOI)	$3,617,626		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,358,308	Taxes	$443,594	$88,719
Cut-off Date LTV Ratio(1)	78.0%	Insurance(3)	$0	$0
Maturity Date LTV Ratio(2)	57.1%	Replacement Reserves	$0	$21,610
DSCR Based on Underwritten NOI / NCF	1.78x / 1.65x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.3% / 9.6%	Other(4)	$3,007,500	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$35,000,000	77.6%	Purchase Price	$41,000,000	90.9%
Principal’s New Cash Contribution	8,132,421	18.0	Reserves	3,451,094	7.7
Other Sources	1,952,675	4.3	Closing Costs	634,002	1.4

Total Sources	$45,085,096	100.0%	Total Uses	$45,085,096	100.0%

(1)
Cut-off Date LTV Ratio is calculated net of the $3,000,000 capital improvements reserve.  The Cut-off Date LTV Ratio calculated based on the fully funded loan amount of $35,000,000 and “as-is” appraised value of $41,000,000 is 85.4%. The Cut-off Date LTV Ratio calculated based on the fully funded loan amount of $35,000,000 and “as-stabilized” appraised value of $51,800,000 is 67.6%.

(2)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $51,800,000.  The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value, is 72.1%.  See “—Appraisal” below.

(3)	See “—Escrows” below.
(4)	Other upfront reserves are for capital improvements ($3,000,000) and deferred maintenance ($7,500).

■
The Mortgage Loan.  The mortgage loan (the “Marsol Apartments Loan”) is evidenced by a note in the original principal amount of $35,000,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a 986-unit multifamily complex located in Mayfield Heights, Ohio (the “Marsol Apartments Property”).  The Marsol Apartments Loan was originated by Citigroup Global Markets Realty Corp. on May 1, 2013.  The Marsol Apartments Loan has an outstanding principal balance as of the Cut-off Date of $35,000,000 which represents approximately 2.6% of the Initial Pool Balance, and accrues interest at an interest rate of 4.1000% per annum.  The proceeds of the Marsol Apartments Loan were primarily used to acquire the Marsol Apartments Property.

The Marsol Apartments Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date and requires payments of interest only for the initial 24 months and then payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date of the Marsol Apartments Loan is the due date in May 2023.  Voluntary prepayment of the Marsol Apartments Loan is permitted after the due date in February 2023.  Defeasance of the Marsol Apartments Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time after the second anniversary of the securitization Closing Date.

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The Mortgaged Property.  The Marsol Apartments Property is a 986-unit multifamily complex located in Mayfield Heights, Ohio, approximately 15 miles east of Cleveland.  The Marsol Apartments Property was built between 1965 and 1969 and consists of two six-story buildings, four seven-story buildings, a community/management building, and parking garages. All of the apartment buildings have elevators. Amenities at the Marsol Apartments Property include a heated swimming pool, an attended gatehouse, tennis courts, shuffleboard courts, a playground, a fitness center, laundry rooms, a clubhouse with billiards, and garage parking. Other common area amenities include a business center with high speed internet access and a party room with kitchenette in each building. There are approximately 1,446 parking spaces at the Marsol Apartments Property, 461 of which are covered garage spaces that may be rented for a fee.  As of February 28, 2013, Total Occupancy and Owned Occupancy were both 89.2%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE MARSOL APARTMENTS

The following table presents certain information relating to the units and rent at the Marsol Apartments Property:

Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Monthly Actual Rent per Unit	Underwritten Monthly Rent	Underwritten Rent
Studio	12	380	$519	$525	$525	$69,348
1 Bed	438	650	654	646	640	3,178,932
2 Bed	496	802	760	756	747	3,818,160
3 Bed	40	1,392	967	963	963	438,900
Total / Wtd. Avg.	986	753	$718	$713	$705	$7,505,340

Source: As provided by the borrower.

The following table presents certain information relating to historical leasing at the Marsol Apartments Property:

Historical Leased %(1)
	2010	2011	2012	As of 2/28/2013
Owned Space	85.9%	86.5%	87.8%	89.2%

(1)	As provided by the borrower.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marsol Apartments Property:

Cash Flow Analysis(1)
	2010	2011	2012	TTM 3/31/2013	Underwritten	Underwritten $ per Unit
Base Rent	$6,567,348	$6,619,079	$7,001,780	$7,143,651	$7,505,340	$7,612
Gross Up Vacancy	0	0	0	0	931,872	945
Goss Potential Rent	$6,567,348	$6,619,079	$7,001,780	$7,143,651	$8,437,212	$8,557
Vacancy, Credit Loss & Concessions	0	0	0	0	(1,294,212)	(1,313)
Total Rent Revenue	$6,567,348	$6,619,079	$7,001,780	$7,143,651	$7,143,000	$7,244
Other Revenue (2)	669,814	656,019	652,540	668,000	668,000	677
Effective Gross Income	$7,237,162	$7,275,098	$7,654,320	$7,811,651	$7,811,000	$7,922

Total Operating Expenses	$3,462,968	$3,546,193	$3,588,182	$3,497,783	$4,193,374	$4,253

Net Operating Income	$3,774,194	$3,728,905	$4,066,138	$4,313,868	$3,617,626	$3,669
Replacement Reserves	0	0	0	0	259,318	263
Net Cash Flow	$3,774,194	$3,728,905	$4,066,138	$4,313,868	$3,358,308	$3,406

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue includes parking, laundry, corporate suites, and other miscellaneous revenues.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE MARSOL APARTMENTS

■
Appraisal.  According to the appraisal, the Marsol Apartments Property had an “as-is” appraised value of $41,000,000 as of an effective date of March 15, 2013 and is expected to have an “as stabilized” appraised value of $51,800,000 as of an effective date of March 15, 2015.

■
Environmental Matters.  A Phase I environmental report, dated April 3, 2013, recommended that a subsurface investigation be performed in the areas of the hydraulic elevators due to their installation dates and history of maintenance issues. The elevators at the Marsol Apartments Property were installed prior to the 1980 regulation stipulating that all hydraulic elevator pistons must be constructed with secondary containment.  In addition, the Phase I environmental report recommended that the hydraulic fluid in the elevator systems be tested for the potential presence of polychlorinated biphenyl.  Environmental insurance was obtained at the origination of the Marsol Apartments Loan in lieu of conducting these investigations.

Furthermore, an operations and maintenance plan to address any potential lead paint presence at the Marsol Apartments Property was put into place on April 23, 2013.

■
Market Overview and Competition.  The Marsol Apartments Property is located in Mayfield Heights, a suburb approximately 15 miles east of Cleveland, Ohio. The unemployment rate within the Cleveland-Elyria-Mentor MSA improved from 8.8% in 2009 to 7.1% in 2012.  Major employers in the MSA include the Cleveland Clinic Health System, Progressive Corp., Keycorp, Giant Eagle Inc., First Energy Corp. and General Motors Company. The Marsol Apartments Property is within one mile of an interchange with Interstate 271, a northeast/southwest highway that provides access to the eastern suburbs of Cleveland.  The Marsol Apartments Property is also within one mile of Mayfield Road, the primary commercial corridor in the immediate area, with numerous shopping centers, restaurants, and other retailers. The population within a 1-, 3- and 5-mile radius is 12,850, 47,005, and 117,931, respectively.  Average household income within a 1-, 3- and 5-mile radius is $55,585, $79,877, and $88,296, respectively.

The following table presents certain information relating to the primary competition for the Marsol Apartments Property:

Competitive Set(1)
	Gates Mills Place Apartments	Blake House Apartments	Hamilton House Apartments	Arbor Court Apartments	Coppertree Apartments
Location	Mayfield Heights	Mayfield Heights	Mayfield Heights	Mayfield Heights	Mayfield Heights
Year Built	1968	1966	1972	1980	1968
Occupancy	96.0%	100.0%	NAV	99.0%	94.0%
No. of Units	1,079	36	399	302	342
Avg. Unit Size	862	962	799	840	1,004
Avg. Rent per Unit	$807	$805	$774	$814	$928
Avg. Rent per SF	$0.96	$0.84	$0.98	$0.97	$0.95

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE MARSOL APARTMENTS

■
The Borrower.  The borrower is Morgan Marsol Apartments LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marsol Apartments Loan.  The non-recourse carve-out guarantor is Robert C. Morgan.

■
Escrows.  On the origination date, the borrower funded aggregate reserves of $3,451,094 with respect to the Marsol Apartments Loan, comprised of (i) $3,000,000 for a capital improvement plan relating to the Marsol Apartments Property as described in “—Capital Improvement Plan” below; (ii) $443,594 for real estate taxes; and (iii) $7,500 for deferred maintenance.

On each due date, the borrower is required to fund the following reserves with respect to the Marsol Apartments Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) at the lender’s option, if the liability or casualty insurance policies are not maintained by the borrower under blanket or umbrella policies, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; and (iii) a replacement reserve in an amount equal to $21,610.

A “Marsol Apartments Trigger Period” means a period (a) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Marsol Apartments Loan documents, and/or (ii) the debt service coverage ratio as calculated under the loan documents being less than 1.20x and (b) expiring, as applicable, upon (i) the cure of an applicable event of default and (ii) the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

■
Lockbox and Cash Management.  The Marsol Apartments Loan requires a springing lockbox, which will be established upon written notification from the lender to the lockbox bank.  Following the first occurrence of a Marsol Apartments Trigger Period, the loan documents require the borrower to set up the account for the sole and exclusive benefit of the lender into which borrower is required to deposit or cause to be deposited all revenue generated by the Marsol Apartments Property. Following the occurrence of a Marsol Apartments Trigger Period, the funds on deposit in the lockbox account are required to be transferred on each business day to the cash management account under the control of the lender.  On each due date after the occurrence of a Marsol Apartments Trigger Period, the loan documents require that all amounts on deposit in the lockbox account, after payment of debt service and funding of required monthly escrow for real estate taxes, insurance premiums and replacement reserves (i) during the continuance of a Marsol Apartments Trigger Period, be reserved with the lender in the amount of the monthly budget operating expenses and the remainder, if any, to be held as additional collateral for the Marsol Apartments Loan and (ii) to the extent a Marsol Apartments Trigger Period is not continuing, be disbursed to the borrower.  During the continuance of an event of default under the Marsol Apartments Loan, the lender may apply any funds in the cash management account to amounts payable under the Marsol Apartments Loan and/or toward the payment of expenses of the Marsol Apartments Property, in such order of priority as the lender may determine.

■
Property Management.  The Marsol Apartments Property is currently managed by Morgan Management, LLC, an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the borrower may replace the property manager or consent to the assignment of the property manager’s rights under the management agreement, in each case, to the extent that (i) no event of default under the Marsol Apartments Loan documents has occurred and is continuing, (ii) the lender receives at least sixty (60) days prior written notice, and (iii) the applicable replacement property manager is approved by the lender in writing (such approval may be conditioned upon the lender’s receipt of Rating Agency Confirmation). Upon the occurrence of (i) a Marsol Apartments Trigger Period, (ii) a default by the property manager under the management agreement beyond any applicable cure period, (iii) the filing of a voluntary bankruptcy petition or a similar event with respect to the property manager or the filing of an involuntary bankruptcy petition or similar event that is not dismissed within ninety (90) days of its filing, or (iv) the debt service coverage ratio as calculated under loan documents falling below 1.20x, the lender may replace or, require the borrower to replace, the property manager with a new

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE MARSOL APARTMENTS

property manager selected by the lender and with respect to which Rating Agency Confirmation has been received.

■	Mezzanine or Subordinate Indebtedness. Not Permitted.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount greater than or equal to $50,000,000, plus 18 months of business interruption coverage as calculated under loan documents (with an additional extended period of indemnity as reasonably required by the lender)  in an amount equal to 100% of the projected gross income from the Marsol Apartments Property (on an actual loss sustained basis) for a period continuing until the restoration of the Marsol Apartments Property is completed and containing an extended period endorsement which provides for up to 6 months of additional coverage. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

■
Capital Improvement Plan.  The loan documents require that borrower complete a total of $6,243,130 of capital improvements on or before May 6, 2016. The capital improvements include but are not limited to the repair/replacement of dishwashers, ranges, refrigerators, kitchen cabinets, sinks, common area flooring, security cameras, and office furniture.   $2,086,315 (as detailed in the table below) of the total capital improvements must be completed on or before May 6, 2014.

Type of Repair	Cost
Replace/repair exterior walls	$546,000
Replace HVAC systems	324,000
Replace/repair paving and parking	300,000
Replace Unit finishes	298,825
Replace common areas	203,100
Replace/repair garages and other structures	104,000
Replace/repair roof summary	100,000
Replace/repair flatwork, exterior stairs and railings	65,000
Replace Unit fixtures	55,400
Replace Unit appliances	51,840
Refurbish ADA compliance	21,150
Replace electrical systems	17,000
Total:	$2,086,315

As described in “—Escrows” above, at origination, the borrower reserved $3,000,000 in respect of the foregoing work.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

PINNACLE IN KIERLAND PHASE IV

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PINNACLE IN KIERLAND PHASE IV

Pinnacle in Kierland Phase IV
14850 North Scottsdale Road
Scottsdale, AZ 85254
Scottsdale
Phoenix
Paradise Valley
Tempe
Guadalupe
DESERT RIDGE
Desert Ridge Marketplace
Mayo Clinic Hospital
PIMA FWY
BLACK CANYON FWY
PIESTEWA FWY
DESERT PEAK
CANYON HEIGHTS
MOON VALLEY
POINTE TAPATIO
HANDELL VILLA
CORONADO
DOWNTOWN PHOENIX
DOWNTOWN SCOTTSDALE
MCCORMICK RANCH
SALT RIVER PIMA-MARICOPA INDIAN RESERVATION
SCOTTSDALE AIRPORT
DEER VALLEY AIRPORT
SKY HARBOR INT'L AIRPORT
Paradise Valley Community College
Paradise Valley Mall
Cobblestone Plaza
Metrocenter
Biltmore Fashion Park
Camelback Esplanade
Arcadia Crossing Shopping Center
Scottsdale Stadium
Scottsdale Community College
Arizona State Fairgrounds
US Airways Center
Chase Field
Arizona State Hospital
Phoenix Greyhound Park
Phoenix Municipal Stadium
Sun Devil Stadium
Arizona State University
Tempe Marketplace
Tempe Diablo Stadium
Arizona Mills
Big Surf
Casino Arizona
Salt River Fields at Talking Stick
Pavilions at Talking Stick
E PINNACLE PEAK RD
E BELL RD
E GREENWAY RD
E SHEA BLVD
E NORTHERN AVE
E LINCOLN DR
E CAMELBACK RD
E INDIAN SCHOOL RD
E THOMAS RD
E MCDOWELL RD
E MCKELLIPS RD
N SCOTTSDALE RD
N TATUM BLVD
17
101
51
10
202
143
60
87
Sun City West
El Mirage
Peoria
Glendale
Litchfield Park
Tolleson
Avondale
Mesa
Gilbert
Chandler
Ahwatukee
Sun Lakes
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PINNACLE IN KIERLAND PHASE IV

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PINNACLE IN KIERLAND PHASE IV

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Scottsdale, Arizona	Cut-off Date Principal Balance		$30,000,000
Property Type	Office	Cut-off Date Principal Balance per SF		$150.46
Size (SF)	199,382	Percentage of Initial Pool Balance		2.2%
Total Occupancy as of 5/1/2013(1)	92.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/1/2013(1)	92.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	2007 / NAP	Mortgage Rate		3.5500%
Appraised Value	$61,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
Underwritten Revenues	$6,091,834
Underwritten Expenses	$2,164,938	Escrows(2)
Underwritten Net Operating Income (NOI)	$3,926,895		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,661,972	Taxes	$0	$0
Cut-off Date LTV Ratio	48.8%	Insurance	$0	$0
Maturity Date LTV Ratio	48.8%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	3.64x / 3.39x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	13.1% / 12.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,000,000	99.6%	Loan Payoff	$30,000,000	99.6%
Principal’s New Cash Contribution	124,533	0.4	Closing Costs	124,533	0.4

Total Sources	$30,124,533	100.0%	Total Uses	$30,124,533	100.0%

(1)
Lockton Companies executed a lease amendment on 6/5/2013 expanding their space by 2,508 SF of previously vacant space to occupy a total of 9,568 SF. Additionally, Zenfinity Capital executed a new lease on 6/11/2013 for 3,353 SF of space (which was previously occupied by Freedom Wireless and treated as vacant) at a base rent of $31.00 per SF and initial lease expiration of 10/31/2018. Total Occupancy and Owned Occupancy taking into account these newly executed leases are both 95.6%.

(2)	See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Pinnacle in Kierland Phase IV Loan”) is evidenced by a note in the original principal amount of $30,000,000 and is secured by a first mortgage encumbering an office building located in Scottsdale, Arizona (the “Pinnacle in Kierland Phase IV Property”).  The Pinnacle in Kierland Phase IV Loan was originated by Goldman Sachs Mortgage Company on May 2, 2013 and represents approximately 2.2% of the Initial Pool Balance.  The note evidencing the Pinnacle in Kierland Phase IV Loan has an outstanding principal balance as of the Cut-off Date of $30,000,000 and has an interest rate of 3.5500% per annum.  The proceeds of the Pinnacle in Kierland Phase IV Loan were used to refinance existing debt on the Pinnacle in Kierland Phase IV Property.

The Pinnacle in Kierland Phase IV Loan had an initial term of 120 months and has a remaining term of 118 months.  The Pinnacle in Kierland Phase IV Loan requires payments of interest only during the term of the Pinnacle in Kierland Phase IV Loan.  The scheduled maturity date is the due date in May 2023.  Voluntary prepayment of the Pinnacle in Kierland Phase IV Loan is prohibited prior to February 6, 2023.  Provided that no event of default is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The Pinnacle in Kierland Phase IV Property is comprised of one 6-story office building containing approximately 199,382 SF, and a parking garage containing 711 parking spaces. In addition, the Pinnacle in Kierland Phase IV Property includes 105 canopy parking spaces and 139 surface spaces for a total of 955 parking spaces. The Pinnacle in Kierland Phase IV Property is located approximately two miles southwest of Arizona State Route 101, at the corner of East Greenway Parkway and North Scottsdale Road.  The building was constructed in 2007 and includes tenants such as Morgan Stanley DW Inc., BMO Harris Bank, Clark Hill, New York Life Insurance Co., Raymond James & Associates and Biltmore Bank of Arizona.  As of May 1, 2013, the Total Occupancy and Owned Occupancy were both 92.6%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PINNACLE IN KIERLAND PHASE IV

The following table presents certain information relating to the major tenants at the Pinnacle in Kierland Phase IV Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Morgan Stanley DW Inc.	A / Baa1 / A-	43,200	21.7%	$1,339,200	23.3%	$31.00	6/30/2022	NA
BMO Harris Bank	NR / NR / A+	20,728	10.4	735,098	12.8	35.46	3/31/2020	2, 5-year options
Clark Hill(2)	NR / NR / NR	23,499	11.8	704,970	12.3	30.00	10/31/2025	2, 5-year options
New York Life Insurance Co.	NR / NR / AA+	21,688	10.9	628,952	10.9	29.00	7/31/2021	1, 5-year option
Raymond James & Associates	NR / Baa2 / BBB	12,519	6.3	413,127	7.2	33.00	12/31/2017	1, 5-year option
Biltmore Bank of Arizona	NR / NR / NR	10,504	5.3	378,144	6.6	36.00	4/30/2017	2, 5-year options
Nussbaum Gillis & Dinner PC	NR / NR / NR	11,145	5.6	323,205	5.6	29.00	8/31/2022	2, 5-year options
Lockton Companies(3)	NR / NR / NR	7,060	3.5	201,210	3.5	28.50	7/31/2018	2, 5-year options
Theranos Inc.	NR / NR / NR	4,075	2.0	126,325	2.2	31.00	5/31/2015	NA
Pioneer Title Agency	NR / NR / NR	4,058	2.0	121,740	2.1	30.00	7/31/2017	1, 3-year option
Ten Largest Tenants		158,476	79.5%	$4,971,971	86.4%	$31.37
Remaining Tenants		26,220	13.2	780,398	13.6	29.76
Vacant(4)		14,686	7.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		199,382	100.0%	$5,752,369	100.0%	$31.15

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Clark Hill has a one time right to terminate its lease with 12 months notice effective as of the last day of October 2019.
(3)	Lockton Companies executed a lease amendment on 6/5/2013 expanding their space by 2,508 SF of previously vacant space to occupy a total of 9,568 SF.
(4)
Zenfinity Capital executed a new lease on 6/11/2013 for 3,353 SF of space (which was previously occupied by Freedom Wireless and treated as vacant) at a base rent of $31.00 per SF and initial lease expiration of 10/31/2018. Total Occupancy and Owned Occupancy taking into account the newly executed leases for Lockton Companies and Zenfinity Capital are both 95.6%.

The following table presents certain information relating to the lease rollover schedule at the Pinnacle in Kierland Phase IV Property:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	3,543	1.8	1.8%	111,966	1.9	31.60	2
2014	5,257	2.6	4.4%	156,191	2.7	29.71	3
2015	8,512	4.3	8.7%	252,006	4.4	29.61	4
2016	5,321	2.7	11.4%	154,309	2.7	29.00	2
2017	29,679	14.9	26.2%	988,353	17.2	33.30	4
2018(2)	7,060	3.5	29.8%	201,210	3.5	28.50	1
2019	0	0.0	29.8%	0	0.0	0.00	0
2020	25,792	12.9	42.7%	892,007	15.5	34.58	4
2021	21,688	10.9	53.6%	628,952	10.9	29.00	1
2022	54,345	27.3	80.8%	1,662,405	28.9	30.59	4
2023	0	0.0	80.8%	0	0.0	0.00	0
2024 & Thereafter	23,499	11.8	92.6%	704,970	12.3	30.00	1
Vacant(2)	14,686	7.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	199,382	100.0%		$5,752,369	100.0%	$31.15	26

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)
Lockton Companies executed a lease amendment on 6/5/2013 expanding their space by 2,508 SF of previously vacant space to occupy a total of 9,568 SF expiring on 7/31/2018. Additionally, Zenfinity Capital executed a new lease on 6/11/2013 for 3,353 SF of space (which was previously occupied by Freedom Wireless and treated as vacant) at a base rent of $31.00 per SF and initial expiration of 10/31/2018. Total Occupancy and Owned Occupancy taking into account these newly executed leases are both 95.6%.

The following table presents certain information relating to historical leasing at the Pinnacle in Kierland Phase IV Property:

Historical Leased %(1)
	2010	2011	2012	TTM 3/31/2013
Owned Space	86.0%	94.0%	90.0%	90.0%

(1)	As provided by the borrower which reflects average occupancy for the indicated year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PINNACLE IN KIERLAND PHASE IV

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pinnacle in Kierland Phase IV Property:

Cash Flow Analysis(1)
	2010	2011	2012	TTM 3/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$4,300,651	$4,709,298	$5,023,953	$5,203,407	$5,752,369	$28.85
Overage Rent	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$4,300,651	$4,709,298	$5,023,953	$5,203,407	$5,752,369	$28.85
Total Reimbursables	205,600	212,287	70,708	48,223	47,565	0.24
Parking Income	227,250	230,065	253,780	273,370	259,500	1.30
Other Income(3)	72,824	57,016	24,385	54,324	32,400	0.16
Less Vacancy & Credit Loss	0	0	0	0	0	0.00
Effective Gross Income	$4,806,325	$5,208,666	$5,372,826	$5,579,323	$6,091,834	$30.55

Total Operating Expenses	$2,214,875	$1,948,525	$2,104,703	$2,139,709	$2,164,938	$10.86

Net Operating Income	$2,591,450	$3,260,141	$3,268,123	$3,439,614	$3,926,895	$19.70
TI/LC	0	0	0	0	225,047	1.13
Capital Expenditures	0	0	0	0	39,876	0.20
Net Cash Flow	$2,591,450	$3,260,141	$3,268,123	$3,439,614	$3,661,972	$18.37

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 5/1/2013 and rent steps through 7/31/2014.
(3)	Other income includes signage income, roof rent and other miscellaneous items.

■	Appraisal. According to the appraisal, the Pinnacle in Kierland Phase IV Property had an “as-is” appraised value of $61,500,000 as of an effective date of March 27, 2013.

■
Environmental Matters.  According to a Phase I environmental report, dated March 27, 2013, there are no recognized environmental conditions or recommendations for further action at the Pinnacle in Kierland Phase IV Property.

■
Market Overview and Competition.  The Pinnacle in Kierland Phase IV Property is located within the Submarket 13, which contains 4.9 million SF of Class A office space at a vacancy level of 20.7% as of the 4th quarter 2012, and rents that range between $19.00-$31.00 per SF. According to the appraisal, the Pinnacle in Kierland Phase IV Property’s direct comparables report occupancy levels higher than the submarket vacancy level of 20.7% due to the proximity to executive housing, Scottsdale Airport, Loop 101 freeway, and upscale retail amenities at Kierland Commons and Scottsdale Quarter.  The Pinnacle in Kierland Phase IV Property is approximately 2 miles south of Arizona State Route 101 and is accessible to metropolitan Phoenix.  The Pinnacle in Kierland Phase IV Property is located within the Kierland Master Development which also includes the 732-key Westin Kierland Resort and Spa and Kierland Commons lifestyle center. The Pinnacle in Kierland Phase IV Property’s competitive set in the submarket has an average occupancy rate of 92.3% and rental rates ranging from of $23.00-$32.00 per SF.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PINNACLE IN KIERLAND PHASE IV

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Pinnacle in Kierland Phase IV Property:

Office Lease Comparables(1)
	Pinnacle in Kierland Phase IV	Max at Kierland	Scottsdale Quarter	Promenade Corporate Center Bldg A	Pinnacle In Kierland II
Year Built	2007	2008	2009	2004	2002
Total GLA	199,382	258,312	179,197	125,260	82,000
Total Occupancy	93%	92%	96%	87%	96%
Quoted Rent Rate per SF	NA	$30-31	$30	$26-27	$26
Expense Basis	Gross	Gross	Gross	Gross	Gross

(1)	Source: Appraisal.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the Pinnacle in Kierland Phase IV Property:

Office Sales Comparables(1)
Property Name	City	Sale Date	Year Built	GLA (SF)	Sale Price	Sale Price per SF	Occupancy
Pinnacle in Kierland Phase IV	Scottsdale	NAP	2007	199,382	NAP	NAP	93%
Hayden Ferry Lakeside II	Tempe	February 2012	2007	299,540	$86,000,000	$287.11	92%
Max at Kierland	Scottsdale	May 2012	2008	258,312	$79,000,000	$305.83	90%
Fender Building	Scottsdale	December 2012	1999/2011	127,750	$29,850,000	$233.66	100%
24th at Camelback	Phoenix	December 2012	2000	301,909	$81,000,000	$268.29	86%
Tempe Gateway	Tempe	December 2012	2009	263,936	$66,100,000	$250.44	74%

(1)	Source: Appraisal.

■
The Borrower.  The borrower is Scottsdale Kierland IV, L.L.C., a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pinnacle in Kierland Phase IV Loan.  The borrower is owned by trusts created for the benefit of the family members of Austin O. Furst, an individual who is the non-recourse carveout guarantor under the Pinnacle in Kierland Phase IV Loan.

■
Escrows.  During the continuance of an event of default under the Pinnacle at Kierland Phase IV Loan, the lender will establish a tax and insurance reserve.  If the borrower fails to deliver evidence that the applicable taxes and insurance premiums for the policy year have been paid at least 5 business days prior to the date such amounts become delinquent, then to the extent there is a continuing event of default under the Pinnacle at Kierland Phase IV Loan, the borrower is required to fund the tax and insurance reserve account on each due date in an amount equal to one-twelfth of the amount sufficient to pay taxes and insurance premiums over the then succeeding twelve month period, provided that if after the first funding of the tax and insurance reserve, the borrower pays (or causes to be paid) the amount of the next installment of taxes and insurance premiums at least 5 business days prior to the date such amounts become delinquent, then no subsequent monthly fundings will be required, unless and until the borrower subsequently fails to deliver the required evidence, from and after which time the tax and insurance reserve is required to be funded monthly for the remainder of the term of the Pinnacle at Kierland Phase IV Loan.  In addition, on each due date during the continuance of an event of default, the borrower is required to fund a capital expenditure reserve in the monthly amount of $3,322.92.

■	Lockbox and Cash Management. None.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PINNACLE IN KIERLAND PHASE IV

■
Property Management.  The Pinnacle in Kierland Phase IV Property is currently managed by Furst Properties, L.L.C., an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the Pinnacle in Kierland Phase IV Property may not be managed by any other party, other than a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may replace or require the borrower to replace the property manager during the continuance of an event of default under the Pinnacle in Kierland Phase IV Loan, following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, during the continuance of a material default by the property manager under the management agreement after the expiration of any applicable cure period, if the property manager files or is the subject of a petition in bankruptcy, if a trustee or receiver is appointed for the property manager’s assets, if the property manager makes an assignment for the benefit of creditors or if the property manager is adjudicated insolvent.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Pinnacle in Kierland Phase IV Property, plus eighteen months of rental loss and/or business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Pinnacle in Kierland Phase IV Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (not including the terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  The terrorism insurance is required to contain a deductible that is approved by the lender, is no larger than is customary for similar policies covering similar properties in the geographic market in which the Pinnacle in Kierland Phase IV Property is located and is no larger than $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Pinnacle in Kierland Phase IV Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STIRLING LAFAYETTE SHOPPING CENTER

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STIRLING LAFAYETTE SHOPPING CENTER

Stirling Lafayette Shopping Center
SWC of I-10 and Louisiana Avenue
Lafayette, LA 70501
Lafayette
Green Lawn Memorial Park
Northgate Mall
Galeries Lafayette Shopping Center
Calvery Cemetery
Four Corners Shopping Center
University Medical Center
Cajun Field
Our Lady Lourdes Medical Center
University Square Shopping Center
Blackham Coliseum
University Of Louisiana Lafayette
LAFAYETTE REGIONAL AIRPORT
Fair Oaks Plaza Shopping Center
The Regional Medical Center Of Acadiana
The Mall Of Acadiana
CAMERON ST
W CONGRESS ST
E ALEXANDER ST
E WILLOW ST
W WILLOW ST
E PONT DES MOUTON RD
CARMEL DR
SURREY ST
E UNIVERSITY AVE
S COLLEGE RD
DOUCET RD
BRENTWOOD BLVD
W BAYOU PKY
JOHNSTON ST
CAMELLIA BLVD
W PINHOOK RD
MISSOURI
MISSISSIPPI
LOUISIANA
TEXAS
Texarkana
El Dorado
Greenwood
Starkville
Shreveport
Monroe
Ridgeland
Jackson
Natchitoches
Natchez
Alexandria
McComb
Hattiesburg
DeRidder
Baton Rouge
Lake Charles
New Orleans
Gulf of Mexico
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STIRLING LAFAYETTE SHOPPING CENTER

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STIRLING LAFAYETTE SHOPPING CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Lafayette, Louisiana	Cut-off Date Principal Balance		$26,962,035
Property Type	Retail	Cut-off Date Principal Balance per SF		$143.25
Size (SF)	188,217	Percentage of Initial Pool Balance		2.0%
Total Occupancy as of 4/25/2013	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/25/2013	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2008-2013 / NAP	Mortgage Rate		4.1365%
Appraised Value	$33,300,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
Underwritten Revenues	$2,837,575
Underwritten Expenses	$631,375	Escrows
Underwritten Net Operating Income (NOI)	$2,206,200		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,045,127	Taxes	$100,087	$16,681
Cut-off Date LTV Ratio(1)	72.3%	Insurance(3)	$8,150	$3,246
Maturity Date LTV Ratio(2)	59.9%	Replacement Reserves	$0	$2,565
DSCR Based on Underwritten NOI / NCF	1.40x / 1.30x	TI/LC(4)	$0	$13,681
Debt Yield Based on Underwritten NOI / NCF(1)	9.2% / 8.5%	Other(5)	$2,900,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$27,000,000	91.7%	Loan Payoff	$25,968,628	88.2%
Principal’s New Cash Contribution	2,454,819	8.3	Reserves	3,008,237	10.2
			Closing Costs	477,953	1.6

Total Sources	$29,454,819	100.0%	Total Uses	$29,454,819	100.0%

(1)
The Cut-off Date LTV Ratio and Debt Yield Based on Underwritten NOI / NCF are calculated based on the cut-off date principal balance net of the earnout amount of $2,900,000 which will be used to pay down the Stirling Lafayette Shopping Center Loan under certain circumstances as described under “—Escrows” below. The Cut-off Date LTV Ratio without netting the related earnout amount is 81.0% and the Debt Yield Based on Underwritten NOI / NCF without netting the related earnout amount is 8.2% and 7.6%, respectively.

(2)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $36,000,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 64.7%. See “—Appraisal” below.

(3)	At origination, $8,150 was reserved for upfront insurance with an additional $3,597 funded post origination.
(4)	TI/LC reserve is capped at $800,000.
(5)
Other reserves represent an earnout reserve which was held back at origination related to the completion of an additional approximately 17,000 SF of retail space that is currently under construction. See “—Escrows” below.

■
The Mortgage Loan. The mortgage loan (the “Stirling Lafayette Shopping Center Loan”) is evidenced by a note in the original principal amount of $27,000,000 and is secured by a first mortgage encumbering a retail building located in Lafayette, Louisiana (the “Stirling Lafayette Shopping Center Property”).  The Stirling Lafayette Shopping Center Loan was originated by Goldman Sachs Mortgage Company on May 24, 2013 and represents approximately 2.0% of the Initial Pool Balance.  The note evidencing the Stirling Lafayette Shopping Center Loan has an outstanding principal balance as of the Cut-off Date of $26,962,035 and has an interest rate of 4.1365% per annum.  The proceeds of the Stirling Lafayette Shopping Center Loan were used to refinance existing debt on the Stirling Lafayette Shopping Center Property.

The Stirling Lafayette Shopping Center Loan has a term of 120 months and has a remaining term of 119 months. The Stirling Lafayette Shopping Center Loan requires payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date is the due date in June 2023. Voluntary prepayment of the Stirling Lafayette Shopping Center Loan is prohibited prior to March 6, 2023. Provided that no event of default is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The Stirling Lafayette Shopping Center Property is an approximately 188,217 SF retail power center located in Lafayette, Louisiana and was constructed in phases from 2008 to 2013. The Stirling Lafayette Shopping Center Property is currently expanding to add an additional 17,000 SF of retail space which will bring the total owned net rentable area to approximately 205,217 SF.  Ulta and Cato have executed leases and are expected to take possession of their respective spaces, representing approximately 82.4% of the expansion space, between August and September of 2013 and open for business and begin paying rent between October and November of 2013. Ulta executed a 10-year lease for approximately 10,000 SF and will pay base rent of $160,000 ($16.00 per SF). Cato executed a lease expiring on January 31, 2021 for approximately 4,000

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STIRLING LAFAYETTE SHOPPING CENTER

SF and will pay base rent of $70,000 ($17.50 per SF). The Stirling Lafayette Shopping Center Property is located in the Lafayette metropolitan statistical area on the southwest corner of Interstate 10 and Louisiana Avenue, and has access and visibility from both thoroughfares. The Stirling Lafayette Shopping Center Property’s space that constitutes collateral for the Stirling Lafayette Shopping Center Loan totals approximately 188,217 SF and includes tenants such as Academy Sports, Office Depot, Petco and Ross Dress for Less. Target and JCPenney are also located at the Stirling Lafayette Shopping Center Property but are not part of the collateral for the Stirling Lafayette Shopping Center Loan. As of April 25, 2013, excluding the expansion space, the Total Occupancy and Owned Occupancy were 100.0%.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Stirling Lafayette Shopping Center Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
Anchors
Target(2)	A- / A2 / A+	125,000	29.9%	No	$2,542	$0.02	NA	NA	NA	NA
JCPenney(2)	NR / NR / CCC+	105,000	25.1	No	$82,876	$0.79	NA	NA	NA	NA
Academy Sports	NR / NR / NR	69,275	16.6	Yes	$672,287	$9.70	8/31/2026	NA	NA	3, 5-year options
Total Anchors		299,275	71.6%

Jr. Anchors
Office Depot	NR / Caa1 / B-	21,017	5.0%	Yes	$353,588	$16.82	12/31/2018	NA	NA	3, 5-year options
Petco	NR / B3 / B	16,000	3.8	Yes	$303,264	$18.95	1/31/2020	NA	NA	4, 5-year options
Ross Dress for Less	NR / NR / A-	25,000	6.0	Yes	$302,136	$12.09	1/31/2019	NA	NA	4, 5-year options
Total Jr. Anchors		62,017	14.8%

Occupied In-line		52,560	12.6%		$1,210,399	$23.03
Occupied Outparcel/Other		4,365	1.0%		$76,555	$17.54
Vacant Spaces		0	0.0%		$0	$0.00
Total Owned SF		188,217	45.0%
Total SF		418,217	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant is not part of the collateral, however, contributes to common area maintenance.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Stirling Lafayette Shopping Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost	Renewal / Extension Options
Academy Sports	NR / NR / NR	69,275	36.8%	$606,156	24.2%	$8.75	8/31/2026	NA	NA	3, 5-year options
Office Depot	NR / Caa1 / B-	21,017	11.2	297,391	11.9	14.15	12/31/2018	NA	NA	3, 5-year options
Petco	NR / B3 / B	16,000	8.5	260,000	10.4	16.25	1/31/2020	NA	NA	4, 5-year options
Ross Dress for Less	NR / NR / A-	25,000	13.3	250,000	10.0	10.00	1/31/2019	NA	NA	4, 5-year options
Dress Barn	NR / NR / BB-	7,500	4.0	142,500	5.7	19.00	6/30/2019	$107	20.9%	2, 5-year options
Lane Bryant/Cacique	NR / NR / NR	7,040	3.7	123,200	4.9	17.50	10/31/2018	$151	13.9%	3, 5-year options
Verizon	A / A3 / A-	4,000	2.1	120,000	4.8	30.00	5/31/2019	NA	NA	2, 5-year options
Rack Room Shoes	NR / NR / NR	6,050	3.2	114,950	4.6	19.00	1/31/2020	$184	12.2%	1, 5-year option
Rue 21	NR / NR / NR	4,950	2.6	84,150	3.4	17.00	1/31/2020	$252	8.0%	2, 5-year options
AT&T	A / A3 / A-	3,300	1.8	79,200	3.2	24.00	12/31/2013	NA	NA	2, 5-year options
Ten Largest Owned Tenants		164,132	87.2%	$2,077,547	82.9%	$12.66
Remaining Owned Tenants		24,085	12.8	427,238	17.1	17.74
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		188,217	100.0%	$2,504,785	100.0%	$13.31

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include non-owned tenants.
(3)	Tenant Sales are as of 12/31/2012.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STIRLING LAFAYETTE SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Stirling Lafayette Shopping Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	3,300	1.8	1.8%	79,200	3.2	24.00	1
2014	1,400	0.7	2.5%	36,400	1.5	26.00	1
2015	5,000	2.7	5.2%	19,095	0.8	3.82	1
2016	0	0.0	5.2%	0	0.0	0.00	0
2017	2,310	1.2	6.4%	60,060	2.4	26.00	2
2018	33,407	17.7	24.1%	522,166	20.8	15.63	4
2019	42,160	22.4	46.5%	662,608	26.5	15.72	6
2020	27,000	14.3	60.9%	459,100	18.3	17.00	3
2021	0	0.0	60.9%	0	0.0	0.00	0
2022	0	0.0	60.9%	0	0.0	0.00	0
2023	0	0.0	60.9%	0	0.0	0.00	0
2024 & Thereafter	73,640	39.1	100.0%	666,156	26.6	9.05	2
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	188,217	100.0%		$2,504,785	100.0%	$13.31	20

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Stirling Lafayette Shopping Center Property:

Historical Leased %(1)(2)
	2010	2011	2012
Owned Space	61.5%	74.2%	100.0%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.
(2)	Stirling Lafayette Shopping Center Property was developed in phases from 2008 to 2013 and the historical occupancy demonstrates lease up over time.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Stirling Lafayette Shopping Center Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 3/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,700,213	$1,918,046	$2,319,440	$2,355,526	$2,504,785	$13.31
Overage Rent	0	0	1,077	2,960	0	0.00
Other Rental Revenue(3)	499	1,314	2,936	3,822	2,812	0.01
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$1,700,712	$1,919,360	$2,323,453	$2,362,308	$2,507,597	$13.32
Total Reimbursables	255,032	403,626	553,695	505,777	498,863	2.65
Other Income	0	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	0	(168,885)	(0.90)
Effective Gross Income	$1,955,744	$2,322,986	$2,877,148	$2,868,085	$2,837,575	$15.08

Total Operating Expenses	$505,400	$549,437	$610,285	$619,381	$631,375	$3.35

Net Operating Income	$1,450,344	$1,773,549	$2,266,863	$2,248,703	$2,206,200	$11.72
TI/LC	0	0	0	0	133,495	0.71
Capital Expenditures	0	0	0	0	27,578	0.15
Net Cash Flow	$1,450,344	$1,773,549	$2,266,863	$2,248,703	$2,045,127	$10.87

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 4/25/2013 rent roll with rent steps through 7/31/2014 but does not include the revenue under the executed leases for Ulta and Cato.
(3)	Other rental revenue consists of other tenant reimbursements.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STIRLING LAFAYETTE SHOPPING CENTER

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Appraisal.  According to the appraisal, the Stirling Lafayette Shopping Center Property had an “as-is” appraised value of $33,300,000 as of an effective date of April 18, 2013.  The appraiser also indicated an “as complete and stabilized” appraised value of $36,000,000 as of November 18, 2013, which assumes the completion of 17,000 SF of new, inline retail space currently under construction and that Cato and Ulta take occupancy and commence paying rent for such space.

■	Environmental Matters. According to a Phase I environmental report, dated May 21, 2013, there are no recognized environmental conditions or recommendations for further action.

■
Market Overview and Competition.  The Stirling Lafayette Shopping Center Property is a retail power center located in Lafayette, Louisiana. The Stirling Lafayette Shopping Center Property is located in the Lafayette metropolitan statistical area on the southwest corner of Interstate 10 and Louisiana Avenue, and has access and visibility from both thoroughfares. The traffic count at this intersection is approximately 70,289 vehicles per day. As of 2013, the population within a five mile radius of the Stirling Lafayette Shopping Center Property was 75,480 with an average household income of $48,725. The Stirling Lafayette Shopping Center Property is anchored by Target and JCPenney (which are not part of the collateral) and Academy Sports, and is located directly off Interstate 10 with a designated exit.

The following table presents certain information relating to the primary competition for the Stirling Lafayette Shopping Center Property:

Competitive Set(1)
	Stirling Lafayette Shopping Center	Crossroads Shopping Center	Ambassador Row Shopping Center	Ambassador Row Courtyard	Acadiana Square Shopping Center	River Marketplace
Distance from Subject	-	9.4 miles	9.5 miles	8.5 miles	8.7 miles	9.1 miles
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Year Built	2008-2013	2004	1982	1984	1991	2004
Total GLA	418,217(2)	184,000	187,678	146,697	227,000	343,000
Total Occupancy	100%	99%	98%	95%	96%	100%
Anchors	Target, JCPenney, Academy Sports	Petco, Ulta Cosmetics	Jackson Hewitt, Big Lots, Fantastic Sam’s, Planet Fitness	Verizon Wireless, Bed Bath & Beyond, Marshall’s	World Market, Books-A-Million	Target, Luxurious Nails, Books-A- Million, Cost Plus

(1)	Source: Appraisal.
(2)	Total GLA includes Non-owned Anchors.

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The Borrower.  The borrower is Stirling Lafayette, L.L.C., a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Stirling Lafayette Shopping Center Loan.  James E. Maurin is the non-recourse carveout guarantor under the Stirling Lafayette Shopping Center Loan.

■
Escrows.  At origination, the borrower funded a tax and insurance reserve in the amount of $100,087 in respect of taxes and $8,150 in respect of insurance premiums with an additional $3,597 funded after origination in respect of insurance premiums.  On each due date, the borrower is required to fund the tax and insurance reserve in an amount equal to one-twelfth of the amount the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve month period. In addition, the borrower is required to establish a tenant improvement and leasing commission reserve, into which the borrower is required to deposit $13,681 monthly, subject to a maximum amount of $800,000, provided that, if the Cato and Ulta earnout is satisfied the borrower may direct any amount up to $500,000 from the Cato and Ulta earnout reserve account be deposited into the tenant improvement and leasing commission reserve prior to May 24, 2014.  If $500,000 is deposited from the earnout reserve, the monthly amount required to be deposited into the tenant improvement and leasing commission reserve will be reduced to $6,250 until the earlier to occur of (i) January 1, 2018 or (ii) the date on which the borrower has drawn a cumulative amount of more than $50,000 from the tenant improvement and leasing commission reserve, at which time the monthly amount required to be deposited into the tenant improvement and leasing commission reserve will be increased to the full amount of $13,681.  The borrower is

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STIRLING LAFAYETTE SHOPPING CENTER

also required to establish a capital expenditure reserve account, into which the borrower is required to deposit $2,565 monthly.

At origination, the borrower funded an earnout reserve in the amount of $2,900,000 related to the occupancy of the space intended to be leased by Cato and Ulta (the “Cato and Ulta Earnout Reserve Account”). Provided that no event of default under the loan agreement is continuing, upon the request of the borrower, the lender will disburse all or a portion of the amounts in the Cato and Ulta Earnout Reserve Account (limited to an amount that results in an Earnout Debt Yield of 9.20%, after such disbursement), so long as certain conditions set forth in the loan documents are satisfied before May 24, 2014, including but not limited to that Cato and Ulta (or a replacement tenant) have executed leases (or subleases) satisfactory to the lender in accordance with the loan documents, have taken possession of their respective premises and have commenced paying rent and reimbursements required to be paid.  In the event that the required conditions have not been satisfied before May 24, 2014, the lender is required to apply all or any part of the funds on deposit in the Cato and Ulta Earnout Reserve Account to prepayment of the Stirling Lafayette Shopping Center Loan and the borrower will be required to pay the related yield maintenance premium; provided that if the borrower has satisfied the conditions as to only one of Cato or Ulta before May 24, 2014, then, provided no event of default under the loan agreement is continuing, the lender will disburse from the Cato and Ulta Earnout Reserve Account an amount that results in an Earnout Debt Yield of 9.20%, after such disbursement, and the lender is required to apply the remaining funds on deposit in the Cato and Ulta Earnout Reserve Account to prepayment of the Stirling Lafayette Shopping Center Loan and the borrower will be required to pay the related yield maintenance premium.

“Earnout Debt Yield” means as of any date, the ratio (expressed as a percentage) calculated by the lender of (i) the net operating income based on (a) the base rent set forth on the rent roll as of the date of calculation multiplied by 12 plus (b) all other operating income (other than base rent) from the Stirling Lafayette Shopping Center Property on a trailing 12-month basis to (ii) (a) the outstanding principal balance of the Stirling Lafayette Shopping Center Loan as of such date minus (b) the balance of funds remaining in the Cato and Ulta Earnout Reserve after a related disbursement.

Furthermore, during the continuance of a Stirling Lafayette Shopping Center Trigger Period (or during an event of default under the Stirling Lafayette Shopping Center Loan at the lender’s sole discretion), the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service, budgeted operating expenses and the funding of required monthly escrows for real estate taxes and insurance, be reserved and held as additional collateral for the Stirling Lafayette Shopping Center Loan.

A “Stirling Lafayette Shopping Center Trigger Period” means (a) any period commencing as of the end of any fiscal quarter in which the net operating income (as calculated under the loan agreement) for the twelve-month period immediately preceding such fiscal quarter is less than $2,014,515.30 (or after the disbursement of all of the funds (or a pro rata portion of the funds) from the Cato and Ulta Earnout Reserve Account, 85% of the net operating income on the date of such disbursement) and terminating as of the end of any two consecutive fiscal quarters in which the net operating income for the twelve-month period immediately preceding each such fiscal quarter is equal to or greater than $2,014,515.30 (or after the disbursement of all of the funds (or a pro rata portion of the funds) from the Cato and Ulta Earnout Reserve Account, 85% of the net operating income on the date of such disbursement), (b) any period commencing when the borrower fails to deliver certain financial reports to the lender as required under the loan agreement and terminating when such reports are so delivered, (c) any period from (i) the date on which Lane Bryant and Office Depot have gone dark or given notice that they intend to vacate their premises, failed to give notice that they intend to renew their respective lease or are the subject of a bankruptcy or similar insolvency proceedings, to (ii) (a) the date on which either Lane Bryant or Office Depot have renewed their respective leases for at least a 5 year term paying at least a minimum rent as described in the loan documents, (b) the date on which such space has been re-let on terms satisfactory to the lender or (c) the date on which either Lane Bryant or Office Depot has affirmed its respective lease and, (d) any period from (i) the date on which any two of Office Depot, Petco and Ross Dress for Less have gone dark, given notice that they intend to vacate their premises, failed to give notice that they intend to renew their respective lease or are subject to a bankruptcy or similar insolvency proceeding, to (ii) (a) the date on which any two of Office Depot, Petco and Ross Dress for Less have renewed their respective leases for at least a 5 year term paying at least a minimum rent as

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STIRLING LAFAYETTE SHOPPING CENTER

described in the loan documents, (b) the date on which such space has been re-let on terms satisfactory to the lender or (c) the date on which any two of Office Depot, Petco and Ross Dress for Less has affirmed its lease.

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Lockbox and Cash Management.  The Stirling Lafayette Shopping Center Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender controlled lockbox account.  The loan documents also require that all cash revenues relating to the Stirling Lafayette Shopping Center Property and all other money received by the borrower or the property manager be deposited into the cash management account or lockbox account once per week.  All amounts in any lockbox account, absent an event of default or Stirling Lafayette Shopping Center Trigger Period, will be remitted directly into an operating account designated and accessible by the borrower and pledged to the lender.  During an event of default under the Stirling Lafayette Shopping Center Loan or Stirling Lafayette Shopping Center Trigger Period, all amounts in the lockbox account will be swept to the lender-controlled cash management account on a daily basis. During the continuance of a Stirling Lafayette Shopping Center Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and the funding of required monthly escrows be reserved and held as additional collateral for the Stirling Lafayette Shopping Center Loan.  During the continuance of an event of default, the lender may apply any funds in the cash management account to amounts payable under the Stirling Lafayette Shopping Center Loan and/or toward the payment of expenses of the Stirling Lafayette Shopping Center Property, in such order of priority as the lender may determine.

■
Property Management.  The Stirling Lafayette Shopping Center Property is currently managed by Stirling Properties, L.L.C., an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the Stirling Lafayette Shopping Center Property may not be managed by any other party, other than a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may replace or require the borrower to replace the property manager during the continuance of an event of default under the Stirling Lafayette Shopping Center Loan, following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, during the continuance of a material default by the property manager under the management agreement after the expiration of any applicable cure period, if the property manager files or is the subject of a petition in bankruptcy, if a trustee or receiver is appointed for the property manager’s assets, if the property manager makes an assignment for the benefit of creditors or if the property manager is adjudicated insolvent.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Stirling Lafayette Shopping Center Property, plus eighteen months of rental loss and/or business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Stirling Lafayette Shopping Center Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (not including the terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  The terrorism insurance is required to contain a deductible that is approved by the lender, is no larger than is customary for similar policies covering similar properties in the geographic market in which the Stirling Lafayette Shopping Center Property is located and is no larger than $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Stirling Lafayette Shopping Center Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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ROCKWALL COMMONS APARTMENTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF I
Location (City/State)	Rockwall, Texas	Cut-off Date Principal Balance		$22,000,000
Property Type(1)	Multifamily	Cut-off Date Principal Balance per Unit		$108,910.89
Size (Units) (1)	202	Percentage of Initial Pool Balance		1.6%
Total Occupancy as of 6/14/2013	98.5%	Number of Related Mortgage Loans(2)		2
Owned Occupancy as of 6/14/2013	98.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	2008 / NAP	Mortgage Rate		4.6550%
Appraised Value	$31,510,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		24
		Borrower Sponsor(3)		Zaffar S. Tabani
Underwritten Revenues	$2,997,850
Underwritten Expenses	$1,041,482	Escrows
Underwritten Net Operating Income (NOI)	$1,936,368		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,885,868	Taxes	$176,685	$, 29,448
Cut-off Date LTV Ratio(2)	70.1%	Insurance	$10,169	$2,542
Maturity Date LTV Ratio (2)	60.1%	Replacement Reserves	$0	$4,208
DSCR Based on Underwritten NOI / NCF(2)	1.48x / 1.43x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	9.2% / 8.8%	Deferred Maintenance	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$22,000,000	100.0%	Loan Payoff	$13,119,777	59.6%
			Principal Equity Distribution	8,494,810	38.6
			Closing Costs	198,559	0.9
			Reserves	186,854	0.8
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%

(1)	The Rockwall Commons Apartments Property also includes approximately 8,500 SF of ground floor retail space.
(2)
The Cut-off Date LTV Ratio, the Maturity Date LTV Ratio, the DSCR Based on Underwritten NOI / NCF and the Debt Yield Based on Underwritten NOI / NCF of the Rockwall Commons Apartments Loan and the Rockwall Commons Office Loan, which are cross-collateralized and cross-defaulted with each other, are presented in the aggregate.

(3)	Zaffar S. Tabani, as Trustee of the 2005 ZST/TBT Descendant’s Trust - T Trust, and Zaffar S. Tabani are the guarantors of the non-recourse carveouts under the Rockwall Commons Apartments Loan.

The following table presents certain information relating to the units and rent at the Rockwall Commons Apartments Property:

Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Yearly Market Rent	Monthly Actual Rent per Unit	Yearly Actual Rent
1 Bed / 1 Bath	131	769	$1,121	$1,762,932	$946	$1,487,050
2 Bed / 2 Bath	67	1,063	1,355	1,089,660	1,297	1,042,920
3 Bed / 2 Bath	4	1,448	1,576	75,648	1,569	75,288
Total / Wtd. Avg.	202	880	$1,208	$2,928,240	$1,075	$2,605,258

Source: As provided by the appraiser with respect to market rents and as provided by the borrower with respect to actual rents.

The following table presents certain information relating to historical leasing at the Rockwall Commons Apartments Property:

Historical Leased %(1)(2)
	2011	2012
Owned Space	98.0%	95.5%

(1)	As provided by the borrower.
(2)	Occupancy is as of December 31 for the specified year and does not include the ground floor retail space.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ROCKWALL COMMONS APARTMENTS

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Rockwall Commons Apartments Property:

Cash Flow Analysis(1)
	2012	TTM 5/31/2013	Underwritten(2)	Underwritten $ per Unit
Base Rent	$2,647,035	$2,636,987	$2,612,112	$12,931.25
Other Income(3)	548,280	569,483	569,483	2,819.22
Total Rent Revenue	$3,195,315	$3,206,470	$3,181,595	$15,750.47
Economic Vacancy & Credit Loss	(309,383)	(230,718)	(203,745)	(1,008.64)
Effective Gross Income	$2,885,932	$2,975,751	$2,977,850	$14,741.83

Total Operating Expenses	$1,030,204	$1,046,398	$1,041,482	$5,155.85

Net Operating Income	$1,855,728	$1,929,353	$1,936,368	$9,585.98
Replacement Reserves	0	0	50,500	250.00
Net Cash Flow	$1,855,728	$1,929,353	$1,885,868	$9,335.98

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten base rent is based on the 4/30/2013 rent roll annualized.
(3)	Underwritten Other Income consists of $183,737 of retail space income and triple-net reimbursements, $80,392 of utility reimbursements and $68,926 of parking income.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ROCKWALL COMMONS OFFICE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF I
Location (City/State)	Rockwall, Texas	Cut-off Date Principal Balance		$2,900,000
Property Type	Office	Cut-off Date Principal Balance per SF		$112.45
Size (SF)	25,789	Percentage of Initial Pool Balance		0.2%
Total Occupancy as of 6/14/2013	100.0%	Number of Related Mortgage Loans		2
Owned Occupancy as of 6/14/2013	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2008 / NAP	Mortgage Rate		4.6550%
Appraised Value	$4,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	24
		Borrower Sponsor(2)	Zaffar S. Tabani
Underwritten Revenues	$518,112
Underwritten Expenses	$173,519	Escrows
Underwritten Net Operating Income (NOI)	$344,593		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$313,647	Taxes	$34,769	$5,795
Cut-off Date LTV Ratio(1)	70.1%	Insurance	$1,354	$339
Maturity Date LTV Ratio(1)	60.1%	Replacement Reserves	$0	$430
DSCR Based on Underwritten NOI / NCF(1)	1.48x / 1.43x	TI/LC	$0	$2,149
Debt Yield Based on Underwritten NOI / NCF(1)	9.2% / 8.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$2,900,000	100.0%	Loan Payoff	$1,729,425	59.6%
			Principal Equity Distribution	1,073,320	37.0
			Closing Costs	61,132	2.1
			Reserves	36,123	1.2
Total Sources	$2,900,000	100.0%	Total Uses	$2,900,000	100.0%

(1)
The Cut-off Date LTV Ratio, the Maturity Date LTV Ratio, the DSCR Based on Underwritten NOI / NCF and the Debt Yield Based on Underwritten NOI / NCF of the Rockwall Commons Apartments Loan and the Rockwall Commons Office Loan, which are cross-collateralized and cross-defaulted with each other, are presented in the aggregate.

(2)	Zaffar S. Tabani, as Trustee of the 2005 ZST/TBT Descendant’s Trust - T Trust, and Zaffar S. Tabani are the guarantors of the non-recourse carveouts under the Rockwall Commons Office Loan.

The following table presents certain information relating to the tenants at the Rockwall Commons Office Property:

Owned Tenants Based On Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Resourcing Edge	NR / NR / NR	11,553	44.8%	$207,954	39.8%	$18.00	1/31/2018	1, 5-year option
L-3 Communications	BBB- / Ba1 / BBB-	6,957	27.0	147,836	28.3	21.25	2/28/2015	2, 3-year options
El Dorado Chemical Co.	NR / NR / NR	4,361	16.9	104,664	20.0	24.00	11/30/2015	2, 5-year options
CSI	NR / NR / NR	1,767	6.9	38,874	7.4	22.00	7/31/2015	NA
Dr. Kennedy	NR / NR / NR	1,151	4.5	23,020	4.4	20.00	12/31/2013	NA
Total		25,789	100.0%	$522,348	100.0%	$20.25
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		25,789	100.0%	$522,348	100.0%	$20.25

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ROCKWALL COMMONS OFFICE

The following table presents the lease rollover schedule at the Rockwall Commons Office Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	1,151	4.5	4.5%	23,020	4.4	20.00	1
2014	0	0.0	4.5%	0	0.0	0.00	0
2015	13,085	50.7	55.2%	291,374	55.8	22.27	3
2016	0	0.0	55.2%	0	0.0	0.00	0
2017	0	0.0	55.2%	0	0.0	0.00	0
2018	11,553	44.8	100.0%	207,954	39.8	18.00	1
2019	0	0.0	100.0%	0	0.0	0.00	0
2020	0	0.0	100.0%	0	0.0	0.00	0
2021	0	0.0	100.0%	0	0.0	0.00	0
2022	0	0.0	100.0%	0	0.0	0.00	0
2023	0	0.0	100.0%	0	0.0	0.00	0
2024 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	25,789	100.0%		$522,348	100.0%	$20.25	5

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Rockwall Commons Office Property:

Historical Leased %(1)(2)
	2011	2012
Owned Space	85.0%	100.0%

(1)	As provided by the borrower.
(2)	Occupancy is as of December 31 for the specified year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Rockwall Commons Office Property:

Cash Flow Analysis(1)
	2012	TTM 5/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$486,730	$521,565	$522,348	$20.25
Overage Rent	0	0	0	0.00
Gross Up Vacancy	0	0	0	0.00
Total Rent	$486,730	$521,565	$522,348	$20.25
Total Reimbursables	37,286	40,590	40,590	1.57
Other Income(3)	11,483	11,468	11,468	0.44
Less Vacancy & Credit Loss	0	0	(56,294)	(2.18)
Effective Gross Income	$535,500	$573,623	$518,112	$20.09

Total Operating Expenses	$167,696	$168,063	$173,519	$6.73

Net Operating Income	$367,804	$405,560	$344,593	$13.36
TI/LC	0	0	25,789	1.00
Capital Expenditures	0	0	5,158	0.20
Net Cash Flow	$367,804	$405,560	$313,647	$12.16

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 4/8/2013.
(3)	Includes parking revenue, late charges and miscellaneous revenue.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SURFSAND RESORT

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF I
Location (City/State)	Cannon Beach, Oregon	Cut-off Date Principal Balance		$22,967,911
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$236,782.59
Size (Rooms)	97	Percentage of Initial Pool Balance		1.7%
Total TTM Occupancy as of 3/31/2013	64.8%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 3/312013	64.8%	Type of Security(1)		Both Fee/Leasehold
Year Built / Latest Renovation	1966 / 1979, 2001, 2006, 2007	Mortgage Rate		4.1800%
Appraised Value	$38,100,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(2)	Stephanie Snyder
Underwritten Revenues	$6,181,636
Underwritten Expenses	$3,127,349	Escrows
Underwritten Net Operating Income (NOI)	$3,054,287		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,807,022	Taxes	$101,619	$14,517
Cut-off Date LTV Ratio	60.3%	Insurance	$171,835	$15,621
Maturity Date LTV Ratio	48.3%	Deferred Maintenance Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF	2.27x / 2.08x	FF&E	$0	$20,605
Debt Yield Based on Underwritten NOI / NCF	13.3% / 12.2%	Other(3)	$21,759	$140,257

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,000,000	100.0%	Loan Payoff	$19,318,184	84.0%
			Principal Equity Distribution	2,964,778	12.9
			Closing Costs	421,827	1.8
			Reserves	295,212	1.3
Total Sources	$23,000,000	100.0%	Total Uses	$23,000,000	100.0%

(1)
The Surfsand Resort Property consists of both the fee simple interest in an approximately 3.29 acre parcel and the leasehold interests in an approximately 0.67 acre unimproved parcel and an approximately 0.40 acre parcel that is subleased for operation as a restaurant.

(2)	Stephanie Snyder is the guarantor of the non-recourse carveouts under the Surfsand Resort Loan.
(3)
A ground lease reserve in the amount of $21,579 was funded at the origination of the Surfsand Resort Loan.  Additionally, the borrower is required to deposit $140,257 into a seasonality reserve on each monthly due date occurring from July through October of each year.  Funds in the seasonality reserve will be disbursed to the borrower in an amount equal to $112,205.60 on each monthly due date occurring from December through April of each year.

The following table presents certain information relating to the 2012 market mix with respect to the Surfsand Resort Property, as provided in the appraisal for the Surfsand Resort Property:

Estimated Accommodated Room Night Demand(1)
Property	Meeting and Group	Leisure
Surfsand Resort	18%	82%

(1)	As provided by the appraiser.

The following table presents certain information relating to the 2012 penetration rates relating to the Surfsand Resort Property, as provided in the appraisal for the Surfsand Resort Property:

2012 Penetration Rates(1)
Property	Occupancy	ADR	RevPAR
Surfsand Resort	118.1%	140.4%	165.8%

(1)	As provided by the appraiser.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SURFSAND RESORT

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Surfsand Resort Property:

Surfsand Resort(1)
	2010	2011	2012	TTM 3/31/2013
Occupancy	59.7%	59.1%	64.8%	64.8%
ADR	$230.33	$235.14	$234.48	$236.04
RevPar	$137.51	$139.04	$151.97	$152.93

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Surfsand Resort Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 3/31/2013	Underwritten	Underwritten $ per Room
Room Revenue	$4,868,471	$4,922,877	$5,380,518	$5,414,612	$5,414,612	$55,821
Restaurant Lease Payments	291,004	301,658	342,616	323,290	323,290	3,333
Other Revenue(2)	363,134	381,244	442,728	443,734	443,734	4,575
Total Revenue	$5,522,609	$5,605,779	$6,165,862	$6,181,636	$6,181,636	$63,728

Room Expense	$1,271,135	$1,217,754	$1,281,392	$1,285,250	$1,285,250	$13,250
Food & Beverage Expense	0	0	0	0	0	0
Other Expense	0	0	0	0	0	0
Total Departmental Expense	$1,271,135	$1,217,754	$1,281,392	$1,285,250	$1,285,250	$13,250
Total Undistributed Expense	1,160,675	1,186,477	1,286,516	1,294,983	1,294,983	13,350
Total Fixed Charges	452,936	465,809	506,885	525,582	547,115	5,640
Total Operating Expenses	$2,884,746	$2,870,040	$3,074,793	$3,105,815	$3,127,349	$32,241

Net Operating Income	$2,637,863	$2,735,739	$3,091,069	$3,075,821	$3,054,287	$31,487
FF&E	32,840	25,162	46,359	51,128	247,265	2,549
Net Cash Flow	$2,605,023	$2,710,577	$3,044,710	$3,024,693	$2,807,022	$28,938

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Includes conference room, laundry and other miscellaneous revenue.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WAREHOUSE & FLEX PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller		GSMC
Location (City/State)	Various, Pennsylvania	Cut-off Date Principal Balance		$22,400,000
Property Type	Industrial	Cut-off Date Principal Balance per SF		$103.50
Size (SF)	216,415	Percentage of Initial Pool Balance		1.7%
Total Occupancy as of 6/1/2013	93.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2013	93.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		5.2360%
Appraised Value	$32,400,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		300
		Original Interest Only Period (Months)	NAP
		Borrower Sponsor(1)	Frank L. Seidman, Francis L. Donato, Gabriel W. Spector and Daniel J. Maguire, Jr.
Underwritten Revenues	$2,742,697
Underwritten Expenses	$549,504	Escrows
Underwritten Net Operating Income (NOI)	$2,193,193		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,972,432	Taxes	$248,475	$27,608
Cut-off Date LTV Ratio	69.1%	Insurance	$15,006	$3,752
Maturity Date LTV Ratio	52.1%	Replacement Reserves	$0	$6,847
DSCR Based on Underwritten NOI / NCF	1.36x / 1.23x	TI/LC(2)	$2,275,000	$0
Debt Yield Based on Underwritten NOI / NCF	9.8% / 8.8%	Other(3)	$16,560	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$22,400,000	100.0%	Loan Payoff	$18,764,264	83.8%
			Reserves	2,555,042	11.4
			Principal Equity Distribution	674,083	3.0
			Closing Costs	406,611	1.8
Total Sources	$22,400,000	100.0%	Total Uses	$22,400,000	100.0%

(1)	Frank L. Seidman, Francis L. Donato, Gabriel W. Spector and Daniel J. Maguire, Jr. are the guarantors of the non-recourse carveouts under the Warehouse & Flex Portfolio Loan.
(2)
$2,275,000 was reserved at origination for major tenant lease rollover during the loan term. TI/LC reserve is capped at $2,275,000. TI/LC contributions of $16,667 per month will be collected commencing July 2015 if the balance in the TI/LC reserve account is less than $2,275,000.

(3)	Other upfront reserve represents a deferred maintenance reserve ($16,560).

The following table presents certain information relating to the Warehouse & Flex Portfolio Properties:

Property Name	City	State	Total GLA	Occupancy	Allocated Cut-off Date Loan Amount	% of Allocated Cut-off Date Loan Amount	Year Built / Renovated	Appraised Value	UW NCF	UW NCF per SF
1515 Grundy’s Lane	Bristol	PA	85,000	84.1%	$10,923,457	48.8%	2000, 2002 / NAP	$15,800,000	$963,197	$11.33
1501 Grundy’s Lane	Bristol	PA	50,000	100.0%	5,046,913	22.5	2000 / NAP	7,300,000	449,396	8.99
311 Sinclair Road	Bristol	PA	40,500	100.0%	3,664,198	16.4	1991 / 2001	5,300,000	294,898	7.28
1100 Wheeler Way	Langhorne	PA	40,915	100.0%	2,765,432	12.3	1979 / 2003	4,000,000	264,941	6.48
Total / Wtd. Avg.			216,415	93.8%	$22,400,000	100.0%		$32,400,000	$1,972,432	$9.11

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WAREHOUSE & FLEX PORTFOLIO

The following table presents certain information relating to the tenants at the Warehouse & Flex Portfolio Properties:

Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
L-3 Communications	NR / Ba1 / BBB-	71,500	33.0%	$1,076,790	44.6%	$15.06	12/1/2015	NA
Asset Management Specialists(2)	NR / NR / NR	40,500	18.7	453,600	18.8	11.20	9/30/2015	1, 5-year option
Vestcom New Century	NR / NR / NR	41,667	19.3	439,587	18.2	10.55	3/30/2015	1, 5-year option
United Electric	NR / NR / NR	40,915	18.9	326,093	13.5	7.97	12/31/2018	2, 5-year-options
Southeastern Health	NR / NR / NR	8,333	3.9	120,829	5.0	14.50	3/31/2019	NA
Largest Tenants		202,915	93.8%	$2,416,898	100.0%	$11.91
Remaining Tenants		0	0.0	0	0.0	0.00
Vacant		13,500	6.2	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		216,415	100.0%	$2,416,898	100.0%	$11.91

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Asset Management Specialists has an option to terminate its lease on 9/30/2014 with notice by 3/31/2014.

The following table presents the lease rollover schedule at the Warehouse & Flex Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	153,667	71.0	71.0%	1,969,977	81.5	12.82	3
2016	0	0.0	71.0%	0	0.0	0.00	0
2017	0	0.0	71.0%	0	0.0	0.00	0
2018	40,915	18.9	89.9%	326,093	13.5	7.97	1
2019	8,333	3.9	93.8%	120,829	5.0	14.50	1
2020	0	0.0	93.8%	0	0.0	0.00	0
2021	0	0.0	93.8%	0	0.0	0.00	0
2022	0	0.0	93.8%	0	0.0	0.00	0
2023	0	0.0	93.8%	0	0.0	0.00	0
2024 & Thereafter	0	0.0	93.8%	0	0.0	0.00	0
Vacant	13,500	6.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	216,415	100.0%		$2,416,898	100.0%	$11.91	5

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Warehouse & Flex Portfolio Properties:

Historical Leased %(1)

	2010	2011	2012
Owned Space	79.0%	90.0%	93.0%

(1)	As provided by the borrower which reflects average occupancy for the year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WAREHOUSE & FLEX PORTFOLIO

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Warehouse & Flex Portfolio Properties:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 4/30/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,782,245	$2,148,170	$2,213,374	$2,332,276	$2,416,898	$11.17
Overage Rent	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$1,782,245	$2,148,170	$2,213,374	$2,332,276	$2,416,898	$11.17
Total Reimbursables	375,564	367,810	400,956	426,069	432,419	2.00
Parking Income	0	0	0	0	0	0.00
Other Income	31,506	912	2,444	0	0	0.00
Vacant Leased at Market	0	0	0	0	238,275	1.10
Less Vacancy & Credit Loss	0	0	0	0	(344,895)	(1.59)
Effective Gross Income	$2,189,315	$2,516,892	$2,616,774	$2,758,345	$2,742,698	$12.67

Total Operating Expenses	$537,371	$546,635	$522,671	$537,833	$549,504	$2.54

Net Operating Income	$1,651,944	$1,970,257	$2,094,103	$2,220,512	$2,193,193	$10.13
TI/LC	0	0	0	0	138,604	0.64
Capital Expenditures	0	0	0	0	82,158	0.38
Net Cash Flow	$1,651,944	$1,970,257	$2,094,103	$2,220,512	$1,972,432	$9.11

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 6/1/2013 and rent steps through 7/31/2014.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

INNOVATION CENTER OF VERMONT

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GSMC
Location (City/State)	Burlington, Vermont		Cut-off Date Principal Balance		$22,393,448
Property Type	Office		Cut-off Date Principal Balance per SF		$108.80
Size (SF)	205,825		Percentage of Initial Pool Balance		1.7%
Total Occupancy as of 5/21/2013	88.3%		Number of Related Mortgage Loans		None
Owned Occupancy as of 5/21/2013	88.3%		Type of Security		Fee Simple
Year Built / Latest Renovation	1894 / 2010		Mortgage Rate		4.1330%
Appraised Value	$29,900,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		360
			Original Interest Only Period (Months)	NAP
			Borrower Sponsor(1)	Charles M. Bayer, Jr.
Underwritten Revenues	$3,837,377
Underwritten Expenses	$1,216,687		Escrows
Underwritten Net Operating Income (NOI)	$2,620,690			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,338,897		Taxes	$73,408	$36,704
Cut-off Date LTV Ratio	74.9%		Insurance	$18,092	$2,585
Maturity Date LTV Ratio	59.9%		Replacement Reserves	$0	$5,832
DSCR Based on Underwritten NOI / NCF	2.01x / 1.79x		TI/LC(2)	$0	$12,864
Debt Yield Based on Underwritten NOI / NCF	11.7% / 10.4%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$22,425,000	100.0%	Recapitalization	$21,868,515	97.5%
			Closing Costs	464,986	2.1
			Reserves	91,499	0.4

Total Sources	$22,425,000	100.0%	Total Uses	$22,425,000	100.0%

(1)	Charles M. Bayer, Jr. is the guarantor of the non-recourse carveouts under the Innovation Center of Vermont Loan.
(2)	TI/LC reserve is capped at $231,553.

The following table presents certain information relating to the tenants at the Innovation Center of Vermont Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
VEIC	NR / NR / NR	51,103	24.8%	$932,630	31.1%	$18.25	3/31/2021	2, 5-year options
GSA – Dept. of Veterans Affairs(2)	AA / Aa2 / AA	21,582	10.5	480,088	16.0	22.24	8/28/2023	NA
Dealer.com(3)	NR / NR / NR	39,320	19.1	384,746	12.8	9.79	5/16/2028	2, 5-year options
PPNNE	NR / NR / NR	18,775	9.1	288,760	9.6	15.38	7/31/2021	2, 5-year options
GSA-IRS(4)	AA / Aa2 / AA	12,997	6.3	272,730	9.1	20.98	1/1/2023	NA
Fletcher Allen Health Care	NR / NR / NR	8,257	4.0	160,423	5.3	19.43	(5)	1, 5-year option
University of Vermont(6)	NR / NR / NR	7,290	3.5	139,608	4.7	19.15	7/1/2014	NA
Hagan & Rinehart Pediatricians	NR / NR / NR	5,890	2.9	84,404	2.8	14.33	4/30/2026	2, 5-year options
CapSite (HIMSS)	NR / NR / NR	4,902	2.4	60,834	2.0	12.41	4/30/2020	2, 5-year options
Congressman Peter Welch(7)	AA / Aa2 / AA	2,305	1.1	56,473	1.9	24.50	1/2/2015	4, 2-year options
Ten Largest Tenants		172,421	83.8%	$2,860,695	95.3%	$16.59
Remaining Tenants		9,351	4.5	141,471	4.7	15.13
Vacant		24,053	11.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		205,825	100.0%	$3,002,166	100.0%	$16.52

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
GSA – Dept. of Veterans Affairs is currently building out its space and is expected to take occupancy and begin paying rent in August 2013. We cannot assure you that GSA – Dept. of Veterans Affairs will take occupancy or begin paying rent as expected or at all.

(3)
Dealer.com is currently building out its space and is expected to take occupancy in December 2013. Rent commencement is expected to occur on the earlier to occur of occupancy and 2/1/2014. Dealer.com has a one-time termination option on 5/17/2021 with 12 months notice.

(4)	GSA – IRS may terminate its lease at any time after 12/31/2017 with 90 days notice.
(5)	Fletcher Allen Health Care has 7,004 SF ($20.35 base rent per SF) expiring on 2/28/2017 and 1,253 SF ($14.28 base rent per SF) expiring on 2/28/2014.
(6)
University of Vermont executed a new lease as of 7/1/2013 at a base rent of $14.50 per SF, expiring on 6/30/2019, with 2, 5-year renewal/extension options and a one-time right to terminate the lease on 6/30/2017 with 9 months notice.

(7)
Congressman Peter Welch is currently building out its space and is expected to take occupancy and begin paying rent in September 2013. The tenant has 4, 2-year renewal/extension options if re-elected. We cannot assure you that Congressman Peter Welch will take occupancy or begin paying rent as expected or at all or that he will be re-elected.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

INNOVATION CENTER OF VERMONT

The following table presents the lease rollover schedule at the Innovation Center of Vermont Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013(2)	2,575	1.3	1.3%	40,980	1.4	15.91	1
2014	8,543	4.2	5.4%	157,500	5.2	18.44	2
2015	2,305	1.1	6.5%	56,473	1.9	24.50	1
2016	6,447	3.1	9.7%	67,479	2.2	10.47	4
2017	7,332	3.6	13.2%	148,531	4.9	20.26	2
2018	1	0.0	13.2%	27,012	0.9	27,012.00	1
2019	0	0.0	13.2%	0	0.0	0.00	0
2020	4,902	2.4	15.6%	60,834	2.0	12.41	1
2021	69,878	34.0	49.5%	1,221,389	40.7	17.48	2
2022	0	0.0	49.5%	0	0.0	0.00	0
2023	34,579	16.8	66.3%	752,818	25.1	21.77	2
2024 & Thereafter	45,210	22.0	88.3%	469,150	15.6	10.38	2
Vacant	24,053	11.7	100.0%	0	0.0	0.00	3
Total / Wtd. Avg.	205,825	100.0%		$3,002,166	100.0%	$16.52	21

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	University of Vermont executed a new lease as of 7/1/2013 at a base rent of $14.50 per SF and expiring on 6/30/2019.

The following table presents certain information relating to historical leasing at the Innovation Center of Vermont Property:

Historical Leased %(1)

	2010	2011	2012
Owned Space	100.0%	62.4%	83.5%

(1)	As provided by the borrower which reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Innovation Center of Vermont Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 5/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$3,181,208	$1,930,546	$2,165,814	$2,364,184	$3,002,166	$14.59
Overage Rent	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	482,984	2.35
Total Rent	$3,181,208	$1,930,546	$2,165,814	$2,364,184	$3,485,150	$16.93
Total Reimbursables	1,997,322	422,602	646,345	826,708	767,490	3.73
Parking Income	0	45,360	46,721	46,721	46,721	0.23
Other Income(3)	6,888	27,984	16,460	9,597	21,000	0.10
Less Vacancy & Credit Loss	0	0	0	0	(482,984)	(2.35)
Effective Gross Income	$5,185,418	$2,426,492	$2,875,340	$3,247,210	$3,837,377	$18.64

Total Operating Expenses	$1,836,714	$1,082,090	$1,116,023	$1,164,249	$1,216,687	$5.91

Net Operating Income	$3,348,704	$1,344,402	$1,759,317	$2,082,961	$2,620,690	$12.73
TI/LC	0	0	0	0	211,813	1.03
Capital Expenditures	0	0	0	0	69,981	0.34
Net Cash Flow	$3,348,704	$1,344,402	$1,759,317	$2,082,961	$2,338,897	$11.36

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 5/21/2013 and rent steps through 7/31/2014.
(3)	Other income includes membership fees for on-site fitness club and other miscellaneous income.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BLACKHAWK ESTATES

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF I
Location (City/State)	Des Plaines, Illinois	Cut-off Date Principal Balance		$19,500,000
Property Type	Manufactured Housing	Cut-off Date Principal Balance per Unit		$39,314.52
Size (Pads)	496	Percentage of Initial Pool Balance		1.5%
Total Occupancy as of 4/30/2013	90.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/30/2013	90.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	1959 / 2010-2011	Mortgage Rate		4.5470%
Appraised Value	$31,290,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(2)		Edward C. Zeman
Underwritten Revenues	$3,314,962
Underwritten Expenses	$1,143,365	Escrows
Underwritten Net Operating Income (NOI)	$2,171,596		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,114,593	Taxes	$71,129	$35,565
Cut-off Date LTV Ratio	62.3%	Insurance	$17,556	$2,508
Maturity Date LTV Ratio(1)	46.6%	Replacement Reserves	$0	$4,750
DSCR Based on Underwritten NOI / NCF	1.82x / 1.77x	Deferred Maintenance	$33,563	$0
Debt Yield Based on Underwritten NOI / NCF	11.1% / 10.8%	Other(3)	$1,500,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$19,500,000	100.0%	Loan Payoff	$14,345,369	73.6%
			Principal Equity Distribution	3,011,579	15.4
			Reserves	1,622,249	8.3
			Closing Costs	520,804	2.7
Total Sources	$19,500,000	100.0%	Total Uses	$19,500,000	100.0%

(1)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $33,900,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 50.5%.
(2)	Edward C. Zeman is the guarantor of the non-recourse carveouts under the Blackhawk Estates Loan.
(3)
A holdback reserve in the amount of $1,500,000 was funded at the origination of the Blackhawk Estates Loan.  The funds in such reserve will not be released to the borrower until December 1, 2013 and then only if the Blackhawk Estates Property achieves a trailing 12-month debt service coverage ratio as calculated under the loan documents equal to or greater than 1.50x.  The borrower may request the release of the reserve no more frequently than once in any three month period.

The following table presents certain information relating to historical leasing at the Blackhawk Estates Property:

Historical Leased %(1)
2012(2)
Owned Space	89.3%

(1)	As provided by the prior owner. Historical occupancy percentages prior to 2012 are not available.
(2)	Occupancy is as of 10/31/2012.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Blackhawk Estates Property:

Cash Flow Analysis(1)
	2010	2011	2012	Trailing 5 Mos 4/30/2013(2)	Underwritten(3)	Underwritten $ per Unit
Base Rent	$2,865,916	$3,075,241	$3,260,544	$3,314,962	$3,659,700	$7,378.43
Other Income(4)	22,400	1,894	15,164	90,637	49,600	100.00
Total Rent Revenue	$2,888,316	$3,077,135	$3,275,708	$3,405,599	$3,709,300	$7,478.43
Economic Vacancy & Credit Loss	0	0	0	0	(394,338)	(795.04)
Effective Gross Income	$2,888,316	$3,077,135	$3,275,708	$3,405,599	$3,314,962	$6,683.39

Total Operating Expenses	$1,973,464	$2,021,754	$1,774,260	$1,110,289	$1,143,365	$2,305.17

Net Operating Income	$914,852	$1,055,381	$1,501,448	$2,295,310	$2,171,596	$4,378.22
Replacement Reserves	0	0	0	0	57,003	114.93
Net Cash Flow	$914,852	$1,055,381	$1,501,448	$2,295,310	$2,114,593	$4,263.29

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Represents 12/1/2012 through 4/30/2013 operating history annualized. The borrower acquired the Blackhawk Estates Property on November 30, 2012.
(3)	Underwritten base rent is based on the 4/30/2013 rent roll annualized.
(4)	Includes late charges and miscellaneous revenue. Under the prior ownership, the majority of other income was reported in base rent.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

FOREST COVE APARTMENTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Mount Prospect, Illinois	Cut-off Date Principal Balance		$18,926,471
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$63,088.24
Size (Units)	300	Percentage of Initial Pool Balance		1.4%
Total Occupancy as of 3/20/2013	92.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/20/2013	92.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1975 / NAP	Mortgage Rate		4.4600%
Appraised Value	$25,400,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(1)		Plato Foufas and
		The Fifth Amendment and Restatement of The KM Settlement
Underwritten Revenues	$3,122,980
Underwritten Expenses	$1,417,896	Escrows
Underwritten Net Operating Income (NOI)	$1,705,084		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,615,084	Taxes	$104,187	$26,047
Cut-off Date LTV Ratio	74.5%	Insurance	$158,656	$14,423
Maturity Date LTV Ratio	60.4%	Replacement Reserves	$409,656	$7,500
DSCR Based on Underwritten NOI / NCF	1.48x / 1.40x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.0% / 8.5%	Deferred Maintenance	$90,344	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$19,000,000	99.7%	Loan Payoff	$12,335,061	64.8%
Other Sources	50,000	0.3	Principal Equity Distribution	5,684,155	29.8
			Reserves	762,843	4.0
			Other Uses	211,785	1.1
			Closing Costs	56,155	0.3

Total Sources	$19,050,000	100.0%	Total Uses	$19,050,000	100.0%

(1)
Plato Foufas, an individual, and The Fifth Amendment and Restatement of The KM Settlement, a trust governed under the laws of Belize, are the guarantors of the non-recourse carveouts under the Forest Cove Apartments Loan.

The following table presents certain information relating to the units and rent at the Forest Cove Apartments Property:

Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Yearly Market Rent	Monthly Actual Rent per Unit	Yearly Actual Rent
1 Bed / 1 Bath (Small)	32	680	$837	$321,408	$678	$260,346
1 Bed / 1 Bath (Medium)	144	686	834	1,441,152	728	1,257,563
1 Bed / 1 Bath (Large)	4	722	802	38,496	802	38,496
2 Bed / 1 Bath	100	836	1,005	1,206,000	983	1,179,662
2 Bed / 1 Bath (Large)	20	886	1,017	244,080	965	231,672
Total / Wtd. Avg.	300	749	$903	$3,251,136	$824	$2,967,739

Source: As provided by the borrower.

The following table presents certain information relating to historical leasing at the Forest Cove Apartments Property:

Historical Leased %(1)(2)
	2010	2011	2012	TTM 2/28/2013
Owned Space	90.1%	91.2%	91.6%	91.3%

(1)	As provided by the borrower.
(2)	Represents average annual occupancy for the indicated year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

FOREST COVE APARTMENTS

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Forest Cove Apartments Property:

Cash Flow Analysis(1)
	2010	2011	2012	TTM 2/28/2013	Underwritten(2)	Underwritten $ per Unit
Base Rent	$2,626,183	$2,761,388	$2,878,930	$2,894,814	$2,967,739	$9,892.46
Other Income	162,885	133,642	135,084	144,557	144,557	481.86
Total Rent Revenue	$2,789,068	$2,895,030	$3,014,014	$3,039,371	$3,112,296	$10,374.32
Utility Reimbursements	123,461	114,224	93,830	91,236	91,236	304.12
Potential Income from Vacant Units	0	0	0	0	242,460	808.20
Economic Vacancy & Credit Loss	(83,114)	(29,987)	(53,111)	(58,925)	(323,012)	(1,076.71)
Effective Gross Income	$2,829,415	$2,979,267	$3,054,733	$3,071,682	$3,122,980	$10,409.93

Total Operating Expenses	$1,655,666	$1,518,536	$1,382,164	$1,388,495	$1,417,896	$4,726.32

Net Operating Income	$1,173,749	$1,460,731	$1,672,569	$1,683,187	$1,705,084	$5,683.61
Replacement Reserves	0	0	0	0	90,000	300.00
Net Cash Flow	$1,173,749	$1,460,731	$1,672,569	$1,683,187	$1,615,084	$5,383.61

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 3/20/2013 rent roll.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RENAISSANCE AT HOBBLE CREEK

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Boise, Idaho	Cut-off Date Principal Balance		$17,800,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$61,805.56
Size (Units)	288	Percentage of Initial Pool Balance		1.3%
Total Occupancy as of 5/17/2013	96.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/17/2013	96.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	1998 / NAP	Mortgage Rate		4.7995%
Appraised Value	$24,600,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(1)	Peter Hollingshead and Thomas A. Cologna
Underwritten Revenues	$2,598,901
Underwritten Expenses	$1,109,565	Escrows
Underwritten Net Operating Income (NOI)	$1,489,336		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,366,936	Taxes	$53,295	$26,648
Cut-off Date LTV Ratio	72.4%	Insurance	$8,652	$3,434
Maturity Date LTV Ratio	59.1%	Replacement Reserves	$10,200	$10,200
DSCR Based on Underwritten NOI / NCF	1.33x / 1.22x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.4% / 7.7%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$17,800,000	97.1%	Loan Payoff	$17,808,217	97.1%
Principal Equity Contribution	539,074	2.9	Closing Costs	458,709	2.5
			Reserves	72,148	0.4

Total Sources	$18,339,074	100.0%	Total Uses	$18,339,074	100.0%

(1)	Peter Hollingshead and Thomas A. Cologna are the guarantors of the non-recourse carveouts under the Renaissance at Hobble Creek Loan.

The following table presents certain information relating to the units and rent at Renaissance at Hobble Creek Property:
Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Yearly Market Rent(1)	Monthly Actual Rent per Unit(2)	Yearly Actual Rent(2)
1 Bed / 1 Bath	48	560	$585	$336,960	$568	$327,168
1 Bed / 1 Bath	48	720	635	365,760	628	361,728
1 Bed / 1 Bath	48	765	644	370,944	631	363,456
1 Bed / 1 Bath Garage	16	830	768	147,456	739	141,888
2 Bed / 1 Bath	16	900	749	143,808	744	142,848
2 Bed / 2 Bath	48	960	773	445,248	759	437,184
2 Bed / 2 Bath	48	1,075	827	476,352	810	466,560
2 Bed / 2 Bath Garage	16	1,040	915	175,680	897	172,224
Total / Avg.	288	834	$712	$2,462,208	$698	$2,413,056

(1)	Source: Appraisal.
(2)	As provided by the borrower.

The following table presents certain information relating to historical leasing at the Renaissance at Hobble Creek Property:

Historical Leased %(1)
	2010	2011	2012	TTM 4/1/2013
Owned Space	96.9%	95.6%	95.9%	96.1%

(1)	As provided by the borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RENAISSANCE AT HOBBLE CREEK

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Renaissance at Hobble Creek Property:

Cash Flow Analysis(1)
	2010	2011	2012	TTM 4/1/2013	Underwritten(2)	Underwritten $ per Unit
Rental Revenue	$2,406,315	$2,345,454	$2,325,727	$2,357,432	$2,413,056	$8,378.67
Other Income	338,847	241,088	268,577	261,748	261,748	908.85
Total Rent Revenue	$2,745,161	$2,586,542	$2,594,304	$2,619,179	$2,674,804	$9,287.51
Utility Reimbursements	63,746	76,916	62,526	61,989	61,989	215.24
Economic Vacancy & Credit Loss	(341,046)	(210,316)	(110,085)	(108,912)	(137,892)	(478.79)
Effective Gross Income	$2,467,861	$2,453,143	$2,546,745	$2,572,257	$2,598,901	$9,023.96

Total Operating Expenses	$1,354,259	$1,089,719	$1,077,529	$1,116,342	$1,109,565	$3,852.66

Net Operating Income	$1,113,602	$1,363,424	$1,469,216	$1,455,915	$1,489,336	$5,171.31
Replacement Reserves	0	0	0	0	122,400	425.00
Net Cash Flow	$1,113,602	$1,363,424	$1,469,216	$1,455,915	$1,366,936	$4,746.31

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 5/17/2013 rent roll.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RIVERCREST SHADOW ANCHORED PORTFOLIO 4

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller		GSMC
Location (City/State)	Various	Cut-off Date Principal Balance		$16,700,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$113.60
Size (SF)	147,005	Percentage of Initial Pool Balance		1.3%
Total Occupancy as of 4/15/2013	98.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/15/2013	98.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate		3.7930%
Appraised Value	$22,415,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		24
		Borrower Sponsor(1)	Florence (Southside) WMS, LLC, Greenville (Whitehorse) WMS, LLC, Shelby (Creekside) WMS, LLC and Greer (Hillview) WMS, LLC
Underwritten Revenues	$2,425,916
Underwritten Expenses	$564,518	Escrows
Underwritten Net Operating Income (NOI)	$1,861,398		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,726,664	Taxes	$107,622	$21,524
Cut-off Date LTV Ratio	74.5%	Insurance	$10,697	$998
Maturity Date LTV Ratio	62.4%	Replacement Reserves	$0	$3,150
DSCR Based on Underwritten NOI / NCF	2.00x / 1.85x	TI/LC(2)	$0	$8,333
Debt Yield Based on Underwritten NOI / NCF	11.1% / 10.3%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,700,000	89.7%	Loan Payoff	$18,252,689	98.0%
Principal’s New Cash Contribution	1,921,216	10.3	Closing Costs	250,208	1.3
			Reserves	118,319	0.6

Total Sources	$18,621,216	100.0%	Total Uses	$18,621,216	100.0%

(1)
Each of the 4 borrower sponsors are wholly owned by WMS Properties, LLC which is controlled by Stanley Werb (22.3619% ownership) and Jonathan Gaines (20.2160% ownership).  Stanley Werb and Jonathan S. Gaines are the guarantors of the non-recourse carveouts under the Rivercrest Shadow Anchored Portfolio 4 Loan.

(2)	TI/LC reserves are capped at $300,000.

The following table presents certain information relating to the Rivercrest Shadow Anchored Portfolio 4 Properties:

Property Name	City	State	Total GLA	Occupancy	Allocated Cut-off Date Loan Amount	% of Allocated Cut-off Date Loan Amount	Year Built / Renovated	Appraised Value	UW NCF	UW NCF per SF
Creekside Plaza	Shelby	NC	42,940	100.0%	$4,878,052	29.2%	1999 / NAP	$6,640,000	$520,497	$12.12
Southside Commons	Florence	SC	37,401	96.8%	4,248,813	25.4	1999 / NAP	5,860,000	457,808	12.24
White Horse Commons	Greenville	SC	33,628	100.0%	3,820,194	22.9	1999 / NAP	5,365,000	404,042	12.02
Hillview Plaza	Greer	SC	33,036	96.4%	3,752,941	22.5	1998 / NAP	4,550,000	344,317	10.42
Total / Wtd. Avg.			147,005	98.4%	$16,700,000	100.0%		$22,415,000	$1,726,664	$11.75

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RIVERCREST SHADOW ANCHORED PORTFOLIO 4

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Rivercrest Shadow Anchored Portfolio 4 Properties:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Cato(3)	NR / NR / NR	17,920	12.2%	$219,760	10.5%	$12.26	(3)	$151	10.1%	(3)
Dollar Tree(4)	NR / NR / NR	13,300	9.0	162,925	7.8	12.25	(4)	$191	7.9%	NA
Gamestop(5)	NR / NR / NR	8,400	5.7	158,900	7.6	18.92	(5)	$711	3.7%	(5)
Shoe Show/Shoe Dept.(6)	NR / NR / NR	11,060	7.5	150,041	7.1	13.57	(6)	$183	9.1%	(6)
By Essence(7)	NR / NR / NR	8,500	5.8	118,500	5.6	13.94	(7)	$79	21.1%	NA
PetSmart	NR / NR / BB+	6,604	4.5	108,966	5.2	16.50	4/30/2023	NA	NA	3, 5-year options
Sally Beauty(8)	NR / NR / NR	6,300	4.3	94,650	4.5	15.02	(8)	$309	5.8%	NA
It’s Fashion(9)	NR / NR / NR	6,320	4.3	84,540	4.0	13.38	(9)	$166	9.8%	(9)
H&R Block(10)	NR / NR / NR	5,100	3.5	76,030	3.6	14.91	(10)	NA	NA	(10)
Hibbett Sports(11)	NR / NR / NR	6,000	4.1	60,000	2.9	10.00	7/31/2014	$123	10.5%	NA
Ten Largest Owned Tenants		89,504	60.9%	$1,234,312	58.8%	$13.79
Remaining Owned Tenants		55,096	37.5	865,759	41.2	15.71
Vacant Spaces (Owned Space)		2,405	1.6	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		147,005	100.0%	$2,100,071	100.0%	$14.52

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales as of 12/31/2012.
(3)
Cato has 4 spaces located at the Rivercrest Shadow Anchored Portfolio 4 Properties: Cato – Creekside Plaza (4,720 SF, $12.50 base rent per SF, 1/31/2015 lease expiration and 1, 5-year renewal/extension option); Cato – Hillview Plaza (4,240 SF, $11.75 base rent per SF, 1/31/2014 lease expiration and 1, 5-year renewal/extension option); Cato – Southside Commons (4,240 SF, $12.25 base rent per SF, 1/31/2014 lease expiration and 1, 5-year renewal/extension option); and Cato – White Horse Commons (4,720 SF, $12.50 base rent per SF, 1/31/2014 lease expiration and 1, 5-year renewal/extension option).

(4)
Dollar Tree has 3 spaces located at the Rivercrest Shadow Anchored Portfolio 4 Properties: Dollar Tree – Hillview Plaza (4,300 SF, $12.25 base rent per SF, 9/30/2013 lease expiration and no renewal/extension options); Dollar Tree – Southside Commons (4,500 SF, $12.25 base rent per SF, 3/31/2014 lease expiration and no renewal/extension options); and Dollar Tree – White Horse Commons (4,500 SF, $12.25 base rent per SF, 3/31/2014 lease expiration and no renewal/extension options).

(5)
Gamestop has 4 spaces located at the Rivercrest Shadow Anchored Portfolio 4 Properties: Gamestop – Creekside Plaza (1,400 SF, $23.50 base rent per SF, 1/31/2014 lease expiration and 1, 5-year renewal/extension option); Gamestop – Hillview Plaza (3,000 SF, $16.00 base rent per SF, 1/31/2016 lease expiration and no renewal/extension options); Gamestop – Southside Commons (2,000 SF, $19.00 base rent per SF, 1/31/2016 lease expiration and no renewal/extension options); and Gamestop – White Horse Commons (2,000 SF, $20.00 base rent per SF, 1/31/2014 lease expiration and no renewal/extension options). Sales per SF noted above are for the Gamestop – Creekside Plaza Property.

(6)
Shoe Show/Shoe Dept. has 3 spaces located at the Rivercrest Shadow Anchored Portfolio 4 Properties: Shoe Dept. – Creekside Plaza (4,500 SF, $14.25 base rent per SF, 11/30/2016 lease expiration and 1, 5-year renewal/extension option); Shoe Show – Hillview Plaza (3,360 SF, $12.00 base rent per SF, 10/31/2013 lease expiration and no renewal/extension options); and Shoe Show – White Horse Commons (3,200 SF, $14.25 base rent per SF, 7/31/2014 lease expiration and no renewal/extension options).

(7)
By Essence has 2 spaces located at the Rivercrest Shadow Anchored Portfolio 4 Properties: By Essence – Hillview Plaza (4,000 SF, $12.75 base rent per SF, 12/31/2015 lease expiration and no renewal/extension options); and By Essence – Southside Commons (4,500 SF, $15.00 base rent per SF, 3/31/2014 lease expiration and no renewal/extension options).

(8)
Sally Beauty has 4 spaces located at the Rivercrest Shadow Anchored Portfolio 4 Properties: Sally Beauty – Creekside Plaza (1,600 SF, $17.25 base rent per SF, 7/31/2014 lease expiration and no renewal/extension options); Sally Beauty – Hillview Plaza (1,500 SF, $13.50 base rent per SF, 9/30/2013 lease expiration and no renewal/extension options); Sally Beauty – Southside Commons (1,600 SF, $14.75 base rent per SF, 3/31/2014 lease expiration and no renewal/extension options); and Sally Beauty – White Horse Commons (1,600 SF, $14.50 base rent per SF, 3/31/2014 lease expiration and no renewal/extension options).

(9)
It’s Fashion has 2 spaces located at the Rivercrest Shadow Anchored Portfolio 4 Properties: It’s Fashion – Southside Commons (3,120 SF, $13.25 base rent per SF, 1/31/2014 lease expiration and 1, 3-year renewal/extension option); and It’s Fashion – White Horse Commons (3,200 SF, $13.50 base rent per SF, 1/31/2017 lease expiration and no renewal/extension options).

(10)
H&R Block has 2 spaces located at the Rivercrest Shadow Anchored Portfolio 4 Properties: H&R Block – Creekside Plaza (1,600 SF, $20.00 base rent per SF, 4/30/2017 lease expiration and 1, 5-year renewal/extension option); and H&R Block – Southside Commons (3,500 SF, $12.58 base rent per SF, 4/30/2016 lease expiration and no renewal/extension options).

(11)	Hibbett Sports has a one-time termination option on 7/31/2013 with 30 days notice.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RIVERCREST SHADOW ANCHORED PORTFOLIO 4

The following table presents certain information relating to the lease rollover schedule at the Rivercrest Shadow Anchored Portfolio 4 Properties:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013(2)	16,353	11.1	11.1%	207,140	9.9	12.67	5
2014	57,842	39.3	50.5%	799,480	38.1	13.82	22
2015	19,821	13.5	64.0%	306,607	14.6	15.47	9
2016	17,351	11.8	75.8%	274,530	13.1	15.82	7
2017	14,807	10.1	85.8%	213,791	10.2	14.44	5
2018	4,500	3.1	88.9%	80,475	3.8	17.88	2
2019	1,200	0.8	89.7%	21,600	1.0	18.00	1
2020	3,115	2.1	91.8%	51,398	2.4	16.50	1
2021	0	0.0	91.8%	0	0.0	0.00	0
2022	3,007	2.0	93.9%	36,084	1.7	12.00	1
2023	6,604	4.5	98.4%	108,966	5.2	16.50	1
2024 & Thereafter	0	0.0	98.4%	0	0.0	0.00	0
Vacant	2,405	1.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	147,005	100.0%		$2,100,071	100.0%	$14.52	54

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	A Wireless – Southside Commons lease expired on June 30, 2013 and the tenant executed a lease extension in June 2013 with a new expiration date of June 30, 2015 and base rent per SF of $15.00.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Rivercrest Shadow Anchored Portfolio 4 Properties:

Cash Flow Analysis(1)
	2010	2011	2012	TTM 2/28/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,795,178	$1,882,517	$1,973,831	$1,976,318	$2,100,071	$14.29
Overage Rent	0	0	0	0	0	0.00
Other Rental Revenue(3)	5,598	5,614	7,647	7,536	5,758	0.04
Gross Up Vacancy	0	0	0	0	43,345	0.29
Total Rent	$1,800,776	$1,888,131	$1,981,478	$1,983,854	$2,149,174	$14.62
Total Reimbursables	348,103	357,326	403,603	403,786	426,483	2.90
Vacancy & Credit Loss	0	0	0	0	(149,742)	(1.02)
Effective Gross Income	$2,148,879	$2,245,457	$2,385,081	$2,387,640	$2,425,916	$16.50

Total Operating Expenses	$513,499	$526,533	$555,823	$569,340	$564,518	$3.84

Net Operating Income	$1,635,380	$1,718,924	$1,829,258	$1,818,300	$1,861,398	$12.66
TI/LC	0	0	0	0	96,931	0.66
Capital Expenditures	0	0	0	0	37,803	0.26
Net Cash Flow	$1,635,380	$1,718,924	$1,829,258	$1,818,300	$1,726,664	$11.75

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 4/15/2013 rent roll with rent steps through 5/31/2014.
(3)	Other rental revenue includes miscellaneous income items.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

643-647 NINTH AVENUE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	New York, New York	Cut-off Date Principal Balance		$16,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per Unit		$666,666.67
Size (Units)(1)	24	Percentage of Initial Pool Balance		1.2%
Total Occupancy as of 4/26/2013	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/26/2013	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1910 / 1979, 2001	Mortgage Rate		4.2000%
Appraised Value	$26,400,000	Original Term to Maturity (Months)		84
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		84
		Borrower Sponsor(2)		Dennis J. Wong
Underwritten Revenues	$1,643,202
Underwritten Expenses	$412,814	Escrows
Underwritten Net Operating Income (NOI)	$1,230,389		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,211,984	Taxes	$0	$20,672
Cut-off Date LTV Ratio	60.6%	Insurance	$0	$0
Maturity Date LTV Ratio	60.6%	Replacement Reserves(3)	$0	$756
DSCR Based on Underwritten NOI / NCF	1.81x / 1.78x	TI/LC	$0	$1,556
Debt Yield Based on Underwritten NOI / NCF	7.7% / 7.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,000,000	62.3%	Purchase Price	$25,500,000	99.2%
Principal’s New Cash Contribution	9,695,000	37.7	Closing Costs	195,000	0.8

Total Sources	$25,695,000	100.0%	Total Uses	$25,695,000	100.0%

(1)	The 643-647 Ninth Avenue Property consists of 24 multifamily units and 9,337 SF of retail space.
(2)	Dennis J. Wong is guarantor of the non-recourse carveouts under the 643-647 Ninth Avenue Loan.
(3)	Replacement reserves are capped at $27,202.20.

The following table presents certain information relating to the units and rent at the 643-647 Ninth Avenue Property:
Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Yearly Market Rent(1)	Monthly Actual Rent per Unit(2)	Yearly Actual Rent(2)
Studio (643-645)	6	409	$2,004	$144,288	$1,911	$137,580
Studio Penthouse (643-645)	2	654	NAV	NAV	2,313	55,500
1 Bedroom (643-645)	4	406	2,273	109,104	2,338	112,200
2 Bedroom (643-645)	8	645	3,400	326,400	2,651	254,460
2 Bedroom (647)	4	937	NAV	NAV	3,985	191,280
Total / Wtd. Avg.	24	596	$2,684	$579,792	$2,608	$751,020

(1)	Source: Appraisal.
(2)	As provided by the borrower.

The following table presents certain information relating to the retail tenants at the 643-647 Ninth Avenue Property:

Retail Tenants

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Southern Hospitality	NR / NR / NR	5,530	59.2%	$570,403	59.2%	$103.15	7/31/2020	1, 5 year option
Ember Room	NR / NR / NR	3,807	40.8	392,453	40.8	103.09	5/15/2025	None
Total / Wtd. Avg.		9,337	100.0%	$962,856	100.0%	$103.12

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

643-647 NINTH AVENUE

The following table presents certain information relating to the retail tenants lease rollover schedule at the 643-647 Ninth Avenue Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	5,530	59.2	59.2%	570,403	59.2	103.15	1
2021	0	0.0	59.2%	0	0.0	0.00	0
2022	0	0.0	59.2%	0	0.0	0.00	0
2023	0	0.0	59.2%	0	0.0	0.00	0
2024 & Thereafter	3,807	40.8	100.0%	392,453	40.8	103.09	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	9,337	100%		$962,856	100.0%	$103.12	2

(1)	Calculated based on approximate retail square footage occupied by each Owned Tenant.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the budgeted operating performance and Underwritten Net Cash Flow at the 643-647 Ninth Avenue Property:

Cash Flow Analysis(1)(2)
	Underwritten(3)	Underwritten $ per Unit
Rental Revenue	$751,020	$31,292.50
Effective Commercial Income	914,713	38,113.04
Total Rent Revenue	$1,665,733	$69,405.54
Economic Vacancy & Credit Loss	(22,531)	(938.78)
Effective Gross Income	$1,643,202	$68,466.77

Total Operating Expenses	$412,814	$17,200.58

Net Operating Income	$1,230,389	$51,266.19
TI/LC	9,337	389.04
Replacement Reserves	9,067	377.81
Net Cash Flow	$1,211,984	$50,499.34

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the presentation and are not considered for the underwritten cash flows.

(2)	The 643-647 Ninth Avenue Loan is an acquisition and no historical financials are available.
(3)	Underwritten cash flow is based on the 4/26/2013 rent roll.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

747 AMSTERDAM AVENUE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	New York, New York	Cut-off Date Principal Balance		$15,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF		$421.35
Size (SF)	35,600	Percentage of Initial Pool Balance		1.1%
Total Occupancy as of 3/31/2013	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/31/2013	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1927 / 2000	Mortgage Rate		4.6915%
Appraised Value	$23,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	60
		Borrower Sponsor(1)	Mitchell B. Rutter and John J. Cuticelli, Jr.
Underwritten Revenues	$1,567,559
Underwritten Expenses	$337,131	Escrows
Underwritten Net Operating Income (NOI)	$1,230,428		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,190,321	Taxes	$10,560	$10,560
Cut-off Date LTV Ratio	65.2%	Insurance	$40,943	$3,412
Maturity Date LTV Ratio	59.9%	Replacement Reserves	$0	$742
DSCR Based on Underwritten NOI / NCF	1.32x / 1.28x	TI/LC	$0	$2,225
Debt Yield Based on Underwritten NOI / NCF	8.2% / 7.9%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,000,000	100.0%	Loan Payoff	$12,364,488	82.4%
			Principal Equity Distribution	2,071,306	13.8
			Closing Costs	512,704	3.4
			Reserves	51,503	0.3
Total Sources	$15,000,000	100.0%	Total Uses	$15,000,000	100.0%

(1)	Mitchell B. Rutter and John J. Cuticelli, Jr. are the guarantors of the non-recourse carveouts under the 747 Amsterdam Avenue Loan.

The following table presents certain information relating to the tenants at the 747 Amsterdam Avenue Property:

Largest Owned Tenants Based On Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
CVS(2)	BBB+ / Baa2 / BBB+	12,000	33.7%	$889,621	62.7%	$74.14	1/31/2018	NA
Montclare Children’s School(3)	NR / NR / NR	23,600	66.3	529,594	37.3	22.44	9/30/2020	2, 5-year options
Two Largest Tenants		35,600	100.0%	$1,419,215	100.0%	$39.87
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		35,600	100.0%	$1,419,215	100.0%	$39.87

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	CVS does not report sales.
(3)
Montclare Children’s School currently occupies 18,000 SF (50.6% of GLA) and pays base rent of $17.91 per SF and has executed a lease and is expected to take over an additional 5,600 SF (15.7% of GLA) and to pay base rent of $37.00 per SF on the 5,600 SF starting on 9/1/2013. The 5,600 SF of space is occupied by West Side One Stop through 8/31/2013. We cannot assure you that Montclare Children’s School will take over the space as expected or at all.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

747 AMSTERDAM AVENUE

The following table presents the lease rollover schedule at the 747 Amsterdam Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	12,000	33.7	33.7%	889,621	62.7	74.14	1
2019	0	0.0	33.7%	0	0.0	0.00	0
2020	23,600	66.3	100.0%	529,594	37.3	22.44	1
2021	0	0.0	100.0%	0	0.0	0.00	0
2022	0	0.0	100.0%	0	0.0	0.00	0
2023	0	0.0	100.0%	0	0.0	0.00	0
2024 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	35,600	100.0%		$1,419,215	100.0%	$39.87	2

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the 747 Amsterdam Avenue Property:

Historical Leased %(1)
	2010	2011	2012
Owned Space	100.0%	100.0%	100.0%

(1)	As provided by the borrower which reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 747 Amsterdam Avenue Property:

Cash Flow Analysis(1)
	2010	2011	2012	TTM (4/30/2013)	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,172,473	$1,182,207	$1,258,971	$1,262,101	$1,419,215	$39.87
Overage Rent	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$1,172,473	$1,182,207	$1,258,971	$1,262,101	$1,419,215	$39.87
Total Reimbursables	119,379	125,915	113,643	122,365	218,308	6.13
Parking Income	0	0	0	0	0	0.00
Other Income	0	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(69,964)	(1.97)
Effective Gross Income	$1,291,853	$1,308,122	$1,372,614	$1,384,466	$1,567,559	$44.03

Total Operating Expenses	279,393	276,772	290,009	282,892	337,131	9.47

Net Operating Income	$1,012,460	$1,031,351	$1,082,604	$1,101,574	$1,230,428	$34.56
TI/LC	0	0	0	0	31,207	0.88
Capital Expenditures	0	0	0	0	8,900	0.25
Net Cash Flow	$1,012,460	$1,031,351	$1,082,604	$1,101,574	$1,190,321	$33.44

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 3/31/2013 and rent steps through 7/31/2014.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Free Writing Prospectus and the Base Prospectus, including the description of risk factors contained in the Free Writing Prospectus and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet.  The Free Writing Prospectus and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types.  Any decision to invest in the offered certificates should be made after reviewing the Free Writing Prospectus and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates.  Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Free Writing Prospectus or, if not defined therein, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—
In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility.  We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—
The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—
An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—
The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—
The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Free Writing Prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

	—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—
Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—
Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—
The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—
We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—
Member States of the European Economic Area (“EEA”) have implemented Article 122a of EU Directive 2006/48/EC (“Article 122a”) which applies with respect to investments by credit institutions in securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date where new assets are added or substituted after December 31, 2014.  Article 122a imposes a severe capital charge on a securitization position acquired by a EEA credit institution unless, among other conditions, (a) the originator, sponsors or original lender for the securitization has explicitly disclosed to the EEA-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of the securitization, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an ongoing basis.  For purposes of Article 122a, an EEA credit institution may be subject to such a capital charge as a result of securitization positions held by its non-EEA affiliates, including its U.S. affiliates, not complying with Article 122a. Effective January 1, 2014, Articles 404-410 (inclusive) of EU Regulation 575/2013 (“Articles 404-410”) replace Article 122a and, among other things,  will apply to EEA investment firms in addition to EEA credit institutions. Furthermore, requirements similar to those in Article 122a (“Similar Retention Requirements”) are to apply: (i) effective July 22, 2013, to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a, Articles 404-410 or Similar Retention Requirements or take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Article 122a, Articles 404-410 or Similar Retention Requirements.  Consequently, the offered certificates are not a suitable investment for EEA credit institutions or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected.  EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a, Articles 404-410 or Similar Retention Requirements and the suitability of the offered certificates for investment.

—
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions. Such regulations, including those that have been proposed  to implement  the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the attractiveness of investments in CMBS for regulatory purposes.

—
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—
Section 619 of the Dodd Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule”, to federal banking law to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, subject to certain conformance periods.  Implementing rules under Section 619 have been proposed but not yet adopted.  The Volcker Rule and the regulations adopted thereunder may restrict certain purchases or sales of securities generally (including commercial mortgage backed securities) and derivatives by banking entities if conducted on a proprietary trading business.

	—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—
The repayment of the mortgage loans in the pool (or related whole loans) will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related whole loan) at any given time.  The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—
The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers.  The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—
A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date

—
Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—
We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

	—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—
Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency except that Starwood Mortgage Capital LLC will guarantee the obligations of Starwood Mortgage Funding I LLC. We cannot provide assurances that the applicable sponsor will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—
There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—
Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan  by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—
Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as-is” and “as stabilized” values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—
The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—
Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—
Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—
Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

	—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—
In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), the parent entity of Goldman Sachs Mortgage Company (“GSMC”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—
The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfers of the applicable mortgage loans by GSMC, to the depositor, will not qualify for the FDIC Safe Harbor.  However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor and the Controlling Class Representative

—
The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative or the holder of a companion loan or mezzanine loan or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative or the holder of a companion loan or mezzanine loan or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower.  Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—
The anticipated initial investor in certain of the subordinate certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans.  The B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—
The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates.  The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, one of the sponsors, and of GS Commercial Real Estate LP, one of the originators, and of Goldman, Sachs & Co., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates.  The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—
The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

	—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—
The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—
The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—
If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—
In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

	—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—
Nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on  a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

	—	The offered certificates will be treated as regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

	—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of investment.

—
State and local income tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ANNEX C

MORTGAGE POOL INFORMATION

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Distribution of Loan Purpose

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Loan Purpose	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Refinance	51	$1,045,687,787	78.4%	$20,503,682	1.83x	4.139%	113.2	63.0%	54.3%
Acquisition	13	248,284,805	18.6	$19,098,831	1.97x	4.213%	102.6	70.3%	58.7%
Recapitalization	3	39,965,948	3.0	$13,321,983	1.82x	4.391%	119.4	69.3%	55.8%
Total/Avg./Wtd.Avg.	67	$1,333,938,541	100.0%	$19,909,530	1.85x	4.161%	111.4	64.5%	55.2%

Distribution of Amortization Type (1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Amortization Type	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Amortizing (30 Years)	43	$592,514,479	44.4%	$13,779,406	1.67x	4.447%	117.8	67.0%	54.0%
Amortizing (25 Years)	9	54,071,187	4.1	$6,007,910	1.49x	4.825%	119.3	67.5%	50.2%
Interest Only	5	351,312,000	26.3	$70,262,400	2.28x	4.063%	107.5	55.0%	55.0%
Interest Only, Then Amortizing(2)	10	336,040,875	25.2	$33,604,087	1.79x	3.651%	103.2	69.7%	58.2%
Total/Avg./Wtd.Avg.	67	$1,333,938,541	100.0%	$19,909,530	1.85x	4.161%	111.4	64.5%	55.2%

(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only periods range from 24 to 60 months.

Distribution of Cut-off Date Balances

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Balances ($)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
2,191,608 - 3,000,000	8	$20,861,655	1.6%	$2,607,707	1.79x	4.524%	118.8	62.9%	49.8%
3,000,001 - 5,000,000	14	56,926,976	4.3	$4,066,213	1.62x	4.587%	119.1	68.2%	54.4%
5,000,001 - 10,000,000	16	119,554,840	9.0	$7,472,178	1.66x	4.410%	119.0	69.8%	55.5%
10,000,001 - 15,000,000	10	126,982,527	9.5	$12,698,253	1.56x	4.682%	113.9	69.8%	58.3%
15,000,001 - 20,000,000	5	88,926,471	6.7	$17,785,294	1.60x	4.375%	112.3	68.9%	57.5%
20,000,001 - 30,000,000	6	146,723,395	11.0	$24,453,899	1.93x	4.268%	119.1	65.2%	54.7%
30,000,001 - 50,000,000	1	35,000,000	2.6	$35,000,000	1.65x	4.100%	118.0	78.0%	57.1%
50,000,001 - 100,000,000	4	335,312,000	25.1	$83,828,000	1.91x	4.651%	109.1	61.6%	54.8%
100,000,001 - 150,000,000	3	403,650,678	30.3	$134,550,226	2.03x	3.356%	105.4	60.9%	54.4%
Total/Avg./Wtd.Avg.	67	$1,333,938,541	100.0%	$19,909,530	1.85x	4.161%	111.4	64.5%	55.2%

Min	$2,191,608
Max	$150,000,000
Average	$19,909,530

Distribution of Debt Service Coverage Ratios

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Range of Debt Service	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date
Coverage Ratios (x)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
1.22 - 1.40	15	$160,832,540	12.1%	$10,722,169	1.30	x	4.672%	114.9	71.7%	59.1%
1.41 - 1.50	9	89,331,855	6.7	$9,925,762	1.46	x	4.683%	119.4	71.6%	58.8%
1.51 - 1.60	7	138,255,780	10.4	$19,750,826	1.56	x	5.308%	119.8	62.7%	51.6%
1.61 - 1.70	6	65,416,275	4.9	$10,902,713	1.65	x	4.232%	118.4	73.5%	56.0%
1.71 - 1.80	11	282,793,331	21.2	$25,708,485	1.79	x	4.413%	117.0	63.7%	54.5%
1.81 - 1.90	4	134,489,723	10.1	$33,622,431	1.88	x	3.401%	117.3	66.6%	52.4%
1.91 - 2.00	5	171,246,134	12.8	$34,249,227	1.96	x	2.977%	88.2	65.4%	57.3%
2.01 - 2.50	8	206,260,903	15.5	$25,782,613	2.19	x	4.098%	119.0	54.7%	51.3%
2.51 - 3.39	2	85,312,000	6.4	$42,656,000	3.07	x	3.621%	78.5	61.2%	61.2%
Total/Avg./Wtd.Avg.	67	$1,333,938,541	100.0%	$19,909,530	1.85	x	4.161%	111.4	64.5%	55.2%

Min	1.22x
Max	3.39x
Weighted Average	1.85x

Distribution of Mortgage Interest Rates

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Range of Mortgage	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date
Interest Rates (%)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
2.720 - 3.250	2	$253,650,678	19.0%	$126,825,339	1.93	x	2.943%	97.3	65.9%	55.4%
3.251 - 3.750	2	85,312,000	6.4	$42,656,000	3.07	x	3.621%	78.5	61.2%	61.2%
3.751 - 4.250	18	350,700,130	26.3	$19,483,341	1.94	x	4.084%	117.1	62.9%	55.1%
4.251 - 4.500	15	284,566,562	21.3	$18,971,104	1.76	x	4.438%	118.9	63.4%	53.7%
4.501 - 4.750	17	151,443,266	11.4	$8,908,427	1.56	x	4.603%	119.8	67.9%	55.7%
4.751 - 5.000	4	30,648,405	2.3	$7,662,101	1.30	x	4.855%	119.8	72.3%	59.5%
5.001 - 5.250	7	74,417,500	5.6	$10,631,071	1.37	x	5.131%	110.3	71.3%	57.7%
5.251 - 5.544	2	103,200,000	7.7	$51,600,000	1.55	x	5.540%	120.0	60.2%	50.3%
Total/Avg./Wtd.Avg.	67	$1,333,938,541	100.0%	$19,909,530	1.85	x	4.161%	111.4	64.5%	55.2%

Min	2.720%
Max	5.544%
Weighted Average	4.161%

Distribution of Cut-off Date Loan-to-Value Ratios

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date
Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
46.1 - 50.0	4	$39,131,799	2.9%	$9,782,950	3.12	x	3.734%	118.2	48.8%	46.2%
50.1 - 55.0	5	260,505,640	19.5	$52,101,128	2.05	x	4.213%	119.0	52.7%	52.2%
55.1 - 60.0	3	123,786,711	9.3	$41,262,237	1.61	x	5.354%	119.9	59.8%	49.4%
60.1 - 65.0	7	189,851,223	14.2	$27,121,603	1.89	x	3.722%	115.0	63.4%	50.5%
65.1 - 70.0	12	291,728,077	21.9	$24,310,673	1.99	x	3.531%	89.3	67.4%	59.5%
70.1 - 78.0	36	428,935,090	32.2	$11,914,864	1.58	x	4.446%	117.3	73.1%	58.7%
Total/Avg./Wtd.Avg.	67	$1,333,938,541	100.0%	$19,909,530	1.85	x	4.161%	111.4	64.5%	55.2%

Min	46.1%
Max	78.0%
Weighted Average	64.5%

Distribution of Maturity Date Loan-to-Value Ratios(1)

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Range of Maturity Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date
Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
33.2 - 35.0	1	$2,440,654	0.2%	$2,440,654	2.39	x	3.950%	118.0	46.1%	33.2%
35.1 - 40.0	3	8,882,753	0.7	$2,960,918	2.25	x	4.349%	118.8	50.6%	39.3%
40.1 - 45.0	4	20,591,970	1.5	$5,147,993	1.77	x	4.414%	118.9	57.9%	43.8%
45.1 - 50.0	6	95,528,687	7.2	$15,921,448	2.36	x	4.135%	119.0	57.6%	48.1%
50.1 - 55.0	13	618,191,040	46.3	$47,553,157	1.86	x	4.357%	118.9	60.2%	52.0%
55.1 - 60.0	22	369,174,681	27.7	$16,780,667	1.69	x	3.744%	104.7	70.5%	58.9%
60.1 - 65.0	16	151,816,755	11.4	$9,488,547	1.56	x	4.451%	115.1	72.1%	60.9%
65.1 - 69.3	2	67,312,000	5.0	$33,656,000	2.60	x	3.923%	57.5	69.2%	68.1%
Total/Avg./Wtd.Avg.	67	$1,333,938,541	100.0%	$19,909,530	1.85	x	4.161%	111.4	64.5%	55.2%

Min	33.2%
Max	69.3%
Weighted Average	55.2%

(1) Maturity Date Loan-to-Value Ratio is calculated on the basis of the “as stabilized” appraised value for 11 of the mortgage loans.

Distribution of Original Terms to Maturity

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Original	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date
Terms to Maturity (mos)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
60	2	$67,312,000	5.0%	$33,656,000	2.60	x	3.923%	57.5	69.2%	68.1%
61 - 121	65	1,266,626,541	95.0	$19,486,562	1.81	x	4.173%	114.3	64.3%	54.5%
Total/Avg./Wtd.Avg.	67	$1,333,938,541	100.0%	$19,909,530	1.85	x	4.161%	111.4	64.5%	55.2%

Min	60 months
Max	121 months
Weighted Average	113 months

Distribution of Remaining Terms to Maturity

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Range of Remaining	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date
Terms to Maturity (mos)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
57 - 60	2	$67,312,000	5.0%	$33,656,000	2.60	x	3.923%	57.5	69.2%	68.1%
61 - 120	65	1,266,626,541	95.0	$19,486,562	1.81	x	4.173%	114.3	64.3%	54.5%
Total/Avg./Wtd.Avg.	67	$1,333,938,541	100.0%	$19,909,530	1.85	x	4.161%	111.4	64.5%	55.2%

Min	57 months
Max	120 months
Weighted Average	111 months

Distribution of Original Amortization Terms(1)

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Range of Original Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date
Terms (mos)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
Interest Only	5	$351,312,000	26.3%	$70,262,400	2.28	x	4.063%	107.5	55.0%	55.0%
300	9	$54,071,187	4.1	$6,007,910	1.49	x	4.825%	119.3	67.5%	50.2%
360	53	928,555,354	69.6	$17,519,912	1.71	x	4.159%	112.5	67.9%	55.5%
Total/Avg./Wtd.Avg.	67	$1,333,938,541	100.0%	$19,909,530	1.85	x	4.161%	111.4	64.5%	55.2%

Min	300 months
Max	360 months
Weighted Average	357 months

(1) All of the mortgage loans will have balloon payments at maturity date.

Distribution of Remaining Amortization Terms(1)

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Range of Remaining Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date
Terms (mos)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
Interest Only	5	$351,312,000	26.3%	$70,262,400	2.28	x	4.063%	107.5	55.0%	55.0%
297 - 300	9	$54,071,187	4.1	$6,007,910	1.49	x	4.825%	119.3	67.5%	50.2%
301 - 360	53	928,555,354	69.6	$17,519,912	1.71	x	4.159%	112.5	67.9%	55.5%
Total/Avg./Wtd.Avg.	67	$1,333,938,541	100.0%	$19,909,530	1.85	x	4.161%	111.4	64.5%	55.2%

Min	297 months
Max	360 months
Weighted Average	356 months

(1) All of the mortgage loans will have balloon payments at maturity date.

Distribution of Original Partial Interest Only Periods

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Original Partial Interest Only	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date
Periods (mos)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
24	8	$174,200,000	13.1%	$21,775,000	1.69	x	4.346%	118.7	72.5%	57.2%
36	1	$146,840,875	11.0%	$146,840,875	1.96	x	2.720%	83.0	66.7%	59.2%
60	1	$15,000,000	1.1%	$15,000,000	1.28	x	4.692%	120.0	65.2%	59.9%

Distribution of Prepayment Provisions

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date
Prepayment Provisions	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
Defeasance	61	$1,084,052,526	81.3%	$17,771,353	1.76	x	4.173%	112.8	65.9%	55.1%
Yield Maintenance or Defeasance	2	$205,312,000	15.4%	$102,656,000	2.39	x	3.947%	102.3	56.7%	56.7%
Yield Maintenance	4	44,574,015	3.3%	$11,143,504	1.51	x	4.848%	119.6	67.2%	51.3%
Total/Avg./Wtd.Avg.	67	$1,333,938,541	100.0%	$19,909,530	1.85	x	4.161%	111.4	64.5%	55.2%

Distribution of Debt Yields on Underwritten Net Operating Income

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date
Underwritten Net Operating Income (%)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
7.7 - 8.0	1	$16,000,000	1.2%	$16,000,000	1.78	x	4.200%	83.0	60.6%	60.6%
8.1 - 9.0	10	190,627,556	14.3	$19,062,756	1.58	x	4.491%	119.0	61.9%	56.1%
9.1 - 10.0	17	321,186,792	24.1	$18,893,341	1.78	x	4.376%	117.0	62.3%	55.5%
10.1 - 11.0	9	322,027,951	24.1	$35,780,883	1.87	x	3.222%	101.8	67.6%	55.6%
11.1 - 12.0	14	343,475,389	25.7	$24,533,956	1.88	x	4.652%	109.4	67.3%	55.9%
12.1 - 13.0	8	54,359,950	4.1	$6,794,994	1.88	x	4.450%	119.2	65.3%	52.3%
13.1 - 15.5	8	86,260,903	6.5	$10,782,613	2.57	x	3.985%	118.6	56.3%	48.1%
Total/Avg./Wtd.Avg.	67	$1,333,938,541	100.0%	$19,909,530	1.85	x	4.161%	111.4	64.5%	55.2%

Min	7.7%
Max	15.5%
Weighted Average	10.5%

Distribution of Debt Yields on Underwritten Net Cash Flow

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date
Underwritten Net Cash Flow (%)	Loans	Balance	Balance	Balance	Ratio		Interest Rate	Maturity (mos)	LTV	LTV
7.6 - 8.0	4	$52,755,000	4.0%	$13,188,750	1.41	x	4.576%	108.8	66.8%	59.8%
8.1 - 9.0	19	289,285,137	21.7	$15,225,534	1.52	x	4.541%	116.6	65.5%	57.0%
9.1 - 10.0	12	488,172,051	36.6	$40,681,004	1.96	x	3.541%	107.7	63.0%	54.7%
10.1 - 11.0	18	383,648,013	28.8	$21,313,778	1.87	x	4.612%	110.4	67.5%	55.9%
11.1 - 12.0	5	31,526,211	2.4	$6,305,242	1.91	x	4.564%	119.6	62.3%	50.1%
12.1 - 14.0	7	83,919,868	6.3	$11,988,553	2.56	x	3.986%	118.6	56.8%	48.7%
14.1 - 15.1	2	4,632,262	0.3	$2,316,131	2.39	x	3.950%	118.0	49.6%	35.8%
Total/Avg./Wtd.Avg.	67	$1,333,938,541	100.0%	$19,909,530	1.85	x	4.161%	111.4	64.5%	55.2%

Min	7.6%
Max	15.1%
Weighted Average	9.8%

Distribution of Lockbox Types

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Lockbox Type	Loans	Balance	Balance
Hard	19	$885,130,250	66.4%
Springing	30	264,078,137	19.8
None	14	147,432,085	11.1
Soft	3	34,098,068	2.6
Soft Springing	1	3,200,000	0.2
Total	67	$1,333,938,541	100.0%

Distribution of Escrows

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Escrow Type	Loans	Balance	Balance
Replacement Reserves(1)	63	$900,287,863	67.5%
Real Estate Tax	61	$894,315,914	67.0%
Insurance	57	$661,490,521	49.6%
TI/LC(2)	23	$480,611,181	52.2%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total retail, mixed use, industrial and office properties only.

Distribution of Property Types

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date
Property Types	Properties	Balance(1)	Balance	Balance	Ratio (2)		Interest Rate(2)	Maturity (mos)(2)	LTV(2)	LTV(2)
Office	7	$460,605,448	34.5%	$65,800,778	2.11	x	4.387%	111.7	57.0%	54.0%
CBD	2	250,000,000	18.7	$125,000,000	2.05	x	4.205%	119.0	52.6%	52.6%
General Suburban	5	210,605,448	15.8	$42,121,090	2.19	x	4.603%	103.1	62.2%	55.8%
Retail	18	$375,184,169	28.1%	$20,843,565	1.81	x	3.422%	104.3	67.6%	56.3%
Super-Regional Mall	2	253,650,678	19.0	$126,825,339	1.93	x	2.943%	97.3	65.9%	55.4%
Anchored	7	84,667,303	6.3	$12,095,329	1.49	x	4.568%	119.3	70.8%	57.7%
Shadow Anchored	6	25,950,998	1.9	$4,325,166	1.82	x	3.925%	118.0	73.3%	60.5%
Single Tenant Retail	2	5,971,949	0.4	$2,985,974	1.31	x	4.607%	117.9	70.8%	56.3%
Unanchored	1	4,943,241	0.4	$4,943,241	1.51	x	4.300%	119.0	69.6%	56.0%
Multifamily	39	$218,550,330	16.4%	$5,603,855	1.56	x	4.484%	119.1	72.0%	57.7%
Garden	34	144,723,080	10.8	$4,256,561	1.58	x	4.524%	119.1	70.8%	57.4%
Mid-Rise	2	57,000,000	4.3	$28,500,000	1.57	x	4.314%	118.8	75.0%	58.3%
Conventional	2	9,575,250	0.7	$4,787,625	1.35	x	4.541%	120.0	72.4%	58.6%
Student Housing	1	7,252,000	0.5	$7,252,000	1.39	x	4.956%	120.0	70.8%	58.1%
Hospitality	3	$111,955,214	8.4%	$37,318,405	1.88	x	4.398%	119.0	68.3%	53.0%
Full Service	2	102,967,911	7.7	$51,483,956	1.85	x	4.422%	119.0	68.2%	52.9%
Limited Service	1	8,987,303	0.7	$8,987,303	2.20	x	4.118%	119.0	69.7%	54.4%
Mixed Use	6	$62,044,191	4.7%	$10,340,699	1.50	x	4.641%	98.6	67.8%	61.0%
Retail/Office	3	29,500,000	2.2	$9,833,333	1.41	x	4.674%	119.6	68.0%	58.1%
Multifamily/Retail	1	16,000,000	1.2	$16,000,000	1.78	x	4.200%	83.0	60.6%	60.6%
Office/Retail/Multifamily	1	12,000,000	0.9	$12,000,000	1.27	x	5.136%	60.0	75.0%	69.3%
Multifamily/Office	1	4,544,191	0.3	$4,544,191	1.66	x	4.670%	119.0	73.3%	59.7%
Self Storage	17	$48,410,360	3.6%	$2,847,668	1.81	x	4.355%	118.8	64.3%	49.9%
Manufactured Housing	4	$34,788,828	2.6%	$8,697,207	1.72	x	4.515%	119.8	63.4%	48.3%
Industrial	4	$22,400,000	1.7%	$5,600,000	1.23	x	5.236%	120.0	69.1%	52.1%
Total/Avg./Wtd. Avg.	98	$1,333,938,541	100.0%	$13,611,618	1.85	x	4.161%	111.4	64.5%	55.2%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

Geographic Distribution

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Geographic Distribution	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date
Property State	Properties	Balance(1)	Balance	Balance	Ratio (2)		Interest Rate(2)	Maturity (mos)(2)	LTV(2)	LTV(2)
New York	6	$367,500,000	27.5%	$61,250,000	1.94	x	4.285%	117.5	57.7%	53.7%
Kentucky	2	157,340,875	11.8	$78,670,437	1.92	x	2.841%	85.5	67.3%	59.3%
Texas	10	130,725,190	9.8	$13,072,519	2.11	x	4.158%	92.8	70.2%	63.0%
Minnesota	1	106,809,804	8.0	$106,809,804	1.89	x	3.250%	117.0	64.7%	50.2%
Virginia	1	100,000,000	7.5	$100,000,000	1.56	x	5.544%	120.0	59.9%	50.1%
Illinois	21	57,394,212	4.3	$2,733,058	1.70	x	4.504%	118.9	66.3%	52.4%
Michigan	6	45,330,397	3.4	$7,555,066	1.65	x	4.609%	103.4	69.7%	58.6%
Pennsylvania	8	43,182,250	3.2	$5,397,781	1.29	x	4.982%	120.0	70.4%	55.2%
North Carolina	7	42,898,060	3.2	$6,128,294	1.78	x	4.345%	119.1	70.0%	56.2%
Louisiana	5	42,653,180	3.2	$8,530,636	1.53	x	4.263%	119.2	69.2%	56.7%
Ohio	2	40,988,828	3.1	$20,494,414	1.65	x	4.129%	118.1	76.4%	55.9%
Arizona	3	39,300,000	2.9	$13,100,000	2.98	x	3.795%	118.5	52.2%	49.4%
Oregon	1	22,967,911	1.7	$22,967,911	2.08	x	4.180%	119.0	60.3%	48.3%
Vermont	1	22,393,448	1.7	$22,393,448	1.79	x	4.133%	119.0	74.9%	59.9%
California	2	22,300,000	1.7	$11,150,000	1.45	x	5.042%	120.0	69.8%	55.6%
Tennessee	5	19,177,770	1.4	$3,835,554	1.63	x	4.723%	119.1	72.3%	57.6%
Idaho	1	17,800,000	1.3	$17,800,000	1.22	x	4.800%	120.0	72.4%	59.1%
Florida	5	14,115,410	1.1	$2,823,082	1.84	x	4.338%	118.5	64.1%	48.6%
Nevada	4	13,186,711	1.0	$3,296,678	1.52	x	4.688%	119.2	62.3%	47.9%
South Carolina	3	11,821,948	0.9	$3,940,649	1.85	x	3.793%	118.0	74.5%	62.4%
Georgia	1	5,097,341	0.4	$5,097,341	1.77	x	4.100%	118.0	74.7%	59.7%
Wisconsin	1	4,083,257	0.3	$4,083,257	1.66	x	4.180%	117.0	70.4%	56.5%
Oklahoma	1	3,600,000	0.3	$3,600,000	1.77	x	4.720%	120.0	75.0%	61.1%
Maryland	1	3,271,949	0.2	$3,271,949	1.32	x	4.300%	117.0	68.2%	49.9%
Total/Wtd.Avg	98	$1,333,938,541	100.0%	$13,611,618	1.85	x	4.161%	111.4	64.5%	55.2%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

[THIS PAGE INTENTIONALLY LEFT BLANK]

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

DATES				ADMINISTRATOR
Payment Date:	Aug 12, 2013	First Payment Date:	Aug 12, 2013
Prior Payment:		Closing Date:	Jul 31, 2013	Name:
Next Payment:	Sep 12, 2013	Cut-off Date:	Jul 1, 2013	Title:
Record Date:	Jul 31, 2013	Final Distribution Date:
Determination Date:	Aug 6, 2013			Address:

- Statement to Certificateholders			Page 1	Phone:
* Payment Detail				Email:
* Factor Detail				Website:	www.usbank.com/abs
* Principal Detail
* Interest Detail				PARTIES TO TRANSACTION
* Reconciliation of Funds
* Miscellaneous Detail				Mortgage Loan Seller:	Goldman Sachs Mortgage Company
* Additional Loan Detail					Citigroup Global Markets Realty Corp.
* REO Additional Detail					Starwood Mortgage Funding I LLC
* Material Modifications, Extensions, Waivers Loan Detail				Depositor:	GS Mortgage Securities Corporation II
* Historical Bond/Collateral Liquidation Realized Loss Reconciliation				Trustee:	U.S. Bank National Association
- Historical Delinquency & Liquidation Summary			Page 16	Certificate Administrator:	U.S. Bank National Association
- REO Status Report			Page 17	Master Servicer:	Wells Fargo Bank, National Asociation
- Historical Liquidation Loss Loan Detail			Page 18	Special Servicer:	LNR Partners, LLC
- Interest Shortfall Reconciliation			Page 19	Operating Advisor:	Trimont Real Estate Advisors, Inc.
- Appraisal Reduction Report			Page 20
- Loan Level Detail			Page 21
- Historical Loan Modification Report			Page 22
- Material Breaches and Document Defects			Page 23
- Mortgage Loan Characteristics			Page 24

This report has been prepared by, or is based on information furnished to U.S. Bank Corporate Trust Services (“U.S. Bank”) by, one or more third parties (e.g. Servicers, Master Servicer, etc.). U.S. Bank has not independently verified information received from or prepared by any such third party. U.S. Bank shall not and does not undertake responsibility for the accuracy, completeness, or sufficiency of this report or the information contained herein for any purpose, and U.S. Bank makes no representations or warranties with respect thereto. The information in this report is presented here with the approval of the Issuer solely as a convenience for the user, and should not be relied upon without further investigation by any user contemplating an investment decision with respect to the related securities.

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

PAYMENT DETAIL

Exchangeable
	Pass-Through	Original	Beginning	Principal	Interest	Total	Realized	Ending	Percent
Class	Rate	Balance	Balance	Distribution	Distribution	Distribution	Loss	Balance	Outstanding
A-1 A-2 A-3 A-4 A-5 A-AB X-A X-B X-C A-S* B* C* D E F G R
Totals:

*The Exchange/Exchangeable Certificates

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

EXCHANGEABLE CERTIFICATE DETAIL

Exchangeable
	Pass-Through	Original	Beginning	Principal	Interest	Total	Realized	Ending	Percent
Class	Rate	Balance	Balance	Distribution	Distribution	Distribution	Loss	Balance	Outstanding
PEZ*
Totals:

*The Exchange/Exchangeable Certificates

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

FACTOR DETAIL

		Beginning	Principal	Interest	Total	Realized	Ending
Class	Cusip	Balance	Distribution	Distribution	Distribution	Loss	Balance
A-1 A-2 A-3 A-4 A-5 A-AB X-A X-B X-C A-S* B* C* D E F G R PEZ*
*The Exchange/Exchangeable Certificates

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

PRINCIPAL DETAIL

	Beginning	Scheduled	Unscheduled	Realized	Ending	Cumulative
Class	Balance	Principal	Principal	Loss	Balance	Loss
A-1 A-2 A-3 A-4 A-5 A-AB A-S* B* C* D E F G
Totals:

*The Exchange/Exchangeable Certificates

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

INTEREST DETAIL

	Accrued	Net Prepay		Current	Yield Maintenance	Total Interest	Cumulative
	Certificate	Interest	Interest	Interest	Charges / Prepay	Distribution	Interest
Class	Interest	Shortfall	Adjustment	Shortfall	Premiums	Amount	Shortfall
A-1 A-2 A-3 A-4 A-5 A-AB X-A X-B X-C A-S* B* C* D E F G R
Totals:

*The Exchange/Exchangeable Certificates

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

RECONCILIATION OF FUNDS

Funds Collection	Funds Distribution

Interest	Fees
Scheduled Interest	Master Servicing Fee
Interest Adjustments	Special Servicing Fee
Deferred Interest	Trustee/Certificate Administrator Fee
Net Prepayment Shortfall	CREFC Intellectual Property Royalty
Net Prepayment Interest Excess	License Fee
Interest Reserve (Deposit)/Withdrawal	Operating Advisor Fee
Interest Collections	Other/Miscellaneous Fee
Fee Distributions

Principal
Scheduled Principal
Unscheduled Principal	Other Expenses of the Trust
Principal Adjustments	Reimbursed for Interest on Advances
Principal Collections	Net ASER Amount
Non-Recoverable Advances
Other Expenses or Shortfalls
Other Expenses of the Trust

Other
Yield Maintenance / Prepayment Premium	Payments to Certificateholders
Other Collections	Interest Distribution
Principal Distribution
Yield Maintenance / Prepayment Premium
Available Distribution Amount

Total Collections	Total Distributions

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

MISCELLANEOUS DETAIL

Aggregate P&I Advances				P&I Advances With Respect To Each Mortgage Loan

	Current	Outstanding			Mortgage	Outstanding
	Advance	Advance			Loan	P&I Advances
Principal	0.00	0.00
Interest	0.00	0.00
Total	0.00	0.00
Total	0.00	0.00

Aggregate Realized Losses during Related Collection Period			0.00
Agg Addt’l Trust Fund Expenses during Related Collection Period			0.00

Mortgage Loan Stated Principal Balance
Beginning
Ending
% of Cut-Off Date Principal Balance

Disclosable Special Servicer Fees
	Special Servicer/Affiliates
		0.00
		0.00
		0.00
		0.00
Total		0.00

Controlling Class

Controlling Class Representative
				Totals:

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

ADDITIONAL LOAN DETAIL

Rule 15Ga-1
				Most Recent	Repurchase/Replacement
Loan ID	Asset Name	Asset Originator	Ending Balance	Appraisal	Status

Form ABS-15G - Reference

Mortgage Loan Seller	ABS-15G file Reference	SEC Central Index Key (if applicable)

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

ADDITIONAL LOAN DETAIL

Specially Serviced Loans that are not Delinquent			Current but Not Specially Serviced Loans (Foreclosure Proceedings Commenced)

	Count	Balance		Count	Balance

Totals:			Totals:

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

ADDITIONAL LOAN DETAIL

Mortgage Loans As To Which Related Mortgagor Is Subject Or Is Expected To Be Subject To Bankruptcy Proceeding			Mortgage Loan Repurchased, Substituted For Or Otherwise Liquidated Or Disposed During Related Collection Period
		Stated Principal			Amount of Any	Portion Included
	Count	Balance		Loan ID	Liq Proceeds	in Avail Funds

Totals:			Totals:

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

REO ADDITIONAL DETAIL

Mortgage Property That Became REO Property During Related Prepayment Period
	Loan ID	Current Principal Balance	Unpaid Principal Balance	Most Recent Appraisal Value	Date Appraisal Performed

Totals:

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

REO ADDITIONAL DETAIL

REO Property Included In Trust Fund As Of Last Day Of Related Prepayment Period

	Income Collected	Other Amounts	Portion Included in	Most Recent	Date Appraisal
Loan ID	Book Value (Net of Related Expenses)	Received	Available Funds	Appraised Value	Performed

Totals:

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

REO ADDITIONAL DETAIL

REO Property Sold Or Disposed During Related Prepayment Period
	Loan ID	Realized Loss on Mortgage Loan	Liq Proceeds and Other Amounts Rec’d	Portion of Liq Proceeds in Available Funds	Balance of Excess Liq Proceeds Acct

Totals:

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

MATERIAL MODIFICATIONS, EXTENSIONS, WAIVERS LOAN DETAIL

Effective Distribution Date	Loan ID	Group	Original/ Modified Amounts:	Interest Rate	P&I	Fees	Penalties	Beg Sched Bal as of Eff. Due Prd	Current Sched Balance	Current Actual Balance	Maturity Date	Delinquency	Loan Status

Totals:

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

HISTORICAL BOND/COLLATERAL REALIZED LOSS RECONCILIATION

		Curr Beg Sch	Aggregate	Prior	Amt Covered	Int (Shortage)/	Mod Adj/	Addt’l (Recov)	Real’d Loss	Recov of	(Recov)/Real’d
Distribution		Bal of Loan	Realized Loss	Real’d Loss	by OC/other	Excess Appl’d	Appraisal	Exp Appl’d	Appl’d to Cert	Real’d Loss	Loss Appl’d to
Date	Loan ID	at Liquidation	on Loans	Appl’d to Cert	Credit Support	to Real’d Loss	Reduction Adj	to Real’d Loss	to Date	Paid as Cash	to Cert Int

Totals:

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

HISTORICAL DELINQUENCY & LIQUIDATION SUMMARY

	30 Days Delinq		60 Days Delinq		90+ Days Delinq		Bankruptcy		Foreclosure		REO		Prepayments
Month	Count	Balance	Count	Balance	Count	Balance	Count	Balance	Count	Balance	Count	Balance	Count	Balance

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

REO STATUS REPORT

Loan ID	State	Ending Sched Loan Amount	REO Date	Total Exposure	Most Recent Value	Ending Reduction Amount	Date Asset Exp to be Resolved or Foreclosed	Net Proceeds on Liquidation	Other Revenues Collected	Liquidation/ Prepayment Date

Totals:

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

HISTORICAL LIQUIDATION LOSS LOAN DETAIL

Loan ID	Current Beg Scheduled Balance	Most Recent Value	Liquidation Sales Price	Net Proceeds Received on Liquidation	Liquidation Expense	Net Proceeds Available for Distribution	Realized Loss to Trust	Curr Period Adjustment to Trust	Date of Curr Period Adj to Trust	Loss to Loan with Cumul Adj to Trust

Totals:

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

INTEREST SHORTFALL RECONCILIATION

Loan ID	Curr Ending Scheduled Balance	Spec Serv Fee Amt plus Adj	Liquidation Fee Amount	Workout Fee Amount	Most Recent Net ASER Amount	Prepayment Int Excess (Shortfall)	Non-Recov (Scheduled Interest)	Reimbursed Interest on Advances	Mod Int Rate (Reduction)/ Excess	Reimbursement of Advances to Servicer		Other (Shortfalls)/ Refunds
										Curr Month	Outstanding

Totals:

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

APPRAISAL REDUCTION REPORT

Loan ID	Property Name	Paid-Through Date	ARA (Appraisal Reduction Amt)	ARA Date	Most Recent Value	Most Recent Valuation Date	Most Recent Net ASER Amount	Cumulative ASER Amount

Totals:

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

LOAN LEVEL DETAIL

						End									Yield
	Property	Transfer		Maturity	Neg Am	Schedule	Note	Sched	Prepay	Prepay	Paid Thru	Prepay	Loan	Interest	Maint
Loan ID	Type	Date	State	Date	(Y/N)	Balance	Rate	P&I	Liquid/Adj	Date	Date	Premium	Status	Payment	Charges

Totals:

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

HISTORICAL LOAN MODIFICATION REPORT

		Balance When					Modified			Total Months
	Date of Last	Sent to Special	Modified	Old	Modified	Old	Payment	Old		for Change of	Modification
Loan ID	Modification	Servicer	Balance	Note Rate	Note Rate	P&I	Amount	Maturity Date	Maturity Date	Modification	Code

Totals:

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

MATERIAL BREACHES AND DOCUMENT DEFECTS

Ending
Disclosure	Principal	Material	Date Received
Control #	Balance	Breach Date	Notice	Description

GS Mortgage Securities Trust 2013-GC13
Commercial Mortgage Pass-Through Certificates, Series 2013-GC13	August 2013

MORTGAGE LOAN CHARACTERISTICS

Remaining Principal Balance
	Count	Balance ($)%

Gross Rate
	Count	Balance ($)%

Geographic Distribution by State
	Count	Balance ($)%

Remaining Term to Maturity
Months	Count	Balance ($)%

DSCR
	Count	Balance ($)%

Amortization Type
	Count	Balance ($)%

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below.  The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans.  Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  Each Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note.  At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.  Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)
Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any

E-1-1

such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)
Mortgage Provisions.  The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)
Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity.  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet

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delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Whole Loan, the rights of the holder of the related Companion Loan pursuant to a Co-Lender Agreement; provided that none of which items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)
Assignment of Leases and Rents.  There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)
UCC Filings.  If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above.  No

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representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property.  Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than thirteen months prior to the Cut-off Date.  To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits.  All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Seller to Depositor or its servicer.

(15)
No Holdbacks.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the

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related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

(16)
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as “a Special Flood Hazard Area,” the related Mortgagor  is required to maintain insurance  in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-”  by Standard & Poor’s Ratings Service in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse

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such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)
Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access  via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments.  To Seller’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)
No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by Seller.

(20)
REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date

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the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)
Local Law Compliance.  To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property.  The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits.  Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The Mortgage Loan requires the related

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Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations.  The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property.

(27)
Mortgage Releases.  The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the

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planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls.  The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount  of terrorism insurance available with funds equal to the Terrorism Cap Amount.  The “Terrorism Cap Amount”  is the specified percentage (which is at least equal to 200%)  of the amount of the insurance premium that is payable at such time  in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family

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and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth on Annex E-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances.  The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance.  With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (i) 110% of the allocated loan amount for the real property to be released and (ii) the

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outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

(34)
Ground Leases.   For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)      The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage.  No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)      The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or  modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)      The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)      The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii)  is subject to a subordination, non disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

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(e)      The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)       The Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)      The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)      The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)       Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)      In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)      Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing.  The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)
Origination and Underwriting.  The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such

E-1-12

Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)
No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Annex E-1 (including, but not limited to, the prior sentence).  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)
Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Mortgagor.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(40)
Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental

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consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.  Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

(44)
Advance of Funds by the Seller.  After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents).  Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import means, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this free writing prospectus and the Mortgage Loan name and number identified on Annex A to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Goldman Sachs Mortgage Company

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(10) Condition of the Property	Plaza America Towers III & IV (No. 4)	The Mortgaged Property was inspected by the Seller on April 23, 2012, which was more than 6 months before the origination of the Mortgage Loan and more than 13 months before the Cut-off Date.

(13) Actions Concerning Mortgage Loan	Renaissance at Hobble Creek (No. 18)
The related nonrecourse carveout guarantors were the sponsors of a mortgage loan secured by Chandler Santan South, a retail center located in Chandler, AZ that was foreclosed on in April 2010.  The plaintiff is seeking a recovery of a deficiency judgment of approximately $4.0 million representing the difference between the outstanding loan balance and the sales price of the property at a foreclosure auction. This was a non-recourse loan with full recourse only under very limited conditions, and the lender is claiming full recourse liability based on the assertion that a lease termination constituted a prohibited voluntary assignment, transfer, or conveyance of trust property.  The nonrecourse carveout guarantors defendants provided a motion of summary judgment highlighting that the deed of trust contains a detailed definition of “transfer” of the trust property and this definition specifically does not include a termination of a lease.  No trial date has been set and discovery by the parties is just beginning.  The nonrecourse carveout guarantors defendants have filed a motion for summary judgment, and the matter is currently scheduled for mediation in August 2013.

The related nonrecourse carveout guarantors are involved in a lawsuit over services rendered, with a total amount requested by the plaintiff of approximately $216,500 plus attorney’s fees.  Approximately $40,000 will be due upon any settlement and any remaining amount would be paid only if and when the nonrecourse carveout guarantors receive cash flow from the property where the services were rendered.  A settlement agreement was filed with the Court in May 2013 and dismissal is pending ministerial court filings.

E-2-1

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16) Insurance
All GSMC Mortgage Loans except 11 West 42nd Street (No. 1); Mall St. Matthews (No. 2); Crossroads Center (No. 3); Holiday Inn – 6th Avenue (No. 6); Stirling Lafayette Shopping Center (No. 10); Rivercrest Shadow Anchored Portfolio 4 (No. 19); 747 Amsterdam Avenue (No. 21); Riveraine Apartments (No. 30); Hempstead Road Apartments (No. 44); Granite Club Apartments (No. 46); Storage Max (No. 49) ; Shoppes at Camp Bowie (No. 50); Gateway Commons (No. 52); Elmer and Bellefonte Street Apartments (No. 55); Wightman Street Apartments (No. 59);

All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s, if Moody’s rates such insurer, and all such insurers shall have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s, if Moody’s rates such insurer).

(16) Insurance	11 West 42nd Street (No. 1)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having a rating of at least “A” by S&P (provided that the first layers of coverage are from insurers rated at least “A” by S&P and all such insurers shall have ratings of not less than “BBB”  by S&P). In addition, the Mortgagor is permitted to procure all or a portion of the insurance coverage required in the Mortgage Loan documents through FM Global provided they maintain a rating of “Api” or better with S&P, except that if required by any rating agency, the Mortgage Loan documents will be amended to reflect that FM Global must maintain rating of “A” or better with Fitch to be an eligible insurance provider.

(16) Insurance	Mall St. Matthews (No. 2); Crossroads Center (No. 3)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with carriers having a minimum claims paying ability rating of no lower than “A” by S&P and no lower than “A:VII” by A.M. Best (provided, however, that Factory Mutual Insurance Co. was deemed to be an acceptable carrier for so long as it maintains its current “Api” rating) and (ii) the remainder by carriers having minimum claims paying ability rating of no lower than “BBB” by S&P and no lower than “A:VII” by A.M. Best.  Notwithstanding the foregoing, the Mortgagor may continue to use RSUI Indemnity Company and Ironshore Insurance Ltd. as part of its insurance syndicate that is in place as of the date the Mortgage Loan was originated, provided that such insurers do not move lower in the syndicate, increase their limits or fail to maintain the following ratings: in the case of Ironshore Insurance Ltd., a Moody’s rating of no lower than “Baa1”, and in the case of RSUI Indemnity Company, a Moody’s rating of no lower than “A3”.  In addition: (a) the Mortgagor may satisfy the applicable ratings requirement by providing the lender with a “cut-through” endorsement or credit wrap issued by an insurer rated at least “A+” with S&P, in each case in form and substance acceptable to the lender and the Rating Agencies and (b) the flood hazard insurance coverage described in the Mortgage Loan documents made available under the applicable laws of all relevant governmental authorities may be with any insurance company authorized by the United States government to issue such insurance provided such flood hazard insurance is reinsured by the United States government.

Instead of specifically covering a period of 18 months, business interruption/rental loss insurance covers up until the date the property is repaired or replaced and operations are resumed (regardless of the length of time), plus an additional twelve months.

E-2-2

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16) Insurance	Holiday Inn – 6th Avenue (No. 6)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having a rating of at least “A” by S&P and “A2” by Moody’s, if Moody’s rates such insurer).  Further, the Mortgagor is permitted to utilize Affiliated FM Insurance Company, having a rating of “A+ XV” by A.M. Best and “Api” by S&P, to provide the “all risks” property insurance required pursuant to the Mortgage Loan documents; provided, if use of such carrier would result in a ratings downgrade or the credit rating falls below the current rating noted above, the Mortgagor agrees to promptly notify the lender and, upon the lender’s request, to immediately replace any such carriers requested by the lender with an insurer which meets the otherwise applicable minimum rating.

(16) Insurance	Stirling Lafayette Shopping Center (No. 10)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A-” by S&P and “A2” by Moody’s, if Moody’s rates such insurer, and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s, if Moody’s rates such insurer).

(16) Insurance	Rivercrest Shadow Anchored Portfolio 4 (No. 19)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s, if Moody’s rates such insurer, and all such insurers shall have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s, if Moody’s rates such insurer).  Further, the Mortgagor may utilize Affiliated FM Insurance Company, which currently has a claims paying ability rating of “Api” by S&P, as the provider of insurance, provided, if the use of Affiliated FM Insurance Company would result in a ratings downgrade or the credit rating of Affiliated FM Insurance Company falls below “Api” by S&P, the Mortgagor agrees to immediately replace Affiliated FM Insurance Company with an insurer which meets the minimum claims paying ability rating set forth in the Mortgage Loan documents.

(16) Insurance	747 Amsterdam Avenue (No. 21)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s, if Moody’s rates such insurer, and all such insurers shall have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s, if Moody’s rates such insurer).  Further, the Mortgagor is permitted to utilize Seneca Insurance Co., which currently has a claims paying ability rating of “A-” with S&P and “A VIII” with A.M. Best, as the provider of property and general liability insurance, provided, if the credit rating of Seneca Insurance Co. falls below “A-” with S&P or “A VIII” with Seneca Insurance Co., the Mortgagor agrees to immediately replace Seneca Insurance Co. with an insurer which meets the minimum claims paying ability rating set forth in the Mortgage Loan documents.

(16) Insurance	643-647 Ninth Avenue (No. 20)
Instead of specifically covering a period of 12 months, business interruption/rental loss insurance covers up until the date the property is repaired or replaced and operations are resumed (regardless of the length of time).

(16) Insurance	Riveraine Apartments (No. 30); Granite Club Apartments (No. 46)
All policies of insurance may be issued by a syndicate of insurers whereby the primary layer of coverage is with insurers having such ratings and the remaining insurers have a rating of at least “A-” by S&P or “A3” by Moody’s or “A - IX” by A.M. Best.

E-2-3

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16) Insurance	Hempstead Road Apartments (No. 44); Elmer and Bellefonte Street Apartments (No. 55); Wightman Street Apartments (No. 59)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s, if Moody’s rates such insurer, and all such insurers shall have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s, if Moody’s rates such insurer).  Further, the Mortgagor may utilize Millers Capital Insurance Company, which currently has a claims paying ability rating of “A- VII” with AM Best, as the provider of any insurance so long as Mortgagor also provides re-insurance on the Mortgaged Property, rental or business interruption and commercial general liability insurance policies consistent with the coverage in place as of the origination date from a carrier with a claims paying ability rating of “BBB+” or greater by S&P, provided, if the credit rating of Millers Capital Insurance Company falls below “A- VII” by AM Best, Mortgagor agrees to replace such carrier within 30 days with an insurer which meets the minimum claims-paying ability set forth in the Mortgage Loan documents.

(16) Insurance	Shoppes at Camp Bowie (No. 50)
All policies of insurance are may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A3” by Moody’s, if Moody’s rates such insurer, and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s, if Moody’s rates such insurer).

(16) Insurance	Gateway Commons (No. 52)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A-” by S&P and “A3” by Moody’s, if Moody’s rates such insurer, and all such insurers shall have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s, if Moody’s rates such insurer).

(26) Recourse Obligations	11 West 42nd Street (No. 1)
No guaranty was provided on the date the Mortgage Loan was originated.  A form of non-recourse carveout guaranty was attached to the Mortgage Loan documents that must be executed and delivered by a qualified equityholder upon an assumption of the Mortgage Loan or in connection with any permitted transfer that results in certain Tishman Speyer and/or Silverstein control parties failing to control the Mortgagor and collectively owning at least 27% of the indirect equity in the Mortgagor.

(26) Recourse Obligations	Mall St. Matthews (No. 2); Crossroads Center (No. 3)	Recourse for prohibited transfers of the Property or equity interests in the Mortgagor is limited to actual damages.
(27) Mortgage Releases	Mall St. Matthews (No. 2); Crossroads Center (No. 3)
The Mortgagor has the right to substitute portions of the collateral with exchange parcels, which portions of the collateral may have been income-producing as of the date the Mortgage Loan was originated provided the exchange parcels do not diminish the value of the collateral; however, to the extent those portions are income-producing, any such exchange is subject to Rating Agency Confirmation.

(30) Due on Sale or Encumbrance	Renaissance at Hobble Creek (No. 18)
Transfers of interests in the Mortgagor are not limited to 49% while the initial non-recourse carve-out guarantors of the Mortgagor are deemed to be in control of such entity (i.e., while each of the two has at least 18.611% direct interest in the Mortgagor’s sole member and they have management control).

(30) Due on Sale or Encumbrance	643-647 Ninth Avenue (No. 20)
Transfers of interests in the Mortgagor are not limited to 49% while the initial non-recourse carve-out guarantor of the Mortgagor is deemed to be in control of such entity (i.e., while it has at least 20% direct or indirect interest and management control).

(30) Due on Sale or Encumbrance	MetroPlace Center (No. 23)
Transfers of interests in the Mortgagor are not limited to 49% while the initial non-recourse carve-out guarantor of the Mortgagor or a certain other individual specified in the Mortgage Loan documents is deemed to be in control of such entity (i.e., while it has at least 14.5% direct or indirect interest and management control).

E-2-4

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(30) Due on Sale or Encumbrance	Bella Terra Plaza (No. 38)
Transfers of interests in the Mortgagor are not limited to 49% while the initial non-recourse carve-out guarantor of the Mortgagor or any of three other individuals specified in the Mortgage Loan documents is deemed to be in control of such entity (i.e., while it has management control and, in the case of the initial non-recourse carve-out guarantor, at least 40% direct or indirect interest (individually or together with any trusts created for the benefit of his family members), and, in the case of each of the other specified individuals, at least 10% direct or indirect interest).

(31) Single-Purpose Entity	Stirling Lafayette Shopping Center (No. 10)
The Mortgagor previously owned a pad site located adjacent to the Mortgaged Property which is part of the larger Stirling Lafayette Shopping Center.  In addition, the Mortgagor previously was the holder of a note given by Taco Bell for certain improvements performed by the Mortgagor on its leased premises.  As of the Mortgage Loan’s origination, the pad site was conveyed to an affiliate for future development and the rights to the note were transferred to the non-recourse carveout guarantor.

(31) Single-Purpose Entity	Innovation Center of Vermont (No. 15)	A non-consolidation opinion was not required or obtained; however, the Mortgagor has two independent managers at the manager-level.
(31) Single-Purpose Entity	Crown at Steeplechase Apartments (No. 39)
Prior to the date the Mortgage Loan was originated, the Mortgagor’s sole business purpose was to provide management services for the Mortgaged Property. As of the origination date of the Mortgage Loan, the Mortgaged Property was transferred to the Mortgagor and the Mortgagor satisfies all applicable requirements of a single-purpose entity.

(39) Organization of Mortgagor	Mall St. Matthews (No. 2); Crossroads Center (No. 3)	The Mortgagors for each of these Mortgage Loans are affiliates.
(39) Organization of Mortgagor	MetroPlace Center (No. 23); Bella Terra Plaza (No. 38)	The Mortgagors for each of these Mortgage Loans are affiliates.
(39) Organization of Mortgagor	Dawson Street Apartments (No. 40); Hempstead Road Apartments (No. 44); Elmer and Bellefonte Street Apartments (No. 55); Wightman Street Apartments (No. 59)	The Mortgagors for each of these Mortgage Loans are affiliates.
(39) Organization of Mortgagor	Riveraine Apartments (No. 30); Granite Club Apartments (No. 46)	The Mortgagors for each of these Mortgage Loans are affiliates.

E-2-5

Citigroup Global Markets Realty Corp.

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(7) Junior Liens	The Arbaugh Building (No. 51)
There is a subordinate mortgage encumbering the Mortgaged Property in favor of a tax credit investor affiliated with the Mortgagor.  Additionally, there is a subordinate lien encumbering the Mortgaged Property in favor of the City of Lansing, Michigan, securing an amount in the original principal balance of $200,000.

(8) Assignment of Leases and Rents	345 Park Avenue South (No. 5)
Except with respect to certain bankruptcy related events of default, the collection of rents by mortgagee or a receiver requires written notice after the occurrence and during the continuance of an event of default.

(13) Actions Concerning Mortgage Loan	Storage Pros Tennessee Portfolio (No. 37)
One of the nonrecourse carveout guarantors is subject to ongoing litigation pursuant to a complaint filed on March 04, 2013, which complaint alleges, among other things, the breach of statutory, contractual and fiduciary duties in connection with an unrelated investment.  As of the origination date of the Mortgage Loan, the defendants named in such complaint had not filed a response.

(16) Insurance	Village at Southcreek SS (No. 58)
The loan documents require the Mortgaged Property to be covered by business interruption and rental loss insurance until the restoration of the Mortgaged Property is completed (with an extended period of indemnity of thirty (30) days from the date of such restoration).

(16) Insurance	LV Self Storage Portfolio (No. 31)	The loan agreement requires only 10 days prior notice to Mortgagee of the expiration of any insurance policies as a result of Mortgagor’s failure to renew such policies.
(16) Insurance	Walgreens - Holly Hills, FL (No. 64)
The loan documents permit the sole tenant at the Mortgaged Property, Walgreen Co., to self-insure for so long as (i) the Walgreen’s lease is in full force and effect, (ii) Mortgagor provides to Mortgagee evidence of coverage for losses in the event that the self insurance does not fulfill its self insurance obligations, (iii) Walgreen’s or its parent maintains a long term unsecured debt rating from the rating agencies of at least “BBB” or its equivalent, and (iv) Walgreen’s maintains a net worth of at least $250,000,000.  Additionally, under the loan agreement, all of the net proceeds, to the extent received by Mortgagee, are required be disbursed to Walgreen’s for restoration of the Mortgaged Property pursuant to the terms of the Walgreen’s Lease.

(16) Insurance	The Marsol Apartments (No. 8)
Maxum Indemnity Co. (which, as of the origination date of the Mortgage Loan, is rated A-VII by A.M. Best Company, Inc.) is a permitted insurance provider for so long as it (i) maintains its current A-VII rating and (ii) does not provide a higher percentage of coverage than the percentage of coverage provided by each such insurance company as of the date of the origination of the Mortgage Loan.  As of the origination date of the Mortgage Loan, Maxum Indemnity Co. was providing approximately 14.29% of the $35,000,000 excess $15,000,000 layer of the property insurance coverage.

(16) Insurance	Extra Space Self Storage #8183 – Nokomis (No. 65); Extra Space Self Storage #8182 – Port Charlotte (No. 66); Extra Space Self Storage #8181 – Punta Gorda (No. 67)
The coverage under the National Flood Insurance Program required to be maintained under the Loan Documents for each of the related Mortgage Properties is provided by Wright National Insurance Company, which is rated A- V by A.M. Best Company and does not otherwise satisfy the insurance rating requirements.

(26) Recourse Obligations	345 Park Avenue South (No. 5)
With respect to voluntary transfers of the Mortgaged Property, full recourse liability is limited to voluntary transfers, in violation of the loan documents, of fee simple title to all or a material portion of the land and improvements.  With respect to voluntary transfers of equity interests in Mortgagor, full recourse liability is limited to transfers which result in a change of control of the Mortgagor in violation of the loan documents.

(29) Acts of Terrorism Exclusion	Walgreens - Holly Hills, FL (No. 64)
The loan documents permit the Mortgagor to rely on the sole tenant of the Mortgaged Property, Walgreen’s, to carry insurance covering the Mortgaged Property, and the lease between the Mortgagor and Walgreen’s does not require Walgreen’s to maintain terrorism insurance.

E-2-6

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(39) Organization of Mortgagor	Extra Space Self Storage #8183 – Nokomis (No. 65); Extra Space Self Storage #8182 – Port Charlotte (No. 66); Extra Space Self Storage #8181 – Punta Gorda (No. 67)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagors.
(39) Organization of Mortgagor	Tammany on the Ponds Apartments (No. 27); Tammany Hills Apartments (No. 56)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor.
(39) Organization of Mortgagor	ExtraSpace Self Storage Alexandria (No. 41); ExtraSpace Self Storage Leesville (No. 42)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor.

E-2-7

Starwood Mortgage Funding I LLC

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16) Insurance	Summer Center (No. 28)
A portion of the Mortgaged Property is leased to Kroger, which tenant is responsible for carrying the insurance solely with respect to its leased portion of the building and its gas station at the Mortgaged Property and which tenant has the option to self-insure.  The insurance policy maintained by Kroger has an undisclosed deductible and does not name the mortgagee as a loss payee or mortgagee; however, Kroger’s policy grants blanket additional insured status if required by written contract and further grants automatic additional insured status to any party with which the landlord of Kroger has a written agreement to be granted such interests, including the mortgagee.  Under Kroger’s lease, the Mortgagor is required to be named as an additional insured and the loan documents require that the mortgagee be named as an additional insured/loss payee/mortgagee on any insurance policies related to the Mortgaged Property.  Further, Kroger’s lease provides that all insurance proceeds will be paid to the Mortgagor provided that such proceeds are applied for the restoration of the applicable portion of the Mortgaged Property, and the loan documents provide that upon receipt of any insurance proceeds, the Mortgagor is required to deliver any such insurance proceeds to Mortgagee for application in accordance with the terms of the Kroger lease.  Kroger is required to fully restore its premises following a casualty regardless of the amount of insurance proceeds available for restoration.

(24) Local Law Compliance	Pangea 6 Multifamily Portfolio (No. 24)
A number of Mortgaged Properties have a legal non-conforming use.  The legal non-conforming use of such Mortgaged Properties lapses if there is a discontinuance of such use for eighteen (18) months.  The Mortgagor and the guarantor are required to indemnify the lender for losses resulting from a protracted discontinuance of such legal non-conforming use of the Mortgaged Properties resulting from a casualty or condemnation at the Mortgaged Properties.

(25) Licenses and Permits	Summer Center (No. 28)
A Certificate of Occupancy was available for only one tenant at the Mortgaged Property.  A statement from the applicable regulatory authority to the zoning consultant indicated that there were no open zoning or building violations on file.  The loan documents contain a general representation that the Mortgaged Property has all required Certificates of Occupancy and a covenant that the Mortgagor must maintain all Certificates of Occupancy during the term of the Mortgage Loan.  In addition, recourse liability to the Mortgagor and the guarantor is triggered for any losses incurred as a result of the failure to maintain any required Certificates of Occupancy.

(27) Mortgage Releases	Rockwall Commons Apartments (No. 11) Rockwall Commons Office (No. 12)
The Mortgage Loans are cross-collateralized and cross-defaulted with one another pursuant to a Cross-Default, Cross-Collateralization and Contribution Agreement (the “Cross Agreement”), which Cross Agreement is included in each of the related Mortgage Files.  In connection with the sale of either Mortgaged Property and the defeasance or assumption of the applicable Mortgage Loan the Cross Agreement contains certain release provisions which require the following conditions, among others, to be satisfied with respect to the Rockwall Commons Office Mortgage Loan:  (i) a minimum debt yield of eleven percent (11%) , as determined by the lender in its sole and absolute discretion, (ii) a maximum loan-to-value ratio of seventy percent (70%) based upon a new appraisal obtained at the time of the release, (c) in connection with a release of the Cross Agreement in connection with the sale of the Rockwall Commons Office Mortgaged Property only, a maximum loan-to-purchase price ratio of seventy percent (70%), and (d) a minimum DSCR of 1.70x, as determined by the lender in its sole and absolute discretion.  Pursuant to the terms of the related Loan Documents, in the event that the aforementioned conditions are not satisfied the Mortgagor under the Rockwall Commons Office Mortgage Loan may pay down the related Mortgage Loan, subject to the applicable prepayment penalties (including shortfall interest) in an amount sufficient to satisfy the foregoing release conditions.

The release may only occur upon a sale of either Mortgaged Property and the defeasance or assumption of the applicable Mortgage Loan, but in either case the sale must be to a third-party in an arms-length transaction which cannot occur prior to 180 days after the Closing Date.

E-2-8

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(30) Due on Sale or Encumbrance	Pangea 6 Multifamily Portfolio (No. 24)
100% of the equity interests in each of the Mortgagors are held by a non-public REIT.  The loan documents provide that a change of control of a Mortgagor will not be deemed to have occurred so long as (1) the REIT maintains no less than 51% of the equity interests in the related Mortgagor and (2) the REIT controls the day-to-day management of the related Mortgagor and the applicable Mortgaged Properties.  Other than in connection with transfers occurring as a result of death or estate planning, the Loan Documents prohibit any direct or indirect transfers, in the aggregate, which result in a greater than 49% transfer of direct or indirect interests in a Mortgagor.

(31) Single-Purpose Entity	Blackhawk Estates (No. 16)
The loan documents permit the Mortgagor to own up to ten (10) manufactured or mobile homes during the term of the Mortgage Loan, without granting the mortgagee a security interest therein, so long as any such manufactured or mobile home is transferred to an affiliate of the Mortgagor or a third-party within sixty (60) days after the acquisition of such manufactured or mobile homes.  If any such manufactured or mobile home is not transferred, the Mortgagor is thereafter required to grant the mortgagee a security interest therein.

(34) Ground Leases	Surfsand Resort (No. 13)
34(b):  There is no writing included in the Mortgage File (or in such Ground Leases) which requires the consent of the Mortgagee for any modification or termination of the Ground Leases.  The terms of the Loan Documents provide that the Mortgagor may not modify or terminate the Ground Leases without the consent of the Mortgagee, and that any losses incurred by the Mortgagee as a result of any such modification or termination is recourse to the Mortgagor and the guarantor.

34(c):  The Ground Lease with respect to the restaurant at the Mortgaged Property (the “Restaurant Ground Lease”) is scheduled to expire fourteen (14) years after the maturity of the Mortgage Loan, with no renewal options.  The Ground Lease with respect to vacant land at the Mortgaged Property (the “Vacant Land Ground Lease”) is scheduled to expire six (6) years after the maturity of the Mortgage Loan with one (1) 10-year renewal option which is not exercisable by the Mortgagee.  The loan documents provide that the Mortgagor must exercise any renewal option at the request of Mortgagee and recourse liability to the Mortgagor and the guarantor is triggered for any losses incurred as a result of the expiration of either Ground Lease.

34(g):  There is no requirement in the Ground Leases or any ancillary agreement which requires the ground lessor to provide notice of any default to the Mortgagee.  The loan documents provide that the Mortgagor must provide default notices to the mortgagee, and that recourse liability to the Mortgagor and guarantor is triggered for losses incurred as a result of the failure to pay rent under the Ground Leases or any termination thereof.

34(h):  The Ground Leases do not provide the mortgagee with any cure rights thereunder.   The loan documents provide for recourse liability to the Mortgagor and guarantor for losses incurred as a result of the failure to pay rent under the Ground Leases or any termination thereof.

34(i):  The Restaurant Ground Lease provides that the related ground leased premises may not be sublet to a subtenant that competes with the business of the ground lessor.  The Mortgagor has represented that the current subtenant is in compliance with this provision of the Restaurant Ground Lease.

E-2-9

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

34(j) and (k):  The Restaurant Ground Lease (or any estoppel or other agreement received from the ground lessor and the related Mortgage (taken together)), does not provide for Mortgagee control of insurance proceeds or condemnation awards; the Restaurant Ground Lease is silent with respect to the allocation of insurance proceeds, and the ground lessor is entitled to the entire award in the case of a partial condemnation.  In the event of a casualty under the Restaurant Ground Lease, the Mortgagor is required to repair the ground leased premises unless 40% or more of the ground leased premises are destroyed and the Mortgagor elects to terminate the Restaurant Ground Lease.  In the event of a partial condemnation under the Restaurant Ground Lease, the Mortgagor is required to restore the ground leased premises, and the ground lessor is entitled to receive the entire condemnation award but is required to reimburse the Mortgagor for its restoration expenses.  With respect to the Vacant Land Ground Lease, there are no improvements on the ground leased premises and the Vacant Ground Lease is silent regarding condemnation.  Neither the Restaurant Ground Lease nor the Vacant Land Ground Lease provide that that any related insurance proceeds, or portion of the condemnation award allocable to Mortgagor’s interest in respect of a total or substantially total loss or taking of the Mortgaged Property, to the extent not applied to restoration, must be applied first to the payment of the outstanding principal balance of the Mortgage Loan.

34(l):  Neither of the Ground Leases requires the ground lessor to enter into a new Ground Lease with the Mortgagee upon termination of either Ground Lease.

Rent payments under the sublease (the “Restaurant Sublease”) of the Restaurant Ground Lease are guaranteed by the guarantor throughout the term of the Mortgage Loan, notwithstanding any termination, cancellation or expiration of the Restaurant Ground Lease or the Restaurant Sublease.   In the event that the Restaurant Ground Lease is terminated or cancelled for any reason, the Mortgagor is required to build new improvements on the portion of the Mortgaged Property owned in fee simple by the Mortgagor comparable to the improvements consisting of the existing restaurant on the ground leased premises under the Restaurant Ground Lease.  The construction obligation is supported by a completion guaranty from the guarantor.  The new improvements would be additional collateral for the Mortgage Loan.

The revenue derived from the Restaurant Ground Lease constitutes approximately 5% of the total revenue derived from the Mortgaged Property.

(39) Organization of Mortgagor	Rockwall Commons Apartments (No. 11) Rockwall Commons Office (No. 12) Keller Crossing (No. 22)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagors.

E-2-10

ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution		Distribution
Date	Balance	Date	Balance
7/31/13	$89,211,000.00	7/10/18	$89,210,746.11
8/10/13	$89,211,000.00	8/10/18	$87,663,159.34
9/10/13	$89,211,000.00	9/10/18	$86,110,115.06
10/10/13	$89,211,000.00	10/10/18	$84,447,626.60
11/10/13	$89,211,000.00	11/10/18	$82,883,216.79
12/10/13	$89,211,000.00	12/10/18	$81,209,688.81
1/10/14	$89,211,000.00	1/10/19	$79,633,830.75
2/10/14	$89,211,000.00	2/10/19	$78,052,410.84
3/10/14	$89,211,000.00	3/10/19	$76,156,265.02
4/10/14	$89,211,000.00	4/10/19	$74,562,499.61
5/10/14	$89,211,000.00	5/10/19	$72,860,457.95
6/10/14	$89,211,000.00	6/10/19	$71,255,030.32
7/10/14	$89,211,000.00	7/10/19	$69,541,660.94
8/10/14	$89,211,000.00	8/10/19	$67,924,486.13
9/10/14	$89,211,000.00	9/10/19	$66,301,596.71
10/10/14	$89,211,000.00	10/10/19	$64,571,266.40
11/10/14	$89,211,000.00	11/10/19	$62,936,502.62
12/10/14	$89,211,000.00	12/10/19	$61,194,638.50
1/10/15	$89,211,000.00	1/10/20	$59,547,913.80
2/10/15	$89,211,000.00	2/10/20	$57,895,365.25
3/10/15	$89,211,000.00	3/10/20	$56,035,481.55
4/10/15	$89,211,000.00	4/10/20	$54,370,464.23
5/10/15	$89,211,000.00	5/10/20	$52,599,214.16
6/10/15	$89,211,000.00	6/10/20	$50,921,982.36
7/10/15	$89,211,000.00	7/10/20	$49,433,003.35
8/10/15	$89,211,000.00	8/10/20	$48,028,225.10
9/10/15	$89,211,000.00	9/10/20	$46,618,131.57
10/10/15	$89,211,000.00	10/10/20	$45,113,382.15
11/10/15	$89,211,000.00	11/10/20	$43,692,246.77
12/10/15	$89,211,000.00	12/10/20	$42,176,770.32
1/10/16	$89,211,000.00	1/10/21	$40,744,508.80
2/10/16	$89,211,000.00	2/10/21	$39,306,825.64
3/10/16	$89,211,000.00	3/10/21	$37,598,419.93
4/10/16	$89,211,000.00	4/10/21	$36,148,792.10
5/10/16	$89,211,000.00	5/10/21	$34,605,635.47
6/10/16	$89,211,000.00	6/10/21	$33,144,663.85
7/10/16	$89,211,000.00	7/10/21	$31,590,486.84
8/10/16	$89,211,000.00	8/10/21	$30,118,084.81
9/10/16	$89,211,000.00	9/10/21	$28,640,105.58
10/10/16	$89,211,000.00	10/10/21	$27,069,405.85
11/10/16	$89,211,000.00	11/10/21	$25,579,866.34
12/10/16	$89,211,000.00	12/10/21	$23,997,935.88
1/10/17	$89,211,000.00	1/10/22	$22,496,747.75
2/10/17	$89,211,000.00	2/10/22	$20,989,870.91
3/10/17	$89,211,000.00	3/10/22	$19,218,725.51
4/10/17	$89,211,000.00	4/10/22	$17,699,392.74
5/10/17	$89,211,000.00	5/10/22	$16,088,518.28
6/10/17	$89,211,000.00	6/10/22	$14,557,309.11
7/10/17	$89,211,000.00	7/10/22	$12,934,896.81
8/10/17	$89,211,000.00	8/10/22	$11,391,720.46
9/10/17	$89,211,000.00	9/10/22	$9,842,692.55
10/10/17	$89,211,000.00	10/10/22	$8,202,969.45
11/10/17	$89,211,000.00	11/10/22	$6,641,838.16
12/10/17	$89,211,000.00	12/10/22	$4,990,356.68
1/10/18	$89,211,000.00	1/10/23	$3,417,029.46
2/10/18	$89,211,000.00	2/10/23	$1,837,733.74
3/10/18	$89,211,000.00	3/10/23	$924.04
4/10/18	$89,211,000.00	4/10/23	$0.00
5/10/18	$89,211,000.00
6/10/18	$89,211,000.00

F-1

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PROSPECTUS

GS MORTGAGE SECURITIES CORPORATION II
Depositor
Commercial Mortgage Pass-Through
Certificates (Issuable in Series by Separate Issuing Entities)

GS Mortgage Securities Corporation II from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are a trust. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and the underlying mortgage loans will not be insured or guaranteed by any governmental agency or other person.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

Investing in the offered certificates involves risks. See “RISK FACTORS” beginning on page 4 of this prospectus. For each series, see “RISK FACTORS” in the related prospectus supplement.

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under “PLAN OF DISTRIBUTION” on page 104 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

July 10, 2013

Important Notice About Information Presented in this
Prospectus and the Related Prospectus Supplement

We provide information about the certificates in two separate documents that progressively provide more detail.  These documents are:

●	this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

●	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering to sell the certificates in any state where the offer or sale is not permitted.

We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed.  The table of contents of this prospectus and the table of contents included in the related prospectus supplement list the pages on which these captions are located.

You can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption “Index of Defined Terms” beginning on page 108 of this prospectus.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.

If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 200 West Street, New York, New York 10282 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” beginning on page 106 of this prospectus.

SUMMARY OF PROSPECTUS	3
RISK FACTORS	4
THE PROSPECTUS SUPPLEMENT	23
THE DEPOSITOR	24
THE SPONSORS	25
USE OF PROCEEDS	25
DESCRIPTION OF THE CERTIFICATES	25
THE MORTGAGE POOLS	33
SERVICING OF THE MORTGAGE LOANS	37
CREDIT ENHANCEMENT	44
SWAP AGREEMENT	47
YIELD CONSIDERATIONS	48
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	49
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	70
STATE AND LOCAL TAX CONSIDERATIONS	101
ERISA CONSIDERATIONS	101
LEGAL INVESTMENT	103
THE APPRAISAL REGULATIONS	104
PLAN OF DISTRIBUTION	104
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	106
LEGAL MATTERS	107
RATINGS	107
INDEX OF DEFINED TERMS	108

SUMMARY OF PROSPECTUS

This summary includes selected information from this prospectus.  It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates.  To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the related prospectus supplement.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. Our telephone number is (212) 902-1000.

Description of Certificates; Ratings
The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes.  The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund.  Each trust fund will consist primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement.  Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations at the date of issuance.

The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

●
the name of the servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

●	the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

●	the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

●	the tax status of certificates; and

●
whether the certificates will be eligible to be purchased by investors subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA.

RISK FACTORS

An investment in the certificates of any series involves significant risks and are not suitable investments for all investors.  Before making an investment decision, you should carefully review the following information and the information under the caption “Risk Factors” in the related prospectus supplement.  Such risks give rise to the potential for significant loss over the life of the certificates and could result in the failure of investors in the certificates to fully recover their initial investments.

The Certificates May Not Be a Suitable Investment for You

For the reasons set forth in this section and in the “Risk Factors” section in the related prospectus supplement, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates, including as a result of variations in the performance of the mortgage loans in a trust or trust fund.  As a result, investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties.  The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  The repayment of a mortgage loan secured by a residential cooperative property typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the mortgaged property.  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics of the neighborhood where the property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in the prospectus supplement.

It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

Office Properties Have Special Risks

A large number of factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

●
in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers.  Issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration.  Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants.  Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.  However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants.  An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant decides to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self owned anchor; or

●
the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.  In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents.  In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor stores of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans (or related whole loans) that identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower.  We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in the related prospectus supplement or that the net operating income contributed by the mortgaged properties will remain at the level specified in the related prospectus supplement or past levels.

Borrowers and property managers of mortgaged properties may own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer dollars:  factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing.  Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.  Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Retail properties may have theater tenants.  Properties with theater tenants are exposed to certain unique risks.  Aspects of building site design and adaptability affect the value of a theater.  In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.  See “Risk Factors—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” in the prospectus supplement.  In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail properties may have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Hospitality Properties Have Special Risks

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	the quality of hospitality property management;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	The lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.  Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.  Furthermore, the previous terrorist attacks in the United States and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The liquor licenses for hospitality properties are usually held by affiliates of the borrowers, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person.  In the event of a foreclosure of a hospitality property that holds a liquor license, the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement.  There can be no assurance that a replacement franchise could be obtained in the event of termination.  In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel managers.  Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.

Multifamily Properties Have Special Risks

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the location of the property, for example, a change in the neighborhood over time or increased crime in the neighborhood;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties and residential developments in the local market;

●
the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

●
in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●
adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties.  The limitations and restrictions imposed by these programs could result in losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation.  The cooperative owns all the units in the building and all common areas.  Its tenants own stock, shares or membership certificates in the corporation.  This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive.  These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property.  Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●
the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●
the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●
that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

Manufactured Housing Community Properties Have Special Risks

Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income-producing real estate.  The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●
the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgaged loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Industrial Properties Have Special Risks

A large number of factors may adversely affect the value of industrial properties, including:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center).  In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Self Storage Properties Have Special Risks

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	age of improvements; or

●	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit.  No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement.  The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans included in a trust may have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally.  As a result, if a tenant in common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants in common under the mortgage loans will be special purpose entities.  Unless otherwise stated in the related prospectus supplement, each related tenant in common borrower waived its right to partition, reducing the risk of partition.  However, there can be no assurance that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant in common borrower or the guarantor if a tenant in common files for partition.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans included in a trust or trust fund, the related mortgaged property may consist of the borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers.  Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests.  We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans.  Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums.  The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered.  In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.  Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Risks Related to Ground Leases and Other Leasehold Interests

For purposes of each prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders.  Certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

Except as noted in the related prospectus supplement, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan or 10 years past the stated maturity if the mortgage loan fully amortizes by the stated maturity (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans included in a trust, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks.  In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements.  Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan.  While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest.  However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord.  In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds.  Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure.  The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease.  In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property.  It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land.  In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer.  Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law.  Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” and “—Bankruptcy Issues” in this prospectus.

Your Certificates Are Not Obligations of Any Other Person or Entity

Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or any private mortgage or other insurer.

Limited Liquidity

There will have been no secondary market for any series of certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.  The market value of the certificates will fluctuate with changes in prevailing rates of interest, a change in the ratings of the certificates or other credit related market changes.  Consequently, the sale of the certificates in any market that may develop may be at a discount from the certificates’ par value or purchase price.

Modifications of the Mortgage Loans

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing.  As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the related trust or trust fund, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the related trust or trust fund may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust or trust fund, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan.

The ability to modify mortgage loans by the applicable servicer may be limited by several factors.  First, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers.  Furthermore, the terms of the related servicing agreement may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing delinquent or defaulted mortgage loans.  In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates.  In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction.  The applicable servicing agreement will obligate the servicer not to consider the interests of individual classes of certificates.  You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of securities may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”).  If a servicer for any series of securities were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the related servicing agreement provides that such an event would be an event of default entitling the trust or trust fund to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the servicing agreement in a receivership under the FDIA would be treated as a breach of the servicing agreement and give the trust or trust fund a claim for damages and the ability to appoint a successor servicer.  An assumption under the Bankruptcy Code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the servicer to assume the servicing agreement and assign it to a third party.  An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state.  We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or the trust or that trust fund would be entitled to terminate servicer in a timely manner or at all.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s or trust fund’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Investors in the securities do not have the direct right to make decisions with respect to the administration of the trust or trust fund.  These decisions are generally made, subject to the express terms of the applicable servicing agreement, by a servicer, a securities administrator or the trustee.  Any decision made by any of those parties in respect of the trust or trust fund in accordance with the terms of such servicing agreement, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests. In certain limited circumstances, the holders of certificates have the right to vote on matters affecting the trust or trust fund.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee.  In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Variability in Average Life of Offered Certificates

The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

●	the prepayment provisions of the related mortgage notes; and

●	a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See “DESCRIPTION OF THE MORTGAGE POOL” in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions—Prepayment Provisions” in this prospectus.  We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

Certain Legal Aspects of the Mortgage Loans

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders.

Environmental Law Considerations

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the “owner” or “operator” of the Mortgaged Property. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Environmental Risks” in this prospectus.

Risk of Early Termination

The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

THE PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

●	any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

●	whether the trust will be treated for federal income tax purposes as one or more grantor trusts, or REMICs;

●	the identity of each class within a series;

●	the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

●
certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

●	the identity of the master servicer;

●	the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

●	the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

●	the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

●	the final scheduled distribution date of each class of offered certificates;

●	the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

●	the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

●	the extent of subordination of any subordinate certificates;

●	for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

●	the distribution dates for each class of offered certificates;

●	the representations and warranties to be made by us or another entity relating to the mortgage loans;

●	information with respect to the terms of the subordinate certificates or residual certificates, if any;

●
additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

●	additional information with respect to the plan of distribution;

●	whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;

●
any significant obligors in accordance with Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time-to-time (“Regulation AB”), promulgated by the U.S. Securities and Exchange Commission (the “SEC”);

●
if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

●
if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

●
if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus; and

●
whether any class of offered certificates qualifies as “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under “LEGAL INVESTMENT” in this prospectus.

THE DEPOSITOR

GS Mortgage Securities Corporation II (the “Depositor”) was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Depositor are located at 200 West Street, New York, New York 10282. Its telephone number is (212) 902-1000. The Depositor will not have any material assets.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Depositor or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Depositor or an affiliate of the Depositor, if specifically disclosed in the related prospectus supplement.

The certificate of incorporation, as amended, of the Depositor provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the bylaws of the Depositor provide that the Depositor shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person or the person’s testator or intestate is or was a director, officer or employee of the Depositor or serves or served, at the request of the Depositor, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, or otherwise, the Depositor has been advised that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE SPONSORS

The prospectus supplement for each series of securities will identify and provide information as to the sponsor or sponsors for the related series.

USE OF PROCEEDS

The Depositor intends to apply all or substantially all of the net proceeds from the sale of each series offered in this prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Depositor for mortgage loans.

DESCRIPTION OF THE CERTIFICATES*

The certificates of each series will be issued pursuant to a pooling and servicing agreement (the “Agreement”) to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part or in such other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that prospectus supplement and any additional provisions of the related Agreement.

*      Whenever used in this prospectus the terms “certificates”, “trust fund” and “mortgage pool” will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

At the time of issuance, it is anticipated that the offered certificates of each series will be rated “investment grade”, typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization (“NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at the request of the Depositor. Each of the NRSROs engaged by the Depositor to rate the offered certificates of the related series will be referred to as a “Rating Agency” in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. We cannot assure you as to whether any NRSRO not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by an NRSRO that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor’s request, and may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.  Further, the SEC may determine that a Rating Agency rating the offered certificates no longer qualifies as an NRSRO, or is no longer qualified to rate such offered certificates, which may also adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.

General

The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the “Trust Fund”) for each series will consist of the following, to the extent provided in the Agreement:

(i)        a pool primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties conveyed to the Trustee pursuant to the Agreement;

(ii)       all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement; and

(iii)      all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.

In addition, the Trust Fund for a series may include various forms of credit enhancement.  Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.  See “CREDIT ENHANCEMENT” in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

(i)        mortgage principal prepayment effects on the weighted average lives of the classes;

(ii)       the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

(iii)      the degree to which an investor’s yield is sensitive to principal prepayments.

The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

If the certificates of a class are transferable only on the books of The Depository Trust Company (the “Depository”), no person acquiring a certificate that is in book-entry form (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Depositor has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

If the certificates of a class are transferable only on the books of the Depository, each beneficial owner’s ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for this purpose. In turn, the Financial Intermediary’s ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner’s Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Depositor and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee or other applicable certificate registrar may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the Depository’s normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

Distributions on Certificates

Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates (“Certificateholders” or “Holders”) by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the “Distribution Date”) specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the Trustee (or any other paying agent as may be identified in the related prospectus supplement), by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

With respect to each series of certificates on each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) after a date specified in the related prospectus supplement (the “Cut-Off Date”) and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

Accounts

It is expected that the Agreement for each series of certificates will provide that the Trustee (or any other paying agent as may be identified in the related prospectus supplement) establish an account (the

“Distribution Account”) into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the “Collection Account”) in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

(1) all payments on account of principal, including principal prepayments, on the mortgage loans;

(2) all payments on account of interest on the mortgage loans and all Prepayment Premiums;

(3) all proceeds from any insurance policy relating to a mortgage loan (“Insurance Proceeds”) other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(4) all proceeds from the liquidation of a mortgage loan, including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (“REO Property”);

(5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(6) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

(7) any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

(8) any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

The Special Servicer, if any, will be required to remit, as specified in the related prospectus supplement, to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. “Prepayment Premium” means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. “Property Protection Expenses” comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account or advance amounts to, among other things:

(i)      remit certain amounts for the related Distribution Date into the Distribution Account;

(ii)     to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

(iii)    pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

(iv)    reimburse the Master Servicer, the Special Servicer, if any, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and, if applicable, the Special Servicer, as described in the Agreement.

The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the “Master Servicer Remittance Date”). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

It is expected that the Agreement for each series of certificates will provide that a special trust account (the “REO Account”) will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

(i)      make remittances to the Collection Account as required by the Agreement;

(ii)     pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

(iii)    provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

“Permitted Investments” will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

Amendment

The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:

(i)     to cure any ambiguity;

(ii)     to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

(iii)    to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

(iv)    for the other reasons specified in the related prospectus supplement.

To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder; or

●
reduce the aforesaid percentage of certificates of any class the Holders of which are required to consent to any amendment, without the consent of the Holders of all certificates of that class then outstanding.

Further, the Agreement for each series may provide that the parties to the Agreement, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a “real estate mortgage investment conduit” (a “REMIC”) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that (unless otherwise disclosed in the related prospectus supplement) the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

The Agreement relating to each series may provide that no amendment to the Agreement will be made unless there has been delivered in accordance with the Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

Termination

As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

(i)      the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

(ii)     the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

(iii)    the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

(iv)    mutual consent of the parties and all Certificateholders.

With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

Reports to Certificateholders

Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

(i)      information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

(ii)     updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

(iii)    financial information relating to the underlying Mortgaged Properties;

(iv)    information with respect to delinquent mortgage loans;

(v)     information on mortgage loans which have been modified; and

(vi)    information with respect to REO Properties.

The Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will be required to mail or otherwise make available to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement). The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. We will file or cause to be filed with the SEC the periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. Reports that we have filed with the SEC pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and, therefore, should be available at the SEC’s site on the World Wide Web.

The Trustee

The Depositor will select a bank or trust company to act as trustee (the “Trustee”) under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

THE MORTGAGE POOLS

General

Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments (“Mortgages”) on fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a “Mortgaged Property”). Each mortgage loan in a mortgage pool is referred to as a mortgage loan in this prospectus.

Mortgage loans will be of one or more of the following types:

1.           mortgage loans with fixed interest rates;

2.           mortgage loans with adjustable interest rates;

3.           mortgage loans with principal balances that fully amortize over their remaining terms to maturity or anticipated maturity date;

4.           mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity or anticipated maturity date of the loan;

5.           mortgage loans that provide incentives (such as an increase in the applicable interest rate, among other things) for, but do not require, repayment in full on an anticipated repayment date prior to maturity;

6.           mortgage loans that provide for recourse against only the Mortgaged Properties; and

7.           mortgage loans that provide for recourse against the other assets of the related borrowers.

Certain mortgage loans may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Leases and Rents” in this prospectus.

Certain mortgage loans may provide for “equity participations” which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Depositor into an escrow account held by the Trustee as provided in the related prospectus supplement.

The mortgage loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

(i)      the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

(ii)     the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

(iii)    the interest rate or range of interest rates of the mortgage loans and the weighted average mortgage interest rate of the mortgage loans;

(iv)    the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

(v)     the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

(vi)    the current loan balance-to-original valuation ratios of the mortgage loans;

(vii)   the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

(viii)  the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

(ix)    the debt service coverage ratios relating to the mortgage loans;

(x)     information with respect to the prepayment provisions, if any, of the mortgage loans;

(xi)    information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

(xii)   payment delinquencies, if any, relating to the mortgage loans.

If specified in the related prospectus supplement, the Depositor may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Depositor may disclose the above-specified information by mortgage loan group.

In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Depositor will file a current report on Form 8-K (the “Form 8-K”) with the SEC on or prior to the date of the filing of the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the initial issuance of each series of certificates (each, a “Closing Date”) as specified in the related prospectus supplement. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans

The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

Assignment of Mortgage Loans

At the time of issuance of the certificates of each series, the Depositor will cause the mortgage loans  to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

In addition, the Depositor will, as to each mortgage loan, deliver to the Trustee or other designated custodian, to the extent required by the Agreement:

(i)      the mortgage note, endorsed to the order of the Trustee or in blank without recourse;

(ii)     the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

(iii)    any assumption, modification or substitution agreements relating to the mortgage loan;

(iv)    a lender’s title insurance policy, together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of the mortgage loan;

(v)     if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

(vi)    a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

(vii)   any other documents as may be described in the Agreement (the documents, collectively, the “Mortgage Loan File”).

Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Depositor’s interest in the mortgage loan to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

The Trustee or other designated custodian will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee or other designated custodian is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee or other designated custodian will promptly notify the Depositor, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the “Responsible Party”) and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee, within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to (unless otherwise specified in the related prospectus supplement) the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage interest rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the “Repurchase Price”). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

Representations and Warranties

To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the Depositor will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Depositor, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan (or a portion thereof) with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan (or a portion thereof) at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Depositor for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Depositor to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Depositor.

The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Depositor, as the case may be, may deliver to the Trustee mortgage loans (“Substitute Mortgage Loans”) in substitution for any one or more of the mortgage loans (“Defective Mortgage Loans”) initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that the Substitute Mortgage Loan on the date of substitution, will:

(i)      have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

(ii)     have a mortgage interest rate not less than (and not more than 1% greater than) the mortgage interest rate of the Defective Mortgage Loan;

(iii)    have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

(iv)    comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the Responsible Party or the Depositor as more fully described in the prospectus supplement.

A brief summary of certain representations and warranties that are applicable to a particular series will be described in the prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The prospectus supplement related to a series will identify the master servicer (the “Master Servicer”) to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Depositor and its affiliates.

If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the “Specially Serviced Mortgage Loans”) will be performed by a special servicer (the “Special Servicer”). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

●
negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under “—Modifications, Waivers and Amendments” below;

●	foreclosing on the Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

●	supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

The Special Servicer may have other business relationships with the Depositor and its affiliates.

If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Depositor and its affiliates.

Servicing Standards

The Master Servicer and the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as if they were one lender), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

Operating Advisor

If so specified in the related prospectus supplement, an advisor (the “Operating Advisor”) may be selected to approve, direct or consult with, the special servicer as to recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor may be entitled to approve or consult regarding certain actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, and extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

Collections and Other Servicing Procedures

The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow the collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

Insurance

The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

The standard hazard insurance policies typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will typically provide that the insurer’s liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest on the costs, as provided by the Agreement.

Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

Fidelity Bonds and Errors and Omissions Insurance

The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

The Master Servicer’s principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a “Servicing Fee” (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer’s servicing compensation will ordinarily decrease as the mortgage loans amortize.

In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under “DESCRIPTION OF THE CERTIFICATES—Accounts” in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

Advances

The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances (“Advances”) with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer’s Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

The Master Servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining housing values, make non-recoverability determinations with increasing frequency.  Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to the holders of certificates.

Modifications, Waivers and Amendments

If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, may give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of or consultation with an Operating Advisor.

Evidence of Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to us, the trustee or certificate administrator or any other party as may be identified in the related prospectus supplement, as applicable, on or before the date specified in the applicable Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Agreement in all material respects throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee

The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any,

nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer’s obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer’s obligations and duties under the Agreement.

The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor or other party specified in the related prospectus supplement will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

Events of Default

Events of default (each, an “Event of Default”) with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

(i)      with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement (subject to any applicable grace period);

(ii)     with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required (subject to any applicable grace period) any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

(iii)    with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of the failure has been given to the applicable party;

(iv)    with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)     with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

(vi)    with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement, at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee or as otherwise selected as described in the related prospectus supplement will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. “Voting Rights” means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

CREDIT ENHANCEMENT

General

If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of (a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the “Subordinate Certificates”) to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the Holders of senior certificates (the “Senior Certificates”) to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

Cross-Support Features

If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Letter of Credit

If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the “Letter of Credit Bank”). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Certificate Guarantee Insurance

If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a “voidable preference” payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Reserve Funds

If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Depositor may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Depositor or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of mortgage loans in a Trust Fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the mortgage loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, either the excess cash will (a) be paid to one or more senior classes of certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the certificates; the difference is overcollateralization or (b) available to offset principal losses and delinquencies after the principal balances of the classes of certificates specified in the related prospectus supplement have been paid in full.  If so specified, the prospectus supplement will describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.

SWAP AGREEMENT

If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.

Interest Rate Swap.  In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

Interest Rate Caps.  In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

Interest Rate Floors.  In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

Interest Rate Collars.  An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

Currency Swap:  In a currency swap, the Trust Fund will exchange a stream of interest and principal payments on a class  for the rate of interest on  that class multiplied by the outstanding principal balance of the related class denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class.

YIELD CONSIDERATIONS

General

The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in or as contemplated by the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions” in this prospectus for a description of certain provisions of the mortgage loans and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

Prepayment and Maturity Assumptions

The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers’ net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note or loan agreement. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities (“Balloon Payments”). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower’s equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions” in this prospectus.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect of an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month (expressed as a rate per annum) relative to the then outstanding principal balance of a pool of new mortgage loans.

We cannot assure you that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the mortgage interest rates on the mortgage loans, the rate of prepayment can be expected to increase.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

Mortgages and Deeds of Trust Generally

The mortgage loans for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee’s or beneficiary’s knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic’s liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See “—Environmental Risks” below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

Rights of Mortgagees or Beneficiaries

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

The borrower, or any other person having a junior encumbrance on the real estate, may, after acceleration but not after a foreclosure sale has occurred, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, prior to the trustee’s sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “—Rights of Redemption” below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee’s sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee’s ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute “fair consideration”. The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) was rejected, however, by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994).  The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisor’s) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See “—Environmental Risks” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower’s defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

Bankruptcy Issues

   Automatic Stay

The Bankruptcy Code may affect the ability to enforce certain rights under a mortgage in the event that a borrower becomes the subject of a bankruptcy or reorganization proceeding under the Bankruptcy Code.  Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor’s estate, which may delay the mortgagee’s exercise of such remedies, including foreclosure, in the event that such borrower becomes the subject of a proceeding under the Bankruptcy Code.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

   Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor, the sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Modification of Lender’s Rights

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount, terms and priority of a mortgage securing a loan to a debtor may be modified under certain circumstances.  The amount of the loan secured by the real property may be reduced to the then current value of the property pursuant to a confirmed plan of reorganization or lien avoidance proceeding, thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances.  Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan.  Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.

   Leases and Rents

The legal proceedings necessary to resolve the above described bankruptcy issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Federal bankruptcy law may also interfere with or affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower is in a bankruptcy proceeding.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases.  In addition, under Section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents.  For example, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  Rents and leases may also escape an assignment of such rents and leases (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.  The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”.  The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents.  Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Lease Assumption or Rejection by Tenant

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court,

(a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to (a) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the property, plus (b) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that the mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered shopping centers by a court considering the question.

Lease Rejection by Lessor – Tenant’s Rights

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.  To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Intercreditor Issues

Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  We cannot assure you that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.  In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which at least one court has followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.  In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud.  It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee.  Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization.  A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the Mortgaged Properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such Mortgaged Property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the Mortgaged Property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the mortgage loans included in a Trust Fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), for example, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

State Law Limitations on Lenders

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See “—Rights of Redemption” below.

Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See “—Anti-Deficiency Legislation” below.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which are, have been the site of, or are located near other properties that have been the site of, manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any mortgage loan or, (b) in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, and for natural resource damages, at such property, which liabilities could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Environmental reports are generally prepared for mortgage properties that will be included in each mortgage pool.  The environmental reports will generally be prepared pursuant to the American Society for Testing and Materials standard for a  “Phase I” environmental assessment unless otherwise specified in the related prospectus supplement. In addition to the Phase I standards, many of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations will have been completed for some mortgaged properties to evaluate further certain environmental issues. Phase II investigation consists of sampling and/or testing.

Except as set forth below and in the related prospectus supplement, none of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

●	in which the adverse conditions were remediated or abated before the origination date of the related mortgage loan or date the related certificates are issued;

●	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related mortgage loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental assessments;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

●	involving radon; or

●	in which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the identified condition was related to the presence of asbestos containing materials, lead based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the mortgaged properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”) may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as a Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), a secured lender such as a Trust

Fund may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA’s definition of “owner or operator”, however, is a person “who without participating in the management of a ... facility, holds indicia of ownership primarily to protect his security interest” (the “Secured-Creditor Exemption”).  This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Notwithstanding the Secured-Creditor Exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) defines the term “participating in management” to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as “workout” steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

Amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the Secured-Creditor Exemption.  In addition, under the amendments, a lender continues to be protected from CERCLA liability as an “owner or operator” after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the Secured-Creditor Exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the Secured-Creditor Exemption.

The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for an exemption similar to the Secured-Creditor Exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.  This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “—Anti-Deficiency Legislation” below) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

Rights of Redemption

In some states, after a foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of state specific provisions that may be material to investors for states where Mortgaged Properties securing a substantial principal amount of mortgage loans backing a particular series are located. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgagees

The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

Anti-Deficiency Legislation

Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower’s other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower’s assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.  Also, the enforcement of remedial actions in one state may adversely affect the enforcement of remedial actions in other states.

Statutory Liabilities

The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of mortgages. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

Prepayment Provisions

Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Due-on-Sale Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”).  The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses.  Although the Garn-St Germain Act provides that due-on-sale clauses are enforceable, the Garn-St Germain Act states that a mortgagee is “encouraged” to permit an assumption of a loan at the existing mortgage rate of interest or at some other rate less than the average of the mortgage rates and the market rate. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Acceleration on Default

Some of the mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code (“California Military Code”) provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

Forfeitures in Drug and RICO Proceedings

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its Mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the Mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates.  In addition, each of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, the Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of a Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or (ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

Leases and Rents

Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The U.S. Department of Treasury (the “Treasury”) has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

IRS Circular 230 Notice

The following summary is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.  The following summary is written and provided in connection with the promotion or marketing by the Depositor and the underwriters of the transactions or matters addressed in this prospectus and the related prospectus supplement.  You should seek advice based on your particular circumstances from an independent tax advisor.

General

The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, as to the matters discussed in this section. The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, where the related prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a “holder” or “Certificateholder” in this discussion generally mean the beneficial owner of a certificate.

This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under “—Federal Income Tax Consequences for REMIC Certificates” below and as a grantor trust under “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Federal Income Tax Consequences For REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a “REMIC Pool“. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i) the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool.  The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to “REMIC” or “REMIC Pool” in this prospectus shall be deemed to refer to each REMIC Pool. If so specified in the related prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below. For purposes of this discussion, unless otherwise specified, the term “mortgage loans” will be used to refer to mortgage loans.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care” (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent “qualified mortgages”, within the meaning of Code Section 860G(a)(3), for other REMICs.  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day”, which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or participation interests in whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (a) the fair market value of the real property security, including its land, buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan, and (ii) regular interests in another

REMIC. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (a) of the preceding sentence as of the date of the last modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a “defective obligation” within a two-year period after the Startup Day. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service (the “IRS”).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Regular Certificates

Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income on the Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust Fund would be so treated.  For purposes of the foregoing tests, the REMIC Pools are treated as a single REMIC.  If at all times 95% or more of the assets of the Trust Fund qualify for each of the foregoing treatments, the Regular Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  Certificates held by a domestic building and loan association will not be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Certificates

General

In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable to that Regular Certificate (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

Original Issue Discount

Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent the issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price”. The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder of such class for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below); provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates. Likewise, the Depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of and non-qualified stated interest payments due on the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest (including original issue discount) distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the total stated redemption price at maturity of the Regular Certificate.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. A Regular Certificateholder that makes an election to amortize such premium will be deemed to have made an election to amortize bond premium on other debt instruments acquired by such holder with amortizable bond premium during that taxable year or thereafter.  Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if a holder makes the election with respect to a premium bond, then the holder is deemed to make the election to amortize premium for all the premium bonds it holds at the beginning of the taxable year and all premium bonds it acquires thereafter.  If a holder makes the election with respect to a market discount bond,  then it is deemed to make the election to accrue market discount for all the market discount bonds it acquires at the beginning of the taxable year and all market discount bonds it acquires thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making this election.

Prepayment Premiums

Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium.  Prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale, Exchange or Retirement of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, or such Regular Certificate is redeemed or retired, such Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses on the Regular Certificate.  Similarly, a holder who receives payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the Regular Certificate.  A Regular Certificateholder who receives a final payment that is less than the Certificateholder’s adjusted basis in the Regular Certificate will generally recognize less.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to the Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the Regular Certificateholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless. Under Code Section 166, except as provided below, it appears that the Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained (and not previously deducted) with respect to principal during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, the Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the class. Although not free from doubt, a Regular Certificateholder with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Certificates are entitled to any deduction under Code Section 166 for bad debt loss.  Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Prospective investors in the Residual Certificates should carefully read the following discussion.  Prospective investors are cautioned that the REMIC taxable income on the Residual Certificates and the tax liabilities on the Residual Certificates will exceed cash distributions to the holder of the Residual Certificates during some or all periods, in which event such holder must have sufficient sources of funds to pay such tax liabilities.  Due to the special tax treatment of REMIC residual interests, the after-tax return on the Class R Certificates may be zero or negative.  In the following discussion, the term “Residual Certificateholder” refers to the holder of the Residual Certificates.  Unless otherwise noted below, the following discussion applies separately to the Residual Certificates’ residual interest in each REMIC in the issuing entity.  A Residual Certificateholder must account separately for its interest in the REMIC Pool and cannot offset gains from one REMIC Pool with losses from another REMIC Pool.

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of Residual Certificateholders, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss of the Residual Certificateholder for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC’s gross income less deductions.  The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of purchase premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates.  However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income”. The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return. In addition, a Residual Certificateholder’s taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

A REMIC Pool will have a net loss for any calendar quarter in which its deductions exceed its gross income.  The net loss would be allocated among the Residual Certificateholders in the same manner as such REMIC Pool’s taxable income.  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool.  A cash distribution to a Residual Certificateholder that exceeds such holder’s adjusted basis will be treated as a gain from the sale or exchange of the Residual Certificate.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under “—Taxation of REMIC Income”, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income:  (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition.  Residual Certificateholders should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the Trustee intends to compute REMIC income and expense in accordance with the Code and applicable Treasury regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”, without regard to the de minimis rule described in those sections, and “—Taxation of Regular Certificates—Premium” above.

Market Discount.  The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

Premium.  Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium”, a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant interest method. Amortizable bond premium, if any, will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

The Code provides that a portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion”, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased (but not below zero) by any distributions made with respect to the Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and that portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations.  If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they apply to the date of the transfer.  This tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during such period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a

Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) ”Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis; and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless, among other things (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affirmations made by the transferee pursuant to such affidavit are false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. For purposes of this discussion, “Disqualified Non-U.S. Person” means with respect to the Residual Certificates, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Person; (b) any person other than a U.S. Person (a “Non-U.S. Person”) or its agent other than (i) a Non-U.S. Person that holds the Residual Certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or (ii) a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes; or (c) a U.S. Person with respect to which income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Taxation of Certain Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations”. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

(A) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of the present value off: (1) any consideration given to the transferee to acquire the residual interest (the inducement payment), (2) future distributions on the residual interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

(B) the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through (iii), but not (iv) above as part of the affidavit described above under “—Disqualified Organizations”. The transferor must have no actual knowledge or reason to know that any statements are false.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person.  The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under temporary and final Treasury regulations, effective generally for partnership interests first acquired on August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner.  Similar rules apply to excess inclusions allocable to Non-U.S. Persons through certain other pass-through entities.  Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of the Residual Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Code Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091)

any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark-to-Market Regulations

Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a Mortgaged Property to qualify as foreclosure property, any operation of the Mortgaged Property by the REMIC Pool generally must be conducted through an independent contractor.  Further,

such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate.  Payment of such tax by the REMIC Pool would reduce amounts available for distribution to Certificateholders.

The Master Servicer or Special Servicer, if any, is required to determine generally whether the operation of foreclosure property in a manner that would subject the REMIC Pool to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the REMIC Pool to such tax.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the related prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, a REMIC Pool generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners.  In general, the holder of the largest percentage interest of the Residual Certificates will be the “tax matters person” of the REMIC Pool for purposes of representing Residual Certificateholders in connection with any IRS proceeding.  However, the duties of the tax matters person will be delegated to the Trustee under the related Agreement.  Certain tax information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC Pool’s returns, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool.  The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the Trustee, in a manner to be provided in the Treasury regulations, with the name and address of such person and other information.

Limitations on Deduction of Certain Expenses

An investor in the Residual Certificates that is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified statutory amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other non-interest expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to the Regular Certificateholders that are non resident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the REMIC (or possibly one or more borrowers) and (ii) provides the Trustee, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.  The appropriate documentation includes IRS Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.  With respect to IRS Forms W-8BEN, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law.  Additional information may be required from Holders that are “foreign financial institutions” under FATCA.  See “—FATCA” below. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account.  A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.  The term “intermediary” means a person acting as a custodian, broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person.  In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates.  Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest”, subject to the conditions described in “—Regular Certificates” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion”. See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that (i) are Non-U.S. Persons, or (ii) are U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) Non-U.S. Persons, will be prohibited under the related Agreement.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after January 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

Because payments on obligations, such as the Regular Certificates, that are entered into before January 1, 2014, are not subject to FATCA, it is expected that these provisions will not apply to payments on the Regular Certificates.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a rate of 28% on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Certificates, is a Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Information reporting requirements may also apply regardless of whether withholding is required.  Any amounts to be withheld from distribution on the regular certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Regular Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request the information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “—Limitations on Deduction of Certain Expenses” above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Status of REMIC Certificates”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Federal Income Tax Consequences for Certificates
as to Which No REMIC Election Is Made

Standard Certificates

General

In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as “Stripped Certificates”, as described below, as a REMIC (Certificates of this series shall be referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i).

Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a “Standard Certificateholder”) in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees”. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Recharacterization of Servicing Fees” and “—Stripped Certificates”, respectively.

Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.           A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.           A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to the extent within the meaning of Code Section 856(c)(3)(B).

3.           A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium”.

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

Recharacterization of Servicing Fees

If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as “stripped coupons” and “stripped bonds”. Subject to the de minimis rule discussed below under “—Stripped Certificates”, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates”.

The certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certificates—Recharacterization of Servicing Fees” above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certificates—General”, subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations”, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See “—Standard Certificates—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “—General”, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”. However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under “—General”, the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in the Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Sale, Exchange or Retirement of Regular Certificates”. To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during the year, the information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file the original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations establishing a reporting framework for interests in “widely held fixed investment trusts” and placing the responsibility for reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with the Trust Fund, the trustee will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Standard Certificates or Stripped Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the Agreement, the Trust Fund’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any Trust Fund assets were disposed of or the Standard Certificates or Stripped Certificates, as applicable, are sold in secondary market sales, the portion of the gross proceeds relating to the Trust Fund assets that are attributable to such Certificateholder. The same requirements would be imposed on middlemen holding such certificates on behalf of Certificateholders. Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or

Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates”.

In addition, Standard Certificateholders or Stripped Certificateholders that are “foreign financial institutions” may be required to provide additional information under FATCA.  See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—FATCA”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income”“.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the Federal income tax consequences described in “FEDERAL INCOME TAX CONSEQUENCES” in this prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”) and on persons who are “parties in interest” (as defined in Section 3(14) of ERISA) or “disqualified persons” (as defined in Section 4975(e)(2) of the Code) with respect to such ERISA Plans.  Sections 401-414 of ERISA impose certain duties on persons who are fiduciaries (as defined in Section 3(21) of ERISA) of ERISA Plans.  Section 406 of ERISA prohibits certain transactions between an ERISA Plan and fiduciaries and/or parties in interest with respect to such ERISA Plan and Section 4975 of the Code imposes a tax on certain prohibited transactions between an ERISA Plan and a disqualified person with respect to such Plan.  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and, provided no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or the Code.  However, such plans (collectively, with ERISA Plans, “Plans”) may be subject to the provisions of applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA and the Code.

Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans from engaging in certain transactions involving the Plans and their assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, the Trustee or certain affiliates of the Depositor, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan. If so, the acquisition or holding of certificates by or on behalf of the Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to the assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Depositor, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

Further, if the assets included in a Trust Fund were deemed to constitute “plan assets”, it is possible that an ERISA Plan’s investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.

The U.S. Department of Labor (the “Department”) has issued regulations (the “Plan Asset Regulations”) concerning whether or not an ERISA Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an “equity interest” (such as a certificate) in the entity.  Section 3(42) of ERISA modifies the Plan Asset Regulations in certain respects.

Certain exceptions are provided in the Plan Asset Regulations, through which an investing ERISA Plan’s assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can we assure you whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors”, which are defined as ERISA Plans, and entities whose underlying assets include plan assets by reason of an ERISA Plan’s investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Pursuant to the Plan Asset Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan’s investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each ERISA Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by an ERISA Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an “Underwriter’s

Exemption”). This Underwriter’s Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If the Underwriter’s Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

Unrelated Business Taxable Income — Residual Interests

The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a “Disqualified Organization”, which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under “FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates”.

Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of certificates.  Individuals responsible for investment decisions for Plans not subject to ERISA or the Code should consult with their counsel regarding the applicability of, and restrictions imposed by, Similar Law with respect to the acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the offered certificates, are subject to significant interpretive uncertainties.  Except as may be specified in the prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of offered certificates by any NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

THE APPRAISAL REGULATIONS

Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the “Appraisal Regulations”) applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. §§ 225.61-225.67), national banks (12 C.F.R. §§ 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a “FIRREA Appraisal”) in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

We cannot assure you that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

PLAN OF DISTRIBUTION

The certificates offered by this prospectus and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of certificates will describe the method of offering of that series of certificates, including the initial public offering or purchase price of each class of offered certificates or the method by which the price will be determined and the net proceeds to the Depositor of the sale.

The offered certificates will be offered through the following methods from time to time and offerings of different series may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

1.	By negotiated firm commitment underwriting and public reoffering by underwriters specified in the related prospectus supplement;

2.	By placements by the Depositor with investors through dealers; and

3.	By direct placements by the Depositor with investors.

As more fully described in the related prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co., acting as sole underwriter or together with such other underwriters, if any, named in the prospectus supplement. The Depositor is an affiliate of Goldman, Sachs & Co. and, as such, Goldman, Sachs & Co. will have a conflict of interest in underwriting any offered certificates.  The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of offered certificates will be obligated to purchase all the certificates if any are purchased. The Depositor and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the certificates.

If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the offered certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the offered certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of offered certificates by a selling certificateholder will be set forth on the cover of the prospectus supplement applicable to the certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the selling certificateholder to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a selling Certificateholder’s offering of certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

If the offered certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and the purchasers of the offered certificates. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

The place and time of delivery for each series of certificates offered by means of this prospectus and the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

If specified in the prospectus supplement relating to certificates of a particular series offered by means of this prospectus, the Depositor, any affiliate of the Depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the offered certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement.  The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the offered certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.  The offering may be restricted in the manner specified in the prospectus supplement.  The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved).  Any dealer that participates in the distribution of the offered certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and the related prospectus supplement.  Information that we file later with the SEC will automatically update the information in this prospectus and the related prospectus supplement.  All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing.  In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement.  As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the office of the Secretary, 200 West Street, New York, New York 10282 (phone: 212-902-1000).

This prospectus and the related prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC, including annual reports on Form 10-K, distribution reports on Form 10-D, and current reports on Form 8-K, can be inspected, read and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C.  20549.  Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E. Washington, D.C.  20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website.  The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.  Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 200 West Street, New York, New York 10282 (phone: 1-866-471-2526), Attention: Prospectus Department.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates offered by this prospectus and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated the certificates in one of the four highest rating categories.

Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets to which such securityholders are entitled.  These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any.  Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.  As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.  Furthermore, ratings on mortgage-backed securities do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  You should evaluate each security rating independently of any other security rating.

INDEX OF DEFINED TERMS

		Financial Intermediary	27
1		FIRREA	104
		FIRREA Appraisal	104
1986 Act	74	Form 8-K	34

A		G

ADA	69	Garn-St Germain Act	65
Advances	41
Agreement	25	H
Appraisal Regulations	104
Assessment of Compliance	42	Holders	28
Attestation Report	42
		I
B
		Insurance Proceeds	29
Balloon Payments	48	IRS	73
Bankruptcy Code	52
beneficial owner	27	L

C		Lender Liability Act	62
		Letter of Credit Bank	45
California Military Code	66
CERCLA	61	M
Certificateholders	28
Closing Date	34	Master Servicer	37
Code	71	Master Servicer Remittance Date	30
Collection Account	29	Mortgage Loan File	35
Cut-Off Date	28	Mortgage Loan Schedule	35
		Mortgaged Property	33
D		Mortgages	33

Defective Mortgage Loans	37	N
Department	102
Depositor	24	Non-U.S. Person	86
Depository	27	NRSRO	26
Disqualified Non-U.S. Person	86
Disqualified Organization	103	O
Distribution Account	29
Distribution Date	28	OID Regulations	74
		Operating Advisor	38
E
		P
EDGAR	33
Environmental Condition	61	Pass-Through Entity	85, 86
ERISA	101	Permitted Investments	30
ERISA Plans	101	Plan Asset Regulations	102
Event of Default	43	Plans	101
Exchange Act	26	Prepayment Assumption	75
		Prepayment Premium	29
F		Property Protection Expenses	29

FATCA	92
FDIA	20

R		SMMEA	103
		Special Servicer	37
Random Lot Certificates	75	Specially Serviced Mortgage Loans	37
Rating Agency	26	Standard Certificateholder	94
REA	6	Standard Certificates	94
Regular Certificateholder	74	Startup Day	72
Regular Certificates	71	Stripped Certificateholder	98
Regulation AB	24	Stripped Certificates	94, 97
Relief Act	66	Subordinate Certificates	45
REMIC	31	Substitute Mortgage Loans	37
REMIC Certificates	71
REMIC Pool	71	T
REMIC Regulations	71
REO Account	30	Title V	67
REO Property	29	Title VIII	68
Repurchase Price	36	Treasury	70
Residual Certificateholder	81	TRIPRA	70
Residual Certificates	71	Trust Fund	26
Responsible Party	36	Trustee	33

S		U

SEC	24	U.S. Person	88
Secured-Creditor Exemption	62	Underwriter’s Exemption	103
Securities Act	25
Senior Certificates	45	V
Servicing Fee	40
Similar Law	101	Voting Rights	44

[THIS PAGE INTENTIONALLY LEFT BLANK]

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and free writing prospectus.  You must not rely on any unauthorized information or representations. This prospectus and free writing prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and free writing prospectus is current only as of its date.

$933,756,000
(Approximate)

GS Mortgage Securities Trust
2013-GC13
(as Issuing Entity)

GS Mortgage
Securities Corporation II
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
  Series 2013-GC13

Free Writing Prospectus
Summary of Free Writing Prospectus	15
Risk Factors	51
Description of the Mortgage Pool	92
Transaction Parties	143
Description of the Offered Certificates	188
Yield, Prepayment and Maturity Considerations	214
The Pooling and Servicing Agreement	225
Material Federal Income Tax Consequences	275
State and Local Tax Considerations	278
ERISA Considerations	278
Legal Investment	281
Certain Legal Aspects of the Mortgage Loans	281
Ratings	282
Legal Matters	283
Index of Significant Definitions	284

Annex A	–	Statistical Characteristics of the Mortgage Loans	A-1
Annex B	–	Structural and Collateral Term Sheet	B-1
Annex C	–	Mortgage Pool Information	C-1
Annex D	–	Form of Distribution Date Statement	D-1
Annex E-1	–	Sponsor Representations and Warranties	E-1-1
Annex E-2	–	Exceptions to Sponsor Representations and Warranties	E-2-1
Annex F	–	Class A-AB Scheduled Principal Balance Schedule	F-1	Class A-1	$66,860,000
Class A-2	$72,740,000
Prospectus	Class A-3	$149,690,000
Table of Contents	2	Class A-4	$175,000,000
Summary of Prospectus	3	Class A-5	$380,255,000
Risk Factors	4	Class A-AB	$89,211,000
The Prospectus Supplement	23	Class X-A	$1,032,134,000
The Depositor	24
The Sponsors	25	FREE WRITING PROSPECTUS
Use of Proceeds	25
Description of the Certificates	25
The Mortgage Pools	33
Servicing of the Mortgage Loans	37
Credit Enhancement	44
Swap Agreement	47	Co-Lead Managers and Joint Bookrunners
Yield Considerations	48
Certain Legal Aspects of the Mortgage Loans	49	Goldman, Sachs & Co.
Material Federal Income Tax Consequences	70
State and Local Tax Considerations	101
ERISA Considerations	101	Citigroup
Legal Investment	103
The Appraisal Regulations	104
Plan of Distribution	104
Incorporation of Certain Information by Reference	106
Legal Matters	107
Ratings	107	July , 2013
Index of Defined Terms	108